As filed with the Securities and Exchange Commission on January 10, 2022.
Registration No. 333-261089

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
AMENDMENT NO. 1
TO
FORM S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933 OF SECURITIES
OF CERTAIN REAL ESTATE COMPANIES
FOUR SPRINGS CAPITAL TRUST
(Exact name of registrant as specified in governing instruments)
1901 Main Street
Lake Como, New Jersey 07719
877-449-8828
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
William P. Dioguardi
Chief Executive Officer
Four Springs Capital Trust
1901 Main Street
Lake Como, New Jersey 07719
877-449-8828
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Nanette C. Heide, Esq. Richard A. Silfen, Esq. Justin A. Santarosa, Esq. Duane Morris LLP 1540 Broadway New York New York 10036 Phone: (212) 692-1003 Facsimile: (212) 202-5334	Jason A. Friedhoff, Esq. Bartholomew A. Sheehan, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Phone: (212) 839-5300 Facsimile: (212) 839-5599
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(3)
Common Shares of Beneficial Interest, $0.001 par value per share	$310,500,000	$28,784

(1)
Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Includes the offering price of common shares that may be purchased by the underwriters upon the exercise of their option to purchase additional shares.

(3)
Pursuant to Rule 457(p), this amount is being partially offset with $13,435.13 of unused fees that were previously paid in connection with the registrant’s filing of its Registration Statement on Form S-11, as amended (File No. 333-218205), initially filed with the Securities and Exchange Commission (the “Commission”) by the registrant on May 24, 2017.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion,
Preliminary Prospectus Dated January 10, 2022
18,000,000 Common Shares
Four Springs Capital Trust
Four Springs Capital Trust is a self-administered and self-managed real estate company, formed on July 6, 2012. Since our inception, we have focused on acquiring, owning and actively managing a diversified portfolio of single-tenant, income producing commercial properties throughout the United States that are subject to long-term net leases.
We are offering 18,000,000 common shares of beneficial interest, $0.001 par value per share. All of the common shares offered by this prospectus are being sold by us. This is our initial public offering and no public market exists for our common shares. We expect the initial public offering price to be between $13.00 and $15.00 per share.
We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act, and, as such, we will be subject to reduced public company reporting requirements. See “Prospectus Summary—Emerging Growth Company Status.”
We have elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2012. To assist us in complying with certain federal income tax requirements applicable to REITs, our charter contains certain restrictions relating to the ownership and transfer of our common shares, including an ownership limit of 9.8% of our outstanding common shares. See “Description of Securities—Restrictions on Ownership and Transfer” for a detailed description of the ownership and transfer restrictions applicable to our common shares.
Our common shares have been approved for listing on the New York Stock Exchange (“NYSE”), subject to official notice of issuance, under the symbol “FSPR.”
Investing in our common shares involves risks. See “Risk Factors” beginning on page 28 for factors you should consider before investing in our common shares.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
See “Underwriting” for additional information regarding underwriting compensation.

To the extent that the underwriters sell more than 18,000,000 common shares, the underwriters have the option to purchase up to an additional 2,700,000 common shares from us at the initial public offering price less the underwriting discounts and commissions, solely to cover overallotments, if any. We expect to deliver the common shares to the purchasers on or about      , 2022.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
JOINT BOOK-RUNNING MANAGERS
MORGAN STANLEYGOLDMAN SACHS & CO. LLCWELLS FARGO SECURITIES
BOOK-RUNNERS
MIZUHO SECURITIES	SCOTIABANK
Wolfe | Nomura Alliance	BERENBERG
CO-MANAGER
R. SEELAUS & CO., LLC
The date of this prospectus is      , 2022.

(1)
Based on our leasable square footage.

(2)
Weighted by annual base rent on an expected post-syndication pro rata share basis.

(3)
Tenants or lease guarantors, or parents of tenants or lease guarantors, that have an investment grade credit rating from a major credit rating agency or have a senior unsecured obligation that have been so rated. An investment grade credit rating refers to a published long-term credit rating of Baa3/BBB- or above from one or all of Moody’s Investor Service, Inc., Standard & Poor’s Rating and AM Best. See “Risk Factors—Risks Related to Our Business—Some of our properties are leased to tenants or have lease guarantors that are not rated by a major rating agency.”

(4)
Based on the later of year built or year of last major renovation.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us. We have not, and the underwriters have not, authorized anyone to provide you with different or inconsistent information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the cover page of this prospectus or such other dates as are specified herein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Explanatory Notes
Unless otherwise indicated, the information contained in this prospectus assumes: (1) the initial public offering price of the common shares offered hereby is $14.00 per share (the midpoint of the price range set forth on the cover page of this prospectus); (2) no exercise by the underwriters of their option to purchase additional shares; (3) the automatic conversion of all of our 200,015 outstanding non-participating common shares, $0.001 par value per share (“non-participating common shares”) into 200,015 of our common shares at a rate of one common share for every one non-participating common share, upon the listing of our common shares on the NYSE; (4) the automatic conversion of all of our 10,050,730 outstanding preferred shares into a number of common shares equal to their aggregate stated value (as defined below) divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 16,431,844 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus); and (5) the adoption of our Amended and Restated Declaration of Trust (“charter”) and Second Amended and Restated Bylaws (“bylaws”) upon the completion of this offering.
In this prospectus, “aggregate stated value” of our outstanding preferred shares refers to the initial stated value of the preferred shares of $20.00 multiplied by the number of outstanding preferred shares plus the expected preferred share aggregate accretion dividends upon the completion of this offering of approximately $6,027,000. The aggregate stated value is calculated based on an expected closing date for this offering, and, if the offering closes on a different date, the aggregate stated value (and number of common shares to be issued upon conversion of the preferred shares) will be different from the amounts included in this prospectus.
In this prospectus, “ABR” refers to “annualized base rent” calculated as the monthly base rent pursuant to leases that were in effect as of December 15, 2021 multiplied by 12. ABR (1) excludes tenant reimbursements, (2) excludes any amounts due per percentage rent lease terms, (3) is calculated on a cash basis and differs from how we calculate rent in accordance with U.S. generally accepted accounting principles (“GAAP”) for purposes of our financial statements and (4) excludes any ancillary income at a property.
“CPI” refers to the Consumer Price Index, which is a measure published by the United States Department of Labor Bureau of Labor Statistics of the average change over time in the prices paid by urban consumers for a market basket of consumer goods and services. CPI is a widely used measure of inflation and some of our leases provide for CPI-based contractual increases in base rent.
Trademarks
This prospectus contains references to our copyrights, trademarks, trade names and service marks and to those belonging to other entities. Solely for convenience, copyrights, trademarks, trade names and service marks referred to in this prospectus may appear without the © or ® or ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these copyrights, trademarks, trade names and service marks. We do not intend our use or display of other companies’ copyrights, trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
Information About Properties Held Through Delaware Statutory Trusts
As of December 15, 2021, we had indirect interests in 34 properties held through 20 Delaware Statutory Trusts (“DSTs”) that we control and in which we owned equity interests ranging from 5.0% to 25.6%. These 34 properties contributed $24.9 million of our $58.2 million of ABR on a consolidated basis.
Because we have a controlling interest in the DSTs, the DSTs and the properties the DSTs own are consolidated in our financial statements in accordance with GAAP. However, while such properties are presented in our financial statements on a consolidated basis, we are only entitled to our pro rata share of the net cash flows generated by such properties and certain related fees in accordance with the provisions of the documents governing each DST and related agreements. As a result, we have presented certain property information in this prospectus (including data presented with reference to ABR) based on our pro rata ownership interest as of the applicable date in properties included in DSTs and not on a consolidated basis. In such instances, information is noted as being presented on a “pro rata share” basis. We believe this presentation is useful to investors, as it conveys our economic interest in properties included in DSTs.

i

When we establish a DST, we generally initially own 100% of the equity interests in the DST and typically offer 85% to 95% of the equity interests of each DST to third-party investors, with the remaining equity interests retained by us. As of December 15, 2021, we owned an average of approximately 8.5% of the equity of the 20 DSTs that had completed syndication or are in-process syndications as of such date. For each of the 13 most recent DSTs that have completed syndication (i.e., the DSTs that have completed syndication since March 2018), we owned approximately 5.0% of the equity interests as of December 15, 2021. Because the syndication of the equity interests in a DST typically takes place over several months, we often own a higher percentage of a DST (particularly a newly formed DST) at a given point in time than we expect to own when syndication of the DST is complete. In addition, certain investors in three of our DSTs, in which we owned approximately 25.0%, 5.0% and 5.0% of the equity interests, respectively, as of December 15, 2021, have agreed to exchange, upon the completion of this offering, their interests in such DSTs for Series U2 limited partnership units in our operating partnership such that we expect to own 58.3%, 35.4% and 32.6% of the equity interests in such DSTs, respectively, upon completion of this offering. As a result, we have presented certain property information (including data presented with reference to ABR) on a pro rata basis based on our expected ownership interest in (1) the DSTs that are actively being syndicated once the syndication of such DSTs is complete and (2) the DSTs where investors are exchanging their interests upon completion of this offering. In such instances, information is noted as being presented on an “expected post-syndication pro rata share” basis. We believe this presentation is useful to investors, as it conveys our expected approximate economic interest in DSTs where our ownership is expected to increase due to our exchange or that are actively being syndicated once syndication is complete.
The ownership interest used for property information presented on an expected post-syndication pro rata share basis is calculated (1) for properties in a DST that has not completed syndication, by assuming we will own 5.0% of the equity interests in such DSTs upon completion of syndication (which is consistent with our percentage ownership in our 13 most recent DSTs), (2) for properties in the three DSTs where investors are exchanging their interests upon completion of this offering, by assuming we will own 58.3%, 35.4% and 32.6% of the equity interests in such DSTs, respectively, upon completion of this offering and (3) for properties in a DST that has completed syndication (other than those described in (2) above), by using our actual pro rata share of such DST as of December 15, 2021. For any DST that has not completed syndication, we can give no assurance that such syndication will be completed or that our ultimate ownership percentage of such DST will not be materially higher or lower than 5.0%. Our completion of a particular DST syndication and our post-syndication percentage ownership of a particular DST will depend on various factors, many of which are not in our control. See “Risk Factors—Information that we present on a “expected post-syndication pro rata share” basis with respect to DSTs that have not been syndicated fully to third party investors reflect the percentage of equity interest we expect to own after completion of syndication and, accordingly, may not reflect our actual equity ownership of these DSTs for particular future periods.”
As of December 15, 2021, all 20 of our DSTs were fully syndicated.
Statement Regarding Industry and Market Data
Market and industry data contained in this prospectus is based on a variety of sources, including internal data and estimates, independent industry publications, government publications, reports by market research firms or other published independent sources. Industry publications and other published sources generally state that the information they contain has been obtained from third-party sources believed to be reliable. Our internal data and estimates are based upon our analysis of our target markets and the properties in which we invest, as well as information obtained from trade and business organizations and other industry participants without independent verification.

ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus and does not include all of the information that you should consider before investing in our common shares. Before making an investment decision, you should read this entire prospectus carefully, including the sections captioned “Risk Factors,” “Unaudited Pro Forma Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the notes to those statements included elsewhere in this prospectus.
Except where the context requires otherwise, references in this prospectus to “Four Springs Capital Trust,” the “company,” “we,” “our” and “us” refer to Four Springs Capital Trust, a Maryland real estate investment trust, together with our consolidated subsidiaries, including Four Springs Capital Trust Operating Partnership, L.P., a Delaware limited partnership, which we refer to as the “Operating Partnership.” References to “common shares” refer to the common shares of beneficial interest, par value $0.001 per share, of Four Springs Capital Trust.
Our Company
We are an internally managed REIT focused on acquiring, owning and actively managing a portfolio of single-tenant, income producing industrial, medical, service/necessity retail and office properties throughout the United States that are subject to long-term net leases. As of December 15, 2021, we wholly owned, or had ownership interests in, 156 properties located in 32 states that were 99.8% leased (based on our leasable square footage) to 68 tenants operating in 37 different industries. As of such date, approximately 42.5% of our ABR on an expected post-syndication pro rata share basis was from leases with tenants or lease guarantors, or parents of tenants or lease guarantors, that have an investment grade credit rating from a major rating agency or have a senior unsecured obligation that has been so rated. Additionally, based on ABR on an expected post-syndication pro rata share basis, approximately 81.7% of our leases provide for fixed contractual increases in future base rent and an additional 8.0% of our leases provide for CPI-based contractual increases in future base rent. On a portfolio wide basis based on ABR on an expected post-syndication pro rata share basis, the average annual contractual base rent increase was approximately 1.5% (excluding CPI-based rent increases). As of December 15, 2021, our portfolio had a weighted average remaining lease term of 10.0 years (based on ABR on an expected post-syndication pro rata share basis).
We seek to acquire single-tenant net lease properties with a focus on real estate attributes that we believe can provide superior long-term prospects for rental rate increases, occupancy and re-leasing performance. We seek buildings that are not only leased to high quality tenants with attractive lease term and rent escalation provisions, but also exhibit characteristics that we believe protect value in the event of a vacancy, including strong locations, flexible layouts and physical attributes that permit alternative uses and appeal to a wide range of tenants. We believe these properties offer benefits as compared to other types of commercial real estate due to the relative stability of the cash flows from long-term leases, as well as reduced property level expenses and capital expenditures resulting from the net lease structure. We generally target properties with purchase prices ranging from $5 million to $25 million, as we believe there is less competition from larger institutional investors that typically target larger properties. Our portfolio is diversified not only by tenant, industry and geography, but also by property type, which we believe differentiates us from certain other net lease REITs and further reduces risk and enhances cash flow stability. We are an active asset manager and regularly review each of our properties for changes in the credit of the tenant, business performance at the property, industry trends and local real estate market conditions.
Our senior management team has extensive net lease real estate and public and private REIT management experience. In November 2008, William P. Dioguardi, our Chairman and Chief Executive Officer, founded Four Springs Capital, L.L.C. (“FSC LLC”), an affiliated organization that prior to our formation was a sponsor of single-tenant net lease investment programs, all but one of which were acquired by us after our formation. Subsequent to our formation, FSC LLC has assisted in marketing and distributing our securities and the ownership interests in our DST offerings. Mr. Dioguardi has led the acquisition and asset management of all of the properties in our portfolio. Coby R. Johnson, our President and Chief Operating Officer, joined FSC LLC as a Managing Director in October 2010 and co-founded us with Mr. Dioguardi in July 2012 to continue and expand the net lease investment activities of FSC LLC. Other members of our senior management team previously served in senior management roles at public net lease REITs. Since our inception, our management team has developed and implemented internal processes, procedures and controls to establish a scalable infrastructure that we believe will allow us to grow efficiently.
Portfolio Summary
As of December 15, 2021, we wholly owned 122 properties and had ownership interests in 34 additional properties, over which we exercise full management and disposition authority. The following table sets forth information on an expected post-syndication pro rata share basis relating to our portfolio as of December 15, 2021.

(1)
Based on our leasable square footage.

(2)
Weighted by ABR on an expected post-syndication pro rata share basis.

(3)
Tenants or lease guarantors, or parents of tenants or lease guarantors, that have an investment grade credit rating from a major credit rating agency or have a senior unsecured obligation that have been so rated. An investment grade credit rating refers to a published long-term credit rating of Baa3/BBB- or above from one or all of Moody’s Investor Service, Inc., Standard & Poor’s Rating Services and AM Best. See “Risk Factors—Risks Related to Our Business—Some of our properties are leased to tenants or have lease guarantors that are not rated by a major rating agency.”

(4)
Based on the later of year built or year of last major renovation.

The following table sets forth information on an expected post-syndication pro rata share basis relating to our portfolio diversification by property type and tenant industry as of December 15, 2021.
Tenants
Our portfolio of properties has a stable and diversified tenant base. As of December 15, 2021, our properties were 99.8% leased (based on our leasable square footage) to 68 tenants operating in 37 different industries, with approximately 42.5% of our ABR on an expected post-syndication pro rata share basis from leases with tenants or lease guarantors, or parents of tenants or lease guarantors, that have an investment grade credit rating from a major rating agency or have a senior unsecured obligation that has been so rated. We intend to maintain a diversified mix of tenants to limit our exposure to any one tenant or industry.
The following tables sets forth information about the 10 largest tenants in our portfolio based on ABR on an expected post-syndication pro rata share basis and on a consolidated basis as of December 15, 2021.

Expected Post-Syndication Pro Rata Share Basis
Tenant	Property Type	ABR (Expected Post- Syndication Pro Rata Share)	Percentage of ABR (Expected Post- Syndication Pro Rata Share)	Leased Square Feet (Expected Post- Syndication Pro Rata Share)	Percentage Of Leased Square Feet (Expected Post- Syndication Pro Rata Share)	Investment Grade Rated (Tenant/ Guarantor/ Parent)(1)
Blue Cross Blue Shield of South Carolina(2)	Medical	$1,926,045	5.5%	96,464	2.8%	✓
Caliber Collision(2)	Retail	1,830,145	5.2%	100,629	2.9%
Discovery Behavioral Health(2)	Medical	1,762,537	5.0%	71,859	2.1%
BioLife(2)	Medical	1,733,593	4.9%	50,120	1.5%	✓
Zips Car Wash(2)	Retail	1,693,579	4.8%	16,319	0.5%
Performance Food Group	Industrial	1,622,280	4.6%	165,200	4.8%
GPM Investments(2)	Retail	1,502,319	4.3%	31,557	0.9%
Continental Services(2)	Industrial	1,425,118	4.1%	157,068	4.6%
Horizon Healthcare	Office	1,338,138	3.8%	87,460	2.5%	✓
CVS/Caremark	Office	1,200,401	3.4%	123,118	3.6%	✓
Total		$16,034,155	45.6%	899,794	26.2%

(1)
Tenants or lease guarantors, or parents of tenants or lease guarantors, that have an investment grade credit rating from a major credit rating agency or have a senior unsecured obligation that have been so rated. An investment grade credit rating refers to a published long-term credit rating of Baa3/BBB− or above from one or all of Moody’s Investor Service, Inc., Standard & Poor’s Rating Services and AM Best. See “Risk Factors—Risks Related to Our Business—Some of our properties are leased to tenants or have lease guarantors that are not rated by a major rating agency.”

(2)
Tenant leases more than one of our properties.

Consolidated Basis
Tenant	Property Type	ABR (Consolidated)	Percentage of ABR (Consolidated)	Leased Square Feet (Consolidated)	Percentage Of Leased Square Feet (Consolidated)	Investment Grade Rated (Tenant/ Guarantor/ Parent)(1)
Amazon.com(2)	Industrial	$7,591,185	13.1%	1,380,865	23.0%	✓
Biolife(2)	Medical	2,711,973	4.7%	79,108	1.3%	✓
Blue Cross Blue Shield of South Carolina(2)	Medical	2,487,608	4.3%	125,492	2.1%	✓
Fresenius Medical(2)	Medical	2,447,760	4.2%	97,486	1.6%	✓
GAF	Industrial	2,280,249	3.9%	201,153	3.3%
Caliber Collision(2)	Retail	2,115,989	3.6%	133,245	2.2%
Discovery Behavioral Health(2)	Medical	1,762,537	3.0%	71,859	1.2%
University of Iowa	Medical	1,693,579	2.9%	61,067	1.0%	✓
Zips Car Wash(2)	Retail	1,680,522	2.9%	16,319	0.3%
Performance Foods Group	Industrial	1,622,280	2.8%	165,200	2.7%
Total		$26,393,682	45.4%	2,331,794	38.7%

(1)
Tenant or lease guarantor, or parent of tenant or lease guarantor has an investment grade credit rating from a major rating agency or has a senior unsecured obligation that has been so rated. An investment grade credit rating refers to a published long-term credit rating of Baa3/BBB− or above from one or both of Moody’s Investors Service, Inc., Standard & Poor’s Ratings and AM Best. See “Risk Factors—Risks Related to Our Business—Some of our properties are leased to tenants or have lease guarantors that are not rated by a major rating agency.”

(2)
Tenant leases more than one of our properties.

Lease Expirations
As of December 15, 2021, our weighted average in-place remaining lease term was 10.0 years (based on ABR on an expected post-syndication pro rata share basis). None of our leases expire in 2021, only one lease will expire in 2022, and only 21.3% of our leases (based on ABR on an expected post-syndication pro rata share basis) will expire during the next five calendar years. The following table sets forth a summary schedule of our lease expirations for leases in place as of December 15, 2021 (based on ABR on an expected post-syndication pro rata share basis). The information set forth in the table assumes that tenants exercise no renewal options and no early termination rights.
Competitive Strengths
We believe that we distinguish ourselves from other investors in single-tenant net lease real estate in the United States through the following competitive strengths:

•
High Quality, Diversified Portfolio.   As of December 15, 2021, we wholly owned, or had ownership interests in, 156 properties located in 32 states that were 99.8% leased (based on our leasable square footage) to 68 tenants under 159 leases operating in 37 different industries. We believe our rigorous property underwriting has resulted in a high quality portfolio with locations and demographics that we believe attract strong tenants and provide for alternative uses, enhancing our ability to re-lease our properties. Our portfolio is diversified not only by tenant, industry and geography, but also by property type, which we believe differentiates us from certain other net lease REITs and further reduces risk and enhances cash flow stability. As of December 15, 2021, our portfolio contained 41 industrial properties that generated 40.7% of our ABR, 52 medical office properties that generated 21.8% of our ABR, 61 retail properties that generated 30.2% of our ABR and two single-tenant office properties leased to healthcare tenants that generated 7.3% of our ABR, in each case on an expected post-syndication pro rata basis. Approximately 42.5% of our ABR on an expected post-syndication pro rata share basis was from leases with tenants or lease guarantors, or parents of such tenants or lease guarantors, that have an investment grade credit rating from a major rating agency or have a senior unsecured obligation that has been so rated. As of December 15, 2021, no single property in our portfolio represented more than 4.6% of our ABR on an expected post-syndication pro rata share basis. We believe that the high quality and diversification of our portfolio reduces the risks associated with adverse developments affecting any particular tenant, industry, geography or property type.

•
Stable and Predictable Cash Flows with Embedded Contractual Rent Growth.   As of December 15, 2021, our properties were 99.8% leased (based on our leasable square footage) and had a weighted average remaining lease term of 10.0 years (based on ABR on an expected post-syndication pro rata share basis). We have no lease expirations through 2021 and only 21.3% of our leases (based on ABR on an expected post-syndication pro rata share basis) will expire during the next five calendar years. Additionally, all of our leases are structured as net leases, which generally require our tenants to pay substantially all of the operating expenses related to the property, including real estate taxes, utilities, maintenance and insurance, as well as certain capital expenditures. Commercial properties that are not subject to net leases generally are subject to greater volatility in operating results due to unexpected changes in operating costs or unforeseen capital expenditures. As a result, our net leases reduce the impact of potential inflation on property-level operating expenses and our exposure to significant capital expenditures, which we believe provides us with a strong, stable source of recurring cash flows from which to grow our portfolio. Furthermore, based on ABR on an expected post-syndication pro rata share basis, approximately 81.7% of our leases provide for fixed contractual increases in future base rent and an additional 8.0% of our leases provide for CPI-based contractual increases in future base rent. On a portfolio wide basis, as of December 15, 2021, the average annual contractual base rent increase was approximately 1.5% (excluding CPI-based rent increases).

The following tables sets forth a summary of certain information with respect to our portfolio’s contractual rent increases as of December 15, 2021 (on an expected post-syndication pro rata share basis).
Lease Escalation Frequency(1)(2)	% of ABR (Expected Post- Syndication Pro Rata Share Basis)	Weighted Average Annual Escalation Rate
Annually	62.0%	1.8%
Every 2 Years	0.8%	2.3%
Every 3 Years	3.6%	0.6%
Every 5 Years	19.6%	1.2%
Other Escalation Frequencies	3.7%	2.3%
Flat	10.3%	—
Total/Weighted Average	100.0%	1.5%

(1)
Leases with CPI-based rental rate increases are included in the Lease Escalation Frequency category that corresponds to the frequency of rental rate escalations under such leases. For our CPI-based leases, we have assumed that rental rate increases in the future will be 0.0%. As of December 15, 2021, we had fifteen leases that included CPI-based rental rate increases, and those leases represented 8.0% of our ABR on an expected post-syndication pro rata share basis.

(2)
As of December 15, 2021, there were seven leases included in the “Flat” category representing 4.5% of our ABR on an expected post-syndication pro rata basis with 1.8, 2.9, 3.3, 3.9, 4.4, 4.8 and 4.8 year remaining lease terms, respectively, that had rent escalations in the primary term but have no further rent escalations provisions during their remaining terms. There is an additional one parking lot lease included in the “Flat” category representing 0.2% of our ABR on an expected post-syndication pro rata basis with 7.4 year remaining lease term.

Contractual Rent Increases – Expected Post-Syndication Pro Rata Share Basis

No Increases[1]
10.3%
Fixed Contractual
Increases
81.7%
CPI-based
Increases
8.0%

(1)
As of December 15, 2021, there were seven leases included in the “No Increases” category representing 4.5% of our ABR on an expected post-syndication pro rata basis with 1.8, 2.9, 3.3, 3.9, 4.4, 4.8 and 4.8 year remaining lease terms, respectively, that had rent escalations in the primary term but have no further rent escalations provisions during their remaining terms. There is an additional one parking lot lease included in the “No Increases” category representing 0.2% of our ABR on an expected post-syndication pro rata basis with 7.4 year remaining lease term.

•
Demonstrated Acquisition Track Record with Robust Pipeline.   We have been actively investing in single-tenant net lease real estate since 2012, having acquired 184 net lease properties in 97 transactions through December 15, 2021. We believe we have developed a reputation as a credible and active buyer of single-tenant net lease real estate within the industry, and we believe such reputation provides us access to acquisition opportunities that may not be available to our competitors. Historically, our senior management team has been able to leverage our extensive network of long standing relationships with owners, operators, tenants, developers, advisors (including strategic business consultants, accountants and lawyers), brokers, lenders, private equity firms and other participants in the real estate industry to access a wide variety of acquisition opportunities, which has often resulted in the acquisition of properties that were not broadly marketed. From January 1, 2021 through December 15, 2021, 45.4%, 13.4%, 22.7% and 18.5% of our acquisitions based on original purchase prices were sourced from developers, advisors, owners and/or operators and brokers, respectively. In 2020, we sourced more than 700 single-tenant net lease properties that we identified as warranting investment consideration after an initial review. From November 2020, when we accessed additional institutional capital, through December 15, 2021, we acquired 67 properties and our average quarterly acquisition activity has been approximately $102.5 million on a consolidated basis ($43.3 million on an expected post-syndication pro rata share basis). We believe that our knowledge of the net lease market, reputation as a credible and active buyer and extensive network of long standing relationships will provide us access to a pipeline of attractive investment opportunities, which will enable us to continue to grow and further diversify our portfolio.

The following chart shows our growth from our inception in 2012 to December 15, 2021 on an expected post-syndication pro rata share basis.

(1)
Net Acquisitions represent the acquisitions made during the applicable period less property dispositions for such period. Totals may not sum due to rounding.

The following chart shows our acquisitions in 2021 and our acquisitions under contract or letter of intent for closing in 2022.

(1)
Excludes expected post-syndication pro rata share of DST properties owned by us.

(2)
Includes expected post-syndication pro rata share of DST properties owned by us.

(3)
Includes (a) certain acquisitions that are under letter of intent or under contract and scheduled to close in 2022 and (b) approximately $15.8 million (inclusive of approximately $5.4 million of assumed debt) for REIT in connection with the acquisitions of certain beneficial interests in three of our DSTs that are subject to completion of the offering (see “—Pending Transactions—Pending Acquisitions”). These 2022 transactions are subject to customary closing conditions, including the completion of due diligence, and, for the acquisitions under letter of intent, the negotiation and execution of definitive agreements and there can be no assurance that these acquisitions will be completed on the timeline or terms described above or at all.
•
Disciplined Investment Approach and Rigorous Underwriting Processes to Enhance Our Portfolio.   Our primary investment strategy is to acquire, own and actively manage a diversified portfolio of single-tenant, income producing industrial, medical, service/necessity retail and office properties throughout the United States that are subject to long-term net leases. In order to reduce the risks associated with adverse developments affecting a particular tenant, industry, geography or property type, we have assembled, and will seek to maintain, a portfolio that is diversified accordingly. We believe that the market knowledge, systems and analyses that we employ in our underwriting process allow us to efficiently analyze the risks associated with each property’s ability to produce cash flow going forward. We blend real estate analysis with tenant credit and lease analysis to make an assessment of expected cash flows to be realized in future periods.

For each property, our analysis primarily focuses on evaluating the following:
•
Real Estate.   Within the context of the relevant market and submarket, we evaluate the expected rents from a property relative to market rents, the purchase price per foot relative to the cost to replace the property, alternative uses for the property, as well as other potential users, and estimated replacement rents. We also evaluate the suitability of the property for the specific business conducted there and the industry in which the tenant operates, the prospect for re-tenanting or selling the property if it becomes vacant, and whether or not the property has expansion potential.

•
Tenant Credit.   We evaluate the tenant’s credit profile by focusing on data and information specific to the tenant’s financial status and the industry in which it operates. For the tenant’s financial status, we evaluate, to the extent available, the tenant’s current and historical financial statements, capital sources, earnings expectations, operating risks and general business plan. For the tenant’s industry, we evaluate, among other things, relevant industry trends and the tenant’s competitive market position.

•
Lease Structure.   We evaluate the tenant and landlord obligations contained within the existing or proposed lease as well as the remaining lease term, any contractual annual or periodic rent escalations and the existence of any termination or assignment provisions.

•
Tenant Retention.   We assess the tenant’s use of the property and the degree to which the property is strategically important to the tenant’s ongoing operations, the tenant’s potential cost to relocate, the supply/demand dynamic in the relevant submarket and the availability of suitable alternative properties. We believe tenant retention tends to be greater for properties that are strategically important to the tenant’s business and where the potential costs to relocate are high.

•
Unit-Level Profitability:   We analyze each property’s operations individually (i.e., on a unit-level) to determine the likelihood of each property generating consistent profits for the tenant.

•
Active Management of the Portfolio.   We believe our proactive approach to asset management and property management helps enhance the performance of our portfolio through risk mitigation strategies and opportunistic sales. Our proactive approach was critical to our performance during the COVID-19 pandemic. During the year ended December 31, 2020, on an expected post-syndication pro rata share basis, we collected 99.4% of rents, with collections of 99.6% for the second quarter of 2020 and 99.4% for the third quarter of 2020. From January 1, 2021 through December 15, 2021, we collected 100.0% of rents. We believe our collection rates are an example of how our proactive management is a competitive strength when compared with other owners of net leased real estate. As part of our proactive approach, we (1) regularly review each of our properties for changes in unit performance, tenant credit and local real estate conditions, (2) identify properties that no longer meet our disciplined underwriting strategy, diversification objectives or risk management criteria (including likelihood of non-renewal upon lease expiration) and (3) opportunistically dispose of those properties. Since our inception through December 15, 2021, we disposed of 28 properties for aggregate gross proceeds of approximately $61.3 million and for an aggregate gain of approximately $7.6 million on a consolidated basis. We seek to reinvest net disposition proceeds in single-tenant net lease properties that improve our portfolio by enhancing diversification and improve key metrics such as tenant credit quality, weighted average remaining lease term and property age. The following table shows our rent collections per quarter during the year ended December 31, 2020 by industry on an expected post-syndication pro rata share basis.
•
Growth-Oriented, Flexible Balance Sheet Positioned for Growth.   Upon completion of this offering and the application of the net proceeds therefrom, we believe we will have a strong, flexible balance sheet that positions us for growth. We will use a portion of the net proceeds from this offering to repay amounts outstanding under our current credit facility (the “M&T Credit Facility”) and our mezzanine loan with Magnetar Capital (the “Mezzanine Loan”). Following these repayments, we expect to have $298.5 million of indebtedness on a consolidated basis and $95.4 million of indebtedness on an expected post-syndication pro rata share basis; representing, a pro forma debt-to-capitalization ratio of 31.1% on a consolidated basis (based on the midpoint of the price range set forth on the cover page of this prospectus). Additionally, following these repayments, we will have no debt maturities prior to February 2022, and the weighted average maturity of our indebtedness will be 5.2 years and 3.8 years on a consolidated and an expected post-syndication pro rata share basis, respectively. Upon completion of this offering, we expect to have a new undrawn $300 million credit facility (the “New Credit Facility”). Accordingly, we expect to have approximately $392.0 million of total liquidity, consisting primarily of a portion of the net proceeds from this offering and borrowing capacity under the New Credit Facility. We believe this liquidity and our ability to use limited partnership units in the Operating Partnership (“OP units”) as acquisition currency will provide us with financial flexibility to make opportunistic investments and fund future growth.

•
Experienced Management Team with Strong Sponsorship.   Our senior management team has extensive net lease real estate and public and private REIT management experience. In November 2008, William P. Dioguardi, our Chairman and Chief Executive Officer, founded FSC LLC and has led the acquisition and asset management of all of the properties in our portfolio. Coby R. Johnson, our President and Chief Operating Officer, joined FSC LLC as a Managing Director in October 2010 and co-founded us with Mr. Dioguardi in July 2012 to continue and expand the net lease investment activities of FSC LLC. Other members of our senior management team, including John E. Warch, our Senior Vice President, Chief Financial Officer, Jared W. Morgan, our Senior Vice President, Head of Acquisitions, and Cynthia M. Daly, our Senior Vice President, Head of Underwriting, previously served in senior management roles at public net lease REITs prior to joining us. Mr. Warch previously served as Senior Vice President and Chief Accounting Officer of CapLease, Inc. (previously NYSE: LSE), Mr. Morgan previously served as Vice President of Acquisitions at Spirit Realty Capital, Inc. (NYSE: SRC), and Ms. Daly previously served as Executive Vice President and a member of the Board of Directors of Monmouth Real Estate Corporation (NYSE: MNR).

Our resources are further strengthened by our association with The Carlyle Group (“Carlyle”), a global investment firm which had approximately $293 billion of assets under management as of September 30, 2021 across Global Private Equity, Credit and Investment Solutions, and Goldman Sachs Asset Management (“GSAM”), the primary investing arm of The Goldman Sachs Group, Inc. (NYSE: GS), which provides investment and advisory services for institutions, financial advisors and individuals. We believe Carlyle’s and GSAM’s deep knowledge and relationships across a range of industries in which our current and future tenants conduct their business will enhance our underwriting and access to acquisition opportunities. Between November 2020 and May 2021, affiliates of Carlyle and GSAM invested $200 million in equity capital in our business to facilitate our growth. Upon completion of this offering, we expect that affiliates of Carlyle and GSAM will own approximately 29.8% and 10.2%, respectively, of our outstanding common shares.
Business Objectives and Strategies
Our objective is to own and manage a diversified portfolio of single-tenant net lease properties that maximizes cash available for distribution and delivers sustainable long-term risk adjusted returns to our shareholders. We believe we can achieve our objective through the following strategies:
•
Capitalize on Contractual Rent Increases.   We plan to continue to purchase properties with leases that provide for contractual rent increases. As of December 15, 2021, based on ABR on an expected post-syndication pro rata share basis, approximately 81.7% of our leases provide for fixed contractual increases in future base rent and an additional 8.0% of our leases provide for CPI-based contractual increases in future base rent. On a portfolio wide basis based on ABR on an expected post-syndication pro rata share basis, as of December 15, 2021, the average annual contractual base rent increase was approximately 1.5% (excluding CPI-based rent increases).

•
Utilize Our Experienced Team and Scalable Platform to Grow Our Portfolio in a Disciplined Manner. We intend to continue to leverage the experience of our team and our fully built, scalable platform to grow our portfolio of single-tenant net lease real estate by making disciplined acquisitions, including sale-leaseback transactions, that enhance our portfolio’s diversification by tenant, industry, geography and property type. We intend to utilize our network of owners, operators, tenants, developers, advisors (including strategic consultants, accountants and lawyers), brokers, lenders, private equity firms and other participants in the real estate industry to source our acquisitions, and we believe that our relationships will continue to provide access to a pipeline of attractive investment opportunities. We plan to continue to acquire single-tenant properties with purchase prices generally ranging from $5 million to $25 million that are net leased on a long-term basis with contractual rent increases to investment grade and other tenants that we determine to be creditworthy. Over time, we expect our allocations to industrial and medical investments to increase and our allocations to retail and office to decrease as a percentage of our portfolio.

•
Utilize Our Rigorous Underwriting Process, Disciplined Investment Approach and Sourcing Channels to Enhance Our Portfolio.   We have developed and implemented rigorous processes and procedures that integrate the analysis of the real estate attributes, tenant credit and lease structure of each property that we consider acquiring, which we believe allows us to acquire properties that provide attractive risk adjusted returns. Key components of our analysis include assessing the probability of tenant retention upon lease expiration, understanding alternative uses and users of each property, and evaluating replacement rents on the basis of in-place rents versus estimated market rents. We seek to mitigate investment risks through intensive real estate, credit and lease structure analysis, as well as ongoing monitoring of tenants, tenant business performance at the property, industry trends and local real estate markets. Our rigorous underwriting process allows us to make the most of our sourcing channels to find attractive acquisition opportunities. Approximately 48.8% and 91.2% (in each case, based on purchase prices on an expected post-syndication pro rata share basis) of our 2020 acquisitions and our acquisitions from January 1, 2021 through December 15, 2021, respectively, were sourced in transactions that were not broadly marketed, including direct sale-leaseback transactions. In 2020, we evaluated approximately $17.4 billion (based on asking or estimated purchase prices) of potential single-tenant net lease property acquisitions, and through our disciplined investment process we submitted non-binding letters of intent on approximately $2.4 billion of these properties, representing less than 15% of the properties we evaluated, and approximately $77.7 million of these properties were acquired. As of December 15, 2021, we were evaluating approximately $2.0 billion (based on asking or estimated purchase prices) of potential acquisitions, of which approximately $1.6 billion was under prescreening or under review, approximately $216.1 million related to pending non-binding letters of intent, approximately $232.8 million related to signed non-binding letters of intent and approximately $6.5 million was under contract.
The following chart depicts the scope of our underwriting and acquisition activity on a consolidated basis from January 1, 2021 through December 15, 2021.

Real Estate Attributes
Tenant Credit
Lease Structure and Term
Deal Screening
~$22.4 Billion
Preliminary Underwriting
Real Estate/Tenant/Credit/Comps & Pricing
Preliminary Due Diligence
Committee Presentation
Assets and Portfolio Considerations
Approve/Decline
Investment Committee
LOI Submission
Site Tour and Interview
Final Offer Submission
Bid Process
~$4.0 Billion
(~18% of deals reviewed)
Analysis of Lease/Tenant/ Real Estate
Site Inspection
Third-Party Reports
Contract/Lease Negotiation
Document Review & Closing
Underwriting, Due Diligence & Closing
$454 Million
Inclusion into portfolio
Asset Management
Accounting
Ongoing Asset Review

From 1/1/2021 through 12/15/2021 - Consolidated Basis

•
Execute on Our Differentiated Real Estate Syndication Business.   Since 2014, through a wholly-owned taxable REIT subsidiary (“TRS”), we have been active in syndicating ownership in net lease properties through a program that we developed to provide financing for properties in which we allow third-party investors who are seeking to reinvest the proceeds from sales of investment property in transactions that are eligible for favorable tax treatment under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), to acquire ownership interests in certain of our properties (the “Section 1031 Exchange Program”). Under the Section 1031 Exchange Program, we establish DSTs that each own one or more properties. We typically offer up to 95% of the equity interests of each DST to qualified investors with the remaining equity interests held by us. A typical 1031 exchange transaction takes several months from acquisition of the property to full syndication of interests. We jointly own 34 of our properties through 20 DSTs in which we owned equity interests ranging from 5.0% to 25.6% as of December 15, 2021.

As of December 15, 2021, all 20 of our DSTs were fully syndicated. See “Explanatory Notes—Information About Properties Held Through Delaware Statutory Trusts.” These DSTs are included in our consolidated financial statements prepared in accordance with GAAP. We plan to continue to expand the Section 1031 Exchange Program, as these activities generate revenue for us in the form of acquisition fees and annual asset management fees, as well as provide us a pipeline of properties that we have the right, but not the obligation, to acquire.
We believe that the Section 1031 Exchange Program compliments our wholly-owned investment activity and provides key benefits to us including the following:
•
Acquisition and Asset Management Fee Income.   We receive a nonrecurring acquisition fee from each DST for identifying, acquiring and financing the DST property or properties and an ongoing management fee for managing the DST and its property or properties, which fees contribute to our cash flows.

•
Increased Acquisition Market Presence.   The Section 1031 Exchange Program offers us access to attractive equity capital that allows us to leverage our scalable investment platform by considering a broader range of attractive investment opportunities, including those with pricing that would initially be less attractive in our wholly-owned portfolio. See “Business—Allocation Policies.” Through the Section 1031 Exchange Program, we acquired $57.0 million of assets on a consolidated basis during the year ended December 31, 2020 and $260.5 million on a consolidated basis from January 1, 2021 through December 15, 2021. Our 1031 Exchange Program allows us to actively participate in a larger portion of the net lease market, develop relationships that we believe will facilitate future investment activity and build our reputation and brand awareness in the industry.

•
Potential to Acquire 100% Ownership of Properties Held in DSTs For OP Units at Premium Valuation.   Since we control the disposition of properties held in the DSTs, we can acquire 100% ownership of these properties. If we choose to acquire a property held by a DST, the property’s value is generally set through an appraisal process. We can acquire the property for cash or offer the third-party DST investors the opportunity to elect to receive OP units that would allow the transaction to qualify for certain tax deferral benefits. In addition, such units would allow investors to participate in the operating partnership’s diversified pool of assets and offer enhanced liquidity, as the units would typically be redeemable at the investors election for cash or, at our option, exchangeable for our common shares. Because of the tax efficiency relative to a cash transaction and the increased diversity and liquidity, we believe DST investors may be willing to accept OP units at a premium to the value of our common shares, which would enhance our ability to grow our wholly-owned portfolio on attractive terms.

We recently offered investors in three of our DSTs the opportunity to exchange the beneficial interests they own in their respective DSTs for Series U2 OP units, with such exchange subject to, and effective upon, the completion of this offering. Investors holding approximately $10,325,271 of beneficial interests in the subject DSTs have agreed to exchange, upon the completion of this offering, their DST beneficial interests for an aggregate number of Series U2 OP units equal to such amount divided by 120% of the initial public offering price of our common shares in this offering (or 614,599 Series U2 OP units, based on the midpoint of the price range set forth on the cover page of this prospectus). The value of the real estate to be acquired from the investors in the exchange of the DST interests will have a value of approximately $15.8 million (inclusive of the equity value and debt associated with such real estate). We owned approximately 25.0%, 5.0% and 5.0% of the equity interests in these three DSTs, respectively, as of December 15, 2021, and, as a result of this exchange, we expect to own 58.3%, 35.4% and 32.6% of the equity interests in such DSTs, respectively, upon completion of this offering. The Series U2 OP units will rank on parity with our common OP units and Series U1 OP units, and the holders of Series U2 OP units will receive distributions at an annual rate equal to 5.5% of the Series U2 OP unit issue price unless the distribution rate on the common OP units exceeds such distribution rate for the Series U2 OP units, at which point, the distribution rate on the Series U2 OP units will be equal to the distribution rate on the common OP units for all future distributions on the Series U2 OP units. See “The Operating Partnership and the Partnership Agreement—Series U2 OP Units.”

The following table set forth information on an expected post-syndication pro rata share basis relating to our DST portfolio as of December 15, 2021.

DST Portfolio Attributes - Expected Post-Syndication Share

34 Total Properties	**100%** Occupancy[(1)]	**10.1 Years** Remaining Lease Term[(1)]	**68%** Investment Grade[(1)(2)(4)]	**$445M** Gross Appraised Value[(5)]
21 Total Tenants	**20** States	**13** Different Tenant Industries	**7.4 Years** Average Property Age[(1)(3)(4)]	**$199M** Total Equity Value[(6)]

Industrial
Medical
Service / Necessity Retail

SERVICE / NECESSITY RETAIL 8.4%
MEDICAL 34.7%
INDUSTRIAL 56.9%
TOTAL ABR(4)
$23.1 Million

(1)
Weighted by ABR on an expected post-syndication pro rata share basis.

(2)
Tenants or lease guarantors, or parents of tenants or lease guarantors, that have an investment grade credit rating from a major credit rating agency or have a senior unsecured obligation that have been so rated. An investment grade credit rating refers to a published long-term credit rating of Baa3/BBB- or above from one or all of Moody’s Investor Service, Inc., Standard & Poor’s Rating Services and AM Best. See “Risk Factors—Risks Related to Our Business—Some of our properties are leased to tenants or have lease guarantors that are not rated by a major rating agency.”

(3)
Based on the later of year built or year of last major renovation.

(4)
Represents the pro rata portion of ABR of our DSTs based on the percentage beneficial interests in our DSTs that we do not own.

(5)
Represents gross value, including the share owned by us based on most recent appraised values.

(6)
Reflects appraised value of $406 million not owned by us net of $207 million of debt not owned by us.

•
Employ Active Asset Management.   We are an active asset manager and regularly review each of our properties for changes in the credit of the tenant, business performance at the property, industry trends and local real estate market conditions. We monitor market rents relative to in-place rents and the amount of tenant capital expenditures in order to refine our tenant retention and alternative use assumptions. Our management team utilizes our internal credit diligence to monitor the credit profile of each of our tenants on an ongoing basis. We believe that this proactive approach enables us to identify and address issues expeditiously and to determine whether there are properties in our portfolio that are appropriate for disposition. Since our inception through December 15, 2021, we disposed of 28 properties for aggregate gross proceeds of approximately $61.3 million and for an aggregate gain of approximately $7.6 million on a consolidated basis.

•
Maintain a Flexible Capital Structure.   We believe our pro forma capital structure will provide the financial flexibility and capacity to implement our growth strategies. We intend to maintain a prudent capital structure and balance our use of various forms of equity and debt financing. Over the long term, we will target a net debt (total liabilities less cash and cash equivalents) to Adjusted EBITDA—pro rata (as defined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non GAAP Financial Measures—EBITDA and Adjusted EBITDA”) leverage ratio of 4.5x to 5.5x to position us for growth. Our pro forma net debt to Adjusted EBITDA—pro rata ratio as of September 30, 2021 was 5.0x. To the extent practicable, we will also seek to maintain a debt profile with manageable near-term maturities. We believe that becoming a publicly-traded company will enhance our access to multiple forms of capital, including common and preferred equity, mortgage debt, revolving credit facilities, term loans and company-issued debt securities.
Our Target Market
Based on historical transactions and market participants, Rosen Consulting Group (“RCG”) estimates the value of existing net lease properties to be in the range of a few trillion dollars. RCG utilizes an estimate of corporate-owned real estate as a proxy for potential expansion of the net lease property universe. RCG estimates this segment of corporate-owned and occupied real estate ranges in value between $1.5 trillion to more than $2 trillion, as of September 30, 2021.
In 2020, single tenant transaction volume decreased, according to Real Capital Analytics, as the COVID-19 pandemic impacted investment activity and property values. According to Real Capital Analytics, 2020 transaction volume in the single tenant property types that we primarily target was approximately $52 billion consisting of $31 billion of industrial, $6 billion of retail, and $15 billion of office, including medical office, versus $68 billion across the same property types in 2019.
In the first three quarters of 2021, transaction volume reached nearly $49 billion. If annualized, this would equate to investment volume of over $65 billion, a potential increase of approximately 25% from 2020. We believe that based on this volume, there will continue to be substantial investment opportunities for us to further grow and diversify our portfolio.

U.S. Single-Tenant Net Lease Investment Volume in Billions
Office
Industrial
Retail
80
70
60
50
40
30
20
10
0
$15b
$9b
$5b
$1b
$19b
$8b
$9b
$2b
$26b
$10b
$12b
$4b
$37b
$15b
$16b
$6b
$39b
$16b
$16b
$7b
$50b
$18b
$24b
$8b
$43b
$19b
$18b
$6b
$45b
$18b
$20b
$7b
$58b
$19b
$32b
$7b
$68b
$25b
$33b
$9b
$53b
$15b
$32b
$6b
$49b
$15b
$28b
$6b
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
3Q21

Note: As of 3Q21
Source: Real Capital Analytics/RCG

Pending Transactions
Pending Acquisitions
As of December 15, 2021, our acquisition pipeline consisted of 31 properties with an aggregate expected purchase price of approximately $455.4 million that are either under contract, subject to non-binding letters of intent or for which we have delivered a non-binding letter of intent for execution by the seller but has not yet been executed.

The following table sets forth a summary of our pending acquisitions that are either under contract (the “Pending Acquistions”) or subject to non-binding letters of intent as of December 15, 2021 (dollars in millions).
	Wholly-Owned		DST		Consolidated
Status of Acquisitions	Number of Properties	Expected Purchase Price	Number of Properties	Expected Purchase Price	Number of Properties	Expected Purchase Price
Purchase and Sale Agreements(1)	2	$6.5	—	$—	2	$6.5
Signed Letters of Intent(2)	9	73.5	5	159.3	14	232.8
Total	11	$80.0	5	$159.3	16	$239.3

(1)
While we regard the completion of these pending acquisitions to be probable, these transactions are subject to customary closing conditions, including the completion of due diligence, and there can be no assurance that these acquisitions will be completed on the terms described above or at all.

(2)
These acquisitions are subject to negotiation and execution of definitive agreements and, if entered into, will be subject to customary closing conditions, including the completion of due diligence. As a result, we do not deem any of these potential acquisitions probable at this time and there can be no assurance that these acquisitions will be completed on the terms described above or at all.

Pending Disposition
As of December 15, 2021, we were party to one purchase and sale agreement relating to the disposition of one property for a sales price of approximately $0.9 million. While we regard the completion of the pending disposition to be probable, the transaction is subject to customary closing conditions, including the completion of due diligence, and there can be no assurance that this disposition will be completed on the terms described above or at all.
Our Structure
We were formed as a Maryland real estate investment trust (“Maryland REIT”) on July 6, 2012 and elected to be treated as a REIT under the Code beginning with our taxable year ended December 31, 2012. We are structured as an umbrella partnership REIT, commonly called an UPREIT, and own all of our assets and conduct substantially all of our business through the Operating Partnership and its subsidiaries. We are the sole general partner of the Operating Partnership, and as of September 30, 2021, we owned a 93.6% limited partnership interest in the Operating Partnership.
On October 23, 2020, we completed a restructuring of our then outstanding beneficial interests. As a result of the restructuring and related transactions: (1) our then existing common shares were exchanged for non-participating common shares at a ratio of 9.3091650 to 1; (2) our then outstanding Series A preferred shares, Series B preferred shares, Series C preferred shares, Series D preferred shares and Series DRIP 1 preferred shares were converted to common shares at various conversion ratios reflecting the relative values of the securities based on such factors as relative seniority and the then current value of our portfolio; and (3) we redeemed all of our then outstanding Series E preferred shares. Immediately following the restructuring, our capitalization consisted solely of common shares and non-participating common shares. On November 20, 2020, we issued 2,500,000 Series A-1 preferred shares, and, on May 4, 2021 and August 11, 2021, we issued an aggregate of 7,500,000 Series A-2 preferred shares.
The following diagram depicts our organizational structure and equity ownership immediately following this offering. This diagram reflects (1) the automatic conversion of all of our 200,015 outstanding non-participating common shares into 200,015 common shares, (2) the automatic conversion of all of our 10,050,730 outstanding preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 16,431,844 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus) and (3) the exchange, upon the completion of this offering, of approximately $10.3 million of the DST interests held by investors for an aggregate number of Series U2 OP units equal to such amount divided by 120% of the initial public offering price of our common shares in this offering (or 614,599 Series U2 OP units, based on the midpoint of the price range set forth on the cover page of this prospectus). The diagram does not reflect (1) 11,747 common shares issuable upon exercise of outstanding options held by our trustees, officers and employees, (2) 474,851 common shares issuable upon exercise of outstanding warrants held by certain of our shareholders, (3) 10,743 warrants for common shares issuable upon exercise of outstanding options held by our trustees with a weighted average price of $186.18 per share, (4) 895,500 common shares issuable upon exchange of 895,500 long-term incentive units (“LTIP Units”) and (5) 282,858 common shares (assuming we meet the applicable target goals for 100% payout on the applicable LTIP units) issuable upon exchange of 282,858 LTIP Units to be issued upon the completion of this offering (based on the midpoint of the price range set forth on the cover page of this prospectus).

Continuing Shareholders
Common Shares
55.6% of Outstanding Common Shares
Investors in this Offering
Common Shares
43.7% of Outstanding Common Shares
Management, Employees and Board of Trustees
Common Shares
0.7% of Outstanding Common Shares
Four Springs Capital Trust
(Company)
General Partner
95.3% Interest
4.7% LP interest
Limited Partners
Four Springs Capital Trust Operating Partnership, L.P.
(Operating Partnership)
Third-Party Investors
100% Ownership Interest
100% Ownership Interest
5% to 58.3% Ownership
41.7% to 95% Ownership
Property Owning Special Purpose Entities
Wholly-Owned Properties
Four Springs TEN31 Xchange, LLC
Taxable REIT Subsidiary
DST Property Owning Special Purpose Entities
Jointly-Owned Properties

Emerging Growth Company Status
We currently qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy or information statements, exemptions from the requirements of holding a non-binding advisory vote on executive compensation and seeking shareholder approval of any golden parachute payments not previously approved and not being required to adopt certain accounting standards until those standards would otherwise apply to private companies.
Although we are still evaluating our options under the JOBS Act, we may take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company.” At this time, we have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. because we have taken advantage of certain of these exemptions, some investors may find our common shares less attractive, which could result in a less active trading market for our common shares, and our share price may be more volatile.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We could remain an “emerging growth company” until the earliest to occur of: (1) the last day of the fiscal year following the fifth anniversary of this offering; (2) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1 billion in non-convertible debt securities during the preceding three-year period.
Executive Offices
Our offices are located at 1901 Main Street in Lake Como, New Jersey 07719. Our telephone number is 877-449-8828. Our internet website is https://fsctrust.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in or otherwise a part of this prospectus.
Corporate Responsibility—Environmental, Social, and Governance (ESG)
Corporate responsibility, including environmental, social and governance (“ESG”) efforts, has been one of our cornerstones since our inception. We believe that our corporate responsibility and ESG initiatives are key to our performance, and we are focused on efforts and changes designed to have long-term, positive impacts for our shareholders, employees, tenants, other stakeholders and the communities where we live, work and own our properties. We are committed to our ESG efforts not just because we believe it is the right thing to do but also because it is good for our business. Our mission is to operate our business in a way that honors and advances our guiding values: performance excellence, integrity, respect, leadership, humility, partnership and transparency.
Environmental
As a real estate owner, we are aware of the need to develop and implement environmentally sustainable practices within our business and are committed to doing so. Our efforts in this area are primarily undertaken in partnership with our tenants due to the nature of our business model. We acquire, own and actively manage a diversified portfolio of single-tenant, income producing industrial, medical, service/necessity retail, and office properties throughout the United States that are subject to long-term net leases. In our portfolio, we have a building with a solar photovoltaic (“PV”) system installed pursuant to a solar equipment lease. The PV equipment generates electricity for use at the property. We also have a property that has a LEED (Leadership in Energy and Environmental Design) certification.
Our acquisition process generally includes a robust environmental assessment of every property we acquire, including obtaining a Phase I environmental site assessment based on current industry standards and best practices. We carefully review any recognized environmental conditions identified as a result of the assessment and work with the tenant and nationally recognized environmental experts to implement our forward looking strategy, including any required governmental reporting or remediation action.
Social
Our commitment to our employees is central to our ability to continue to deliver strong performance and financial results for our shareholders and other stakeholders. We are as passionate about our people as we are about real estate. We seek to create and cultivate an engaging work environment for our employees which allows us to attract, retain and develop top talent to manage our business. We are committed to providing our employees with an environment that is free from discrimination and harassment, that respects and honors their differences and unique life experiences and that enables every employee the opportunity to develop and excel in their role and reach their full potential.
Governance
We are committed to conducting our business in accordance with corporate governance best practices. Our reputation is one of our most important assets and each trustee, officer and employee must contribute to the care and preservation of that asset. We have structured our corporate governance in a manner we believe closely aligns our interests with those of our shareholders.
Notable features of our corporate governance structure include the following:
•
our board of trustees is not classified, with each of our trustees subject to election annually, and we may not elect to be subject to the elective provision of the Maryland General Corporation Law (“MGCL”) that would classify our board of trustees without the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees;

•
upon the completion of this offering, six out of nine trustees will be independent;

•
we have a fully independent Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee;

•
at least one of our trustees qualifies as an “audit committee financial expert” as defined by the U.S. Securities and Exchange Commission (the “SEC”); and

•
we do not have a shareholder rights plan, however, our board of trustees may adopt a shareholder rights plan in the future without the approval of our shareholders, but in such case it must seek ratification from our shareholders within 12 months of adoption of the plan for the plan to remain in effect.

Summary Risk Factors
An investment in our common shares involves risks. You should consider carefully the risks discussed below and described more fully along with other risks under “Risk Factors” in this prospectus before investing in our common shares.
Risks Related to Our Business
•
Global market and economic conditions may materially and adversely affect us and our tenants.

•
Our business depends on our tenants successfully operating their businesses and satisfying their obligations to us.

•
Each of our properties except for three is leased to a single tenant; therefore, we could be adversely affected by the failure of a single tenant to perform under its lease with us due to a downturn in its business, bankruptcy or insolvency.

•
We own properties that depend upon discretionary spending by consumers; a reduction in discretionary spending could adversely affect our tenants, their ability to meet their obligations to us and reduce the demand for and value of our properties.

•
Our financial monitoring, periodic site inspections and selective property sales may fail to mitigate the risk of tenant defaults, and if a tenant defaults, we may experience difficulty or a significant delay in re-leasing or selling the property.

•
Some of our properties are leased to tenants or have lease guarantors that are not rated by a major rating agency.

•
We may be unable to identify and complete acquisitions of suitable properties which may impede our growth and our ability to further diversify our portfolio. Future acquisitions may not yield the returns we expect.

•
We may not acquire the properties that are in our pipeline.

•
As we continue to acquire properties, we may decrease or fail to increase the diversity of our portfolio.

•
We have recorded net losses in the past and we may experience net losses in the future.

•
Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, which may prevent us from being profitable or from realizing growth in the value of our properties.

•
Our participation in the Section 1031 Exchange Program may limit our ability to borrow funds in the future.

•
Changes in the Code may impair our ability to sell properties that are, or were, in the Section 1031 Exchange Program.

•
Participation in co-ownership arrangements, including DSTs, joint ventures, partnerships or otherwise, may subject us to risks that otherwise may not be present in other real estate investments.

•
We may have increased exposure to litigation as a result of the Section 1031 Exchange Program.

•
Eminent domain could lead to material losses.

Risks Related to Environmental and Compliance Matters and Climate Change
•
Complying with environmental laws and regulations may be costly.

•
Our operations and financial condition may be adversely affected by climate change, including possible changes in weather patterns, weather-related events, government policy, laws, regulations and economic conditions.

Risks Related to Our Indebtedness
•
Our cash flows and operating results could be adversely affected by required payments of debt or related interest and other risks of our debt financing.

•
Secured indebtedness exposes us to the possibility of foreclosure on our ownership interests in pledged properties.

•
Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Risks Related to Our Organization and Structure
•
We have identified a material weakness in internal control over financial reporting, which could, if not remediated, materially and adversely affect us.

•
We are a holding company with no direct operations and will rely on funds received from the Operating Partnership to pay liabilities and make any distributions declared by our board of trustees.

•
Conflicts of interest could arise between the interests of our shareholders and the interests of holders of OP units, which may impede business decisions that could benefit our shareholders.

•
Our charter permits our board of trustees to issue shares with terms that may subordinate the rights of shareholders.

•
Our board of trustees may change our investment and financing policies without shareholder approval.

•
Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares.

•
Our board of trustees may enact certain anti-takeover measures under Maryland law.

Risks Related to this Offering and Ownership of Our Common Shares
•
The cash available for distribution to shareholders may not be sufficient to pay distributions at expected levels, nor can we assure you of our ability to make, maintain or increase distributions in the future.

•
There is no existing market for our common shares, an active trading market for our common shares may not develop and the market price for our common shares may decline substantially and be volatile.

•
A substantial portion of our total outstanding common shares may be sold into the market at any time following this offering.

•
If you purchase our common shares in this offering, you will suffer immediate and substantial dilution.

•
If securities analysts do not publish research or reports about us, or if they issue unfavorable commentary about us or our industry or downgrade the outlook of our common shares, the price of our common shares could decline.

Risks Related to Our Tax Status and Other Tax Related Matters
•
We would incur adverse tax consequences if we fail to qualify as a REIT.

•
Complying with REIT requirements may cause us to liquidate or forgo otherwise attractive investment opportunities.

•
Dividends paid by REITs generally do not qualify for reduced tax rates.

•
Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

•
Legislative or other actions affecting REITs could materially and adversely affect us and our investors as well as the Operating Partnership.

General Risk Factors
•
The requirements of being a public company may strain our resources, result in more litigation, and divert the attention of our management.

•
We face risks relating to cybersecurity attacks that could cause loss of confidential information and other business disruptions.

Distribution Policy
We intend to pay cash distributions to our common shareholders on a monthly basis. In March 2022, we intend to make a pro rata distribution with respect to the period commencing upon completion of this offering and ending on February 28, 2022, based on a distribution rate of $0.040833 per common share for a full month. On an annualized basis, this would be approximately $0.49 per common share, or an annual distribution rate of approximately 3.50%, based on the $14.00 midpoint of the price range set forth on the cover page of this prospectus. We intend to make distributions that will enable us to meet the distribution requirements applicable to REITs. Any distributions will be at the sole discretion of our board of trustees, and their form, timing and amount, if any, will depend upon a number of factors, including our actual and projected results of operations; our debt service requirements; our liquidity and cash flows; our capital expenditures; our REIT taxable income; the annual distribution requirement under the REIT provisions of the Code; restrictions in any current or future debt agreements; any contractual limitations; and any other factors that our board of trustees may deem relevant. Although we intend to make regular distributions, there is no guarantee that we will make distributions to our shareholders. See “Distribution Policy.”
REIT Qualification
We have elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2012. We believe that we have been organized and have operated in a manner that has allowed us to qualify as a REIT for U.S. federal income tax purposes commencing with such taxable year, and we intend to continue operating in such a manner. To maintain REIT status, we must meet various organizational and operational requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distributions to our shareholders and the concentration of ownership of our equity shares. See “Certain U.S. Federal Income Tax Considerations.”
Restriction on Ownership of Our Shares
Subject to certain exceptions, our charter provides that no person may (1) beneficially own more than 9.8% in value or in number, whichever is more restrictive, of (a) our outstanding common shares or (b) our aggregate outstanding shares of beneficial interest or (2) constructively own more than 9.8% in value or in number, whichever is more restrictive, of any class or series of our outstanding shares of beneficial interest.
Our charter also provides the following:

•
No person shall beneficially or constructively own our shares of beneficial interest to the extent such beneficial or constructive ownership would result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise fail to qualify as a REIT (including, but not limited to, beneficial ownership or constructive ownership that would result in us actually or constructively owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy the gross income requirement of either Section 856(c)(2) or 856(c)(3) of the Code (i.e., the annual 75% or the 95% gross income tests)).

•
Any transfer of our shares of beneficial interest that, if effective, would result in our shares of beneficial interest being owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code) shall be prohibited.

•
No person may beneficially or constructively own shares of beneficial interest to the extent that such beneficial or constructive ownership would cause us to constructively own 10% or more of the ownership interests in a tenant (other than a taxable REIT subsidiary) of our real property within the meaning of Section 856(d)(2)(B) of the Code.

If any person would otherwise beneficially own or constructively own our shares of beneficial interest in violation of one or more of the ownership and transfer restrictions described above, then that number of our shares of beneficial interest the beneficial or constructive ownership of which otherwise would cause such person to violate such restriction shall be automatically transferred to a charitable trust for the benefit of one or more charitable beneficiaries. If the transfer to the charitable trust would not prevent the violation of the applicable ownership or transfer restriction, then, in the case where the beneficial ownership or constructive ownership that would otherwise be in violation of the ownership or transfer restrictions described above arises from a transfer, the transfer of that number of our shares of beneficial interest that otherwise would cause any person to violate an ownership or transfer restriction shall be void ab initio, and the intended transferee shall acquire no rights in such shares of beneficial interest. In addition, our board of trustees is authorized to take such action as it deems advisable to refuse to give effect to or to prevent any transfer or other event which the board of trustees determines in good faith is in violation of the restrictions set forth above. These actions, include without limitation, causing us to redeem or repurchase shares, refusing to give effect to a transfer on our books or instituting proceedings to enjoin a transfer or other event.
These restrictions, including the ownership limit, are intended to assist with our REIT compliance under the Code and otherwise to promote our orderly governance, among other purposes. These restrictions will remain in place until our board of trustees determines it is no longer in our best interest to qualify as REIT, or that the restrictions are no longer required for us to qualify as a REIT. See “Description of Securities—Restrictions on Ownership and Transfer.”

The Offering
Common shares we are
offering
18,000,000 common shares
Common shares to be outstanding immediately after
this offering
41,165,143 common shares (43,865,143 common shares if the underwriters exercise their option to purchase additional shares in full)
Use of proceeds
We estimate that the net proceeds to us from this offering will be approximately $231.4 million, or approximately $266.5 million if the underwriters exercise their option to purchase additional shares in full, assuming an initial public offering price of $14.00 per share (the midpoint of the price range set forth on the cover page of this prospectus). We intend to use a portion of the net proceeds from this offering to (1) consummate the Pending Acquisitions and (2) repay amounts outstanding under the M&T Credit Facility and the Mezzanine Loan, including a prepayment fee of $1.8 million. The remaining net proceeds will be used for general corporate purposes, including potential future acquisitions. See “Use of Proceeds.”
Listing
Our common shares have been approved for listing on the NYSE, subject to official notice of issuance, under the symbol “FSPR.”
Risk factors
Investing in our common shares involves risks. You should carefully consider the matters discussed under the caption “Risk Factors” beginning on page 28 prior to investing in our common shares.
Distribution policy
We intend to make regular monthly distributions to holders of our common shares as required to maintain our REIT qualification for U.S. federal income tax purposes. See “Distribution Policy.”
U.S. federal income tax considerations
For the material U.S. federal income tax consequences of holding and disposing of our common shares, see “Certain U.S. Federal Income Tax Considerations.”
The number of common shares outstanding immediately after this offering gives effect to (1) the automatic conversion of all of our 200,015 outstanding non-participating common shares into 200,015 common shares and (2) the automatic conversion of all 10,050,730 outstanding preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 16,431,844 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus). The number of common shares outstanding immediately after this offering excludes:
•
11,747 common shares issuable upon exercise of outstanding options held by our trustees, officers and employees, of which up to 2,152 common shares may be purchased with an exercise price of $0.02 per share and up to 9,595 common shares may be purchased with a weighted average exercise price of $46.44 per share;

•
474,851 common shares issuable upon exercise of outstanding warrants held by certain of our shareholders with exercise prices ranging from $20.00 to $31.16 per share, with a weighted average exercise price of $23.31 per share (see “Description of Securities—Warrants”);

•
10,743 warrants for common shares issuable upon exercise of outstanding options held by our trustees with a weighted average price of $186.18 per share;

•
895,500 common shares issuable upon exchange of 895,500 LTIP Units held by certain of our employees and trustees;

•
282,858 common shares (assuming we meet the applicable target goals for 100% payout on the applicable LTIP Units) issuable upon exchange of 282,858 LTIP Units to be issued upon the completion of this offering (based on the midpoint of the price range set forth on the cover page of this prospectus);

•
1,821,642 common shares available for future grants under our 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) (see “Executive Compensation—2021 Equity Incentive Plan”);

•
65,655 common shares that may be issued in exchange for 65,636 common OP units and 19 non-participating common OP units;

•
181,116 common shares that may be issued in exchange for 181,116 Series U1 OP units; and

•
614,599 common shares that may be issued in exchange for 614,599 Series U2 OP units that will be issued upon the completion of this offering in exchange for approximately $10.3 million of the DST interests held by investors, which such number of Series U2 OP units is equal to approximately $10.3 million divided by 120% of the initial public offering price of our common shares in this offering (based on the midpoint of the price range set forth on the cover page of this prospectus).

SUMMARY CONSOLIDATED FINANCIAL DATA
The following summary consolidated historical financial and operating data as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 is derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary consolidated historical financial and operating data as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The unaudited financial statements were prepared on a basis consistent with our audited financial statements and include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, that we consider necessary for a fair presentation of the financial position and results of operations for those periods. Operating results for the nine months ended September 30, 2021 are presented for illustrative purposes only and are not necessarily indicative of the results that may be expected for the entire year. The data is only a summary and should be read together with the consolidated financial statements, the related notes and other financial information included in this prospectus.
The unaudited summary consolidated pro forma financial data gives pro forma effect to the Pro Forma Transactions (as defined in “Unaudited Pro Forma Financial Information”). The Pro Forma Transactions assume that each transaction was completed as of January 1, 2020 for purposes of the unaudited pro forma condensed consolidated statements of operations data for the nine months ended September 30, 2021 and the year ended December 31, 2020 and as of September 30, 2021 for purposes of the unaudited pro forma condensed consolidated balance sheet data as of September 30, 2021. The following unaudited summary consolidated pro forma statement of operations and balance sheet data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the relevant transactions had been consummated on the date indicated, nor is it indicative of future operating results.
Because the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes, you should read it in conjunction with “Unaudited Pro Forma Financial Information,” “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements, including the related notes, included elsewhere in this prospectus.

	Nine Months Ended September 30, (unaudited)			Year Ended December 31,

	Pro Forma	Historical		Pro Forma	Historical
(In thousands, except share and per share data)	2021	2021	2020	2020 (unaudited)	2020	2019
Statement of Operations Data:
Revenues:
Total revenue	$53,507	$38,967	$25,955	$72,800	$35,737	$30,744
Expenses:
Property operating	6,480	5,458	3,144	9,248	4,705	3,557
General and administrative	12,717	11,729	3,844	13,004	5,151	5,363
Professional fees	2,120	2,120	390	902	902	627
Transaction fees	—	—	—	3,842	—	—
Depreciation and amortization	23,348	15,725	10,059	32,080	13,562	10,630
Interest	8,853	17,878	7,598	11,859	12,597	9,568
Acquisition costs	41	41	195	236	236	56
Provision for impairment	335	335	535	535	535	—
Total expenses	53,894	53,286	25,765	71,706	37,688	29,801
Change in fair value of compound embedded derivative and warrant liability	(416)	(416)	(209)	355	355	(98)
Loss on extinguishment of debt	(310)	(310)	—	(6,193)	—	—
Gain on sale of real estate	2,431	2,431	401	409	409	2,698
Income tax benefit (provision for income taxes)	(1,996)	(1,996)	(47)	(29)	(29)	(308)
Net income (loss)	(678)	(14,610)	335	(4,364)	(1,216)	3,235
Net (income) loss attributable to noncontrolling interests in consolidated subsidiaries	5,776	6,280	(758)	(2,769)	76	(949)
Net income (loss) attributable to Four Springs Capital Trust	5,098	(8,330)	(423)	(7,133)	(1,140)	2,286
Preferred share and Series U1 Accretion	(209)	(2,590)	(541)	(163)	(2,790)	(573)
Preferred share dividends and Series U1 Distributions	(159)	(10,090)	(14,618)	(116)	(19,705)	(19,247)
Net income (loss) attributable to common shareholders	$4,730	$(21,010)	$(15,582)	$(7,412)	$(23,635)	$(17,534)
Income (Loss) Per Common Share–Basic and Diluted:
Net income (loss) per common share	$0.13	$(3.24)	$(8.37)	$(0.21)	$(8.58)	$(9.42)
Weighted average shares	35,671,401(1)	6,533,284	1,861,833	35,671,401(1)	2,755,280	1,861,833
Net (loss) / pro forma net income per shares, based on all shares to be sold in this offering	$0.11			$(0.18)
Weighted average shares, inclusive of all shares to be sold in this offering	41,165,143			41,165,143
Balance Sheet Data (at period end):
Real estate investments, net(2)(3)	$863,497	$781,383	$372,712		$424,637	$360,845
Cash and cash equivalents	91,991	32,795	9,053		10,324	11,361
Accounts receivable and other assets(4)	28,606	25,606	15,631		14,433	12,153
Total assets	$984,094	$839,784	$397,396		$449,394	$384,359
Notes payable, net	$298,459	$280,288	$133,864		$161,591	$125,726
Lines of credit, net	—	42,807	66,878		14,180	66,180
Mezzanine note payable, net	—	86,412	—		83,068	—
Accounts payable accrued expenses and other liabilities(5)(6)	24,313	37,030	14,535		14,054	10,305
Total liabilities	$322,772	$446,537	$215,277		$272,893	$202,211

	Nine Months Ended September 30, (unaudited)			Year Ended December 31,

	Pro Forma	Historical		Pro Forma	Historical
(In thousands, except share and per share data)	2021	2021	2020	2020 (unaudited)	2020	2019
Total contingently redeemable interests	$4,358	$194,933	$64,092		$51,780	$52,478
Total shareholders’ equity	452,089	27,892	64,085		54,089	72,541
Noncontrolling interests	204,875	170,422	53,942		70,632	57,129
Total equity	$656,964	$198,314	$118,027		$124,721	$129,670
Other Data:
Net cash provided by operating activities	NA	$13,790	$11,246	NA	$13,186	$11,708
Net cash used in investing activities	NA	$(367,516)	$(22,320)	NA	$(77,368)	$(74,723)
Net cash provided by (used in) financing activities	NA	$377,823	$8,687	NA	$61,924	$69,493
Cash NOI–consolidated(7)	$43,535	$31,827	$21,827	$59,687	$29,716	$26,138
Cash NOI–pro rata(7)	$16,401	$20,497	$15,972	$25,258	$21,702	$18,936
EBITDA–consolidated(8)	$33,519	$20,989	$18,040	$39,604	$24,972	$23,742
Adjusted EBITDA–consolidated(8)	$37,716	$26,008	$17,282	$47,699	$23,920	$22,802
Adjusted EBITDA–pro rata(8)	$19,169	$23,265	$12,019	$15,304	$17,940	$16,852
FFO attributable to Four Springs Capital Trust(9)	$17,061	$(823)	$7,355	$12,064	$9,157	$7,660
AFFO attributable to Four Springs Capital Trust(9)	$23,234	$10,299	$7,932	$18,349	$10,766	$8,197
Number of investment property locations (at period end)	156	136	99		101	96
% of properties subject to a lease (at period end)	99.8%	99.8%	100%		100%	100%

(1)
Includes 12,506,258 common shares to be issued in this offering, the net proceeds of which will be used to consummate the Pending Acquisitions and repay the M&T Credit Facility and the Mezzanine Loan, including a prepayment fee of $1.8 million, and excludes 5,493,742 common shares to be issued in this offering the net proceeds of which, as of the date of this prospectus, are not allocated to fund specific future acquisitions. Including all 18,000,000 common shares to be issued in this offering as well as preferred shares that will convert into common shares upon completion of this offering, we will have 41,165,143 common shares outstanding.

(2)
Includes $3.3 million and $2.9 million of investments held for sale as of September 30, 2021 and 2020, respectively. Includes $0.7 million and no investments held for sale as of December 31, 2020 and 2019, respectively.

(3)
Includes origination value of acquired in-place leases, net and acquired favorable leases, net.

(4)
Includes receivable from affiliate and deferred rent receivable.

(5)
Includes liabilities related to real estate investments held for sale.

(6)
Includes acquired unfavorable leases, net.

(7)
Cash NOI—consolidated and Cash NOI—pro rata are non-GAAP financial measures. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures—Cash Net Operating Income” for a discussion of why we consider Cash NOI to be important and how we use this measure, as well as for a reconciliation of net income (loss) to Cash NOI.

(8)
EBITDA—consolidated, Adjusted EBITDA—consolidated and Adjusted EBITDA—pro rata are non-GAAP financial measures. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures—EBITDA and Adjusted EBITDA” for a discussion of why we consider EBITDA and Adjusted EBITDA to be important and how we use these measures, as well as for a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA.

(9)
FFO attributable to Four Springs Capital Trust and AFFO attributable to Four Springs Capital Trust refer to “funds from operations” and “adjusted funds from operations,” respectively. FFO and AFFO are non-GAAP financial measures that are often used by analysts and investors to compare the operating performance of REITs. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures—FFO and AFFO” for a discussion of why we consider FFO and AFFO to be important and how we use these measures, as well as for a reconciliation of net income (loss) to FFO and AFFO.

RISK FACTORS
Investing in our common shares involves risks. Before you invest in our common shares, you should carefully consider the risk factors below together with all of the other information included in this prospectus. The occurrence of any of the following risks could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations, prospects and our ability to implement our investment strategies and to make or sustain distributions to our shareholders. The market price of our common shares could decline due to any of these risks, and you may lose all or a portion of your investment. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations and prospects. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to Our Business
Global market and economic conditions may materially and adversely affect us and our tenants.
Changes in global or national economic conditions, such as a global economic and financial market downturn, including as a result of COVID-19 (as discussed below) or another pandemic in the future, may cause, among other things, a tightening in the credit markets, lower levels of liquidity, increases in the rate of tenant default and bankruptcy, and lower consumer and business spending, which could materially and adversely affect us. Potential consequences of changes in economic and financial conditions include: changes in the performance of our tenants, which may result in lower rent and lower recoverable expenses than the tenant can afford to pay and tenant defaults under the lease; current or potential tenants may delay or postpone entering into long-term leases with us; a reduction or elimination in our ability to borrow on terms and conditions that we find to be acceptable, which could reduce our ability to pursue acquisition opportunities or increase future interest expense; and the recognition of impairment charges on or reduced values of our properties, which may adversely affect our results of operations or limit our ability to dispose of assets at attractive prices and may reduce the availability of buyer financing. We are also limited in our ability to reduce costs to offset the results of a prolonged or severe economic downturn given certain fixed costs and commitments associated with our operations. Accordingly, a decline in economic conditions could materially and adversely affect us.
Our business depends on our tenants successfully operating their businesses and satisfying their obligations to us.
We depend on our tenants to operate the properties they lease from us in a manner that generates revenues sufficient to allow them to meet their obligations to us, including their obligations to pay rent, maintain specified insurance coverage, pay real estate taxes and maintain the leased properties. While a tenant may have multiple sources of funds to meet its obligations to us, its ability to meet these obligations depends significantly on the success of the business it conducts at the property it leases from us. Our tenants may be adversely affected by many factors beyond our control that might render one or more of their locations uneconomic. These factors include poor management, changes in demographics, a downturn in general economic conditions or changes in consumer trends that decrease demand for our tenants’ products or services. In addition, factors that are not within the control of the tenant, such as a pandemic, may also adversely affect our tenants and their respective ability to satisfy their obligations to us. The occurrence of any of these factors could cause our tenants to fail to meet their obligations to us, including their obligations to pay rent, maintain specified insurance coverage, pay real estate taxes or maintain the leased property, or could cause our tenants to declare bankruptcy.
Each of our properties except for three is leased to a single tenant; therefore, we could be adversely affected by the failure of a single tenant to perform under its lease with us due to a downturn in its business, bankruptcy or insolvency.
Each of our properties except for three is leased to a single tenant, and our investment strategy focuses on, among other things, acquiring properties that are leased to a single tenant. The success of single tenant properties depends on the ability of the tenant to conduct profitable operations at the property and the tenant’s financial stability. Our tenants face competition within their industries and other factors that could reduce their ability to make rent payments. For example, our retail tenants face competition from other retailers, as well as competition from other retail channels, such as internet sales, factory outlet centers, wholesale clubs, mail order catalogs, television shopping networks and various developing forms of e-commerce. In addition, our retail, medical and other office properties are located in public places, where crimes, violence and other incidents may occur. Such incidents could reduce the amount of business conducted by the tenants at our properties, thus reducing the tenants’ abilities to pay rent. Additionally, any such incidents could also expose us to civil liability as the property owner.
At any given time, a tenant may experience a downturn in its business that may significantly weaken its operating results, financial condition and ability to meet its obligations to us. In addition to general downturns in business, a tenant may experience a downturn at one or more properties that it leases from us that could adversely affect its ability to meet its lease obligations to us and result in a loss of value relating to the relevant property or properties. As a result, a tenant may delay lease commencement, fail to make rental payments when due, decline to extend a lease upon its expiration, become insolvent or declare bankruptcy.
We own properties that depend upon discretionary spending by consumers; a reduction in discretionary spending could adversely affect our tenants, their ability to meet their obligations to us and reduce the demand for and value of our properties.
As of December 15, 2021, approximately 30.2% of our ABR on an expected post-syndication pro rata share basis is attributable to tenants operating in the retail industry. For example, our portfolio includes sporting goods stores, dollar and other general merchandise stores, auto parts and repair stores, and home furnishing stores. Some of our top tenants include, Caliber Collision, Zips Car Wash, and GPM Investments. The success of most of these businesses depends on the willingness of consumers to use discretionary income to purchase their products or services. A downturn in the economy could cause consumers to reduce their discretionary spending, which may have a material adverse effect on our tenants, their ability to meet their obligations to us and reduce the demand for and value of our properties.
Our financial monitoring, periodic site inspections and selective property sales may fail to mitigate the risk of tenant defaults, and if a tenant defaults, we may experience difficulty or a significant delay in re-leasing or selling the property.
Our active asset management strategies, which include regular reviews of each of our properties for changes in the credit of the tenant, business performance at the property, industry trends and local real estate market conditions, may be insufficient to predict tenant defaults. If a tenant defaults, it will likely eliminate all of, or significantly reduce, our revenue from the affected property for some time. If a defaulting tenant is unable to recover financially, we may have to re-lease or sell the property. Re-leasing or selling properties may take a significant amount of time, during which the property might have a negative cash flow to us and we may incur other related expenses. We may also have to renovate the property, reduce the rent or provide an initial rent abatement or other incentive to attract a tenant or buyer. During this period, we likely will incur ongoing expenses for property maintenance, taxes, insurance and other costs. Moreover, a property which has become vacant may lead to reduced rental revenue and result in less cash available for distribution to our shareholders. In addition, because a property’s value depends principally upon its lease, leasing history and prevailing market rental rates, the value of a property with a prolonged vacancy could decline.
Some of our properties are leased to tenants or have lease guarantors that are not rated by a major rating agency.
A key element of our underwriting process is evaluating tenant creditworthiness. When available, we consider any relevant rating assigned by a major rating agency. Additionally, when we underwrite a tenant’s credit we generally review financial statements or other financial data and, if available, property-level operating information. In many instances there will be no rating to consider and financial information may be limited. Underwriting credit risk in the absence of a credit rating or based upon limited financial information could cause us to improperly assess tenant credit risk and the potential for tenant defaults. In addition to considering any rating that is available for a tenant or a lease guarantor, we also consider any rating assigned to an affiliate of a tenant as an indication of the credit of the overall enterprise of which our tenant is a part. However, a tenant affiliate that is not a guarantor under a lease with us is not contractually obligated to meet our tenant’s obligations to us under such lease. Accordingly, our consideration of a credit rating assigned to a non-guarantor tenant affiliate could cause us to underestimate the credit risk posed by a particular tenant.
Credit ratings may prove to be inaccurate.
When available, we consider credit ratings assigned by major rating agencies to our tenants or, where applicable, their guarantors when making investment and leasing decisions. A credit rating is not a guarantee and only reflects the rating agency’s opinion of an entity’s ability to meet its financial commitments, such as its payment obligations to us under the relevant lease, in accordance with their stated terms. A rating may ultimately prove not to accurately reflect the credit risk associated with a particular tenant or guarantor. Ratings are generally based upon information obtained directly from the entity being rated, without independent verification by the rating agency. If any such information contained a material misstatement or omitted a material fact, the rating based upon such information may not be appropriate. Ratings may be changed, qualified, suspended, placed on watch or withdrawn as a result of changes in, additions to or the accuracy of information, the unavailability of or inadequacy of information or for any other reason. No rating agency guarantees a tenant’s or, where applicable, its guarantor’s obligations to us. If a tenant’s or, where applicable, its guarantor’s rating is changed, qualified, suspended, placed on watch or withdrawn, such tenant or guarantor may be more likely to default in its obligations to us, and investors may view our cash flows as less stable.
We may be unable to identify and complete acquisitions of suitable properties which may impede our growth and our ability to further diversify our portfolio. Future acquisitions may not yield the returns we expect.
Our ability to grow through acquisitions requires us to identify and complete acquisitions that are compatible with our growth strategy and to successfully integrate newly acquired properties into our portfolio. Our ability to acquire properties on favorable terms and successfully integrate them may be constrained by the following significant risks:
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We target investments that have a difference, or spread, between our cost of capital and the lease rate of the properties we acquire. If that spread decreases, our ability to profitably grow the company will decrease;

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We compete with numerous investors, including traded and non-traded public REITs, private REITs, private equity investors, institutional investment funds, individuals, banks and insurance companies, some of whom have greater financial resources and a lower cost of capital than we do for acquisitions. This competition may increase the demand for the types of properties that we seek to acquire and increase the purchase price for properties that we acquire;

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We may fail to maintain sufficient capital resources to acquire new properties;

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After beginning to negotiate a transaction we may be unable to reach an agreement with the seller or during our due diligence review we may discover previously unknown matters, conditions or liabilities, either of which could force us to abandon a transaction after incurring significant costs and diverting management’s attention;

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Our cash flow from an acquired property may be insufficient to meet our required principal and interest payments with respect to any debt used to finance the acquisition of such property;

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Since many enterprises we approach concerning sale-leaseback transactions have a historic preference to own, rather than lease, their real estate, our ability to facilitate sale-leaseback transactions requires that we overcome those preferences and convince enterprises that it is more favorable for them to lease, rather than own, their properties, and we may be unable to do so; and

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We may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities such as liabilities for clean-up of undisclosed environmental contamination, claims by tenants, vendors or other persons dealing with the former owners of the properties, liabilities incurred in the ordinary course of business and claims for indemnification by general partners and others indemnified by the former owners of the properties.

We may not acquire the properties that are in our pipeline.
An important element of our strategy is to grow our portfolio through attractive acquisitions. Our pipeline of potential investment opportunities includes not only properties that are subject to purchase agreements or non-binding letters of intent, but also a significant number of properties that are in the early stages of evaluation, many of which we may determine not to pursue. Accordingly, our pipeline is only indicative of the number of investment opportunities that we are reviewing and is not indicative of the amount of investments that we will ultimately make. Generally, our purchase agreements contain customary closing conditions, and properties that are the subject of binding purchase agreements may fail to close for a variety of reasons, including the discovery of previously unknown liabilities or other items uncovered during our diligence process. Additionally, we may not execute binding purchase agreements with respect to properties that are currently the subject of non-binding letters of intent, and we may not execute non-binding letters of intent with respect to properties that are currently the subject of active negotiations. For many other reasons, we may not ultimately acquire the remaining properties currently in our pipeline. Accordingly, you should not place undue reliance on the pipeline information that we have disclosed in this prospectus.
As we continue to acquire properties, we may decrease or fail to increase the diversity of our portfolio.
While our portfolio is currently diversified by tenant, industry, geography and property type, and our investment strategy contemplates maintaining and growing a well-diversified portfolio, we have broad authority to invest in any property that we may choose, and it is possible that future investment activity could result in a less diverse portfolio. In the event that we become significantly exposed to any one tenant, a downturn in that tenant’s business or creditworthiness could adversely affect us. Similarly, if we develop a concentration of properties in any geographic area or used in a particular industry, any situation adversely affecting that area or industry would have a magnified adverse effect on our portfolio.
We have significant exposure to our largest tenants.
As of December 15, 2021, our 10 largest tenants contributed approximately 45.6% of our ABR on an expected post-syndication pro rata basis. See “Business—Our Portfolio—Tenants.” Accordingly, we have significant exposure to our largest tenants, and the failure of any of these tenants to meet its obligations to us under its lease could adversely affect us.
If a tenant declares bankruptcy we may be unable to collect balances due under relevant leases.
We may experience concentration in one or more tenants across several of the properties in our portfolio. Any of our tenants, or any guarantor of one of our tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the United States Code (the “Bankruptcy Code”). If a tenant becomes a debtor under the Bankruptcy Code, federal law prohibits us from evicting such tenant based solely upon the commencement of such bankruptcy. Further, such a bankruptcy filing would prevent us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or take other enforcement actions, unless we receive an enabling order from the bankruptcy court. Generally, post-bankruptcy debts are required by statute to be paid currently, which would include payments on our leases that come due after the date of the bankruptcy filing. Such a bankruptcy filing also could cause a decrease or cessation of current rental payments, reducing our operating cash flows and the amount of cash available for distributions to shareholders. Prior to emerging from bankruptcy, the tenant will need to decide whether to assume or reject its leases. Generally, and unless otherwise agreed to by the tenant and the lessor, if a tenant assumes a lease, all pre-bankruptcy balances and unpaid post-bankruptcy amounts owing under it must be paid in full. If a given lease or guaranty is not assumed, our operating cash flows and the amount of cash available for distribution to shareholders may be adversely affected. If a lease is rejected by a tenant in bankruptcy, we are entitled to general unsecured claims for damages. If a lease is rejected, it is questionable whether we would receive any amounts from the tenant, and our general unsecured claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. We would only receive recovery on our general unsecured claim in the event funds or other consideration was available for distribution to general unsecured creditors, and then only in the same percentage as that realized on other general unsecured claims. We may also be unable to re-lease a terminated or rejected property or to re-lease it on comparable or more favorable terms.

A sale-leaseback transaction could be recharacterized in a tenant bankruptcy proceeding.
We may enter into sale-leaseback transactions, where we purchase a property and lease it back to the seller. In the event of the bankruptcy of such a tenant, a transaction structured as a sale-leaseback may be re-characterized as a financing or a joint venture, either of which could adversely affect us. If the sale-leaseback were re-characterized as a financing, we would not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property, but subject to the risk that the claim is unsecured. The tenant/debtor might have the ability to propose a plan restructuring the terms of its lease, which may result in changes to the lease term or the amount of rent payable to us. If confirmed by the bankruptcy court, we could be bound by the new terms and prevented from foreclosing our lien (assuming we are found to have such a lien) on the property. If the sale-leaseback were recharacterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.
We have recorded net losses in the past and we may experience net losses in the future.
We have recorded net losses attributable to common shareholders of approximately $21.0 million and $15.6 million, for the nine months ended September 30, 2021 and 2020, respectively, and $23.6 million and $17.5 million for the years ended December 31, 2020 and 2019, respectively. These net losses were inclusive in each period of significant non-cash charges, consisting primarily of depreciation and amortization expense. We expect such non-cash charges to continue to be significant in future periods and, as a result, we may continue to record net losses in future periods.
Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, which may prevent us from being profitable or from realizing growth in the value of our properties.
Our operating results will be subject to risks generally incident to the ownership of real estate, including:
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inability to collect rents from tenants due to financial hardship, including bankruptcy;

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changes in the general economic or business climate;

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changes in local real estate conditions in the markets in which we operate, including the availability of and demand for single-tenant commercial space;

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changes in consumer trends and preferences that affect the demand for products and services offered by certain of our tenants;

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inability to lease or sell properties upon expiration or termination of existing leases;

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changes in interest rates and availability of permanent mortgage financing that may render the sale of a property difficult or unattractive;

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the subjectivity of real estate valuations and changes in such valuations over time;

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the illiquidity of real estate investments generally;

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changes in tax, real estate, environmental and zoning laws; and

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periods of rising interest rates or high interest rates and tight money supply.

These risk and other factors may prevent us from being profitable or from maintaining or growing the value of our properties.
We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases is our primary source of cash flows from operations.
We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases is the primary source of our cash flows from operations. Leases of long-term duration, or which include renewal options that specify a maximum rental rate increase, may result in below-market lease rates over time if we do not accurately estimate inflation or increases in market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental rate increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates.
Our assets will be subject to the risks typically associated with real estate investments.
Our assets will be subject to the risks typically associated with real estate investments. The value of real estate may be adversely affected by a number of risks, including:
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the impact of pandemics such as COVID-19 or other sudden or unforeseen events that disrupt the economy;

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natural disasters such as hurricanes, earthquakes and floods;

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acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

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adverse changes in national and local economic and real estate conditions;

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an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

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changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance and the potential for liability under applicable laws;

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costs of remediation and liabilities associated with environmental conditions affecting properties; and;

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the potential for uninsured or underinsured property losses.

The value of real estate properties is typically affected significantly by their ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. While we typically allocate property-level expenses (such as property taxes, insurance and maintenance) to our tenants through triple net leases, we would be required to pay these expenses if a tenant defaults on its obligations to us or a property is vacant. These factors may have a material adverse effect on the value that we can realize from our assets and our business, financial condition and results of operations and our ability to make distributions on, and the value of, our common shares could be adversely affected.
Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may have an adverse impact on our tenants, our tenants’ ability to pay rent pursuant to their leases and the profitability of the properties in our portfolio.
Our tenants and our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the COVID-19 pandemic. As a result of shutdowns, quarantines, actual viral health issues or high levels of employment, tenants at our properties may experience reduced or no revenues for a prolonged period of time, may file for bankruptcy, or may experience other hardships that affect their ability or willingness to make their rental payments. In the event our tenants are unable or unwilling to make their rental payments to us, in addition to lost rent, we would incur property-level expenses that otherwise would be borne by our tenants pursuant to triple net leases (such as property taxes, insurance and maintenance), and we may incur costs in protecting our investment and re-leasing our property. Additionally, local and national authorities may expand or extend certain measures imposing restrictions on our ability to enforce tenants’ contractual rental obligations. Local and national authorities may also reduce or discontinue stimulus and relief programs, implemented in response to such events, which may be providing benefits to our tenants which may impact their ability to make their rental payments. We have not elected in response to the COVID-19 pandemic to discount rent or offer forbearance plans to tenants, but we may do so in the future which may in the future result in rent collections that are less than the amounts contractually provided for in our leases.

Increases in interest rates can negatively impact us.
We are exposed to financial market risks, especially interest rate risk. Interest rates and other factors, such as occupancy, rental rates and the financial condition of our tenants, influence our performance more so than does inflation. Our leases often provide for payments of base rent with scheduled increases, based on a fixed amount or the lesser of a multiple of the increase in the CPI over a specified period term or a fixed percentage to help mitigate the effect of inflation. Changes in interest rates, however, do not necessarily correlate with inflation rates or changes in inflation rates and are highly sensitive to many factors, including governmental monetary policies, domestic and global economic and political conditions, and other factors which are beyond our control. Additionally, any increase in the target federal funds rate individually or in the aggregate is likely to increase interest rates. Our operating results will depend heavily on the difference between the rental revenue from our properties and the interest expense incurred on our borrowings. Rising interest rates could increase our interest expense which, without a corresponding increase in our revenue, would have a negative impact on our operating results.
We could be subject to increased property-level operating expenses.
Our properties are subject to property-level operating expenses, such as tax, utility, insurance, repair and maintenance and other operating costs. Though our properties are generally leased under net leases that obligate tenants to pay for all or a significant portion of these expenses, we may be required to pay some of these costs or we may become obligated to pay all of these costs if a tenant defaults on its obligation to pay these expenses. Additionally, we will be responsible for these costs at any vacant property. Property-level operating expenses may increase, and the likelihood of our need to fund these expenses may increase if property-level expenses exceed the level of revenue a tenant is able to generate at a particular property. Additionally, we may be unable to lease properties on terms that require the tenants to pay all or a significant portion of the properties’ operating expenses or property-level expenses that we are obligated to pay may exceed our expectations.
Real estate taxes may increase, and any such increases may not be paid for by our tenants.
Tax rates or the assessed values of our properties may increase, which would result in increased real estate taxes. Although tenants at most of our properties are obligated to pay these taxes (including any increases thereto) pursuant to net leases, we may be responsible for some or all of these taxes related to certain of our properties. In addition, if a tenant does not meet its obligation to pay real estate taxes or if a property is vacant we likely will be required to pay such taxes to preserve the value of our investment.
Our revenues and expenses are not directly correlated, and because a large percentage of our expenses are fixed, we may not be able to lower our cost structure to offset declines in our revenue.
Most of the expenses associated with our business, such as our office rent, certain acquisition costs, insurance costs, employee wages and benefits, and other general corporate expenses are relatively fixed and generally will not decrease with any reduction in our revenue. Also, many of our expenses will be affected by inflation, and certain expenses may increase more rapidly than the rate of inflation in any given period. Additionally, expense increases may exceed the rent escalation provisions contained in many of our leases. By contrast, our revenue, which primarily comes from long-term leases, is affected by many factors beyond our control, such as tenant creditworthiness, lease term and the economic conditions in the markets where our properties are located. As a result, we may not be able to fully offset rising costs by increasing our rents.
We face significant competition for tenants, which may decrease the occupancy and rental rates of our properties.
We compete for tenants with numerous traded and non-traded public REITs, private REITs, private equity investors, institutional investment funds, individuals, banks and insurance companies, many of which own properties similar to ours in the same markets in which our properties are located. If our competitors offer space at rental rates below current market rates or below the rental rates we currently charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when our leases expire. Competition for tenants could decrease the occupancy and rental rates of our properties.
Challenging economic conditions could increase vacancy rates.
Challenging economic conditions, the availability and cost of credit, turmoil in the mortgage market and declining real estate markets have contributed to increased vacancy rates in the commercial real estate sector. If we experience higher vacancy rates, we may have to offer lower rental rates or increase tenant improvement allowances or concessions. Increased vacancy may have a greater impact on us, as compared to REITs with other investment strategies, as our investment approach relies on long-term leases in order to provide a relatively stable stream of rental income. Increased vacancy could reduce our rental revenue and the values of our properties, possibly below the amounts we paid for them. Any such reduced revenues could make it more difficult for us to meet our payment obligations with respect to any indebtedness associated with the affected properties or limit our ability to refinance such indebtedness.
As leases expire, we may be unable to renew those leases or re-lease the space on favorable terms or at all.
Our success depends, in part, upon our ability to cause our properties to be occupied and generating revenue. As of December 15, 2021, leases representing approximately 21.3% of our ABR on an expected post-syndication pro rata share basis will expire prior to 2027. Current tenants may decline, or may not have the financial resources available, to renew current leases, and we cannot guarantee you that we will be able to renew leases or re-lease space (1) without an interruption in the rental revenue from those properties, (2) at or above our current rental rates or (3) without having to offer substantial rent abatements, tenant improvement allowances, early termination rights or below-market renewal options. The difficulty, delay and cost of renewing leases, re-leasing space and leasing vacant space could materially and adversely affect us.
In addition, as of December 15, 2021, leases representing 73.5% of our ABR on an expected post-syndication pro rata share basis contain provisions giving the tenant the right to extend the term of the lease at a rental rate specified in the lease. If such rent is below the level of rent that the property could otherwise be leased for at the termination of the lease and the tenant exercises its right to extend the lease, we will be obligated nevertheless to lease the property for the rent specified in the lease.
Loss of our key personnel could materially impair our ability to operate successfully.
We are dependent on the performance and continued efforts of our senior management team, and our future success is dependent on our ability to continue to attract and retain qualified executive officers and senior management. We rely on our management team to, among other things, identify and consummate acquisitions, design and implement our financing strategies, manage our investments and conduct our day-to-day operations. In particular, our success depends upon the performance of Mr. William P. Dioguardi, our Chairman and Chief Executive Officer, Coby R. Johnson, our President, Chief Operating Officer and Secretary, John E. Warch, our Senior Vice President, Chief Financial Officer, Jared W. Morgan, our Senior Vice President, Head of Acquisitions, Cynthia M. Daly, our Senior Vice President, Head of Underwriting, and other members of our management team. We currently maintain a $2 million life insurance policy on Mr. Dioguardi.
We cannot guarantee the continued employment of any of the members of our management team, who may choose to leave us for any number of reasons, such as other business opportunities, differing views on our strategic direction or personal reasons. We rely on the experience, efforts, relationships and abilities of these individuals, each of whom would be difficult to replace. The employment agreements we have entered into with each of these executives do not guarantee their continued service to us. The loss of services of one or more members of our management team, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners, existing and prospective tenants and industry participants.
Our growth strategy depends on external sources of capital which may not be available to us on commercially reasonable terms or at all.
We expect that over time we will seek additional sources of capital to fund our business. We may not be able to obtain such financing on favorable terms or at all. Any additional debt we incur will increase our leverage and likelihood of default. Our access to third-party sources of capital depends, in part, on:

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general market conditions;

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the market’s perception of our creditworthiness and growth potential;

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our current debt levels and our ability to satisfy financial covenants;

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our current and expected future earnings;

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our cash flow and cash distributions; and

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the market price of our common shares.

If we cannot obtain capital from third-party sources, we may not be able to acquire properties when strategic opportunities exist, meet the capital and operating needs of our existing properties, satisfy our debt service obligations or make the cash distributions to our shareholders necessary to maintain our qualification as a REIT.
Information that we present on a “expected post-syndication pro rata share” basis with respect to DSTs that have not been syndicated fully to third party investors reflect the percentage of equity interest we expect to own after completion of syndication and, accordingly, may not reflect our actual equity ownership of these DSTs for particular future periods.
When we establish a DST, we generally initially own 100% of the equity interests in the DST and typically offer 85% to 95% of the equity interests of each DST by syndicating them to third-party investors, with the remaining equity interests retained by us. When we present “expected post-syndication pro rata share” information with respect to these DSTs, the information we present assumes that we have fully syndicated 95% of the equity interests of each of these DSTs to third-party investors, though we may not have done so by the date of such information and may not ever be able to do so. Accordingly, we may own a higher percentage of a DST (particularly a newly formed DST) at a given point in time than we expect to own when syndication of the DST is complete. In addition, for any DST that has not completed syndication, we can give no assurance that such syndication will be completed or that our ultimate ownership percentage of such DST will not be materially higher or lower than the percentage ownership we have assumed.
Our completion of a particular DST syndication and our post-syndication percentage ownership of a particular DST is impacted by various factors, many of which are not in our control, including changes in the economic or regulatory environment that may make investing in DST equity less attractive to third-party investors, adverse development affecting the property held by the DST (e.g., property damage or destruction) and the stability of the related tenants. As a result, our “expected post-syndication pro rata share” information, which assumes we successfully sell 95% of the equity interests in DSTs being actively syndicated to third parties, could understate our exposure to the property owned by the DST and any risks relating to the tenant of that property as well as the contribution of that property to our operating results and other financial and statistical information.
Our participation in the Section 1031 Exchange Program may limit our ability to borrow funds in the future.
Institutional lenders may view any obligations we may have from time to time under agreements to acquire interests in properties as a contingent liability, which may limit our ability to borrow funds in the future. Further, before DSTs are fully syndicated, we are required to carry the full amounts of debt associated with such properties, which may adversely affect the ratios or covenants imposed by our lenders. Lenders providing lines of credit may restrict our ability to draw on our lines of credit by the amount of our potential obligations under these agreements. Further, our lenders may view such obligations in such a manner as to limit our ability to borrow funds based on regulatory restrictions on lenders that limit the amount of loans they can make to any one borrower.
Changes in the Code may impair our ability to sell properties that are, or were, in the Section 1031 Exchange Program.
On April 28, 2021, President Biden proposed a series of tax reforms (“Biden Tax Reform”), one of which would limit 1031 exchanges to real estate profits of $500,000 or less. The Biden Tax Reform, if passed by Congress and signed into law, could limit our ability to raise capital in the Section 1031 Exchange Program.

Under the Section 1031 Exchange Program, we may acquire the properties included in the DSTs for cash or offer the third-party DST investors the opportunity to elect to receive OP units that would allow the transaction to qualify for certain tax deferral benefits. If an investor elects to receive OP units and the property that was formerly in the applicable DST is subsequently sold, such investor will be taxed on its built-in-gain unless we effectuate a like-kind exchange under Section 1031 of the Code. Although we are not contractually obligated to do so, we intend to execute 1031 exchanges in such situations rather than trigger gain. The Biden Tax Reform, if passed by Congress and signed into law, would limit 1031 exchanges to real estate profits of $500,000 or less. As a result of these factors the Section 1031 Exchange Program may limit our ability to sell the properties in such program without triggering taxes for the investors in such program. Such reduced liquidity could impair our ability to utilize cash proceeds from sales for other purposes such as paying down debt, distributions or additional investments.
We may be unable to secure funds for future tenant improvements or other capital needs.
When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements to the vacated space. In addition, although our leases generally require tenants to pay for routine property maintenance costs, we are often responsible for any major structural repairs, such as repairs to a property’s foundation, exterior walls or roof. In general, we expect to use a significant portion of our cash to invest in additional properties and fund distributions to our shareholders. Accordingly, if we need significant additional capital to improve or maintain our properties or for any other reason, we will likely be required to obtain funds from other sources, such as cash flow from operations, borrowings, property sales or future offerings of our securities. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for tenant improvements or other capital needs, our properties may be less attractive to future tenants or purchasers, generate lower cash flows and/or decline in value.
REIT distribution requirements limit our ability to retain cash.
As a REIT, we are subject to annual distribution requirements, which limit the amount of cash we can retain for other business purposes, including to fund our growth. We generally must distribute annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, in order for our distributed earnings not to be subject to corporate income tax. We intend to make regular monthly distributions of 100% of our REIT taxable income to holders of our common shares out of assets legally available therefore to comply with the REIT distribution requirements of the Code and avoid U.S. federal income tax and the 4% excise tax. However, timing differences between the recognition of taxable income and the actual receipt of cash could require us to sell assets or borrow funds to distribute 100% of our REIT taxable income, even if the prevailing market conditions are not favorable for these dispositions or borrowings. Additionally, to the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay tax on the undistributed amount at the corporate tax rate and will be required to pay the 4% excise tax, and our taxable REIT subsidiaries will be subject to tax as regular corporations.
Because we may pay distributions from sources other than our cash flows from operations, any distributions may not reflect the performance of our properties or our operating cash flows.
Our organizational documents permit us to make distributions from any source, including borrowed funds, proceeds from asset sales or proceeds from securities offerings. Because we may make distributions in excess of our cash flow from operations, distributions may not reflect the performance of our properties or our operating cash flows. To the extent distributions exceed our current and accumulated earnings and profits, distributions may be treated as a return of capital and could reduce a shareholder’s basis in our common shares, but not below zero. A reduction in a shareholder’s basis in our common shares could result in the shareholder recognizing more gain upon the disposition of such shares, which could result in greater taxable income to such shareholder. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. shareholder’s adjusted tax basis in its shares will be taxable as capital gain.

Illiquidity of real estate investments and restrictions imposed by the Code could significantly impede our ability to respond to adverse changes in the performance of our properties.
Relative to many other types of investments, real estate in general, and our properties in particular, are difficult to sell quickly. Therefore, our ability to promptly sell one or more properties in response to changing property or tenant specific events, economic, financial or investment conditions is limited. In particular, our ability to sell a property could be adversely affected by a weaknesses in or even the lack of an established market for a property, changes in the condition of the tenant leasing a property, changes in local market conditions, changes in the financial condition or prospects of prospective purchasers or changes in national or international economic conditions (such as the most recent economic downturn), and changes in laws, regulations or fiscal policies of the jurisdiction in which the property is located.
In addition, the Code imposes restrictions on a REIT’s ability to dispose of properties, which are not applicable to other types of real estate companies. In particular, the tax laws applicable to REITs effectively require that we hold our properties for investment, rather than primarily for sale in the ordinary course of business, in order to avoid paying a 100% prohibited transaction tax on the gain from the disposition, which may cause us to forgo or defer sales of properties that otherwise would be in our best interest. Also, we are generally unable to dispose of properties acquired by our DSTs for a period of one to two years. Therefore, we may not be able to vary our portfolio in response to economic or other conditions promptly or on favorable terms.
We may be unable to sell a property when we desire to do so.
The real estate market is affected by many factors that are beyond our control, such as general economic conditions, the availability of financing, interest rates, and supply and demand. We cannot predict whether we will be able to sell a property for a price or on other terms that we determine to be acceptable. In connection with selling a property, we may determine that it is necessary to make significant capital expenditures to correct defects or to make improvements in order to facilitate a sale. We may not have the ability to fund these expenditures, which could prevent us from selling the property or adversely affect any selling terms. Additionally, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on such property. Additionally, certain provisions of the Code and our DSTs may prevent use from disposing of properties until certain time frames are satisfied. To the extent we determine to sell a property, we cannot predict the length of time needed to find a willing purchaser and to close the sale of the property or that any sale will result in the receipt of net proceeds in excess of the amount we paid for the property.
We may acquire properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.
A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance and exist in order to protect the yield expectations of investors. Several of our properties secure loans that include lock-out provisions. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties when we may desire to do so. Lock-out provisions may prohibit us from reducing the outstanding indebtedness, refinancing such indebtedness on a non-recourse basis or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that we might otherwise choose to pursue. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our shareholders.
We may only obtain limited warranties when we purchase a property and may only have limited recourse in the event our due diligence did not identify any issues that lower the value of the property.
The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications (including those relating to construction of the building and environmental issues) that will only survive for a limited period after the closing. The purchase of properties with limited warranties, representations or indemnifications increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.
CC&Rs may restrict the uses of our properties.
Some of our properties are contiguous to other parcels that comprise a single retail center or a business or industrial park. In connection with such properties, we are often subject to significant covenants, conditions and restrictions (“CC&Rs”) that limit the use and operation of such properties. Moreover, the operation and management of the contiguous properties may adversely affect the value of our properties. Compliance with CC&Rs or the presence of contiguous businesses may make the affected property less attractive to potential tenants and adversely affect the property’s value.
Participation in co-ownership arrangements, including DSTs, joint ventures, partnerships or otherwise, may subject us to risks that otherwise may not be present in other real estate investments.
As of December 15, 2021, we jointly owned 34 properties with third parties through DSTs under the Section 1031 Exchange Program, and we may enter into additional co-ownership arrangements with respect to other properties through additional DSTs, joint ventures, partnerships or otherwise. Our current co-ownership arrangements provide us with the exclusive right to make all decisions with respect to the management and disposition of such jointly owned properties and do not require us to purchase the interests of our co-owners, however, we may enter into co-ownership arrangements in the future that do not provide us with such control rights and may require us to purchase the co-owners’ interests.
Co-ownership arrangements involve risks generally not present when an asset is owned by a single party, such as the following:
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the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

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the risk that a co-owner may be in a position to take action contrary to our instructions or requests or our policies or objectives;

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the possibility that a co-owner might become insolvent or bankrupt, or otherwise default on its obligations under any applicable mortgage loan financing documents, which may result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-owner or allow the bankruptcy court to reject the agreements entered into by the co-owners owning interests in the property;

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the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund the operations or maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and otherwise adversely affect the operation and maintenance of the property, cause a default under any mortgage loan financing documents applicable to the property and result in late charges, penalties and interest, and could lead to the exercise of foreclosure and other remedies by the lender;

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the risk that a co-owner could breach agreements related to the property, which may cause a default under, and possibly result in personal liability in connection with, any mortgage loan financing documents, violate applicable securities law, result in a foreclosure or otherwise adversely affect the property and the co-ownership arrangement;

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the risk that we could have limited control rights, with management decisions made entirely by a third-party; and

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the possibility that we will not have the right to sell the property at a time that otherwise could result in the property being sold for its maximum value.

In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, because we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright, we may not be able to sell our interest in a property at the time we would like to sell.
Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect us.
From time to time, we may acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and may be more expensive than single property acquisitions, and the risk that a multi-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another party to acquire the unwanted properties, we may be required to hold such properties and seek to dispose of them at a later time. Acquiring multiple properties in a single transaction may require us to accumulate a large amount of cash, and holding large cash balances for significant periods of time could reduce our returns, as returns on cash are substantially lower than the returns we target from our investments in properties.
If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option.
In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased within the option exercise period and normally is credited against the purchase price if the property is purchased. If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option.
If we sell properties and provide financing to purchasers we will be subject to the risk of default by the purchasers.
In some instances we may sell a property and provide financing to the purchaser for a portion of the purchase price. Though we do not expect to provide a significant amount of financing to purchasers relative to the overall size of our portfolio, we are not precluded from doing so. If we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations to us, including payment obligations, under the financing arrangement. Even in the absence of a purchaser default, we will not receive the full cash proceeds from such a sale until such time as our loan is repaid by the purchaser or sold by us, which will result in a delay in our ability to distribute such sales proceeds or reinvest them in other properties.
We are and in the future may be subject to litigation, which could materially and adversely affect us.
We are and in the future may be subject to litigation, including claims relating to our operations, properties, security offerings or other aspects of our business. Some of these claims may result in significant investigation, defense or settlement costs and, if we are unable to successfully defend against or settle such claims, may result in significant fines or judgments against us. These costs may not be covered by insurance or may exceed insured amounts. We cannot be certain of the outcomes of any claims that may arise in the future. Certain litigation or the resolution of certain litigation may limit the availability or significantly increase the cost of insurance coverage, which could expose us to increased risks.
We may have increased exposure to litigation as a result of the Section 1031 Exchange Program.
We have developed the Section 1031 Exchange Program to raise capital from third-party investors who are seeking to reinvest the proceeds from sales of investment property in transactions that are eligible for favorable tax treatment under Section 1031 of the Code. See “Our Business—Section 1031 Exchange Program.” The Section 1031 Exchange Program involves a private offering of co-tenancy or other interests in real estate. There are significant tax and securities risks associated with these private offerings. For example, if the Internal Revenue Service (“IRS”) were to successfully challenge the tax treatment of the Section 1031 Exchange

Program with respect to third-party investors who purchased interests in these offerings, such purchasers may file a lawsuit against us. Additionally, we have certain rights to acquire interests in the properties that we jointly own with third parties, and in future offerings we may have certain obligations to acquire interests in co-owned properties. We could be named in or otherwise required to defend against lawsuits for exercising or failing to exercise such purchase rights and obligations. Any amounts we are required to expend investigating, defending or settling a claim, or in satisfaction of an adverse judgment relating to, the Section 1031 Exchange Program could be substantial. In addition, disclosure of any such litigation may limit our future ability to raise additional capital through the Section 1031 Exchange Program or otherwise.
Eminent domain could lead to material losses.
Governmental authorities may exercise eminent domain to acquire the land on which our properties are built in order to build roads and other infrastructure. Any such exercise of eminent domain would allow us to recover only the fair value of the affected properties. In addition, “fair value” could be substantially less than the real market value of the property, and we could effectively have no profit potential from properties acquired by the government through eminent domain.
Risks Related to Environmental and Compliance Matters and Climate Change
Complying with environmental laws and regulations may be costly.
All real property and the operations conducted thereon are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of hazardous materials, and the remediation of contamination associated with disposals. These laws or the interpretations thereof may become more stringent over time and compliance therewith may involve significant costs. Additionally, the cost of defending against claims of liability, complying with environmental requirements, remediating any contaminated property or paying personal injury claims could be substantial. Some of these laws and regulations impose joint and several liability on tenants and current or previous owners or operators of real estate for the costs of investigation and remediation of contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent a property or to use such property as collateral for future borrowing. Moreover, if contamination is discovered at any of our properties, environmental laws may impose restrictions on the manner in which the affected properties may be used or the businesses that may be operated thereon or give rise to personal injury claims. We typically obtain a third-party environmental site assessment for properties we acquire, however, we may not obtain such an assessment for every property we acquire, and when we do obtain such an assessment it is possible that it will not reveal all environmental liabilities.
Although our leases generally require our tenants to operate in compliance with all applicable laws and to indemnify us against any environmental liabilities arising from a tenant’s activities on the property there can be no assurance that our tenants will be able to meet these obligations. It is possible that we could incur substantial expenditures to remediate environmental conditions at our properties or become subject to liability for environmental liabilities by virtue of our ownership of the property. Furthermore, the discovery of environmental liabilities on any of our properties could lead to significant remediation costs or other liabilities for our tenant, which may affect such tenant’s ability to make rental payments to us.
From time to time, we may invest in properties with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield an appropriate risk-adjusted return. In such an instance, we will estimate the costs of environmental investigation, clean-up and monitoring when negotiating the purchase price. To the extent we underestimate the costs of environmental matters we could incur substantial losses. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions.

Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make significant unanticipated expenditures.
Some of our properties are subject to the Americans with Disabilities Act of 1990, as amended (the “ADA”). Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. Compliance with the ADA could require costly modifications at our properties to make them readily accessible to and usable by disabled individuals. In addition, failure to comply with the ADA could result in the imposition of fines or an award of damages to private litigants. Our tenants are generally obligated to maintain and repair the properties they lease from us and to comply with the ADA and other similar laws and regulations. However, if a tenant is unwilling or unable to meet its obligation to comply with the ADA, we may incur significant costs in modifying the property to achieve compliance. Additionally, as the owner of the property we could be liable for failure of one of our properties to comply with the ADA or other similar laws and regulations.
Similarly, our properties are subject to various laws and regulations relating to fire, safety and other regulations, and in some instances, common-area obligations. While our tenants are generally obligated to comply with these laws and regulations at the properties they lease from us, it is possible that our tenants will not have the financial ability to meet these obligations. If a tenant is unwilling or unable to meet its obligation to comply with these laws and regulations, we may incur significant costs to achieve compliance, that we may not be able to recover from the tenant. We may also face owner liability for failure to comply with these laws and regulations, which may lead to the imposition of fines or an award of damages to private litigants.
Our operations and financial condition may be adversely affected by climate change, including possible changes in weather patterns, weather-related events, government policy, laws, regulations and economic conditions.
In recent years, the assessment of the potential impact of climate change has begun to impact the activities of government authorities, the pattern of consumer behavior and other areas that impact the business environment in the U.S., including, but not limited to, energy-efficiency measures, water use measures and land-use practices. The promulgation of policies, laws or regulations relating to climate change by governmental authorities in the U.S. and the markets in which we own properties may require us to invest additional capital in our properties. In addition, the impact of climate change on businesses operated by our tenants is not reasonably determinable at this time. While not generally known at this time, climate change may impact weather patterns or the occurrence of significant weather events which could impact economic activity or the value of our properties in specific markets. The occurrence of any of these events or conditions may adversely impact our ability to lease our properties, including our or our tenants’ ability to obtain property insurance on acceptable terms, which would materially and adversely affect us.
We may suffer losses that are not covered by insurance or that are in excess of insured amounts.
Generally, each of our tenants is responsible for the cost of insuring the property it leases from us against customary losses (such as casualty, liability, fire and extended coverage) at a specified level or required to reimburse us for a portion of the cost of acquiring such insurance. However, it is possible that we will incur losses in excess of insured amounts. Additionally, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. It is possible that mortgage lenders may require us to purchase additional insurance covering acts of terrorism and additional costs associated therewith may be significant and likely would not be paid for by our tenants. Additionally, to the extent such insurance is either unavailable or prohibitively expensive it could inhibit our ability to finance or refinance our properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance.
Inflation, changes in building codes and ordinances, environmental considerations and other factors may make any insurance proceeds we receive insufficient to repair or replace a property if it is damaged or destroyed. In that situation, the insurance proceeds received may not be adequate to restore our economic position with respect to the affected property. Furthermore, in the event we experience a substantial or comprehensive loss at one of our properties, we may not be able to rebuild such property to its pre-loss specifications without capital expenditures in excess of any insurance proceeds, as repair or reconstruction of the property may require significant upgrades to meet current zoning and building code requirements.
Risks Related to Our Indebtedness
Our cash flows and operating results could be adversely affected by required payments of debt or related interest and other risks of our debt financing.
We are generally subject to risks associated with debt financing. These risks include: (1) our cash flow may not be sufficient to satisfy required payments of principal and interest; (2) we may not be able to refinance existing indebtedness or the terms of the refinancing may be less favorable to us than the terms of existing debt; (3) required debt payments are not reduced if the economic performance of any property declines; (4) debt service obligations could reduce cash available for distribution to our shareholders and funds available for investment; (5) any default on our indebtedness could result in acceleration of those obligations and possible loss of property to foreclosure; and (6) the risk that necessary capital expenditures cannot be financed on favorable terms. If a property is pledged to secure payment of indebtedness and we cannot make the applicable debt payments, we may have to surrender the property to the lender with a consequent loss of any prospective income and equity value from such property.
We may incur substantial indebtedness.
Our organizational documents do not place any limitation on the amount of indebtedness that we may incur, and it is possible that we could incur substantial indebtedness in the future. Upon completion of this offering and the application of a portion of the net proceeds to repay amounts outstanding under the M&T Credit Facility and the Mezzanine Loan, we expect to have $298.5 million of total consolidated indebtedness, or $95.4 million on an expected post-syndication pro rata basis, resulting in a pro forma consolidated debt-to-capitalization ratio of 31.1% (based on the midpoint of the price range set forth on the cover page of this prospectus). However, we expect to borrow funds to acquire additional properties and we may borrow for other purposes, such as financing distributions (including those necessary to satisfy the REIT distribution requirements under the Code) or capital expenditures. Such borrowings may be secured or unsecured, and there is no limitation on the amount we may borrow in the aggregate or against any individual property. We expect to have the undrawn $300 million New Credit Facility that we may use to, among other things, fund additional acquisitions.
Additionally, we may provide full or partial guarantees of mortgage debt incurred by our subsidiaries that own the mortgaged properties. Under these circumstances, we will be responsible to the lender for satisfaction of the debt if it is not paid by our subsidiary. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.
Our use of indebtedness could have important consequences to us. For example, it could: (1) result in the acceleration of a significant amount of debt for non-compliance with the terms of such debt or, if such debt contains cross-default or cross-acceleration provisions, other debt; (2) result in the loss of assets, including individual properties or portfolios, due to foreclosure or sale on unfavorable terms, which could create taxable income without accompanying cash proceeds; (3) materially impair our ability to borrow unused amounts under existing financing arrangements or to obtain additional financing or refinancing on favorable terms or at all; (4) require us to dedicate a substantial portion of our cash flow to paying principal and interest on our indebtedness, reducing the cash flow available to fund our business, to make distributions, including those necessary to maintain our REIT qualification, or to use for other purposes; (5) increase our vulnerability to an economic downturn; (6) limit our ability to withstand competitive pressures; or (7) reduce our flexibility to respond to changing business and economic conditions.
Secured indebtedness exposes us to the possibility of foreclosure on our ownership interests in pledged properties.
Incurring mortgage and other secured indebtedness increases our risk of loss of our ownership interests in the pledged property because defaults thereunder, and the inability to refinance such indebtedness, may result in foreclosure action initiated by lenders. As of December  15, 2021, 117 of our 156 properties were encumbered with mortgages. Incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the loan secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage loans to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the loan if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our shareholders may be adversely affected.
Covenants in our credit facility and our mortgages may restrict our operating activities and adversely affect our financial condition.
The New Credit Facility will contain, our mortgages currently contain and future debt agreements may contain, financial and/or operating covenants, including, among other things, certain coverage ratios, borrowing base requirements, net worth requirements and limitations on our ability to make distributions. These covenants may limit our operational flexibility and acquisition and disposition activities. Moreover, if any of the covenants in these debt agreements are breached and not cured within the applicable cure period, we could be required to repay the debt immediately, even in the absence of a payment default.
High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our shareholders.
We may be unable to finance or refinance our properties on favorable terms or at all. If interest rates are higher when we desire to mortgage a property or when existing loans mature we may not be able to obtain suitable mortgage financing or refinance existing indebtedness. If we are unable to refinance existing indebtedness with replacement debt we may be required to repay a portion of the maturing indebtedness with cash. Our inability to access debt capital on attractive terms to finance new investments or to refinance maturing indebtedness could reduce the number of properties we can acquire and our cash flows. Higher costs of capital also could negatively impact cash flows and returns on our investments.
Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.
Upon completion of this offering, we expect to have a $300 million New Credit Facility. Amounts outstanding under the New Credit Facility will bear interest at variable rates. Variable rate borrowings expose us to increased interest expense in a rising interest rate environment. Additionally, in the future, we may incur substantial additional indebtedness that bears interest at variable rates. If interest rates were to increase, our debt service obligations on variable rate indebtedness would increase even though the amount borrowed remained the same, and our cash flows would correspondingly decrease.
Interest-only indebtedness may increase our risk of default and ultimately may reduce our cash available for distribution.
We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan.
Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the loan on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment.

Offerings of debt securities or equity securities that rank senior to our common shares may adversely affect the market price of our common shares.
If we decide to issue debt securities or equity securities that rank senior to our common shares in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Any debt or equity securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares and, if such securities are convertible or exchangeable, the issuance of such securities may result in dilution to owners of our common shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common shares will bear the risk of our future offerings reducing the market price of our common shares and diluting the value of their shareholdings in us.
To hedge against interest rate fluctuations, we may use derivative financial instruments that may be costly.
We currently use derivative instruments to hedge our exposure to changes in interest rates, and we may choose to do so in the future. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Future hedging decisions will depend of prevailing facts and circumstances and at any point in time we may choose to hedge some, all or none of our variable interest rate exposure.
To the extent that we choose to use derivative financial instruments to hedge against interest rate fluctuations in the future, we will be exposed to credit risk, basis risk and legal enforceability risks. Credit risk refers to the potential failure of our counterparty to perform its obligations under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty generally owes us a payment, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby potentially making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract.
Making bridge and other loans subjects us to credit risk and could adversely affect us.
We may make bridge and other loans related to net lease properties. However, these loans will subject us to credit risk and there could be defaults under these loans. Defaults may be caused by many factors beyond our control, including local and other economic conditions affecting real estate values, interest rate changes, rezoning and the failure by the borrower to develop the property. If there is a default under one of these loans, the value of our investment in the loan could be impaired or lost in its entirety. In addition, if such a loan is secured by a mortgage on the related property, we may be delayed in a foreclosure action and any sale of the mortgaged property may generate less net proceeds than we were owed under the defaulted loan.
Risks Related to Our Organization and Structure
We have identified a material weakness in internal control over financial reporting, which could, if not remediated, materially and adversely affect us.
In connection with its audit of our financial statements for the year ended December 31, 2020, BDO USA, LLP, our independent registered public accounting firm, identified a material weakness in internal control over financial reporting. Under the standards established by the Public Company Accounting Oversight Board, a material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The identified material weakness related to insufficient internal controls and oversight of the processes and procedures over the accounting treatment of non-routine transactions and application of guidance for complex financial instruments, due to the lack of sufficient number of accounting personnel with an appropriate level of expertise in the complex accounting matters. While we have begun remedial measures, including recently hiring new accounting personnel who bring additional technical expertise in complex accounting transactions, we cannot assure you if the remediation will be effective, and there can be no guarantee that we will not identify material weaknesses in the future.
In connection with our ongoing monitoring of our internal control over financial reporting or audits of our financial statements, we or our auditors may identify additional deficiencies in our internal control over financial reporting that may be significant or rise to the level of material weaknesses. Any failure to maintain effective internal control over financial reporting or to timely effect any necessary improvements to such controls could harm our operating results or cause us to fail to meet our reporting obligations (which could affect the listing of our common shares on the NYSE). Additionally, ineffective internal control over financial reporting could also adversely affect our ability to prevent or detect fraud, harm our reputation and cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our common shares.
We are a holding company with no direct operations and will rely on funds received from the Operating Partnership to pay liabilities and make any distributions declared by our board of trustees.
We are a holding company and conduct substantially all of our operations directly and indirectly through the Operating Partnership. We will not have any significant operations or, apart from our interest in the Operating Partnership, any significant assets. As a result, we will rely on distributions from the Operating Partnership to pay any distributions that our board of trustees declares on our common shares. We will also rely on distributions from the Operating Partnership to meet any of our obligations, including any tax liability on taxable income allocated to us from the Operating Partnership. In addition, because we are a holding company, your claims as shareholders will be structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) or any preferred equity of the Operating Partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of the Operating Partnership and its subsidiaries will be able to satisfy the claims of our shareholders only after all of our and the Operating Partnership’s and its subsidiaries’ liabilities and obligations have been paid in full.
We own 93.6% of the interests in the Operating Partnership as of September 30, 2021. However, in connection with our future acquisition of properties or otherwise, we may issue OP units to third parties. Such issuances would reduce our ownership in the Operating Partnership. Because you will not directly own OP units, you will not have any voting rights with respect to any such issuances or other partnership level activities of the Operating Partnership.
Conflicts of interest could arise between the interests of our shareholders and the interests of holders of OP units, which may impede business decisions that could benefit our shareholders.
Conflicts of interest could arise as a result of the relationships between us, on the one hand, and the Operating Partnership or any limited partner thereof, on the other. Our trustees and officers have duties to us and our shareholders under applicable Maryland law in connection with their management of the company. At the same time, we, as the sole general partner of the Operating Partnership, have fiduciary duties and obligations to the Operating Partnership and its limited partners under Delaware law and the Partnership Agreement (as defined herein) of the Operating Partnership in connection with the management of the Operating Partnership. Our duties as the sole general partner to the Operating Partnership and its partners may come into conflict with the duties of our trustees and officers to the company and our shareholders. These conflicts may be resolved in a manner that is not in the best interests of our shareholders.
The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our shareholders.
Our charter, with certain exceptions, authorizes our trustees to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exception is granted by our board of trustees, no person may (1) beneficially own more than 9.8% in value or in number, whichever is more restrictive, of (a) our outstanding common shares or (b) our aggregate outstanding shares of beneficial interest, or (2) constructively own more than 9.8% in value or in number, whichever is more restrictive, of any class or series of our outstanding shares of beneficial interest. These restrictions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our shares for our shareholders. See the “Description of Securities—Restrictions on Ownership and Transfer” section of this prospectus.
Our charter permits our board of trustees to issue shares with terms that may subordinate the rights of shareholders or discourage a third-party from acquiring us in a manner that might result in a premium price to our shareholders.
Our charter permits our board of trustees to issue up to 600,000,000 shares of beneficial interest, including 100,000,000 preferred shares. In addition, our board of trustees, without any action by our shareholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of shares of beneficial interest that we have authority to issue. Our board of trustees may classify or reclassify any unissued common shares or preferred shares and establish the preferences, conversion rights, voting powers or other rights, restrictions, limitations as to dividends or distributions, qualifications and terms and conditions of redemption of any such shares of beneficial interest. See “Description of Securities—Shares of Beneficial Interest.” As a result, we may issue one or more series or classes of common shares or preferred shares with preferences, dividends, powers and rights, voting or otherwise, that are senior to the rights of our common shareholders. Although our board of trustees has no such intention at the present time, it could establish a class or series of common shares or preferred shares that could, depending on the terms of such series, delay, defer or prevent a transaction or a change of control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders. We do not have a shareholders rights plan but our board of trustees could adopt one without the approval of our shareholders. If our board of trustees adopts a shareholder rights plan in the future, it must seek ratification from our shareholders within 12 months of adoption of the plan for the plan to remain in effect. Adoption of such a shareholder rights plan could delay, defer or prevent a transaction or a change of control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.
Our board of trustees may change our investment and financing policies without shareholder approval, and we may become more highly leveraged, which may increase our risk of default under our debt obligations.
Our investment and financing policies are exclusively determined by our board of trustees. Accordingly, our shareholders do not control these policies. Further, our organizational documents do not limit the amount or percentage of indebtedness, funded or otherwise, that we may incur. Our board of trustees may adopt, alter or eliminate leverage policies at any time without shareholder approval. We could become more highly leveraged, which could result in an increase in our debt service. Higher leverage also increases the risk of default on our obligations. In addition, a change in our investment policies, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, real estate market fluctuations and liquidity risk. Changes to our policies with regards to the foregoing could materially and adversely affect us.
We are an emerging growth company, and the reduced reporting requirements applicable to emerging growth companies may make our common shares less attractive to investors.
We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of:
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the last day of the fiscal year during which our total annual revenue equals or exceeds $1.07 billion (subject to adjustment for inflation);

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the last day of the fiscal year following the fifth anniversary of this offering;

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the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

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the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

We may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy or information statements, exemptions from the requirements of holding a non-binding advisory vote on executive compensation and seeking shareholder approval of any golden parachute payments not previously approved and an extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. We cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our per share trading price may be adversely affected and more volatile.
Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares.
Under the Maryland Business Combinations Act, “business combinations” between a Maryland trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified under Maryland Law, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:
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any person who beneficially owns 10% or more of the voting power of the Maryland trust’s shares; or

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an affiliate or associate of the Maryland trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the Maryland trust.

A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which he or she otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of trustees.
After the five-year prohibition, any business combination between the Maryland trust and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of beneficial interest of the trust; and

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two-thirds of the votes entitled to be cast by holders of voting shares of beneficial interest other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the trust’s shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees prior to the time that the interested shareholder becomes an interested shareholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
As permitted by Maryland law, our board of trustees has adopted a resolution exempting any business combinations between us and any other person or entity from the Maryland Business Combinations Act, and we may not opt in to the provisions of the Maryland Business Combinations Act without the approval of our shareholders. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Business Combinations.”

Maryland law also limits the ability of a third-party to buy a large percentage of our outstanding shares and exercise voting control in electing trustees.
The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland trust acquired in a “control share acquisition” have no voting rights except to the extent approved by the trust’s disinterested shareholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of beneficial interest owned by interested shareholders, that is, by the acquirer, or officers of the trust or employees of the trust who are trustees of the Maryland trust, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of beneficial interest that would entitle the acquirer, except solely by virtue of a revocable proxy, to exercise voting control in electing trustees within specified ranges of voting control. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the trust. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any acquisition by any person of our shares of beneficial interest. We may not opt in to the provisions of the Maryland Control Share Acquisition Act without the approval of our shareholders. For a more detailed discussion on the Maryland laws governing control share acquisitions, see “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Control Share Acquisitions.”
Our board of trustees may enact certain anti-takeover measures under Maryland law, subject to the approval of our shareholders.
Maryland law permits a board of trustees of a REIT to implement certain takeover defenses, including increasing the vote required to remove a trustee. Our board of trustees may implement such defenses only with the affirmative vote of a majority of the votes cast on the matter by our shareholders entitled to vote generally in the election of trustees. Additionally, Maryland law allows a REIT’s board of trustees to adopt a shareholder rights plan without the approval of its shareholders. We currently do not have a shareholder rights plan, however, our board of trustees could adopt one without the approval of our shareholders. If our board of trustees adopts a shareholder rights plan in the future, it must seek ratification from our shareholders within 12 months of adoption of the plan for the plan to remain in effect. If implemented, these provisions may have the effect of inhibiting a third-party from making an acquisition proposal for the company or of delaying, deferring or preventing a change in control of the company under circumstances that otherwise could provide the holders of our common shares with the opportunity to realize a premium over the then-current market price of such common shares. See “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Subtitle 8.”
Our bylaws designate certain Maryland courts as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our trustees, officers or employees.
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, other than actions arising under federal securities laws, (2) any action asserting a claim of breach of a duty owed by any of our trustees, officers or other employees to us or our shareholders, (3) any action asserting a claim against us or any of our trustees, officer or other employees arising pursuant to any provision of the Maryland REIT Law (as defined below), our charter or our bylaws or (4) any other action asserting a claim against us or any of our trustees or officers or other employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any of our shares of beneficial interest will be deemed to have notice of and consented to these provisions of our bylaws. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our trustees, officers or other employees, which may discourage lawsuits against us and our trustees, officers and employees. Alternatively, if a court were to find these provisions of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect us.
In addition, our bylaws provide that the exclusive forum provision of our bylaws described above will not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the District of Maryland shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and/or the Exchange Act. Any person or entity purchasing or otherwise acquiring or holding our shares of beneficial interest will be deemed to have notice of and consented to these provisions of our bylaws.
Although our bylaws contain the choice of forum provisions described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Our rights and the rights of our shareholders to recover claims against our officers and trustees are limited.
Maryland law provides that a trustee has no liability in that capacity if he or she performs his or her duties in good faith, acts without willful misfeasance, is not grossly negligent and has not acted with reckless disregard of his or her duties. Our charter requires us, subject to certain exceptions, to indemnify and advance expenses to our trustees and officers. Our charter also permits us to provide such indemnification and advance for expenses to our employees and agents. Additionally, our charter limits, subject to certain exceptions, the liability of our trustees and officers to us and our shareholders for monetary damages. Although our charter does not allow us to indemnify our trustees for any liability or loss suffered by them or hold harmless our trustees for any loss or liability suffered by us to a greater extent than permitted under Maryland law, we and our shareholders may have more limited rights against our trustees, officers, employees and agents, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our trustees, officers, employees and agents.
Termination of the employment agreements with certain members of our senior management team could be costly, and the terms of the employment agreements may make a change in control of the company less attractive.
We are party to an employment agreement with each of Messrs. Dioguardi, Johnson, Warch and Morgan and Ms. Daly. These agreements provide that if the employment of these individuals is terminated under certain circumstances (including in connection with a change in control of the company), we may be required to pay them significant amounts of severance compensation. Furthermore, these provisions could delay or prevent a transaction or a change in control of the company that might involve a premium over the then-prevailing market price of our common shares or otherwise be in the best interests of our shareholders.
Risks Related to this Offering and Ownership of Our Common Shares
The cash available for distribution to shareholders may not be sufficient to pay distributions at expected levels, nor can we assure you of our ability to make, maintain or increase distributions in the future. We may pay distributions from sources other than cash flow from operations, including borrowed funds, proceeds from asset sales or net proceeds from securities offerings.
Our estimated initial annual distribution of approximately $0.49 per common share is expected to be approximately 85.4% of our estimated cash available for distribution for the 12 months ending September 30, 2022 (or 90.6% of estimated cash available for distribution if the underwriters exercise their option to purchase additional shares in full). In the future, we may fund distributions from borrowings under the New Credit Facility or other loans, selling certain of our assets or using a portion of the net proceeds from this offering or reduce such distributions. To the extent we use funds from these sources to fund our distributions, our financial condition and our ability to access these funds for other purposes, such as for the acquisition of properties or future distributions, could be adversely affected. See “Distribution Policy.” All distributions will be made at the discretion of our board of trustees and will depend on our earnings, cash flows, liquidity, financial condition, capital requirements, contractual prohibitions or other limitations under our indebtedness, the annual distribution requirements under the REIT provisions of the Code, state law and such other factors as our board of trustees considers relevant. With limited prior operating history, we cannot assure you that we will be able to pay our expected annual distribution or that any distribution rate will increase over time. In addition, some of our distributions may include a return of capital. To the extent that we decide to make distributions in excess of our current and accumulated earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes to the extent of the holder’s adjusted tax basis in their shares. A return of capital is not taxable, but it has the effect of reducing the holder’s adjusted tax basis in its investment. To the extent that distributions exceed the adjusted tax basis of a holder’s shares, they will be treated as gain from the sale or exchange of such shares. See “Certain U.S. Federal Income Tax Considerations—Taxation of Shareholders.” If we borrow to fund distributions, our future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been. In addition, we may make distributions with proceeds from asset sales or the net proceeds from securities offerings, which may reduce the amount of capital we have available to invest in our business and adversely affect us.
There is no existing market for our common shares, an active trading market for our common shares may not develop and the market price for our common shares may decline substantially and be volatile.
Prior to this offering, there has been no public market for our common shares. Although our common shares have been approved for listing on the NYSE, subject to official notice of issuance, under the symbol “FSPR,” we cannot predict the extent to which a trading market will develop or how liquid that market will become. An active trading market may not develop upon completion of this offering and, if it does develop, it may not be sustained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The initial public offering price of our common shares will be determined by negotiation among us and the representatives of the underwriters and may not be representative of the price that will prevail in the open market after this offering. See “Underwriting” for a discussion of the factors that were considered in determining the initial public offering price.
The market price of our common shares after this offering may be significantly affected by factors including, among others:
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actual or anticipated variations in our results of operations;

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changes in government regulations;

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changes in laws affecting REITs and related tax matters;

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the announcement of new contracts by us or our competitors;

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general market conditions specific to our industry;

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changes in general economic conditions;

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unanticipated increases in interest rates;

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volatility in the financial markets;

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actions by institutional shareholders;

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general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies);

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additions or departures of key management personnel;

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differences between our actual financial and operating results and those expected by investors and analysts;

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changes in analysts’ recommendations or projections; and

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the realization of any of the other risk factors presented in this prospectus.

As a result, our common shares may trade at prices significantly below the public offering price.

Furthermore, in recent years, the stock market in general, securities listed on the NYSE and securities issued by REITs in particular have experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry. The changes frequently appear to occur without regard to the operating performance of the affected companies. Hence, the price of our common shares could fluctuate based upon factors that have little or nothing to do with us in particular, and these fluctuations could materially reduce the price of our common shares and materially affect the value of your investment.
Because we have not identified any specific properties to acquire with the net proceeds from this offering remaining after repaying amounts outstanding under the M&T Credit Facility and the Mezzanine Loan, you will be unable to evaluate the economic merits of investments we may make with such net proceeds before deciding to purchase our common shares.
We will have broad authority to invest the net proceeds from this offering not used to repay amounts outstanding under the M&T Credit Facility and the Mezzanine Loan in any property investments that we may identify in the future, and we may make investments with which you do not agree. You will be unable to evaluate the economic merits of any such investments before we make them and will be relying on our ability to select attractive investment properties. We also will have broad discretion in implementing policies regarding tenant creditworthiness, and you will not have the opportunity to evaluate potential tenants. In addition, our investment policies may be amended or revised from time to time at the discretion of our board of trustees, without a vote of our shareholders. These factors will increase the uncertainty and the risk of investing in our common shares.
We intend to use a portion of the net proceeds from this offering to, among other things, acquire properties and lease them on a long-term net lease basis; we cannot assure you that we will be able to do so on a profitable basis. Our failure to apply such net proceeds effectively or to find suitable properties to acquire in a timely manner or on acceptable terms could result in losses or returns that are substantially below expectations.
A substantial portion of our total outstanding common shares may be sold into the market at any time following this offering. This could cause the market price of our common shares to drop significantly, even if our business is doing well, and make it difficult to for us to sell equity securities in the future.
The market price of our common shares could decline as a result of sales of a large number of common shares or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it difficult for us to sell equity securities in the future at times or prices that we deem appropriate. After the consummation of this offering, we will have 41,165,143 common shares outstanding. See “Shares Eligible for Future Sale” and “Certain Relationships and Related Party Transactions” for a more detailed description of the common shares that will be available for future sale upon completion of this offering.
Subject to certain exceptions, we, our executive officers, trustees, GSAM, Carlyle and certain of our other security holders have agreed that, without the prior written consent of the representatives on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of this prospectus: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares; (2) file any registration statement with the SEC relating to the offering of any common shares or any securities convertible into or exercisable or exchangeable for common shares; or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares, whether any such transaction described above is to be settled by delivery of common shares or such other securities, in cash or otherwise. In addition, our shareholders holding substantially all of our other common shares outstanding immediately prior to the completion of this offering may not effect any offer, sale or distribution of any common shares or any option or right to acquire common shares, for 180 days after the date of this prospectus, without first obtaining our consent. We have agreed not to provide this consent without first obtaining the written consent of the representatives. When this lock-up period expires, our locked-up security holders will be able to sell our common shares in the public market. Sales of a substantial number of such shares upon expiration of this lock up, or the perception that such sales may occur, could cause our per share trading price to fall or make it more difficult for you to sell your common shares at a time and price that you deem appropriate.

If you purchase our common shares in this offering, you will suffer immediate and substantial dilution.
The initial public offering price of our common shares is expected to be substantially higher than the pro forma net tangible book value per share immediately after this offering. Therefore, if you purchase common shares in this offering, your interest will be diluted immediately to the extent of the difference between the initial public offering price per common share and the pro forma net tangible book value per common share after this offering. See “Dilution.”
If we raise additional capital through the issuance of new equity securities, your interest in us will be diluted.
We may have to issue additional equity securities periodically to finance our growth. If we raise additional capital through the issuance of new equity securities, your interest in us will be diluted, which could cause you to lose all or a portion of your investment. In addition, any new securities we may issue, such as preferred shares, may have rights, preferences or privileges senior to those securities held by you.
If securities analysts do not publish research or reports about us, or if they issue unfavorable commentary about us or our industry or downgrade the outlook of our common shares, the price of our common shares could decline.
The trading market for our common shares will depend, in part, on the research and reports that third-party securities analysts publish about us and our industry. One or more analysts could downgrade the outlook of our common shares or issue other negative commentary about us or our industry. In addition, we may be unable to obtain or slow to attract research coverage. As a result of one or more of these factors, the trading price of our common shares could decline.
Legislative or regulatory action could adversely affect purchasers of our common shares.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our common shares. Changes are likely to continue to occur in the future, and these changes could adversely affect our shareholders’ investment in our common shares. These changes include but are not limited to the reduction or elimination of the corporate income tax under the Code or repeal or revisions to the tax exemptions provided by Section 1031 under the Code, which would adversely affect the Section 1031 Exchange Program. Any of these changes could have an adverse effect on an investment in our common shares or on the market price or resale potential of our common shares. Shareholders are urged to consult with their own tax advisor with respect to the impact that recent legislation may have on their investment and the status of legislative, regulatory or administrative developments and proposals and their potential effect on their investment in our shares.
Participants in our directed share program must hold their shares for a minimum of 180 days following the date of this prospectus and, accordingly, will be subject to market risks not imposed on other investors in the offering.
At our request, the underwriters have reserved 5% of the common shares to be issued by us and offered by this prospectus for sale, at the initial public offering price, to trustees, officers, employees, business associates and related persons. If purchased by these persons, these shares will be subject to a 180-day lock-up restriction. As a result of the lockup restriction, these purchasers may face risks not faced by other investors who have the right to sell their shares at any time following the offering. These risks include the market risk of holding our shares during the period that such restrictions are in effect. In addition, the price of our common shares may decrease following the expiration of the lockup period if there is an increase in the number of shares for sale in the market.
Risks Related to Our Tax Status and Other Tax Related Matters
We would incur adverse tax consequences if we fail to qualify as a REIT.
We have elected to be taxed as a REIT under the Code. Our qualification as a REIT requires us to satisfy numerous requirements, some on an annual and quarterly basis, established under highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations, and which involves the determination of various factual matters and circumstances not entirely within our control. We expect that our current organization and methods of operation will enable us to continue to qualify as a REIT, but we may not so qualify or we may not be able to remain so qualified in the future. In addition, U.S. federal income tax laws governing REITs and other corporations and the administrative interpretations of those laws may be amended at any time, potentially with retroactive effect. Future legislation, new regulations, administrative interpretations or court decisions could adversely affect our ability to qualify as a REIT or adversely affect our shareholders.
If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate rates, and would not be allowed to deduct dividends paid to our shareholders in computing our taxable income. Also, unless the IRS granted us relief under certain statutory provisions, we could not re-elect REIT status until the fifth calendar year after the year in which we first failed to qualify as a REIT. The additional tax liability from the failure to qualify as a REIT would reduce or eliminate the amount of cash available for investment or distribution to our shareholders. This would likely have a significant adverse effect on the value of our securities and our ability to raise additional capital. In addition, we would no longer be required to make distributions to our shareholders. Even if we continue to qualify as a REIT, we will continue to be subject to certain federal, state and local taxes on our income and property.
Complying with REIT requirements may cause us to liquidate or forgo otherwise attractive investment opportunities.
To qualify as a REIT, we must ensure that, at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and “real estate assets” (as defined in the Code), including certain mortgage loans and securities. The remainder of our investments (other than government securities, qualified real estate assets and securities issued by a TRS) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than government securities, qualified real estate assets and securities issued by a TRS) can consist of the securities of any one issuer, and no more than 20% of the value of our total assets can be represented by securities of one or more TRSs. See “Certain U.S. Federal Income Tax Considerations.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate or forgo otherwise attractive investment opportunities. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.
In addition to the asset tests set forth above, to qualify as a REIT we must continually satisfy tests concerning, among other things, the sources of our income, the amounts we distribute to our shareholders and the ownership of our shares. We may be unable to pursue investment opportunities that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. We also may be required to make distributions to shareholders at disadvantageous times or when we do not have funds readily available for distribution. As a result, having to comply with the distribution requirement could cause us to: (1) sell assets in adverse market conditions; (2) borrow on unfavorable terms; or (3) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt. Thus, compliance with the REIT requirements may materially adversely affect us and hinder our ability to make certain attractive investments.
To continue to qualify as a REIT, we generally must distribute to our shareholders at least 90% of our REIT taxable income each year, determined without regard to the dividends-paid deduction and excluding any net capital gains, and we will be subject to corporate income tax on our undistributed taxable income to the extent that we distribute less than 100% of our REIT taxable income, determined without regard to the dividends-paid deduction and including any net capital gains, each year. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.
We may purchase real properties and lease them back to the sellers of such real properties. The IRS could challenge our characterization of certain leases in any such sale-leaseback transactions as “true leases,” which allows us to be treated as the owner of the property for federal income tax purposes. In the event that any sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, which could affect the calculation of our REIT taxable income and could cause us to fail the REIT distribution test that requires a REIT to distribute at least 90% of its REIT taxable income, determined without regard to the dividends-paid deduction and excluding any net capital gain. In this circumstance, we may elect to distribute an additional dividend of the increased taxable income so as not to fail the REIT distribution test. This distribution would be paid to all shareholders at the time of declaration rather than the shareholders existing in the taxable year affected by the re-characterization. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of re-characterization.
Dividends paid by REITs generally do not qualify for reduced tax rates.
In general, the maximum U.S. federal income tax rate for dividends that constitute “qualified dividend income” paid to individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for this reduced rate. Under the Tax Cuts and Jobs Act of 2017 (the “TCJA”), however, domestic shareholders that are individuals, trusts and estates generally may deduct up to 20% of the ordinary dividends (e.g., dividends not designated as capital gain dividends or qualified dividend income) received from a REIT for taxable years beginning after December 31, 2017 and before January 1, 2026. To qualify for this deduction, the domestic shareholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to a position in substantially similar or related property. Although this deduction reduces the effective U.S. federal income tax rate applicable to such dividends paid by REITs (generally to 29.6% assuming the shareholder is subject to the 37% maximum rate), such tax rate is still higher than the tax rate applicable to corporate dividends that constitute qualified dividend income. Although these rules do not adversely affect the taxation of REITs or dividends payable by REITs, investors who are individuals, trusts and estates may perceive investments in REITs to be relatively less attractive than investments in the shares of non-REIT corporations that pay dividends, which could materially and adversely affect the value of the shares of REITs, including the per share trading price of our common shares.
Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.
The REIT provisions of the Code substantially limit our ability to hedge our assets and liabilities. Any income from a hedging transaction that we enter into to manage the risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets, or from certain terminations of such hedging positions, does not constitute “gross income” for purposes of the 75% or 95% gross income tests that apply to REITs, provided that certain identification requirements are met. To the extent that we enter into other types of hedging transactions or fail to properly identify such transaction as a hedge, the income is likely to be treated as non-qualifying income for purposes of both of the gross income tests. See “Certain U.S. Federal Income Tax Considerations.” As a result of these rules, we may be required to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs may be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRSs will generally not provide any tax benefit, except that such losses could theoretically be carried back or forward against past or future taxable income in the TRS.
Certain property transfers may generate prohibited transaction income, resulting in a penalty tax on gain attributable to the transaction.
From time to time, we may transfer or otherwise dispose of some of our properties. Under the Code, any gain resulting from transfers of properties that we hold as inventory or primarily for sale to customers in the ordinary course of business would be treated as income from a prohibited transaction and subject to a 100% penalty tax. Since we acquire properties for investment purposes, we do not believe that our occasional transfers or disposals of property are prohibited transactions. However, whether property is held for investment purposes is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The IRS may contend that certain transfers or disposals of properties by us are prohibited transactions. If the IRS were to argue successfully that a transfer or disposition of property constituted a prohibited transaction, then we would be required to pay a 100% penalty tax on any gain allocable to us from the prohibited transaction and we may jeopardize our ability to retain future gains on real property sales.
We could face possible state and local tax audits and adverse changes in state and local tax laws.
As discussed in the risk factors above, because we are organized and qualify as a REIT, we are generally not subject to federal income taxes, but we are subject to certain state and local taxes. From time to time, changes in state and local tax laws or regulations are enacted, which may result in an increase in our tax liability. A shortfall in tax revenues for states and municipalities in which we own properties may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional state and local taxes. These increased tax costs could adversely affect our financial condition and the amount of cash available for the payment of distributions to our shareholders. In the normal course of business, entities through which we own real estate may also become subject to tax audits. If such entities become subject to state or local tax audits, the ultimate result of such audits could have an adverse effect on our financial condition.
Legislative or other actions affecting REITs could materially and adversely affect us and our investors as well as the Operating Partnership.
The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. Changes to the tax laws (including in the context of a fundamental U.S. income tax reform), with or without retroactive application, could materially and adversely affect us and our investors as well as the Operating Partnership. We cannot predict how changes in the tax laws might affect it or its investors. New legislation, U.S. Department of Treasury regulations (“Treasury Regulations”), administrative interpretations or court decisions could significantly and negatively affect our ability to qualify as a REIT or the federal income tax consequences of such qualification. In addition, changes to the tax laws may reduce the attractiveness of REITs as investment vehicles relative to other investment vehicles.
If the Operating Partnership fails to maintain its status as a partnership, we would cease to qualify as a REIT and suffer other adverse consequences.
We intend to maintain the status of the Operating Partnership as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of the Operating Partnership as an entity taxable as a partnership, the Operating Partnership would be taxable as a corporation. In such event, this would reduce the amount of distributions that the Operating Partnership could make to us. This would also cause us to fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, we would likely lose our REIT status, and becoming subject to a corporate level tax on our income. This would substantially reduce the cash available to us to make distributions to you and the return on your investment and potentially change the character of our distributions to you. In addition, if any of the partnerships or limited liability companies through which the Operating Partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the Operating Partnership. Such a re-characterization of an underlying property owner also could threaten our ability to maintain REIT status.
Qualifying as a REIT involves highly technical and complex provisions of the Code.
Our qualification as a REIT involves the application of highly technical and complex Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Moreover, new legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. Our ability to satisfy the REIT income and asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals, and upon our ability to successfully manage the composition of our income and assets on an ongoing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.
General Risk Factors
The requirements of being a public company may strain our resources, result in more litigation, and divert the attention of our management.
As a public company with listed equity securities, we will be required to comply with new laws, regulations and requirements, including the requirements of the Exchange Act, certain corporate governance provisions of the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act,” related regulations of the SEC, and requirements of the NYSE, with which we were not required to comply as a private company. The Exchange Act will require us to file annual, quarterly and current reports and other information with respect to our business and financial condition with the SEC. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting.
Section 404 of the Sarbanes-Oxley Act requires our management and independent auditors to report annually on the effectiveness of our internal control over financial reporting. However, we are an “emerging growth company,” as defined in the JOBS Act, and, so for as long as we continue to be an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including, but not limited to, exemption from compliance with the auditor attestation requirements of Section 404. Once we are no longer an emerging growth company or, if prior to such date, we opt to no longer take advantage of the applicable exemption, we will be required to include in our annual reports that we file with the SEC an opinion from our independent auditors on the effectiveness of our internal control over financial reporting.
These reporting and other obligations will place significant demands on our management, administrative, operational and accounting resources and will cause us to incur significant expenses. We may need to upgrade our systems or create new systems, implement additional financial and management controls, reporting systems and procedures, create or outsource an internal audit function, and hire additional accounting and finance staff. If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with the financial reporting requirements and other rules that apply to reporting companies could be impaired, which could result in fines, delisting of our common shares or other disciplinary action from the SEC, the NYSE or other regulatory bodies.
Changes in accounting standards may materially and adversely affect us.
From time to time the Financial Accounting Standards Board (“FASB”) or the SEC may change financial accounting and reporting standards or the interpretation and application thereof. These changes could materially and adversely affect our reported financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, resulting in revising prior period financial statements. Similarly, these changes could materially and adversely affect our tenants’ reported financial condition and results of operations and affect their willingness to lease as opposed to own real estate.
We face risks relating to cybersecurity attacks that could cause loss of confidential information and other business disruptions.
We rely extensively on computer systems to process transactions and manage our business, and our business is at risk from and may be impacted by cybersecurity attacks. These could include attempts to gain unauthorized access to our data and computer systems. Attacks can be both individual and/or highly organized attempts organized by very sophisticated hacking organizations. We employ a number of measures to prevent, detect and mitigate these threats, which include password protection, firewall protection systems, frequent backups, and a redundant data system for core applications; however, there is no guarantee such efforts will be successful in preventing a cybersecurity attack. A cybersecurity attack could compromise our confidential information as well as that of our employees, tenants and vendors. A successful attack could disrupt and affect our business operations.
The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.
We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation only insures amounts up to $250,000 per depositor per insured bank. We likely will have cash (including restricted cash) and cash equivalents deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash available for distribution to our shareholders or investment in new or existing properties.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. In particular, statements pertaining to our business and growth strategies, investment and leasing activities and trends in our business, including trends in the market for long-term, net leases of freestanding, single-tenant properties contain forward-looking statements. When used in this prospectus, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management.
Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described in forward-looking statements will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
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general business and economic conditions;

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the impact of pandemics such as the recent outbreak of COVID-19 or other sudden or unforeseen events that disrupt the economy;

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the performance and creditworthiness of our tenants;

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availability of qualified personnel and our ability to retain our key management personnel;

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availability of suitable properties to acquire and our ability to acquire and lease those properties on favorable terms;

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the degree and nature of our competition;

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volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the CPI;

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other risks inherent in the real estate business, including tenant defaults or bankruptcies, potential liability relating to environmental matters, illiquidity of real estate investments, fluctuations in real estate values and the general economic climate in local markets, competition for tenants in such markets and potential damages from natural disasters;

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ability to renew leases, lease vacant space or re-lease space as existing leases expire or are terminated;

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our failure to generate sufficient cash flows to service our outstanding indebtedness;

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our ability to access to debt and equity capital markets on attractive terms;

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fluctuating interest rates;

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changes in, or the failure or inability to comply with, government regulation, including Maryland laws;

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failure to maintain our status as a REIT;

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changes in the U.S. tax law and other U.S. laws, whether or not specific to REITs; and

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additional factors discussed in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business” in this prospectus.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this prospectus might not occur as described, or at all.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $231.4 million after deducting the underwriting discounts and commissions and our other estimated offering expenses (assuming an initial public offering price of $14.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus). If the underwriters exercise their option to purchase additional shares in full, we estimate the net proceeds to us will be approximately $266.5 million. We will contribute the net proceeds from this offering to the Operating Partnership in exchange for a number of OP units that is equal to the number of common shares that we issue to investors in this offering.
The Operating Partnership intends to use a portion of the net proceeds from this offering to (1) consummate the Pending Acquisitions and (2) repay amounts outstanding under the M&T Credit Facility and the Mezzanine Loan, including a prepayment fee of $1.8 million. The remaining net proceeds will be used for general corporate purposes, including potential future acquisitions.
As of December 15, 2021, we had approximately $70.0 million outstanding under the M&T Credit Facility. The M&T Credit Facility matures on October 30, 2022. The M&T Credit Facility bears interest based on, at our option, (1) LIBOR, with a LIBOR floor of 1% on unhedged LIBOR, plus 2.50% to 2.75% per annum, or (2) the base rate plus 1.50% to 1.75% per annum, with the interest rate spread determined based on, at our election, LIBOR or base rate borrowings and the ratio of debt to value (2.58% as of December 15, 2021). As of December 15, 2021, we had approximately $89.3 million outstanding under the Mezzanine Loan. The Mezzanine Loan matures on October 30, 2025. The Mezzanine Loan bears interests at 11.5% per annum, of which 7.0% is to be paid in cash and 4.5% is capitalized.
Pending the use of the net proceeds from this offering as described above, we intend to invest such proceeds in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that are consistent with our intention to maintain our qualification as a REIT for federal income tax purposes.

DISTRIBUTION POLICY
Following completion of this offering, we intend to make regular monthly distributions to holders of our common shares, as more fully described below. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at the regular corporate rate to the extent that it annually distributes less than 100% of its REIT taxable income. In addition, a REIT will be required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions it makes in a calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income, and 100% of its undistributed income from prior years. For more information, see “Certain U.S. Federal Income Tax Considerations.” As a result, in order to satisfy the requirements for us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes and generally not be subject to U.S. federal income and excise tax, we intend to make regular monthly distributions of 100% of our REIT taxable income to holders of our common shares out of assets legally available therefor.
Although we anticipate initially making monthly distributions to our common shareholders, the timing, form and amount of distributions, if any, to our common shareholders, will be at the sole discretion of our board of trustees and will depend upon a number of factors, including:
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our actual and projected results of operations;

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our debt service requirements;

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our liquidity and cash flows;

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our capital expenditures;

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our operating expenses;

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our REIT taxable income;

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the annual distribution requirement under the REIT provisions of the Code;

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restrictions in any current or future debt agreements;

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any contractual limitations;

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applicable law, including restrictions on distributions under Maryland law; and

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other factors that our board of trustees may deem relevant.

For more information regarding risk factors that could materially and adversely affect us and our ability to make cash distributions, see “Risk Factors—Risks Related to this Offering and Ownership of Our Common Shares—The cash available for distribution to shareholders may not be sufficient to pay distributions at expected levels, nor can we assure you of our ability to make, maintain or increase distributions in the future.” If our operations do not generate sufficient cash flow to enable us to pay our intended or required distributions, we may be required either to fund distributions from working capital, borrow or raise equity or reduce such distributions. In addition, our charter allows us to issue preferred shares that could have a preference on distributions and could limit our ability to make distributions to our shareholders.
Our estimate of cash available for distribution for the twelve months ending September 30, 2022 has been calculated based on adjustments to the pro forma net income attributable to Four Springs Capital Trust for the twelve months ended September 30, 2021. This estimate was based on our pro forma operating results and does not take into account our growth strategy or intended use of proceeds to acquire rent-generating, net lease properties, nor does it take into account any unanticipated expenditures we may have to make or any debt we may have to incur. In estimating our cash available for distribution for the twelve months ending September 30, 2022, we have made certain assumptions as reflected in the table and footnotes below. Our estimate of cash available for distribution does not include the effect of any changes in our working capital. Our estimate also does not reflect the amount of cash estimated to be used for investing activities, including for acquisition and other activities. It also does not reflect the amount of cash estimated to be used for financing activities, other than scheduled debt principal payments on mortgage indebtedness that will be outstanding upon completion of this offering. Any such investing and/or financing activities may have a material effect on our estimate of cash available for distribution. Because we have made the assumptions set forth herein in estimating cash available for distribution, we do not intend this estimate to be a projection or forecast of our actual results of operations or our liquidity, and we have estimated cash available for distribution for the sole purpose of determining our initial annual distribution rate. Our estimate of cash available for distribution should not be considered as an alternative to cash flow from operating activities (computed in accordance with GAAP). In addition, the methodology upon which we made the adjustments described below is not necessarily intended to be a basis for determining future dividends or other distributions.
In March 2022, we intend to make a pro rata distribution with respect to the period commencing upon completion of this offering and ending on February 28, 2022, based on a distribution rate of $0.040833 per common share for a full month. On an annualized basis, this would be approximately $0.49 per common share, or an annual distribution rate of approximately 3.50% based on the midpoint of the price range set forth on the cover page of this prospectus. We estimate that this initial annual distribution rate will represent approximately 85.4% of our estimated cash available for distribution to shareholders and OP unit holders for the twelve months ending September 30, 2022, based on the midpoint of the price range set forth on the cover of this prospectus. We do not intend to reduce the annualized distribution per share if the underwriters exercise their option to purchase additional shares. Our intended initial annual distribution rate has been established based on our estimate of cash available for distribution for the twelve months ending September 30, 2022, which we have calculated based on adjustments to our pro forma net income for the twelve months ended September 30, 2021. We believe that our estimate of cash available for distribution constitutes a reasonable basis for setting the initial distribution rate. However, we cannot assure you that our estimate will prove accurate, and actual distributions may therefore be significantly below the expected distributions. We intend to maintain our initial distribution rate for the 12-month period following the completion of this offering unless our actual or anticipated results of operations, cash flows or financial position, economic or market conditions or other factors differ materially from the assumptions used in our estimate.
The following table describes the pro forma net income attributable to Four Springs Capital Trust for the year ended December 31, 2020, and the adjustments we have made thereto in order to estimate our initial cash available for distribution to the holders of our common shares for the twelve months ending September 30, 2022 ($ in thousands), and such information is provided solely for the purpose of illustrating the estimated initial distribution and is not intended to be a basis for future distributions.
Pro forma net loss attributable to Four Springs Capital Trust for the year ended December 31, 2020	$(7,133)
Add: Pro forma net loss attributable to Four Springs Capital Trust for the nine months ended September 30, 2020	10,763
Add: Pro forma net income attributable to Four Springs Capital Trust for the nine months ended September 30, 2021	5,098
Pro forma net income attributable to Four Springs Capital Trust for the twelve months ended September 30, 2021	$8,638
Add: estimated net increases in contractual rental revenue(1)	146
Add: real estate depreciation and amortization	18,443
Add: non-cash impairment charges	318
Add: amortization of debt discount and deferred financing costs(2)	902
Less: net effect of non-cash rental revenue(3)	(4,847)
Less: decrease in fair value of compound embedded derivative and warrant liability	(137)
Add: non-cash equity-based compensation(4)	8,025
Add: loss on extinguishment of debt	296
Less: gain on sale of real estate	(2,326)
Less: net increases in general and administrative expenses after giving effect to offering(5)	(2,700)
Estimated cash flows from operating activities attributable to Four Springs Capital Trust for the twelve months ending September 30, 2022	26,758
Less: capital expenditures reserve(6)	(346)

Less: scheduled principal payments on mortgages and notes payable(7)	(1,118)
Estimated cash available for distribution attributable to Four Springs Capital Trust for the twelve months ending September 30, 2022	$25,294
Total estimated initial annual distribution to Four Springs Capital Trust common shareholders and OP unit and LTIP Unit holders(8)	$21,592
Estimated initial annual distribution per common share and per common OP unit	$0.49
Estimated initial annual distribution per Series U1 OP unit(9)	$0.74
Estimated initial annual distribution per Series U2 OP unit(10)	$0.92
Estimated initial annual distribution per LTIP Unit(11)	$0.49
Payout ratio(12)	85.4%

(1)
Represents annualized contractual increases in rental revenue:

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scheduled fixed rent increases;

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contractual increases based on changes in the CPI (including actual increases that have occurred from October 1, 2020 to
September 30, 2021); and

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net increases from new leases or renewals that were not in effect for the entire twelve months ended September 30, 2021 or that will go into effect during the twelve months ending September 30, 2022 based upon leases entered into through December 15, 2021.

(2)
Represents non-cash interest expense included in pro forma net income attributable to Four Springs Capital Trust for the twelve months ended September 30, 2021 associated with:

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the amortization of the debt premiums and discounts on our mortgage notes payable; and

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the amortization of deferred financing costs on our mortgage notes payable and lines of credit.

(3)
Represents net non-cash rental revenues associated with the straight-line adjustment to rental revenue, and the amortization of favorable and unfavorable lease intangibles included in the pro forma net income attributable to Four Springs Capital Trust for the twelve months ended September 30, 2021.

(4)
Upon the completion of this offering, we will issue LTIP Units to our executives officers and certain employees. The number of LTIP Units to be issued is calculated at 282,858 based on the midpoint of the price range set forth on the cover page of this prospectus. These LTIP units vest as follows: (a) 40% vest over a 3 year period from the issuance date; and (b) 60% vest based on a total shareholder return (“TSR”) measure over a 3 year period based on (i) compound annual growth rate of the company’s common share price and (ii) the company's common share price relative to our peers. Achievement of the TSR thresholds results in earning up to 100% of the number of LTIP Units subject to the TSR vesting. Non-cash equity-based compensation includes $633,337 pro forma amortization for the twelve months ending September 30, 2022 from these LTIP Units calculated at the estimated grant date fair value based on the midpoint of the price range set forth on the cover of this prospectus, a 3 year vesting period and an assumption that the company will meet the target goals of the TSR for 100% payout.

(5)
We expect to incur incremental general and administrative expenses in connection with becoming a public reporting company. These expenses include expenses associated with compensation, annual and quarterly reporting, insurance compliance, listing on the NYSE and investor relations expenses.

(6)
Represents reserves for replacements estimated at $0.10 per square foot at Four Springs Capital Trust’s share of leasable area of 3,464,441 square feet. This estimate is based on Four Spring Capital Trust’s due diligence review of historical levels of such expenditures, the age and condition of its properties, and its obligation to make such expenditures under the terms of the lease agreements.

(7)
Represents scheduled principal amortization during the twelve months ending September 30, 2022 for pro forma indebtedness outstanding as of September 30, 2021. Excludes balloon payments on loans maturing during the twelve months ending September 30, 2022 anticipated to be refinanced with borrowings under the New Credit Facility.

(8)
Based on a total of 41,165,143 common shares and 1,892,585 of OP units and LTIP Units expected to be outstanding upon completion of this offering. This total is based on 6,733,299 shares outstanding as of September 30, 2021, after giving effect to the automatic conversion of all (a) 200,015 outstanding non-participating common shares into 200,015 common shares at a rate of one common share for every one non-participating common share and (b) 10,050,730 outstanding preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 16,431,844 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus). This total also includes (a) 65,655 OP units, (b) 181,116 Series U1 OP units, (c) 614,599 Series U2 OP units that will be issued upon the completion of this offering in exchange for approximately $10.3 million of the DST interests held by investors, which such number of Series U2 OP units is equal to approximately $10.3 million divided by 120% of the initial public offering price of our common shares in this offering (based on the midpoint of the price range set forth on the cover page of this prospectus), (d) 895,500 LTIP units outstanding, and (e) 282,858 LTIP Units anticipated to be issued upon the completion of this offering (based on the midpoint of the price range set forth on the cover page of this prospectus).

(9)
Based on 181,116 Series U1 OP units expected to be outstanding upon completion of this offering.

(10)
Based on a total of 614,599 Series U2 OP units that will be issued upon the completion of this offering in exchange for approximately $10.3 million of the DST interests held by investors, which such number of Series U2 OP units is equal to approximately $10.3 divided by 120% of the initial public offering price of our common shares in this offering (based on the midpoint of the price range set forth on the cover page of this prospectus).
(11)
Based on 895,000 LTIP Units outstanding and 282,858 LTIP Units anticipated to be issued upon the completion of this offering (based on the midpoint of the price range set forth on the cover page of this prospectus).

(12)
Calculated as total estimated initial annual distribution to common shareholders and OP unit and LTIP Unit holders divided by estimated cash available for distribution for the twelve months ending September 30, 2022. If the underwriters exercise their option to purchase additional shares in full, our total estimated initial annual distribution to common shareholders and OP unit and LTIP Unit holders would be $22.9 million and our payout ratio would be 90.6%.

Upon the completion of this offering, we expect to have dividends and distributions due to our existing security holders relating to: (1) amounts due for the period from January 1, 2021 through the day prior to the completion of this offering of: (a) approximately $584,000 due to holders of common shares; (b) approximately $923,000 due to holders of Series A-1 and Series  A-2 preferred shares; (c) approximately $15,000 due to holders of Series  U1 OP units; (d) approximately $6,000 due to holders of common OP units; and (e) approximately $10,000 due to holders of LTIP Units; and (2)  an amount accrued and due as of December 31, 2021 to holders of LTIP Units of approximately $818,000.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2021:
•
on an actual basis; and

•
on a pro forma basis giving effect to the Pro Forma Transactions as defined in “Unaudited Pro Forma Financial Information.”

You should read this table together with the other information contained in this prospectus, including “Use of Proceeds,” “Selected Consolidated Financial Data,” “Unaudited Pro Forma Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes that appear elsewhere in this prospectus.
	September 30, 2021
(In thousands, except share and per share data)	Actual	Pro Forma
Cash and cash equivalents	$32,795	$91,991
Debt:
Notes payable, net	$280,288	$298,459
Line of credit, net(1)	42,807	—
Mezzanine notes payable, net(2)	86,412	—
Total debt	409,507	298,459
Commitments and Contingencies:
Temporary Equity:
Contingently redeemable Series A-1 preferred shares, $0.001 par value, 10,000,000 shares and 0 shares designated, 2,550,730 and 0 shares issued and outstanding (convertible to common shares) at September 30, 2021 and on a pro forma basis, respectively(3)	50,581	—
Contingently redeemable Series A-2 preferred shares, $0.001 par value, 15,000,000 shares and 0 shares designated, 7,500,000 shares and 0 shares issued and outstanding (convertible to common shares) at September 30, 2021 and on a pro forma basis, respectively(3)	139,994	—
Contingently redeemable Series U1 OP units, $4,323,239 liquidation preference; 181,116 units issued and outstanding (convertible to 181,116) at September 30, 2021 and on a pro forma basis, respectively	4,358	4,358
Total Temporary Equity	194,933	4,358
Shareholders’ Equity:
Common shares, $0.001 par value per share; 504,671,451 shares and 500,000,000 shares authorized; 223,203 and 0 of which have been designated; 6,533,284 and 41,165,143 shares issued and outstanding at September 30, 2021 and on a pro forma basis, respectively(3)(4)(5)	6	41
Non-participating common shares, $.001 par value per share; 223,203 shares and 0 shares designated, 200,015 and 0 shares issued and outstanding (convertible to 200,015 common shares and 0 common shares) at September 30, 2021 and on a pro forma basis, respectively(5)	—	—
Additional paid-in capital	137,544	571,742
Accumulated other comprehensive loss	(1,004)	(1,004)
Cumulative dividends in excess of net income	(108,654)	(118,690)
Total shareholders’ equity	27,892	452,089
Noncontrolling interests(6)	170,422	204,875
Total Equity	198,314	656,964
Total capitalization	$802,754	$959,781

(1)
The outstanding balance under the M&T Credit Facility was approximately $45.0 million as of September 30, 2021.

(2)
The outstanding balance under the Mezzanine Loan was approximately $88.6 million as of September 30, 2021.

(3)
Upon the listing of our common shares on the NYSE, the Series A-1 and A-2 preferred shares will automatically convert into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 16,431,844 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus), and all accrued and unpaid dividends thereon to and including the date of such conversion will be paid in cash.

(4)
The common shares outstanding actual do not include: (a) 11,747 common shares issuable upon exercise of outstanding common share options held by our trustees, officers and employees, of which up to 2,152 common shares may be purchased with an exercise price of $0.02 per share and up to 9,595 common shares may be purchased with a weighted average exercise price of $46.44 per share; (b) warrants to purchase 474,851 common shares held by certain of our shareholders with exercise prices ranging from $20.00 to $31.16 per share, with a weighted average exercise price of $23.31 per share; (c) 10,743 warrants for common shares issuable upon exercise of outstanding options held by our trustees with a weighted average price of $186.18 per share; (d) 895,500 common shares issuable upon exchange of 895,500 LTIP Units; (e) 1,821,642 common shares available for future grants under the 2021 Equity Incentive Plan; (f) 65,655 common shares that may be issued in exchange for 65,636 common OP units and 19 non-participating common OP units; (g) 181,116 common shares that may be issued in exchange for 181,116 Series U1 OP units; (h) 614,599 common shares that may be issued in exchange for 614,599 Series U2 OP Units; and (i)  282,858 common shares (assuming we meet the applicable target goals for 100% payout on the applicable LTIP Units) issuable in exchange for 282,858 LTIP Units anticipated to be issued upon completion of this offering (based on the midpoint of the price range set forth on the cover page of this prospectus).

(5)
Upon the listing of our common shares on the NYSE, the non-participating common shares will automatically convert into common shares at a rate of one common share for every one non-participating common share.

(6)
Pro forma noncontrolling interests include Series U2 OP units. 614,599 Series U2 OP units will be issued upon completion of this offering in exchange for approximately $10.3 million of the DST interests held by investors, which such number of Series U2 OP units is equal to approximately $10.3 million divided by 120% of the initial public offering price of our common shares in this offering (based on the midpoint of the price range set forth on the cover page of this prospectus).

DILUTION
If you invest in our common shares, you will experience dilution to the extent of the difference between the public offering price per share you pay in this offering and the pro forma net tangible book value per common share immediately after this offering.
Our pro forma net tangible book value as of September 30, 2021 was approximately $155.7 million, or approximately $6.78 per common share. Pro forma net tangible book value consists of our pro forma total assets less pro forma deferred rent receivable and pro forma origination value of acquired in-place leases, acquired favorable leases, pro forma prepaid expenses, and pro forma deferred tax assets minus total liabilities excluding our pro forma intangible lease liabilities, pro forma deferred financing costs, pro forma unamortized debt premiums, and pro forma net tangible book value attributable to noncontrolling interests of $155.6 million before the offering and $182 million after the offering. The pro forma net tangible book value and pro forma net tangible book value per common share provided in the immediately preceding sentence were calculated after giving effect to the Pro Forma Transactions other than the consummation of this offering.
After giving effect to the Pro Forma Transactions, including the sale of 18,000,000 common shares in this offering at an assumed initial public offering price of $14.00 per share (the midpoint of the initial public offering price range set forth on the cover page of this prospectus), and after deducting underwriting discounts and commissions and our other estimated offering expenses, our pro forma net tangible book value as of September 30, 2021 would have been approximately $378.6 million, or approximately $9.20 per share. This represents an immediate increase in net tangible book value of approximately $2.42 per share to existing shareholders and an immediate dilution of approximately $4.80 per share to new investors. The following table illustrates this calculation on a per share basis:
Assumed public offering price per share		$14.00
Pro forma net tangible book value per share as of September 30, 2021	$6.78
Increase in pro forma net tangible book value per share attributable to the offering	$2.42
Pro forma net tangible book value per share immediately after this offering		9.20
Dilution in pro forma net tangible book value per share to new investors		$4.80
The following table summarizes, on an adjusted pro forma basis as of September 30, 2021, after giving effect to the Pro Forma Transactions, including the consummation of this offering, the total number of common shares purchased from us and the total consideration and average price per share paid by existing shareholders and by investors in this offering.
	Shares Purchased from Us		Total Consideration to Us		Average Price per Share
	Number	Percent	Amount	Percent
Existing shareholders	23,165,143	56.3%	$358,395,744	58.7%	$15.47
Investors in this offering	18,000,000	43.7%	252,000,000	41.3%	$14.00
Total	41,165,143	100.0%	$610,395,744	100.0%
The preceding paragraph and above table, and the bullet points immediately below, do not give effect to any shares that our existing shareholders may purchase in this offering. If the underwriters exercise their option to purchase additional shares in full, the following will occur:
•
the as adjusted percentage of our common shares held by existing shareholders will decrease to approximately 52.8% of the total as adjusted number of common shares outstanding as of September 30, 2021; and

•
the as adjusted number of our common shares held by new investors will increase to 20,700,000, or approximately 47.2% of the total as adjusted number of common shares outstanding as of September 30, 2021.

The tables and calculations above are based on 23,165,143 common shares outstanding as of September 30, 2021, after giving effect to the Pro Forma Transactions, and exclude: (1) 11,747 common shares issuable upon exercise of outstanding options, of which up to 2,152 common shares may be purchased with an exercise price of $0.02 per share and up to 9,595 common shares may be purchased with a weighted average exercise price of $46.44 per share; (2) 474,851 common shares issuable upon exercise of outstanding warrants with exercise prices ranging from $20.00 to $31.16 per share, with a weighted average exercise price of $23.31 per share; (3) 10,743 warrants for common shares issuable upon exercise of outstanding options held by our trustees with a weighted average price of $186.18 per share; (4) 895,500 common shares issuable upon exchange of 895,500 LTIP Units; (5) 1,821,642 common shares available for future grants under the 2021 Equity Incentive Plan; (6) 65,655 common shares that may be issued in exchange for 65,636 common OP units and 19 non-participating common OP units; (7) 181,116 common shares that may be issued in exchange for 181,116 Series U1 OP units; (8) 614,599 common shares that may be issued in exchange for 614,599 Series U2 OP units that will be issued upon the completion of this offering in exchange for approximately $10.3 million of the DST interests held by investors, which such number of Series U2 OP units is equal to approximately $10.3 million divided by 120% of the initial public offering price of our common shares in this offering (based on the midpoint of the price range set forth on the cover page of this prospectus); and (9) 282,858 common shares (assuming we meet the applicable target goals for 100% payout on the applicable LTIP Units) issuable upon exchange of 282,858 LTIP Units to be issued upon the completion of this offering (based on the midpoint of the price range set forth on the cover page of this prospectus).

UNAUDITED PRO FORMA FINANCIAL INFORMATION
The following unaudited pro forma consolidated balance sheet as of September 30, 2021 and the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 reflect our pro forma financial condition and results of operations after giving effect to: (1) the Fourth Quarter 2021 Completed Acquisitions (as defined below) and the Pending Acquisitions; (2) the 2021 Equity Transactions (as defined below); and (3) the Offering Related Transactions (as defined below). The unaudited pro forma consolidated statement of operations for the year ended December 31, 2020 also gives pro forma effect to the 2020 Acquisitions (as defined below) and the Pre-Fourth Quarter 2021 Completed Acquisitions (as defined below). The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2021 also gives pro forma effect to the Pre-Fourth Quarter 2021 Completed Acquisitions. We refer to the transactions described in the immediately preceding three sentences collectively as the “Pro Forma Transactions.” The unaudited pro forma consolidated financial statements are derived from our consolidated financial statements and are presented as if this offering, along with the other applicable Pro Forma Transactions, were completed as of September 30, 2021 for purposes of the unaudited pro forma consolidated balance sheet as of September 30, 2021 and as of January 1, 2020 for purposes of the unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020.
Our unaudited pro forma consolidated financial statements are presented for informational purposes only and are based on information and assumptions that we consider appropriate and reasonable. These unaudited pro forma consolidated financial statements do not purport to (1) represent our financial position had this offering and the other Pro Forma Transactions occurred on September 30, 2021, (2) represent the results of our operations for the nine months ended September 30, 2021 or the year ended December 31, 2020 had this offering and the other Pro Forma Transactions occurred on January 1, 2020 or (3) project or forecast our financial position or results of operations as of any future date or for any future period, as applicable.
You should read the information below along with all other financial information and analysis presented in this prospectus, including the sections captioned “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical consolidated financial statements and related notes included elsewhere in this prospectus.
2020 Transactions
During 2020, we completed the acquisition of eight properties (collectively, the “2020 Acquisitions”). These eight properties were acquired for an aggregate purchase price of $82.1 million and contributed $1.6 million of our rental revenue for the period from the respective acquisition dates through December 31, 2020.
On October 30, 2020, we entered into our $100,000,000 Mezzanine Loan secured by a pledge of our equity interest in the Operating Partnership. The loan requires (1) monthly interest only payments at 7% per annum plus (2) interest capitalized quarterly as additional principal at a rate of 4.5% per annum. The Mezzanine Loan provides that upon repayment a minimum of $23,000,000 in aggregate interest through the earlier of the loan’s full satisfaction or maturity on October 30, 2025 is payable. However, from and after the date of the initial public offering, the additional amount payable shall be equal to the lesser of (1) the yield maintenance amount and (2) if prior to the second anniversary of the initial public offering date, 2% of the prepaid amount, and if at any time time thereafter, 1% of the prepaid amount.
2021 Acquisitions
During the nine months ended September 30, 2021, we completed the acquisition of 42 properties (the “Pre-Fourth Quarter 2021 Completed Acquisitions”). The Pre-Fourth Quarter 2021 Completed Acquisitions were acquired for an aggregate purchase price of $379.0 million.
During the quarter ending December 31, 2021, we completed the acquisition of 21 properties. These properties were acquired for an aggregate purchase price of $75.2 million (the “Fourth Quarter 2021 Completed Acquisitions”).
As of December 15, 2021, we had entered into purchase agreements to acquire single tenant, net lease real estate properties for approximately $6.5 million. Consummation of each of the acquisitions under a purchase agreement which we refer to as the Pending Acquisitions, are subject to customary closing conditions, including completion of our due diligence, and no assurance can be given that we will complete any or all of these acquisitions on the terms described above or at all.
Equity Transactions
2021 Series A-2 Preferred Share Issuances
On May 4, 2021 and August 11, 2021, we issued an aggregate of 7,500,000 convertible Series A-2 preferred shares of beneficial interest, $0.001 par value per share, resulting in $147.8 million in gross proceeds at a 1.5% discount to the $20.00 per share initial stated value. The Series A-2 preferred shares rank senior to our common shares and non-participating common shares with respect to payment of dividends and distributions upon our liquidation. On December 20, 2021, the holders of the Series A-2 preferred shares and the company entered into an agreement to, among other things, increase the redemption threshold (as described below) to 35% and grant additional demand registration rights. In connection with such agreement we paid to the holders of Series A-2 preferred shares a fee equal to $3.8 million.
The Series A-2 preferred shares automatically convert upon a qualifying listing event into a number of common shares based on our option of either (1) the Series A-2 preferred shares’ stated value, including accretion dividends and unpaid dividends, divided by 90% of the per common share listing event price or (2) the Series A-2 preferred shares’ stated value, including accretion dividends and unpaid dividends, divided by the undiscounted price per common share at the listing event plus a cash fee to holders of Series A-2 preferred shares at 10% of the Series A-2 preferred shares’ stated value. In the event that the holders of Series A-2 preferred shares would own 35% or more of our outstanding shares of beneficial interest following a qualifying listing event, the holders of the Series A-2 preferred shares may elect to cause the company to either (1) redeem from the holders of Series A-2 preferred shares, concurrently with the closing of the qualifying listing event, such number of Series A-2 preferred shares so that the holders of the Series A-2 preferred shares hold less than 35% of our outstanding shares of beneficial interest following the qualifying listing event or (2) permit the holders of Series A-2 preferred shares to include in the qualifying listing event a number of common shares (into which the Series A-2 preferred shares convert) for sale so that the holders of the Series A-2 preferred shares hold less than 35% of our outstanding shares of beneficial interest following the qualifying listing event; provided, however, that if the holders of the Series A-2 preferred shares elect pursuant to clause (2) above to cause the company to permit the holders of the Series A-2 preferred shares to include in the qualifying listing event any common shares for sale, then the company, in its sole discretion, will have the right to redeem from the holders of the Series A-2 preferred shares, concurrently with the closing of the qualifying listing event, such number of Series A-2 preferred shares so that the holders of the Series A-2 preferred shares hold less than 35% of our outstanding shares of beneficial interest following a qualifying listing event. The Series A-2 preferred shares redeemed in this event will be redeemed in cash at a per share price equal to the greater of (a) the amount such holders of Series A-2 preferred shares would have received as if such Series A-2 preferred shares were automatically converted in connection with a qualifying listing event (with such amount determined at the fair market value as determined by our board of trustees and the holders of Series A-2 preferred shares or, in certain cases, an independent expert) or (b) A-2 Trust Redemption Price (as defined below).
We have an option to redeem all of the Series A-2 preferred shares with a payment providing the holders with an amount equal to the greater of (1) a 15% internal rate of return on such holder’s Series A-2 preferred shares and (2) the amount the holders of the Series A-2 preferred shares would have received as if such Series A-2 preferred shares were converted into a number of common shares based on the stated value of $20.00 per share, adjusted for additional issuances of common shares and instruments convertible into common shares of the company, plus accretion dividends and unpaid dividends (with such amount determined at the fair market value as determined by our board of trustees and the holders of Series A-2 preferred shares or, in certain cases, an independent expert) (the “Series A-2 Trust Redemption Price” and such option to redeem, the “Series A-2 preferred share call option”). At any time, including upon the company’s exercise of the Series A-2 preferred share call option, (1) any holder of Series A-2 preferred shares may elect to convert all or any portion of such holder’s Series A-2 preferred shares into common shares and (2) the majority of holders of Series A-2 preferred shares may elect to convert all of the Series A-2 preferred shares into common shares of the company.

Holders of Series A-2 preferred shares are entitled to the number of votes on an as converted basis as to any matters together as a single class with holders of common shares. Dividends on Series A-2 preferred shares are cumulative at 11.5% per annum (7% cash, 4.5% accretion dividend added to the Series A-2 preferred shares’ stated value) on the stated value per share through April 19, 2022, 12% (7% cash, 5% accretion dividend) commencing on April 20, 2022, 13% (8% cash, 5% accretion dividend) commencing on November 20, 2022 and 15% (9% cash, 6% accretion dividend) commencing on November 20, 2023.
The Series A-2 preferred shares provide for contingent conversion and redemption features that may be exercisable by either us or the holder and may result in conversion into a variable number of common shares upon a qualified listing event. The Series A-2 preferred shares are presented as temporary equity in an account presented between liabilities and equity on the consolidated balance sheets because they contain redemption and conversion features outside of our control. The contingently redeemable preferred shares are reduced by the initial fair value of the compound embedded derivative and unaccreted offering costs and issuance discount.
2021 Investment Management Program
During the nine months ended September 30, 2021, we issued beneficial interests in our DSTs (representing 39.5% to 95.0% of the equity interests in such DSTs) for gross proceeds of $116 million. Subsequent to September 30, 2021, we issued beneficial interests in two DSTs for gross proceeds of $34.5 million.
LTIP Units
On April 29, 2021, our board of trustees adopted a resolution to authorize and approve the 2021 Equity Incentive Plan and reserved 3,000,000 shares of previously authorized but unissued common shares to be available to the 2021 Equity Incentive Plan. Our board of trustees granted to our executives and employees 895,500 LTIP Units as profits interests in the Operating Partnership that provide for the following: two-thirds vested upon granting; one-sixth vests over two years from the grant date; and one-sixth vests over three years from grant date.
We refer to the foregoing transactions as the “2021 Equity Transactions.”
Our board of trustees adopted a resolution to authorize and approve, to be effective upon the completion of this offering, the grant to our executives and certain of our employees 282,858 LTIP Units that provide for the following: 40% will be granted in time-based awards effective January 3, 2022 with one-third vesting each year and 60% will be granted as performance-based awards that will vest based on absolute and relative TSR performance over a three year period beginning upon the completion of this offering.
We refer to the foregoing transactions as the “2022 Equity Transactions.”
Offering Related Transactions
Offering Proceeds and Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $231.4 million, or approximately $266.5 million if the underwriters exercise their option to purchase additional shares in full, assuming an initial public offering price of $14.00 per share (the midpoint of the price range set forth on the cover page of this prospectus). We intend to use a portion of the net proceeds from this offering to (1) consummate the Pending Acquisitions and (2) repay amounts outstanding under the M&T Credit Facility and the Mezzanine Loan, including a prepayment fee of $1.8 million. The remaining net proceeds will be used for general corporate purposes, including potential future acquisitions.
Preferred Share Conversion
Upon the listing of our common shares on the NYSE, the Series A-1 and A-2 preferred shares (10,050,730 preferred shares in aggregate) will automatically convert into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering

(or 16,431,844 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus), and all accrued and unpaid dividends thereon to and including the date of such conversion will be paid in cash.
Non-participating Common Share Conversion
Upon the listing of our common shares on the NYSE, all 200,015 non-participating common shares will automatically convert into common shares at a rate of one common share for every one non-participating common share.
UPREIT Conversion
Upon the completion of this offering, approximately $10.3 million of the DST interests will be exchanged, for an aggregate number of Series U2 OP units equal to such amount divided by 120% of the initial public offering price of our common shares in this offering (or 614,599 Series U2 OP units, based on the midpoint of the price range set forth on the cover page of this prospectus).
We refer to the foregoing transactions together with the 2022 Equity Transactions as the “Offering Related Transactions.”

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2021
(In thousands, except share and per share data)	Historical(A)	2021 Acquisitions(B)	2021 Equity Transactions(C)	Offering Related Transactions(D)(E)	Pro Forma
Assets:
Real estate, net	$686,217	$70,062	$—	$—	$756,279
Cash and cash equivalents	32,795	(38,534)	30,610	67,120	91,991
Accounts receivable and other assets	17,638	—	—	3,000(H)	20,638
Receivable from affiliate	1	—	—	—	1
Deferred rent receivable	7,967	—	—	—	7,967
Origination value of acquired in-place leases, net	77,596	11,439	—	—	89,035
Acquired favorable leases, net	14,253	613	—	—	14,866
Real estate and other assets classified as held for sale	3,317	—	—	—	3,317
Total Assets	$839,784	$43,580	$30,610	$70,120	$984,094
Liabilities and Equity:
Liabilities:
Notes payable, net	$280,288	$18,171	$—	$—	$298,459
Lines of credit, net	42,807	25,000	—	(67,807)	—
Mezzanine note payable, net	86,412	—	—	(86,412)	—
Accounts payable, accrued expenses and other liabilities	31,508	—	—	(13,126)	18,382
Acquired unfavorable leases, net	5,522	409	—	—	5,931
Total Liabilities	446,537	43,580	—	(167,345)	322,772
Commitments and Contingencies
Temporary Equity:
Contingently redeemable Series A-1 preferred shares, $0.001 par value, 10,000,000 shares designated, 2,550,730 and 0 shares issued and outstanding (convertible to common shares) at September 30, 2021 and on a pro forma basis, respectively.	50,581	—	—	(50,581)(F)	—
Contingently redeemable Series A-2 preferred shares, $0.001 par value, 15,000,000 shares designated, 7,500,000 shares and 0 shares issued and outstanding (convertible to common shares) at September 30, 2021 and on a pro forma basis.	139,994	—	—	(139,994)(F)	—
Contingently redeemable Series U1 OP units, $4,323,239 liquidation preference; 181,116 units issued and outstanding (convertible to 181,116 common shares) at September 30, 2021 and on a pro forma basis.	4,358	—	—	—	4,358(F)
Total Temporary Equity	194,933	—	—	(190,575)	4,358

(In thousands, except share and per share data)	Historical(A)	2021 Acquisitions(B)	2021 Equity Transactions(C)	Offering Related Transactions(D)(E)	Pro Forma
Permanent Equity:
Shareholders’ Equity:
Common shares, $0.001 par value per share, 504,671,451 and 500,000,000 shares authorized, 223,203 and 0 shares designated, 6,533,284 and 41,165,143 shares issued and outstanding at September 30, 2021 and on a pro forma basis, respectively	6	—	—	35(F)	41
Non-participating common shares, $0.001 par value per share, 223,203 and 0 shares designated, 200,015 and 0 shares issued and outstanding at September 30, 2021 and on a pro forma basis, respectively.	—	—	—	—	—
Additional paid-in capital	137,544	—	—	434,198	571,742
Accumulated other comprehensive loss	(1,004)	—	—	—	(1,004)
Cumulative dividends in excess of net income	(108,654)	—	(3,843)	(6,193)(E)	(118,690)
Total shareholders’ equity	27,892	—	(3,843)	428,040	452,089
Noncontrolling interests	170,422	—	34,453	—(G)	204,875
Total equity	198,314	—	30,610	428,040	656,964
Total Liabilities, Contingently Redeemable Interests and Equity	$839,784	$43,580	$30,610	$70,120	$984,094

(A)
Represents our historical consolidated balance sheet as of September 30, 2021.

(B)
Represents the Fourth Quarter 2021 Completed Acquisitions and the Pending Acquisitions. The acquisitions reflect the allocated purchase price of acquired or to be acquired properties accounted for as asset acquisitions to tangible and identifiable intangible assets or liabilities based on their relative fair values. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations. The final purchase price allocation will be determined when we have completed our valuations and calculations. The final allocation could differ from the preliminary allocation used in the pro forma adjustments.

On November 10, 2021, we entered into a mortgage note payable for an aggregate of $18.2 million in loan proceeds. The note requires monthly interest-only payments at a rate of 2.95% for the first five years and monthly principal and interest thereafter based on a thirty year amortization period until maturity in 2028. We drew a net $25 million on our M&T Credit Facility. The adjustment assumes the completion of these borrowings and the related acquisitions had occurred on September 30, 2021 for the purposes of the unaudited pro forma consolidated balance sheet.
The Fourth Quarter 2021 Completed Acquisitions and Pending Acquisitions that were not purchased with loans were purchased or are anticipated to be purchased via proceeds from the equity transactions described in Note C or from cash on hand.
In 2021, the company acquired two properties which were under common control from one seller. The first acquisition was of a newly constructed property purchased on March 12, 2021 (the “GAF Property”) and the second acquisition was of a one-story industrial building and an adjacent parking lot purchased on May 18, 2021 (the “Amazon Property”). The seller is not affiliated with us. The total consideration, inclusive of debt, to this seller was approximately $107 million. The acquisitions of the properties under common control exceed the 20% “significance” threshold under Rule 3-14 of Regulation S-X. The statements of revenues and certain operating expenses for the Amazon Property are included herein. The respective statements for the GAF Property are not included because the GAF Property is newly constructed and had a leasing history less than three months prior to the acquisition by us. Pursuant to Section 2330.10 of the SEC’s Financial Reporting Manual, the statements are not required for acquired properties that have less than three months of leasing history.
(C)
Represents the $34.5 million of cash contributions received from DST syndications from October 1, 2021 through December 15, 2021 for syndications of our DST. The adjustment assumes the completion of these transactions had occurred on September 30, 2021 for the purposes of the unaudited pro forma consolidated balance sheet. This was offset by pro forma adjustment of the payment of transaction fee relating to Series A-2 amendment of approximately $3.8 million.

(D)
Reflects aggregate gross proceeds from this offering of $252.0 million (based on the midpoint of the price range set forth on the cover page of this prospectus), which will be reduced by the underwriting discounts and commissions and other offering expenses payable by us, resulting in net proceeds to us of approximately $231.4 million. These costs will be charged against the gross offering proceeds upon completion of this offering. A summary is as follows:

Gross Proceeds from this offering	$252,000
Less: Underwriting discounts and commissions	17,640
Less: Other offering expenses	3,000
Net proceeds	$231,360

(E)
Reflects the use of a portion of the net proceeds from this offering to repay amounts outstanding under the M&T Credit Facility and Mezzanine Loan. Because of the early repayment of the Mezzanine loan, there was also a prepayment fee of $1.8 million.

	Historical	Q4 2021 Transactions (Pre-IPO)	Use of a Portion of the Net Proceeds from This Offering	Pro Forma
M&T Credit Facility	$45,000	$25,000	$(70,000)	$—
Deferred financing costs	(2,193)	—	2,193	—
Mezzanine Loan	88,639	—	(88,639)	—
Deferred financing costs	(2,227)	—	2,227	—
Total	$129,219	$25,000	$(154,219)	$—
This excludes the additional interest capitalized for the fourth quarter of 2021 for the Mezzanine Loan of approximately $1.0 million.
In addition, the $13.1 million reduction in accounts payable, accrued expenses and other liabilities relates to the compound embedded derivative for Series A-1 and A-2 preferred shares of $12.2 million as well as the distribution of unpaid LTIP Units. The company elected to defer 90% of distributions to be paid upon the completion of this offering. As of the date of this offering, $0.9 million of distributions declared on LTIP Units was unpaid and would be distributed upon the completion of this offering.
(F)
The following is a reconciliation of the historical number of preferred shares, common shares and non-participating common shares to the pro forma presentation.

	Historical	Board Resolution to Number of Authorized Shares	Non-Participating Common Shares Converted into Common Shares in Connection with this Offering	Preferred Shares Converted into Common Shares in Connection with this Offering	Common Shares Issued in Connection with this Offering	Outstanding after the Offering
Authorized
Preferred shares	87,547,309	12,452,691	—	—	—	100,000,000
Common shares	504,671,451	(4,671,451)	—	—	—	500,000,000
Issued and Outstanding
Preferred shares–temporary equity	10,050,730	—	—	(10,050,730)(1)	—	—
Preferred shares–permanent equity	—	—	—	—	—	—
Common shares	6,533,284	—	200,015	16,431,844(1)	18,000,000	41,165,143
Non-participating common shares	200,015	—	(200,015)	—	—	—

(1)
Reflects the effects of the preferred shares, including the compound embedded derivative, converting into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 16,431,844 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus).

(G)
Certain investors in three of our DSTs, in which we owned approximately 25.0%, 5.0%, and 5.0% of the equity interests, respectively, have agreed to exchange, upon the completion of this offering, their interests in such DSTs for Series U2 OP units such that we expect to own 58.3%, 35.4% and 32.6% of the equity interests in such DSTs, respectively upon the completion of this offering. The conversion of DST interests to be exchanged for Series U2 OP units does not have an impact on non-controlling interest.

(H)
Reflects financing costs in connection with procuring the New Credit Facility. Presented as an asset rather than a reduction to liabilities because the New Credit Facility will have no amount outstanding upon the completion of this offering.

Unaudited Pro Forma Consolidated Statement of Operations For the Nine Months Ended September 30, 2021
(In thousands, except share and per share data)	Historical(AA)	2021 Acquisitions(BB)	2021 Equity Transactions	Offering Related Transactions	Pro Forma
Revenues:
Total Revenue	$38,967	$14,540	$—	$—	$53,507
Expenses:
Property Operating	5,458	1,022	—	—	6,480
General and administrative	11,729	—	425(DD)	563(DD)	12,717
Professional fees	2,120	—	—	—	2,120
Depreciation and amortization	15,725	7,623	—	—	23,348
Interest	17,878	1,679	—	(10,704)(EE)	8,853
Acquisition costs	41	—	—	—	41
Provision for impairment	335	—	—	—	335
Total Expenses	53,286	10,324	425	(10,141)	53,894
Change in fair value of compound embedded derivative and warrant liability	(416)	—	—	—	(416)
Loss on extinguishment of debt	(310)	—	—	—	(310)
Gain on sale of real estate	2,431	—	—	—	2,431
Provision for income taxes	(1,996)	—	—	—	(1,996)
Net (loss) / pro forma net income	(14,610)	4,216	(425)	10,141	(678)
Net loss (income) attributable to noncontrolling interests	6,280	545(EE)	(1,049)(FF)	—	5,776
Net (loss) / pro forma net income attributable to Four Springs Capital Trust	(8,330)	4,761	(1,474)	10,141	5,098
Preferred share and Series U1 OP unit accretion	(2,590)	—	(6,930)(CC)	9,311(GG)	(209)
Preferred share dividends and Series U1 distributions	(10,090)	—	(8,206)(CC)	18,137(GG)	(159)
Net (loss) / pro forma net income attributable to commonshareholders	$(21,010)	4,761	$(16,610)	$37,589	$4,730
Loss Per Common Share−Basic and Diluted:
Net (loss) / pro forma net income per common share-basic and diluted	$(3.24)				$0.13(GG)
Weighted average shares-basic and diluted	6,533,284				35,671,401(GG)
Net (loss) / pro forma net income per shares, based on all shares to be sold in this offering-basic and diluted					$0.11(GG)
Weighted average shares, inclusive of all shares to be sold in this offering-basic and diluted					41,165,143(GG)

(AA)
Represents our historical consolidated statement of operations for the nine months ended September 30, 2021.

(BB)
Represents pro forma adjustments for the acquisitions defined as the Pre-Fourth Quarter 2021 Completed Acquisitions, Fourth Quarter 2021 Completed Acquisitions and Pending Acquisitions as if they occurred on January 1, 2020.

Depreciation and amortization expense has been calculated on a straight-line basis based on the estimated useful lives of approximately 40 years for buildings, approximately 12-15 years for site improvements and the shorter of the remaining lease term or useful life for tenant improvements and, with respect to acquired in-place leases, the remaining terms of the respective leases.
Interest expense has been calculated based on debt entered into for Pre-Fourth Quarter 2021 Completed Acquisitions and Fourth Quarter 2021 Completed Acquisitions with rates ranging from 2.95% to 3.25% as if they occurred on January 1, 2020. A change in the interest rate by 1/8% (12.5 basis points) is not expected to be material.

The following summarizes the pro forma adjustments by acquisition:
	Rental Revenue	Property Expenses	Depreciation and Amortization Expense	Interest
Pre-Fourth Quarter 2021 Completed Acquisitions	$10,573	$831	$5,281	$1,277
Fourth Quarter 2021 Completed Acquisitions	3,628	191	2,197	402
Pending Acquisitions	339	—	145	—
	$14,540	$1,022	$7,623	$1,679

(CC)
Represents pro forma adjustments for the preferred share dividends and accretion for the Series A-2 preferred shares for the nine months ended September 30, 2021 as if the Series A-2 transactions occurred on January 1, 2020.

(DD)
Represents pro forma adjustments for the LTIP amortization for the 2021 LTIPs, as well as the amortization of the 2022 LTIPs to be issued upon the offering as if the transactions occurred on January 1, 2020.

(EE)
A portion of the net proceeds from this offering will be used to repay amounts outstanding under the M&T Credit Facility and Mezzanine Loan. Interest expense includes the effect of amortization of deferred financing costs, which are recorded as an increase to interest expense, and the M&T Credit Facility unused fees that are increased as a result of higher unused balance on the credit facility.

Interest on M&T Credit Facility	$(792)
Interest on Mezzanine Loan	(7,585)
Amortization expense on M&T Credit Facility	(1,399)
Amortization expense on Mezzanine Loan	(407)
Line of credit hedge	(1,113)
Amortization expense on New Credit Facility	562
Increase in unused fee	30
$(10,704)

(FF)
Reflects adjustments to net income attributable to noncontrolling interests as a result of the following pro forma adjustments, excludes acquisition fee and finance fees related to DSTs as these eliminate upon consolidation.

2021 Acquisitions, note (BB)	$545
Issuances of interests in our DSTs after September 30, 2021	(1,049)
$(504)

(GG)
All of our outstanding preferred shares convert into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 16,431,844 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus).

Pro forma basic earnings per common share is computed by dividing pro forma net income attributable to common shareholders by the pro forma number of outstanding common shares. Diluted earnings per common share reflects the potential dilution from the assumed conversion of convertible instruments and exercise of securities. The effect of such shares is excluded from the calculation of earnings per share when anti-dilutive . The effect of the conversion of common OP Units is not reflected in the computation of basic and diluted earnings per share, as they are exchangeable for common shares on a one-for-one basis. The income allocable to such units is allocated on this same basis and reflected as noncontrolling interests in the accompanying consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share. Presented below is earnings per share (“EPS”) calculated reflecting common shares to be sold in this offering.

	Pro forma based on shares issued to consummate the 2021 Pending Acquisitions and repay selected debt	Pro forma supplemental based on total shares to be sold in this offering
Numerator:
Pro forma net loss	$(678)	$(678)
Less: pro forma net income attributable to noncontrolling interests in consolidated subsidiaries	5,776	5,776
Preferred share dividends and Series U1 OP unit distributions	(209)	(209)
Accretion on contingently redeemable preferred shares and OP units	(159)	(159)
Pro forma net income attributable to common shareholders for basic earnings per common share	4,730	4,730
Less: pro forma net loss attributable to LTIP Units	(214)	(214)
Pro forma net income attributable to common shareholders for diluted earnings per common share	$4,516	$4,516
Denominator:
Common shares outstanding at September 30, 2021	6,533,284	6,533,284
10,050,730 preferred shares converting to 16,431,844 common shares upon the listing of our common shares on the NYSE in connection with this offering	16,431,844	16,431,844
Non-participating common shares converting to common shares upon listing of our common shares on the NYSE in connection with this offering	200,015	200,015
Common shares issued in this offering the net proceeds of which is to be used to consummate the 2021 Pending Acquisitions and to repay the M&T Credit Facility and Mezzanine Loan	12,506,258	—
Total common shares to be sold in this offering	—	18,000,000
Pro forma denominator for basic and dilutive earnings per common share	35,671,401	41,165,143
Pro forma basic and diluted earnings per common share	$0.13	$0.11

Unaudited Pro Forma Consolidated Statement of Operations For the Year Ended December 31, 2020
(In thousands, except share and per share data)	Historical(AA)	2020 Acquisitions(BB)	2021 Acquisitions(CC)	2021 Equity Transactions	Offering Related Proceeds	Pro Forma
Revenues:
Total Revenue	$35,737	$4,179	$32,884	$—	$—	$72,800
Expenses:
Property operating	4,705	360	4,183	—	—	9,248
General and administrative	5,151	—	—	7,102(HH)	751(HH)	13,004
Professional fees	902	—	—	—	—	902
Transaction fees	—	—	—	3,842(DD)	—	3,842
Depreciation and amortization	13,562	2,230	16,288	—	—	32,080
Interest	12,597	9,377	4,041	—	(14,156)(EE)	11,859
Acquisition costs	236	—	—	—	—	236
Provision for impairment	535	—	—	—	—	535
Total Expenses	37,688	11,967	24,512	10,944	(13,405)	71,706
Change in fair value of compound embedded derivative and warrant liability	355	—	—	—	—	355
Loss on extinguishment of debt	—	—	—	—	(6,193)(FF)	(6,193)
Gain on sale of real estate	409	—	—	—	—	409
Provision for Income taxes	(29)	—	—	—	—	(29)
Net (loss) / pro forma net income	(1,216)	(7,788)	8,372	(10,944)	7,212	(4,364)
Net loss (income) attributable to noncontrolling interests	76	(7)(GG)	(2,695)(GG)	(143)(GG)	—	(2,769)
Net (loss) / pro forma net income attributable to Four Springs Capital Trust	(1,140)	(7,795)	5,677	(11,087)	7,212	(7,133)
Preferred share and Series U1 OP unit accretion	(2,790)	—	—	(4,174)(HH)	6,801(II)	(163)
Preferred share dividends and Series U1 distributions	(19,705)	—	—	(17,610)(HH)	37,199(II)	(116)
Net (loss) / pro forma net income attributable to common shareholders	$(23,635)	$(7,795)	5,677	$(32,871)	$51,212	(7,412)
Loss Per Common Share−Basic and Diluted:
Net (loss) / pro forma net income per common share-basic and diluted	$(8.58)					$(0.21)(II)
Weighted average shares–basic and diluted	2,755,280					35,671,401(II)
Net (loss) / pro forma net income per shares, based on all shares to be sold in this offering-basic and diluted						$(0.18)(II)
Weighted average shares, inclusive of all shares to be sold in this offering-basic and diluted						41,165,143(II)

(AA)
Represents our historical consolidated statement of operations for the year ended December 31, 2020.

(BB)
Represents pro forma adjustments for the 2020 Acquisitions as if they occurred on January 1, 2020. The pro forma adjustments to rental revenue, property expenses, interest and depreciation and amortization expense include only the portion of the period prior to the closing of each of the 2020 Acquisitions and the acquisition of properties by newly formed DSTs of the company acquired from wholly-owned subsidiaries of the Operating Partnership. Rental revenue includes the effects of straight-line rent calculated based on the amount of base rents contractually due over the initial term of the lease and amortization of acquired favorable and unfavorable leases which are recorded as an increase to rental revenue over the initial term of the lease.
Depreciation and amortization expense has been calculated on a straight-line basis based on the estimated useful lives of 40 years for buildings, 12 years for site improvements and the shorter of the remaining lease term or useful life for tenant improvements and, with respect to acquired in-place leases, the remaining terms of the respective leases. The following summarizes the pro forma adjustments by acquisition:
	Rental Revenue	Property Expenses	Depreciation and Amortization Expense	Interest
Ferguson Enterprises, Cincinnati, OH(2)	$51	$8	$23	$11
BioLife, Tucson, AZ(1)	343	—	130	—
Columbia Gas, Athens, OH(1)	284	79	125	—
West Tennessee Health, Jackson, TN(1)	332	79	118	—
Fresenius, Brownsville, TX(2)	195	17	74	55
Amazon, Grand Rapids, MI(2)	2,281	166	1,238	676
Melitta, Clearwater, FL(2)	693	11	522	202
	$4,179	$360	$2,230	$944

(1)
These properties were acquired with borrowings under the M&T Credit Facility.

(2)
These properties obtained separate mortgages secured by each property in aggregate of $33.9 million, with various interest rates. A change in the interest rates by 1/8% (12.5 basis points) is not expected to be material. The remaining interest of $8.4 million relates to the Mezzanine Loan interest as if the transaction occurred on January 1, 2020.

(CC)
Represents pro forma adjustments for the Pre-Fourth Quarter 2021 Completed Acquisitions, Fourth Quarter 2021 Completed Acquisitions and Pending Acquisitions as if they occurred on January 1, 2020.

Depreciation and amortization expense has been calculated on a straight-line basis based on the estimated useful lives for of approximately 40 years buildings, approximately 12-15 years for site improvements and the shorter of the remaining lease term or useful life for tenant improvements and, with respect to acquired in-place leases, the remaining terms of the respective leases.Interest expense has been calculated based on debt entered into for 2021 Acquisitions with rates ranging from 2.86% to 2.95% as if they occurred on January 1, 2020. A change in the interest rate by 1/8% (12.5 basis points) is not expected to be material.
The following summarizes the pro forma adjustments by acquisitions:
	Rental Revenue	Property Expenses	Depreciation and Amortization Expense	Interest
Pre-Fourth Quarter 2021 Completed Acquisitions	$27,594	$3,929	$13,165	$3,505
Fourth Quarter 2021 Completed Acquisitions	4,838	254	2,930	536
Pending Acquisitions	452	—	193	—
	$32,884	$4,183	$16,288	$4,041

(DD)
Represents pro forma adjustment of transaction fee relating to Series A-2 amendment of approximately $3.8 million.

(EE)
A portion of the net proceeds from this offering will be used to repay amounts outstanding under the M&T Credit Facility and Mezzanine Loan. Interest expense includes the effect of amortization of deferred financing costs, which are recorded as an increase to interest expense, and M&T Credit Facility unused fees that are increased as a result of higher unused balance on the M&T Credit Facility.

Interest on M&T Credit Facility	$(2,035)
Interest on Mezzanine Loan	(10,147)
Amortization expense on M&T Credit Facility	(1,775)
Amortization expense on Mezzanine Loan	(89)
Line of credit hedge	(887)
Amortization expense on New Credit Facility	750
Increase in unused fee	27
$(14,156)

(FF)
Represents an early repayment penalty relating to the Mezzanine Loan of $1.8 million, resulting in a loss on extinguishment. In addition, represents write off of deferred financing fees from the pay-off of the M&T Credit Facility and Mezzanine Loan.

(GG)
Reflects adjustments to net income attributable to noncontrolling interests as a result of the following pro forma adjustments:

2020 Acquisitions	$(7)
2021 Acquisitions, note (CC)	(2,695)

Issuances of interests in our DSTs from January 1, 2021 to September 30, 2021	(143)
$(2,845)

(HH)
Represents pro forma adjustments for the preferred share dividends and accretion for the Series A-2 preferred shares for the year ended December 31, 2020 as if the Series A-2 transaction occurred on January 1, 2020.

Also represents pro forma adjustments for the LTIP amortization for the 2021 LTIPs, as well as the amortization of the 2022 LTIPs to be issued upon the offering as if the transactions occurred on January 1, 2020.
(II)
All of our outstanding preferred shares convert into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 16,431,844 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus).

Pro forma basic earnings per common share is computed by dividing pro forma net income attributable to common shareholders by the pro forma number of outstanding common shares. For per common share amounts, share warrants, share options, OP units and LTIP Units are considered anti-dilutive for pro forma net loss attributable to common shareholders. Presented below is EPS calculated reflecting common shares to be sold in this offering based on the midpoint price of the common shares in this offering net of underwriting discounts and commissions and other offering costs.
	Pro forma based on shares issued to consummate the 2021 Pending Acquisitions and repay selected debt	Pro forma supplemental based on total shares to be sold in this offering
Numerator:
Pro forma net loss	$(4,364)	$(4,364)
Less: pro forma net income attributable to noncontrolling interests in consolidated subsidiaries	(2,769)	(2,769)
Add: Preferred share dividends and Series U1 OP unit distributions	(163)	(163)
Add: Accretion on contingently redeemable preferred shares and OP units	(116)	(116)
Pro forma net loss attributable to common shareholders for basic earnings per common share	(7,412)	(7,412)
Denominator:
Common shares outstanding at December 31, 2020	2,755,280	2,755,280
Common shares issued due to restructuring	3,778,004	3,778,004
10,050,730 preferred shares converting to 16,431,844 common shares upon the listing of our common shares on the NYSE in connection with this offering	16,431,844	16,431,844
Non-participating common shares converting to common shares upon listing of our common shares on the NYSE in connection with this offering	200,015	200,015
Common shares issued in this offering the net proceeds of which is to be used to consummate the 2021 Pending Acquisitions and to repay the M&T Credit Facility and Mezzanine Loan	12,506,258	—
Total common shares to be sold in this offering	—	18,000,000
Pro forma denominator for basic and diluted earnings per common share	35,671,401	41,165,143
Pro forma basic and diluted earnings per common share	$(0.21)	$(0.18)

SELECTED CONSOLIDATED FINANCIAL DATA
The following selected consolidated historical financial and operating data as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 is derived from our audited consolidated financial statements included elsewhere in this prospectus. The following selected consolidated historical financial and operating data as of September 30, 2021 and for the nine months ended September 30, 2021 and 2020 is derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The unaudited financial statements were prepared on a basis consistent with our audited financial statements and include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, that we consider necessary for a fair presentation of the financial position and results of operations for those periods. Operating results for the nine months ended September 30, 2021 are presented for illustrative purposes only and are not necessarily indicative of the results that may be expected for the entire year. The data is only a summary and should be read together with the consolidated financial statements, the related notes and other financial information included in this prospectus.
The unaudited consolidated pro forma financial data gives pro forma effect to the Pro Forma Transactions (as defined in “Unaudited Pro Forma Financial Information”). The Pro Forma Transactions assume that each transaction was completed as of January 1, 2020 for purposes of the unaudited pro forma condensed consolidated statements of operations data for the nine months ended September 30, 2021 and the year ended December 31, 2020 and as of September 30, 2021 for purposes of the unaudited pro forma condensed consolidated balance sheet data as of September 30, 2021. The following unaudited consolidated pro forma statement of operations and balance sheet data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the relevant transactions had been consummated on the date indicated, nor is it indicative of future operating results.
Because the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes, you should read it in conjunction with “Unaudited Pro Forma Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements, including the related notes, included elsewhere in this prospectus.
	Nine Months Ended September 30, (unaudited)			Year Ended December 31,
	Pro Forma	Historical		Pro Forma	Historical
(In thousands, except share and per share data)	2021	2021	2020	2020 (unaudited)	2020	2019
Statement of Operations Data:
Revenues:
Total revenue	$53,507	$38,967	$25,955	$72,800	$35,737	$30,744
Expenses:
Property operating	6,480	5,458	3,144	9,248	4,705	3,557
General and administrative	12,717	11,729	3,844	13,004	5,151	5,363
Professional fees	2,120	2,120	390	902	902	627
Transaction fees	—	—	—	3,842	—	—
Depreciation and amortization	23,348	15,725	10,059	32,080	13,562	10,630
Interest	8,853	17,878	7,598	11,859	12,597	9,568
Acquisition costs	41	41	195	236	236	56
Provision for impairment	335	335	535	535	535	—
Total expenses	53,894	53,286	25,765	71,706	37,688	29,801
Change in fair value of compound embedded derivative and warrant liability	(416)	(416)	(209)	355	355	(98)
Loss on extinguishment of debt	(310)	(310)	—	(6,193)	—	—
Gain on sale of real estate	2,431	2,431	401	409	409	2,698
Income tax benefit (provision for income taxes)	(1,996)	(1,996)	(47)	(29)	(29)	(308)
Net income (loss)	(678)	(14,610)	335	(4,364)	(1,216)	3,235
Net (income) loss attributable to noncontrolling interests in consolidated subsidiaries	5,776	6,280	(758)	(2,769)	76	(949)

	Nine Months Ended September 30, (unaudited)			Year Ended December 31,
	Pro Forma	Historical		Pro Forma	Historical
(In thousands, except share and per share data)	2021	2021	2020	2020 (unaudited)	2020	2019
Net income (loss) attributable to Four Springs Capital Trust	5,098	(8,330)	(423)	(7,133)	(1,140)	2,286
Preferred share and Series U1 Accretion	(209)	(2,590)	(541)	(163)	(2,790)	(573)
Preferred share dividends and Series U1 Distributions	(159)	(10,090)	(14,618)	(116)	(19,705)	(19,247)
Net income (loss) attributable to common shareholders	$4,730	$(21,010)	$(15,582)	$(7,412)	$(23,635)	$(17,534)
Income (Loss) Per Common Share−Basic and Diluted:
Net income (loss) per common share	$0.13	$(3.24)	$(8.37)	$(0.21)	$(8.58)	$(9.42)
Weighted average shares	35,671,401(1)	6,533,284	1,861,833	35,671,401(1)	2,755,280	1,861,833
Net (loss) / pro forma net income per shares, based on all shares to be sold in this offering	$0.11			$(0.18)
Weighted average shares, inclusive of all shares to be sold in this offering	41,165,143			41,165,143
Balance Sheet Data (at period end):
Real estate investments, net(2)(3)	$863,497	$781,383	$372,712		$424,637	$360,845
Cash and cash equivalents	91,991	32,795	9,053		10,324	11,361
Accounts receivable and other assets(4)	28,606	25,606	15,631		14,433	12,153
Total assets	$984,094	$839,784	$397,396		$449,394	$384,359
Notes payable, net	$298,459	$280,288	$133,864		$161,591	$125,726
Lines of credit, net	—	42,807	66,878		14,180	66,180
Mezzanine note payable, net	—	86,412	—		83,068	—
Accounts payable accrued expenses and other liabilities(5)(6)	24,313	37,030	14,535		14,054	10,305
Total liabilities	$322,772	$446,537	215,977		$272,893	$202,211
Total contingently redeemable interests	$4,358	$194,933	$64,092		$51,780	$52,478
Total shareholders’ equity	452,089	27,892	64,085		54,089	72,541
Noncontrolling interests	204,875	170,422	53,942		70,632	57,129
Total equity	$656,964	$198,314	$118,027		$124,721	$129,670
Other Data:
Net cash provided by operating activities	NA	$13,790	$11,246	NA	$13,186	$11,708
Net cash used in investing activities	NA	$(367,516)	$(22,320)	NA	$(77,368)	$(74,723)
Net cash provided by (used in) financing activities	NA	$377,823	$8,687	NA	$61,924	$69,493
Cash NOI−consolidated(7)	$43,535	$31,827	$21,827	$59,687	$29,716	$26,138
Cash NOI−pro rata(7)	$16,401	$20,497	$15,972	$25,258	$21,702	$18,936
EBITDA−consolidated(8)	$33,519	$20,989	$18,040	$39,604	$24,972	$23,742
Adjusted EBITDA−consolidated(8)	$37,716	$26,008	$17,282	$47,699	$23,920	$22,802
Adjusted EBITDA−pro rata(8)	$19,169	$23,265	$12,019	$15,304	$17,940	$16,852
FFO attributable to Four Springs Capital Trust(9)	$17,061	$(823)	$7,355	$12,064	$9,157	$7,660
AFFO attributable to Four Springs Capital Trust(9)	$23,234	$10,299	$7,932	$18,349	$10,766	$8,197
Number of investment property locations (at period end)	156	136	99		101	96
% of properties subject to a lease (at period end) %	99.8%	99.8%	100%		100%	100%

(1)
Includes 12,506,258 common shares to be issued in this offering, the net proceeds of which will be used to consummate the Pending Acquisitions and repay the M&T Credit Facility and the Mezzanine Loan, including a prepayment fee of $1.8 million, and excludes 5,493,742 common shares to be issued in this offering the net proceeds of which, as of the date of this prospectus, are not allocated to fund specific future acquisitions. Including all 18,000,000 common shares to be issued in this offering as well as preferred shares that will convert into common shares upon completion of this offering, we will have 41,165,143 common shares outstanding.
(2)
Includes $3.3 million and $2.9 million of investments held for sale as of September 30, 2021 and 2020, respectively. Includes $0.7 million and no investments held for sale as of December 31, 2020 and 2019, respectively.

(3)
Includes origination value of acquired in-place leases, net and acquired favorable leases, net.

(4)
Includes receivable from affiliate and deferred rent receivable.

(5)
Includes liabilities related to real estate investments held for sale.

(6)
Includes acquired unfavorable leases, net.

(7)
Cash NOI—consolidated and Cash NOI—pro rata are non-GAAP financial measures. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures—Cash Net Operating Income” for a discussion of why we consider Cash NOI to be important and how we use this measure, as well as for a reconciliation of net income (loss) to Cash NOI.

(8)
EBITDA—consolidated, Adjusted EBITDA—consolidated and Adjusted EBITDA—pro rata are non-GAAP financial measures. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures—EBITDA and Adjusted EBITDA” for a discussion of why we consider EBITDA and Adjusted EBITDA to be important and how we use these measures, as well as for a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA.

(9)
FFO attributable to Four Springs Capital Trust and AFFO attributable to Four Springs Capital Trust refer to “funds from operations” and “adjusted funds from operations,” respectively. FFO and AFFO are non-GAAP financial measures that are often used by analysts and investors to compare the operating performance of REITs. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures—FFO and AFFO” for a discussion of why we consider FFO and AFFO to be important and how we use these measures, as well as for a reconciliation of net income (loss) to FFO and AFFO.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion of our financial condition and results of operations should be read together with the sections captioned “Selected Consolidated Financial Data,” “Unaudited Pro Forma Financial Information” and “Our Business” sections in this prospectus, as well as our consolidated financial statements and related notes that are included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should read the sections captioned “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by these forward-looking statements.
Overview
We are an internally managed REIT focused on acquiring, owning and actively managing a portfolio of single-tenant, income producing industrial, medical, service/necessity retail and office properties throughout the United States that are subject to long-term net leases. As of September 30, 2021, we wholly owned, or had ownership interests in, 136 properties located in 32 states that were 99.8% leased (based on our leasable square footage) to 65 tenants operating in 37 different industries. As of such date, approximately 39.4% of our ABR on an expected post-syndication pro rata share basis was from leases with tenants or lease guarantors, or parents of tenants or lease guarantors, that have an investment grade credit rating from a major rating agency or have a senior unsecured obligation that has been so rated. Additionally, based on ABR on an expected post-syndication pro rata share basis, approximately 79.7% of our leases provide for fixed contractual increases in future base rent and an additional 8.5% of our leases provide for CPI-based contractual increases in future base rent. On a portfolio wide basis based on ABR on an expected post-syndication pro rata share basis, the average annual contractual base rent increase was approximately 1.5% (excluding CPI-based rent increases). As of September 30, 2021, our portfolio had a weighted average remaining lease term of 10.1 years (based on ABR on an expected post-syndication pro rata share basis).
We have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, commencing with our taxable year ended December 31, 2012.
Factors That May Influence Future Results of Operations
Business and Strategy
We intend to continue to grow our portfolio in a manner consistent with our diversification strategy and acquire single-tenant net lease properties throughout the United States with purchase prices generally ranging from $5 million to $25 million per property. We believe that the disciplined acquisition of these types of properties will allow us to further diversify our portfolio and produce attractive risk-adjusted returns. Future results of our operations may be impacted, either positively or negatively, by our ability to execute our acquisition strategy and deploy the portion of the net proceeds from this offering that we intend to use to acquire additional properties.
Rental Revenue
Our revenues are derived principally from rents we earn pursuant to the leases with the tenants occupying our properties. The capacity of our tenants to pay our rents owed to us depends upon their ability to conduct their operations at profitable levels. We believe that the business environment of the industry segments in which our tenants operate is generally positive for efficient operators, and we actively monitor our tenants, their operations and creditworthiness in an effort to identify conditions that may adversely affect our rental revenue. However, our tenants’ operations are subject to economic, regulatory and market conditions that may adversely affect their operations, which, in turn, could adversely impact our results of operations.
Property Operating Expenses
Our property operating expenses generally consist of taxes, utility costs, insurance costs, repair and maintenance costs, administrative costs and other operating expenses. As of September 30, 2021 and

December 31, 2020, all of our leases were either “triple net” or “double net.” Triple net means that our tenants are responsible for all of the maintenance, utilities, insurance and property taxes associated with the properties they lease from us, including any increases in those costs that may occur as a result of inflation. Double net means we have certain responsibilities as landlord, generally related to maintenance and structural component replacement that may be required on such properties in the future. Although these landlord responsibilities have not historically resulted in significant costs to us, an increase in costs related to these responsibilities could negatively influence our operating results. Also, we may occasionally incur nominal property-level expenses that are not paid by our tenants.
General and Administrative
Upon completion of this offering, as a public company with shares listed on the NYSE, we expect that our general and administrative expenses will increase due to legal, accounting, insurance and other expenses related to corporate governance, public reporting and other compliance matters.
Interest Expense
We expect future changes in interest rates will impact our overall performance. In order to limit interest rate risk, we may enter into interest rate swap agreements or similar instruments, subject to maintaining our qualification as a REIT for U.S. federal income tax purposes. Although we may seek to cost-effectively manage our exposure to future rate increases through such means, a portion of our overall debt may at various times be subject to interest rates that float at then current rates.
As of September 30, 2021 and December 31, 2020, all of our outstanding debt, including the M&T Credit Facility, carried a fixed interest rate either embedded or as a result of an interest rate hedge.
Acquisition Costs
As we continue to make acquisitions, we may incur transaction costs on failed deals that we are required to expense.
Inflation
Our leases typically contain provisions designed to mitigate the adverse impact of inflation on our results of operations. Since our tenants are typically required to pay all property-level operating expenses, increases in property-level expenses at our leased properties generally do not adversely affect us. However, increased operating expenses at any of our properties that become vacant in the future and our properties that are not subject to full triple net leases could cause us to incur additional operating expense. Additionally, many of our leases provide for rent escalations designed to mitigate the effects of inflation over the term of a lease. However, since some of our leases do not contain rent escalations and many that do limit the amount by which rent may increase, any increase in our rental revenue may not keep up with the rate of inflation.
Critical Accounting Policies and Estimates
Our discussion and analysis of our historical financial condition and results of operations is based upon our consolidated financial statements which are prepared in accordance with GAAP. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Although management believes its estimates are reasonable, actual results could differ materially from those estimates. The accounting policies discussed below are considered critical because changes to certain judgments and assumptions inherent in these policies could affect the financial statements. For more information on our accounting policies, please refer to the notes to consolidated financial statements included elsewhere in this prospectus.
As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.

Principles of Consolidation
The consolidated financial statements include the accounts of Four Springs Capital Trust and its controlling investments in subsidiaries. Results of operations of properties acquired are included in the consolidated statements of operations from the date of acquisition. All intercompany transactions, balances and accounts have been eliminated in consolidation. The company determines whether it has a controlling interest in an entity by first evaluating whether the entity is a voting interest entity or a variable interest entity (“VIE”) under GAAP.
Voting interest entities are entities in which the total equity investment at risk is sufficient to enable the entity to finance itself independently and which provide the equity holders with the obligation to absorb losses, the right to receive residual returns and the right or power to make decisions about or direct the entity’s activities that most significantly impact the entity’s economic performance. Voting interest entities, where the company has a majority interest, are consolidated in accordance with GAAP. The guidance states that the usual condition for a controlling financial interest in an entity is ownership of a majority voting interest. Accordingly, the company consolidates voting interest entities in which it has a majority of the voting interests.
VIEs are entities that lack one or more of the characteristics of a voting interest entity. The primary beneficiary of a VIE is required to consolidate the VIE. The company determines whether it is the primary beneficiary of a VIE by performing a qualitative analysis of the VIE that includes, among other factors, an evaluation of which enterprise has the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits of the VIE that could be significant to the VIE. The company identified the Operating Partnership as a VIE that continues to be consolidated by the company as the primary beneficiary because the company has a controlling financial interest in this VIE. We evaluated the DSTs and determined they are VIEs. We evaluated the company’s interests in the DSTs and determined we have the power to direct activities that most significantly impact these VIEs and are the primary beneficiary of these VIEs.
A noncontrolling interest in a consolidated subsidiary is defined as the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to us. Noncontrolling interests are required to be presented as a separate component of equity in the consolidated balance sheets and the presentation of net income was modified to present earnings and other comprehensive income attributed to controlling and noncontrolling interests.
Accounting for Real Estate Investments
Real estate properties comprise all tangible assets we hold for rent or for administrative purposes. Real property is recognized at cost less accumulated depreciation. Betterments, major renovations and certain costs directly related to the improvement of real properties are capitalized. Direct costs incurred in acquiring completed properties that meet the classification of a business for accounting purposes are charged to expense as incurred. Acquired completed properties that do not meet the classification of a business are accounted for as asset acquisitions with direct costs of the acquisitions capitalized and allocated to acquired tangible and intangible assets on a relative fair value basis. Accordingly, asset acquisitions are recorded on a relative fair value basis. Maintenance and repair expenses are charged to expense as incurred.
Depreciation of an asset begins when it is available for use and is calculated using the straight-line method over the estimated useful lives. Each period, depreciation is charged to expense and credited to the related accumulated depreciation account. A used asset acquired is depreciated over its estimated remaining useful life, not to exceed the life of a new asset. The range of useful lives for depreciable assets are as follows:
Category	Term
Buildings	19 – 50 years
Building and site improvements	5 – 40 years
Tenant improvements	Shorter of remaining life of the lease or useful life
Furniture and equipment	3 – 20 years
Tenant improvements are capitalized in real property when we own the improvement. If the improvements are deemed to be owned by the tenant and we assume its payments (such as an upfront cash payment to the lessee or by assuming the payment or reimbursement of all or part of those costs) then we recognize the inducements as a deferred lease incentive.
Assets and liabilities of properties that meet various held-for-sale criteria, including that it is probable that a sale will occur within 12 months, are presented separately in the consolidated balance sheets, with assets and liabilities being separately stated. Properties that the company has determined are held for sale cease depreciating and are also required to be simultaneously reviewed for impairment and carried on the company’s consolidated balance sheets at the lower of net carrying value or estimated fair value less costs to sell.
Acquisitions of rental real estate that meet the definition of a business are accounted for as business combinations and the purchase price is allocated among the above components based on their estimated fair values at the date of acquisition and all transaction costs are expensed as incurred. Acquisitions of rental real estate not meeting the definition of a business are accounted for as asset acquisitions and the purchase price and direct costs are allocated among the below components based on their relative fair values at the date of acquisition. The company’s acquisitions of rental real estate are generally accounted for as asset acquisitions. For real estate assets acquired through a sale-leaseback transaction and subject to a lease contract which contains a purchase option, the company will account for such acquisition as a financing arrangement and record the investment in the consolidated balance sheets.
The company allocates the purchase price of rental real estate acquired to the following:
•
acquired tangible assets, consisting of land, building and improvements; and

•
identified intangible assets and liabilities, consisting of favorable and unfavorable leases, in-place leases, tenant relationships and debt premiums and discounts

In estimating the fair value of the tangible and intangible assets acquired, the company considers information obtained about each property as a result of its due diligence activities and other market data, and utilizes various valuation methods, such as estimated cash flow projections utilizing appropriate discount and capitalization rates, estimates of replacement costs, and available market information. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant.
Lease intangibles, if any, acquired in conjunction with the purchase of real estate represent the value of in-place leases and the value of favorable and unfavorable leases. For real estate acquired subject to existing leases, in-place lease values are based on our estimate of costs related to tenant acquisition and carrying costs during the time it would take to locate a tenant if the property were vacant, considering current market conditions and costs to execute similar leases at the time of acquisition. The value assigned to in-place leases is amortized as a component of depreciation and amortization in the accompanying consolidated statements of operations on a straight-line basis over the remaining initial term of the related lease. Factors considered by us in our analysis of in-place lease intangibles include market rents, real estate taxes, insurance, and other operating expenses and costs to execute similar leases during the expected lease-up period. The value of tenant relationship intangibles, if any, is amortized as a component of depreciation and amortization expense over the anticipated life of the relationships.
Favorable lease values, including premium on at-the-money contracts, and unfavorable lease values are recorded based on the present value of the difference between the contractual amounts to be paid pursuant to in-place leases at the time of acquisition and our estimate of current market lease rates for each corresponding in-place lease or the estimated return on cost for at-market leases, measured over a period equal to the remaining initial term of the lease. Capitalized favorable lease values are amortized over the remaining term of the respective leases as a decrease to rental revenue. Unfavorable lease values are amortized as an increase in rental revenue over the remaining term of the respective leases.
Assessment of the recoverability by us of lease intangibles must be made when we have reason to believe that a tenant might not be able to perform under the terms of the lease as originally expected. This requires us to make estimates as to the recoverability of such costs. Should a lease terminate early, the unamortized portion of any related lease intangible is immediately recognized in our consolidated statements of operations.
For property acquisitions where the company assumes existing mortgage debt, the debt is recorded at its estimated fair value, based on management’s estimate of current borrowing rates available to the company for comparable financing. The company amortizes any discount or premium as part of interest expense on the related debt using the effective interest method.
Impairment
The company reviews its owned real properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If impairment indicators are present, the evaluation may include estimating and reviewing anticipated future undiscounted cash flows to be derived from the asset. Estimating future cash flows is highly subjective and includes an evaluation of factors such as the anticipated cash flows from the property, which may include rent from current leases in place and projected future leases, estimated capital expenditures, and an estimate of proceeds to be realized upon sale of the property. If such cash flows are less than the asset’s net carrying value, an impairment charge is recognized to earnings to the extent by which the asset’s carrying value exceeds the estimated fair value. The company’s estimates could differ materially from actual results.
Revenue Recognition
Rental revenues are recorded as income when earned and when they can be reasonably estimated. The company recognizes the effects of any scheduled rent increases and rent abatements on a straight-line basis over the term of the lease. This requires that rental income be recognized in equal annual amounts over the term of the lease. Deferred rent receivable represents the cumulative effect of straight-lining leases and is computed as the difference between income accrued on a straight-line basis and contractual rent payments. The company reviews its straight-line operating lease receivables for collectability on a contract by contract basis and any amounts not considered substantially collectible are written off against rental revenues. Leases generally require tenants to reimburse the company for certain operating expenses applicable to their leased premises. These lessee-reimbursed costs and lessee reimbursements are recorded as incurred and earned, respectively, and have been included in property operating expenses and rental revenues, respectively, in the accompanying consolidated statements of operations. Lessor costs paid by lessees directly to third parties are not recognized in the consolidated statements of operations. Rental income also includes the amortization of favorable and unfavorable leases as an adjustment to rental income over the terms of the respective leases.
Noncontrolling Interests
Due to the company’s control through its general partner interest in the Operating Partnership and the limited rights of the limited partners, the Operating Partnership, including its wholly-owned subsidiaries, is consolidated with the company and the limited partner interests, other than those held by the company, are reflected as noncontrolling interests on the accompanying consolidated balance sheets and statements of operations.
The beneficial ownership interests in the DSTs, excluding beneficial ownership by the company’s wholly-owned subsidiaries and the Operating Partnership, are reflected as noncontrolling interests on the accompanying consolidated balance sheets and statements of operations.
The company evaluates individual noncontrolling interests for the ability to recognize the noncontrolling interests as permanent equity on the consolidated balance sheets at the time such interests are issued and on a continual basis. We report such noncontrolling interests within equity in the consolidated balance sheets, but separate from total shareholders’ equity. Any noncontrolling interests that fail to qualify as permanent equity will be reclassified as temporary equity and adjusted to the greater of (1) the carrying amount or (2) its redemption value as of the end of the period in which the determination is made.
The limited partners of the Operating Partnership that held Series A preferred OP units, other than the company, had the right to cause the Operating Partnership to redeem their OP units for cash or, at the sole option of the company, the company had a right to exchange the OP units by issuing one share of the company’s Series A preferred shares for each Series A preferred OP unit. These redemption rights may not be exercised under certain circumstances which would cause the company to lose its REIT status. The Series A preferred OP units, other than those held by the company, were included in noncontrolling interests in the accompanying consolidated balance sheets, statements of operations and statements of changes in contingently redeemable preferred shares and OP units and changes in equity.

The limited partners of the Operating Partnership holding Series U1 OP units have the right to cause the Operating Partnership to redeem their OP units for cash. This redemption right may be exercised only from May 31, 2026 through November 30, 2026. The Series U1 OP units are classified as temporary equity in the accompanying consolidated balance sheets. This classification is appropriate because the instruments are contingently redeemable based on events outside the company’s control. This accounting treatment is in accordance with Accounting Standards Codification 480-10-S99, “Distinguishing Liabilities from Equity.” Redeemable noncontrolling interests are accreted for the excess of accreted redemption value over the initial carrying value adjusted for distributions and their allocable share of net income and other comprehensive losses over the period from the date of issuance to the first date on which the put option is exercisable.
Share-Based Compensation
The 2021 Equity Incentive Plan is designed to promote the success and enhance the value of the company by providing select company leaders and trustees equity in order to (1) foster an “ownership mentality” and re-align interests with the shareholders, (2) promote retention of key members of the management team and (3) motivate company leaders to effectively manage the portfolio and continue to deliver strong results. The 2021 Equity Incentive Plan is further intended to provide flexibility to the company in its ability to motivate, attract and retain the services of employees, officers, trustees and consultants upon whose judgment, interest and special effort the successful conduct of the company’s operation is largely dependent. Accordingly, the 2021 Equity Incentive Plan permits the grant of options, share appreciation rights, restricted shares, restricted share units, LTIP Unit awards, performance awards and other awards from time to time to selected employees, officers, trustees and consultants of the company and its subsidiaries. LTIP Units are OP units and are also subject to provisions of the Partnership Agreement. Each LTIP Unit awarded under the 2021 Equity Incentive Plan shall reduce the number of shares available for issuance under the 2021 Equity Incentive Plan on a one-for-one basis.
The company uses the Black-Scholes option pricing model to estimate the fair value of a share-based award. This model requires inputs such as expected term, expected volatility, and risk-free interest rate, which are highly complex and subjective and generally require significant analysis and judgment to develop. Upon completion of this offering, we expect that the grant date value of share-based awards, if any, will be determined based on the market price of our common shares on the NYSE and will no longer require estimates of fair value.
Income Taxes
The company has made an election to qualify, and believes it is operating so as to qualify, as a REIT for federal income tax purposes. As such, we will generally not be subject to federal income tax on that portion of our taxable income that is distributed to shareholders if we distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain to our shareholders by prescribed dates and comply with various other requirements of the Code. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates. Under certain circumstances, federal income and excise taxes may be due with respect to certain portions of the company’s net income and/or undistributed taxable income.
The company has elected, and may elect in the future, to treat certain of its existing or newly-created corporate subsidiaries as TRSs. In general, a TRS may perform non-customary services for the tenants of the company, hold assets that the company cannot hold directly and generally may engage in any real estate or non-real estate related business. The TRSs generate income, resulting in federal and state income tax liability for these entities. The company does not expect to incur any corporate federal income tax liability outside of the TRSs, as we believe we have maintained our qualification as a REIT and we intend to distribute 100% of our REIT taxable income.
Uncertain tax positions are assessed by the company to determine whether a tax position of the company is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more-likely-than-not threshold, the tax amount recognized in the consolidated financial statements is reduced by the largest benefit with a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. We have assessed the federal and state tax positions and have concluded that we have no material uncertain tax liabilities to be recognized or disclosed.
Derivative Instruments and Hedging Activities
We may enter into derivative contracts as part of our overall financing strategy to manage our exposure to changes in interest rates associated with current and/or future debt issuances. We do not use derivatives for trading or speculative purposes. These derivative instruments are measured on a recurring basis and recorded on the consolidated balance sheets at fair value as either an asset or liability. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Hedge accounting generally provides for the matching of the earnings effect of the hedged forecasted transactions in a cash flow hedge.
Recently Issued Accounting Pronouncements
From time to time, new accounting pronouncements are issued by the FASB or the SEC. We adopt the new pronouncements as of the specified effective date, or earlier when both early adoption is permitted by the FASB or the SEC and when practicable. Unless otherwise discussed, these new accounting pronouncements include technical corrections to existing guidance or introduce new guidance related to specialized industries or entities and therefore will have minimal, if any, impact on our financial position or results of operations upon adoption.
During June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires a financial asset measured at amortized cost basis to be presented at the net amount expected to be collected. ASU 2016-13 is effective for interim and annual periods beginning after December 15, 2019 for public reporting entities except for those meeting the definition by the SEC of a smaller reporting company. For other entities, this guidance is effective for fiscal years beginning after December 15, 2022 and interim periods within those fiscal years, as amended by ASU 2019-10. The amendments in ASU 2016-13 replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. Retrospective adjustments shall be applied through a cumulative-effect adjustment to retained earnings. In November 2018, the FASB issued ASU 2018-19, Codification of Topic 326, Financial Instruments—Credit Losses, to amend the effective date requirements and to clarify the scope of the guidance in the ASU 2016-13. ASU 2018-19 clarifies that receivables arising from operating leases are not within the scope of Subtopic 326-20. Instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842, Leases. Management does not believe the guidance will have a significant impact on the company’s consolidated financial statements.
In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting, to expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The amendments in this update are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. An entity should only remeasure liability-classified awards that have not been settled by the date of adoption and equity-classified awards for which a measurement date has not been established through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. Upon transition, the entity is required to measure these nonemployee awards at fair value as of the adoption date. The guidance was adopted in 2020 and did not have an impact on the company’s consolidated financial statements.
In October 2018, the FASB issued ASU 2018-17, Consolidation (Topic 810), Targeted Improvements for Related Party Guidance for Variable Interest Entities, to improve consideration of indirect interests held through related parties under common control in order to align determining whether fees paid to decision makers and service providers are variable interests and determining whether a reporting entity within a related party group is the primary beneficiary of a VIE. ASU 2018-17 is effective for public entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The amendments in this update are effective for a private company or emerging growth company for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The ASU is required to be applied retrospectively with a cumulative-effect adjustment to retained earnings at the beginning of the earliest period presented. We are currently evaluating the impact of the adoption of ASU 2018-17 on our consolidated financial statements, including the timing of adopting this standard.
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848). ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. Election to apply the amendments for contract modifications and eligible hedging relationships may be made as of March 12, 2020 through December 31, 2022. We are currently evaluating the impact of the guidance on our LIBOR-based debt and derivative contracts and the timing of adopting this standard.
In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). The new ASU eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. The amendments in the ASU are effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Management does not believe the guidance will have a significant impact on the company’s consolidated financial statements.

Results of Operations
Comparison of the Nine Months Ended September 30, 2021 to the Nine Months Ended September 30, 2020
(In thousands)	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Increase (Decrease)
Revenues:
Total Revenue	$38,967	$25,955	$13,012
Expenses:
Property operating	5,458	3,144	2,314
General and administrative	11,729	3,844	7,885
Professional fees	2,120	390	1,730
Depreciation and amortization	15,725	10,059	5,666
Interest	17,878	7,598	10,280
Acquisition costs	41	195	(154)
Provision for impairment	335	535	(200)
Total expenses	53,286	25,765	27,521
Change in fair value of compound embedded derivative and warrant liability	(416)	(209)	(207)
Loss on extinguishment of debt	(310)	—	(310)
Gain on sale of real estate	2,431	401	2,030
Income tax benefit (provision for income taxes)	(1,996)	(47)	(1,949)
Net loss	(14,610)	335	(14,945)
Net (income) loss attributable to noncontrolling interests in consolidated subsidiaries	6,280	(758)	7,038
Net loss attributable to Four Springs Capital Trust	$(8,330)	$(423)	$(7,907)
Total Revenue
Total revenue increased by 50% to $39.0 million for the nine months ended September 30, 2021 from $26.0 million for the nine months ended September 30, 2020, driven primarily by the net growth in the size of our real estate portfolio which generated additional rental revenues, as well as from an increase in tenant reimbursements and other revenues driven by such growth. Our real estate portfolio, including real estate investments held for sale and lease intangibles grew from $372.6 million in real estate representing 99 properties as of September 30, 2020 to $781.3 million in real estate representing 136 properties as of September 30, 2021. The increase in rental revenue was attributed to the four properties we purchased for approximately $58.2 million during the fourth quarter of 2020, which were owned by us for the entire nine months ended September 30, 2021, as well as forty-two properties we purchased for approximately $381.4 million during the nine months ended September 30, 2021. Our properties were 99.8% and 100% occupied at all times during the nine months ended September 30, 2021 and 2020, respectively.
Property Operating Expenses
Property operating expenses include real estate taxes, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. Property expenses totaled $5.5 million for the nine months ended September 30, 2021 as compared to $3.1 million for the nine months ended September 30, 2020. This increase was driven primarily by the net growth in the size of our real estate portfolio, an increase in repair and maintenance costs and an increase in general corporate insurance expenses.
General and Administrative Expenses
General and administrative expenses include compensation and benefits, marketing costs and general office expenses such as insurance, office rent, travel expenses and other expenses. General and administrative expenses totaled $11.7 million for the nine months ended September 30, 2021 as compared to $3.8 million for the nine months ended September 30, 2020. During the nine months ended September 30, 2021 the primary driver of the increase in general and administrative expenses was a recognition of higher compensation expenses of $1.1 million as a result of an increase in bonuses and wages as well as $6.6 million from the issuance of LTIPs. We also expect that general and administrative expenses will increase over time as our business grows; however, we expect that such expenses as a percentage of our revenue will decrease over time due to efficiencies and economies of scale.
Professional Fees
Professional fees expense increased from $0.4 million for the nine months ended September 30, 2020 to $2.1 million for the nine months ended September 30, 2021. The increase was mainly attributable to expenses relating to the acquisitions made during the nine months ended September 30, 2021.
Depreciation and Amortization Expense
Depreciation and amortization expense generally rises in proportion to the increase in the size of our real estate portfolio and, accordingly, such expense rose from $10.1 million for the nine months ended September 30, 2020 to $15.7 million for the nine months ended September 30, 2021.
Interest Expense
Interest expense increased to $17.9 million for the nine months ended September 30, 2021 from $7.6 million for the nine months ended September 30, 2020 due primarily to an increase in long-term non-recourse borrowings, as well as an increase in short-term borrowings used to partially fund the acquisition of properties during the nine months ended September 30, 2021 for our growing real estate portfolio. We funded the growth in our real estate investment portfolio with additional preferred equity and a combination of the M&T Credit Facility and the Mezzanine Loan. The average debt outstanding on the M&T Credit Facility decreased to $38.5 million during the nine months ended September 30, 2021 from $68.3 million during the nine months ended September 30, 2020 at a weighted average interest rate of 7.01% during the nine months ended September 30, 2021 as compared to 4.84% during the nine months ended September 30, 2020, inclusive of interest rate hedges and unused fees.
The average debt outstanding on the Mezzanine Loan increased to $87.3 million during the nine months ended September 30, 2021 from $0 million during the nine months ended September 30, 2020 at a weighted average interest rate of 11.6% during the nine months ended September 30, 2021. The average debt outstanding on our non-recourse debt obligations increased to $222.4 million during the nine months ended September 30, 2021 from $132.3 million during the nine months ended September 30, 2020 at a weighted average interest rate of 3.71% during the nine months ended September 30, 2021 as compared to 4.2% during the nine months ended September 30, 2020. The following table summarizes our interest expense.

	Nine Months Ended September 30,
(In thousands)	2021	2020
Interest expense−M&T Credit Facility (includes unused fees)	$2,021	$2,480
Interest expense−Mezzanine Loan	7,585	—
Interest expense−non-recourse mortgage notes payable of consolidated special purpose entities	6,190	4,166
Amortization of deferred financing costs and other	2,152	1,020
Amortization of debt (premium) discount, net	(70)	(69)
Total interest expense	$17,878	$7,597
M&T Credit Facility:
Average debt outstanding	$38,470	$68,332
Average interest rate during period (includes unused fees)	7.01%	4.84%
Mezzanine Loan:
Average debt outstanding	$86,997	$—
Average interest rate during period	11.63%	—%
Non-recourse mortgage notes payable of consolidated special purpose entities:
Average debt outstanding	$222,358	$132,276
Average interest rate during period	3.71%	4.20%
Acquisition Costs
Acquisition costs incurred in acquiring completed properties that meet the classification of a business for accounting purposes are charged to operations as incurred, as well as failed acquisition costs. For the nine months ended September 30, 2021 and 2020, we incurred acquisition costs of $0.04 million and $0.2 million in connection with failed acquisitions, respectively.
Provision for Impairment
The provision for impairment for the nine months ended September 30, 2021 was $0.3 million due to an impairment loss related to one property. The provision for impairment for the nine months ended September 30, 2020 was $0.5 million due to an impairment loss on a property subsequently sold in December 2020.
Change in Fair Value of Compound Embedded Derivative and Warrant Liability
The change in fair value of compound embedded derivative and warrant liability for the nine months ended September 30, 2021 decreased by $0.2 million compared to the nine months ended September 30, 2020. The decrease was due to a change in the estimates for expected exercise timing and volatility and expiration of warrants.
Loss on extinguishment of debt
Loss on extinguishment of debt for the nine months ended September 30, 2021 was $0.3 million related to the prepayment of a mortgage loan during the sale of a property. There was no gain or loss on extinguishment of debt during the nine months ended September 30, 2020.
Gain on Sale of Real Estate
Gain on sale of real estate for the nine months ended September 30, 2021 was $2.4 million related to the sale of seven properties. There was a $0.4 million gain on the sale of one property during the nine months ended September 30, 2020.
Provision for Income Taxes
The provision for income taxes for the nine months ended September 30, 2021 and 2020, was $2.0 million and $0.05 million, respectively. The increase in income tax expense was primarily due to the increased DST acquisition income in one of our TRSs.

Noncontrolling Interests in Consolidated Subsidiaries
Noncontrolling interests in consolidated subsidiaries represents the net revenues and expenses allocated to the limited partners in the Operating Partnership, as well as the allocation to the noncontrolling beneficial interest holders in our DSTs in connection with the Section 1031 Exchange Program. The components of the noncontrolling interests in consolidated subsidiaries are allocations of rental revenue, acquisition fee revenue, management fee revenue, general and administrative expenses, property expenses, depreciation and amortization, interest expense and acquisition costs. In connection with the Section 1031 Exchange Program, we receive an annual asset management fee of approximately 0.31% of the portion of the purchase price of the related property that is syndicated to third parties and acquisition and finance fees of approximately 2.96% of the portion of the purchase price of the related property that is syndicated to third parties. Net loss of the noncontrolling interests increased by $7.0 million from the nine months ended September 30, 2020 to the nine months ended September 30, 2021 primarily due to an increase in acquisition and finance fees due to an increase in DST syndications.
The following table summarizes our noncontrolling interests in consolidated subsidiaries for the nine months ended September 30, 2021 and 2020.
	Nine Months Ended September 30,
(In thousands)	2021	2020
Rental revenue of noncontrolling interests and tenant reimbursements, net of property expenses	$12,262	$6,082
Acquisition fee expense of noncontrolling interests, net	(7,310)	(156)
Management fee expense of noncontrolling interests, net	(516)	(281)
General and administrative expenses of noncontrolling interests	(595)	(131)
Professional fees of noncontrolling interests	(166)	(24)
Depreciation and amortization of noncontrolling interests	(6,218)	(2,808)
Interest expense of noncontrolling interests	(3,574)	(1,897)
Other	(163)	(27)
Net (loss) income attributable to noncontrolling interests in consolidated subsidiaries	$(6,280)	$758

Comparison of the Year Ended December 31, 2020 to the Year Ended December 31, 2019
	Year Ended December 31,		Increase (Decrease)
(In thousands)	2020	2019
Revenues:
Rental	$35,737	$30,744	$4,993
Expenses:
Property operating	4,705	3,557	1,148
General and administrative	5,151	5,363	(212)
Professional fees	902	627	275
Depreciation and amortization	13,562	10,630	2,932
Interest	12,597	9,568	3,029
Acquisition costs	236	56	180
Provision for impairment	535	—	535
Total expenses	37,688	29,801	7,887
Change in fair value of conversion feature liability and warrant liability	355	(98)	453
Gain on sale of real estate	409	2,698	(2,289)
Income tax benefit (provision for income taxes)	(29)	(308)	279
Net (loss) income	(1,216)	3,235	(4,451)
Net (income) loss attributable to noncontrolling interests in consolidated subsidiaries	76	(949)	1,025
Net (loss) income attributable to Four Springs Capital Trust	$(1,140)	$2,286	$(3,426)
Rental Revenues
Rental revenues increased by 16% to $35.7 million for the year ended December 31, 2020 from $30.7 million for the year ended December 31, 2019, driven primarily by the net growth in the size of our real estate portfolio which generated additional rental revenues, as well as from an increase in tenant reimbursements and other revenues driven by such growth. Our gross real estate portfolio, including real estate investments held for sale and lease intangibles grew from $360.9 million in real estate representing 96 properties as of December 31, 2019 to $424.6 million in real estate representing 101 properties as of December 31, 2020. During 2020, we purchased seven properties for approximately $78.1 million. Our real estate investments were made on various dates during 2020 and 2019 and were not all owned by us during the entirety of each year; accordingly, approximately 20% of the increase in rental revenue for 2020 as compared to 2019 is related to recognizing a full year of rental revenue from acquisitions that were completed during 2019 and approximately 4% of the increase represents a partial year of revenue from assets that were acquired during 2020, partially offset by properties sold during 2020 that were held during 2019 for the full year. The full-year revenue impact of 2019 acquisitions will be reflected in 2020. The full-year revenue impact of 2020 acquisitions will be seen in 2021. The tenant reimbursement recovery rate for the year ended December 31, 2020 of 91% increased from the 79% rate during the year ended December 31, 2019 principally due to an increase in recoverable expenses that are reimbursable by the tenants under their lease agreements. All of our properties were 99.7% and 100% occupied at all times during the years ended December 31, 2020 and 2019, respectively.
Property Operating Expenses
Property operating expenses include real estate taxes, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. Property expenses totaled $4.7 million for the year ended December 31, 2020 as compared to $3.6 million for the year ended December 31, 2019. This increase was driven primarily by the net growth in the size of our real estate portfolio, an increase in repair and maintenance costs and an increase in general corporate insurance expenses.
General and Administrative Expenses
General and administrative expenses include compensation and benefits, marketing costs and general office expenses such as insurance, office rent, travel expenses and other expenses. General and administrative expenses decreased to $5.2 million for the year ended December 31, 2020 as compared to $5.4 million for the year ended December 31, 2019, primarily due to a reduction in our staff, decreased travel and entertainment, decreased conference expenses, as well as decreased general office expenses totaling $0.4 million for the year ended December 31, 2020 compared to December 31, 2019, and an increase in marketing costs of $0.2 million for the year ended December 31, 2020 compared to December 31, 2019. Two employees left the company during 2020 and the reduction of other expenses was primarily due to travel restrictions related to the COVID-19 Pandemic. We also expect that general and administrative expenses will increase over time as our business grows; however, we expect that such expenses as a percentage of our revenue will decrease over time due to efficiencies and economies of scale.
Professional Fees
Professional fees expense increased from $0.6 million for the year ended December 31, 2019 to $0.9 million for the year ended December 31, 2020. The increase was mainly attributable to an increase in consulting fees, as well as an increase in legal fees due to TRS credit facilities that did not close.
Depreciation and Amortization Expense
Depreciation and amortization expense generally rises in proportion to the increase in the size of our real estate portfolio and, accordingly, such expense rose from $10.6 million for the year ended December 31, 2019 to $13.6 million for the year ended December 31, 2020.
Interest Expense
Interest expense increased to $12.6 million for the year ended December 31, 2020 from $9.6 million for the year ended December 31, 2019 due primarily to an increase in long-term borrowings including a Mezzanine Loan, used to fund the acquisition of properties for our growing real estate portfolio. We funded the growth in our real estate investment portfolio with added equity and a combination of non-recourse mortgage notes payable, M&T Credit Facility and a Mezzanine Loan. The average debt outstanding on the M&T Credit Facility decreased to $63.5 million during 2021 from $68.7 million during 2020 at a weighted average interest rate of 4.87% in 2020 as compared to 5.19% 2019. The average debt outstanding on the Mezzanine Loan increased to $14.7 million during 2020 from $0 million during 2019 at a weighted average interest rate of 11.69% in 2020. The average debt outstanding on our non-recourse debt obligations increased to $136.4 million in 2020 from $110.6 million in 2019 at a weighted average interest rate of 4.17% in 2020 as compared to 4.41% in 2019. The following table summarizes our interest expense.
	Year Ended December 31,
(In thousands)	2020	2019
Interest expense−M&T Credit Facility (includes unused fees)	$3,092	$3,563
Interest expense−Mezzanine Loan	1,714	—
Interest expense−non-recourse mortgage notes payable of consolidated special purpose entities	5,689	4,877
Amortization of deferred financing costs and other	2,193	1,219
Amortization of debt (premium) discount, net	(91)	(91)
Total interest expense	$12,597	$9,568
M&T Credit Facility:
Average debt outstanding	$63,473	$68,686
Average interest rate during period (includes unused fees)	4.87%	5.19%
Mezzanine Loan:
Average debt outstanding	$14,662	$—
Average interest rate during period	11.69%	—%
Non-recourse mortgage notes payable of consolidated special purpose entities:
Average debt outstanding	$136,351	$110,612
Average interest rate during period	4.17%	4.41%

Acquisition Costs
Acquisition costs incurred in acquiring completed properties that meet the classification of a business for accounting purposes are charged to operations as incurred, as well as failed acquisition costs. For the year ended December 31, 2020 and 2019, we incurred acquisition costs of $0.2 million and $0.1 million in connection with failed acquisitions, respectively.
Provision for Impairment
The provision for impairment for the year ended December 31, 2020 was $0.5 million due to an impairment loss on a property sold in December 2020. There was no provision for impairment for the year ended December 31, 2019.
Change in Fair Value of Conversion Feature Liability and Warrant Liability
The change in fair value of conversion feature liability and warrant liability for the year ended December 31, 2020 increased by $0.5 million compared to the year ended December 31, 2019. The increase was due to a change in the estimates for expected exercise timing and volatility.
Gain on Sale of Real Estate
Gain on sale of real estate for the year ended December 31, 2020 and 2019, was $0.4 million on the sale of three properties and $2.7 million on the sale of eleven properties, respectively.
Provision for Income Taxes
The provision for income taxes for the year ended December 31, 2020 was $0.03 million compared to the provision for income taxes for the year ended December 31, 2019 of $0.3 million. The income tax expense was primarily due to gains on sales of properties and the allocation of general and administrative expenses to our TRSs, which were primarily offset by state and local tax payments we made in various locations.
Noncontrolling Interests in Consolidated Subsidiaries
Noncontrolling interests in consolidated subsidiaries represents the net revenues and expenses allocated to the limited partners in the Operating Partnership, as well as the allocation to the noncontrolling beneficial interest holders in our DSTs in connection with the Section 1031 Exchange Program. The components of the noncontrolling interests in consolidated subsidiaries are allocations of rental revenue, acquisition fee revenue, management fee revenue, general and administrative expenses, property expenses, depreciation and amortization, interest expense and acquisition costs. In connection with the Section 1031 Exchange Program, our company receives an annual asset management fee of approximately 0.31% of the portion of the purchase price of the related property that is syndicated to third parties and an acquisition fee of 2% of the portion of the purchase price of the related property that is syndicated to third parties. Net income of the noncontrolling interests decreased by $1.0 million from 2019 to 2020 primarily due to an increase in DST syndications in 2020 compared to 2019 resulting in an increase in acquisition fee expense from $0.7 million in 2019 to $1.4 million in 2020 and an increase in depreciation and amortization of noncontrolling interests of $0.9 million from 2019 to 2020, partially offset by an increase in net rental revenue from $7.5 million in 2019 to $8.3 million in 2020 due to an increase in noncontrolling interests in DSTs.
The following table summarizes our noncontrolling interests in consolidated subsidiaries for the years ended December 31, 2020 and 2019.

	Year Ended December 31,
(In thousands)	2020	2019
Rental revenue of noncontrolling interests and tenant reimbursements, net of property expenses	$8,333	$7,495
Acquisition fee expense of noncontrolling interests, net	(1,408)	(667)
Management fee expense of noncontrolling interests, net	(378)	(366)
General and administrative expenses of noncontrolling interests	(188)	(178)
Professional fees of noncontrolling interests	(61)	(41)
Depreciation and amortization of noncontrolling interests	(3,782)	(2,835)
Interest expense of noncontrolling interests	(2,569)	(2,446)
Other	(23)	(13)
Net (loss) income attributable to noncontrolling interests in consolidated subsidiaries	$(76)	$949
Liquidity and Capital Resources
Our primary expected sources and uses of capital are as follows:
Sources
•
cash and cash equivalents;

•
operating cash flow;

•
available borrowings under the M&T Credit Facility prior to the completion of this offering and under the New Credit Facility after the completion of this offering;

•
secured loans collateralized by individual properties;

•
issuance of long-term debt;

•
issuance of equity; and

•
asset sales.

Uses
Short-term:
•
maintenance and other property level expenditures;

•
debt repayment requirements;

•
distribution payments; and

•
corporate and administrative costs.

Long-term:
•
acquisitions;

•
debt maturities;

•
capital expenditures; and

•
tenant improvement allowances and leasing costs.

Distributions
In order to qualify as a REIT for federal income tax purposes, we generally are required to distribute to our shareholders, on an annual basis, at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, and to pay tax at the regular corporate rate to the extent that we annually distribute less than 100% of our REIT taxable income. In addition, a REIT will be required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions it makes in a calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income, and 100% of its undistributed income from prior years. As a result, in order to satisfy the requirements for us to qualify and maintain our qualification as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular monthly distributions of at least 100% of our REIT taxable income to holders of our common shares out of assets legally available therefor. We expect to make monthly distributions to our shareholders in a manner intended to satisfy this requirement. Prior to making any distributions for U.S. federal tax purposes or otherwise, we must first satisfy our operating and debt service obligations. It is possible that it would be necessary to utilize cash from operating activities, cash on hand and borrowings from the M&T Credit Facility in order to make the required distributions. For the nine months ended September 30, 2021, distributions of $19.2 million were funded by cash from operations and borrowings under the M&T Credit Facility. For the year ended December 31, 2020, distributions of $15.2 million were funded by cash from operations and borrowings under the M&T Credit Facility.
M&T Credit Facility and Mezzanine Loan
Typically, we use the M&T Credit Facility to acquire properties. Our revolving line of credit with Citizens Bank, National Association (“Citizens”) and other participating lenders (the “Citizens Facility”) originally provided the company with up to a $125 million borrowing capacity with an additional $75 million expansion feature. The Citizens Facility bore interest based on our option of LIBOR plus 2.5% to 3% per annum or the base rate plus 1.50% to 2% per annum, with the interest rate spread determined based on our election of LIBOR or base rate borrowings and the ratio of debt to value. The base rate was the greater of Citizens’ prime rate, the average Federal Reserve Bank of Cleveland’s overnight rate, or the one-month LIBOR plus 1%. The Citizens Facility also required an unused fee of 0.25% per annum and was schedule to mature on October 23, 2021. Pursuant to the terms of the Citizens Facility, the company was required to comply with covenants including those to maintain a minimum fixed charge coverage ratio of 1.50 to 1.00, maintain minimum borrowing base and net worth, limit debt to value, maintain a net operating income to debt ratio, maintain a minimum debt yield, maintain a diversified portfolio, and maintain distribution rates.
On October 30, 2020, the company amended and restated the Citizens Facility with M&T Bank, a participating lender under the former-Citizens Facility. Citizens resigned as agent and lender and M&T Bank replaced Citizens as the agent on the facility. The M&T Credit Facility provides the company with a $100 million borrowing capacity with an additional $50 million expansion feature. The M&T Credit Facility redefined certain terms and covenants including providing for covenants relating to a Mezzanine Loan of up to $100 million. The M&T Credit Facility bears interest based on our option of LIBOR, with a LIBOR floor of 1% on unhedged LIBOR, plus 2.50% to 2.75% per annum or the base rate plus 1.50% to 1.75% per annum, with the interest rate spread determined based on our election of LIBOR or base rate borrowings and the ratio of debt to value (2.86% as of September 30, 2021, inclusive of the M&T Credit Facility interest rate swaps). The base rate for the M&T Credit Facility is the greatest of (1) the fluctuating annual rate of interest or “prime rate,” (2) 0.5% above the Federal Funds Effective Rate for the day and (3) 1.0% plus the greater of one month LIBOR or 1.0% of unhedged borrowing. The loan matures on October 30, 2022 and maturity may be extended to October 30, 2023 with a 0.25% extension fee on the total commitment and the company meeting certain conditions including completing a qualified listing event. Pursuant to the terms of the M&T Credit Facility, the company shall comply with covenants including those to maintain a minimum fixed charge coverage ratio of 1.50 to 1.00, maintain minimum borrowing base and net worth, limit debt to value, maintain a net operating income to debt ratio, maintain a minimum debt yield of 9%, maintain a diversified portfolio, and maintain distribution rates. The M&T Credit Facility is secured by mortgages/deeds of trust and assignments of rents and leases on 52 properties having real estate net book value of approximately $123.7 million as of September 30, 2021 and 50 properties having real estate book value of approximately $96.4 million as of December 31, 2020. As a result of Citizens National Association exiting the line of credit, the company exited its interest rate swap with Citizens National Association with a payment of $1.3 million recognized in other comprehensive loss in October 2020 of which $0.9 million was reclassified from other comprehensive loss as an increase to interest expense during the nine months ended September 30, 2021. As of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020, the company was compliant with the M&T Credit Facility covenants. As of September 30, 2021 and December 31, 2020 the M&T Credit Facility had an outstanding balance of $45.0 million and $17.4 million, respectively. Deferred financing costs, net, of $2.2 million and $3.2 million are presented as deductions of the lines of credit balances as of September 30, 2021 and December 31, 2020, respectively, in the consolidated balance sheets.
On October 30, 2020, the company entered into the Mezzanine Loan secured by a pledge of our equity interest in the Operating Partnership. The loan requires (1) monthly interest only payments at 7% per annum plus (2) interest capitalized quarterly as additional principal at a rate of 4.5% per annum. The Mezzanine Loan provides that upon repayment a minimum of $23 million in aggregate interest through the earlier of the loan’s full satisfaction or maturity on October 30, 2025 is payable. However, from and after the date of the initial public offering, the additional amount payable shall be equal to the lesser of (1) the yield maintenance amount and (2) if prior to the second anniversary of the initial public offering date, 2% of the prepaid amount, and if at any time thereafter, 1% of the prepaid amount. The Mezzanine Loan provides for adjustments to interest payments due in order to not be treated as an applicable high yield discount obligation under the Code. A portion of the Mezzanine Loan may be prepaid with a minimum principal payment of $10 million. Pursuant to the terms of Mezzanine Loan, the company shall comply with covenants including those to maintain a minimum fixed charge coverage ratio of 1.50 to 1.00, maintain net worth, limit debt to value, maintain a net operating income to debt ratio, maintain a minimum debt yield of 9%, and maintain a diversified portfolio. The Mezzanine Loan is subordinate to the M&T Credit Facility. The company borrowed $85 million at closing of the Mezzanine Loan. As of September 30, 2021 and December 31, 2020, the Mezzanine Loan had an outstanding balance of $88.6 million and $85.7 million, respectively. Deferred financing costs, net, of $2.2 million and $2.6 million are presented as deductions of the Mezzanine Loan as of September 30, 2021 and December 31, 2020, respectively, in the consolidated balance sheets.
New Credit Facility
Concurrently with completion of this offering, we expect to enter into the New Credit Facility with Wells Fargo Bank, National Association, as administrative agent, and a syndicate of banks, financial institutions and institutional lenders from time to time party thereto.
The New Credit Facility will consist of a $200 million revolving credit facility available for a 4-year period from the closing date, and a $100 million delayed draw term loan facility, which is available in a maximum of three draws during the 1-year period following the closing date. The revolving credit facility will mature four years from the closing date, with the option to extend for an additional 1-year period. The delayed draw term loan facility will mature five years from the closing date. The Operating Partnership will be the borrower under the New Credit Facility.
Interest Rate and Fees
Borrowings under the New Credit Facility will bear interest at a rate equal to a margin over the Adjusted Term SOFR (as defined in the New Credit Facility) or the prime rate or federal funds rate based on a leverage grid or, at the option of the Operating Partnership after obtaining investment grade ratings, based on the investment grade ratings. Initially, we expect the leverage-grid based margin for the New Credit Facility will range from 1.10% to 2.05%.
In addition to paying interest on outstanding principal under the New Credit Facility, the Operating Partnership will be required to pay a facility fee to the lenders under the New Credit Facility in respect of the revolving commitments thereunder. The facility fee rate will be based on the total amount of the revolving commitments (whether or not utilized) in the New Credit Facility and will range from 0.10% to 0.30% based on the leverage grid or the investment grade ratings.
Prepayments
Loans under the revolving facility will be prepayable at any time without premium or penalty and will be required to be prepaid if the aggregate amount borrowed under the revolving facility exceeds the aggregate commitments thereunder. No mandatory prepayments will be required with respect to the term loan facility under the New Credit Facility and amounts outstanding under the term loan facility are prepayable at any time without premium or penalty.

Amortization
The New Credit Facility will have no amortization payments.
Guarantees and Security
The obligations under the New Credit Facility will be guaranteed, subject to certain exceptions for excluded subsidiaries, (1) on a joint and several basis by us and any subsidiary of ours that from time to time owns, directly or indirectly, any equity interests of the Operating Partnership, (2) each subsidiary that owns unencumbered assets, (3) all existing and future subsidiaries the assets of which exceed 5% of the total value of the Operating Partnership’s assets and any existing or future subsidiary that owns the equity interests of any such subsidiary, (4) each subsidiary of the Operating Partnership that owns, directly or indirectly, any equity interests in any subsidiary that is described in clauses (2) or (3) above, (5) any wholly-owned subsidiary of ours that is a borrower or a guarantor, or otherwise has a payment obligation in respect of, any unsecured indebtedness and (6) any non-wholly-owned subsidiary of ours that is a borrower or a guarantor, or otherwise has a payment obligation in respect of, any unsecured indebtedness of ours or any wholly-owned subsidiary of ours.
The New Credit Facility will be collateralized by first priority or equivalent security interests in all the capital stock of, or other equity interests in the Operating Partnership and any direct or indirect subsidiary of ours that owns unencumbered assets. The security interests to be granted under the New Credit Facility will be automatically released upon the occurrence of certain events, including (1) the unencumbered assets exceed $500 million in value, (2) the unencumbered assets attributable to a single tenant does not exceed 10% of the total value of the unencumbered assets and (3) there are at least a total of 75 unencumbered assets.
Conditions Precedent
The closing of the New Credit Facility will be conditioned on the execution and delivery of definitive loan documentation, certain corporate deliverables and the completion of this offering.
Certain Covenants and Events of Default
The New Credit Facility will contain certain customary affirmative and negative covenants and events of default. Such covenants will, among other things, restrict, subject to certain exceptions, the ability of the Operating Partnership, the subsidiary guarantors and their respective subsidiaries to:
•
incur liens or negative pledges on unencumbered assets;

•
engage in certain mergers, consolidations or liquidations;

•
sell, lease or transfer all or substantially all of their respective assets;

•
engage in certain transactions with affiliates;

•
make changes to our fiscal year; and

•
make changes in the nature of the business of the Operating Partnership and its subsidiaries.

Additionally, the New Credit Facility will restrict us from making any cash dividends, except for cash dividends in an amount not to exceed the greater of (1) the amount required to be distributed to maintain our status as a REIT, (2) 95% of our FFO generally for the four fiscal quarter period most recently ended and (3) the amount necessary for us to avoid income or excise tax under the Code, in each case, so long as no default or event of default would result from the payment of such dividend and we are in pro forma compliance with all other covenants after giving effect to the payment of such dividend.
The New Credit Facility will also require the Operating Partnership, on a consolidated basis with its subsidiaries, to maintain certain financial covenants, including:
•
minimum leverage ratio of 0.60 to 1.00;

•
minimum fixed charge coverage ratio of 1.50 to 1.00;

•
maximum secured leverage ratio of 0.40 to 1.00;

•
maximum secured recourse leverage ratio of 0.10 to 1.00;

•
maximum unencumbered leverage ratio of 0.60 to 1.00;

•
minimum unsecured interest coverage ratio of 2.00 to 1.00;

•
minimum tangible net worth of $163,500,000 plus 75% of the net proceeds of all equity issuances effected at any time after the date of the New Credit Facility by us, the Operating Partnership or any of our subsidiaries to any person other than us, the Operating Partnership or any of our subsidiaries; and

•
minimum liquidity of $10,000,000 at any time.

If an event of default occurs, the lenders under the New Credit Facility will be entitled to take various actions, including the acceleration of amounts due under the New Credit Facility and all actions permitted to be taken by a secured creditor.
DST Management Fees
In connection with the establishment of each DST, the company utilizes its form of amended and restated trust agreement and form of DST manager operating agreement. Pursuant to the terms of the form of amended and restated trust agreement, the company is entitled to receive an annual trust management fee payable in equal monthly installments and is entitled to reimbursement of expenses incurred in performing its duties as manager. The company operates as manager through its wholly-owned subsidiaries that are created in connection with the establishment of each DST.
Contingently Redeemable Series A-1 Preferred Shares
On November 20, 2020, we issued 2,500,000 convertible Series A-1 preferred shares of beneficial interest, $0.001 par value per share, resulting in $49.3 million in gross proceeds at a 1.5% discount from the $20.00 per share initial stated value. On May 4, 2021, the terms of the Series A-1 preferred shares were amended to replace the paid-in-kind dividends with accretion dividends that are no longer issued in the form of additional Series A-1 preferred shares and instead added to the Series A-1 preferred shares’ stated value at the same yield terms as the former paid-in-kind dividends and to revise the certain other terms. The Series A-1 preferred shares rank senior to our common shares and non-participating common shares with respect to payment of dividends and distributions upon our liquidation. The Series A-1 preferred shares’ liquidation value as of September 30, 2021 and December 31, 2020 was $53.1 million and $50.4 million, respectively.
The Series A-1 preferred shares automatically convert upon a qualifying listing event into a number of common shares based on our option of either (1) the Series A-1 preferred shares’ stated value, including accretion dividends and unpaid dividends, divided by 90% of the per common share listing event price or (2) the Series A-1 preferred shares’ stated value, including accretion dividends and unpaid dividends, divided by the undiscounted price per common share at the listing event plus a cash fee to holders of Series A-1 preferred shares at 10% of the Series A-1 preferred shares’ stated value. In the event that the holders of Series A-1 preferred shares would own 20% or more of our outstanding shares of beneficial interest following a qualifying listing event, the holders of the Series A-1 preferred shares may elect to cause the company to either (1) redeem from the holders of Series A-1 preferred shares, concurrently with the closing of the qualifying listing event, such number of Series A-1 preferred shares so that the holders of the Series A-1 preferred shares hold 19.9% of our outstanding shares of beneficial interest following the qualifying listing event or (2) permit the holders of Series A-1 preferred shares to include in the qualifying listing event a number of common shares (into which the Series A-1 preferred shares convert) for sale so that the holders of the Series A-1 preferred shares hold 19.9% of our outstanding shares of beneficial interest following the qualifying listing event; provided, however, that if the holders of the Series A-1 preferred shares elect pursuant to clause (2) above to cause the company to permit the holders of the Series A-1 preferred shares to include in the qualifying listing event any common shares for sale, then the company, in its sole discretion, will have the right to redeem from the holders of the Series A-1 preferred shares, concurrently with the closing of the qualifying listing event, such number of Series A-1 preferred shares so that the holders of the Series A-1 preferred shares hold less than 19.9% of our outstanding shares of beneficial interest following a qualifying listing event. The Series A-1 preferred shares redeemed in this event will be redeemed in cash at a per share price equal to the greater of (a) the amount such holders of Series A-1 preferred shares would have received as if such Series A-1 preferred shares were automatically converted in connection with a qualifying listing event (with such amount determined at the fair market value as determined by our board of trustees and the holders of Series A-1 preferred shares or, in certain cases, an independent expert) or (b) the Series A-1 Trust Redemption Price (as defined below).
We have an option to redeem all of the Series A-1 preferred shares with a payment providing the holders with an amount equal to the greater of (1) a 15% internal rate of return on such holder’s Series A-1 preferred shares and (2) the amount the holders of the Series A-1 preferred shares would have received as if such Series A-1 preferred shares were converted into a number of common shares based on the stated value of $20.00 per share, adjusted for additional issuances of common shares and instruments convertible into common shares of the company, plus accretion dividends and unpaid dividends (with such amount determined at the fair market value as determined by our board of trustees and the holders of Series A-1 preferred shares or, in certain cases, an independent expert) (the “Series A-1 Trust Redemption Price” and such option to redeem, the “Series A-1 preferred share call option”). At any time, including upon the company’s exercise of the Series A-1 preferred share call option, (1) any holder of Series A-1 preferred shares may elect to convert all or any portion of such holder’s Series A-1 preferred shares into common shares and (2) the majority of holders of Series A-1 preferred shares may elect to convert all of the Series A-1 preferred shares into common shares of the company.
Holders of Series A-1 preferred shares are entitled to the number of votes on an as converted basis as to any matters together as a single class with holders of common shares. Dividends on Series A-1 preferred shares are cumulative at 11.5% per annum (7% cash, 4.5% accretion dividend added to the Series A-1 preferred shares’ stated value) on the stated value per share through April 19, 2022, 12% (7% cash, 5% accretion dividend) commencing on April 20, 2022, 13% (8% cash, 5% accretion dividend) commencing on November 20, 2022 and 15% (9% cash, 6% accretion dividend) commencing on November 20, 2023.
There were no unpaid dividends on Series A-1 preferred shares as of September 30, 2021 and December 31, 2020. The outstanding balance of contingently redeemable Series A-1 preferred shares as of September 30, 2021 and December 31, 2020 was $53.1 million and $50.3 million less the compound embedded derivative of $1.8 million and $1.7 million, respectively. Unaccreted offering costs and unaccreted issuance discount of $0.8 million and $0.9 million as of September 30, 2021 and December 31, 2020, respectively, are presented as reductions of the Series A-1 preferred shares presented as temporary equity in the consolidated balance sheets.
The holders of a majority of the outstanding Series A-1 preferred shares have the right to designate a trustee to our board of trustees and a board observer, and such holders have designated Elliot Chovev as their observer. The holders of Series A-1 preferred shares have the right to approve certain of the company’s actions.
Contingently Redeemable Series A-2 Preferred Shares
On May 4, 2021 and August 11, 2021, we issued an aggregate of 7,500,000 convertible Series A-2 preferred shares of beneficial interest, $0.001 par value per share, resulting in $147.8 million in gross proceeds at a 1.5% discount to the $20.00 per share initial stated value. The Series A-2 preferred shares rank senior to our common shares and non-participating common shares with respect to payment of dividends and distributions upon our liquidation. The Series A-2 preferred shares’ liquidation value as of September 30, 2021 was $153.0 million. On December 20, 2021, the holders of the Series A-2 preferred shares and the company entered into an agreement to, among other things, increase the redemption threshold (as described below) to 35% and grant additional demand registration rights. In connection with such agreement we paid to the holders of Series A-2 preferred shares a fee equal to $3.8 million.
The Series A-2 preferred shares automatically convert upon a qualifying listing event into a number of common shares based on our option of either (1) the Series A-2 preferred shares’ stated value, including accretion dividends and unpaid dividends, divided by 90% of the per common share listing event price or (2) the Series A-2 preferred shares’ stated value, including accretion dividends and unpaid dividends, divided by the undiscounted price per common share at the listing event plus a cash fee to holders of Series A-2 preferred shares at 10% of the Series A-2 preferred shares’ stated value. In the event that the holders of Series A-2 preferred shares would own 35% or more of our outstanding shares of beneficial interest following a qualifying listing event, the holders of the Series A-2 preferred shares may elect to cause the company to either (1) redeem from the holders of Series A-2 preferred shares, concurrently with the closing of the qualifying listing event, such number of Series A-2 preferred shares so that the holders of the Series A-2 preferred shares hold less than 35% of our outstanding shares of beneficial interest following the qualifying listing event or (2) permit the holders of Series A-2 preferred shares to include in the qualifying listing event a number of common shares (into which the Series A-2 preferred shares convert) for sale so that the holders of the Series A-2 preferred shares hold less than 35% of our outstanding shares of beneficial interest following the qualifying listing event; provided, however, that if the holders of the Series A-2 preferred shares elect pursuant to clause (2) above to cause the company to permit the holders of the Series A-2 preferred shares to include in the qualifying listing event any common shares for sale, then the company, in its sole discretion, will have the right to redeem from the holders of the Series A-2 preferred shares, concurrently with the closing of the qualifying listing event, such number of Series A-2 preferred shares so that the holders of the Series A-2 preferred shares hold less than 35% of our outstanding shares of beneficial interest following a qualifying listing event. The Series A-2 preferred shares redeemed in this event will be redeemed in cash at a per share price equal to the greater of (a) the amount such holders of Series A-2 preferred shares would have received as if such Series A-2 preferred shares were automatically converted in connection with a qualifying listing event (with such amount determined at the fair market value as determined by our board of trustees and the holders of Series A-2 preferred shares or, in certain cases, an independent expert), or (b) the Series A-2 Trust Redemption Price.
We have an option to redeem all of the Series A-2 preferred shares with a payment providing the holders with an amount equal to the greater of (1) a 15% internal rate of return on such holder’s Series A-2 preferred shares and (2) the amount the holders of the Series A-2 preferred shares would have received as if such Series A-2 preferred shares were converted into a number of common shares based on the stated value of $20.00 per share, adjusted for additional issuances of common shares and instruments convertible into common shares of the company, plus accretion dividends and unpaid dividends (with such amount determined at the fair market value as determined by our board of trustees and the holders of Series A-2 preferred shares or, in certain cases, an independent expert). At any time, including upon the company’s exercise of the Series A-2 preferred share call option, (1) any holder of Series A-2 preferred shares may elect to convert all or any portion of such holder’s Series A-2 preferred shares into common shares and (2) the majority of holders of Series A-2 preferred shares may elect to convert all of the Series A-2 preferred shares into common shares of the company.
Holders of Series A-2 preferred shares are entitled to the number of votes on an as converted basis as to any matters together as a single class with holders of common shares. Dividends on Series A-2 preferred shares are cumulative at 11.5% per annum (7% cash, 4.5% accretion dividend added to the Series A-2 preferred shares’ stated value) on the stated value per share through April 19, 2022, 12% (7% cash, 5% accretion dividend) commencing on April 20, 2022, 13% (8% cash, 5% accretion dividend) commencing on November 20, 2022 and 15% (9% cash, 6% accretion dividend) commencing on November 20, 2023.
The outstanding balance of contingently redeemable Series A-2 preferred shares of $153.0 million as of September 30, 2021, reduced by the initial fair value of the compound embedded derivative of $10.0 million and unaccreted offering costs and unaccreted issuance discount of $3.0 million, is presented as temporary equity in the consolidated balance sheets.
The holders of a majority of the outstanding Series A-2 preferred shares have the right to designate a trustee to our board of trustees, and such holders have designated Matthew Settle as their trustee. The holders of Series A-2 preferred shares have the right to designate an observer to our board of trustees. The holders of Series A-2 preferred shares have the right to approve certain of the company’s actions.
Historical Indebtedness
The following is a summary of the terms of the company’s indebtedness as of September 30, 2021 and December 31, 2020.

						Principal Balance
(In thousands) Property/ Borrower	Location	Lender	Maturity Date	Periodic Payment	Interest Rate	9/30/21	12/31/20
Monsanto	Morton, IL	Heartland Bank & Trust Co.	2/8/2022	Principal and Interest	4.15%	$2,639	$2,692
BJ’s Wholesale Club	Tilton, NH	Deutsche Mortgage & Asset Receiving Corp. J.P. Morgan Chase	1/6/2023	Interest Only	4.75%	4,444	4,446
Academy Sports	Jonesboro, AR	Comm. Mortgage Securities Trust	11/6/2022	Interest Only	4.85%	5,492	5,516
Academy Sports	Mt. Juliet, TN	Deutsche Mortgage & Asset Receiving Corp. J.P. Morgan Chase	12/6/2022	Interest Only	5.00%	6,047	6,080
Dollar General	Middleburg, FL	Comm. Mortgage Securities Trust	5/6/2022	Interest Only	5.35%	866	869
Dollar General	Yulee, FL	Ladder Capital Finance, LLC	8/6/2022	Interest Only	5.25%	881	887
Gander Mountain	Lebanon, IN	J.P. Morgan Chase Bank	11/1/2024	Interest Only	4.30%	6,229	6,229
CVS/Caremark	Mt. Prospect, IL	UBS Real Estate Securities Inc.	1/6/2025	Interest Only	4.15%	8,580	8,580
Domino’s Pizza	Odenton, MD	J.P. Morgan Chase Bank	6/1/2025	Interest Only	3.77%	6,215	6,215
Cathedral Energy Svcs.	Oklahoma City, OK	J.P. Morgan Chase Bank	6/1/2025	Interest Only First 5 Years	4.02%	—	2,159
McJunkin Red Man	Odessa, TX	Deutsche Mortgage & Asset Receiving Corp.	9/6/2025	Principal and Interest	4.74%	6,266	6,411
Illinois Tool Works	St. Charles, MO	Simmons Bank	11/5/2022	Principal and Interest	4.25%	3,608	3,692
Fresenius Medical Care	Lubbock, TX	KeyBank National Assoc.	8/1/2026	Interest Only First 3 Years	4.60%	2,768	2,802
Fresenius Medical Care	Carbondale, IL	KeyBank National Assoc.	8/1/2026	Interest Only First 3 Years	4.60%	2,264	2,293
Horizon Blue Cross Blue Shield of NJ	Mt. Laurel, NJ	Wells Fargo Bank Northwest N.A.	12/15/2026	Interest Only First 5 Years	3.41%	11,750	11,750
Biolife Pharma Services	Riverton, UT	UBS AG	11/6/2027	Interest Only First 5 Years	4.96%	4,300	4,300
Board of Regents, State of Iowa	Iowa City, IA	GreenState Credit Union	7/15/2028	Interest Only First 2 Years	4.70%	13,052	13,185
GPM	Colony, TX	Capital One, N.A.	5/17/2024	Interest Only First 2 Years	L + 2.15%	2,152	2,169
GPM	Elkhart, IN	Capital One, N.A.	5/17/2024	Interest Only First 2 Years	L + 2.15%	1,479	1,491
GPM	Eufaula, OK	Capital One, N.A.	5/17/2024	Interest Only First 2 Years	L + 2.15%	1,250	1,259
GPM	Granger, IL	Capital One, N.A.	5/17/2024	Interest Only First 2 Years	L + 2.15%	1,337	1,347
GPM	Irving, TX	Capital One, N.A.	5/17/2024	Interest Only First 2 Years	L + 2.15%	1,247	1,257
GPM	Michawaka, IN	Capital One, N.A.	5/17/2024	Interest Only First 2 Years	L + 2.15%	2,014	2,030
GPM	Richland Hills, TX	Capital One, N.A.	5/17/2024	Interest Only First 2 Years	L + 2.15%	804	810
GPM	Utica, MI	Capital One, N.A.	5/17/2024	Interest Only First 2 Years	L + 2.15%	982	989
International Paper Company	Omaha, NE	Provident Bank	6/1/2026	Interest Only First 4 Years	4.16%	3,575	3,575
New York State Electric & Gas	Plattsburgh, NY	People’s United Bank, N.A.	9/18/2029	Interest Only First 5 Years	L + 1.70%	2,568	2,568
Goodwill of Central and Southern Indiana, Inc.	Greenwood, IN	Provident Bank	8/1/2026	Interest Only First 4 Years	3.98%	4,754	4,754

						Principal Balance
(In thousands) Property/ Borrower	Location	Lender	Maturity Date	Periodic Payment	Interest Rate	9/30/21	12/31/20
Caliber
Collision/ABRA Auto Body	Blaine, MN	M&T Bank	8/1/2024	Interest Only First 2 Years	L + 1.90%	2,691	2,691
Caliber Collision	Brighton, CO	M&T Bank	8/1/2024	Interest Only First 2 Years	L + 1.90%	3,010	3,017
Caliber Collision	Middletown, WI	M&T Bank	8/1/2024	Interest Only First 2 Years	L + 1.90%	2,744	2,750
A. Stucki Company	North Canton, OH	Chemical Bank	8/22/2024	Interest Only First 3 Years	L + 2.10%	4,839	4,839
Caliber Collision	Bordentown, NJ	M&T Bank	8/1/2024	Interest Only First 2 Years	L + 1.90%	3,084	3,091
Ferguson Enterprises, LLC	Cincinnati, OH	Provident Bank	2/1/2027	Interest Only First 3 Years	3.60%	2,500	2,500
Goodwill of Central and Southern Indiana, Inc.	Muncie, IN	Oceanfirst Bank N.A	3/1/2030	Interest Only First 5 Years	L + 2%	1,469	1,469
Goodwill of Central and Southern Indiana, Inc.	Greenwood, IN	Oceanfirst Bank N.A	3/1/2030	Interest Only First 5 Years	L + 2%	1,282	1,282
Fresenius Kidney Care	Brownsville, TX	Provident Bank	7/1/2027	Interest Only First 4 Years	3.50%	3,320	3,320
Amazon	Grand Rapids, MI	Oceanfirst Bank N.A	11/10/2027	Interest Only First 5 Years	3.05%	22,550	22,550
Melitta	Clearwater, FL	Provident Bank	1/1/2028	Interest Only First 2 Years	3.50%	5,500	5,500
GAF Materials, LLC	Michigan City, IN	Oceanfirst Bank N.A	3/12/2028	Interest Only First 5 Years	3.10%	20,392	—
Amazon	Oklahoma City, OK	Oceanfirst Bank N.A	3/12/2028	Interest Only First 5 Years	3.15%	24,360	—
Amazon	Austin, TX	Sun Life Assurance Company of Canada	6/10/2026	Interest Only	2.31%	37,100	—
Fresenius Kidney Care	Houston, TX	Provident Bank	5/1/2028	Interest Only First 5 Years	3.25%	2,810	—
Fresenius Kidney Care	Albany, OR	Provident Bank	5/1/2028	Interest Only First 5 Years	3.25%	4,950	—
University of North Carolina Health Care	Chapel Hill, NC	Provident Bank	5/1/2028	Interest Only First 5 Years	3.25%	7,970	—
Batchelor & Kimball, Inc	Conyers, GA	Provident Bank	10/1/2028	Interest Only First 5 Years	2.95%	8,720	—
Biolife Plasma Services LP	Dallas, TX	Provident Bank	10/1/2028	Interest Only First 5 Years	2.95%	4,350	—
CSL Plasma Inc	Allentown, PA	Provident Bank	10/1/2028	Interest Only First 5 Years	2.95%	2,490	—
Fresenius Medical Care	Baton Rouge, LA	Provident Bank	10/1/2028	Interest Only First 5 Years	2.95%	3,135	—
Henry Ford OptimEyes	Baton Rouge, LA	Provident Bank	10/1/2028	Interest Only First 5 Years	2.95%	6,305	—
Total Mortgage Debt				—	—	283,134	163,364
Four Springs Capital
Trust OP (M&T Credit Facility)		M&T Bank	10/30/22	Variable		45,000	17,381
Four Springs Capital Trust (Mezzanine Loan)		Magnetar	10/30/25	Variable		88,639	85,670
Total Debt						$416,773	$266,415
Pro Rata Share of Debt						$241,223	$88,640

Pro Forma Contractual Obligations
The following table provides information with respect to our contractual obligations as of September 30, 2021, on a pro forma basis giving effect to the completion of this offering and the application of the net proceeds as described in “Use of Proceeds.”
	Payment Due by Period
(In thousands)	Total	1 year (2021)	2 – 3 years (2022−2023)	4 – 5 years (2024−2025)	More than 5 years (after 2026)
Non-recourse long-term debt obligations:
Principal(1)	$300,718	$—	$27,147	$55,518	$218,053
Interest	49,421	—	19,574	16,131	13,716
Total	$350,139	$—	$46,721	$71,649	$231,769

(1)
Excludes deferred financing costs, net of $2.3 million.

Historical Contractual Obligations
The following table provides information with respect to our contractual obligations as of September 30, 2021.
	Payment Due by Period
(In thousands)	Total	1 year (2021)	2 – 3 years (2022−2023)	4 – 5 years (2024−2025)	More than 5 years (after 2026)
Mezzanine Loan	$88,639	$—	$—	$88,639	$—
Interest(1)	46,346	2,615	21,849	21,882
M&T Credit Facility	45,000	—	45,000	—	—
Interest(2)	1,432	333	1,099
Non-recourse long-term debt obligations:
Principal(3)	282,952	404	27,147	55,518	199,883
Interest	48,063	2,437	18,487	15,042	12,097
Total	$512,432	$5,789	$113,582	$181,081	$211,980

(1)
Includes cash interest and paid-in-kind interest

(2)
Includes interest and unused fees

(3)
Excludes unamortized debt premiums, net of $0.2 million.

The following table provides information with respect to our contractual obligations as of December 31, 2020.
	Payment Due by Period
(In thousands)	Total	1 year (2021)	2 – 3 years (2022−2023)	4 – 5 years (2024−2025)	More than 5 years (after 2026)
Mezzanine Loan	$85,670	$—	$—	$85,670	$—
Interest(1)	53,850	10,119	21,849	21,882
M&T Credit Facility	17,381	—	17,381	—	—
Interest(2)	1,239	676	563
Non-recourse long-term debt obligations:
Principal(3)	163,111	1,049	27,230	57,562	77,270
Interest	31,545	6,447	11,412	8,598	5,088
Total	$352,796	$18,291	$78,435	$173,712	$82,358

(1)
Includes cash interest and paid-in-kind interest

(2)
Includes interest and unused fees

(3)
Excludes unamortized debt premiums, net of $0.3 million.

Off-Balance Sheet Arrangements
We had no off-balance sheet arrangements as of September 30, 2021, December 31, 2020 or December 31, 2019.
Cash Flows
The following table summarizes our cash flows for the nine months ended September 30, 2021 and 2020 and for the years ended December 31, 2020 and 2019:
	Nine Months Ended September 30,		Year Ended December 31,
(In thousands)	2021	2020	2020	2019
Net cash provided by operating activities	$13,790	$11,246	$13,186	$11,708
Net cash used in investing activities	(367,516)	(22,320)	(77,368)	(74,723)
Net cash provided by financing activities	377,823	8,687	61,924	69,493
Net increase (decrease) in cash and cash equivalents	$24,097	$(2,387)	$(2,258)	$6,478
Management believes that the cash generated by our operations, together with our cash and cash equivalents at September 30, 2021, our current borrowing capacity on the M&T Credit Facility and our access to mortgage financing, will be sufficient to fund our near-term operations.
Comparison of the Nine Months Ended September 30, 2021 to the Nine Months Ended September 30, 2020
Operating Activities
Our cash flows provided by operating activities depend on numerous factors, including the occupancy level of our portfolio, the rental rates stated in our leases, the collection of rent from our tenants and the amount of our operating and other expenses. Net cash provided by operating activities was $13.8 million and $11.2 million for the nine months ended September 30, 2021 and 2020, respectively. The increase was primarily driven by the net growth in the size of our real estate portfolio, which generated additional rental revenues. We utilize our operating cash flows to fund our dividends and for certain investing activities.
Investing Activities
Our net cash used in investing activities is generally used to fund property acquisitions and, to a limited extent, capital expenditures. Net cash provided by investing activities generally relates to the disposition of real estate and other assets. Net cash used in investing activities was $367.5 million and $22.3 million for the nine months ended September 30, 2021 and 2020, respectively. The increase was due to acquisition volume of $381.6 million for the nine months ended September 30, 2021 compared to $27.4 million for the nine months ended September 30, 2020, partially offset by proceeds from disposition of real estate of $14.2 million and $5.1 million during the nine months ended September 30, 2021 and 2021, respectively.
Financing Activities
Our net cash provided by financing activities is generally impacted by our issuance of preferred shares, net proceeds of debt instruments, and net cash flow from the Section 1031 Exchange Program. Net cash provided by financing activities was $377.8 million and $8.7 million for the nine months ended September 30, 2021 and 2020, respectively. The increase in net cash provided by financing activities was primarily driven by an increase in net cash flow from the Section 1031 Exchange Program of $103.1 million, a net increase in notes payable proceeds of $111.7 million, an increase in net borrowing from the M&T Credit Facility of $26.6 million, an increase in proceeds from Series A-2 preferred shares of $146.7 million, partially offset by prior year issuances of preferred shares of $10.1 million and an increase in dividends and distributions of $10.3 million.
Comparison of the Year Ended December 31, 2020 to the Year Ended December 31, 2019
Operating Activities
Our cash flows provided by operating activities depend on numerous factors, including the occupancy level of our portfolio, the rental rates stated in our leases, the collection of rent from our tenants and the amount of our operating and other expenses. Net cash provided by operating activities was $13.2 million and $11.7 million for the years ended December 31, 2020 and 2019, respectively. The increase was primarily driven by the net growth in the size of our real estate portfolio, which generated additional rental revenues. We utilize our operating cash flows to fund our dividends and for certain investing activities.
Investing Activities
Our net cash used in investing activities is generally used to fund property acquisitions and, to a limited extent, capital expenditures. Net cash provided by investing activities generally relates to the disposition of real estate and other assets. Net cash used in investing activities was $77.4 million and $74.7 million for the years ended December 31, 2020 and 2019, respectively. The increase in net cash used in investing activities was primarily driven by a decrease in acquisition activity of approximately $9.3 million during 2020 compared to 2019, partially offset by a decrease in disposition proceeds of $12.0 million during 2020 as compared to 2019.
Financing Activities
Our net cash provided by financing activities is generally impacted by our issuance of preferred shares, borrowings, net proceeds of debt instruments, and net cash flow from the Section 1031 Exchange Program. Net cash provided by financing activities was $61.9 million and $69.5 million for the years ended December 31, 2020 and 2019, respectively. The decrease in net cash provided by financing activities was primarily driven by the redemption of the Series E preferred shares of $63.0 million, increase in net repayments on the M&T Credit Facility of $63.3 million, a reduction of net borrowings from our notes payable of $2.2 million, decrease in net proceeds from issuance of Series D and Series DRIP 1 preferred shares of $13.0 million, an increase of dividends and distributions paid of $1.8 million, costs related to an interest rate hedge payoff of $1.3 million, an increase in payments to acquire beneficial interest from noncontrolling interest of $1.7 million, restructuring costs of $0.8 million and an increase in debt issuance costs of $4.6 million during 2020. This was offset by an increase in net borrowings from the Mezzanine Loan of $85.0 million as well as proceeds for the issuance of the Series A-1 preferred shares of $49.3 million and additionally by the increase in net proceeds from the Section 1031 Exchange Program of $10.5 million during 2020.
Non-GAAP Financial Measures
Our reported results are presented in accordance with GAAP. We also disclose FFO and AFFO, consolidated Cash NOI and consolidated EBITDA and Adjusted EBITDA all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO, Cash NOI and EBITDA and Adjusted EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our consolidated statements of operations and statements of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.
FFO and AFFO
We consider FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be an appropriate supplemental disclosure of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO is commonly used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. Consistent with the NAREIT definition, we define FFO attributable to Four Springs Capital Trust, and therefore pro-rata, as net income (loss) attributable to Four Springs Capital Trust (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property and impairment of depreciable real estate, plus depreciation and amortization.
We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. AFFO is FFO as adjusted for straight-line rental revenue, amortization of financing costs and debt premiums, non-cash compensation expense, amortization of the net favorable in-place leases, acquisition costs and other non-cash items. While we do not label acquisition costs as nonrecurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is of varying size and complexity and may involve different types of expenses depending on the type and location of the property being acquired and the party from whom it is acquired. All adjustments made to the net income (loss) attributable to Four Springs Capital Trust to arrive at both FFO and AFFO are adjusted for the noncontrolling interests included within the captions on the consolidated statements of operations for the applicable period. The company’s method of calculating FFO and AFFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO do not represent cash generated from operations as defined by GAAP and are not indicative of cash available to fund cash needs, including distributions. They should not be considered as alternatives to net income for the purpose of evaluating the company’s performance or to cash flows as a measure of liquidity.
The following table reconciles our net income (loss) to FFO and AFFO.
	Nine Months Ended September 30, (unaudited)			Year Ended December 31,
	Pro Forma	Historical		Pro Forma	Historical
(In thousands)	2021	2021	2020	2020 (unaudited)	2020	2019
Net (loss) income attributable to Four Springs Capital Trust	$5,098	$(8,330)	$(423)	$(7,133)	$(1,140)	$2,286
Depreciation and amortization of real estate assets	13,963	9,507	7,252	18,680	9,780	7,795
Gain on dispositions of real estate, net of tax	(2,320)	(2,320)	—	(7)	(7)	(2,421)
Provision for impairment	320	320	526	524	524	—
FFO attributable to Four Springs Capital Trust	17,061	(823)	7,355	12,064	9,157	7,660
Straight-line rent, net	(2,388)	(914)	(971)	(2,355)	(1,268)	(1,026)
Acquisition costs	(98)	(98)	188	227	227	54
Share-based compensation expense	7,648	6,660	31	7,882	29	54
Non-cash interest expense	682	4,894	910	913	2,698	1,088
Change in fair value of compound embedded derivative and warrant liability	416	416	205	(348)	(348)	98
Amortization of lease-related intangibles and costs	(87)	164	214	(34)	271	269
AFFO attributable to Four Springs Capital Trust	$22,234	$10,299	$7,932	$18,349	$10,766	$8,197
Cash Net Operating Income
We consider Cash NOI to be an appropriate supplemental performance measure to net income because we believe it assists investors and management understand the operations of our portfolio. Cash NOI is defined as rental revenue, including reimbursements, less property operating expenses, real estate taxes, insurance and straight-line rent. Cash NOI is used by management internally to evaluate and compare the operating performance of the company’s properties. We believe Cash NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those cash income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company’s properties as this measure is not affected by non-cash revenue and expense recognition items, the cost of our funding, the impact of depreciation and amortization expenses that, because of historical cost accounting and useful life estimates, may distort operating performance at the property level, gains or losses from the acquisition and sale of operating real estate assets, and general and administrative expenses and professional fees not incurred directly from property operations. We also believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Cash NOI should not be viewed as an alternative measure of our financial performance since it excludes expenses which could materially impact our results of operations. Additionally, our Cash NOI may not be comparable to that of other real estate companies, as they may use different methodologies in calculating Cash NOI.
The following table reconciles net income (loss) to Cash NOI:
	Nine Months Ended September 30, (unaudited)			Year Ended December 31,
	Pro Forma	Historical		Pro Forma	Historical
(In thousands)	2021	2021	2020	2020 (unaudited)	2020	2019
Net income (loss) before allocation to noncontrolling interests	$(678)	$(14,610)	$335	$(4,364)	$(1,216)	$3,236
Add: General and administrative expenses	12,717	11,729	3,843	13,004	5,151	5,363
Add: Professional fees	2,120	2,120	390	902	902	627
Add: Transaction fees	—	—	—	3,842	—	—
Add: Depreciation and amortization expense	23,348	15,725	10,059	32,080	13,562	10,630
Add: Interest expense	8,853	17,878	7,598	11,859	12,597	9,568
Less: Straight-line rent adjustment	(3,675)	(1,800)	(1,215)	(4,109)	(1,609)	(1,336)
Add: Amortization of acquired favorable leases, net	183	118	231	244	293	286
Add: Acquisition costs	41	41	195	236	236	56
Add (Less): Income tax provision (benefit)	1,996	1,996	48	29	29	308
Add (Less): Change in fair value of compound embedded derivative and warrant liability	416	416	209	(355)	(355)	98
Add: Loss on extinguishment of debt	310	310	—	6,193	—	—
Less: Gain on sale	(2,431)	(2,431)	(401)	(409)	(409)	(2,698)
Add: Provision for Impairment	335	335	535	535	535	—
Cash NOI−consolidated	43,535	31,827	21,827	59,687	29,716	26,138
Adjustments for Cash NOI allocation to noncontrolling interests
Less: Rental revenue of noncontrolling interests	(28,005)	(12,344)	(6,262)	(35,920)	(8,514)	(7,976)
Add: Straight-line rent adjustment of noncontrolling interests	1,287	886	244	1,754	340	310
Less: Amortization of acquired favorable leases of noncontrolling interests	(270)	46	(17)	(278)	(21)	(17)
Less: Tenant reimbursements and other revenue of noncontrolling interests	(4,622)	(1,777)	(397)	(6,873)	(716)	(407)
Add: Property expenses of noncontrolling interests	4,476	1,859	577	6,888	897	888
Cash NOI−pro rata	$16,401	$20,497	$15,972	$25,258	$21,702	$18,936

EBITDA and Adjusted EBITDA
We define EBITDA as net income (loss) computed in accordance with GAAP adjusted for depreciation and amortization expense, interest expense and net income tax provisions or benefits. We define Adjusted EBITDA as EBITDA further adjusted for straight-line rent, amortization of acquired favorable leases, net, severance payments, acquisition costs and share-based compensations. While we do not label acquisition costs as nonrecurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is of varying size and complexity and may involve different types of expenses depending on the type and location of the property being acquired and the party from whom it is acquired.
We use EBITDA and Adjusted EBITDA to evaluate our performance because EBITDA and Adjusted EBITDA allow us to evaluate the operating performance of the company by measuring the core operations of property performance and administrative expenses available for debt service. We also believe that these measures provide useful information and operating perspectives to current and potential investors and creditors to compare our core operating results and our ability to service debt not immediately apparent from GAAP operating income or net income. Other REITs may use different methodologies for calculating EBITDA and Adjusted EBITDA, and accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs.
The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA:
	Nine Months Ended September 30, (unaudited)			Year Ended December 31,
	Pro Forma	Historical		Pro Forma	Historical
(In thousands)	2021	2021	2020	2020 (unaudited)	2020	2019
Net income (loss) before allocation to noncontrolling interests	$(678)	$(14,610)	$335	$(4,364)	$(1,216)	$3,236
Add: Depreciation and amortization expense	23,348	15,725	10,059	32,080	13,562	10,630
Add: Interest expense	8,853	17,878	7,598	11,859	12,597	9,568
Add: (Income tax benefit) provision for income taxes	1,996	1,996	48	29	29	308
EBITDA−consolidated	33,519	20,989	18,040	39,604	24,972	23,742
Less: Straight-line rent adjustment	(3,675)	(1,800)	(1,215)	(4,109)	(1,609)	(1,336)
Add: Amortization of acquired favorable leases, net	183	118	231	244	292	286
Transaction fees	—	—	—	3,842	—	—
Add: Acquisition costs	41	41	195	236	236	56
Add: Share-based compensation	7,648	6,660	31	7,882	29	54
Adjusted EBITDA−consolidated	37,716	26,008	17,282	47,699	23,920	22,802
Adjustments for Adjusted EBITDA allocation to noncontrolling interests
Less: Rental revenue of noncontrolling interests	(28,005)	(12,344)	(6,262)	(35,920)	(8,514)	(7,976)
Add: Straight-line rent adjustment of noncontrolling interests	1,287	886	244	1,754	340	310
Less: Amortization of acquired unfavorable leases of noncontrolling interests	(270)	46	(17)	(278)	(21)	(17)
Less: Tenant reimbursements and other revenue of noncontrolling interests	(4,622)	(1,777)	(397)	(6,873)	(716)	(407)

	Nine Months Ended September 30, (unaudited)			Year Ended December 31,
	Pro Forma	Historical		Pro Forma	Historical
(In thousands)	2021	2021	2020	2020 (unaudited)	2020	2019
Add: Acquisition fee revenue from noncontrolling interests	7,310	7,310	156	1,407	1,407	667
Add: Management fee revenue from noncontrolling interests	516	516	281	378	378	366
Add: Property expenses of noncontrolling interests	4,476	1,859	577	6,888	897	888
Add: General and administrative expenses of noncontrolling interests	595	595	131	188	188	178
Add: Professional fees of noncontrolling interests	166	166	24	61	61	41
Adjusted EBITDA−pro rata	$19,169	$23,265	$12,019	$15,304	$17,940	$16,852

Quantitative and Qualitative Disclosures About Market Risk
We seek to match the cash inflows from our long-term leases with the expected cash outflows on our long-term debt. To achieve this objective, our consolidated subsidiaries primarily borrow on a fixed-rate basis for longer-term debt issuances while contemporaneously managing our debt maturities. At September 30, 2021 and December 31, 2020, all of our long-term debt outstanding either carried a fixed interest rate or carried a variable rate and was hedged to fix the interest rate for the duration of the debt. We are exposed to interest rate risk between the time we enter into an acquisition and the time we finance the related real estate with long-term fixed-rate debt. In addition, when that long-term fixed-rate debt matures, we may have to refinance the real estate at a higher interest rate. Market interest rates are sensitive to many factors that are beyond our control. Our interest rate risk management objective is to balance the risk of future interest rate increases impacting our earnings and cash flows while achieving benefits from short-term interest rate decreases.
To address the risk of future interest rate increases, we seek to minimize the time period between acquisition of the real estate and the ultimate financing of that real estate with long-term fixed-rate debt. A portion of our long-term debt provides for some amortization of the principal balance over the term of the debt, which serves to reduce the amount of refinancing risk at debt maturity. In addition, we may use various financial instruments designed to mitigate the impact of interest rate fluctuations on our cash flows and earnings, including hedging strategies, depending on our analysis of the interest rate environment and the costs and risks of such strategies. We do not use derivative instruments for trading or speculative purposes. By utilizing a combination of credit facilities bearing interest at variable terms and securing longer-term non-recourse debt at fixed rates, we believe we achieve these objectives. We actively monitor market interest rates, and we have the ability to fix the M&T Credit Facility interest rate for a period of up to six months without the use of any derivative instruments.
Impact of Inflation
We are exposed to inflation risk as rents from long-term leases are our main source of cash flows from operations. Historically, inflation has had a minimal impact on the operating performance of our properties. A substantial number of our lease agreements contain provisions designed to mitigate the adverse impact of inflation. These provisions include clauses that enable us to receive payment of increased rent pursuant to escalation clauses which generally increase rental rates during the terms of the leases. These escalation clauses often provide for fixed rent increases or indexed escalations (based upon CPI or other measures). However, some of these contractual rent increases may be less than the actual rate of inflation. Most of our lease agreements require the tenant to pay all, substantially all or an allocable share of operating expenses relating to the respective property, real estate taxes and insurance. These requirements reduce our exposure to increases in these costs and operating expenses resulting from inflation. Although the impact of inflation has been relatively insignificant in recent years, it does remain a factor in the U.S. economy and could increase the cost of acquiring or replacing properties in the future.

OUR BUSINESS
Our Company
We are an internally managed REIT focused on acquiring, owning and actively managing a portfolio of single-tenant, income producing industrial, medical, service/necessity retail and office properties throughout the United States that are subject to long-term net leases. As of December 15, 2021, we wholly owned, or had ownership interests in, 156 properties located in 32 states that were 99.8% leased (based on our leasable square footage) to 68 tenants operating in 37 different industries. As of such date, approximately 42.5% of our ABR on an expected post-syndication pro rata share basis was from leases with tenants or lease guarantors, or parents of tenants or lease guarantors, that have an investment grade credit rating from a major rating agency or have a senior unsecured obligation that has been so rated. Additionally, based on ABR on an expected post-syndication pro rata share basis, approximately 81.7% of our leases provide for fixed contractual increases in future base rent and an additional 8.0% of our leases provide for CPI-based contractual increases in future base rent. On a portfolio wide basis based on ABR on an expected post-syndication pro rata share basis, the average annual contractual base rent increase was approximately 1.5% (excluding CPI-based rent increases). As of December 15, 2021, our portfolio had a weighted average remaining lease term of 10.0 years (based on ABR on an expected post-syndication pro rata share basis).
We seek to acquire single-tenant net lease properties with a focus on real estate attributes that we believe can provide superior long-term prospects for rental rate increases, occupancy and re-leasing performance. We seek buildings that are not only leased to high quality tenants with attractive lease term and rent escalation provisions, but also exhibit characteristics that we believe protect value in the event of a vacancy, including strong locations, flexible layouts and physical attributes that permit alternative uses and appeal to a wide range of tenants. We believe these properties offer benefits as compared to other types of commercial real estate due to the relative stability of the cash flows from long-term leases, as well as reduced property level expenses and capital expenditures resulting from the net lease structure. We generally target properties with purchase prices ranging from $5 million to $25 million, as we believe there is less competition from larger institutional investors that typically target larger properties. Our portfolio is diversified not only by tenant, industry and geography, but also by property type, which we believe differentiates us from certain other net lease REITs and further reduces risk and enhances cash flow stability. We are an active asset manager and regularly review each of our properties for changes in the credit of the tenant, business performance at the property, industry trends and local real estate market conditions.
Our senior management team has extensive net lease real estate and public and private REIT management experience. In November 2008, William P. Dioguardi, our Chairman and Chief Executive Officer, founded FSC LLC, an affiliated organization that prior to our formation was a sponsor of single-tenant net lease investment programs, all but one of which were acquired by us after our formation. Subsequent to our formation, FSC LLC has assisted in marketing and distributing our securities and the ownership interests in our DST offerings. Mr. Dioguardi has led the acquisition and asset management of all of the properties in our portfolio. Coby R. Johnson, our President and Chief Operating Officer, joined FSC LLC as a Managing Director in October 2010 and co-founded us with Mr. Dioguardi in July 2012 to continue and expand the net lease investment activities of FSC LLC. Other members of our senior management team previously served in senior management roles at public net lease REITs. Since our inception, our management team has developed and implemented internal processes, procedures and controls to establish a scalable infrastructure that we believe will allow us to grow efficiently.
Portfolio Summary
As of December 15, 2021, we wholly owned 122 properties and had ownership interests in 34 additional properties, over which we exercise full management and disposition authority. The following table sets forth information on an expected post-syndication pro rata share basis relating to our portfolio as of December 15, 2021.

(1)
Based on our leasable square footage.

(2)
Weighted by ABR on an expected post-syndication pro rata share basis.

(3)
Tenants or lease guarantors, or parents of tenants or lease guarantors, that have an investment grade credit rating from a major credit rating agency or have a senior unsecured obligation that have been so rated. An investment grade credit rating refers to a published long-term credit rating of Baa3/BBB- or above from one or all of Moody’s Investor Service, Inc., Standard & Poor’s Rating Services and AM Best. See “Risk Factors—Risks Related to Our Business—Some of our properties are leased to tenants or have lease guarantors that are not rated by a major rating agency.”

(4)
Based on the later of year built or year of last major renovation.

Geographic Diversification
The following table and map set forth information on an expected post-syndication pro rata share basis relating to the geographic diversification of our portfolio as of December 15, 2021.
Property Type
The following table sets forth information on an expected post-syndication pro rata share basis relating to our portfolio diversification by property type and tenant industry as of December 15, 2021.

The following tables sets forth information relating to our portfolio by property type as of December 15, 2021 on an expected post-syndication pro rata share basis and on a consolidated basis.
Expected Post-Syndication Pro Rata Share Basis
Property Type	Leasable Square Feet (Expected Post- Syndication Pro Rata Share)	Percentage of Leasable Square Feet (Expected Post- Syndication Pro Rata Share)	ABR Per Leased Square Feet (Expected Post- Syndication Pro Rata Share)	ABR (Expected Post- Syndication Pro Rata Share)	Percentag eof ABR (Expected Post- Syndication Pro Rata Share)
Industrial	2,317,115	67.2%	$6.16	$14,264,840	40.7%
Medical	314,686	9.1%	$24.30	7,645,925	21.8%
Retail	607,338	17.6%	$17.44	10,593,349	30.2%
Office	210,578	6.1%	$12.06	2,538,539	7.3%
Total / Weighted Average	3,449,717	100.0%	$10.16	$35,042,653	100.0%
Consolidated Basis
Property Type	Leasable Square Feet (Consolidated)	Percentage of Leasable Square Feet (Consolidated)	ABR Per Leased Square Feet (Consolidated)	ABR(1) (Consolidated)	Percentage of ABR (Consolidated)
Industrial	4,367,550	72.6%	$6.28	$27,419,742	47.1%
Medical	628,521	10.5%	$24.93	15,666,753	26.9%
Retail	807,213	13.4%	$15.53	12,538,454	21.6%
Office	210,578	3.5%	$12.06	2,538,539	4.4%
Total / Weighted Average	6,013,862	100.0%	$9.67	$58,163,488	100.0%

(1)
Includes all ABR attributable to each property. We own interests in 34 of our properties ranging from 5.0% to 25.6% as of December 15, 2021. Although the percentage of ABR for these properties is presented on a consolidated basis, we are only entitled to our pro rata share of net cash flows generated by these properties.

Industries
The following tables sets forth information relating to our portfolio by industry as of December 15, 2021 on an expected post-syndication pro rata share basis and on a consolidated basis.
Expected Post-Syndication Pro Rata Share Basis
Industry Name	Leased Square Feet (Expected Post- Syndication Pro Rata Share)	Percentage of Leased Square Feet (Expected Post- Syndication Pro Rata Share)	ABR (Expected Post- Syndication Pro Rata Share)	Percentage of ABR (Expected Post- Syndication Pro Rata Share)
Healthcare Services	226,755	6.6%	$5,172,057	14.8%
Automotive Service	188,297	5.5%	4,707,944	13.4%
Strategic Operations	210,578	6.1%	2,538,539	7.2%
Cold Storage	242,775	7.1%	2,496,444	7.1%
Manufacturing — Plastics & Chemicals	456,528	13.3%	1,833,180	5.2%
General Merchandise	151,700	4.4%	1,763,401	5.0%
Plasma	50,720	1.5%	1,745,383	5.0%
Gas & Convenience stores	31,557	0.9%	1,502,319	4.3%
Food Processing	157,068	4.6%	1,425,118	4.1%

Industry Name	Leased Square Feet (Expected Post- Syndication Pro Rata Share)	Percentage of Leased Square Feet (Expected Post- Syndication Pro Rata Share)	ABR (Expected Post- Syndication Pro Rata Share)	Percentage of ABR (Expected Post- Syndication Pro Rata Share)
Express Delivery Services	252,908	7.3%	1,031,728	2.9%
Utilities	86,314	2.5%	945,618	2.7%
Equipment Rental	85,716	2.5%	913,896	2.6%
Distribution — Auto Parts	210,840	6.1%	904,683	2.6%
Home & Garden	94,597	2.7%	886,585	2.5%
Manufacturing — Capital Equipment	116,856	3.4%	854,409	2.4%
Manufacturing — Transportation Equipment	119,856	3.5%	712,525	2.0%
Manufacturing — Abrasive Products	126,408	3.7%	635,360	1.8%
Manufacturing — Iron & Steel	113,763	3.3%	550,613	1.6%
Animal Health Services	112,331	3.3%	443,707	1.3%
Distribution — Paper/Cardboard	80,000	2.3%	416,048	1.2%
Online Retailer and Fulfillment	69,043	2.0%	379,559	1.1%
Dialysis	15,157	0.4%	374,340	1.1%
Sporting Goods	36,725	1.1%	350,448	1.0%
Dental	21,500	0.6%	341,131	1.0%
Equipment Services	44,065	1.3%	337,136	1.0%
Plumbing Supply	15,000	0.4%	300,416	0.9%
Automotive parts	19,315	0.6%	297,088	0.8%
Manufacturing — Machine Tools	32,000	0.9%	264,960	0.8%
Quick Service Restaurant	3,718	0.1%	198,539	0.6%
Manufacturing — Building Materials	15,078	0.4%	164,815	0.5%
Wholesale clubs	17,515	0.5%	160,714	0.5%
Automotive Tire Services	8,122	0.2%	124,000	0.3%
Manufacturing — Energy	10,074	0.3%	104,391	0.3%
Consumer Product Rental	7,000	0.2%	84,000	0.2%
Distribution — General Merchandise	7,050	0.2%	34,898	0.1%
Manufacturing — Food Products	5,242	0.2%	33,647	0.1%
Physical Therapy	554	0.0%	13,013	0.0%
Total / Weighted Average	3,442,725	100.0%	$35,042,652	100.0%

Consolidated Basis
Industry Name	Leased Square Feet (Consolidated)	Percentage of Leased Square Feet (Consolidated)	ABR(1) (Consolidated)	Percentage of ABR (Consolidated)
Healthcare Services	407,352	6.8%	$9,669,827	16.6%
Online Retailer and Fulfillment	1,380,865	23.0%	7,591,185	13.1%
Automotive Service	228,893	3.8%	5,152,419	8.9%
Manufacturing — Building Materials	301,553	5.0%	3,296,297	5.7%
Cold Storage	386,701	6.4%	3,145,570	5.4%
Plasma	91,108	1.5%	2,947,773	5.1%
Strategic Operations	210,578	3.5%	2,538,539	4.4%
Dialysis	97,486	1.6%	2,447,760	4.2%
Manufacturing — Plastics & Chemicals	456,528	7.6%	1,833,180	3.1%

Industry Name	Leased Square Feet (Consolidated)	Percentage of Leased Square Feet (Consolidated)	ABR(1) (Consolidated)	Percentage of ABR (Consolidated)
General Merchandise	151,700	2.5%	1,763,401	3.0%
Gas & Convenience stores	31,557	0.5%	1,502,319	2.6%
Food Processing	157,068	2.6%	1,425,118	2.4%
Sporting Goods	143,458	2.4%	1,368,938	2.3%
Manufacturing — Energy	100,738	1.7%	1,043,914	1.8%
Express Delivery Services	252,908	4.2%	1,031,728	1.8%
Utilities	86,314	1.4%	945,618	1.6%
Equipment Rental	85,716	1.4%	913,896	1.6%
Distribution — Auto Parts	210,840	3.5%	904,683	1.6%
Home & Garden	94,597	1.6%	886,585	1.5%
Manufacturing — Capital Equipment	116,856	2.0%	854,409	1.5%
Manufacturing — Transportation Equipment	119,856	2.0%	712,525	1.2%
Manufacturing — Food Products	104,840	1.8%	672,941	1.2%
Wholesale clubs	70,061	1.2%	642,854	1.1%
Manufacturing — Abrasive Products	126,408	2.1%	635,360	1.1%
Distribution — General Merchandise	125,000	2.1%	618,750	1.1%
Manufacturing — Iron & Steel	113,763	1.9%	550,613	0.9%
Animal Health Services	112,331	1.9%	443,707	0.8%
Distribution — Paper/Cardboard	80,000	1.3%	416,048	0.7%
Dental	21,500	0.4%	341,131	0.6%
Equipment Services	44,065	0.7%	337,136	0.6%
Plumbing Supply	15,000	0.3%	300,416	0.5%
Automotive parts	19,315	0.3%	297,088	0.5%
Manufacturing — Machine Tools	32,000	0.5%	264,960	0.5%
Physical Therapy	11,075	0.2%	260,262	0.4%
Quick Service Restaurant	3,718	0.1%	198,539	0.3%
Automotive Tire Services	8,122	0.1%	124,000	0.2%
Consumer Product Rental	7,000	0.1%	84,000	0.1%
Total / Weighted Average	6,006,870	100.0%	$58,163,488	100.0%

(1)
Includes all ABR attributable to each property. We own interests in 34 of our properties ranging from 5.0% to 25.6% as of December 15, 2021. Although the percentage of ABR for these properties is presented on a consolidated basis, we are only entitled to our pro rata share of net cash flows generated by these properties.

Tenants
Our portfolio of properties has a stable and diversified tenant base. As of December 15, 2021, our properties were 99.8% leased (based on our leasable square footage) to 68 tenants operating in 37 different industries, with approximately 42.5% of our ABR on an expected post-syndication pro rata share basis from leases with tenants or lease guarantors, or parents of tenants or lease guarantors, that have an investment grade credit rating from a major rating agency or have a senior unsecured obligation that has been so rated. We intend to maintain a diversified mix of tenants to limit our exposure to any one tenant or industry.

The following tables sets forth information about the 10 largest tenants in our portfolio based on ABR on an expected post-syndication pro rata share basis and on a consolidated basis as of December 15, 2021.
Expected Post-Syndication Pro Rata Share Basis
Tenant	Property Type	(ABR (Expected Post- Syndication Pro Rata Share)	Percentage of ABR (Expected Post- Syndication Pro Rata Share)	Leased Square Feet (Expected Post- Syndication Pro Rata Share)	Percentage Of Leased Square Feet (Expected Post- Syndication Pro Rata Share)	Investment Grade Rated (Tenant/ Guarantor/ Parent)(1)
Blue Cross Blue Shield of South Carolina(2)	Medical	$1,926,045	5.5%	96,464	2.8%	✓
Caliber Collision(2)	Retail	1,830,145	5.2%	100,629	2.9%
Discovery Behavioral Health(2)	Medical	1,762,537	5.0%	71,859	2.1%
BioLife(2)	Medical	1,733,593	4.9%	50,120	1.5%	✓
Zips Car Wash(2)	Retail	1,693,579	4.8%	16,319	0.5%
Performance Food Group	Industrial	1,622,280	4.6%	165,200	4.8%
GPM Investments(2)	Retail	1,502,319	4.3%	31,557	0.9%
Continental Services(2)	Industrial	1,425,118	4.1%	157,068	4.6%
Horizon Healthcare	Office	1,338,138	3.8%	87,460	2.5%	✓
CVS/Caremark	Office	1,200,401	3.4%	123,118	3.6%	✓
Total		$16,034,155	45.6%	899,794	26.2%

(1)
Tenants or lease guarantors, or parents of tenants or lease guarantors, that have an investment grade credit rating from a major credit rating agency or have a senior unsecured obligation that have been so rated. An investment grade credit rating refers to a published long-term credit rating of Baa3/BBB- or above from one or all of Moody’s Investor Service, Inc., Standard & Poor’s Rating Services and AM Best. See “Risk Factors—Risks Related to Our Business—Some of our properties are leased to tenants or have lease guarantors that are not rated by a major rating agency.”

(2)
Tenant leases more than one of our properties.

Consolidated Basis
Tenant	Property Type	ABR (Consolidated)	Percentage of ABR (Consolidated)	Leased Square Feet (Consolidated)	Percentage Of Leased Square Feet (Consolidated)	Investment Grade Rated (Tenant/ Guarantor/ Parent)(1)
Amazon.com(2)	Industrial	$7,591,185	13.1%	1,380,865	23.0%	✓
Biolife(2)	Medical	2,711,973	4.7%	79,108	1.3%	✓
Blue Cross Blue Shield of South Carolina(2)	Medical	2,487,608	4.3%	125,492	2.1%	✓
Fresenius Medical(2)	Medical	2,447,760	4.2%	97,486	1.6%	✓
GAF	Industrial	2,280,249	3.9%	201,153	3.3%
Caliber Collision(2)	Retail	2,115,989	3.6%	133,245	2.2%
Discovery Behavioral Health(2)	Medical	1,762,537	3.0%	71,859	1.2%
University of Iowa	Medical	1,693,579	2.9%	61,067	1.0%	✓
Zips Car Wash(2)	Retail	1,680,522	2.9%	16,319	0.3%
Performance Foods Group	Industrial	1,622,280	2.8%	165,200	2.7%
Total		$26,393,682	45.4%	2,331,794	38.7%

(1)
Tenant or lease guarantor, or parent of tenant or lease guarantor has an investment grade credit rating from a major rating agency or has a senior unsecured obligation that has been so rated. An investment grade credit rating refers to a published long-term credit rating of Baa3/BBB− or above from one or both of Moody’s Investors Service, Inc., Standard & Poor’s Ratings and AM Best. See “Risk Factors—Risks Related to Our Business—Some of our properties are leased to tenants or have lease guarantors that are not rated by a major rating agency.”
(2)
Tenant leases more than one of our properties.

Lease Expirations
As of December 15, 2021, our weighted average in-place remaining lease term was 10.0 years (based on ABR on an expected post-syndication pro rata share basis). None of our leases expire in 2021, only one lease will expire in 2022, and only 21.3% of our leases (based on ABR on an expected post-syndication pro rata share basis) will expire during the next five calendar years. The following tables sets forth a summary schedule of our lease expirations for leases in place as of December 15, 2021 (based on ABR on an expected post-syndication pro rata share basis and on a consolidated basis). The information set forth in the tables assumes that tenants exercise no renewal options and no early termination rights.
Expected Post-Syndication Pro Rata Share Basis
For the Year Ending December 31,	Number of Leases	Expiring Leasable Square Feet (Expected Post Syndication Pro Rata Share)	Percentage of Leasable Square Feet (Expected Post- Syndication Pro Rata Share)	ABR (Expected Post- Syndication Pro Rata Share)	Percentage of ABR (Expected Post- Syndication Pro Rata Share)	ABR Per Leased Square Feet (Expected Post- Syndication Pro Rata Share)	ABR at Expiration (Expected Post- Syndication Pro Rata Share)	ABR Per Leased Square Foot at Expiration (Expected Post- Syndication Pro Rata Share)
2021	—	—	—	$—	—	$—	$—	$—
2022	1	7,104	0.2%	93,850	0.3%	$13.2	93,850	$13.2
2023	7	157,055	4.6%	1,211,764	3.5%	$7.7	1,222,192	$7.8
2024	3	439,748	12.8%	2,514,683	7.2%	$5.7	2,657,878	$6.0
2025	4	144,271	4.2%	941,571	2.7%	$6.5	941,571	$6.5
2026	16	145,667	4.2%	2,665,467	7.6%	$18.3	2,806,265	$19.3
2027	6	97,220	2.8%	1,005,215	2.9%	$10.3	1,071,634	$11.0
2028	6	91,667	2.7%	847,675	2.4%	$9.2	921,420	$10.1
2029	10	295,129	8.6%	2,122,487	6.0%	$7.2	2,387,878	$8.1
2030	16	349,876	10.2%	3,735,395	10.7%	$10.7	4,191,403	$12.0
2031	22	318,430	9.2%	3,500,832	10.0%	$11.0	4,198,626	$13.2
2032	17	133,088	3.9%	2,748,839	7.8%	$20.7	2,370,595	$17.8
2033	9	92,474	2.7%	1,331,991	3.8%	$14.4	1,625,892	$17.6
2034	19	285,011	8.3%	4,437,440	12.7%	$15.6	5,009,187	$17.6
2035	4	256,736	7.4%	1,124,108	3.2%	$4.4	1,395,554	$5.4
2036	7	268,872	7.8%	2,680,973	7.6%	$10.0	3,502,127	$13.0
2037	1	70,000	2.0%	840,000	2.4%	$12.0	1,151,827	$16.5
2038	3	16,609	0.5%	955,075	2.7%	$57.5	1,215,522	$73.2
2039	3	13,851	0.4%	994,669	2.8%	$71.8	1,217,213	$87.9
2040	0	—	0.0%	—	0.0%	$0.0	—	$0.0
Thereafter	5	259,917	7.5%	1,290,618	3.7%	$5.0	1,807,778	$7.0
Total / Weighted Average	159	3,442,725	100.0%	$35,042,652	100.0%	$10.2	$39,788,412	$11.6

Consolidated Basis
For the Year Ending December 31,	Number of Leases	Expiring Leasable Square Feet (Consolidated)	Percentage of Leasable Square Feet (Consolidated)	ABR (Consolidated)(1)	Percentage of ABR (Consolidated)	ABR Per Leased Square Feet (Consolidated)(1)	ABR at Expiration (Consolidated)(2)	ABR Per Leased Square Foot at Expiration (Consolidated)(2)
2021	—	—	—	$—	—	$—	$—	$—
2022	1	7,104	0.1%	93,850	0.2%	$13.2	93,850.32	$13.2
2023	7	157,055	2.6%	1,201,528	2.1%	$7.7	1,222,192.00	$7.8
2024	3	439,748	7.4%	2,514,683	4.4%	$5.7	2,657,878.16	$6.0
2025	4	144,271	2.4%	941,571	1.6%	$6.5	941,570.88	$6.5
2026	16	145,667	2.4%	2,665,467	4.6%	$18.3	2,806,265	$19.3
2027	6	97,220	1.6%	1,005,215	1.7%	$10.3	1,071,634	$11.0
2028	6	106,763	1.8%	1,119,606	1.9%	$10.5	1,227,409	$11.5
2029	10	376,307	6.3%	4,210,290	7.2%	$11.2	5,568,900	$14.8
2030	16	1,767,924	29.4%	10,779,339	18.5%	$6.1	12,201,303	$6.9
2031	22	688,803	11.5%	9,628,600	16.7%	$14.0	10,224,254	$14.8
2032	17	339,329	5.7%	5,506,963	9.5%	$16.2	6,258,656	$18.4
2033	9	92,474	1.5%	1,331,991	2.3%	$14.4	1,625,892	$17.6
2034	19	398,670	6.6%	5,743,745	9.9%	$14.4	6,724,913	$16.9
2035	4	459,231	7.7%	3,514,355	6.0%	$7.7	4,524,950	$9.9
2036	7	282,001	4.7%	3,166,561	5.4%	$11.2	4,060,298	$14.4
2037	1	70,000	1.2%	840,000	1.4%	$12.0	1,151,827	$16.5
2038	3	160,535	2.7%	1,604,200	2.8%	$10.0	2,106,632	$13.1
2039	3	13,851	0.2%	994,669	1.7%	$71.8	1,217,213	$87.9
2040	0	—	0.0%	—	0.0%	$0.0	—	$0.0
Thereafter	5	259,917	4.3%	1,290,618	2.2%	$5.0	1,807,778	$7.0
Total / Weighted Average	159	6,006,870	100.0%	$58,163,488	100.0%	$9.7	$67,493,415	$11.2

(1)
Includes all ABR attributable to each property. We own interests in 34 of our properties ranging from 5.0% to 25.6% as of December 15, 2021. See “—Business Objectives and Strategies—Execute on Our Differentiated Real Estate Syndication Business.” Although the percentage of ABR for these properties is presented on a consolidated basis, we are only entitled to our pro rata share of net cash flows generated by these properties.

(2)
Includes fixed contractual rent escalations.

Competitive Strengths
We believe that we distinguish ourselves from other investors in single-tenant net lease real estate in the United States through the following competitive strengths:
•
High Quality, Diversified Portfolio.    As of December 15, 2021, we wholly owned, or had ownership interests in, 156 properties located in 32 states that were 99.8% leased (based on our leasable square footage) to 68 tenants under 159 leases operating in 37 different industries. We believe our rigorous property underwriting has resulted in a high quality portfolio with locations and demographics that we believe attract strong tenants and provide for alternative uses, enhancing our ability to re-lease our properties. Our portfolio is diversified not only by tenant, industry and geography, but also by property type, which we believe differentiates us from certain other net lease REITs and further reduces risk and enhances cash flow stability. As of December 15, 2021, our portfolio contained 41 industrial properties that generated 40.7% of our ABR, 52 medical office properties that generated 21.8% of our ABR, 61 retail properties that generated 30.2% of our ABR and two single-tenant office properties leased to healthcare tenants that generated 7.3% of our ABR, in each case on an expected post-syndication pro rata basis. Approximately 42.5% of our ABR on an expected post-syndication pro rata share basis was from leases with tenants or lease guarantors, or parents of such tenants or lease guarantors, that have an investment grade credit rating from a major rating agency or have a senior unsecured obligation that has been so rated. As of December 15, 2021, no single property in our portfolio represented more than 4.6% of our ABR on an expected post-syndication pro rata share basis. We believe that the high quality and diversification of our portfolio reduces the risks associated with adverse developments affecting any particular tenant, industry, geography or property type.
•
Stable and Predictable Cash Flows with Embedded Contractual Rent Growth.   As of December 15, 2021, our properties were 99.8% leased (based on our leasable square footage) and had a weighted average remaining lease term of 10.0 years (based on ABR on an expected post-syndication pro rata share basis). We have no lease expirations through 2021 and only 21.3% of our leases (based on ABR on an expected post-syndication pro rata share basis) will expire during the next five calendar years. Additionally, all of our leases are structured as net leases, which generally require our tenants to pay substantially all of the operating expenses related to the property, including real estate taxes, utilities, maintenance and insurance, as well as certain capital expenditures. Commercial properties that are not subject to net leases generally are subject to greater volatility in operating results due to unexpected changes in operating costs or unforeseen capital expenditures. As a result, our net leases reduce the impact of potential inflation on property-level operating expenses and our exposure to significant capital expenditures, which we believe provides us with a strong, stable source of recurring cash flows from which to grow our portfolio. Furthermore, based on ABR on an expected post-syndication pro rata share basis, approximately 81.7% of our leases provide for fixed contractual increases in future base rent and an additional 8.0% of our leases provide for CPI-based contractual increases in future base rent. On a portfolio wide basis, as of December 15, 2021, the average annual contractual base rent increase was approximately 1.5% (excluding CPI-based rent increases).

The following tables sets forth a summary of certain information with respect to our portfolio’s contractual rent increases as of December 15, 2021 (on an expected post-syndication pro rata share basis).
Lease Escalation Frequency(1)(2)	% of ABR (Expected Post-Syndication Pro Rata Share Basis)	Weighted Average Annual Escalation Rate
Annually	62.0%	1.8%
Every 2 Years	0.8%	2.3%
Every 3 Years	3.6%	0.6%
Every 5 Years	19.6%	1.2%
Other Escalation Frequencies	3.7%	2.3%
Flat	10.3%	—
Total/Weighted Average	100.0%	1.5%

(1)
Leases with CPI-based rental rate increases are included in the Lease Escalation Frequency category that corresponds to the frequency of rental rate escalations under such leases. For our CPI-based leases, we have assumed that rental rate increases in the future will be 0.0%. As of December 15, 2021, we had fifteen leases that included CPI-based rental rate increases, and those leases represented 8.0% of our ABR on an expected post-syndication pro rata share basis.

(2)
As of December 15, 2021, there were seven leases included in the “Flat” category representing 4.5% of our ABR on an expected post-syndication pro rata basis with 1.8, 2.9, 3.3, 3.9, 4.4, 4.8 and 4.8 year remaining lease terms, respectively, that had rent escalations in the primary term but have no further rent escalations provisions during their remaining terms. There is an additional one parking lot lease included in the “Flat” category representing 0.2% of our ABR on an expected post-syndication pro rata basis with 7.4 year remaining lease term.

(1)
As of December 15, 2021, there were seven leases included in the “No Increases” category representing 4.5% of our ABR on an expected post-syndication pro rata basis with 1.8, 2.9, 3.3, 3.9, 4.4, 4.8 and 4.8 year remaining lease terms, respectively, that had rent escalations in the primary term but have no further rent escalations provisions during their remaining terms. There is an additional one parking lot lease included in the “No Increases” category representing 0.2% of our ABR on an expected post-syndication pro rata basis with 7.4 year remaining lease term.

•
Demonstrated Acquisition Track Record with Robust Pipeline.   We have been actively investing in single-tenant net lease real estate since 2012, having acquired 184 net lease properties in 97 transactions through December 15, 2021. We believe we have developed a reputation as a credible and active buyer of single-tenant net lease real estate within the industry, and we believe such reputation provides us access to acquisition opportunities that may not be available to our competitors. Historically, our senior management team has been able to leverage our extensive network of long standing relationships with owners, operators, tenants, developers, advisors (including strategic business consultants, accountants and lawyers), brokers, lenders, private equity firms and other participants in the real estate industry to access a wide variety of acquisition opportunities, which has often resulted in the acquisition of properties that were not broadly marketed. From January 1, 2021 through December 15, 2021, 45.4%, 13.4%, 22.7% and 18.5% of our acquisitions based on original purchase prices were sourced from developers, advisors, owners and/or operators and brokers, respectively. In 2020, we sourced more than 700 single-tenant net lease properties that we identified as warranting investment consideration after an initial review. From November 2020, when we accessed additional institutional capital, through December 15, 2021, we acquired 67 properties and our average quarterly acquisition activity has been approximately $102.5 million on a consolidated basis ($43.3 million on an expected post-syndication pro rata share basis). We believe that our knowledge of the net lease market, reputation as a credible and active buyer and extensive network of long standing relationships will provide us access to a pipeline of attractive investment opportunities, which will enable us to continue to grow and further diversify our portfolio.

The following chart shows our growth from our inception in 2012 to December 15, 2021 on an expected post-syndication pro rata share basis.

(1)
Net Acquisitions represent the acquisitions made during the applicable period less property dispositions for such period. Totals may not sum due to rounding.

The following chart shows our acquisitions in 2021 and our acquisitions under contract or letter of intent for closing in 2022.

(1)
Excludes expected post-syndication pro rata share of DST properties owned by us.

(2)
Includes expected post-syndication pro rata share of DST properties owned by us.

(3)
Includes (a) certain acquisitions that are under letter of intent or under contract and scheduled to close in 2022 and (b) approximately $15.8 million (including approximately $5.4 million of assumed debt) for REIT in connection with the acquisitions of certain beneficial interests in three of our DSTs that are subject to completion of the offering (see “— Pending Transactions—Pending Acquisitions”). These 2022 transactions are subject to customary closing conditions, including the completion of due diligence, and, for the acquisitions under letter of intent, the negotiation and execution of definitive agreements and there can be no assurance that these acquisitions will be completed on the timeline or terms described above or at all.
•
Disciplined Investment Approach and Rigorous Underwriting Processes to Enhance Our Portfolio.   Our primary investment strategy is to acquire, own and actively manage a diversified portfolio of single-tenant, income producing industrial, medical, service/necessity retail and office properties throughout the United States that are subject to long-term net leases. In order to reduce the risks associated with adverse developments affecting a particular tenant, industry, geography or property type, we have assembled, and will seek to maintain, a portfolio that is diversified accordingly. We believe that the market knowledge, systems and analyses that we employ in our underwriting process allow us to efficiently analyze the risks associated with each property’s ability to produce cash flow going forward. We blend real estate analysis with tenant credit and lease analysis to make an assessment of expected cash flows to be realized in future periods.

For each property, our analysis primarily focuses on evaluating the following:
•
Real Estate.   Within the context of the relevant market and submarket, we evaluate the expected rents from a property relative to market rents, the purchase price per foot relative to the cost to replace the property, alternative uses for the property, as well as other potential users, and estimated replacement rents. We also evaluate the suitability of the property for the specific business conducted there and the industry in which the tenant operates, the prospect for re-tenanting or selling the property if it becomes vacant, and whether or not the property has expansion potential.

•
Tenant Credit.   We evaluate the tenant’s credit profile by focusing on data and information specific to the tenant’s financial status and the industry in which it operates. For the tenant’s financial status, we evaluate, to the extent available, the tenant’s current and historical financial statements, capital sources, earnings expectations, operating risks and general business plan. For the tenant’s industry, we evaluate, among other things, relevant industry trends and the tenant’s competitive market position.

•
Lease Structure.   We evaluate the tenant and landlord obligations contained within the existing or proposed lease as well as the remaining lease term, any contractual annual or periodic rent escalations and the existence of any termination or assignment provisions.

•
Tenant Retention.    We assess the tenant’s use of the property and the degree to which the property is strategically important to the tenant’s ongoing operations, the tenant’s potential cost to relocate, the supply/demand dynamic in the relevant submarket and the availability of suitable alternative properties. We believe tenant retention tends to be greater for properties that are strategically important to the tenant’s business and where the potential costs to relocate are high.

•
Unit-Level Profitability:   We analyze each property’s operations individually (i.e., on a unit-level) to determine the likelihood of each property generating consistent profits for the tenant.

•
Active Management of the Portfolio.   We believe our proactive approach to asset management and property management helps enhance the performance of our portfolio through risk mitigation strategies and opportunistic sales. Our proactive approach was critical to our performance during the COVID-19 pandemic. During the year ended December 31, 2020, on an expected post-syndication pro rata share basis, we collected 99.4% of rents, with collections of 99.6% for the second quarter of 2020 and 99.4% for the third quarter of 2020. From January 1, 2021 through December 15, 2021, we collected 100.0% of rents. We believe our collection rates are an example of how our proactive management is a competitive strength when compared with other owners of net leased real estate. As part of our proactive approach, we (1) regularly review each of our properties for changes in unit performance, tenant credit and local real estate conditions, (2) identify properties that no longer meet our disciplined underwriting strategy, diversification objectives or risk management criteria (including likelihood of non-renewal upon lease expiration) and (3) opportunistically dispose of those properties. Since our inception through December 15, 2021, we disposed of 28 properties for aggregate gross proceeds of approximately $61.3 million and for an aggregate gain of approximately $7.6 million on a consolidated basis. We seek to reinvest net disposition proceeds in single-tenant net lease properties that improve our portfolio by enhancing diversification and improve key metrics such as tenant credit quality, weighted average remaining lease term and property age. The following table shows our rent collections per quarter during the year ended December 31, 2020 by industry on an expected post-syndication pro rata share basis.
Stable and Predictable Cash Flows with Embedded Contractual Rent Growth.
•
Growth-Oriented, Flexible Balance Sheet Positioned for Growth.   Upon completion of this offering and the application of the net proceeds therefrom, we believe we will have a strong, flexible balance sheet that positions us for growth. We will use a portion of the net proceeds from this offering to repay amounts outstanding under the M&T Credit Facility and the Mezzanine Loan. Following these repayments, we expect to have $298.5 million of indebtedness on a consolidated basis and $95.4 million of indebtedness on an expected post-syndication pro rata share basis; representing, a pro forma debt-to-capitalization ratio of 31.1% on a consolidated basis (based on the midpoint of the price range set forth on the cover page of this prospectus). Additionally, following these repayments, we will have no debt maturities prior to February 2022, and the weighted average maturity of our indebtedness will be 5.2 years and 3.8 years on a consolidated and an expected post-syndication pro rata share basis, respectively. Upon completion of this offering, we expect to have the undrawn $300 million New Credit Facility, subject to certain conditions. Accordingly, we expect to have approximately $392.0 million of total liquidity, consisting primarily of a portion of the net proceeds from this offering and borrowing capacity under the New Credit Facility. We believe this liquidity and our ability to use OP units as acquisition currency will provide us with financial flexibility to make opportunistic investments and fund future growth.

•
Experienced Management Team with Strong Sponsorship.   Our senior management team has extensive net lease real estate and public and private REIT management experience. In November 2008, William P. Dioguardi, our Chairman and Chief Executive Officer, founded FSC LLC and has led the acquisition and asset management of all of the properties in our portfolio. Coby R. Johnson, our President and Chief Operating Officer, joined FSC LLC as a Managing Director in October 2010 and co-founded us with Mr. Dioguardi in July 2012 to continue and expand the net lease investment activities of FSC LLC. Other members of our senior management team, including John E. Warch, our Senior Vice President, Chief Financial Officer, Jared W. Morgan, our Senior Vice President, Head of Acquisitions, and Cynthia M. Daly, our Senior Vice President, Head of Underwriting, previously served in senior management roles at public net lease REITs prior to joining us. Mr. Warch previously served as Senior Vice President and Chief Accounting Officer of CapLease, Inc. (previously NYSE: LSE), Mr. Morgan previously served as Vice President of Acquisitions at Spirit Realty Capital, Inc. (NYSE: SRC), and Ms. Daly previously served as Executive Vice President and a member of the Board of Directors of Monmouth Real Estate Corporation (NYSE: MNR).

Our resources are further strengthened by our association with Carlyle, a global investment firm which had approximately $293 billion of assets under management as of September 30, 2021 across Global

Private Equity, Credit and Investment Solutions, and GSAM, the primary investing arm of The Goldman Sachs Group, Inc. (NYSE: GS), which provides investment and advisory services for institutions, financial advisors and individuals. We believe Carlyle’s and GSAM’s deep knowledge and relationships across a range of industries in which our current and future tenants conduct their business will enhance our underwriting and access to acquisition opportunities. Between November 2020 and May 2021, affiliates of Carlyle and GSAM invested $200 million in equity capital in our business to facilitate our growth. Upon completion of this offering, we expect that affiliates of Carlyle and GSAM will own approximately 29.8% and 10.2%, respectively, of our outstanding common shares.
Business Objectives and Strategies
Our objective is to own and manage a diversified portfolio of single-tenant net lease properties that maximizes cash available for distribution and delivers sustainable long-term risk adjusted returns to our shareholders. We believe we can achieve our objective through the following strategies:
•
Capitalize on Contractual Rent Increases.   We plan to continue to purchase properties with leases that provide for contractual rent increases. As of December 15, 2021, based on ABR on an expected post-syndication pro rata share basis, approximately 81.7% of our leases provide for fixed contractual increases in future base rent and an additional 8.0% of our leases provide for CPI-based contractual increases in future base rent. On a portfolio wide basis based on ABR on an expected post-syndication pro rata share basis, as of December 15, 2021, the average annual contractual base rent increase was approximately 1.5% (excluding CPI-based rent increases).

•
Utilize Our Experienced Team and Scalable Platform to Grow Our Portfolio in a Disciplined Manner. We intend to continue to leverage the experience of our team and our fully built, scalable platform to grow our portfolio of single-tenant net lease real estate by making disciplined acquisitions, including sale-leaseback transactions, that enhance our portfolio’s diversification by tenant, industry, geography and property type. We intend to utilize our network of owners, operators, tenants, developers, advisors (including strategic consultants, accountants and lawyers), brokers, lenders, private equity firms and other participants in the real estate industry to source our acquisitions, and we believe that our relationships will continue to provide access to a pipeline of attractive investment opportunities. We plan to continue to acquire single-tenant properties with purchase prices generally ranging from $5 million to $25 million that are net leased on a long-term basis with contractual rent increases to investment grade and other tenants that we determine to be creditworthy. Over time, we expect our allocations to industrial and medical investments to increase and our allocations to retail and office to decrease as a percentage of our portfolio.

•
Utilize Our Rigorous Underwriting Process, Disciplined Investment Approach and Sourcing Channels to Enhance Our Portfolio.   We have developed and implemented rigorous processes and procedures that integrate the analysis of the real estate attributes, tenant credit and lease structure of each property that we consider acquiring, which we believe allows us to acquire properties that provide attractive risk adjusted returns. Key components of our analysis include assessing the probability of tenant retention upon lease expiration, understanding alternative uses and users of each property, and evaluating replacement rents on the basis of in-place rents versus estimated market rents. We seek to mitigate investment risks through intensive real estate, credit and lease structure analysis, as well as ongoing monitoring of tenants, tenant business performance at the property, industry trends and local real estate markets. Our rigorous underwriting process allows us to make the most of our sourcing channels to find attractive acquisition opportunities. Approximately 48.8% and 91.2% (in each case, based on purchase prices on an expected post-syndication pro rata share basis) of our 2020 acquisitions and our acquisitions from January 1, 2021 through December 15, 2021, respectively, were sourced in transactions that were not broadly marketed, including direct sale-leaseback transactions. In 2020, we evaluated approximately $17.4 billion (based on asking or estimated purchase prices) of potential single-tenant net lease property acquisitions, and through our disciplined investment process we submitted non-binding letters of intent on approximately $2.4 billion of these properties, representing less than 15% of the properties we evaluated, and approximately $77.7 million of these properties were acquired. As of December 15, 2021, we were evaluating approximately $2.0 billion (based on asking or estimated purchase prices) of potential acquisitions, of which approximately $1.6 billion was under prescreening or under review, approximately $216.1 million related to pending non-binding letters of intent, approximately $232.8 million related to signed non-binding letters of intent and approximately $6.5 million was under contract.
The following chart depicts the scope of our underwriting and acquisition activity on a consolidated basis from January 1, 2021 through December 15, 2021.
•
Execute on Our Differentiated Real Estate Syndication Business.   Since 2014, through a wholly-owned TRS, we have been active in syndicating ownership in net lease properties through a program that we developed to provide financing for properties in which we allow third-party investors who are seeking to reinvest the proceeds from sales of investment property in transactions that are eligible for favorable tax treatment under Section 1031 of the Code to acquire ownership interests in certain of our properties. Under the Section 1031 Exchange Program, we establish DSTs that each own one or more properties. We typically offer up to 95% of the equity interests of each DST to qualified investors with the remaining equity interests held by us. A typical 1031 exchange transaction takes several months from acquisition of the property to full syndication of interests. We jointly own 34 of our properties through 20 DSTs in which we owned equity interests ranging from 5.0% to 25.6% as of December 15, 2021.

As of December 15, 2021, all 20 of our DSTs were fully syndicated. See “Explanatory Notes—Information About Properties Held Through Delaware Statutory Trusts.” These DSTs are included in our consolidated financial statements prepared in accordance with GAAP. We plan to continue to expand the Section 1031 Exchange Program, as these activities generate revenue for us in the form of acquisition fees and annual asset management fees, as well as provide us a pipeline of properties that we have the right, but not the obligation, to acquire.

Four Springs Delaware Statutory Trust ("DST") Overview

DSTs provide us and our shareholders with certain benefits including:

- Broadens and deepens our market presence with another source of capital and a wider buy box
- Acquisition, finance and asset management fees
- Ability to purchase DST assets for OP Units (UPREIT transactions) or cash

Bank / 3rd Party Debt Source
Places Secured Property Level Leverage on Asset
Asset
Purchased by FS TEN31 Xchange (1)
FOUR SPRINGS TEN31 XCHANGE
Owns 100% of Asset
Buy Equity in Asset Over Time
3rd Party Equity Investors
FOUR SPRINGS CAPITAL TRUST
Owns 5% - 25% Asset
Longer Term we Retain Some Ownership in the DST and Hold Exclusive Option to Purchase For OP Units or Cash

Four Springs Acquires and Finances Assets

- Initially 100% owned by us through an SPE – a Delaware Statutory Trust, or DST
- Generally lower cap rate transactions than on balance sheet purchases

Four Springs Syndicates Assets

- We put debt financing in place, typically, 50-55% LTV secured non-recourse debt
- Affiliated broker/dealer sells/syndicates distributes DST equity to third party investors
- As equity is sold, non-recurring acquisition and financing fees are earned by us which typically are 200 bps to 300 bps of the purchase price of the property

Long Term Hold

- We retain 5% - 25% of equity
- We receive recurring asset management fees of 25 - 35 bps of the purchase price of the property
- Continue to retain control over each DST, including with respect to the management and disposition of property
- We have the ability to purchase asset(s) in exchange for OP units or cash as an exit option for DST investors

(1)
The Operating Partnership contributes cash to a depositor entity (a subsidiary of Four Springs TEN31 Xchange, LLC), which contributes cash to the DST.

We believe that the Section 1031 Exchange Program compliments our wholly-owned investment activity and provides key benefits to us including the following:
•
Acquisition and Asset Management Fee Income.   We receive a nonrecurring acquisition fee from each DST for identifying, acquiring and financing the DST property or properties and an ongoing management fee for managing the DST and its property or properties, which fees contribute to our cash flows.

•
Increased Acquisition Market Presence.   The Section 1031 Exchange Program offers us access to attractive equity capital that allows us to leverage our scalable investment platform by considering a broader range of attractive investment opportunities, including those with pricing that would initially be less attractive in our wholly-owned portfolio. See “—Allocation Policies.” Through the Section 1031 Exchange Program, we acquired $57.0 million of assets on a consolidated basis during the year ended December 31, 2020 and $260.5 million on a consolidated basis from January 1, 2021 through December 15, 2021. Our 1031 Exchange Program allows us to actively participate in a larger portion of the net lease market, develop relationships that we believe will facilitate future investment activity and build our reputation and brand awareness in the industry.

•
Potential to Acquire 100% Ownership of Properties Held in DSTs For OP Units at Premium Valuation.   Since we control the disposition of properties held in the DSTs, we can acquire 100% ownership of these properties. If we choose to acquire a property held by a DST, the property’s value is generally set through an appraisal process. We can acquire the property for cash or offer the third-party DST investors the opportunity to elect to receive OP units that would allow the transaction to qualify for certain tax deferral benefits. In addition, such units would allow investors to participate in the operating partnership’s diversified pool of assets and offer enhanced liquidity, as the units would typically be redeemable at the investors election for cash or, at our option, exchangeable for our common shares. Because of the tax efficiency relative to a cash transaction and the increased diversity and liquidity, we believe DST investors may be willing to accept OP units at a premium to the value of our common shares, which would enhance our ability to grow our wholly-owned portfolio on attractive terms.
We recently offered investors in three of our DSTs the opportunity to exchange the beneficial interests they own in their respective DSTs for Series U2 OP units, with such exchange subject to, and effective upon, the completion of this offering. Investors holding approximately $10.3 million of beneficial interests in the subject DSTs have agreed to exchange, upon the completion of this offering, their DST beneficial interests for an aggregate number of Series U2 OP units equal to such amount divided by 120% of the initial public offering price of our common shares in this offering (or 614,599 Series U2 OP units, based on the midpoint of the price range set forth on the cover page of this prospectus). The value of the real estate to be acquired from the investors in the exchange of the DST interests will have a value of approximately $15.8 million (inclusive of the equity value and debt associated with such real estate). We owned approximately 25.0%, 5.0% and 5.0% of the equity interests in these three DSTs, respectively, as of December 15, 2021, and, as a result of this exchange, we expect to own 58.3%, 35.4% and 32.6% of the equity interests in such DSTs, respectively, upon completion of this offering. The Series U2 OP units will rank on parity with our common OP units and Series U1 OP units, and the holders of Series U2 OP units will receive distributions at an annual rate equal to 5.5% of the Series U2 OP unit issue price unless the distribution rate on the common OP units exceeds such distribution rate for the Series U2 OP units, at which point, the distribution rate on the Series U2 OP units will be equal to the distribution rate on the common OP units for all future distributions on the Series U2 OP units. See “The Operating Partnership and the Partnership Agreement—Series U2 OP Units.”
The following table set forth information on an expected post-syndication pro rata share basis relating to our DST portfolio as of December 15, 2021.

(1)
Weighted by ABR on an expected post-syndication pro rata share basis.

(2)
Tenants or lease guarantors, or parents of tenants or lease guarantors, that have an investment grade credit rating from a major credit rating agency or have a senior unsecured obligation that have been so rated. An investment grade credit rating refers to a published long-term credit rating of Baa3/BBB- or above from one or all of Moody’s Investor Service, Inc., Standard & Poor’s Rating Services and AM Best. See “Risk Factors—Risks Related to Our Business—Some of our properties are leased to tenants or have lease guarantors that are not rated by a major rating agency.”

(3)
Based on the later of year built or year of last major renovation.

(4)
Represents the pro rata portion of ABR of our DSTs based on the percentage beneficial interests in our DSTs that we do not own.

(5)
Represents gross value, including the share owned by us based on most recent appraised values.

(6)
Reflects appraised value of $406 million not owned by us net of $207 million of debt not owned by us.

•
Employ Active Asset Management.   We are an active asset manager and regularly review each of our properties for changes in the credit of the tenant, business performance at the property, industry trends and local real estate market conditions. We monitor market rents relative to in-place rents and the amount of tenant capital expenditures in order to refine our tenant retention and alternative use assumptions. Our management team utilizes our internal credit diligence to monitor the credit profile of each of our tenants on an ongoing basis. We believe that this proactive approach enables us to identify and address issues expeditiously and to determine whether there are properties in our portfolio that are appropriate for disposition. Since our inception through December 15, 2021, we disposed of 28 properties for aggregate gross proceeds of approximately $61.3 million and for an aggregate gain of approximately $7.6 million on a consolidated basis.

•
Maintain a Flexible Capital Structure.   We believe our pro forma capital structure will provide the financial flexibility and capacity to implement our growth strategies. We intend to maintain a prudent capital structure and balance our use of various forms of equity and debt financing. Over the long term, we will target a net debt (total liabilities less cash and cash equivalents) to Adjusted EBITDA—pro rata leverage ratio of 4.5x to 5.5x to position us for growth. Our pro forma net debt to Adjusted EBITDA—pro rata ratio as of September 30, 2021 was 5.0x. To the extent practicable, we will also seek to maintain a debt profile with manageable near-term maturities. We believe that becoming a publicly-traded company will enhance our access to multiple forms of capital, including common and preferred equity, mortgage debt, revolving credit facilities, term loans and company-issued debt securities.

Allocation Policies
We view our wholly-owned portfolio and the Section 1031 Exchange Program as complementary aspects of our business that, among other things, have allowed us to participate more broadly in the net lease market and to seek increased revenues and returns. Our acquisition criteria for our wholly-owned portfolio and the Section 1031 Exchange Program are substantially the same, except for the ranges of acquisition capitalization rates and investment size. Generally, we allocate investment opportunities to our wholly-owned portfolio unless (1) the acquisition would not be attractive when taking into consideration the acquisition capitalization rate and our then cost of capital, (2) we do not have the capacity to make the investment after considering our current and/or anticipated cash needs or (3) the size of the investment in relation to single-property concentration or tenant, industry or geography concentration issues causes us to consider the acquisition to be more appropriate for the Section 1031 Exchange Program. Historically, the cost of capital in the Section 1031 Exchange Program was lower than our cost of capital, so we allocated investments with lower acquisition capitalization rates to the 1031 Exchange Program that would not be attractive to us.
We may pursue investment opportunities for our wholly-owned portfolio or the Section 1031 Exchange Program that do not meet any or all of the foregoing characteristics. There may be circumstances where a potential investment is suitable for our wholly-owned portfolio and the Section 1031 Exchange Program. When this has occurred in the past, we generally allocated the investment for inclusion in our wholly-owned portfolio, subject to availability of sufficient capital to fund the investment. Otherwise, we may have determined to allocate the investment to the Section 1031 Exchange Program. Following completion of this offering, we expect to continue to evaluate allocation of investments between our wholly-owned portfolio and the Section 1031 Exchange Program, based on several factors, including capitalization rates, relative cost of capital, the amount of capital required to make the investment, our current and anticipated cash needs and capacity for investing, the impact on our wholly-owned portfolio’s tenant, industry and geographic diversity and other factors we consider relevant. Though we expect to allocate suitable properties to our wholly-owned portfolio, we retain the ability to allocate investments to the Section 1031 Exchange Program in our sole discretion.
Our Investment Guidelines
Primary Investment Type
Our primary focus is to acquire, own and actively manage properties with the following characteristics:

•
Single-tenant net lease properties with high quality tenants contributing to a diversified portfolio. Consistent with our acquisition strategy to date, we expect to acquire single-tenant properties that are net leased to tenants that we determine are creditworthy. We believe these properties offer benefits as compared to other types of commercial real estate due to the relative stability of cash flows from long-term leases as well as reduced property-level expenses and capital expenditures as a result of the net lease structure. In addition, in order to reduce the risks associated with adverse developments affecting a particular tenant, industry, geography or property, we plan to acquire properties that enhance the diversification of our portfolio.

•
Purchase price from $5 million to $25 million.   We generally focus on pursuing acquisitions in our target purchase price range because we believe there is less competition from larger institutions which typically target larger properties and portfolios. We have built an acquisition team that has significant experience negotiating, underwriting and acquiring these types of properties, which we believe gives us a competitive advantage over the local and regional investors we typically compete with for acquisitions. Furthermore, acquisitions in this size range allow us to minimize our portfolio’s individual property concentration.

•
Long-term leases with contractual rental increases.   We focus on acquiring properties that have well-structured leases with remaining terms greater than 10 years at the time of acquisition, which we believe positively contributes to the long-term stability of our properties’ cash flows. In addition, we continue to focus on acquiring properties with leases that have contractual base rent increases, which contributes to ABR growth in future periods.

•
Industrial, medical, retail and office properties.   We pursue the acquisition of the various industrial, medical, retail and office property types shown below. We believe our strategy to acquire multiple property types allows for (1) balanced exposure to additional industries and tenants thereby enhancing the diversification of our portfolio and (2) the acquisition of higher quality properties with stronger real estate fundamentals for tenants who lease multiple property types in their operations. For example, a retailer who leases not only retail locations but distribution facilities and office buildings.

•
Industrial

•
General distribution.   Large, single floor structures typically including modern characteristics such as ceiling heights in excess of 24 feet and cross dock capabilities. These properties are primarily used for warehousing, product fulfillment and distribution.

•
Specialty distribution.   Well located and easily accessible properties primarily used for warehousing and distribution servicing industries such as cold storage, food and beverage distribution and last mile, urban distribution.

•
Light manufacturing.   Large, single floor structures with ceiling heights in excess of 22 feet, which typically include production lines that assemble components produced elsewhere.

•
Flex/office.   Versatile building type with ceiling heights typically under 18 feet and used for office space, light manufacturing, research and development or warehousing.

•
Medical

•
Physician clinics.   Freestanding healthcare facilities that are primarily devoted to the care of patients by physician groups, including specialists in cardiology, orthopedic, neurology and physical rehabilitation, which are often associated with major hospital systems.

•
Ambulatory, emergency and urgent care centers.   Freestanding healthcare facilities where surgical procedures and general care not requiring an overnight hospital stay are performed.

•
Radiology and oncology facilities.   Freestanding outpatient medical facilities with operators typically associated with major hospital systems.

•
Kidney dialysis and blood plasma clinics.   Freestanding outpatient medical facilities typically operated by large corporate tenants.

•
Retail

•
Specialty retail.   Freestanding single floor box properties focusing on specific product categories, such as automotive parts and home furnishing stores.

•
Special use retail.   Freestanding properties typically designed to accommodate a particular business, such as automotive related services including oil change facilities and auto repair shops.

•
Quick service and casual dining restaurants.   Quick service restaurants are typically smaller units and are characterized both by their fast food cuisine and minimal table service. Casual dining restaurants are typically larger format properties that offer full table service at mid-level price points.

•
General and discount retail.   Freestanding properties that are generally smaller single-floor structures with minimal specialized build out, such as dollar and convenience stores.

•
Office

•
Corporate and regional headquarters.   Properties used by companies as their national or regional headquarters.

•
Mission critical offices in core markets.   Properties that serve primary operational functions for companies.

•
Research and development offices.   Properties that house a company’s research and development activities.

Other Investment Types
While we generally plan to make acquisitions pursuant to our primary investment type guidelines, in the past we have opportunistically made investments that do not meet one or more of these criteria, and we may make additional investments that do not meet one or more of these criteria if we believe the opportunity will generate sufficient risk adjusted returns. Specifically, we may enter into sale-leaseback arrangements or make loans to real estate developers with respect to a specific net lease property that we plan to acquire upon completion of construction. We may acquire properties under development or that require substantial refurbishment or renovation. We also may acquire properties with shorter lease terms or no contractual rental escalations if the property is in an attractive location, the property is difficult to replace or the property has other significant upside real estate attributes. Furthermore, we may acquire majority or minority interests in other entities (or business units of such entities) with investment objectives similar to ours or with management, investment or development capabilities that we deem desirable or advantageous to acquire. Our board of trustees has broad discretion to modify our investment policies in order for us to achieve our investment objectives.
Our Target Market
Based on historical transactions and market participants, RCG estimates the value of existing net lease properties to be in the range of a few trillion dollars. RCG utilizes an estimate of corporate-owned real estate as a proxy for potential expansion of the net lease property universe. RCG estimates this segment of corporate-owned and occupied real estate ranges in value between $1.5 trillion to more than $2 trillion, as of September 30, 2021.
In 2020, single tenant transaction volume decreased, according to Real Capital Analytics, as the COVID-19 pandemic impacted investment activity and property values. According to Real Capital Analytics, 2020 transaction volume in the single tenant property types that we primarily target was approximately $52 billion consisting of $31 billion of industrial, $6 billion of retail, and $15 billion of office, including medical office, versus $68 billion across the same property types in 2019.
In the first three quarters of 2021, transaction volume reached nearly $49 billion. If annualized, this would equate to investment volume of over $65 billion, a potential increase of approximately 25% from 2020. We believe that based on this volume, there will continue to be substantial investment opportunities for us to further grow and diversify our portfolio.

Regulation
General
Our properties are subject to various laws, regulations, including regulations relating to fire and safety requirements, ordinances and affirmative and negative covenants and in some instances, common area obligations. Our tenants have primary responsibilities for compliance with these requirements pursuant to our lease agreements. We believe that each of our properties has the necessary permits and approvals to operate and conduct its business.
Americans With Disabilities Act
Under Title III of the ADA, and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” and the standard take into account, among other factors, the financial resources of the affected site and the owner, lessor or other applicable person.
Compliance with the ADA, as well as other federal, state and local laws, may require modifications to properties we currently own or may purchase, or may restrict renovations of those properties. Failure to comply with these laws or regulations could result in the imposition of fines or an award of damages to private litigants, as well as the incurrence of the costs of making modifications to attain compliance, and future legislation could impose additional obligations or restrictions on our properties. Although our tenants and borrowers are generally responsible for all maintenance and repairs of the property pursuant to our lease and other financing agreements, including compliance with the ADA and other similar laws or regulations, we could be held liable as the owner of the property for a failure of one of our tenants to comply with these laws or regulations.
Environmental Matters
General
All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to human health and the environment. Certain of these laws and regulations may impose joint and several liabilities on certain statutory classes of persons, including owners or operators, for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. These laws and regulations apply to past and present business operations of our tenants and borrowers and the use, storage, handling and contracting for recycling or disposal of hazardous substances or wastes. Our tenants and borrowers are obligated to comply with environmental laws. Our leases and loans typically impose obligations on our tenants and borrowers to indemnify us from all or most compliance costs we may experience as a result of the environmental conditions on our properties. If a tenant or borrower fails to, or cannot comply, we may be required to pay such costs. We are not aware of any environmental condition with respect to any of our properties which would have a material adverse effect on our business, financial condition, liquidity or results of operations. We cannot predict whether new or more stringent laws relating to the environment will be enacted in the future or how such laws will impact the operations of businesses at our properties. Costs associated with an environmental event could be substantial.
Superlien Laws
Under the laws of many states, contamination on a site may give rise to a lien on the site for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”
CERCLA
The Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of a contaminated site for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated site if agents or employees of the lender have participated in the management of such site or in the operations of the tenant. Excluded from CERCLA’s definition of “owner” or “operator” however, is a person “who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.” With respect to most of the assets in our investment portfolio, we are the owner of the real property. In both instances, we believe we meet the secured creditor exemption.
Liability is not limited to the original or unamortized principal balance of a loan or to the value of the site securing a loan. CERCLA provides substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a site, the lender must actually participate in the operational affairs of the site or our tenant or borrower. CERCLA provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender may lose the protection of the secured creditor exemption only if it exercises decision-making control over our tenant’s or borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes responsibility for substantially all operational functions at the site or overall management encompassing day-to-day decision making with regard to environmental compliance. CERCLA also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a site, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the site at the earliest practicable commercially reasonable time on commercially reasonable terms.
Certain Other Federal and State Laws
Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the Federal Resource Conservation and Recovery Act (“RCRA”). The definition of “hazardous substances” under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. The protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks if the lender does not participate in management of the underground storage tanks and is not otherwise engaged in petroleum production, refining or marketing. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

In a few states, transfers of some types of sites are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a site through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the site.
Also, certain federal, state and local laws govern the removal, encapsulation or disturbance of asbestos-containing materials (“ACMs”), in the event of the remodeling, renovation or demolition of a building. Such laws, as well as common law standards, may impose liability for re-leases of ACMs and may provide for third parties to seek recovery from owners or operators of sites for personal injuries associated with such re-leases.
Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to site) related to hazardous environmental conditions on a site. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of our tenant or borrower may jeopardize the tenant’s or borrower’s ability to meet its lease or loan obligations.
Additional Considerations
The cost of remediating hazardous substance contamination at a site can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets.
If a lender forecloses on a mortgage secured by a site on which business operations are subject to environmental laws and regulations, the lender will be required to operate the site in accordance with those laws and regulations. Such compliance may result in substantial expense.
In addition, a lender may be obligated to disclose environmental conditions on a site to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected site, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.
Insurance
Our leases and loan agreements typically provide that our tenants and borrowers will maintain insurance of the type and in the amounts that are usual and customary for similar types of commercial property, including adequate commercial general liability, fire, flood and extended loss insurance provided by reputable companies, with commercially reasonable exclusions, deductibles and limits. Under certain circumstances, however, we may permit certain tenants and borrowers to self-insure. Pursuant to such leases, our tenants are required to name us (and any of our lenders that have a mortgage on the property leased by the tenant) as additional insurers on their liability policies and additional named insured or loss payee (or mortgagee, in the case of our lenders) on their property policies. Depending on the location of the property, losses of a catastrophic nature, such as those caused by earthquakes and floods, may be covered by insurance policies that are held by our tenant with limitations such as large deductibles or co-payments that a tenant may not be able to meet.
In addition to being a named insured on our tenants’ liability policies, we separately maintain commercial general liability coverage in the event our tenants or borrowers do not obtain their required insurance. We also maintain full property coverage on all properties not occupied by our tenants and other property coverage as may be required by our lenders which are not required to be carried by our tenants under our leases.
Corporate Responsibility—Environmental, Social, and Governance (ESG)
Corporate responsibility, including ESG efforts, has been one of our cornerstones since our inception. We believe that our corporate responsibility and ESG initiatives are key to our performance, and we are focused on efforts and changes designed to have long-term, positive impacts for our shareholders, employees, tenants, other stakeholders and the communities where we live, work and own our properties. We are committed to our ESG efforts not just because we believe it is the right thing to do but also because it is good for our business. Our mission is to operate our business in a way that honors and advances our guiding values: performance excellence, integrity, respect, leadership, humility, partnership and transparency.

Environmental
As a real estate owner, we are aware of the need to develop and implement environmentally sustainable practices within our business and are committed to doing so. We believe that mitigating environmental risks and working to implement sustainable practices is important to the success and long-term performance of our business.
Our efforts in this area are primarily undertaken in partnership with our tenants due to the nature of our business model. We acquire, own, and manage primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. Substantially all of our portfolio is subject to net leases, which generally means that, among other things, our tenants are responsible for maintenance of the buildings and properties as well as implementation of any sustainable business practices or environmental initiatives. As a result, when and where possible, we are focused on working with our tenants to promote environmental responsibility and energy efficient facilities. For example, we have a building with a solar PV system installed pursuant to a solar equipment lease. The PV equipment generates electricity for use at the property. We also have a property that has a LEED (Leadership in Energy and Environmental Design) certification.
Our acquisition process generally includes a robust environmental assessment of every property we acquire, including obtaining a Phase I environmental site assessment based on current industry standards and best practices. We carefully review any recognized environmental conditions identified as a result of the assessment and work with the tenant and nationally recognized environmental experts to implement our forward looking strategy, including any required governmental reporting or remediation action. Our team also carefully evaluates each property in our portfolio to ensure we have appropriate insurance coverage in place, either directly or through the tenant pursuant to the terms of our leases, in an effort to provide the financial resources to address any unforeseen environmental issue, natural disaster or other risk based on industry best practices.
In addition, we promote environmental mindfulness and have supported several internal initiatives to encourage sustainability at our corporate offices. Recent initiatives and efforts have included reduced paper consumption through electronic document review and digital signature software, installation of energy efficient lighting in our corporate offices and providing purified water dispensers that can be used in lieu of single-use plastic water and drink bottles.
Social
Our commitment to our employees is central to our ability to continue to deliver strong performance and financial results for our shareholders and other stakeholders. We are as passionate about our people as we are about real estate. We seek to create and cultivate an engaging work environment for our employees which allows us to attract, retain and develop top talent to manage our business. To do that, we believe it is essential that we develop and maintain a culture that lives up to our values of performance excellence, integrity, respect, leadership, humility and transparency. We are committed to providing our employees with an environment that is free from discrimination and harassment, that respects and honors their differences and unique life experiences and that enables every employee the opportunity to develop and excel in their role and reach their full potential. We believe that we have created a collaborative, creative workplace where people with unique talents can flourish, where their opinions are valued and where their contributions are rewarded.
As part of our commitment to our employees, we are focused on the following:
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Career Development—We strive to create an engaging work experience that allows for career development and related opportunities. We offer numerous opportunities for our employees to engage in personal and professional development, including educational support and financial assistance, participating in industry conferences and networking events, individual leadership and management training, mentorship opportunities and reimbursement for continuing education requirements.

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Diversity and Inclusion—We are committed to providing equal opportunity in all aspects of employment and cultivating a diverse and inclusive workplace. We believe that diverse backgrounds and experiences help drive our performance and are important assets for the company.

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Employee Wellness—Our employees are our most valuable asset and their individual and group contributions drive our performance and success. As a result, we are focused on and invest in our team’s overall health, wellness and engagement. We employ numerous strategies and initiatives to nurture and nourish our employees’ physical, mental and emotional well-being, including, among other things, competitive employee benefits, generous fringe benefits to make office environment more comfortable, transparent and open communication and dialogue between our senior executives and our employee base, events and opportunities for social connectedness, particularly during periods where we are working from home, family-friendly corporate events, routine fitness exploration classes, flu shots administered by a third-party health-services provider, yoga and massage sessions, flexible work schedules to meet specific employee needs and access to an employee assistance program and other emotional and mental health resources.
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Community Engagement—Giving back to our communities is important to us and our employees. We provide regular volunteer opportunities and fundraising initiatives throughout the year that provide our employees with meaningful civic involvement. Since our inception, we have provided opportunities for our employees to contribute time and resources to benefit local nonprofit organizations.

Governance
We are committed to conducting our business in accordance with corporate governance best practices. Our reputation is one of our most important assets and each trustee, officer and employee must contribute to the care and preservation of that asset. To that end, our board of trustees has adopted our Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to our trustees, officers, and employees. Among other matters, our Code of Ethics is designed to deter wrongdoing and to promote:
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honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submits to, the SEC and in shareholder reports and other public communications made by us;

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compliance with applicable laws and governmental rules and regulations;

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the prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and

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accountability for adherence to the Code of Ethics.

Any waiver of the Code of Ethics for our trustees or executive officers must be approved by a majority of our trustees, and any such waiver shall be promptly disclosed as required by law and NYSE regulations. Our employees have access to members of our board of trustees to report anonymously, if desired, any suspicion of misconduct by any member of our senior management or executive team. Anonymous reporting is always available through the company’s whistleblower hotline and reported to our Audit Committee quarterly. Our Code of Ethics, as well as our charter, bylaws, committee charters and other governance documents may be found on our website.
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our shareholders. Notable features of our corporate governance structure include the following:
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our board of trustees is not classified, with each of our trustees subject to election annually, and we may not elect to be subject to the elective provision of the MGCL that would classify our board of trustees without the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees;

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upon the completion of this offering, six out of nine trustees will be independent;

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we have a fully independent Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee;

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at least one of our trustees qualifies as an “audit committee financial expert” as defined by the SEC; and

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we do not have a shareholder rights plan, however, our board of trustees may adopt a shareholder rights plan in the future without the approval of our shareholders, but in such case it must seek ratification from our shareholders within 12 months of adoption of the plan for the plan to remain in effect.

Competition
We face competition in the acquisition and financing of properties in developed areas from numerous investors, including traded and non-traded public REITs, private REITs, private equity investors, institutional investment funds, individuals, banks and insurance companies, some of which have greater financial resources than we do, a greater ability to borrow funds to acquire properties and the ability to accept more risk. We also believe that competition for real estate financing comes from middle-market business owners themselves, many of whom have had a historic preference to own, rather than lease, the real estate they use in their businesses. The competition we face may increase the demand for properties and, therefore, reduce the number of suitable acquisition opportunities available to us or increase the price we must pay to acquire such properties. This competition will increase if investments in real estate become more attractive relative to other forms of investment.
Employees
As of December 15, 2021, we had 21 full-time employees, all of whom are located in our single office in Lake Como, New Jersey. Our staff is mostly comprised of professional employees engaged in origination, closing, financial reporting, portfolio management and capital markets activities essential to our business.
Legal Proceedings
From time to time, we are party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any legal proceedings which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition, liquidity or results of operations if determined adversely to us.
Corporate Information
Our offices are located at 1901 Main Street in Lake Como, New Jersey 07719. Our telephone number is 877-449-8828. Our internet website is https://fsctrust.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in or otherwise a part of this prospectus.

MANAGEMENT
Executive Officers and Trustees
Upon completion of this offering, our board of trustees will consist of nine members, including a majority of trustees who are independent within the meaning of the listing standards of the NYSE. Each of our trustees will be elected by our shareholders at our annual meeting of shareholders to serve until the next annual meeting of our shareholders and until his or her successor is duly elected and qualified. Subject to rights pursuant to any employment agreements, our officers serve at the pleasure of our board of trustees.
Until the investors (or permitted transferees) in our Series A-1 preferred shares, as set forth in the Amended and Restated Series A-1 Preferred Share Investor Rights Agreement among us and Goldman Sachs Asset Management, L.P. and the other persons listed on Schedule I attached thereto (collectively, the “GSAM Investors”), dated May 3, 2021, as amended (the “Series A-1 Investor Rights Agreement”), beneficially own less than (1) ten percent (10%) of the common shares issued or issuable upon conversion of the Series A-1 preferred shares at the closing of this offering or (2) ten percent (10%) of the common shares issued and outstanding after this offering, we have agreed to nominate one individual designated by the GSAM Investors for election to our board of trustees (the “Series A-1 Trustee”), and such GSAM Investors also have a right to designate an observer to our board of trustees. Such GSAM Investors have designated Elliot Chovev as an observer to our board of trustees and have not designated an individual for nomination for election to our board of trustees. We have also agreed to take other necessary and desirable actions to cause (1) the election to our board of trustees such nominee of the GSAM Investors, (2) the removal of the Series A-1 Trustee (with or without cause) at the request of a majority of the GSAM Investors, and (3) the election to our board of trustees of an individual designated by a majority of the GSAM Investors to fill any vacancy or vacancies created in the event that the Series A-1 Trustee, for any reason, ceases to serve as a trustee of our board of trustees during such Series A-1 Trustee’s term of office. Furthermore, pursuant to our bylaws, so long as the GSAM Investors are entitled to designate a nominee for election to our board of trustees pursuant to the Series A-1 Investor Rights Agreement, it shall be a qualification of individuals nominated for election as trustees by or at the direction of our board of trustees or a duly authorized committee thereof that one individual be designated by the GSAM Investors in accordance with the Series A-1 Investor Rights Agreement (provided that our board of trustees or a duly authorized committee thereof shall not be required to nominate an individual designated by the GSAM Investors if, upon the election of such individual, our board of trustees would consist of more than one trustee designated by the GSAM Investors), and only an individual designated for nomination and election by the GSAM Investors in accordance with the Series A-1 Investor Rights Agreement shall be eligible to be nominated for election as trustee by or at the direction of our board of trustees or a duly authorized committee thereof as a successor to the trustee previously designated by the GSAM Investors (provided that such designation right is still effective under the terms of the Series A-1 Investor Rights Agreement).
Until the investors (or permitted transferees) in our Series A-2 preferred shares, as set forth in the Series A-2 Preferred Share Investor Rights Agreement among us and Carlyle Global Credit Investment Management L.L.C. and the other persons listed on Schedule I attached thereto (collectively, the “Carlyle Investors”), dated May 3, 2021, as amended (the “Series A-2 Investor Rights Agreement”), beneficially own less than (1) ten percent (10%) of the common shares issued or issuable upon conversion of the Series A-2 preferred shares at the closing of this offering or (2) ten percent (10%) of the common shares issued and outstanding after this offering, we have agreed to nominate one individual designated by the Carlyle Investors for election to our board of trustees (the “Series A-2 Trustee”), and such Carlyle Investors also have a right to designate an observer to our board of trustees. Such Carlyle Investors have previously designated Matthew Settle for nomination for election to our board of trustees and have not designated an individual as an observer to our board of trustees. We have also agreed to take other necessary and desirable actions to cause (1) the election to our board of trustees such nominee of the Carlyle Investors, (2) the removal of the Series A-2 Trustee (with or without cause) at the request of a majority of the Carlyle Investors, and (3) the election to our board of trustees of an individual designated by a majority of the Carlyle Investors to fill any vacancy or vacancies created in the event that the Series A-2 Trustee, for any reason, ceases to serve as a trustee of our board of trustees during such Series A-2 Trustee’s term of office. Furthermore, pursuant to our bylaws, so long as the Carlyle Investors are entitled to designate a nominee for election to our board of trustees pursuant to the Series A-2 Investor Rights Agreement, it shall be a qualification of individuals nominated for election as trustees by or at the direction of our board of trustees or a duly authorized committee thereof that one individual be designated by the Carlyle Investors in accordance with the Series A-2 Investor Rights Agreement (provided that our board of trustees or a duly authorized committee thereof shall not be required to nominate an individual designated by the Carlyle Investors if, upon the election of such individual, our board of trustees would consist of more than one trustee designated by the Carlyle Investors), and only an individual designated for nomination and election by the Carlyle Investors in accordance with the Series A-2 Investor Rights Agreement shall be eligible to be nominated for election as trustee by or at the direction of our board of trustees or a duly authorized committee thereof as a successor to the trustee previously designated by the Carlyle Investors (provided that such designation right is still effective under the terms of the Series A-2 Investor Rights Agreement).
The following table sets forth certain information concerning our trustees, our trustee nominee and our executive officers:
Name	Age	Position(s)
William P. Dioguardi	64	Chairman of the Board of Trustees, Chief Executive Officer
Coby R. Johnson	51	Trustee, President, Chief Operating Officer and Secretary
John E. Warch	64	Senior Vice President, Chief Financial Officer and Treasurer
Jared W. Morgan	49	Senior Vice President, Head of Acquisitions
Cynthia M. Daly	52	Senior Vice President, Head of Underwriting
Michael S. Dana	62	Independent Trustee
Stephen R. Petersen	65	Independent Trustee
Elizabeth A. Picklo-Smith*	58	Independent Trustee Nominee
Peter S. Reinhart	71	Independent Trustee
Spencer F. Segura	69	Independent Trustee
Matthew B. Settle	36	Trustee
James S. Vaccaro	65	Independent Trustee

*
This individual has agreed to become a trustee upon completion of this offering.

We expect our board of trustees to determine that Michael S. Dana, Stephen R. Petersen, Peter S. Reinhart, Spencer F. Segura, Elizabeth A. Picklo-Smith and James S. Vaccaro are each an “independent director” as such term is defined by the applicable rules and regulations of the NYSE.
William P. Dioguardi, Chairman of Our Board of Trustees and Chief Executive Officer
Mr. Dioguardi has served as the Chairman of our board of trustees and our Chief Executive Officer since our formation in July 2012. Mr. Dioguardi was the founding shareholder of FSC LLC, a real estate investment management firm focused on net lease real estate, in November 2008, where he led the acquisition and asset management of net lease properties through syndication to investors. Prior to FSC LLC, Mr. Dioguardi was President of Spencer Trask Ventures, Inc., a leading private equity firm based in New York City, at which Mr. Dioguardi led a team that invested in technology companies. Mr. Dioguardi also founded and built Vantage Securities, an investment banking firm that participated in public and private offerings of securities. Prior to founding Vantage, Mr. Dioguardi served in several senior roles of increasing responsibility at Integrated Resources Equity Corp., at the time the largest real estate syndication firm in the United States. Mr. Dioguardi received a B.S. degree in Business Administration from Monmouth University. Active in community affairs for many years in Avon-by-the-Sea, New Jersey, Mr. Dioguardi served as Commissioner of Revenue and Finance from 1991—2003. In addition, from 2005—2015, he served as a member of the board of trustees of Monmouth University and the University’s Investment Committee, which he chaired for several years. Our board of trustees believes that Mr. Dioguardi’s strategic vision, intimate understanding of our history and operations and his extensive real estate and capital markets experience make him well-suited to serve as a trustee.
Coby R. Johnson, Member of Our Board of Trustees, President, Chief Operating Officer and Secretary
Mr. Johnson has served as our President since June 2014 and as our Chief Operating Officer, Secretary and a trustee since our formation in July 2012. From October 2010 until July 2012, Mr. Johnson was a Managing

Director of FSC LLC focusing on all aspects of net lease real estate acquisition and investment. Prior to joining FSC LLC, Mr. Johnson led the alternative investments group of a financial services firm, served in business development, operational and advisory roles for enterprises in industries including real estate, financial services and technology, and practiced corporate and securities law at major firms in Boston and Philadelphia. Mr. Johnson has participated in numerous real estate and capital markets transactions, including public and private equity and debt financings. Mr. Johnson received a B.A. in Economics from the University of Illinois—Urbana and a J.D. from Emory University School of Law. Our board of trustees believes that Mr. Johnson’s familiarity with our history and operations, his experience as a participant in net lease financing and his extensive real estate and capital markets experience make him well-suited to serve as a trustee.
John E. Warch, Senior Vice President, Chief Financial Officer and Treasurer
Mr. Warch has served as our Senior Vice President, Chief Financial Officer since September 2013 and as our Treasurer since April 2015. From August 2012 until September 2013, Mr. Warch was a Senior Consultant at David Landau & Associates, LLC, responsible for, among other things, Sarbanes-Oxley 404 compliance testing of real estate clients. From November 2006 until March 2012, Mr. Warch served as Senior Vice President and Chief Accounting Officer of CapLease, Inc. (previously NYSE: LSE), where he was responsible for all aspects of the financial infrastructure of a publicly-held real estate investment trust, managed financial and SEC reporting and compliance, oversaw Sarbanes-Oxley 404 compliance and coordinated audits and reviews with independent accountants. Mr. Warch, is a Certified Public Accountant and earned a B.S. in Accounting and an M.B.A. in Finance from St. John’s University.
Jared W. Morgan, Senior Vice President, Head of Acquisitions
Mr. Morgan has served as our Senior Vice President, Head of Acquisitions, since August 2016. From May 2013 until July 2016, Mr. Morgan served as Vice President of Acquisitions at Spirit Realty Capital, Inc. (NYSE: SRC), responsible for sourcing new acquisitions in the marketplace. From August 2006 until July 2011, Mr. Morgan was the Vice President, Dispositions and Acquisitions, of Sovereign Investment Company, where he bought and sold over $2 billion of net lease assets. Mr. Morgan has served as Operating Partner of Excess Space Retail Services, Inc. and was co-founder of an Apollo Real Estate Advisors venture. Mr. Morgan earned a B.A. from Colby College.
Cynthia M. Daly, Senior Vice President, Head of Underwriting
Ms. Daly has served as our Senior Vice President, Head of Underwriting since January 2021. From December 2016 until December 2020, Ms. Daly served as our Vice President, Underwriting. From November 2012 until December 2016, Ms. Daly served as our Director of Acquisitions. Prior to joining us, Ms. Daly was the founder of Sand Dollar Investments LLC, a real estate consulting firm, from March 2008 until November 2012. From January 2001 until November 2010, Ms. Daly served as Executive Vice President and Director of Monmouth Real Estate Investment Corporation (NYSE: MNR), a REIT focused on net lease industrial properties. Ms. Daly earned a B.A. in English from Lafayette College and an M.B.A. from Monmouth University.
Michael S. Dana, Member of Our Board of Trustees
Mr. Dana has served as a trustee since September 2017. Since January 2005, Mr. Dana has served as President and Chief Executive Officer of Onex Real Estate Partners, a division of Onex Corporation (TSX: ONEX), a publicly traded private equity fund with approximately $25 billion of assets under management. Mr. Dana oversees all real estate investment decisions as well as the strategic direction of Onex Real Estate Partners. Mr. Dana has over 30 years of real estate and finance experience. Prior to forming Onex Real Estate Partners, Mr. Dana accumulated over a decade of investment banking experience that culminated at Credit Suisse First Boston, where he was the North American Head of Real Estate Investment Banking and oversaw and advised public and private companies on several billion dollars of transactions including: entity acquisitions, mergers, corporate recapitalizations, initial public offerings and other capital raising activities. Prior to investment banking, Mr. Dana ran the capital markets division of Equitable Real Estate. Mr. Dana earned a B.S. in Marketing from the University of Maryland and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Dana is a member of our board of trustees and Co-Chair of the Baltimore Incentive

Program of the University of Maryland. Our board of trustees believes that Mr. Dana’s extensive real estate experience and his expertise in finance make him well-suited to serve as a trustee.
Stephen R. Petersen, Member of Our Board of Trustees
Mr. Petersen has served as a trustee since March 2014. Mr. Petersen has been a Managing Director at Seaward Management, an independent investment management firm, since October 2013. Previously, Mr. Petersen served as Senior Vice President, Investments at Fidelity Investments for approximately 32 years. During his tenure at Fidelity, Mr. Petersen served as a Portfolio Manager and Group Leader (Income-Growth Team with $4 billion of assets under management) of The Fidelity Management Trust Company and was responsible for managing several equity income and balanced mutual funds (Fidelity Equity Income Fund (1993-2011), Fidelity Balanced Fund (1996-1997), Fidelity VIP Equity-Income Fund (1997-2011), Fidelity Puritan Fund (2000-2007), Fidelity Advisor Equity-Income Fund (2009-2011), and Fidelity Equity-Income II (2009-2011)). Mr. Petersen received a B.B.A. in Finance and an M.S. in Finance from the University of Wisconsin-Madison. Mr. Petersen serves on the Board of the University of Wisconsin Foundation and Chairs its Traditional Asset Committee. Our board of trustees believes that Mr. Petersen’s extensive investment management experience and his expertise in finance make him well-suited to serve as a trustee.
Elizabeth A. Picklo-Smith (Liz Smith), Proposed Member of Our Board of Trustees
Ms. Smith will become a trustee upon the completion of this offering. Since September 2020, Ms. Smith has been the Senior Director, Market Development for The Norwood Company, a provider of construction management, design build and general contracting services. Prior to joining The Norwood Company, Ms. Smith was Director of Business Development at Cutler Associates, Inc., from September 2017 to August 2020. From November 2015 to June 2017, Ms. Smith was Director of Business Development at Clark Richardson & Biskup, Inc., a global design, construction and consulting firm that specializes in advanced technology industries. Ms. Smith attended Kutztown University and several night schools for real estate related studies. Our board of trustees believes that Ms. Smith’s extensive experience in the construction and real estate industries makes her well-suited to serve as a trustee.
Peter S. Reinhart, Member of Our Board of Trustees
Mr. Reinhart has served as a trustee since October 2015. From July 2011 until June 2020, Mr. Reinhart served as the Director of the Kislak Real Estate Institute and Specialist Professor at Monmouth University. Previously, for thirty-three years, Mr. Reinhart served in senior management roles at Hovnanian Enterprises, Inc. (NYSE: HOV), a large, national home builder. While at Hovnanian Mr. Reinhart served as Senior Vice President and General Counsel for 28 years and served on its board of directors for 18 years. Mr. Reinhart is Vice Chair of our board of trustees of Hackensack Meridian Health Corporation, and the current Chairman of New Jersey Future, the leading land use policy organization in New Jersey. He is the past president of the New Jersey Builders Association, previously served on the Council on Affordable Housing for ten years and was a member of the Real Estate Task Force of New Jersey Governor Whitman’s Economic Master Plan Commission. He is a graduate of Franklin and Marshall College and Rutgers Camden Law School. Our board of trustees believes that Mr. Reinhart’s experience serving as a member of several boards and his extensive experience in real estate and corporate governance make him well-suited to serve as a trustee.
Spencer F. Segura, Member of Our Board of Trustees
Mr. Segura has served as a trustee since our formation in July 2012. Mr. Segura has been managing his family office for over five years. Mr. Segura was formerly Senior Managing Director of Spencer Trask Ventures, Inc., which he joined in 1995 and oversaw the development and financing of numerous early-stage companies. He co-founded or provided initial equity capital for several portfolio companies, including companies such as Faroudja, Next Level Communications, Prospect Medical and Arrive Technologies. Prior to Spencer Trask, he held positions in the financial services industry, including at Oppenheimer & Co. Mr. Segura earned a B.A. in History from the University of California at Los Angeles and a J.D. from Loyola Law School. Mr. Segura serves on the board of trustees of Imthera Medical Inc., a privately funded company that has developed a neuro-stimulation medical device for the treatment of Obstructive Sleep Apnea. Our board of trustees believes that Mr. Segura’s extensive investment banking and capital markets experience and his expertise in finance make him well-suited to serve as a trustee.

Matthew B. Settle, Member of Our Board of Trustees
Mr. Settle has served as a trustee since June 2021. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contingently Redeemable Series A-2 Preferred Shares.” Since 2019, Mr. Settle has served as a senior member of Carlyle Credit Opportunities Fund, which is a Carlyle fund focused on providing bespoke junior capital solutions to family and founder-owned private companies. Mr. Settle is responsible for sourcing, evaluating, structuring and executing investment opportunities across industries for Carlyle. Prior to joining Carlyle, from 2010 to 2019, Mr. Settle was a Managing Director at Guggenheim Partners where he worked in a variety of roles with a focus on junior capital and opportunistic credit investments across all industry verticals. Previously, Mr. Settle oversaw the tech, media, telecommunication and industrials verticals. Before joining Guggenheim in 2010, Mr. Settle was an analyst at MJX Asset Management where Mr. Settle focused on investing in broadly syndicated leveraged loans. Mr. Settle received a Bachelor of Science in Finance and International Business from New York University’s Stern School of Business. Our board of trustees believes that Mr. Settle’s extensive experience and expertise in finance make him well-suited to serve as a trustee.
James S. Vaccaro, Member of Our Board of Trustees
Mr. Vaccaro has served as a trustee since March 2014. Mr. Vaccaro has been the President and CEO of Manasquan Savings Bank since August 2012. Previously, Mr. Vaccaro served from January 2008 to March 2011 as Chairman, President and CEO of Central Jersey Bancorp, parent company of Allaire Community Bank and Monmouth Community Bank, which he helped found. Mr. Vaccaro also served in various capacities at Central Jersey Bank and Trust Company including executive vice president, treasurer, CFO and as a member of its board of directors. Mr. Vaccaro received a B.S. in Economics from Ursinus College. Mr. Vaccaro is a member of the board of trustees for Saint Barnabas Corporation, Monmouth Medical Center, the New Jersey Repertory Theater, and Monmouth University. Mr. Vaccaro also serves as the chairman of the board of Visiting Nurses Association of Central New Jersey, is on the advisory board of Interfaith Neighbors and is on the leadership council of Prevention First. Mr. Vaccaro was recently elected as the Second Vice Chair of board of directors of the New Jersey Bankers Association. Our board of trustees believes that Mr. Vaccaro’s extensive knowledge and experience in business and operational strategy across a wide range of industry sectors make him well-suited to serve as a trustee.
Family Relationships
There are no family relationships among any of our trustees or executive officers.
Role of the Board in Risk Oversight
Our board of trustees oversees a company-wide approach to risk management that is carried out by our executive officers. Our board of trustees will determine the appropriate risk for us generally, assess the specific risks faced by us and review the steps taken by our executive officers to manage those risks. While our board of trustees will maintain the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. Specifically, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it makes. Our Audit Committee oversees management of enterprise risks and financial risks, as well as potential conflicts of interests. Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our board of trustees.
Committees of Our Board of Trustees
Our entire board of trustees will be responsible for supervising our business. However, our bylaws provide that our board of trustees may establish such committees as our board of trustees believes appropriate and in our best interests.
Our board of trustees has three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our investor relations website at https://fsctrust.com. Our board of trustees may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee
Upon completion of this offering, our Audit Committee will consist of Messrs. Petersen, Dana and Vaccaro, with Mr. Vaccaro serving as the chair. The functions of our Audit Committee, among other things, include:
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reviewing our financial statements, including any significant financial items or changes in accounting policies, with our senior management and independent registered public accounting firm;

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reviewing our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters;

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appointing and determining the compensation for our independent auditors;

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establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; and

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reviewing and overseeing our independent registered public accounting firm.

Our board of trustees has determined that Mr. Vaccaro qualifies as an “audit committee financial expert” as such term is defined by the SEC. Messrs. Petersen, Vaccaro and Dana are independent as independence is defined in Rule 10A-3 of the Exchange Act and under the NYSE listing standards. Our Audit Committee is comprised entirely of independent trustees.
Compensation Committee Interlocks and Insider Participation
Upon completion of this offering, our Compensation Committee will consist of Messrs. Petersen, Dana and Reinhart, with Mr. Petersen serving as the chair. The functions of our Compensation Committee, among other things, include:
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reviewing and approving corporate goals and objectives relevant to the compensation of certain of our key executives, evaluating the performance of these executives in light of those goals and objectives, and determining the compensation of these executives based on that evaluation;

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reviewing and approving executive officer and trustee compensation;

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reviewing and approving overall compensation programs; and

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administering our incentive compensation and equity-based plans.

In order to comply with certain SEC and tax law requirements, our Compensation Committee (or a subcommittee of our Compensation Committee) must consist of at least two trustees that qualify as “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act. Each of Messrs. Petersen, Dana and Reinhart qualify as a “non-employee director” under SEC Rule 16b-3.
None of the members of our Compensation Committee have ever been one of our officers or employees. None of our executive officers have served as a member of the board of trustees or board of directors, Compensation Committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our trustees or on our Compensation Committee.
Nominating and Corporate Governance Committee
Upon completion of this offering, our Nominating and Corporate Governance Committee will consist of Messrs. Vaccaro, Dana and Reinhart, with Mr. Reinhart serving as the chair. The functions of our Nominating and Corporate Governance Committee, among other things, include:
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identifying individuals qualified to become board members and recommending trustee nominees and board members for committee membership;

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developing and recommending corporate governance guidelines to our board of trustees; and

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overseeing the evaluation of our board of trustees and its committees and management.

Codes of Business Conduct and Ethics
Our board of trustees has adopted a Code of Ethics that applies to our trustees, officers and employees. The current version of this code is available on our website at https://fsctrust.com and in print to any shareholder who requests copies by contacting our Secretary at 1901 Main Street, Lake Como, New Jersey 07719. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website. We will promptly disclose to our shareholders, if required by applicable laws, any amendments to, or waivers from, provisions of the Code of Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website, rather than by filing a Form 8-K.
Trustee Compensation
We pay each of our independent trustees $1,000 for each meeting of our board of trustees such trustee attends. Following the completion of this offering, we expect that each independent non-employee trustee will receive a retainer in the amount of $100,000 annually, $40,000 payable in cash or common shares at the election of the trustee and the remaining $60,000 payable in the form of LTIP Units. In addition, the lead independent trustee and the chairperson of each of our Audit, Compensation and Nominating and Corporate Governance Committees will receive an additional annual retainer of $15,000, $12,500, $7,500 and $5,000, respectively, each payable in cash or common shares at the election of such trustee. If a trustee is also one of our employees or is determined to be not independent, we do not pay compensation for services rendered as a trustee. All trustees are also reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of our board of trustees.
The following table presents the total compensation for each person who served as a member of our board of trustees during 2021. As indicated above, we did not pay any fees, make any equity awards, or pay any other compensation to Messrs. Dioguardi and Johnson, for their services as trustees and none of our independent trustees held any equity awards as of December 31, 2021. Messrs. Dioguardi and Johnson were separately compensated as our executive officers and their compensation is disclosed below under “Executive Compensation.”
2021 Trustee Compensation
Trustee Name	Fees Earned or Paid in Cash in 2021(1)	Total
Stephen R. Petersen	$3,000	$3,000
James S. Vaccaro	$4,000	$4,000
Peter S. Reinhart	$4,000	$4,000
Spencer F. Segura	$—	$—
Michael S. Dana	$4,000	$4,000
Matthew B. Settle	$—	$—

(1)
Amounts reported in this column represent the $1,000 fee for each meeting of our board of trustees such trustee attends.

EXECUTIVE COMPENSATION
The following is a discussion and analysis of compensation arrangements of our named executive officers. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled back disclosure requirements applicable to emerging growth companies.
The following members of our executive officers are the “named executive officers” for purposes of the SEC’s compensation disclosure regulations for emerging growth companies: William P. Dioguardi, Coby R. Johnson, John E. Warch, Jared W. Morgan and Cynthia M. Daly.
Our Compensation Committee is responsible for making all executive compensation determinations. Our Compensation Committee has designed a compensation program with the objectives of attracting and retaining top management talent, linking compensation realized to the achievement of our short- and long-term strategic goals, and aligning shareholder and management interests by encouraging long-term shareholder value creation.
Our board of trustees is in the process of evaluating compensation for our executive officers following the completion of this offering. Our Compensation Committee engaged FPL Associates, an independent compensation consultant, which provided market data and related information in connection with, among other things, developing a compensation framework and compensation objectives for our executive compensation program and determining the appropriate levels and forms of compensation for the named executive officers and non-employee trustees, all in furtherance of our board of trustee’s goal of appropriately motivating and retaining the named executive officers and aligning the interests of management and our board of trustees with those of our shareholders. Our compensation consultant has not been engaged by management or any of our executive officers to perform any work on behalf of management collectively or the executive officers individually. Our board of trustees considers our compensation consultant to be independent.
2021 Summary Compensation Table
The table below summarizes for each of the named executive officers the compensation amounts paid or earned for the years ended December 31, 2021 and 2020.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	All other Compensation(2)	Total
William P. Dioguardi	2021	$360,000	$675,000	$3,072,929	$11,600	$4,119,529
Chief Executive Officer	2020	$360,000	$250,000	$—	$11,400	$621,400
Coby R. Johnson	2021	$295,000	$543,000	$3,072,929	$11,308	$3,922,237
President, Chief Operating Officer and Secretary	2020	$295,000	$195,000	$—	$11,400	$501,400
John E. Warch	2021	$260,000	$206,500	$460,939	$11,415	$938,854
Senior Vice President, Chief Financial Officer and Treasurer	2020	$260,000	$95,000	$—	$11,682	$366,682
Jared W. Morgan	2021	$240,000	$315,000	$768,232	$9,600	$1,332,832
Senior Vice President, Head of Acquisitions	2020	$240,000	$140,000	$—	$9,600	$389,600
Cynthia M. Daly	2021	$177,500	$43,750	$460,939	$7,100	$689,289
Senior Vice President, Head of Underwriting	2020	$177,500	$37,500	$—	$7,100	$222,100

(1)
Represents the aggregate grant date fair value of the LTIP Units awarded in 2021 in accordance with FASB ASC Topic 718.

(2)
The amounts reported in this column represent our matching contributions to the 401(k) Plan (as defined below) and, with respect to Mr. Warch, professional dues paid by us on his behalf.

Compensation Policies
Our executive officers, at the direction of our board of trustees, have reviewed our employee compensation policies, plans and practices to determine if they create incentives or encourage behavior that is reasonably likely to have a material adverse effect on us. In conducting this evaluation, our executive officers have reviewed our compensation plans, including our long-term incentive plan and employment agreements, to evaluate risk and the internal controls we have implemented to manage those risks. In completing this evaluation, our board of trustees and executive officers believe that there are no unmitigated risks created by our compensation policies, plans and practices that create incentives or encourage behavior that is reasonably likely to have a material adverse effect on us.
Employment Agreements with Executive Officers
We have entered into separate employment agreements (each an “Employment Agreement” and collectively, the “Employment Agreements”) with each of: (1) Mr. Dioguardi, the Chairman of our board of trustees and our Chief Executive Officer, dated May 19, 2017; (2) Mr. Johnson, a member of our board of trustees and our President, Chief Operating Officer and Secretary, dated May 19, 2017; (3) Mr. Warch, our Senior Vice President, Chief Financial Officer and Treasurer, dated December 3, 2014; (4) Mr. Morgan, our Senior Vice President, Head of Acquisitions, dated August 1, 2016; and (5) Ms. Daly, our Senior Vice President, Head of Underwriting, dated December 3, 2014, (each, an “Executive” and collectively, the “Executives”). The minimum base salaries of the Executives as set forth in their respective Employment Agreements are as follows: (1) Mr. Dioguardi, $345,000; (2) Mr. Johnson, $276,000; (3) Mr. Warch, $175,000; (4) Mr. Morgan, $210,000; and (5) Ms. Daly, $125,000.
The 2022 base salaries of the Executives are set forth below:
Executive Officer	Title	2022 Salary
William P. Dioguardi	Chairman of the Board of Trustees, Chief Executive Officer	$378,000
Coby R. Johnson	Trustee, President, Chief Operating Officer and Secretary	$309,750
John E. Warch	Senior Vice President, Chief Financial Officer and Treasurer	$270,000
Jared W. Morgan	Senior Vice President, Head of Acquisitions	$260,000
Cynthia M. Daly	Senior Vice President, Head of Underwriting	$186,375
The base salary of each of these employees is subject to review by us no less frequently than annually for increase and the then current base salary may not be decreased. Our board of trustees, in consultation with our Compensation Committee, has the discretion to increase each Executive’s respective base salary from time to time as it sees fit.
The employment terms of each Employment Agreement are as follows: (1) Mr. Dioguardi, from May 19, 2017 until May 18, 2018 with automatic one-year renewals thereafter unless the Executive or we provide notice of non-renewal to the other party; (2) Mr. Johnson, from May 19, 2017 until May 1, 2018 with automatic one-year renewals thereafter unless the Executive or we provide notice of non-renewal to the other party; (3) Mr. Warch, from December 3, 2014 until December 31, 2015 with automatic one-year renewals beginning January 1, 2016 and thereafter unless the Executive or we provide notice of non-renewal to the other party; (4) Mr. Morgan, from August 1, 2016 until December 31, 2017 with automatic one-year renewals beginning January 1, 2018 and thereafter unless the Executive or we provide notice of non-renewal to the other party; and (5) Ms. Daly, December 3, 2014 until December 31, 2015 with automatic one-year renewals beginning January 1, 2016 and thereafter unless the Executive or we provide notice of non-renewal to the other party.
In addition, during the term of the Employment Agreements, each Executive will be eligible to participate in various medical, dental, disability, life insurance, pension and other employee benefit plans made available by us, from time to time, to our senior executives.
Each of the Employment Agreements provide that the relevant Executive will be obligated to devote substantially all of his or her business time and effort to the performance of his or her duties to us, provided such Executive will be permitted to engage in specified activities, including civic, charitable and industry related activities, management of personal investments and affairs and other activities specifically approved by our board of trustees so long as such activities do not interfere with the discharge of his or her duties and obligations to us.
The Employment Agreements provide for severance payments upon the occurrence of:
1.
a termination of employment by us without cause (as defined in the Employment Agreements);

2.
a termination of employment upon and Executive’s death or disability;

3.
a termination of employment by the Executive with good reason (as defined in the Employment Agreements); and/or

4.
a termination of employment either (a) by us without cause or (b) by the Executive with good reason, in each case within 12 months of a change in control (as defined in the Employment Agreements).

The Employment Agreements for Messrs. Dioguardi and Johnson provide that, upon the occurrence of items 1, 2, 3 and 4 listed above, such Executive will be entitled to receive unpaid base salary for the period prior to the date termination and incentive bonus and other benefits that have been earned and accrued prior to the date of termination and, subject to the Executive’s continued compliance with certain restrictive covenants and the Executive’s execution and non-revocation of a release of claims (a “Release”) in the event of items 1, 2 and 3: (1) (a) in the event of items 1, 3 and 4, severance pay equal to 2.5 times the sum of the then current base salary (without regard to any reduction in base salary that constitutes “Good reason”) and the average of the last two annual cash bonuses paid or agreed to be paid to each of the Executives (the “Average Bonus”) and (b) in the event of item 2, severance pay equal to one times the sum of the then current base salary and the Average Bonus; (2) a pro-rated Average Bonus (the “Pro-Rated Bonus”); (3) (a) all non-vested time-based long-term incentive awards and all non-vested but earned performance-based long-term incentive awards will accelerate, become fully earned and vested and (b) the end of the performance period for all non-vested but unearned performance-based long-term incentive awards will be the date of such termination and a pro rata amount of any such awards then deemed to be earned awards will accelerate, become fully earned and vested; and (4) (a) in the event of items 1, 3 and 4, continued medical, dental, disability, life insurance and other employee welfare benefits then provided to our senior executives (or, if continued participation is precluded under the terms of our welfare plans or by applicable law, reimbursement of such expenses) (“COBRA Benefits”) for a period of two and one half years following the termination date and (b) in the event of item 2 listed above, continued coverage under the group health plan then provided to our senior executives (or, if continued participation is precluded under the terms of such plan or by applicable law, reimbursement of such expenses) for a period of two and one half years following the termination date.
The Employment Agreements for Messrs. Warch and Morgan and Ms. Daly provide that, upon the occurrence of items 1 and 2 listed above, such Executive will be entitled to receive unpaid base salary for the period prior to the date of termination and incentive bonus and other benefits that have been earned but remain unpaid prior to the date of termination and, and subject to the Executive’s continued compliance with certain restrictive covenants and Executive’s execution and non-revocation of a Release, such Executive will also be entitled to receive (1) in the case of Mr. Warch and Ms. Daly, severance pay equal to one times the then current base salary of such Executive, and, in the case of Mr. Morgan, severance pay equal to one-half the sum of his then current base salary; (2) (a) all non-vested time-based long-term incentive awards and all non-vested but earned performance-based long-term incentive awards will accelerate, become fully earned and vested and (b) the end of the performance period for all non-vested but unearned performance-based long-term incentive awards will be the date of such termination and a pro rata amount of any such awards then deemed to be earned awards will accelerate, become fully earned and vested; and (3) upon the occurrence of item 2 listed above, continued coverage under the group health plan then provided to our senior executives (or, if continued participation is precluded under the terms of such plan or by applicable law, reimbursement of such expenses) for a period of one year following the termination date.
All of the Employment Agreements provide that with respect to item 4 listed above, each Executive will be entitled to receive: (1) unpaid base salary for the period prior to the date of termination and incentive bonus and other benefits that have been earned but remain unpaid prior to the date of termination; (2) severance pay equal to 2.5 times the sum of the then current base salary (without regard to any reduction in base salary that constitutes “Good reason”) and the Average Bonus; (3) the Pro-Rated Bonus; (4) (a) all non-vested time-based long-term incentive awards and all non-vested but earned performance-based long-term incentive awards will accelerate, become fully earned and vested and (b) the end of the performance period for all non-vested but unearned performance-based long-term incentive awards will be the date of such termination and a pro rata amount of any such awards then deemed to be earned awards will accelerate, become fully earned and vested; and (5) COBRA Benefits for a period of two and one half years following the termination date.
The Employment Agreements also contain standard confidentiality provisions, which apply indefinitely and non-competition and non-solicitation provisions which apply during the term of the employment agreement (including renewals) and for one year following the employee’s termination under certain circumstances.
Bonuses
During the term of the Employment Agreements, each Executive will have opportunities for bonuses and will have opportunities for incentive compensation comparable to those provided to other of our senior executives and will be eligible to participate in all bonus and incentive compensation plans made available by us, from time to time, to our senior executives.
Our board of trustees annually establishes a bonus pool from which it may award discretionary bonuses to each Executive and other employees. In 2020, the discretionary bonus pool was set at $1 million and the bonus payments, if any, for our Executives was set between 21%-69% of their respective base salaries. In 2021, the discretionary bonus pool was set at $2 million, and the bonus payments, if any, for our Executives was set between 21%-69% of their respective base salaries. Following the offering, our board of trustees does not intend to maintain a bonus pool tied solely and directly to the company’s value add business.
In addition, for 2022 target cash bonuses will be based financial performance objectives, strategic objectives and individual performance objectives, with payouts ranging from a minimum, or threshold, bonus generally in the range of 50% of target, to a maximum, or outperform, bonus generally in the range of 200% of target.
To encourage stock ownership, promote retention and manage cash expenses, our board of trustees adopted a cash bonus deferral program to be effective upon the closing of this offering. Pursuant to the cash bonus deferral program, executive officers will be able to defer all or a portion of their cash bonus into LTIP Units that will be subject to a 3 year vesting period and will be issued at a 25% premium to the stock price on the date of deferral.
LTIP Grants
On April 29, 2021, we granted Mr. Dioguardi 300,000 LTIP Units, Mr. Johnson 300,000 LTIP Units, Mr. Warch 45,000 LTIP Units, Mr. Morgan 75,000 LTIP Units and Ms. Daly 45,000 LTIP Units, 66.7% of which were vested at the time of grant and the remainder are subject to vesting at a rate of 16.7% on both the second and third anniversary date of the grant. In the event of a qualified termination of the executive, his unvested LTIP Units will become vested and no longer subject to forfeiture. If there is a change of control and the executive’s service is terminated without cause or good reason within 12 months of such change of control, the unvested LTIP Units will become vested. If the executive’s service is terminated and it is not a qualified termination or he is terminated subsequent to a change of control not as described above, then all of his unvested LTIP Units would automatically terminate and be forfeited.
Our board of trustees adopted a resolution to authorize and approve, to be effective upon the completion of this offering, the grant to our executives and certain of our employees 282,858 LTIP units that provide for the following: 40% were granted in time-based awards effective January 3, 2022 with one-third vesting each year and 60% were granted as performance-based awards that will vest based on absolute and relative TSR performance over a three year period beginning upon the completion of this offering.
401(k) Retirement Plan
We have enabled our employees who satisfy certain eligibility requirements to participate in a company sponsored 401(k) post-retirement plan (the “401(k) Plan”). Our named executive officers are eligible to participate in the plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation within prescribed limits, generally on a pre- or post-tax basis, through contributions to 401(k) Plan. Currently, we match contributions made by participants in the 401(k) Plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for retirement savings and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and provides further incentives to our employees, including our named executive officers, in accordance with our compensation policies.
2014 Equity Incentive Plan
In 2014, our board of trustees and our shareholders adopted the 2014 Equity Plan, pursuant to which our trustees, employees and certain other persons may be granted common shares, options to purchase common shares or other equity rights in us. The 2014 Equity Plan is designed to enable us to attract, retain and compensate award recipients by increasing their equity interest in us and strengthen the mutuality of interests between such individuals and our shareholders.
Common shares granted to officers and employees as part of their performance bonuses and in connection with an employment agreement pursuant to the 2014 Equity Plan are subject to time-based and performance-based vesting provisions. The company granted incentive and non-qualified stock options to certain members of our board of trustees, officers and employees under the 2014 Equity Plan to purchase common shares. Each option is subject to time-based vesting and expires on the tenth anniversary of their respective grant dates. As a result of the October 23, 2020 restructuring, each option for one common share converted into an option for 0.10742102 convertible non-participating common shares, with an exercise price equal to the options’ original exercise price multiplied by 9.3091650. Currently, there are 53,711 non-participating common shares authorized and reserved for issuance under the 2014 Equity Plan. As of September 30, 2021, options to purchase 11,747 non-participating common shares had been granted under the 2014 Equity Plan, 12,013 restricted non-participating common shares had been granted under the 2014 Equity Plan and no shares remain available for future issuance.
Each award agreement sets forth the participant’s rights with respect to each award following termination of employment. If a participant is terminated for cause, as defined in the award agreement, then all shares subject to such award shall be forfeited as of the date cause to terminate exists. If a participant is terminated for any reason other than cause, then the participant has the right to exercise any outstanding awards at any time within three months of termination. If a participant is termination by reason of disability, as defined in the award agreement, then the participant shall one year to exercise any vested awards.
With respect to incentive share options, if a participant’s employment is terminated for any reason other than death, any incentive share option granted to such participant may not be exercised later than three months, or one year in the case of termination due to disability, after the date of such termination of employment. An incentive share option may be exercised within one year after the participant’s death if the participant dies (1) while employed, (2) during the three-month period described in the preceding sentence or (3) during the one-year period described in the preceding sentence and before the incentive share option otherwise lapses. The compensation committee may, prior to the lapse of an incentive share option as described in the preceding two sentences, provide in writing that the exercise period will extend until a later date, provided, however, no later than the original exercise period, but if the exercise period is so extended and the option is exercised after the dates specified in the preceding two sentences, it will automatically become a nonstatutory share option.
Each award agreement under the 2014 Equity Plan sets forth the treatment of the awards in the event of a change in control or IPO (as defined below). The 2014 Equity Plan defines “change in control” as the occurrence, in a single transaction or a series of related transactions, of any or more of the following events: any sale, lease, exclusive license or transfer of all or substantially all of our assets and our subsidiaries taken as a whole, except where such transaction is to our wholly-owned subsidiary; or a merger (including a reverse merger) in which we are the surviving corporation where either (1) our outstanding shares outstanding immediately preceding the merger are converted by virtue of the merger into other property or (2) our voting securities outstanding immediately preceding the merger represent less than fifty percent (50%) of the total voting power represented by the voting securities of the entity surviving such merger (other than, with respect to events otherwise described in this bullet point), our formation of a holding company, a merger or consolidation with a wholly-owned subsidiary, our reincorporation in a different jurisdiction, or other transaction in which there is no substantial change after the merger in our shareholders or their relative share holdings, or in which our management continues in substantially the same manner as prior to any such corporate transaction to manage the entity surviving such transaction).
A change in control will not be deemed to occur on account of (1) the sale of common shares in an IPO or (2) acquisition of our securities by an investor, any affiliate thereof or any other person that acquires our securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for us through the issuance of equity securities.
The 2014 Equity Plan defines “IPO” as the first day as of which sales of our common shares are made public pursuant to the first firm commitment underwritten public offering of our common shares registered under the Securities Act.
We do not intend to issue any further awards under the 2014 Equity Plan following the completion of this offering.
2021 Equity Incentive Plan
On April 29, 2021, our board of trustees and on June 25, 2021, our shareholders adopted the 2021 Equity Incentive Plan, under which equity awards may be made in respect of 3,000,000 of our common shares authorized and reserved under the plan. As of December 15, 2021, 895,500 LTIP Units had been granted under the 2021 Equity Incentive Plan, 282,858 LTIP Units will be issued upon the completion of this offering (based on the midpoint of the price range set forth on the cover page of this prospectus) and 1,821,642 shares remain available for future issuance.
Under the 2021 Equity Incentive Plan, awards may be granted in the form of options, restricted shares, restricted share units, share appreciation rights, dividend equivalent rights, other equity-based awards (including share awards) and performance-based awards (including performance share units and performance-based restricted shares) and LTIP Units. The following is a summary of the material terms of the 2021 Equity Incentive Plan. This summary is qualified in its entirety by reference to the full text of the 2021 Equity Incentive Plan which has been filed as an exhibit to this registration statement.
Administration
The 2021 Equity Incentive Plan is administered by our Compensation Committee, or at the discretion of our board of trustees, by our board of trustees.
Plan Term
The 2021 Equity Incentive Plan will terminate on the tenth (10th) anniversary of the date of its adoption, unless earlier terminated by our board of trustees.
Eligibility
Under the 2021 Equity Incentive Plan, “Participants” includes our and our subsidiaries’ officers, employees, trustees or consultants. Our Compensation Committee will determine which Participants will receive grants of awards.
Incentives Available
Under the 2021 Equity Incentive Plan, our Compensation Committee may grant any of the following types of awards to a Participant: nonqualified share options (“NQSOs”); share appreciation rights (“SARs”); restricted share grants (“restricted shares”); restricted share units (“RSUs”); performance awards; other equity-based awards (including share awards); LTIP Units; and cash- based awards, each as defined below, and, to certain Participants in accordance with Section 422 of the Code, incentive stock options (“ISOs”) (each type of grant is considered an “Award”).
Common Shares Available
Subject to any adjustment as provided in the 2021 Equity Incentive Plan, up to 3,000,000 common shares may be issued pursuant to Awards granted under the 2021 Equity Incentive Plan, all of which may be granted as ISOs.

If an Award or any portion thereof that is granted under 2021 Equity Incentive Plan (1) is canceled, forfeited, expires or otherwise terminates without all of the common shares covered by such Award having been issued or (2) is settled in cash (i.e., the participant receives cash rather than common shares), such cancellation, forfeiture, expiration, termination, or settlement will not reduce (or otherwise offset) the number of common shares that may be available for issuance under 2021 Equity Incentive Plan. If any common shares issued pursuant to an Award are forfeited and returned back to or reacquired by us because of the failure to meet a contingency or condition required to vest such common shares in the participant, then the common shares that are forfeited or reacquired will again become available for issuance under 2021 Equity Incentive Plan.
Share Options
Our Compensation Committee may grant NQSOs to Participants and ISOs to Participants (collectively, “Options”) who are our employees or employees of our subsidiary on the date of grant. A NQSO is the right to purchase one or more common shares at a designated exercise price. An ISO is an Option that is subject to statutory requirements and limitations required for certain tax advantages allowed under Section 422 of the Code, and an NQSO is an Option that does not qualify as an ISO.
Vesting and Exercise Periods for Options
Each Option granted under the 2021 Equity Incentive Plan may be subject to certain vesting requirements and will become exercisable in accordance with the specific terms and conditions of the Option, as determined by our Compensation Committee at the time of grant and set forth in an Award agreement. The term of an Option generally may not exceed ten years from the date it is granted (five years in the case of an ISO granted to a ten-percent shareholder). Each Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in applicable Award agreement.
Exercise Price for Options
The purchase price per share with respect to any Option granted under the 2021 Equity Incentive Plan may be not less than the greater of the par value of a share and 100% of the fair market value of a common share on the date the Option is granted (110% in the case of an ISO granted to a ten-percent shareholder).
Share Appreciation Rights
Our Compensation Committee may grant SARs to Participants on terms and conditions determined by our Compensation Committee at the time of grant and set forth in an Award agreement.
Amount Payable
A SAR is a right granted to a participant to receive an amount equal to (1) the excess of the fair market value of a share as of the date of exercise of such SAR over the fair market value of a Share on the date the SAR was granted, multiplied by (2) the number of common shares as to which the SAR is being exercised. A SAR may be settled or paid in cash, common shares or a combination of each, in accordance with its terms.
Duration
Each SAR will be exercisable or be forfeited or expire on such terms as our Compensation Committee determines. Except in limited circumstances, an SAR shall have a term of no greater than ten years.
Restricted Shares; Restricted Share Units
Our Compensation Committee may grant either common shares (restricted shares) or phantom common shares (RSUs), in each case subject to certain vesting requirements, on terms and conditions determined by our Compensation Committee at the time of grant and set forth in an Award agreement.
Restricted Shares
Unless our Compensation Committee determines otherwise, upon the issuance of shares of restricted shares, the participant shall have all of the rights of a shareholder with respect to such shares, including the right to vote the common shares and to receive all dividends or other distributions made with respect to the common shares. Our Compensation Committee may determine that the payment to the participant of dividends, or a specified portion thereof, declared or paid on such common shares shall be deferred until the lapsing of the restrictions imposed upon such shares and held by us for the account of the participant until such time. Payment of deferred dividends in respect of restricted shares shall be made upon the lapsing of restrictions imposed on the shares of restricted shares in respect of which the deferred dividends were paid, and any dividends deferred in respect of any shares of restricted shares shall be forfeited upon the forfeiture of such restricted shares.
Period for Lapsing of Restrictions on Restricted Shares
During such period as may be set by our Compensation Committee in the Award agreement (the “Vesting Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate, or assign restricted shares awarded under the 2021 Equity Incentive Plan except by will or the laws of descent and distribution. Our Compensation Committee may also impose such other restrictions and conditions, including the attainment of pre-established performance objectives (as defined below) or other corporate or individual performance goals, on restricted share as it determines in its sole discretion.
Restricted Share Units
Each RSU shall represent the right of the participant to receive a payment upon vesting of the RSU, or on any later date specified by our Compensation Committee, of an amount equal to the fair market value of a share as of the date the RSU becomes vested or such later date as determined by our Compensation Committee at the time the RSU is granted (and which will be set forth in the applicable grant agreement). A RSU may be settled or paid in cash, common shares or a combination of each, as determined by our Compensation Committee.
Performance Awards
The Compensation Committee may grant an Award subject to the attainment of performance goals over a specified performance period (“Performance Awards”). Performance Awards may be granted to Participants on terms and conditions determined by the Compensation Committee and set forth in an Award agreement.
Other Equity-Based Awards
The Compensation Committee may grant an Award that is payable in, valued in whole or in part by reference to, or otherwise based on or related to common shares (an “Other Equity-Based Award”), including, without limitation, common shares awarded purely as a “bonus” and not subject to any restrictions or conditions to a Participant on such terms and conditions as the Compensation Committee may determine at the time of grant.
LTIP Units
Our Compensation Committee may grant an Award of LTIP Units to a Participant on such terms and conditions as our Compensation Committee may determine at the time of grant. LTIP Units are intended to be profits interests in the Operating Partnership, the rights and features of which, if applicable, will be set forth in the Partnership Agreement, as applicable.
Cash-Based Awards
Our Compensation Committee may grant a cash-based Award to a Participant on such terms and conditions as our Compensation Committee may determine at the time of grant. Our Compensation Committee shall determine the maximum duration of the cash-based Award, the amount of cash to which the cash-based Award pertains, the conditions upon which the cash-based Award shall become vested or payable, and such other provisions as our Compensation Committee may determine. Each cash-based Award shall specify a cash-dominated payment amount, formula or payment ranges as determined by our Compensation Committee.

Adjustments upon Changes in Capitalization
In the event that the outstanding common shares are changed into or exchanged for a different number or kind of common shares or other stock or securities or other equity interests of another corporation or entity, whether through merger, consolidation, reorganizations, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution or other similar corporate event or transaction, or an extraordinary dividend or distribution by us in respect of our common shares or other beneficial interests or securities convertible into beneficial interests in cash, securities or other property, our Compensation Committee shall determine the appropriate adjustments, if any, to (1) the maximum number and kind of shares of beneficial interest or other securities or other equity interests as to which Awards may be granted under the 2021 Equity Incentive Plan, (2) the maximum number and common shares or other shares of beneficial interest or securities that may be issued upon exercise of ISOs, (3) the number of common shares or other securities covered by any or all outstanding Awards that have been granted under the 2021 Equity Incentive Plan, (4) the exercise price of outstanding Options and the base price of outstanding SARs and (5) the performance objectives applicable to outstanding performance awards.
Effect of Change in Control or Certain Other Transactions
Generally, the Award agreement evidencing each Award will provide any specific terms applicable to that Award in the event of a Change in Control (as defined below). In the event of a Change in Control, the Compensation Committee may, in its sole discretion, provide that Awards: (1) will be settled in cash rather than common shares; (2) will become immediately vested and exercisable; (3) will be continued following such Change in Control, which may include, in the discretion of the Compensation Committee or the parties to the Change in Control, the assumption, continuation, or substitution of the Awards, in each case with appropriate adjustments to the number, kind of shares, and exercise prices of the Awards; (4) will be settled by payment in cash or cash equivalents in an amount equal to the excess, if any, of the fair market value of the common shares underlying the Awards over the exercise or base price of the Awards; or (5) any combination of the foregoing. The Compensation Committee’s determination need not be uniform and may be different for different participants whether or not such participants are similarly situated.
For purposes of the 2021 Equity Incentive Plan, “Change in Control” generally means the occurrence of any of the following events: (1) any person (other than directly by us) first acquires our securities representing twenty percent or more of either the then outstanding common shares or shares representing the combined voting power of our then outstanding voting securities, other than an acquisition by certain employee benefit plans, us or a related entity, or any person in connection with a non-control transaction; (2) a majority of the members of our board of trustees is replaced by trustees whose appointment or election is not endorsed by a majority of the members of our board of trustees serving immediately prior to such appointment or election; (3) the consummation of any merger, consolidation, or reorganization, other than in a non-control transaction; (4) approval by our shareholders of a complete liquidation or dissolution or (5) the consummation of a sale or disposition of all or substantially all of the assets. A “non-control transaction” generally includes any transaction in which (1) shareholders immediately before such transaction continue to own at least a majority of the combined voting power of such resulting entity following the transaction; (2) a majority of the members of our board of trustees immediately before such transaction continue to constitute at least a majority of our board of the surviving entity following such transaction, and (3) with certain exceptions, no person acquires beneficial ownership of twenty percent or more of, respectively, the then outstanding shares of common stock of the entity resulting from such transaction or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to such transaction.
Transferability
The 2021 Equity Incentive Plan generally restricts the transfer of any Awards, except (1) transfers by will or the laws of descent and distribution or (2) to a beneficiary designated by the participant, to whom any benefit under the 2021 Equity Incentive Plan is to be paid or who may exercise any rights of the participant in the event of the participant’s death before he or she receives any or all of such benefit or exercises an Award, or (c) except in the case of an ISO, pursuant to a domestic relations order.
Amendment or Termination of the Equity Incentive Plan
The 2021 Equity Incentive Plan may be amended or terminated by our board of trustees without shareholder approval unless shareholder approval of the amendment or termination is required under applicable law, regulation, or NYSE requirement. No amendment may materially and adversely alter or impair any Awards that had been granted under the 2021 Equity Incentive Plan prior to the amendment without the impacted participant’s consent. The 2021 Equity Incentive Plan will terminate on the tenth anniversary of its effective date; however, when the 2021 Equity Incentive Plan terminates, any applicable terms will remain in effect for administration of any Awards outstanding at the time of the 2021 Equity Incentive Plan’s termination.
Forfeiture Events; Clawback
Our Compensation Committee may specify in an Award agreement that the participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award. Without limiting the generality of the foregoing, any Award under the 2021 Equity Incentive Plan shall be subject to the terms of any clawback policy maintained by us, as it may be amended from time to time.
Outstanding Equity Awards at 2021 Fiscal Year-End
The following table sets forth certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.
	Option Awards						Stock Awards
Name	Most Recent Grant Date	Number of Non- participating Common Shares Underlying Unexercised Options (#) Exercisable	Number of Non- participating Common Shares Underlying Unexercised Options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Weighted Average Option Exercise Price ($)	Option Expiration Date On or Before	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
William P. Dioguardi	04/29/2021	—	—	—	—	—	100,020(4)	1,024,515
Coby R. Johnson	04/29/2021	—	—	—	—	—	100,020(4)	1,024,515
John E. Warch	03/07/2019	1,202	250(2)	—	46.54	03/06/2029	—	—
	04/29/2021	—	—	—	—	—	15,003(4)	153,677
Jared W. Morgan	03/07/2019	556	250(2)	—	46.54	03/06/2029	—	—
	03/12/2018	—	—	2,686(3)	46.54	03/11/2028	—	—
	04/29/2021	—	—	—	—	—	25,005(4)	256,129
Cynthia M. Daly	03/07/2019	191	52(2)	—	46.54	03/06/2029	—	—
	04/29/2021	—	—	—	—	—	15,003(4)	153,677

(1)
Amounts represent the fair market value of our LTIP Units as of December 31, 2021.

(2)
The options vest ratably in three equal annual installments following the grant date.

(3)
One-third of the option shares vest upon a listing event with the remainder vesting in two equal annual installments on each of the one-year and two-year anniversaries of the listing event. This offering will constitute a listing event for purposes of this option.

(4)
The remaining unvested LTIP Units vest 50% on April 29, 2023 and 50% on April 29, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related party transactions are transactions in which we are a participant where the amount involved exceeds $120,000, and a member of our board of trustees or a board nominee, an executive officer or a holder of more than 5% of our voting securities (or an immediate family member of any of the foregoing) has a direct or indirect material interest. In connection with this offering, we intend to implement a formal written policy relating to the review, approval or ratification of related party transactions. All past related party transactions were reported to, and approved by, our full board of trustees. Our board of trustees will consider all relevant facts and circumstances when deliberating such transactions, including whether the terms of the transaction are fair to us and whether the transaction is consistent with, and contributes to, our interests.
The following is a summary of related party transactions since January 1, 2019, other than compensation arrangements described under “Executive Compensation” and “Management—Trustee Compensation.” The related party transactions listed below were all approved by our board of trustees.
Marketing Agreement
Pursuant to an amended and restated marketing agreement, effective January 1, 2018, we engaged FSC LLC to provide marketing and distribution services in connection with the private securities offerings under the Section 1031 Exchange Program. Mr. Dioguardi owns 60% of the equity interests of FSC LLC, and Mr. Segura owns 40% of the equity interests of FSC LLC. In addition, Messrs. Dioguardi and Segura are principals of FSC LLC, and Mr. Johnson is an executive officer of FSC LLC. We advance FSC LLC up to $25,000 per month (subject to increase upon approval by our board of trustees). During the year ended December 31, 2020, our board of trustees approved an increase to, and we advanced, $80,000 to FSC LLC for each of the months during the three months ended June 30, 2020. If FSC LLC’s net earnings were in excess of $0, such advances were repaid to us, out of such net earnings, up to the amount advanced by us. On November 1, 2021, the parties agreed to terminate the agreement effective immediately.
During the nine months ended September 30, 2021 and the years ended December 31, 2020 and 2019, we incurred net expenses of $0, $315,000 and $75,595, respectively, pursuant to the marketing agreement, which are included in general and administrative expenses within our consolidated statements of operations.
Private Placement Broker-Dealer Compensation
In connection with the private securities offerings under the Section 1031 Exchange Program, we paid an unaffiliated registered broker-dealer selling commissions and dealer manager fees of $9,518,150 during the nine  months ended September 30, 2021 and $2,625,410 and $2,819,915 during the years ended December 31, 2020 and 2019, respectively. The registered broker-dealers re-allowed payments of $3,843,599 during the nine months ended September 30, 2021 and $929,669 and $1,256,340 during the years ended December 31, 2020 and 2019, respectively, to Mr. Dioguardi, the Registered Principal of FSC LLC, as the Office of Supervisory Jurisdiction, and Mr. Dioguardi remitted these entire amounts to FSC LLC, which used these amounts to pay its expenses. In addition, in connection with the issuance of Series U2 OP units upon the completion of this offering, we expect to pay an unaffiliated registered broker-dealer selling commissions and dealer manager fees of up to approximately $439,000, up to approximately $108,000 of which may be re-allowed to FSC LLC and its affiliates. Mr. Dioguardi owns 60% of the equity interests of FSC LLC, and Mr. Segura owns 40% of the equity interests of FSC LLC. In addition, Messrs. Dioguardi and Segura are principals of FSC LLC, and Mr. Johnson is an executive officer of FSC LLC. Certain of our officers and employees are registered representatives of the broker-dealer and may receive a portion of such selling commissions.
Office Lease
We entered into an operating lease for its corporate office space commencing January 1, 2013 with a related party, 1900 Main Street, LC, LLC, which is owned by Messrs. Dioguardi and Segura. The lease term continues on a year-to-year basis and can be terminated by either party with 30 days’ notice without cause. The monthly rent beginning January 1, 2016 is $6,500 per month with 1900 Main Street, LC, LLC, being responsible for all operating costs of the premises.

Directed Share Program
At our request, the underwriters have reserved 5% of the common shares to be issued by us and offered by this prospectus for sale, at the initial public offering price, to trustees, officers, employees, business associates and related persons. The directed share program will not limit the ability of such trustees, officers, employees and related persons to purchase additional common shares. We do not currently know the extent to which these related persons will participate in our directed share program, if at all, or the extent to which they will purchase additional common shares.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES
The following is a discussion of certain of our investment policies. These policies have been determined by our board of trustees and, in general, may be amended or revised from time to time by our board of trustees without a vote of our shareholders.
Investments in Real Estate or Interests in Real Estate
We conduct substantially all of our investment activities through the Operating Partnership and its subsidiaries. Our objective is to own and manage a diversified portfolio of single-tenant net lease real estate that maximizes cash available for distribution and delivers sustainable long-term risk adjusted returns to our shareholders. We have not established a specific policy regarding the relative priority of seeking to maximize cash available for distribution and delivering sustainable long-term risk adjusted returns. We intend to actively manage our existing portfolio and seek to grow our portfolio through attractive acquisitions. Our business focuses primarily on acquiring, owning and actively managing a diversified portfolio of single-tenant, income producing retail, industrial, medical and other office properties throughout the United States that are subject to long-term net leases. For a discussion of our properties and our business and other strategic objectives, see “Our Business.”
We expect to pursue our investment objective through the ownership by the Operating Partnership of properties and investments in DSTs, but we may also make investments in other entities, including joint venture entities. Future investment activities will not be limited to any geographic area, property type or to a specified percentage of our assets. While we may diversify in terms of tenant, industry, geography and property type, we do not have any limit on the amount or percentage of our assets that may be leased to any one tenant or invested in any one industry, geography or property type. We intend to engage in such future investment activities in a manner that is consistent with the maintenance of our status as a REIT for U.S. federal income tax purposes. In addition, we may purchase or lease other income producing properties for long-term investment or sell such properties, in whole or in part, when we determine that circumstances warrant such an action.
We may also participate with third parties in property ownership through investment vehicles, including joint ventures, partnership arrangements or other types of co-ownership. These types of investments may permit us to own interests in larger portfolios of properties and, therefore, provide us with flexibility in structuring our portfolio. We may participate in these investment vehicles even if we have funds available for investment. We will not, however, enter into an investment vehicle that would not otherwise meet our investment policies, as established or modified by our board of trustees from time to time.
The structure and terms of the investment vehicles may vary and will depend on market conditions.
We do not have a specific policy to acquire assets primarily for capital gain or primarily for income.
We may issue common or preferred shares, OP units or other securities in exchange for real estate.
Investments in Real Estate Mortgages
Our business strategy emphasizes equity investments in single-tenant net lease real estate and we have no current intention to invest in mortgages or to engage in originating, servicing or warehousing mortgages or other mortgage activities. However, our investment policies will not restrict our ability to invest in mortgages. Accordingly, we may, at the discretion of our board of trustees, invest in mortgages, including non-performing loans, and other types of real estate interests in the future, including, without limitation, participating in convertible mortgages; provided, in each case, investment is consistent with our qualification as a REIT. Investments in real estate mortgages run the risk that one or more borrowers may default under certain mortgages and that the collateral securing such mortgages may not be sufficient to enable us to recoup our full investment.
Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers
Subject to the gross income and asset tests necessary for REIT qualification, we may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. We do not currently have any policy limiting the types of entities in which we may invest or the proportion of assets to be so invested, whether through acquisition of an entity’s common shares, limited liability or partnership interests, interests in another REIT or entry into a joint venture. We do not intend to underwrite securities of other issuers.
Dispositions
To capture increased value or avoid value degradation due to unfavorable changes in the critical nature of an asset, underlying real estate fundamentals, tenant credit profile or lease and guarantee structures, we may selectively dispose of any of our properties that we determine are not suitable for long-term investment purposes based upon management’s review of our portfolio. In addition, on a selective basis, we may acquire and re-sell properties that we purchase in connection with the acquisition of a larger portfolio of properties. If properties are being sold on an all-or-none basis, we may purchase some properties that do not meet our desired investment criteria to acquire a larger portfolio of properties we wish to hold for the long-term. In each case, we will ensure that such action would be in our best interest and consistent with our intention to qualify for taxation as a REIT.
Equity Capital Policies
To the extent that our board of trustees determines to obtain additional capital, we may issue debt or equity securities, including senior securities, retain earnings (subject to provisions in the Code requiring distributions of income to maintain REIT qualification) or pursue a combination of these methods. Our board of trustees does not currently intend to cause us to repurchase any of our outstanding common shares.
Reporting Policies
We intend to make available to our shareholders our annual reports, including our audited financial statements. After the completion of this offering, we will become subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.
Investments in Other Securities
Other than as described above, we do not intend to invest in any additional securities such as bonds, preferred shares or common shares.

PRINCIPAL SHAREHOLDERS
The table below shows information with respect to the beneficial ownership of our common shares immediately before and after the completion of this offering, for:
•
each person or group of affiliated persons known to us to beneficially own more than 5% of our common shares;

•
each of our trustees; and

•
each executive specified below.

Beneficial ownership immediately before this offering is based on 6,533,284 common shares outstanding as of January 10, 2022 and reflects: (1) the automatic conversion of all of our 10,050,730 outstanding preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 16,431,844 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus); and (2) the issuance of 200,015 common shares upon the automatic conversion of all of our 200,015 outstanding non-participating common shares at a rate of one common share for every one non-participating common share, upon the listing of our common shares on the NYSE.
Outstanding shares exclude: (1) 11,747 common shares issuable upon the exercise of options; (2) 474,851 common shares issuable in connection with the exercise of outstanding warrants that will not be exercisable for a period ranging from one to two years after the listing or our common shares on the NYSE; (3) 10,743 warrants for common shares issuable upon exercise of outstanding options; (4) 895,500 common shares that we may issue upon redemption of 895,000 LTIP Units; (5) 1,821,642 common shares available for future grants under the 2021 Equity Incentive Plan; (6) 65,655 common shares that may be issued in exchange for 65,636 outstanding common OP units and 19 non-participating common OP units; (7) 181,116 common shares that may be issued in exchange for 181,116 Series U1 OP units; (8) 614,599 common shares that may be issued in exchange for 614,599 Series U2 OP units that will be issued upon the completion of this offering in exchange for approximately $10.3 million of the DST interests held by investors, which such number of Series U2 OP units is equal to approximately $10.3 million divided by 120% of the initial public offering price of our common shares in this offering (based on the midpoint of the price range set forth on the cover page of this prospectus); and (9) 282,858 common shares (assuming we meet the applicable target goals for 100% payout on the applicable LTIP units) issuable upon exchange of 282,858 LTIP Units to be issued upon the completion of this offering (based on the midpoint of the price range set forth on the cover page of this prospectus).
Beneficial ownership immediately after this offering further assumes the issuance of 18,000,000 common shares in this offering.
Beneficial ownership and percentage ownership are determined in accordance with the SEC’s rules. In computing the number of shares a person beneficially owns and the corresponding percentage ownership of that person, common shares issuable upon the exercise of options and warrants that are currently exercisable or will become exercisable within 60 days after January 10, 2022, and upon automatic conversion of our preferred shares in connection with this offering, are considered to be outstanding. The shares issuable upon the exercise of such options and warrants are considered to be outstanding for purposes of calculating the percentage ownership of the person that holds such instrument but are not considered to be outstanding for purposes of calculating the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all common shares shown as beneficially owned by them. The table below does not take into account any common shares the persons listed below may purchase in this offering. Unless otherwise indicated, the address for the beneficial owners below is: c/o Four Springs Capital Trust, 1901 Main Street in Lake Como, New Jersey 07719.

	Number of Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned
Name of Beneficial Owner		Before this Offering	After this Offering
Greater than Five Percent Beneficial Owners:
Investment funds affiliated with Carlyle (1)	12,247,998	52.9%	29.8%
Investment funds affiliated with GSAM (2)	4,183,846	18.1%	10.2%
Social Insurance Organization(3)	1,091,706	4.7%	2.7%
Named Executive Officers, Trustees and Trustee Nominee:
William P. Dioguardi(4)	99,764	*	*
Coby R. Johnson(5)	26,856	*	*
John E. Warch(6)	4,282	*	*
Jared W. Morgan(7)	3,725	*	*
Cynthia M. Daly(8)	4,100	*	*
Michael S. Dana (9)	717	*	*
Stephen R. Petersen (10)	22,191	*	*
Peter S. Reinhart (11)	14,524	*	*
Spencer F. Segura (12)	87,856	*	*
Matthew S. Settle	—	*	*
Elizabeth A. Picklo-Smith	—	*	*
James S. Vaccaro (13)	2,947	*	*
All executive officers, trustees and trustee nominee as a group (12 persons)	266,962	1.2%	*

*
Less than 1% of outstanding common shares.

(1)
Represents: (a) the automatic conversion of preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 4,174,548 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus) held by Carlyle Credit Opportunities Fund II L.P., a Delaware limited partnership and affiliate of Carlyle (“Carlyle Credit Opportunities Fund II L.P.”); (b) the automatic conversion of preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 2,574,568 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus) held by Carlyle Credit Opportunities Fund (Parallel) II AIV 2 Holdings L.P., a Delaware limited partnership and affiliate of Carlyle (“Carlyle Credit Opportunities Fund (Parallel) II AIV 2 Holdings L.P.”); (c) the automatic conversion of preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 1,639,239 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus) held by Carlyle Credit Opportunities Fund L.P., a Delaware limited partnership and affiliate of Carlyle (“Carlyle Credit Opportunities Fund L.P.”); (d) the automatic conversion of preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 1,259,596 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus) held by Carlyle Credit Opportunities Fund (Parallel) AIV 2, L.P., a Delaware limited partnership and affiliate of Carlyle (“Carlyle Credit Opportunities Fund (Parallel) II AIV 2, L.P.”); (e) the automatic conversion of preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 1,238,709 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus) held by Carlyle Credit Opportunities Fund (Parallel) II AIV Holdings L.P., a Delaware limited partnership and affiliate of Carlyle (“Carlyle Credit Opportunities Fund (Parallel) II AIV Holdings L.P.” and together with Carlyle Credit Opportunities Fund II L.P. and Carlyle Credit Opportunities Fund (Parallel) II AIV 2 Holdings L.P., the “CCOF Investors”); (f) the automatic conversion of preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 828,816 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus) held by Carlyle Credit Opportunities Fund (Parallel) AIV L.P., a Delaware limited partnership and affiliate of Carlyle (“Carlyle Credit Opportunities Fund (Parallel) AIV L.P.” and together with Carlyle Credit Opportunities Fund (Parallel) AIV 2, L.P. and Carlyle Credit Opportunities Fund L.P., the “CCOF II Investors”); and (g) the automatic conversion of preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 532,522 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus) held by Carlyle Skyline Credit Fund L.P., a Delaware limited partnership and affiliate of Carlyle (“Carlyle Skyline”). The Carlyle Group Inc., which is a publicly traded entity listed on the Nasdaq, is the sole shareholder of Carlyle Holdings I GP Inc., which is the managing member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of

Carlyle Holdings I L.P., which, with respect to the securities held of record by the Carlyle Investors, is the managing member of CG Subsidiary Holdings L.L.C., which is the managing member of TC Group, L.L.C., which is the general partner of TC Group Sub L.P., which is the managing member of CCOF, L.L.C., which is the general partner of CCOF General Partner, L.P., which is the general partner of each of the CCOF Investors. TC Group Sub L.P. is also the managing member of CCOF II, L.L.C., which is the general partner of CCOF II General Partner, L.P., which is the general partner of each of the CCOF II Investors. TC Group Sub L.P. is also the managing member of Carlyle Skyline Credit Fund, L.L.C., which is the general partner of Carlyle Skyline Credit Fund GP, L.P., which is the general partner of Carlyle Skyline.
Voting and investment determinations with respect to the securities held by the CCOF Investors are made by an investment committee of CCOF General Partner, L.P., consisting of Mark Jenkins, Kewsong Lee, Linda Pace, Justin Plouffe, Alexander Popov and Ian Jackson as a non-voting member. Voting and investment determinations with respect to the securities held by the CCOF II Investors and Carlyle Skyline are made by an investment committee of CCOF II General Partner, L.P., consisting of Mark Jenkins, Kewsong Lee, Linda Pace and Alexander Popov. Accordingly, each of the entities and individuals named herein may be deemed to share beneficial ownership of the securities held of record by the Carlyle Investors. Each of them disclaims any such beneficial ownership.
The address of each of TC Group Cayman Investment Holdings, L.P. and TC Group Cayman Investment Holdings Sub L.P. is c/o Walkers, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001. The address of each of the other entities named in this footnote is c/o The Carlyle Group Inc., 1001 Pennsylvania Avenue, NW, Suite 220 South, Washington, District of Columbia 20004-2505.
(2)
Represents: (a) the automatic conversion of preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 1,598,482 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus) held by Vintage Real Estate Partners II Foreign Income Blocker LLC, a Delaware limited liability company and affiliate of GSAM; (b) the automatic conversion of preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 310,090 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus) held by HO Fund B Foreign Income Blocker LLC, a Delaware limited liability and affiliate of GSAM; (c) the automatic conversion of preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 310,090 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus) held by GT Fund B Foreign Income Blocker LLC, a Delaware limited liability company and affiliate of GSAM; (d) the automatic conversion of preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 318,003 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus) held by Vintage Secondary Strategies LLC, a Delaware limited liability company and affiliate of GSAM; (e) the automatic conversion of preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 145,749 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus) held by DALPP Series C Foreign Income Blocker LLC, a Delaware limited liability company and affiliate of GSAM; (f) the automatic conversion of preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 1,134,851 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus) held by Vintage Real Estate Partners II (International) Offshore Holdings LP, a Cayman Islands exempted limited partnership and affiliate of GSAM; (g) the automatic conversion of preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 344,498 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus) held by VREP II International AJAX Holdings SCSp, a Luxembourg limited partnership and affiliate of GSAM; and (h) the automatic conversion of preferred shares into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 22,083 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus) held by RA Program 2019 Foreign Income Blocker Ltd., a Cayman Islands exempted company and affiliate of GSAM (collectively, the “GSAM Entities”). Voting and investment determinations with respect to the securities held by the GSAM Entities are made by an investment committee comprised of Raanan A. Agus, Sean Brenan, Harold P. Hope III, Alicia Li, Gabriel Mollerberg, Brian Musto and Igor Ostrowski. Accordingly, each of the entities and individuals named herein may be deemed to share beneficial ownership of the securities held of record by the GSAM Entities. Each of them disclaims any such beneficial ownership. The address for the GSAM Entities is c/o Goldman Sachs Asset Management L.P., 200 West Street, New York, NY 10282.

(3)
Voting and investment determinations with respect to the securities held by the Social Insurance Organization is made by Abdulla Bin Khalifa Al Khalifa. Abdulla Bin Khalifa Al Khalifa may be deemed to have beneficial ownership of the securities held of record by the Social Insurance Organization and he disclaims any such beneficial ownership. The address for the Social Insurance Organization is c/o Osool Asset Management B.S.C., Building 551, Road 4612, Block 346, 1st Floor, Arcapita Building, Bahrain Bay, Manama, Kingdom of Bahrain.

(4)
Includes: (a) 14,012 common shares held directly by Mr. Dioguardi; (b) 80,566 common shares issued upon conversion of non-participating common shares in connection with the consummation of this offering at a one-for-one basis; (c) 646 common shares held by Four Springs Capital, LLC, of which Mr. Dioguardi is the majority owner; (d) 4,521 common shares held by Four Springs Capital, LLC issued upon conversion of non-participating common shares in connection with the consummation of this offering at a one-for-one basis; and (e) 19 OP units held by FSCTOP, LLC, which may be redeemed for our common shares on a one-for-one basis. Does not include: (a) 300,000 LTIP Units, which may be redeemed for our common shares on a one-for-one basis; (b) 127,285 LTIP Units to be granted to upon completion of this offering, which may be redeemed for our common shares on a one-for-one basis (assuming, for the applicable LTIP Units, we meet the applicable target goals for 100% payout); (c) 277,261 common shares issuable upon exercise of warrants held by Four Springs Capital, LLC; and (d) 1,312 common shares beneficially owned by Mr. Dioguardi’s wife as to which Mr. Dioguardi does not have voting or investment power.

(5)
Does not include: (a) 300,000 LTIP Units, which may be redeemed for our common shares on a one-for-one basis; and (b) 101,357 LTIP Units to be granted to upon completion of this offering, which may be redeemed for our common shares on a one-for-one basis (assuming, for the applicable LTIP Units, we meet the applicable target goals for 100% payout).

(6)
Includes: (a) 2,955 common shares issued upon conversion of non-participating common shares in connection with the consummation of this offering at a one-for-one basis; and (b) 1,327 common shares issuable upon exercise of vested options for non-participating common shares that automatically convert into common shares upon consummation of this offering at a one-for-one basis. Does not include: (a) 45,000 LTIP Units, which may be redeemed for our common shares on a one-for-one basis; (b) 15,715 LTIP Units to be granted to upon completion of this offering, which may be redeemed for our common shares on a one-for-one basis (assuming, for the applicable LTIP Units, we meet the applicable target goals for 100% payout); and (c) 125 common shares issuable upon exercise of unvested options for non-participating common shares that automatically convert into common shares upon consummation of this offering at a one-for-one basis.

(7)
Includes: (a) 2,149 common shares issued upon conversion of non-participating common shares in connection with the consummation of this offering at a one-for-one basis; and (b) 1,576 common shares issuable upon exercise of vested options for non-participating common shares that automatically convert into common shares upon consummation of this offering at a one-for-one basis. Does not include: (a) 75,000 LTIP Units, which may be redeemed for our common shares on a one-for-one basis; (b) 18,856 LTIP Units to be granted to upon completion of this offering, which may be redeemed for our common shares on a one-for-one basis (assuming, for the applicable LTIP Units, we meet the applicable target goals for 100% payout); (c) 1,916 common shares issuable upon exercise of unvested options for non-participating common shares that automatically convert into common shares upon consummation of this offering at a one-for-one basis.

(8)
Includes: (a) 1,064 common shares; and (b) 3,036 common shares following the consummation of this offering consisting of 2,820 non-participating common shares held that automatically convert into common shares upon consummation of this offering at a one-for-one basis and 216 common shares issuable upon exercise of vested options for non-participating common shares that automatically convert into common shares upon consummation of this offering at a one-for-one basis. Does not include: (a) 45,000 LTIP Units, which may be redeemed for our common shares on a one-for-one basis; (b) 3,929 LTIP Units to be granted to upon completion of this offering, which may be redeemed for our common shares on a one-for-one basis (assuming, for the applicable LTIP Units, we meet the applicable target goals for 100% payout); (c) 27 common shares issuable upon exercise of unvested options for non-participating common shares that automatically convert into common shares upon consummation of this offering at a one-for-one basis.

(9)
Includes 717 common shares issuable upon exercise of vested options for non-participating common shares that automatically convert into common shares upon consummation of this offering at a one-for-one basis. Does not include: (a) 16,000 LTIP Units, which may be redeemed for our common shares on a one-for-one basis; and (b) 90 common shares issuable upon exercise of unvested options for non-participating common shares that automatically convert into common shares upon consummation of this offering at a one-for-one basis.

(10)
Includes: (a) 20,667 common shares; and (b) 1,524 common shares issuable upon exercise of vested options for non-participating common shares that automatically convert into common shares upon consummation of this offering at a one-for-one basis. Does not include: (a) 16,000 LTIP Units, which may be redeemed for our common shares on a one-for-one basis; and (b) 90 common shares issuable upon exercise of unvested options for non-participating common shares that automatically convert into common shares upon consummation of this offering at a one-for-one basis.

(11)
Includes: (a) 6,529 common shares; (b) 6,740 common shares held jointly by Mr. Reinhart and his wife as to which Mr. Reinhart shares voting and investment power; and (c) 1,255 common shares issuable upon exercise of vested options for non-participating common shares that automatically convert into common shares upon consummation of this offering at a one-for-one basis. Does not include: (a) 16,000 LTIP Units, which may be redeemed for our common shares on a one-for-one basis; and (b) 90 common shares issuable upon exercise of unvested options for non-participating common shares that automatically convert into common shares upon consummation of this offering at a one-for-one basis.

(12)
Includes: (a) 53,711 common shares issuable upon excise of vested options for non-participating common shares, held by the Spencer F. Segura Gift Trust of which Mr. Segura is trustee, that automatically convert into common shares upon consummation of this offering at a one-for-one basis; and (b) 34,145 common shares held by SFS Growth Fund LLC, which is controlled by Mr. Segura. Does not include 19,000 LTIP Units, which may be redeemed for our common shares on a one-for-one basis.

(13)
Includes: (a) 1,423 common shares; and (b) 1,524 common shares issuable upon exercise of vested options for non-participating common shares that automatically convert into common shares upon consummation of this offering at a one-for-one basis. Does not include: (a) 16,000 LTIP Units, which may be redeemed for our common shares on a one-for-one basis; and (b) 90 common shares issuable upon exercise of unvested options for non-participating common shares that automatically convert into common shares upon consummation of this offering at a one-for-one basis.

DESCRIPTION OF SECURITIES
The following summary of the terms of our shares does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, and our bylaws, which will be in effect upon completion of this offering and to the Maryland REIT Law. Copies of our charter and our bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Upon completion of this offering, we will be authorized to issue up to 600,000,000 shares of beneficial interest (which we refer to in this prospectus as the authorized shares) consisting of 500,000,000 common shares of beneficial interest, par value $0.001 per share, which are referred to in this prospectus as our “common shares,” and 100,000,000 preferred shares of beneficial interest, par value $0.001 per share, which are referred to in this prospectus as our “preferred shares.”
Our charter generally may be amended by our board of trustees, without shareholder approval, to increase or decrease the aggregate number of authorized shares or the number of shares of any class. The authorized common shares and undesignated preferred shares are generally available for future issuance without approval by our shareholders, unless such approval is required by applicable law, the terms of any of our outstanding shares or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of trustees may classify and reclassify any unissued shares into other classes or series of shares, including one or more classes or series of shares that have priority over our common shares with respect to dividends or upon liquidation, or have voting rights and other rights that differ from the rights of the common shares, and authorize us to issue the newly classified shares. Before authorizing the issuance of shares of any new class or series, our board of trustees must set, subject to the provisions in our charter relating to the restrictions on ownership and transfer of our shares, the terms, preferences, conversion rights, voting powers or other rights, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of shares.
Both Maryland statutory law governing Maryland REITs (the “Maryland REIT Law”) and our charter provide that none of our shareholders will be personally liable, by reason of status as a shareholder, for any of our obligations.
Our charter provides that, subject to the provisions of any class or series of preferred shares then outstanding and to the mandatory provisions of applicable law, our shareholders are entitled to vote on the following matters:
•
election or removal of trustees;

•
amendment of the charter (other than an amendment to qualify as a REIT under the Code or under Maryland law or increase or decrease the number of authorized shares or the number of shares of any class);

•
our termination; and

•
our merger or consolidation, or the sale or other disposition of all or substantially all of our assets.

Shareholders will also be entitled to vote on such matters as may be required by our charter, bylaws or applicable law. Provisions of our charter regarding the restriction on the transfer and ownership of our shares may preclude a shareholder’s right to vote in certain circumstances.

Shares of Beneficial Interest
Common Shares
Upon completion of this of offering, we will have outstanding 41,165,143 common shares.
All common shares issued in this offering have been duly authorized and will be fully paid and nonassessable. Subject to the restrictions on ownership and transfer of our shares discussed below under “—Restrictions on Ownership and Transfer” and the voting rights of holders of outstanding shares of any other class or series of our shares, holders of our common shares are entitled to one vote for each share held of record on all matters on which shareholders are entitled to vote generally, including the election or removal of trustees, and, except as provided with respect to any other class or series of our shares, the holders of our common shares will possess the exclusive voting power. Trustees will be elected by a plurality of the votes cast at meetings where trustees are being elected. Each share may be voted for as many individuals as there are trustees to be elected and for whose election the share is entitled to be voted. The holders of our common shares do not have cumulative voting rights in the election of trustees. This means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election, and the holders of the remaining shares will not be able to elect any trustees.
Holders of our common shares are entitled to receive dividends as and when authorized by our board of trustees and declared by us out of assets legally available for the payment of dividends. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of outstanding shares of any other class or series of our shares having liquidation preferences, if any, the holders of our common shares will be entitled to share ratably in our remaining assets legally available for distribution. Holders of our common shares do not have preemptive, subscription, redemption or conversion rights. There are no sinking fund provisions applicable to the common shares. Holders of our common shares generally have no appraisal rights. All of our common shares that will be outstanding at the time of the completion of this offering will have equal dividend and liquidation rights. The rights, powers, preferences and privileges of holders of our common shares will be subject to those of the holders of any of our preferred shares or any other class or series of shares we may authorize and issue in the future.
Under the MGCL, a Maryland corporation generally cannot amend its charter, consolidate, merge, convert, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by Maryland law, our charter provides that any of these actions (other than amendments to the provisions of our charter related to the removal of trustees, the number of trustees and the vote required to amend these provisions) may be approved by the affirmative vote of shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter. In addition, because many of our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our shareholders.
Non-participating Common Shares
There are 200,015 of our non-participating common shares, par value $0.001 per share, which are referred to in this prospectus as our “non-participating common shares,” issued and outstanding. The non-participating common shares have 9.3091650 votes on each matter upon which holders of common shares are entitled to vote, including the election of trustees. The non-participating common shares have no dividend or distribution rights with respect to such shares, unless they are exchanged for common shares. Upon the listing of our common shares on the NYSE, each non-participating common share will automatically be exchanged for one common share. Upon such exchange, the resulting common shares will have the same voting, dividend and distribution rights as shareholders participating in this offering.
Preferred Shares
We have issued an aggregate of 10,050,730 Series A-1 and A-2 preferred shares. Upon the listing of our common shares on the NYSE, all of these preferred shares automatically convert into a number common shares based on the company’s option of either (1) the preferred shares’ stated value, including accretion dividends and unpaid dividends, divided by 90% of the per common share listing event price or (2) the preferred shares’ stated value, including accretion dividends and unpaid dividends, divided by the undiscounted price per common share at the listing event plus a cash fee to holders of preferred shares at 10% of the preferred shares’ stated value. All accrued and unpaid dividends, which are not included in the stated value of the preferred shares, including on the date of such conversion will be paid in cash. We intend to elect the first conversion option, and, as a result, these 10,050,730 preferred shares will automatically convert into a number of common shares equal to their aggregate stated value divided by 90% of the initial public offering price of our common shares in this offering, upon the listing of our common shares on the NYSE (or 16,431,844 common shares, based on the midpoint of the price range set forth on the cover page of this prospectus). Immediately following such conversion, there will be no preferred shares outstanding. Upon conversion, the resulting common shares will have the same voting, dividend and distribution rights as shareholders participating in this offering.
The Series A-1 and A-2 preferred shares provide for contingent conversion and redemption features that may be exercisable by either the company or the holder and may result in conversion into a variable number of common shares upon a qualifying listing event. The Series A-1 and A-2 preferred shares are presented as temporary equity in an account presented between liabilities and equity on the consolidated balance sheets because they contain redemption and conversion features outside of the company’s control. The conversion feature is bifurcated from the Series A-1 and A-2 preferred share host instrument and presented as a liability on the consolidated balance sheets. Cumulative dividends are accrued as change in value and recognized as part of cumulative dividends and net loss attributable to common shareholders in the consolidated statements of operations.
If we issue additional preferred shares, the shares will be fully paid and non-assessable. Prior to the issuance of a new series of preferred shares, we will file, with the State Department of Assessments and Taxation of Maryland, Articles Supplementary that will become part of our charter and that will set forth the terms of the new series.
Warrants
Upon completion of this offering, we will have outstanding warrants to purchase up to 474,851 common shares with a weighted average exercise price of $23.31 per common share. Upon completion of this offering the warrants will be exercisable as follows:
•
50% of the common shares issuable upon exercise of the subject warrant shall become exercisable on the first anniversary date of the listing of our common shares for trading on the NYSE (“Listing Event”);

•
an additional 25% of the common shares issuable upon exercise of the subject warrant shall become exercisable on the 18 month anniversary date of the Listing Event; and

•
the remaining 25% of the common shares issuable upon exercise of the subject warrant shall become exercisable on the two year anniversary date of the Listing Event.

The exercise period for the warrants will expire on the earlier to occur of: (1) the third anniversary date of the Listing Event; and (2) seven years from the date of original issuance of the warrants. Subject to the restrictions described above, warrants may be exercised at any time up to the close of business on the expiration date. After the close of business on the expiration date, unexercised warrants will become void.
The minimum number of common shares for which a warrant may be exercised at any one time shall be the lesser of: (1) the maximum number of common shares issuable upon exercise of the subject warrant; and (2) 100 common shares.
In addition, upon completion of this offering, we will have 10,743 warrants for common shares issuable upon exercise of outstanding options held by our trustees with a weighted average price of $186.18 per share.
Options
Upon completion of this offering, we will have outstanding options to purchase up to 2,152 common shares with an exercise price of $0.02 per share and up to 9,595 common shares with a weighted average exercise price of $46.44 per share. Such options generally expire ten years after the respective grant date of the option.

Restrictions on Ownership and Transfer
In order for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year, and our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a shorter taxable year).
In order to ensure that we qualify as a REIT, our charter, subject to certain exceptions, provides the following:
•
No person may (1) beneficially own more than 9.8% in value or in number, whichever is more restrictive, of (a) our outstanding common shares or (b) our aggregate outstanding shares of beneficial interest or (2) constructively own more than 9.8% in value or in number, whichever is more restrictive, of any class or series of our outstanding shares of beneficial interest. Our board of trustees, subject to limitations, retains the authority to affect additional increases to, or establish exemptions from, the ownership limit.

•
No person may beneficially or constructively own our shares of beneficial interest to the extent such beneficial or constructive ownership would result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT (including, but not limited to, beneficial ownership or constructive ownership that would result in us actually or constructively owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy the gross income requirement of either Section 856(c)(2) or 856(c)(3) of the Code (i.e., the annual 75% or the 95% gross income tests)).

•
Any transfer of our shares of beneficial interest that, if effective, would result in our shares of beneficial interest being owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code) shall be prohibited.

•
No person may beneficially or constructively own our shares of beneficial interest to the extent that such beneficial or constructive ownership would cause us to constructively own 10% or more of the ownership interests in a tenant (other than a taxable REIT subsidiary) of our real property within the meaning of Section 856(d)(2)(B) of the Code.

The restrictions will remain in place until our board of trustees determines it is no longer in our best interest to qualify as REIT, or that these restrictions are no longer required for us to qualify as a REIT.
Under our charter, if any person would otherwise beneficially own or constructively own our shares of beneficial interest in violation of one or more of the first three ownership and transfer restrictions described above, then that number of our shares of beneficial interest the beneficial or constructive ownership of which otherwise would cause such person to violate such restriction shall be automatically transferred to a charitable trust for the benefit of one or more charitable beneficiaries. If the transfer to the charitable trust would not prevent the violation of the applicable ownership or transfer restriction, then, in the case where the beneficial ownership or constructive ownership that would otherwise be in violation of the ownership or transfer restrictions described above arises from a transfer, the transfer of that number of our shares of beneficial interest that otherwise would cause any person to violate an ownership or transfer restriction shall be void ab initio, and the intended transferee shall acquire no rights in such shares of beneficial interest. In addition, our board of trustees is authorized to take such action as it deems advisable to refuse to give effect to or to prevent any transfer or other event which the board of trustees determines in good faith is in violation of the restrictions set forth above. These actions, include without limitation, causing us to redeem or repurchase shares, refusing to give effect to a transfer on our books or instituting proceedings to enjoin a transfer or other event. A person or entity that would have acquired actual, beneficial or constructive ownership of our shares of beneficial interest but for the application of the ownership and transfer restrictions described above is referred to as a “prohibited owner.”
Under our charter, any person who acquires or attempts or intends to acquire beneficial ownership or constructive ownership of our shares of beneficial interest that will or may violate an ownership or transfer restriction described above, or any person who would have owned our shares of beneficial interest that result in a transfer to a charitable trust, shall immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.
Prohibited owners are not entitled to voting rights, dividends or distributions with respect to our share of beneficial ownership. If any dividends or distributions are paid to a prohibited owner prior to the discovery by us that such shares have been transferred to a charitable trust, then such dividends or distributions shall be paid by the prohibited owner to it upon demand. A charitable trust shall have the right to sell or otherwise dispose of any of our shares transferred to the charitable trust to any person who may acquire such shares without such acquisition and ownership resulting in such shares violating an ownership or transfer restriction described above. In the event that the charitable trust sells the shares that it holds, the prohibited owner of such shares will receive the lesser of (1) the amount paid by such prohibited owner for the shares or, if the such prohibited owner did not give value for such shares in connection with the transfer or other event which resulted in such shares being transferred to the charitable trust, the market value of such shares on the day of such transfer or other event, and (2) the amount received upon the sale by the charitable trust. The charitable trust may reduce the amount payable to the prohibited owner by the amount of the dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trust pursuant to the charter. Any net sales proceeds in excess of the amount payable to the prohibited owner shall be immediately paid to the charitable beneficiary.
Our charter also provides that shares transferred to a charitable trust shall be deemed to have been offered for sale to us, or our designee, which shall have the right to accept such offer for a period of 90 days after the later of: (1) the date of the transfer or other event which resulted in such shares being transferred to the to the charitable trust; and (2) the date our board of trustees has actual knowledge that such a transfer or event had occurred. The price at which we may purchase such shares transferred to the charitable trust would be equal to the lesser of: (1) the amount paid by the prohibited owner for such shares or, if such prohibited owner did not give value for such shares in connection with the transfer or other event which resulted in such shares to be transferred to the charitable trust, the market price of such shares on the date of the transfer or other event; or (2) the market price of such shares on the date that we accept the offer to purchase the shares. Upon such a sale by the charitable trust to us, the net proceeds from such sale shall be distributed to the prohibited owner and charitable trust, as described in the preceding paragraph.
Our board of trustees may, subject to certain limits, waive the first ownership restriction (i.e., the 9.8% ownership restriction) with respect to a person if (1) such person is not an individual, (2) such person’s constructive ownership of interests in tenants of our real property (or tenants of any entity in which we own a direct or indirect interest) will not adversely affect our ability to qualify as a REIT, (3) such person’s beneficial or constructive ownership of our shares in excess of the first ownership restriction will not have an adverse effect on our ability to qualify as a REIT, and (4) such person has agreed that any shares in excess of the first ownership restriction beneficially or constructively owned by such person will automatically be transferred to a charitable trust as necessary to prevent such person’s beneficial or constructive ownership of such shares from adversely affecting our ability to qualify as a REIT. Our board of trustees also may, subject to certain limitations, waive the first ownership restriction (i.e., the 9.8% ownership restriction) with respect to a person if certain other requirements are satisfied. As a condition of any such waiver, our board of trustees may require certain representations and covenants.
Our board of trustees has granted ownership waivers to the holders of our Series A-1 preferred shares and Series A-2 preferred shares. These ownership waivers will continue after the closing of this offering. These shareholders may constructively own and beneficially own in excess of 9.8% of our shares, up to the full number of preferred shares purchased (or such number of common shares into which the preferred shares are converted).
All persons who own, directly or by virtue of the applicable attribution provisions of the Code, more than 5% of the value of any class of outstanding shares, must file an affidavit with us containing the information specified in the charter by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to us such additional information as we may request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the ownership and transfer restrictions.

The ownership and transfer restrictions could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for the common shares or otherwise be in the best interest of our shareholders.
This summary of ownership and transfer restrictions does not purport to be complete and is subject to and qualified in its entirety by reference to our charter, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.
Registration Rights
We have entered into an investors’ rights agreement with the holders of our Series A-1 preferred shares and an investors’ rights agreement with the holders of our Series A-2 preferred shares. The registration rights provisions of these agreements provide those holders with demand, piggyback and Form S-3 registration rights. These shares are collectively referred to herein as “registrable securities.”
Demand Registration Rights
The holders of at least a majority of the Series A-1 preferred shares and the holders of at least a majority of the Series A-2 preferred shares then outstanding each have the right to make up to two demands and three demands, respectively, that we file a registration statement under the Securities Act covering the registrable securities then outstanding; provided, that the aggregate amount of securities to be sold under the registration statement is at least $10.0 million, net of underwriting discounts and commissions, subject to specified exceptions.
Piggyback Registration Rights
If we register any securities for public sale, the holders of our registrable securities then outstanding will each be entitled to notice of the registration and will have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement, and the company will include in such registration, if a piggyback registration is initiated as a primary underwritten offering: (1) first, the number of registrable securities requested to be included in such registration by the holders equal to up to 50% of the registrable securities held by them on the date hereof (the “Minimum Amount”); (2) second, the common shares that the company proposes to sell; (3) third, the common shares requested to be included therein by holders of registrable securities in excess of the Minimum Amount, allocated pro rata among all such holders on the basis of the number of registrable securities owned by each such holder or in such manner as they may otherwise agree; and (4) fourth, the common shares requested to be included therein by holders of common shares other than holders of registrable securities, allocated among such holders in such manner as they may agree. If the piggyback registration is initiated as an underwritten offering on behalf of a holder of common shares other than the holders of registrable securities and the underwriters exercise their right to limit the offering, the company will include in such offering: (1) first, the common shares requested to be included therein by the holder(s) requesting such registration, allocated pro rata among all such holders on the basis of the number of common shares owned by all such holders or in such manner as they may otherwise agree; and (2) second, the Minimum Amount allocated pro rata among all such holders on the basis of the number of registrable securities owned by each such holder or in such manner as they may otherwise agree.
Registration on Form S-3
If we are eligible to file a registration statement on Form S-3, the holders of Series A-1 preferred shares and the holders of Series A-2 preferred shares each have the right to make up to two demands that we file registration statements on Form S-3. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.
Expenses of Registration
We will pay all expenses relating to any demand, piggyback or Form S-3 registration, other than underwriting discounts and commissions, subject to specified conditions and limitations.

Termination of Registration Rights
The registration rights granted under an investors’ rights agreement will terminate on date on which the holders of the Series A-1 preferred shares or Series A-2 preferred shares, as applicable, beneficially own less than ten percent (10%) of the common shares issued or issuable upon conversion of the Series A-1 preferred shares and Series A-2 preferred shares, respectively, originally purchased by such holders.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company.

CERTAIN PROVISIONS OF MARYLAND LAW
AND OF OUR CHARTER AND BYLAWS
The following summary of certain provisions of Maryland REIT Law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part, and Maryland REIT Law. See “Where You Can Find More Information.”
Duration
Under our charter, we have a perpetual term of existence and will continue perpetually subject to the authority of our board of trustees to terminate our existence and liquidate our assets and subject to termination pursuant to the Maryland REIT Law.
Board of Trustees
Our charter provides that the number of our trustees shall not be less than one nor more than fifteen. Except as may be provided by our board of trustees in setting the terms of any class or series of our shares, any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by the affirmative vote of a majority of the remaining trustees even if the remaining trustees do not constitute a quorum. Additionally, pursuant to the Series A-1 Investor Rights Agreement and the Series A-2 Investor Rights Agreement, the GSAM Investors and the Carlyle Investors, respectively, will have the right to cause us to fill any vacancy or vacancies created in the event that the Series A-1 Trustee or Series A-2 Trustee, respectively, for any reason, ceases to serve as a trustee of our board of trustees during such Series A-1 Trustee’s or Series A-2 Trustee’s team of office with an individual designated by a majority of the GSAM Investors or the Carlyle Investors, as the case may be. Our trustees generally will each serve for a one-year term. Our charter and our bylaws generally provide that a trustee may be removed, with or without cause, from office only at a meeting of shareholders by a vote of not less than 2∕3 (two-thirds) of the shares then outstanding and entitled to vote generally in the election of trustees. Additionally, pursuant to the Series A-1 Investor Rights Agreement and the Series A-2 Investor Rights Agreement, a majority of the GSAM Investors and the Carlyle Investors, respectively, will have the right to cause the removal of the Series A-1 Trustee or Series A-2 Trustee, respectively.
Business Combinations
Under the Maryland Business Combination Law, as applicable to Maryland REITs, certain “business combinations” (including certain mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland REIT and an “interested shareholder” or an affiliate of the interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. An interested shareholder includes a person and an affiliate or associate (as defined under Maryland law) of the trust who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the trust’s then outstanding voting shares. A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which such person otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of trustees. After the five-year prohibition, any such business combination must be recommended by the trustees of such trust and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group; and

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two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or by the interested shareholder’s affiliates or associates, voting together as a single voting group.

These super-majority voting requirements do not apply if the trust’s common shareholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions also do not apply to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our board of trustees has adopted a resolution exempting any transactions between us and any other person or entity from these provisions of the Maryland Business Combination Law. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations involving us. In the event that our board of trustees amends or revokes this resolution, business combinations between us and an interested shareholder or an affiliate of an interested shareholder would be subject to the five-year prohibition and the super-majority vote requirements. Our board of trustees cannot revoke, alter or amend these resolutions without the affirmative vote of a majority of the votes cast on the matter by our shareholders entitled to vote generally in the election of trustees. Application of the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any such acquisition.
Control Share Acquisitions
Under the Maryland Control Share Acquisition Act, as applicable to Maryland REITs, “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter by shareholders, excluding shares owned by the acquirer, by officers or by trustees who are employees of the trust in question. “Control shares” are voting shares of beneficial interest which, if aggregated with all other shares previously acquired by such acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise the voting power in the election of trustees within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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more than 50%.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. The Maryland Control Share Acquisition Act does not apply (1) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the trust.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
Upon completion of this offering, our bylaws will contain a provision exempting from the control share acquisition statute any acquisition by any person of our shares of beneficial interest, and this provision of our bylaws cannot be amended without the affirmative vote of a majority of the votes cast on the matter by our shareholders entitled to vote generally in the election of trustees. In the event that our bylaws are amended to modify or eliminate this provision, acquisitions of our common shares may constitute a control share acquisition.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL (the “Maryland Unsolicited Takeover Act”) permits a Maryland REIT with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect, by provision in its charter or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions, including:
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classified board;

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a two-thirds vote of outstanding shares to remove a trustee;

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a requirement that the number of trustees be fixed only by vote of our board of trustees;

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a requirement that a vacancy on our board of trustees be filled only by the affirmative vote of a majority of the remaining trustees and that such trustee filling the vacancy serve for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is duly elected and qualified; and

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a provision that a special meeting of shareholders must be called upon the written request of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

Through provisions in our charter and bylaws unrelated to the Maryland Unsolicited Takeover Act, we (1) require the affirmative vote of not less than two-thirds of the shareholders entitled to cast all the votes entitled to be cast generally in the election of trustees for the removal of any trustee from our board of trustees, with or without cause, (2) vest in our board of trustees the exclusive power to fix the number of trustees, subject to the limitations set forth in our charter and bylaws and (3) require, unless called by the chairman of our board of trustees, president, chief executive officer or a majority of our board of trustees, the request of shareholders entitled to cast a majority of all the votes entitled to be cast on such matter to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of shareholders. We have elected to be subject to the provision of the Maryland Unsolicited Takeover Act requiring that any vacancy on our board of trustees be filled only by the affirmative vote of a majority of the remaining trustees for the remainder of the full term of the class of trustees in which the vacancy occurred, and until a successor is duly elected and qualifies. Our board of trustees is not currently classified, and our board of trustees cannot elect to classify our board of trustees or elect to be subject to one or more of the other provisions of the Maryland Unsolicited Takeover Act without the affirmative vote of a majority of the votes cast on the matter by our shareholders entitled to vote generally in the election of trustees.
Amendment to the Charter and Bylaws
Our charter may be amended by our board of trustees without the consent of the holders of our shares of beneficial interest in certain instances as well as by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon after our board of trustees has approved any such amendment and submitted to our shareholders for approval. Any amendment to the provisions of our charter regarding the number of trustees or regarding the removal of trustees and the vote required to amend these provisions must be approved the affirmative vote of the holders of two-thirds of all of our shares then outstanding and entitled to be cast on the matter.
In addition, if our board of trustees determines, with the advice of counsel, that any one or more of the provisions of our charter conflict with the Maryland REIT Law, the Code or other applicable federal or state law(s), the conflicting provisions of our charter shall be deemed never to have constituted a part of our charter, even without any amendment thereof.
Our bylaws may be amended by our board of trustees without the consent of the holders of our shares of beneficial interest in certain instances. The provisions of our bylaws prohibiting our board of trustees from revoking, altering or amending its resolution exempting any business combination from the Maryland Business Combination Law, exempting any acquisition of our stock from the Maryland Control Share Acquisition Act, electing not to be subject to certain provisions of the Maryland Unsolicited Takeover Act or the provision of our bylaws relating to the adoption of a shareholder rights plan without the approval of our holders of shares of beneficial interest must be approved by the affirmative vote of a majority of the votes cast on the matter by our shareholders entitled to vote generally in the election of trustees. Furthermore, for so long as

GSAM Investors and/or the Carlyle Investors have the right to designate a nominee to our board of trustees pursuant to the Series A-1 Investor Rights Agreement and the Series A-2 Investor Rights Agreement, respectively, any amendment to our bylaws regarding nomination rights of the GSAM Investors and/or the Carlyle Investors must be approved by the GSAM Investors and/or the Carlyle Investors, as applicable.
Meetings and Special Voting Requirements
Subject to restrictions in our charter on ownership and transfer of our shares and the terms of each class or series of shares, each holder of common shares is entitled at each meeting of shareholders to cast one vote per share owned by such shareholder on those matters submitted to a vote of shareholders, including the election of trustees. Trustees will be elected by a plurality of the votes cast at meetings where trustees are being elected. Each share may be voted for as many individuals as there are trustees to be elected and for whose election the share is entitled to be voted. There is no cumulative voting in the election of our board of trustees, which means that the holders of a majority of shares of our outstanding common shares entitled to vote in the election of trustees generally can elect all of the trustees then standing for election and the holders of the remaining shares of beneficial interest will not be able to elect any trustees.
Under the MGCL, a Maryland corporation generally cannot amend its charter, consolidate, merge, convert, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is advised by its board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by Maryland law, our charter provides that any of these actions (other than amendments to the provisions of our charter related to the removal of trustees, the number of trustees and the vote required to amend these provisions) may be approved by the affirmative vote of shareholders entitled to cast a majority of all of the votes entitled to be cast on the matter. In addition, because many of our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our shareholders.
An annual meeting of our shareholders will be held each year, at least 30 days after delivery of our annual report to our shareholders. Special meetings of shareholders may be called only upon the request of a majority of our trustees, the President, the Chief Executive Officer or the Chairman of our board of trustees and must be called by our secretary upon the written request of shareholders holding at least a majority of our outstanding shares entitled to be voted on any issue proposed to be considered at any such special meeting. Upon receipt of a written request of shareholders holding a majority of our outstanding shares stating the purpose of the special meeting, our secretary will provide all of our shareholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 or more than 60 days after the distribution of the notice of meeting. The presence of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, either in person or by proxy, will constitute a quorum.
Shareholder Action by Written Consent
Our charter permits shareholder action by written consent in lieu of a meeting to the extent permitted by our bylaws. Our bylaws provide that any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting (1) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each shareholder entitled to vote on the matter and filed with the minutes of proceedings of the shareholders or (2) if the action is advised and submitted to the shareholders for approval, by our board of trustees and a consent in writing or by electronic transmission of shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders is delivered to the trust in accordance with the Maryland REIT Law.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, other than actions arising under federal securities laws, (2) any action asserting a claim of breach of a duty owed by any of our trustees, officers or other employees to us or our shareholders, (3) any action asserting a claim against us or any of our trustees, officer or other employees arising pursuant to any provision of the Maryland REIT Law, our charter or our bylaws or (4) any other action asserting a claim against us or any of our trustees or officers or other employees that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless we consent to such court.
In addition, our bylaws provide that the exclusive forum provision of our bylaws described above will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the District of Maryland shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and/or the Exchange Act. Any person or entity purchasing or otherwise acquiring or holding our shares of beneficial interest will be deemed to have notice of and consented to these provisions of our bylaws.
Limitation of Liability and Indemnification
The Maryland REIT Law permits a Maryland REIT to include in its charter a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.
The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of a Maryland corporation under the MGCL. In the case of directors and officers of a Maryland corporation, the MGCL permits a Maryland corporation to indemnify present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
Pursuant to our charter, we have the power, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (1) any individual who is a present or former trustee or officer of ours or (2) any individual who, while a trustee or officer of ours and at our request, serves or has served as a director, officer, partner, trustee, employee or agent of another real estate investment trust, corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any of the capacities set forth in clause (1) or (2) above. We have the power, with the approval of our board of trustees, to provide such indemnification and reimbursement of reasonable expenses in advance of final disposition of a proceeding to a person who served a predecessor of ours in any of the capacities described in clause (1) or (2) above and to any employee or agent of ours or a predecessor of ours.
Our bylaws require us to indemnify, without a preliminary determination of the ultimate entitlement to indemnification: (1) any present or former trustee or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding; and (2) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (a) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful.
In addition, our bylaws require us to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of his status as a trustee or officer provided that, in the case of a trustee or officer, we shall have received (1) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by us as authorized by the bylaws and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the applicable standard of conduct was not met. The bylaws also (1) permit us, with the approval of our trustees, to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served our predecessor in such capacity, and to any of our employees or agents of our predecessor, (2) provide that any indemnification or payment or reimbursement of the expenses permitted by our bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations and (3) permit us to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL for directors of Maryland corporations.
The Partnership Agreement also provides that we, as general partner, shall not be liable to the Operating Partnership, its partners or any other person bound by the Partnership Agreement for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Operating Partnership or any limited partners, provided we, as general partner, acted in good faith. Moreover, the Partnership Agreement provides that the Operating Partnership is required to indemnify us, our and the Operating Partnership’s trustees, officers, managers and employees and such others persons (including our and the Operating Partnership’s affiliates) as we may designate from time to time in our sole and absolute discretion from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative that relate to the operations of the Operating Partnership, except (1) if the act or omission of the person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active or deliberate dishonesty, (2) for any transaction for which the indemnified party received an improper personal benefit, in money, property or services or (3) in the case of a criminal proceeding, if the indemnified person had reasonable cause to believe that the act or omission was unlawful.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our trustees and officers pursuant to the foregoing provisions or otherwise, we have been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, state securities laws may limit indemnification.
Indemnification Agreements
In addition to the indemnity provided in our charter, our bylaws and under Maryland law, we have entered into an Indemnification Agreement with each of our trustees and executive officers pursuant to which we have to agreed to indemnify each trustee and executive officer against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, arbitration, investigation, inquiry or proceeding related to such trustee’s or executive officer’s service as our trustee or executive officer and to advance funds to such trustee or officer to pay expenses as they are incurred. The general effect to our shareholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance, including those required pursuant to our indemnification agreements. In addition, indemnification could reduce the legal remedies available to our shareholders and us against our officers and trustees. Maryland law permits us to advance reasonable expenses to a trustee or officer upon receipt of (1) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. However, indemnification does not reduce the exposure of trustees and officers to liability under federal or state securities laws, nor does it limit the shareholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a trustee’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

THE OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT
The following summary of material provisions of the Third Amended and Restated Agreement of Limited Partnership of Four Springs Capital Trust Operating Partnership, L.P. (the “Partnership Agreement”), does not purport to be complete and is subject to and qualified in its entirety by reference to the Partnership Agreement, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part, and applicable provisions of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”). See “Where You Can Find More Information.”
General
The Operating Partnership, Four Springs Capital Trust Operating Partnership, L.P., is a Delaware limited partnership of which we are the sole general partner. We are structured as an UPREIT, and all of our assets are owned and substantially all of our business is conducted through the Operating Partnership.
The Operating Partnership was formed for the purpose of (1) conducting any business that may be lawfully conducted by a limited partnership organized pursuant to the DRULPA, (2) entering into any partnership, joint venture or other similar arrangement to engage in any such business or the ownership of interests in any entity engaged in any such business and (3) doing anything necessary or incidental to the foregoing. However, the Operating Partnership may not, without our consent take, or refrain from taking, any action that, in our judgment, in our sole and absolute discretion could:
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adversely affect our ability to continue to qualify as a REIT;

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subject us to any taxes under Section 857 or Section 4981 of the Code or any other related or successor provision under the Code; or

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violate any law or regulation of any governmental body or agency having jurisdiction over us or our securities.

As the sole general partner of the Operating Partnership, we have full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership. The Operating Partnership may admit additional limited partners in accordance with the terms of the Partnership Agreement. The limited partners of the Operating Partnership have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. Consequently, as the sole general partner of the Operating Partnership, we control its assets and business. However, any amendment to the Partnership Agreement that would:
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affect the conversion factor or the redemption right in a manner that adversely affects the limited partners;

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adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the Partnership Agreement (other than the issuance of additional OP units);

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alter the allocations of the Operating Partnership’s profit and loss to the limited partners (other than the issuance of additional OP units);

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impose on the limited partners any obligation to make additional capital contributions to the Operating Partnership; or

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amend the consent threshold required to amend the provisions described above,

requires the consent of limited partners holding more than 50% of the interests of the limited partners, subject to certain exceptions as set forth in the Partnership Agreement.
If there is a conflict between the interests of our shareholders on one hand and any limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or such limited partners; provided, however, that for so long as we own a majority of the OP units, any conflict that, in our sole and absolute discretion, cannot be resolved in a manner not adverse to either our shareholders or any limited partners shall be resolved in favor of our shareholders. The Partnership Agreement also provides that we, as general partner, shall not be liable to the Operating Partnership, its partners or any other person bound by the Partnership Agreement for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Operating Partnership or any limited partners, provided we, as general partner, acted in good faith. Moreover, the Partnership Agreement provides that the Operating Partnership is required to indemnify us, our and the Operating Partnership’s trustees, officers, managers and employees and such others persons (including our and the Operating Partnership’s affiliates) as we may designate from time to time in our sole and absolute discretion from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative that relate to the operations of the Operating Partnership, except (1) if the act or omission of the person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active or deliberate dishonesty, (2) for any transaction for which the indemnified party received an improper personal benefit, in money, property or services or (3) in the case of a criminal proceeding, if the indemnified person had reasonable cause to believe that the act or omission was unlawful.
Operations
The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to continue to satisfy the requirements for being classified as a REIT for U.S. federal tax purposes, to avoid any U.S. federal income or excise tax liability imposed by the Code, and to ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.
In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership pays all of our administrative costs and expenses and our expenses will be treated as expenses of the Operating Partnership. Such expenses include, among others:
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all expenses relating to the formation and continuity of our existence;

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all expenses relating to the offering of our securities;

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all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

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all expenses associated with compliance by us with applicable laws, rules and regulations;

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all costs and expenses relating to any issuance or redemption of the OP units or shares of beneficial interest; and

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all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Capital Contributions and Borrowings
Upon completion of this offering, we will contribute to the Operating Partnership the net proceeds from this offering in exchange for additional OP units. Under the Partnership Agreement, we are obligated to contribute the net proceeds of any subsequent offering of our common shares to the Operating Partnership in exchange for additional OP units.
The Partnership Agreement provides that if we, as general partner, determine that the Operating Partnership requires additional funds at any time, we may cause the Operating Partnership to borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership.
Issuance of Additional Limited Partnership Interests
As the sole general partner of the Operating Partnership, we are authorized, without the consent of the limited partners, to cause the Operating Partnership to issue additional OP units to us, to limited partners or to other persons for such consideration and on such terms and conditions as we may establish in our sole and absolute discretion. If additional OP units are issued to us, then, unless the additional OP units are issued in connection with a contribution of property to the Operating Partnership, we must (1) issue additional shares and must contribute to the Operating Partnership the entire net proceeds received by us from such issuance or (2) issue additional OP units to all partners in proportion to their respective interests in the Operating Partnership. Consideration for additional partnership interests may be cash or other property or assets. No person, including any partner or assignee, has preemptive, preferential or similar rights with respect to additional capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.
The Operating Partnership may issue partnership interests in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over the OP units) as we may determine, in our sole and absolute discretion, without the approval of any limited partner or any other person. Without limiting the generality of the foregoing, we may specify, as to any such class or series of partnership interest:
•
the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interest;

•
the right of each such class or series of partnership interest to share in distributions; and

•
the rights of each such class or series of partnership interest upon dissolution and liquidation of the Operating Partnership.

Series U1 OP Units
On May 31, 2020, the Operating Partnership issued 181,116 of Series U1 OP units (convertible into 181,116 of our common shares) at $22 per unit in exchange for acquiring 90% of the beneficial ownership interest in FSC GM Lebanon IN, DST (“GMLI DST”) previously held by third party investors thereby wholly-owning GMLI DST. The Operating Partnership retained control of GMLI DST subsequent to this transaction. The Series U1 OP units receive cumulative distributions at a per annum rate of $1.10, $1.26, $1.41, $1.57, $1.72 and $1.88 per unit commencing on May 31, 2020 and each anniversary thereof, respectively, through May 31, 2025, with such cumulative distributions at a per annum rate of $1.88 per unit commencing from May 31, 2025. In addition, in the event of the liquidation or dissolution of the Operating Partnership or the company, the holders of Series U1 OP units are entitled to receive (1) an amount in cash equal to all dividends and distributions (whether or not declared) accumulated and unpaid on the Series U1 OP units through and including the date of final distribution with respect to such Series U1 OP units plus (2) generally a liquidation amount per unit of $22.00, $23.87, $25.73, $27.60, $29.46 and $31.34 commencing on May 31, 2020 and each anniversary thereof, respectively, through May 31, 2025, with such liquidation amount equaling $31.34 per unit commencing from May 31, 2025. In addition to the redemption rights described in “—Redemption Rights,” holders of Series U1 OP units have the option to exchange the Series U1 OP units for a corresponding number of our common shares. During the period May 31, 2026 through November 30, 2026, the Series U1 OP unit holders have the right to require the Operating Partnership to redeem the units in whole or in part, at the liquidation amount in cash. With respect to distributions and liquidation rights, the Series U1 OP units rank on parity with the common OP units and will rank on parity with the Series U2 OP units.
Series U2 OP Units
Investors holding approximately $10.3 million of beneficial interests in FSC BJ Tilton NH, DST, FSC Healthcare IV, DST and FSC Industrial I, DST have agreed to exchange, upon the completion of this offering, their DST beneficial interests for an aggregate number of Series U2 OP units equal to such amount divided by 120% of the initial public offering price of our common shares in this offering (or 614,599 Series U2 OP units, based on the midpoint of the price range set forth on the cover page of this prospectus). We owned approximately 25.0%, 5.0% and 5.0% of the equity interests in FSC BJ Tilton NH, DST, FSC Healthcare IV, DST and FSC Industrial I, DST, respectively, as of December 15, 2021, and, as a result of this exchange, we expect to own 58.3%, 35.4% and 32.6% of the equity interests in such DSTs, respectively, upon completion of this offering. The Series U2 OP units will receive cumulative distributions at a per annum rate of to 5.5% of the Series U2 OP unit issue price unless the distribution rate on the common OP units exceeds such distribution rate for the Series U2 OP units, at which point, the distribution rate on the Series U2 OP units will be equal to the distribution rate on the common OP units for all future distributions on the Series U2 OP units. In addition to the redemption rights described in “—Redemption Rights,” commencing on the one-year anniversary of the completion of this offering, holders of Series U2 OP units will have the option to exchange the Series U2 OP units for a corresponding number of our common shares, With respect to distributions and liquidation rights, the Series U2 OP units will rank on parity with the common OP units and Series U1 OP units.

LTIP Units
As of September 30, 2021, 895,500 LTIP Units had been granted under the 2021 Equity Incentive Plan. In addition, upon the completion of this offering, we expect to issue 282,585 LTIP Units (based on the midpoint of the price range set forth on the cover page of this prospectus) under the 2021 Equity Incentive Plan. After an LTIP Unit award is fully vested, the LTIP Units may be converted into common OP units and thereafter such OP units may be redeemed for cash based upon the value of an equivalent number of common shares, or, at our election, common shares at a one to one rate, subject to adjustment as provided in the Partnership Agreement for certain events such as share dividends, share subdivisions or combinations. In general, LTIP Units are entitled to receive the same per-unit distributions as the common OP units; provided however that, pursuant to the terms of the Partnership Agreement, we have (as the general partner), in our sole discretion, deferred 90% of distributions declared and payable with respect to the granted LTIP Units, which shall be paid at the closing of this offering. The terms of the LTIP Units are set forth in the Partnership Agreement and subject to the applicable award agreement and the 2021 Equity Incentive Plan.
Redemption Rights
Pursuant to the Partnership Agreement, the limited partners have the right to cause the Operating Partnership to redeem their OP units for cash based upon the value of an equivalent number of common shares, or, at our election, common shares at a one to one rate, subject to adjustment as provided in the Partnership Agreement for certain events such as share dividends, share subdivisions or combinations. The right of LTIP Unit holders to cause such redemption shall also be regulated by his or her award agreement. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption right to the extent the issuance of shares of beneficial interest to the redeeming limited partner would (1) be prohibited, as determined in our sole and absolute discretion, under our charter or (2) cause the acquisition of our shares by such redeeming limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.
No Removal of the General Partner
We may not be removed as general partner by the limited partners with or without cause.
Withdrawal of General Partner; Transfer of General Partner’s Interests
We may not (1) voluntarily withdraw as the general partner of the Operating Partnership, (2) engage in any merger, consolidation or other business combination or sale of all or substantially all of our assets (other than in connection with a change in our state of incorporation or organizational form) or (3) transfer our general partnership interest (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership under the Partnership Agreement. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of the Operating Partnership.
Restrictions on Transfer by Limited Partners
The Partnership Agreement provides that each limited partner, and each transferee of partnership interests or assignee pursuant to a permitted transfer, has the right to transfer all or any portion of its partnership interest to any person, subject to the provisions of the Partnership Agreement. Subject to the provisions of the Partnership Agreement, no limited partner shall have the right to substitute a transferee as a limited partner in its place. A transferee of the interest of a limited partner may be admitted as a substituted limited partner only with our consent, which consent may be given or withheld by us in our sole and absolute discretion.

Term
The Operating Partnership shall continue until terminated as provided in the Partnership Agreement or by operation of law.
Tax Matters
Pursuant to the Partnership Agreement, we are the partnership representative of the Operating Partnership and, as such, have authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

SHARES ELIGIBLE FOR FUTURE SALE
Prior to this offering, there was no public market for our common shares. We cannot predict the effect, if any, future sales of common shares, or the availability for future sale of common shares, will have on the market price of our common shares prevailing from time to time. Future sales of substantial amounts of our common shares in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares and could impair our future ability to raise capital through the sale of equity or equity-related securities at a time and price that we deem appropriate.
Upon completion of this offering we will have a total of 41,165,143 common shares outstanding. All of the 18,000,000 common shares sold in this offering, or 20,700,000 common shares assuming the underwriters exercise their option to purchase additional shares in full, will be freely tradable without restriction by persons other than our “affiliates.” Under the Securities Act, an “affiliate” of a company is a person that directly or indirectly controls, is controlled by or is under common control with that company. The remaining 23,165,143 common shares outstanding immediately following the completion of this offering, as well as any other shares held by our affiliates, may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including an exemption under Rule 144 under the Securities Act (“Rule 144”).
Our charter authorizes us to issue up to 600,000,000 shares of beneficial interest, including 100,000,000 preferred shares. Moreover, under Maryland law and our charter our board of trustees has the power to amend our charter to increase the aggregate number of common shares that we are authorized to issue without approval of our shareholders. Similarly, the Partnership Agreement of the Operating Partnership authorizes us to issue an unlimited number of OP units, which may be exchangeable for common shares.
Lock-Up Agreements
Subject to certain exceptions, we, our executive officers, trustees, GSAM, Carlyle have agreed that, without the prior written consent of the representatives on behalf of the underwriters, we and certain of our other security holders and they will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of this prospectus: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares; (2) file any registration statement with the SEC relating to the offering of any common shares or any securities convertible into or exercisable or exchangeable for common shares; or (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares, whether any such transaction described above is to be settled by delivery of common shares or such other securities, in cash or otherwise. In addition, our shareholders holding substantially all of our other common shares outstanding immediately prior to the completion of this offering may not effect any offer, sale or distribution of any common shares or any option or right to acquire common shares, for 180 days after the date of this prospectus, without first obtaining our consent. We have agreed not to provide this consent without first obtaining the written consent of the representatives. See “Underwriting.”
Rule 144
Rule 144 provides an exemption from the registration and prospectus-delivery requirements of the Securities Act. This exemption is available to affiliates of ours that sell our restricted or non-restricted securities and also to non-affiliates that sell our restricted securities. Restricted securities include securities acquired from the issuer of those securities, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. The shares we are selling in this offering are not restricted securities. However, all the shares we have issued before this offering are restricted securities, and they will continue to be restricted securities until they are resold pursuant to Rule 144 or pursuant to an effective registration statement.
A person who is, or at any time during the 90 days preceding the sale was, an affiliate of ours generally may sell, within any three-month period, a number of shares that does not exceed the greater of:
•
1% of the number of our common shares outstanding, which will equal approximately           shares immediately after this offering; and

•
the average weekly trading volume of our common shares on the NYSE during the four calendar weeks preceding the date a required notice regarding the sale is filed with the SEC.

In addition, sales by these persons must also satisfy requirements with respect to the manner of sale, public notice, the availability of current public information about us and, in the case of restricted securities, a minimum holding period for those securities. All other persons may rely on Rule 144 to freely sell our restricted securities, so long as they satisfy both the minimum holding period requirement and, until a one-year holding period has elapsed, the current public information requirement.
Warrants
Upon completion of this offering, we will have outstanding warrants to purchase up to 474,851 common shares with a weighted average exercise price of $23.31 per common share. Upon completion of this offering the warrants will be exercisable as follows:
•
50% of the common shares issuable upon exercise of the subject warrant shall become exercisable on the first anniversary date of the Listing Event;

•
an additional 25% of the common shares issuable upon exercise of the subject warrant shall become exercisable on the 18 month anniversary date of the Listing Event; and

•
the remaining 25% of the common shares issuable upon exercise of the subject warrant shall become exercisable on the two year anniversary date of the Listing Event.

The exercise period for the warrants will expire on the earlier to occur of: (1) the third anniversary date of the Listing Event; and (2) seven years from the date of original issuance of the warrants. Subject to the restrictions described above, warrants may be exercised at any time up to the close of business on the expiration date. After the close of business on the expiration date, unexercised warrants will become void.
In addition, upon completion of this offering, we will have 10,743 warrants for common shares issuable upon exercise of outstanding options held by our trustees with a weighted average price of $186.18 per share.
Options
Upon completion of this offering, we will have outstanding options to purchase up to 2,152 common shares with an exercise price of $0.02 per share and up to 9,595 common shares with a weighted average exercise price of $46.44 per share. Such options generally expire ten years after the respective grant date of the option.
Rule 701
Generally, an employee, officer, trustee or qualified consultant of ours who purchased common shares before the effective date of the registration statement of which this prospectus is a part, or who holds options as of that date, pursuant to a written compensatory plan or contract may rely on the resale provisions of Rule 701 under the Securities Act (“Rule 701”). Under Rule 701, these persons who are not our affiliates may generally sell those securities, commencing 90 days after the effective date of the registration statement, without having to comply with the current public information and minimum holding period requirements of Rule 144. These persons who are our affiliates may generally sell those securities under Rule 701, commencing 90 days after the effective date of the registration statement, without having to comply with Rule 144’s minimum holding period restriction.
Neither Rule 144 nor Rule 701 supersedes our security holders’ contractual obligations under the lock-up agreements described above.
Registration Rights
See “Description of Securities—Registration Rights” for a detailed description of the registration rights granted to the holders of our Series A-1 preferred shares and Series A-2 preferred shares.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and to the acquisition, ownership and disposition of our common shares. For purposes of this section, references to “company,” “we,” “our” and “us” mean only Four Springs Capital Trust and not its subsidiaries or other lower-tier entities, except as otherwise indicated. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. This summary is based upon, and qualified in its entirety by, the Code, the Treasury Regulations, rulings and other administrative pronouncements issued by the IRS and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate the company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. It does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:
•
financial institutions;

•
insurance companies;

•
broker-dealers;

•
regulated investment companies;

•
partnerships or other entities treated as partnerships for U.S. federal income tax purposes and trusts;

•
U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•
persons who, as nominees, hold our shares on behalf of other persons;

•
persons who receive our shares through the exercise of employee options or otherwise as compensation;

•
persons holding our shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
shareholders subject to special tax accounting rules as a result of their use of “applicable financial statements” (within the meaning of Section 451(b)(3) of the Code);

and, except to the extent discussed below:
•
tax-exempt organizations; and

•
foreign investors.

This summary assumes that investors will hold their common shares as a capital asset, which generally means as property held for investment.
The U.S. federal income tax treatment of holders of our common shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding our common shares will depend on the shareholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our common shares.
Taxation of the Company
We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our initial taxable year ended December 31, 2012. We have been organized and believe that we have been operated in a manner that has allowed us to qualify for taxation as a REIT under the Code, and we intend to continue to be organized and to operate in this manner.

In connection with the filing of the registration statement of which this prospectus is a part, we will receive an opinion of Duane Morris LLP to the effect that commencing with our taxable year ended on December 31, 2012, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our actual and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Duane Morris LLP will be based on various assumptions relating to our organization and operation and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets and income, and the future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, the possibility of future changes in our circumstances and despite the opinion being delivered by Duane Morris LLP with respect to our meeting of the requirements for qualification and taxation as a REIT under the Code, no assurance can be given by Duane Morris LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Duane Morris LLP will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis through actual operating results, various qualification tests imposed under the Code regarding the composition of our assets and income, distribution levels, and diversity of share ownership. No assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”
Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the shareholder level upon a distribution of dividends to our shareholders.
Most domestic shareholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 20% (the long-term capital gains rate). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See “Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions.”
Net operating losses (“NOLs”), foreign tax credits and other tax attributes of REITs generally do not pass through to our shareholders. See “—Taxation of Shareholders.”
If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:
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We will be taxed at regular corporate rates on any undistributed “real estate investment trust taxable income,” including undistributed net capital gains;

•
We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of NOLs;

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions,” and “—Foreclosure Property,” below;

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate;

•
We may elect to retain and pay income tax on our net capital gain. In that case, a shareholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit or refund for its proportionate share of the tax deemed to have been paid;

•
If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income;

•
If we should fail to satisfy the asset tests (other than certain de minimis failures) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure;

•
If we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level;

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification—General;”

•
A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s-length terms;

•
If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to recognize gain with respect to the disposition of the assets under the applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. The IRS recently issued final Treasury Regulations that exclude from the application of this built-in gains tax any gain from the sale of property we acquired in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code; and

•
Our subsidiaries that are C corporations, including our TRSs, are subject to federal corporate income tax on their earnings.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, franchise, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General
The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)
that would be taxable as a domestic corporation but for Sections 856-860 of the Code;

(4)
that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares are owned, actually or constructively, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities);

(7)
that properly elects to be taxed as a REIT and such election has not been terminated or revoked; and

(8)
which meets other tests described below, including with respect to the nature of its income and assets.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. Our charter provides restrictions regarding the ownership and transfers of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby will satisfy this requirement.
The Code provides relief from violations of certain of the REIT requirements, in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including, in certain cases, the payment of a penalty tax that is based upon the magnitude of the violation. See “—Income Tests” and “—Asset Tests” below. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.
Ownership of Interests in Partnerships and Limited Liability Companies
In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership, such as the Operating Partnership, or limited liability company treated as a partnership or disregarded entity for federal income tax purposes, including such partnership’s or limited liability company’s share of these items of any partnership or limited liability company treated as a partnership or disregarded entity for federal income tax purposes in which it owns an interest, would be treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below
We will have control of the Operating Partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Taxable REIT Subsidiaries
A REIT may own up to 100% of the shares of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. To the extent that a domestic TRS is required to pay taxes, it will have less cash available for distribution to us. If dividends are paid to us by our domestic TRSs, then the dividends we pay to our shareholders who are taxed at individual rates, up to the amount of dividends we receive from our domestic TRSs, will generally be eligible to be taxed at the reduced 20% rate currently applicable to qualified dividend income. Dividends paid by foreign TRSs may not be treated similarly, and the tax treatment of a foreign TRS in its jurisdiction of tax residence will depend on the laws of that jurisdiction and may vary considerably.
The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns securities possessing more than 35% of the total voting power or total value of the outstanding securities of such corporation will automatically be treated as a TRS. We are not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such TRS, if any, as income. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
A domestic TRS will pay income tax at regular corporate rates on any income that it earns. In addition, TRSs (as are other taxpayers), are subject to a limitation on their ability to deduct net business interest generally equal to 50% of adjusted taxable income, subject to certain exceptions. See “—Annual Distribution Requirements.” This provision may limit the ability of our TRSs to deduct interest, which could increase their taxable income. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.
We currently own an interest in two TRSs and may acquire securities in additional TRSs in the future.
Income Tests
In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” certain hedging transactions and certain foreign currency gains, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage backed securities), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets (except for a nonqualified publicly offered REIT debt instrument as defined in the Code), as well as specified income from temporary investments.

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above, including nonqualified publicly offered REIT debt instruments), as well as other dividends, interest, and gain from the sale or disposition of shares or securities, which need not have any relation to real property.
For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
•
The amount of rent must not be based in any way on the net income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•
We, or an actual or constructive owner of 10% or more of our shares, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of shares of the tenant. Rents received from a tenant that is a TRS, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by our other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which we own shares possessing more than 50% of the voting power or more than 50% of the total value of the outstanding shares of such TRS;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•
We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. In addition, we may employ an independent contractor from whom we derive no income to provide customary services, or a TRS, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be non-qualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% REIT gross income test.

We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above.
From time to time, we may enter into hedging transactions with respect to one or more of our liabilities. The term “hedging transaction” generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made. The hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as such as specified in the Code, or that is a hedging transaction entered into in connection with and subsequent to a hedging transaction described above in this paragraph, in which the underlying indebtedness or property has been extinguished or disposed of, will not constitute gross income for purposes of the 75% or 95% gross income test, and therefore will be exempt from this test. To the extent that we do not properly identify such transactions as hedges, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances as such relief is subject to IRS discretion. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular income test.
Asset Tests
At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, shares or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property (including personal property leased in connection therewith that qualifies under the REIT income test as rent from real property), shares of other corporations that qualify as REITs, and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% gross income test are subject to the additional asset tests described below.
Second, not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments or by securities (including securities of one or more TRSs, as further limited as noted below) other than those securities includable in the 75% asset test.
Third, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets, and we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets.
Notwithstanding the general rule, as noted above, for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership. If we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although shares of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).
Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity securities issued by that partnership.
No independent appraisals have been obtained to support our conclusions as to the value of particular securities other than real estate assets. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.
However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.
In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets at the end of the quarter for which the measurement is calculated, and $10,000,000 and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships or limited liability companies) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.
Annual Distribution Requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:
(1)
the sum of

(a)
90% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid, and

(b)
90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(2)
the sum of specified items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or any like-kind exchanges that are later determined to be taxable.
In addition, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the five-year period following our acquisition of such asset.
We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents. Once the company sells its shares of beneficial interest publicly and is required to file annual and periodic reports under the Exchange Act, the preferential dividend prohibition terminates.
To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase their adjusted basis of their shares by the difference between (1) the amounts of capital gain dividends that we designated and that they include in their taxable income and (2) the tax that we paid on their behalf with respect to that income.
To the extent that we have available NOLs carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our shareholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions.”
If we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income we retained and on which we paid corporate income tax.
It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items in income for U.S. federal income tax purposes.
In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, dispose of assets or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or shares at the election of each shareholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for federal income tax purposes, the amount of the dividend paid in shares of beneficial interest will be equal to the amount of cash that could have been received instead of the shares.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
Prohibited Transactions
Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations, and as the sole owner of the general partner of the Operating Partnership, we intend to cause the Operating Partnership to conduct its operations, so that no asset that we own (or are treated as owning) or that the Operating Partnership owns will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe harbor provisions of the Code that would prevent such treatment (as set forth below). The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. Through a wholly-owned TRS, we have been active in syndicating ownership in net lease properties pursuant to the Section 1031 Exchange Program. Through this program we provide financing for properties with respect to which third-party investors, who are seeking to reinvest the proceeds from sales of investment property in transactions that are eligible for favorable tax treatment under Section 1031 of the Code, acquire ownership interests in certain of our properties. Under the Section 1031 Exchange Program, we establish DSTs that each own one or more properties. We typically offer up to 95% of the equity interests of each DST to qualified investors with the remaining equity interests held by us. As a result of conducting such activities through a TRS, such activities will not be subject to the 100% prohibited transaction tax, but the TRS is subject to tax on its income and gains at the regular corporate rates.
The safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and to the application of the 100% prohibited transaction tax is available if the following requirements are met:
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the REIT has held the property for not less than two years;

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the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

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property sales by the REIT do not exceed at least one of the following thresholds: (1) seven sales in the current year; (2) sales in the current year do not exceed 10% of the REIT’s assets as of the beginning of the year (as measured by either fair market value or tax basis); or (3) sales in the current year do not exceed 20% of the REIT’s assets as of the beginning of the year and sales over a three-year period do not exceed, on average, 10% per annum of the REIT’s assets, in each case as measured by either fair market value or tax basis;
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in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property are made through an independent contractor from whom the REIT derives no income or by a TRS.

Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (3) with respect to which we made a proper election to treat the property as foreclosure property.
We generally will be subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.
Derivatives and Hedging Transactions
As discussed in “—Income Tests” above, we and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. In addition, income from certain new hedging transactions that counteract prior qualifying hedging transactions described in (1) and (2) above which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to shareholders in any year in which we are not a REIT, reducing the cash available for distribution by us to our shareholders, nor; however, would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic shareholders that are individuals, trusts and estates may be eligible for the preferential tax rates on qualified dividend income but would not be eligible to deduct 20% of our ordinary REIT dividends. See “Taxation of Shareholders—Taxation of Taxable Domestic Shareholders—Distributions.” In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.
Taxation of Shareholders
Taxation of Taxable Domestic Shareholders
As used herein, a “domestic shareholder” means a beneficial owner of our shares of beneficial interest that, for U.S. federal income tax purposes, is or is treated as:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares of beneficial interest, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common shares should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our common shares by the partnership.
Distributions
So long as we qualify as a REIT, the distributions that we make to our taxable domestic shareholders out of current or accumulated earnings and profits, that we do not designate as capital gain dividends, will generally be taken into account by shareholders as ordinary income and will not be eligible for the dividends-received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., 20% maximum federal rate) for qualified dividends received by domestic shareholders that are individuals, trusts and estates from taxable C corporations. However, provided that we and the shareholders satisfy certain holding period requirements, such shareholders are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to:
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income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

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dividends received by the REIT from TRSs or other taxable C corporations; or

•
income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our domestic shareholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder that receives such distribution has held its shares. In addition, the total amount of dividends that we may designate as “qualified dividend income” or “capital gain dividends” may not exceed our dividends paid for the taxable year. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat a shareholder as having received, solely for tax purposes, its pro rata share of our undistributed capital gains, and the shareholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of the Company—Annual Distribution Requirements.” Corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of shareholders that are individuals, trusts and estates, and 21% in the case of shareholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions. Dividends paid by us to a corporate U.S. shareholder will not be eligible for the dividends received deduction for corporations.
In accordance with Public Law No. 115-97, commonly referred to as the TCJA, the effective tax rate on ordinary REIT dividends for U.S. shareholders of our common shares that are individuals, estates or trusts is effectively reduced by permitting such holders to claim a deduction in determining their taxable income equal to 20% of any such dividends they receive. To qualify for this deduction, the stockholder receiving a such dividend must hold the dividend-paying REIT shares for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the shares become ex-dividend, and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. The deduction is set to expire after December 31, 2025.
Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a shareholder to the extent that the amount of such distributions do not exceed the adjusted basis of the shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the shareholder’s shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares, the shareholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.
To the extent that we have available NOLs and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. However, as a result of the enactment of the TCJA and Public Law No. 116-136, known as the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), NOL carryforwards of losses arising in taxable years beginning after December 31, 2017 may be deducted in taxable years beginning after December 31, 2020 only to the extent of 80% of our “REIT taxable income” in the carryforward year (computed without regard to the NOL deduction). In contrast to prior law, which permitted unused NOL carryforwards to be carried back two years (or zero years for REITs) and forward 20 years, the TCJA and the CARES Act provide that losses arising in taxable years ending after December 31, 2017 and beginning before January 1, 2021 can be carried back five years (or zero years for REITs) and can be carried forward indefinitely. NOLs arising in taxable years beginning after December 31, 2020 may not be carried back to any prior taxable year but can be carried forward indefinitely. See “—Taxation of the Company—Annual Distribution Requirements.” Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of shareholders to the extent that we have current or accumulated earnings and profits. This offering will not constitute a change of control and thus will not have an impact on our ability to use the NOLs as described above.
Dispositions of the Company’s Shares
If a domestic shareholder sells or disposes of shares of beneficial interest, it generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares of beneficial interest for tax purposes. This gain or loss will generally be long-term capital gain or loss if the shareholder has held the shares of beneficial interest for more than one year at the time of such sale or disposition. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our shares will be subject to a maximum federal income tax rate of 20% if the shares are held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if the shares are held for one year or less. Gains recognized by shareholders that are corporations are subject to federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of our shares that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our shares by a shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the shareholder as long-term capital gain.
If an investor recognizes a loss upon a subsequent disposition of our shares or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our shares or securities or transactions that we might undertake directly or indirectly.
Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Additional Medicare Tax on Unearned Income
Certain “high income” taxable domestic shareholders, including individuals, estates and trusts, are subject to an additional 3.8% Medicare tax on unearned income. For individuals, the additional Medicare tax applies to the lesser of (1) “net investment income” or (2) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. Investors are urged to consult their own tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our shares.
Passive Activity Losses and Investment Interest Limitations
Distributions that we make and gain arising from the sale or exchange by a domestic shareholder of our shares will not be treated as passive activity income. As a result, shareholders will not be able to apply any “passive losses” against income or gain relating to our shares. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.
Taxation of Foreign Shareholders
Shares of beneficial interest applicable to non-U.S. holders
A “non-U.S. holder” is an owner of our shares of beneficial interest that is neither a “domestic shareholder,” as defined above, nor an entity treated as a partnership for U.S. federal income tax purposes. Special rules may apply to certain non-U.S. holders, including controlled foreign corporations, passive foreign investment companies, certain U.S. expatriates, and non-U.S. persons eligible for benefits under an applicable income tax treaty with the United States. Such non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Ordinary Dividends
The portion of dividends received by a non-U.S. holder that is (1) payable out of our earnings and profits, (2) not attributable to gain from our sale or exchange of a U.S. real property interest (“USRPI”) nor designated by us as a capital gain dividend and (3) not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.
In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. holder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax at graduated rates, in the same manner as domestic shareholders are taxed with respect to such dividends. Such income generally must be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax (or such lower rate as provided by an applicable tax treaty) in the case of a non-U.S. holder that is a corporation.
Non-Dividend Distributions
Distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax to the extent that such distributions do not exceed the non-U.S. holder’s adjusted basis in our shares. Such distributions in excess of earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common shares will be treated as gain from the sale of its shares, the tax treatment of which is described below. See “—Dispositions of the Company’s Shares” below. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends unless the non-U.S. holder provides the certification described below under “—Information Reporting Requirements and Withholding—Generally.” A non-U.S. holder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests
Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of Foreign Shareholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.
A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Shareholders—Ordinary Dividends”), if (1) the capital gain dividend is received with respect to a class of shares that is regularly traded on an established securities market located in the United States and (2) the recipient non-U.S. holder does not own more than 10% of that class of shares at any time during the one-year period ending on the date on which the capital gain dividend is received. We anticipate that our common shares will be “regularly traded” on an established securities market.

Dispositions of the Company’s Shares
Unless our shares constitute a USRPI, a sale of our shares by a non-U.S. holder generally will not be subject to U.S. federal income taxation. Our shares will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.
Even if the foregoing 50% test is not met, our shares nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT if less than 50% of its value is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we are, and we will be, a domestically controlled qualified investment entity, and that a sale of our shares should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically-controlled qualified investment entity.
In the event that we are not a domestically controlled qualified investment entity, but our shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our common shares nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of our outstanding common shares at any time during the five-year period ending on the date of the sale. We expect that our common shares will be regularly traded on an established securities market.
If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. shareholder with respect to such gain; or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares (subject to a 5% exception applicable to “regularly traded” shares), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common shares within a 30 day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common shares within 30 days after such ex-dividend date.
Estate Tax
If our shares are owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the shares will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.
The U.S. federal taxation of non-U.S. holders is a highly complex matter that may be affected by many other considerations. Accordingly, non-U.S. holders should consult their tax advisors regarding the income and withholding tax considerations with respect to owning the company’s shares.
Taxation of Tax-Exempt Shareholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt shareholder) and (2) our shares are not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our shares generally should not give rise to UBTI to a tax-exempt shareholder.
Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such shareholders to characterize distributions that we make as UBTI.
In certain circumstances, a pension trust that owns more than 10% of our shares could be required to treat a percentage of the dividends as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) we are required to “look through” one or more of our pension trust shareholders in order to satisfy the REIT “closely held” test and (2) either (a) one pension trust owns more than 25% of the value of our shares or (b) one or more pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of our shares. Certain restrictions on ownership and transfer of our shares generally should prevent a tax-exempt entity from owning more than 10% of the value of our shares and generally should prevent us from becoming a pension-held REIT.
Tax-exempt shareholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning the company’s shares.
State, Local and Foreign Taxes
We and our subsidiaries and shareholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our shareholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our shares.
Information Reporting Requirements and Withholding
Generally
We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a domestic shareholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the holder: (1) is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or (2) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A domestic shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or other Form W-8, if applicable), or if certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. shareholder of shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s federal income tax liability if certain required information is furnished to the IRS. Shareholders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
FATCA Withholding
Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) will be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source dividends. Payments of dividends that you receive in respect of our common shares will be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold our common shares through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:
Name	Number of Shares
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
Wells Fargo Securities, LLC
Mizuho Securities USA LLC
Scotia Capital (USA) Inc.
WR Securities, LLC
Nomura Securities International, Inc.
Berenberg Capital Markets LLC
R. Seelaus & Co., LLC
Total:	18,000,000
The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the common shares subject to their acceptance of the shares from us and subject to prior sale and the underwriters reserve the right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the common shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the common shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below. The underwriters may offer and sell the common shares through certain of their affiliates or other registered broker-dealers or selling agents.
The underwriters initially propose to offer part of the common shares directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of $      per share under the public offering price. After the initial offering of the common shares, the offering price and other selling terms may from time to time be varied by the representatives.
“Wolfe | Nomura Alliance” is the marketing name used by Wolfe Research Securities and Nomura Securities International, Inc. in connection with certain equity capital markets activities conducted jointly by the firms. Both Nomura Securities International, Inc. and WR Securities, LLC are serving as underwriters in the offering described herein. In addition, WR Securities, LLC and certain of its affiliates may provide sales support services, investor feedback, investor education, and/or other independent equity research services in connection with this offering.
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 2,700,000 additional common shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the offering of the common shares offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional common shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of common shares listed next to the names of all underwriters in the preceding table.
The following table shows the per share and total public offering price, underwriting discounts and commissions and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 2,700,000 common shares.

Total
	Per Share	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions
Proceeds, before expenses, to us	$	$	$
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $3.0 million. We have agreed to reimburse the underwriters for expense relating to clearance of this offering with the Financial Industry Regulatory Authority (“FINRA”) up to $35,000. We have also agreed to reimburse the underwriters for the fees and disbursements of counsel to the underwriters incurred in connection with the directed share program described below up to an amount not to exceed $10,000.
Our common shares have been approved for listing on the NYSE, subject to official notice of issuance, under the symbol “FSPR.”
We, our executive officers, trustees, GSAM, Carlyle and certain of our other security holders have agreed that, without the prior written consent of the representatives on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of this prospectus (the “restricted period”):
•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares;

•
file any registration statement with the SEC relating to the offering of any common shares or any securities convertible into or exercisable or exchangeable for common shares; or

•
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares,

whether any such transaction described above is to be settled by delivery of common shares or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of the representatives on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any common shares or any security convertible into or exercisable or exchangeable for common shares.
For purposes of the lock-up agreements with us, our executive officers, trustees and certain of our other security holders, the restrictions described in the immediately preceding paragraph do not apply to:
•
the sale of shares to the underwriters and the issuance of the Series U2 OP units;

•
OP units to be issued to the company in consideration for the contribution of the net proceeds from the sale of common shares in this offering to the Operating Partnership;

•
the issuance by the company of common shares upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus as described in this prospectus;

•
transactions by any person other than us relating to common shares or other securities acquired in open market transactions after the completion of this offering of the shares; provided that no filing under Section 16(a) of the Exchange Act is required or voluntarily made in connection with subsequent sales of the common shares or other securities acquired in such open market transactions;

•
in the case of persons other than us (1) transfers of common shares or any security convertible into common shares as a bona fide gift and (2) distributions of common shares or any security convertible into common shares to limited partners or stockholders of the lock-up signatory; provided that in each case each donee or distributee shall sign and deliver a lock-up agreement and no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of common shares shall be required or shall be voluntarily made during the restricted period; or

•
facilitating the establishment of a trading plan on behalf of a shareholder, officer or trustee of the company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common shares; provided that (1) such plan does not provide for the transfer of common shares during the restricted period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up signatory or the company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the restricted period.

For purposes of the lock-up agreements with GSAM and Carlyle, the restrictions described in the second preceding paragraph do not apply to:
•
transactions relating to common shares or other securities acquired in open market transactions after the completion of this offering; provided that in the case of any such transfer, no filing by any party under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer during the restricted period;

•
transfers of common shares or any security convertible into common shares (1) as a bona fide gift, or for bona fide estate planning purposes, upon death or by will, testamentary document or intestate succession, (2) to an immediate family member of the lock-up signatory or to any trust for the direct or indirect benefit of such person or the immediate family of such person (“immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (3) not involving a change in beneficial ownership, or (4) if the lock-up signatory is a trust, to any beneficiary of the lock-up signatory or the estate of any such beneficiary; provided that in the case of any transfer or distribution pursuant to this exception, (i) each donee, trustee, distributee or transferee shall sign and deliver a lock-up agreement covering the balance of the restricted period and (ii) no filings by any party (including without limitation, any donor, donee, trustee, distributor, distributee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during the restricted period;

•
distributions, transfers or dispositions of common shares or any security convertible into or exercisable or exchangeable for common shares as part of a distribution, transfer or disposition without consideration by the lock-up signatory to its stockholders, current or former partners (general or limited), members, beneficiaries or other equity holders, or to the estates of any such stockholders, partners, beneficiaries or other equity holders, or to another business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up signatory, or to any investment fund or other entity controlling or managing, controlled or managed by, or under common control with, the lock-up signatory or affiliates of the lock-up signatory; provided that in the case of any transfer or distribution pursuant to this exception, (i) each donee, trustee, distributee or transferee shall sign and deliver a lock-up agreement covering the balance of the restricted period and (ii) no filings by any party (including without limitation, any donor, donee, trustee, distributor, distributee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during the restricted period;

•
facilitating the establishment of a trading plan on behalf of a shareholder, officer or trustee of the company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common shares; provided that (1) such plan does not provide for the transfer of common shares during the restricted period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up signatory or by the company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the restricted period;

•
the transfer of common shares or any security convertible into or exercisable or exchangeable for common shares that occurs by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or other court order; provided that in the case of any transfer or distribution pursuant to this exception, each donee, distributee or transferee shall sign and deliver a lock-up agreement covering the balance of the restricted period and no filing by any party (including without limitation, any donor, donee, distributor, distributee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution during the restricted period, unless such filing is required and clearly indicates in the footnotes thereto that the transfer is by operation of law, court order, or in connection with a divorce settlement; or
•
the transfer of common shares or any security convertible into or exercisable or exchangeable for common shares in connection with a bona fide third-party tender offer, merger, consolidation or other similar transaction, that is approved by our board of trustees, made to all holders of common shares involving a change of control of the company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the common shares and/or any security convertible into or exercisable or exchangeable for common shares owned by the lock-up signatory shall remain subject to the restrictions contained in the lock-up agreement.

The representatives, in their sole discretion, may release the common shares and other securities subject to the lock-up agreements described above in whole or in part at any time. The lock-up agreements for GSAM and Carlyle provide that each holder will be released, pro rata, from its lock-up agreement in the event and to the extent that the representatives permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, trustee or holder of greater than 5% of our outstanding common shares.
In addition, our shareholders holding substantially all of our other common shares outstanding immediately prior to the completion of this offering may not effect any offer, sale or distribution of any common shares or any option or right to acquire common shares, for 180 days after the date of this prospectus, without first obtaining our consent. We have agreed not to provide this consent without first obtaining the written consent of the representatives.
In order to facilitate the offering of the common shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, common shares in the open market to stabilize the price of the common shares. These activities may raise or maintain the market price of the common shares above independent market levels or prevent or retard a decline in the market price of the common shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.
A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of common shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, as part of the New Credit Facility that we expect to enter into in connection with this offering, affiliates of Morgan Stanley & Co. LLC, Goldman

Sachs & Co. LLC, Wells Fargo Securities, LLC, Mizuho Securities USA LLC and Scotia Capital (USA) Inc. , each of whom is an underwriter of this offering, are expected to become lenders under such facility.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
M&T Securities, Inc., a FINRA member and an affiliate of a lender under the M&T Credit Facility, which will be repaid in connection with this offering, is being paid a referral fee by R. Seelaus & Co., LLC.
An affiliate of Nomura Securities International, Inc. has financed a portion of Magnetar Capital’s Mezzanine Loan to us. The Mezzanine Loan will be repaid in connection with this offering and, accordingly, Magnetar Capital may use a portion of the proceeds of this offering that it receives in repayment of the Mezzanine Loan to repay such affiliate of Nomura Securities International, Inc.
The GSAM Entities, which collectively own more than 10% of our outstanding common shares prior to the consummation of this offering and which will collectively own more than 10% of our outstanding common shares subsequent to the completion of this offering, are affiliates of Goldman Sachs & Co. LLC, an underwriter in this offering. Nonetheless, in accordance with FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because we, the issuer of the securities in this offering, are a REIT.
Pricing of the Offering
Prior to this offering, there has been no public market for our common shares. The initial public offering price was determined by negotiations between us and the representatives. Among the factors considered in determining the initial public offering price were our future prospects and those of our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain financial and operating information of companies engaged in activities similar to ours.
Directed Share Program
At our request, the underwriters have reserved 5% of the common shares to be issued by us and offered by this prospectus for sale, at the initial public offering price, to trustees, officers, employees, business associates and related persons. If purchased by these persons, these shares will be subject to a 180-day lock-up restriction. The number of common shares available for sale to the general public will be reduced to the extent these individuals purchase such reserved shares. Any reserved shares that are not so purchased will be offered by the underwriters to the general public on the same basis as the other shares offered by this prospectus.
Selling Restrictions
Australia
This prospectus:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The common shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the common shares may be issued, and no draft or definitive prospectus, advertisement or other offering material relating to any common shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the common shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of common shares under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the common shares you undertake to us that you will not, for a period of 12 months from the date of issue of the common shares, offer, transfer, assign or otherwise alienate such common shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Canada
The common shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Dubai International Financial Centre (“DIFC”)
This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The common shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common shares offered should conduct their own due diligence on the common shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the common shares may not be offered or sold directly or indirectly to the public in the DIFC.

European Economic Area
Neither this prospectus nor any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus and any related free writing prospectus and any offer if made subsequently is directed only at persons in Member States of the European Economic Area (the “EEA”) who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation. This prospectus and any related free writing prospectus have been prepared on the basis that any offer of common shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of common shares. Accordingly any person making or intending to make an offer in that Member State of common shares which are the subject of the offering contemplated in this prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for Four Springs Capital Trust or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither Four Springs Capital Trust nor the underwriters have authorized, nor do they authorize, the making of any offer of common shares in circumstances in which an obligation arises for Four Springs Capital Trust or the underwriters to publish a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
In relation to each Member State of the EEA (each, a “Relevant State”), no common shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the common shares may be offered to the public in that Relevant State at any time :
(1)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(2)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter or underwriters for any such offer; or

(3)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the common shares shall require Four Springs Capital Trust or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the common shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for any common shares.
Germany
This prospectus has not been prepared in accordance with the requirements for a prospectus or any other disclosure document under the Prospectus Regulation (as defined above), the German Securities Prospectus Act (Wertpapierprospektgesetz), the German Capital Investment Code (Kapitalanlagegesetzbuch), or the German Investment Products Act (Vermoegensanlagegesetz). Neither the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht — BaFin) nor any other competent authority has been, or will be, notified of the intention to distribute the common shares in Germany. Consequently, our common shares may not be distributed in Germany by way of public offering, public advertisement or in any similar manner and this prospectus and any other document relating to this offering, as well as information or statements contained therein, may not be supplied to the public in Germany or used in connection with any offer for subscription of the common shares to the public in Germany or any other means of public marketing. The common shares are being offered and sold in Germany only to persons who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (as defined above). This prospectus is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

Hong Kong
The common shares may not be offered or sold in Hong Kong by means of any prospectus other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), (2) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or (3) in other circumstances which do not result in the prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Japan
No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the common shares.
Accordingly, the common shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except pursuant to the following exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.
For Qualified Institutional Investors (“QII”)
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the common shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the common shares. The common shares may only be transferred to QIIs.
For Non-QII Investors
Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the common shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the common shares. The common shares may only be transferred en bloc without subdivision to a single investor.
Singapore
The common shares which are the subject of this prospectus do not represent units in a collective investment scheme which is authorized or recognized by the Monetary Authority of Singapore (“MAS”) under Section 286 or 287 of the Securities and Futures Act (Chapter 289 of Singapore) (“SFA”) and this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore under the SFA. This prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our common shares will not be circulated or distributed, nor will our common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than institutional investors as defined in Section 4A of the SFA or relevant regulations thereunder.
United Kingdom
In the United Kingdom, neither this prospectus nor any related free writing prospectus is a prospectus for the purposes of the UK Prospectus Regulation (as defined below). This prospectus and any related free writing prospectus have been prepared on the basis that any offer if made subsequently is directed only at persons in the United Kingdom who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation. This prospectus and any related free writing prospectus have been prepared on the basis that any offer of common shares in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of common shares. Accordingly any person making or intending to make an offer in the United Kingdom of common shares which are the subject of the offering contemplated in this prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for Four Springs Capital Trust or any of the underwriters to publish a prospectus pursuant to Section 85 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) in relation to such offer. Neither Four Springs Capital Trust nor the underwriters have authorized, nor do they authorize, the making of any offer of common shares in circumstances in which an obligation arises for Four Springs Capital Trust or the underwriters to publish a prospectus for such offer. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.
This prospectus and any related free writing prospectus may not be distributed or circulated to any person in the United Kingdom other than to: (1) persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”); and (2) high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and any related free writing prospectus is directed only at relevant persons. Other persons should not act on this prospectus and any related free writing prospectus or any of its contents. This prospectus and any related free writing prospectus is confidential and is being supplied to you solely for your information and may not be reproduced, redistributed or passed on to any other person or published, in whole or in part, for any other purpose.
No common shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the common shares which has been approved by the Financial Conduct Authority, except that the common shares may be offered to the public in the United Kingdom at any time:
(1)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(2)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter or underwriters for any such offer; or

(3)
in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of common shares shall require Four Springs Capital Trust or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA. For the purposes of this provision, the expression an “offer to the public” in relation to the common shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for any common shares.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the common shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Four Springs Capital Trust.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the common shares in, from or otherwise involving the United Kingdom.

LEGAL MATTERS
The validity of the common shares offered by this prospectus will be passed upon for us by Duane Morris LLP, New York, New York. In addition, Duane Morris LLP, New York, New York, will pass on certain tax matters for us. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters in connection with this offering.
EXPERTS
The consolidated financial statements and schedule of Four Springs Capital Trust as of and for each of the two years ended December 31, 2020 and 2019 included in this prospectus have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.
The statement of revenues and certain operating expenses, Amazon Property Austin, TX, for the year ended December 31, 2020, included in this prospectus has been so included in reliance on the report of BDO USA, LLP, independent auditors, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.
All statistical and economic market data included in this prospectus that have been attributed to RCG, including information in “Prospectus Summary—Our Target Market” and “Our Business—Our Target Market,” are derived from market information prepared by RCG, a nationally recognized real estate consulting firm, and is included in this prospectus in reliance on RCG’s authority as an expert in such matters.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the common shares offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and our common shares, we refer you to the registration statement and to the exhibits and schedules thereto. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Our SEC filings, including our registration statement, are available to you, free of charge, on the SEC at http://www.sec.gov.
Upon completion of this offering, we will become subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information and will make available to our shareholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information. These reports and other information will be available through the SEC’s website referred to above.

INDEX TO FINANCIAL STATEMENTS
Unaudited Consolidated Financial Statements of Four Springs Capital Trust
Consolidated Balance Sheets as of September 30, 2021 (unaudited) and December 31, 2020 (audited)	F-2
Consolidated Statements of Operations for the Nine Months Ended September 30, 2021 and 2020	F-4
Consolidated Statements of Comprehensive Loss for the Nine Months Ended September 30, 2021 and 2020	F-5
Consolidated Statements of Changes in Contingently Redeemable Preferred Shares and OP Units and Changes in Equity for the Nine Months Ended September 30, 2021 and 2020	F-6
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2021 and 2020	F-9
Notes to Consolidated Financial Statements	F-11
Audited Consolidated Financial Statements of Four Springs Capital Trust
Report of Independent Registered Public Accounting Firm	F-59
Consolidated Balance Sheets as of December 31, 2020 and 2019	F-60
Consolidated Statements of Operations for the Years Ended December 31, 2020 and 2019	F-62
Consolidated Statements of Comprehensive (Loss) Income for the Years Ended December 31, 2020 and 2019	F-63
Consolidated Statements of Changes in Contingently Redeemable Preferred Shares and OP Units and Changes in Equity for the Years Ended December 31, 2020 and 2019	F-64
Consolidated Statements of Cash Flows for the Years Ended December 31, 2020 and 2019	F-68
Notes to Consolidated Financial Statements	F-70
Schedule III—Real Estate and Accumulated Depreciation	F-117
Statements of Revenues and Certain Operating Expenses, Amazon Property Austin, TX
Independent Auditor’s Report	F-120
Statements of Revenues and Certain Operating Expenses for the Three Months Ended March 31, 2021 (Unaudited) and the Year Ended December 31, 2020	F-122
Notes to Statements of Revenues and Certain Operating Expenses	F-123

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Consolidated Balance Sheets
	September 30, 2021	December 31, 2020
	(Unaudited)
Assets:
Real estate, net	$686,216,819	$374,498,898
Cash and cash equivalents	32,795,495	10,323,785
Accounts receivable and other assets	17,637,435	8,144,285
Receivable from affiliate	1,388	50,429
Deferred rent receivable	7,966,342	6,238,440
Origination value of acquired in-place leases, net	77,596,829	42,336,654
Acquired favorable leases, net	14,253,062	7,061,362
Real estate and other assets classified as held for sale	3,316,713	740,158
Total Assets	$839,784,083	$449,394,011
Liabilities and Equity
Liabilities:
Notes payable, net	$280,288,004	$161,590,853
Line of credit, net	42,807,023	14,180,302
Mezzanine note payable, net	86,411,914	83,067,793
Accounts payable, accrued expenses and other liabilities	31,508,526	11,486,551
Acquired unfavorable leases, net	5,521,893	2,546,442
Liabilities related to assets classified as held for sale	—	20,940
Total Liabilities	446,537,360	272,892,881
Commitments and Contingencies – See note 21
Temporary Equity:
Contingently redeemable Series A-1 preferred shares, $0.001 par value, 10,000,000 shares designated, 2,550,730 and 2,512,825 shares issued and outstanding (convertible to common shares) at September 30, 2021 and December 31, 2020, respectively.	50,581,637	47,632,738
Contingently redeemable Series A-2 preferred shares, $0.001 par value, 15,000,000 shares designated, 7,500,000 and 0 shares issued and outstanding (convertible to common shares) at September 30, 2021 and December 31, 2020, respectively.	139,993,933	—
Contingently redeemable Series U1 OP units, $4,323,239 and $4,147,805 liquidation preference; 181,116 units issued and outstanding (convertible to 181,116 common shares) at September 30, 2021 and December 31, 2020, respectively.	4,357,701	4,147,805
Total Temporary Equity	194,933,271	51,780,543
See accompanying notes to consolidated financial statements.

	September 30, 2021	December 31, 2020
	(Unaudited)
Permanent Equity:
Shareholders’ Equity:
Preferred shares, $0.001 par value, 87,547,309 shares authorized, 25,000,000 and 10,000,000 of which have been designated, at September 30, 2021 and December 31, 2020, respectively.	—	—
Common shares, $0.001 par value, 504,671,451 shares authorized, 223,203 of which have been designated, 6,533,284 issued and outstanding at September 30, 2021 and December 31, 2020.	6,533	6,533
Non-participating common shares, $0.001 par value, 223,203 shares designated, 200,015 issued and outstanding (convertible to 200,015 common shares) at September 30, 2021 and December 31, 2020.	200	200
Additional paid-in capital	137,543,801	140,127,691
Accumulated other comprehensive loss	(1,004,373)	(2,670,745)
Cumulative dividends in excess of net income	(108,654,333)	(83,375,057)
Total shareholders’ equity	27,891,828	54,088,622
Noncontrolling Interests	170,421,624	70,631,965
Total Equity	198,313,452	124,720,587
Total Liabilities, Contingently Redeemable Interests and Equity	$839,784,083	$449,394,011

See accompanying notes to consolidated financial statements.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Unaudited Consolidated Statements of Operations
	Nine Months Ended September 30,
	2021	2020
Revenues:
Rental	$38,761,145	$25,826,350
Other	205,692	128,507
Total Revenues	38,966,837	25,954,857
Expenses:
Property operating	5,458,319	3,144,193
General and administrative	11,728,675	3,843,322
Professional fees	2,120,528	390,030
Depreciation and amortization	15,724,741	10,059,232
Interest	17,878,327	7,597,716
Acquisition costs	40,787	195,452
Provision for impairment	335,000	535,000
Total Expenses	53,286,377	25,764,945
Change in fair value of compound embedded derivative and warrant liability	(415,614)	(208,757)
Loss on extinguishment of debt	(310,619)	—
Gain on sale of real estate	2,431,142	401,431
Provision for income taxes	(1,995,759)	(47,653)
Net (Loss) Income	(14,610,390)	334,933
Net Loss (Income) Attributable to Noncontrolling Interests	6,280,253	(758,130)
Net (Loss) Income Attributable to Four Springs Capital Trust	(8,330,137)	(423,197)
Preferred Share Dividends and Series U1 OP Unit Distributions	(10,089,581)	(14,618,122)
Accretion on Contingently Redeemable Preferred Shares and OP Units	(2,590,568)	(541,413)
Net Loss Attributable to Common Shareholders	$(21,010,286)	$(15,582,732)
Loss Per Common Share—Basic and Diluted:
Net loss per common share	$(3.24)	$(8.37)
See accompanying notes to consolidated financial statements.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Unaudited Consolidated Statements of Comprehensive Loss
	Nine Months Ended September 30,
	2021	2020
Net (Loss) Income	$(14,610,390)	$334,933
Other comprehensive income (loss), net of tax
Change in net realized and unrealized income (loss) on hedging instruments	1,773,686	(2,186,212)
(Provision for income taxes) income tax benefit related to other comprehensive loss	(92,689)	109,309
Other comprehensive income (loss), net of tax	1,680,997	(2,076,903)
Comprehensive Loss	(12,929,393)	(1,741,970)
Loss (Income) Attributable to Noncontrolling Interests	6,280,253	(758,130)
Other Comprehensive (Income) Loss Attributable to Noncontrolling Interests	(14,625)	34,650
Comprehensive Loss Attributable to Four Springs Capital Trust	$(6,663,765)	$(2,465,450)
See accompanying notes to consolidated financial statements.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Unaudited Consolidated Statements of Changes in Contingently Redeemable Preferred Shares and OP Units
and Changes in Equity
	Contingently Redeemable Preferred Shares and OP Units		Series A, Series B, Series C, Series D and Series DRIP 1 Preferred Shares		Common Shares and Non-participating Common Shares		Additional Paid-In Capital	Cumulative Dividends and Net Losses	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity	Noncontrolling Interests	Total Equity
	Shares / Units	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2019	2,754,452	$52,478,008	11,926,588	$11,926	1,861,833	$1,863	$133,600,773	$(60,237,242)	$(836,257)	$72,541,063	$57,129,117	$129,670,180
Gross proceeds from issuance of Series D preferred shares	—	—	523,209	524	—	—	10,323,740	—	—	10,324,264	—	10,324,264
Dividend shares issued in-kind to Series D preferred shareholders	—	—	75,367	75	—	—	1,507,265	(1,507,340)	—	—	—	—
Gross proceeds from issuance of Series DRIP 1 preferred shares	—	—	21,288	21	—	—	415,091	—	—	415,112	—	415,112
Dividend shares issued in-kind to contingently redeemable Series E preferred shareholders	354,444	7,088,881	—	—	—	—	—	(7,088,881)	—	(7,088,881)	—	(7,088,881)
Accretion of contingently redeemable Series E preferred shares	—	429,773	—	—	—	—	(429,773)	—	—	(429,773)	—	(429,773)
Gross proceeds from issuance of contingently redeemable Series U1 OP units	181,116	3,984,552	—	—	—	—	—	—	—	—	—	—
Distributions on contingently redeemable Series U1 OP units	—	—	—	—	—	—	—	(66,411)	—	(66,411)	—	(66,411)
Accretion of contingently redeemable Series U1 OP units	—	111,639	—	—	—	—	(111,639)	—	—	(111,639)	—	(111,639)
OP acquisition of net assets of noncontrolling interests in DSTs	—	—	—	—	—	—	—	—	—	—	(3,980,536)	(3,980,536)
Consideration in excess of net assets acquired from noncontrolling interests in DSTs	—	—	—	—	—	—	(1,743,418)	—	—	(1,743,418)	—	(1,743,418)
Repurchase of Series A preferred shares	—	—	(2,500)	(2)	—	—	—	(17,998)	—	(18,000)	—	(18,000)
Repurchase of Series C preferred shares	—	—	(100,000)	(100)	—	—	—	(749,900)	—	(750,000)	—	(750,000)
Share-based compensation	—	—	—	—	—	—	30,706	—	—	30,706	—	30,706
See accompanying notes to consolidated financial statements.

	Contingently Redeemable Preferred Shares and OP Units		Series A, Series B, Series C, Series D and Series DRIP 1 Preferred Shares		Common Shares and Non-participating Common Shares		Additional Paid-In Capital	Cumulative Dividends and Net Losses	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity	Noncontrolling Interests	Total Equity
	Shares / Units	Amount	Shares	Amount	Shares	Amount
Proceeds from DSTs	—	—	—	—	—	—	—	—	—	—	3,193,652	3,193,652
Cost of issuing Series D preferred shares and DST beneficial interests	—	—	—	—	—	—	(597,138)	—	—	(597,138)	(316,869)	(914,007)
Net (loss) income	—	—	—	—	—	—	—	(423,197)	—	(423,197)	758,130	334,933
Other comprehensive loss	—	—	—	—	—	—	—	—	(2,042,253)	(2,042,253)	(34,650)	(2,076,903)
Dividends on Series A, B, C, D and DRIP 1 preferred shares and OP units and Series A preferred OP units	—	—	—	—	—	—	—	(5,955,484)	—	(5,955,484)	(52,458)	(6,007,942)
Distributions on DST beneficial interests	—	—	—	—	—	—	—	—	—	—	(2,754,299)	(2,754,299)
Balance, September 30, 2020	3,290,012	$64,092,853	12,443,952	$12,444	1,861,833	$1,863	$142,995,607	$(76,046,453)	$(2,878,510)	$64,084,951	$53,942,087	$118,027,038
Balance, December 31, 2020	2,693,941	$51,780,543	—	$—	6,733,299	$6,733	$140,127,691	$(83,375,057)	$(2,670,745)	$54,088,622	$70,631,965	$124,720,587
Bifurcated proceeds from issuance of contingently redeemable Series A-2 preferred shares	7,500,000	137,917,002	—	—	—	—	—	—	—	—	—	—
Cost of issuing contingently redeemable Series A-2 preferred shares	—	(1,034,620)	—	—	—	—	—	—	—	—	—	—
Dividends paid to contingently redeemable Series A-1 and A-2 preferred shareholders	—	—	—	—	—	—	—	(6,044,656)	—	(6,044,656)	—	(6,044,656)
Bifurcated dividend shares issued in-kind of contingently redeemable Series A-1 preferred shares	37,905	730,935	—	—	—	—	—	(758,098)	—	(758,098)	—	(758,098)
Bifurcated accretion dividends of contingently redeemable Series A-1 and A-2 preferred shares	—	2,948,842	—	—	—	—	—	(3,127,744)	—	(3,127,744)	—	(3,127,744)
Accretion of contingently redeemable Series A-1 and A-2 preferred shares	—	2,380,673	—	—	—	—	(2,380,673)	—	—	(2,380,673)	—	(2,380,673)
Distributions on contingently redeemable Series U1 OP units	—	—	—	—	—	—	—	(159,083)	—	(159,083)	—	(159,083)
Accretion of contingently redeemable Series U1 OP units	—	209,896	—	—	—	—	(209,895)	—	—	(209,895)	—	(209,895)
Equity-based compensation	—	—	—	—	—	—	6,678	—	—	6,678	6,653,034	6,659,712
Proceeds from DSTs	—	—	—	—	—	—	—	—	—	—	116,201,694	116,201,694
Cost of issuing DST beneficial interests	—	—	—	—	—	—	—	—	—	—	(10,234,532)	(10,234,532)
See accompanying notes to consolidated financial statements.

	Contingently Redeemable Preferred Shares and OP Units		Series A, Series B, Series C, Series D and Series DRIP 1 Preferred Shares		Common Shares and Non-participating Common Shares		Additional Paid-In Capital	Cumulative Dividends and Net Losses	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity	Noncontrolling Interests	Total Equity
	Shares / Units	Amount	Shares	Amount	Shares	Amount
Net loss	—	—	—	—	—	—	—	(8,330,137)	—	(8,330,137)	(6,280,253)	(14,610,390)
Other comprehensive loss	—	—	—	—	—	—	—	—	1,666,372	1,666,372	14,625	1,680,997
Dividends and distributions on common shares and common OP units	—	—	—	—	—	—	—	(6,859,558)	—	(6,859,558)	(68,914)	(6,928,472)
Distributions declared on LTIP OP units	—	—	—	—	—	—	—	—	—	—	(529,509)	(529,509)
Distributions on DST beneficial interests	—	—	—	—	—	—	—	—	—	—	(5,966,486)	(5,966,486)
Balance, September 30, 2021	10,231,846	$194,933,271	—	$—	6,733,299	$6,733	$137,543,801	$(108,654,333)	$(1,004,373)	$27,891,828	$170,421,624	$198,313,452

See accompanying notes to consolidated financial statements.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Unaudited Consolidated Statements of Cash Flows
	For the Nine Months Ended September 30,
	2021	2020
Cash Flows from Operating Activities:
Net (loss) income	$(14,610,390)	$334,933
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Impairment loss	335,000	535,000
Gain from sale of real estate	(2,431,142)	(401,431)
Depreciation	11,372,759	7,266,762
Equity-based compensation	6,659,712	30,706
Amortization of deferred financing costs	2,103,165	1,020,198
Change in fair value of compound embedded derivative and warrant liability	415,614	208,757
Amortization of interest rate hedge payoff	1,017,636	—
Capitalized interest on mezzanine note payable	2,968,224	—
Amortization of origination value of acquired in-place leases	4,304,816	2,776,170
Amortization of acquired favorable (unfavorable) leases, net	118,093	231,182
Amortization of leasing commissions	48,909	16,303
Amortization of mortgage premium	(69,918)	(68,585)
Write-off of deferred costs	20,875	—
Changes in operating assets and liabilities:
Accounts receivable and other assets	(6,538,120)	(1,578,746)
Deferred rent receivable	(1,800,083)	(1,215,223)
Accounts payable, accrued expenses and other liabilities	9,825,852	2,089,928
Receivable from affiliate	49,041	(36)
Net Cash Provided by Operating Activities	13,790,043	11,245,918
Cash Flows from Investing Activities:
Acquisitions and additions to real estate	(381,606,539)	(27,400,550)
Equipment additions	(95,411)	(22,085)
Proceeds from sale of real estate	14,185,709	5,102,630
Net Cash Used in Investing Activities	(367,516,241)	(22,320,005)
Cash Flows from Financing Activities:
Proceeds from notes payable	122,582,127	8,402,389
Principal repayments of notes payable	(2,740,830)	(215,321)
Proceeds from line of credit	202,000,000	5,000,000
Repayments on line of credit	(174,380,953)	(4,000,000)
Proceeds from issuance of Series A-2 preferred shares	147,750,000	—
Payments on offering-related costs	(1,374,053)	(880,132)
Cost of issuing Series A-2 preferred shares	(1,034,620)	—
Debt issuance costs	(1,793,822)	(1,302,483)
See accompanying notes to consolidated financial statements.

	For the Nine Months Ended September 30,
	2021	2020
Payments to acquire beneficial interest from noncontrolling interests	—	(1,739,402)
Proceeds from issuance of Series D and Series DRIP 1 preferred shares	—	10,739,376
Proceeds from issuing DST beneficial interests	116,201,694	3,193,652
Cost of issuing Series D preferred shares	—	(597,138)
Cost of issuing DST beneficial interests	(10,234,532)	(316,869)
Repurchase of preferred shares	—	(768,000)
Dividends paid on Series A, B, C, D and DRIP 1 preferred shares and OP units	—	(6,007,942)
Dividends paid on Series A-1 and Series A-2 preferred shares	(6,044,656)	—
Dividends paid on common shares and common OP units	(6,928,472)	—
Distributions paid on Series U1 OP units	(159,083)	(66,411)
Distributions paid on LTIP OP units	(52,951)	—
Distributions paid on DST beneficial interests	(5,966,486)	(2,754,299)
Net Cash Provided by Financing Activities	377,823,363	8,687,420
Net Increase in Cash, Cash Equivalents and Restricted Cash	24,097,165	(2,386,667)
Cash, Cash Equivalents and Restricted Cash, Beginning of Year	12,478,764	14,737,081
Cash, Cash Equivalents and Restricted Cash, End of Period	$36,575,929	$12,350,414
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$12,600,183	$6,348,916
Cash paid for income taxes (net of refunds)	$333,686	$393,440
Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Series U1 OP units issued in UPREIT to acquire noncontrolling interests in real estate	$—	$3,984,552
Discount on Series A-2 preferred shares	$2,250,000	$—
Series A-1 preferred share paid in-kind dividends and accretion dividends	$1,721,823	$—
Series A-1 preferred share accretion	$1,301,212	$—
Series A-2 preferred share paid in-kind dividends and accretion dividends	$2,164,019	$—
Series A-2 preferred share accretion	$1,079,461	$—
Series U-1 OP units accretion	$209,895	$111,639
LTIP OP units dividend declared and not paid	$476,558	$—
Series D preferred share dividends paid in-kind	$—	$1,507,340
Series E preferred share dividends paid in-kind	$—	$7,088,881
Series E preferred share accretion	$—	$429,773

See accompanying notes to consolidated financial statements.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements
1. Organization and Business
Four Springs Capital Trust, a Maryland real estate investment trust (the “Trust”), is a real estate investment trust (“REIT”) which was formed on July 5, 2012. The Trust is the sole general partner of and owned 93.6% of Four Springs Capital Trust Operating Partnership, L.P. (the “Operating Partnership” or “OP”) as of September 30, 2021 and 97.3% as of December 31, 2020. The principal business of the Trust and the Operating Partnership (collectively, the “company,” “we,” “our,” or “us”) is the ownership, acquisition and management of net leased real estate.
The company owns substantially all of its real estate properties through the Operating Partnership and Delaware Statutory Trusts (“DSTs”). However, properties may be owned directly, through other subsidiaries of the Operating Partnership, or through other entities. FSCT OP, LLC is the initial limited partner of the Operating Partnership. The company’s ownership of properties through the Operating Partnership is referred to as an “UPREIT” structure. An UPREIT structure may enable sellers of properties to transfer their properties to the Operating Partnership in exchange for limited partnership units of the Operating Partnership (“OP units”) and defer potential gain recognition for tax purposes with respect to such transfers of properties.
Beginning in July 2012, the company commenced a private placement of Series A preferred shares at a price of $10 per share that also included a quarter of one warrant. The Series A preferred shares offering ended in February 2014. From March 2014 through December 2014, the company offered a private placement of Series B preferred shares at a price of $10.75 per share that also included fifteen-hundredths of one warrant. The company commenced an offering of Series C preferred shares at $11 per share in November 2015 that also included warrants on a discretionary basis. The Series C preferred shares offering ended in March 2017.
On June 21, 2017, the company amended its declaration of trust to effect a one-for-two reverse split of the company’s common shares (the “Reverse Share Split”). In connection with the Reverse Share Split, the Operating Partnership effected a one-for-two reverse split on the common OP units (the “Reverse Common OP Unit Split,” and together with the Reverse Share Split, the “Reverse Split”). The number of authorized common shares were not adjusted as a result of the Reverse Share Split. As a result of the Reverse Split, the Series A, B and C preferred share conversion rate, the Series A, B and C preferred OP unit conversion rate, and the warrant and option prices and ratios likewise, as applicable to the Series A, B and C preferred shares, were adjusted, as follows:
•
upon a conversion, every two outstanding Series A, B or C preferred shares converts into one common share;

•
upon a conversion, every two outstanding Series A, B or C preferred OP units converts into one OP unit;

•
the exercise price per share of each outstanding warrant to purchase Series A, B or C preferred shares increased to twice its original exercise price per share and the number of common shares issuable upon conversion of each Series A, B or C preferred share issued in connection with a warrant exercise decreased by one-half; and

•
the exercise price per share of each option, outstanding as of June 21, 2017, to purchase common shares increased to twice its original exercise price per share and the number of common shares issuable upon exercise of each outstanding option decreased by one-half.

In January 2018, the company completed a private placement of Series E preferred shares at an offering price of $20.00 per share. In May 2018, the company commenced a private placement offering of Series D preferred shares at $20.00 per share. The Series D preferred shares offering ended in October 2020.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
1. Organization and Business (Continued)
On October 23, 2020, the Trust amended its declaration of trust to effect a restructuring of its outstanding common shares and OP units and certain of its preferred shares (the “Restructuring”) such that the following occurred:
•
each common share outstanding immediately before the Restructuring was exchanged for 0.10742102 of a non-participating common share;

•
each Series A, B, C, D and DRIP 1 preferred share was exchanged for 0.3209537, 0.3450252, 0.3530491, 1.0000000, and 0.9750000 of a common share, respectively;

•
options and warrants outstanding immediately before the Restructuring exercisable for common shares were adjusted as follows: (1) the class of shares issuable upon exercise of such options and warrants will be non-participating common shares; (2) the number of non-participating common shares will be determined by multiplying the original number of shares issuable upon exercise of such instruments by 0.10742102; and (3) the exercise price per non-participating common share will be determined by multiplying the original exercise price per share as set forth in such instruments by 9.3091650; and

•
warrants outstanding immediately before the Restructuring exercisable for Series A, B and C preferred shares were adjusted as follows: (1) the class of shares issuable upon exercise of such warrants will be common shares; (2) the number of shares issuable upon exercise of such warrants will be determined by multiplying the original number of shares issuable upon exercise of such instruments by 0.3209537, 0.3450252, 0.3530491, respectively; and (3) the exercise price per common share will be $31.1571429.

In connection with the Restructuring, the Operating Partnership effected a similar exchange of its common OP units, Series A, B, C, D and DRIP 1 preferred OP units outstanding immediately before the Restructuring.
The company consummated a private placement offerings of Series A-1 preferred shares at $19.70 per share in November 2020 and Series A-2 preferred shares at $19.70 per share in May 2021 and August 2021.
Summary of Activity
We operate our business in two segments: the real estate ownership and operating segment (the “Real Estate Segment”) and the real estate investment syndication and management segment (the “Investment Management Segment”). We define our reportable segments to be aligned with our method of internal reporting and the way our Chief Executive Officer, who is also our Chief Operating Decision Maker (“CODM”), makes key operating decisions, evaluates financial results, allocates resources and manages our business. Accordingly, we aggregate our operating segments into these two reportable segments based on the economic characteristics and nature of our assets and services.
In the Real Estate Segment, during the nine months ended September 30, 2021, the company acquired forty-two properties and sold seven properties. During the nine months ended September 30, 2020, the company acquired four properties and sold one property. As of September 30, 2021, the company wholly owned or had an ownership interest in 136 properties which were located in 32 states and leased to 65 tenants operating in 37 different industries. As of September 30, 2021, the weighted average remaining lease term of the properties in the company’s portfolio was approximately 10 years. The properties in the portfolio were 99.8% and 100% leased as of September 30, 2021 and December 31, 2020, respectively.
In the Investment Management Segment, the company commenced or completed syndicating seven and one properties during the nine months ended September 30, 2021 and 2020, respectively.
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (“COVID-19”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic based on the rapid increase in exposure globally. One of the most significant risks and uncertainties is the potential adverse effect of COVID-19. The COVID-19 pandemic has had repercussions

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
1. Organization and Business (Continued)
across regional and global economies and financial markets. The outbreak of COVID-19 in many countries, including the United States, has significantly adversely impacted economic activity and has contributed to significant volatility and negative pressure in financial markets.
The COVID-19 pandemic could have material and adverse effects on our financial condition, results of operations and cash flows in the near term due to, but not limited to the following:
•
reduced economic activity severely impacts our tenants’ businesses, financial condition and liquidity and may cause tenants to be unable to fully meet their obligations to us;

•
the negative financial impact of the pandemic could impact our future compliance with financial covenants of our credit facility and other debt agreements; and

•
weaker economic conditions could cause us to recognize impairment in value of our tangible or intangible assets.

As of September 30, 2021, the company has not granted any requests for rent deferral or rent abatement during this pandemic. The company has collected 100% of base rent originally contracted for the nine months ended September 30, 2021, September 30, 2020 and year ended December 31, 2020.
The full impact of the COVID-19 outbreak continues to evolve. As such, it is uncertain as to the full magnitude that the pandemic will have on the company’s financial condition, liquidity and future results of operations. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, and cash flows.
2. Summary of Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Application of these estimates and assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from those estimates. These interim financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. This interim financial information should be read in conjunction with the consolidated financial statements for the year ended December 31, 2020. Management believes that all adjustments of a normal, recurring nature considered necessary for a fair presentation have been included. This interim financial information does not necessarily represent or indicate what the operating results will be for the year ending December 31, 2021. All material intercompany accounts and transactions have been eliminated.
The accompanying consolidated financial statements include the accounts of the company and its controlling investments in subsidiaries. Results of operations of properties acquired are included in the consolidated statements of operations from the date of acquisition. All intercompany transactions, balances and accounts have been eliminated in consolidation. The company determines whether it has a controlling interest in an entity by first evaluating whether the entity is a voting interest entity or a variable interest entity (“VIE”) under GAAP.
Voting interest entities are entities in which the total equity investment at risk is sufficient to enable the entity to finance itself independently and which provide the equity holders with the obligation to absorb losses, the

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
right to receive residual returns and the right or power to make decisions about or direct the entity’s activities that most significantly impact the entity’s economic performance. Voting interest entities, where the company has a majority interest, are consolidated in accordance with GAAP. The guidance states that the usual condition for a controlling financial interest in an entity is ownership of a majority voting interest. Accordingly, the company consolidates voting interest entities in which it has a majority of the voting interests.
VIEs are entities that lack one or more of the characteristics of a voting interest entity. The primary beneficiary of a VIE is required to consolidate the VIE. The company determines whether it is the primary beneficiary of a VIE by performing a qualitative analysis of the VIE that includes, among other factors, an evaluation of which enterprise has the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits of the VIE that could be significant to the VIE. The company identified the Operating Partnership as a VIE that continues to be consolidated by the company as the primary beneficiary because the company has a controlling financial interest in this VIE. We evaluated the DSTs and determined they are VIEs. We evaluated the company’s interests in the DSTs and determined we have the power to direct activities that most significantly impact these VIEs and are the primary beneficiary of these VIEs.
A noncontrolling interest in a consolidated subsidiary is defined as the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to us. Noncontrolling interests are required to be presented as a separate component of equity in the consolidated balance sheets and the presentation of net income was modified to present earnings and other comprehensive income attributed to controlling and noncontrolling interests.
Square footage, acreage, occupancy and other measures used to describe real estate included in these notes to the consolidated financial statements are presented on an unaudited basis.
Contingently Redeemable Series A-1 and Series A-2 Preferred Shares
The Series A-1 and Series A-2 preferred shares provide for contingent conversion and redemption features that may be exercisable by either the company or the holder and may result in conversion into a variable number of common shares upon a qualifying listing event. The contingently redeemable Series A-1 and Series A-2 preferred shares are presented as temporary equity in an account presented between liabilities and equity on the consolidated balance sheets because they contain redemption and conversion features outside of the company’s control. This accounting treatment is in accordance with Accounting Standards Codification (“ASC”) 480-10-S99, “Distinguishing Liabilities from Equity.” The issuance costs and discount are being accreted to the carrying value of the Series A-1 and Series A-2 preferred shares over the redemption period. The conversion features are bifurcated from the Series A-1 and Series A-2 preferred share host instruments and included in accounts payable, accrued expenses and other liabilities in the consolidated balance sheets. Cumulative dividends are accrued as change in value and recognized as part of preferred share dividends and Series U1 OP Unit distributions in the consolidated statements of operations.
Contingently Redeemable Series E Preferred Shares
In connection with the private placement offering of the Series E preferred shares, we entered into put and call arrangements wherein we may be required or elect to redeem the shares for cash at a later date. In accounting for these arrangements we are required to make estimates with regard to the final amount we will eventually pay for the shares that we may redeem. In the put arrangements, the final settlement values are based on liquidation preferences as an estimate for the final value that will eventually be paid to settle the arrangement. We account for the put arrangement as temporary equity in an account presented between liabilities and equity on the consolidated balance sheets. This classification is appropriate because the instruments are contingently redeemable based on events outside the company’s control. This accounting treatment is in

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
accordance with ASC 480-10-S99, “Distinguishing Liabilities from Equity.” Redeemable noncontrolling interests are accreted to their redemption value over the period from the date of issuance to the first date on which the put option is exercisable. The issuance costs and discount are being accreted to the carrying value of the Series E preferred shares over the redemption period. Cumulative dividends are accrued as change in value and recognized as part of preferred share dividends and Series U1 OP Unit distributions in the consolidated statements of operations. The Series E preferred shares were fully redeemed during the year ended December 31, 2020.
Accounting for Real Estate Investments
Real estate properties comprise all tangible assets we hold for rent or for administrative purposes. Real property is recognized at cost less accumulated depreciation. Betterments, major renovations and certain costs directly related to the improvement of real properties are capitalized. Direct costs incurred in acquiring completed properties that meet the classification of a business for accounting purposes are charged to expense as incurred. Acquired completed properties that do not meet the classification of a business are accounted for as asset acquisitions with direct costs of the acquisitions capitalized and allocated to acquired tangible and intangible assets on a relative fair value basis. Accordingly, asset acquisitions are recorded on a relative fair value basis. Maintenance and repair expenses are charged to expense as incurred.
Depreciation of an asset begins when it is available for use and is calculated using the straight-line method over the estimated useful lives. Each period, depreciation is charged to expense and credited to the related accumulated depreciation account. A used asset acquired is depreciated over its estimated remaining useful life, not to exceed the life of a new asset. The range of useful lives for depreciable assets are as follows:
Category	Term
Buildings	19 – 50 years
Building and site improvements	5 – 40 years
Tenant improvements	Shorter of remaining life of the lease or useful life
Furniture and equipment	3 – 20 years
Tenant improvements are capitalized in real property when we own the improvement. If the improvements are deemed to be owned by the tenant and we assume its payments (such as an upfront cash payment to the lessee or by assuming the payment or reimbursement of all or part of those costs) then we recognize the inducements as a deferred lease incentive.
Assets and liabilities of properties that meet various held-for-sale criteria, including that it is probable that a sale will occur within 12 months, are presented separately in the consolidated balance sheets, with assets and liabilities being separately stated. Properties that the company has determined are held for sale cease depreciating and are also required to be simultaneously reviewed for impairment and carried on the company’s consolidated balance sheets at the lower of net carrying value or estimated fair value less costs to sell.
Acquisitions of rental real estate that meet the definition of a business are accounted for as business combinations and the purchase price is allocated among the above components based on their estimated fair values at the date of acquisition and all transaction costs are expensed as incurred. Acquisitions of rental real estate not meeting the definition of a business are accounted for as asset acquisitions and the purchase price and direct costs are allocated among the below components based on their relative fair values at the date of acquisition. The company’s acquisitions of rental real estate are generally accounted for as asset acquisitions. For real estate assets acquired through a sale-leaseback transaction and subject to a lease contract which contains a purchase option, the company will account for such acquisition as a financing arrangement and record the investment in the consolidated balance sheets.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
The company allocates the purchase price of rental real estate acquired to the following:
•
acquired tangible assets, consisting of land, building and improvements; and

•
identified intangible assets and liabilities, consisting of favorable and unfavorable leases, in-place leases, tenant relationships and debt premiums and discounts

In estimating the fair value of the tangible and intangible assets acquired, the company considers information obtained about each property as a result of its due diligence activities and other market data, and utilizes various valuation methods, such as estimated cash flow projections utilizing appropriate discount and capitalization rates, estimates of replacement costs, and available market information. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant.
Lease intangibles, if any, acquired in conjunction with the purchase of real estate represent the value of in-place leases and the value of favorable and unfavorable leases. For real estate acquired subject to existing leases, in-place lease values are based on our estimate of costs related to tenant acquisition and carrying costs during the time it would take to locate a tenant if the property were vacant, considering current market conditions and costs to execute similar leases at the time of acquisition. The value assigned to in-place leases is amortized as a component of depreciation and amortization in the accompanying consolidated statements of operations on a straight-line basis over the remaining initial term of the related lease. Factors considered by us in our analysis of in-place lease intangibles include market rents, real estate taxes, insurance, and other operating expenses and costs to execute similar leases during the expected lease-up period. The value of tenant relationship intangibles, if any, is amortized as a component of depreciation and amortization expense over the anticipated life of the relationships.
Favorable lease values, including premium on at-the-money contracts, and unfavorable lease values are recorded based on the present value of the difference between the contractual amounts to be paid pursuant to in-place leases at the time of acquisition and our estimate of current market lease rates for each corresponding in-place lease or the estimated return on cost for at-market leases, measured over a period equal to the remaining initial term of the lease. Capitalized favorable lease values are amortized over the remaining term of the respective leases as a decrease to rental revenue. Unfavorable lease values are amortized as an increase in rental revenue over the estimated remaining term of the respective leases.
Assessment of the recoverability of lease intangibles by us must be made when we have reason to believe that a tenant might not be able to perform under the terms of the lease as originally expected. This requires us to make estimates as to the recoverability of such costs. Should a lease terminate early, the unamortized portion of any related lease intangible is immediately recognized in our consolidated statements of operations.
For property acquisitions where the company assumes existing mortgage debt, the debt is recorded at its estimated fair value, based on management’s estimate of current borrowing rates available to the company for comparable financing. The company amortizes any discount or premium as part of interest expense on the related debt using the effective interest method.
Impairment
The company reviews its owned real properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If impairment indicators are present, the evaluation may include estimating and reviewing anticipated future undiscounted cash flows to be derived from the asset. Estimating future cash flows is highly subjective and includes an evaluation of factors such as the anticipated cash flows from the property, which may include rent from current leases in place and projected future leases, estimated capital expenditures, and an estimate of proceeds to be realized upon sale of the property. If such cash flows are less than the asset’s net carrying value, an impairment charge is recognized to earnings to the extent by which the asset’s carrying value exceeds the estimated fair value. The company’s

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
estimates could differ materially from actual results. The company recognized $335,000 in impairment losses on one property during the nine months ended September 30, 2021 in order to reduce the carrying value of the property to its estimated fair value minus cost to sell. The company recognized $535,000 in impairment losses on one property during the nine months ended September 30, 2020; this property was sold in December 2020. The fair value measurements for these two properties approximated their estimated selling prices.
Revenue Recognition
Rental revenues are recorded as income when earned and when they can be reasonably estimated. The company recognizes the effects of any scheduled rent increases and rent abatements on a straight-line basis over the term of the lease. This requires that rental income be recognized in equal annual amounts over the term of the lease. Deferred rent receivable represents the cumulative effect of straight-lining leases and is computed as the difference between income accrued on a straight-line basis and contractual rent payments. The company reviews its straight-line operating lease receivables for collectability on a contract by contract basis and any amounts not considered substantially collectible are written off against rental revenues and the tenant revenues are recorded on a cash basis. Leases generally require tenants to reimburse the company for certain operating expenses applicable to their leased premises. These lessee-reimbursed costs and lessee reimbursements are recorded as incurred and earned, respectively, and have been included in property operating expenses and rental revenues, respectively, in the accompanying consolidated statements of operations. Lessor costs paid by lessees directly to third parties are not recognized in the consolidated statements of operations. Rental income also includes the amortization of favorable and unfavorable leases as an adjustment to rental income over the terms of the respective leases.
Offering Costs
During the nine months ended September 30, 2021 and 2020, the company incurred offering costs consisting primarily of issuing equity-based warrants, legal costs and sales commissions related to prospective equity offerings and the private placements of the company’s preferred shares and DSTs formed by the company to offer beneficial ownership interests in the trusts to unrelated third party investors. The costs of future offerings are deferred and included in accounts receivable and other assets in the consolidated balance sheets. Deferred offering costs are recognized as either a reduction of future equity offering proceeds or expensed if such costs no longer provide a future benefit or if such respective future offering is aborted. Offering costs of beneficial interests in DSTs are recorded as reductions of the equity proceeds from the sale of beneficial interests in the consolidated statements of changes in contingently redeemable preferred shares and OP units and changes in equity. Offering costs of the Series D preferred share private placement offering are recognized as a reduction of the related equity proceeds. Offering costs of the Series A-1, Series A-2 and Series E preferred share offerings are recognized as reductions of the related equity proceeds received and are accreted to the carrying value of the preferred shares, recognized as temporary equity in the consolidated balance sheets.
Warrant Liability
The Company accounts for warrants on preferred shares and common shares with staggered expiration provisions contingent upon a qualified listing event as liability-classified instruments based on an assessment of the warrants’ specific terms and applicable authoritative guidance. Warrants that are required to be classified as a liability are recorded at their initial fair value on the date of issuance and are valued at each balance sheet date thereafter. Changes in the estimated fair value of liability-classified warrants are recognized as a non-cash gain or loss on the accompanying consolidated statements of operations.
Share-Based Compensation
Our 2021 Equity Incentive Plan (the “2021 Equity Plan”) and 2014 Equity Incentive Plan (the “2014 Equity Incentive Plan,” and, collectively with the 2021 Equity Incentive Plan, the “Equity Incentive Plans”) are

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
designed to promote the success and enhance the value of the company by linking the personal interests of the employees, officers, trustees and consultants of the company and its subsidiaries to those of the company shareholders and by providing such persons with an incentive for outstanding performance. The Equity Incentive Plans are further intended to provide flexibility to the company in its ability to motivate, attract and retain the services of employees, officers, trustees and consultants upon whose judgment, interest and special effort the successful conduct of the company’s operation is largely dependent. Accordingly, the Equity Incentive Plans permit the grant of options, share appreciation rights, restricted shares, restricted share units, long term incentive plan unit (“LTIP OP unit”) awards, performance awards and other awards from time to time to selected employees, officers, trustees and consultants of the company and its subsidiaries.
Noncontrolling Interests
Due to the company’s control through its general partner interest in the Operating Partnership and the limited rights of the limited partners, the Operating Partnership, including its wholly-owned subsidiaries, is consolidated with the company and the limited partner interests, other than those held by the company, are reflected as noncontrolling interests on the accompanying consolidated balance sheets and statements of operations.
The beneficial ownership interests in the DSTs, excluding beneficial ownership by the company’s wholly-owned subsidiaries and the Operating Partnership, are reflected as noncontrolling interests on the accompanying consolidated balance sheets and statements of operations.
The company evaluates individual noncontrolling interests for the ability to recognize the noncontrolling interests as permanent equity on the consolidated balance sheets at the time such interests are issued and on a continual basis. We report such noncontrolling interests within equity in the consolidated balance sheets, but separate from total shareholders’ equity. Any noncontrolling interests that fail to qualify as permanent equity will be reclassified as temporary equity and adjusted to the greater of (1) the carrying amount or (2) its redemption value as of the end of the period in which the determination is made.
The limited partners of the Operating Partnership that held Series A preferred OP units, other than the company, had the right to cause the Operating Partnership to redeem their OP units for cash or, at the sole option of the company, the company had a right to exchange the OP units by issuing one share of the company’s Series A preferred shares for each Series A preferred OP unit. These redemption rights may not be exercised under certain circumstances which would cause the company to lose its REIT status. The Series A preferred OP units, other than those held by the company, were included in noncontrolling interests in the accompanying consolidated balance sheets, statements of operations and statements of changes in contingently redeemable preferred shares and OP units and changes in equity.
The limited partners of the Operating Partnership holding Series U1 OP units have the right to cause the Operating Partnership to redeem their OP units for cash. This redemption right may be exercised only from May 31, 2026 through November 30, 2026. The Series U1 OP units are classified as temporary equity in the accompanying consolidated balance sheets. This classification is appropriate because the instruments are contingently redeemable based on events outside the company’s control. This accounting treatment is in accordance with ASC 480-10-S99, “Distinguishing Liabilities from Equity.” Redeemable noncontrolling interests are accreted for the excess of accreted redemption value over the initial carrying value adjusted for distributions and their allocable share of net income and other comprehensive losses over the period from the date of issuance to the first date on which the put option is exercisable.
Certain of the company’s board of trustees and employees have been awarded limited partnership interests in the Operating Partnership in the form of LTIP OP units. The holders of LTIP OP units are generally entitled to exchange their units up to a one-for-one basis into common OP units as limited by each holder’s capital account balance. The LTIP OP units are included in noncontrolling interests in the accompanying consolidated

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
balance sheets, statements of operations and statements of changes in contingently redeemable preferred shares and OP units and changes in equity.
Income Taxes
The company has made an election to qualify, and believes it is operating so as to qualify, as a REIT for federal income tax purposes. As such, we will generally not be subject to federal income tax on that portion of our taxable income that is distributed to shareholders if we distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain to our shareholders by prescribed dates and comply with various other requirements of the Internal Revenue Code of 1986, as amended (the “Code”). If the company fails to qualify as a REIT in any taxable year, we will be subject to federal income tax on the company’s taxable income at regular corporate rates.
The company, excluding the company’s taxable REIT subsidiaries, recognized certain state, local and franchise tax expense of $156,773 and $183,800 included in provision for income taxes in the accompanying consolidated statements of operations for the nine months ended September 30, 2021 and 2020, respectively. Under certain circumstances, federal income and excise taxes may be due with respect to certain portions of the company’s net income and/or undistributed taxable income.
The company has elected, and may elect in the future, to treat certain of its existing or newly created corporate subsidiaries as taxable REIT subsidiaries (“TRSs”). In general, a TRS may perform non customary services for the tenants of the company, hold assets that the company cannot hold directly and generally may engage in any real estate or non-real estate related business. The TRSs generate income, resulting in federal and state income tax liability for these entities. The company does not expect to incur any corporate federal income tax liability outside of the TRSs, as we believe we have maintained our qualification as a REIT. During the nine months ended September 30, 2021, the company’s TRSs recognized provisions for federal income tax of $1,199,679 and provisions for state, local and franchise tax of $639,307 on the accompanying consolidated statements of operations of the company. During the nine months ended September 30, 2020, the company’s TRSs recognized federal income tax benefit of $14,457 and state, local and franchise tax benefit of $121,690 which are included in provisions for income taxes on the accompanying consolidated statements of operations of the company.
The income tax provision for the company differs from the amount computed from applying the statutory federal income tax rate to income before income taxes due to non-taxable REIT income, noncontrolling interests in consolidated subsidiaries and other permanent differences including the nondeductibility of acquisition costs of business combinations for federal income tax reporting.
Uncertain tax positions are assessed by the company to determine whether a tax position of the company is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more-likely-than-not threshold, the tax amount recognized in the consolidated financial statements is reduced by the largest benefit with a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. We have assessed the federal and state tax positions and have concluded that we have no material uncertain tax liabilities to be recognized or disclosed.
The company’s federal income tax returns are subject to examination by the Internal Revenue Service, generally for three years after they are filed. The company’s state tax returns are subject to examination by state tax authorities depending upon the statute of limitations for tax audit in the respective states. The related state tax returns are subject to examination by state tax authorities depending upon the statute of limitations for tax audit in the respective states.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
Cash and Cash Equivalents
The company defines cash equivalents as highly liquid investments purchased with maturities of three months or less at date of purchase. From time to time, the company’s account balance held at financial institutions exceeds Federal Deposit Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to the balance on deposit in excess of FDIC insurance coverage. We believe that the risk of loss is not significant and we have never experienced any losses related to these balances.
Accounts Receivable
The company’s rental revenues are recognized based on contractual arrangements with its tenants. From the inception of a lease, if collection of substantially all of the lease payments is probable for a tenant, then rental revenue is recognized as earned over the life of the lease agreement on a straight-line basis. If management determines that collection of substantially all of a lease’s payments is not probable, it will revert to recognizing such lease payments on a cash basis and will reverse any recorded receivables related to that lease. In the event that management subsequently determines collection of substantially all of that lease’s receivable is probable, management will reinstate and record all such receivables for the lease in accordance with the lease.
Restricted Cash
Pursuant to certain debt agreements, the company maintains escrows for real estate taxes, insurance and other reserves. Restricted cash is included in accounts receivable and other assets in the consolidated balance sheets. Restricted cash is included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown in the consolidated statements of cash flows. The following is a reconciliation of cash, cash equivalents, and restricted cash as presented in the consolidated statements of cash flows:
	2021	2020
As of January 1,
Cash and cash equivalents	$10,323,785	$11,360,542
Escrows and certificate of deposit	2,154,979	3,376,539
Cash, cash equivalents, and restricted cash	$12,478,764	$14,737,081
As of September 30,
Cash and cash equivalents	$32,795,495	$9,053,190
Escrows and certificate of deposit	3,780,434	3,297,224
Cash, cash equivalents, and restricted cash	$36,575,929	$12,350,414
Fair Value Measurements
Fair value is defined by ASC 820, “Fair Value Measurement,” as the exit price, which is the amount that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels. Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the company has the ability to access; Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as interest rates and yield curves that are observable at commonly quoted intervals; Level 3 inputs are unobservable inputs for the asset or liability that are typically based on an entity’s own assumptions as there is little, if any, related market activity.
Financial and non-financial assets and liabilities measured at fair value on a nonrecurring basis in the consolidated financial statements consist of real estate and related assets acquired and liabilities assumed

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
related to acquisitions and assets classified as held for sale. The fair values of these assets and liabilities were determined as of the acquisition dates using widely accepted valuation techniques, including (1) discounted cash flow analysis, which considers, among other things, leasing assumptions, growth rates, discount rates and terminal capitalization rates, (2) income capitalization approach, which considers prevailing market capitalization rates, and (3) comparable sales activity. In general, multiple valuation techniques were considered when measuring fair values. However, in certain circumstances, a single valuation technique may be appropriate. All of the fair values of the assets and liabilities as of the acquisition dates were derived using Level 3 inputs.
We are also required by GAAP to disclose fair value information about financial instruments , which are not otherwise reported at fair value in our consolidated balance sheet, to the extent it is practicable to estimate a fair value for those instruments. These disclosure requirements exclude certain financial instruments and all non-financial instruments. Cash and cash equivalents represent a Level 1 measurement due to their liquidity. The company believes that the fair value of the financial instruments consisting of accounts receivable accounts payable and accrued expenses approximates their carrying value due to their short-term nature. The company believes that the fair value of the line of credit approximates the carrying value due to the variable rate basis of the instrument. The financial instruments for which it is practicable to estimate fair value include the company’s nonrecourse mortgage notes payable and mezzanine note payable. The fair value of the notes payable and mezzanine note payable are estimated by discounting future cash flows utilizing a discount rate equivalent to the estimated market interest rates as of the reporting date. The company has determined this is a Level 3 measurement due to the significant unobservable inputs.
The interest rate swaps are derivative instruments whose fair values are measured on a recurring basis using market-standard valuation models. Such models involve using market-based observable inputs, including interest rate curves. We incorporate credit valuation adjustments to appropriately reflect both our nonperformance risk and respective counterparty’s nonperformance risk in the fair value measurements, which we have concluded are not material to the valuation. Due to these derivative instruments being custom, over-the-counter contracts with various bank counterparties that are not traded in an active market, the fair value is classified as Level 2.
The compound embedded derivative and warrant liability are instruments measured at fair value on a recurring basis using valuation models that incorporate significant unobservable inputs. The compound embedded derivative fair value is calculated based on the discounted difference of probable host instrument outcomes with and without the conversion feature, utilizing discount rates ranging from 16.6% to 20.34% as of September 30, 2021 and 16.6% as of December 31, 2020, respectively. The warrant liability fair value is calculated using an option pricing model (refer to “Note 16. Equity” for unobservable inputs). We classified these fair values as Level 3 because of significant unobservable inputs.
The following table presents the company’s financial instruments measured at fair value on a recurring basis:
	As of September 30, 2021			As of December 31, 2020
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Liabilities
Derivative hedging instruments	$—	$1,035,907	$—	$—	$1,791,957	$—
Compound embedded derivative	$—	$—	$12,297,132	$—	$—	$1,741,694
Warrant liability	$—	$—	$159,119	$—	$—	$259,880

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
The following table reconciles the beginning and end of period balances of financial instruments measured on a recurring basis categorized as Level 3 in the fair value hierarchy:
	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Compound embedded derivative
Balance at beginning of year	$1,741,694	$—
Bifurcated original issuance	9,832,998	1,690,601
Bifurcated PIK dividends	27,163	8,673
Bifurcated accretion dividends	178,902
Change in fair value	516,375	42,420
Balance at end of period	$12,297,132	$1,741,694
Warrant liability
Balance at beginning of year	$259,880	$657,198
Change in fair value	(100,761)	(397,318)
Balance at end of period	$159,119	$259,880
The table below presents fair values measured on a nonrecurring basis for certain of our financial instruments for which it is practicable to estimate fair value. The carrying values and fair values of these financial instruments were as follows:
		As of September 30, 2021		As of December 31, 2020
	Level	Face Value(1)	Fair Value	Face Value(1)	Fair Value
Liabilities:
Nonrecourse mortgage notes payable	3	$282,952,310	$287,226,286	$163,111,013	$171,694,374
Mezzanine note payable	3	$88,638,917	$88,462,479	$85,670,693	$85,670,693

(1)
The face values of the notes payable reflect the principal amounts outstanding excluding unamortized financing costs.

Deferred Financing Costs
The company defers costs incurred associated with the issuance of its debt obligations. Deferred financing costs are presented as deductions from the carrying value of the related debt obligation in the consolidated balance sheets and are amortized as a component of interest expense using the straight-line method, which approximates the effective interest method, over the terms of the respective financing agreements. As of September 30, 2021 and December 31, 2020, accumulated amortization of deferred financing costs totaled $3,463,836 and $1,376,340, respectively. Fully amortized deferred financing costs written-off during the nine months ended September 30, 2021 and year ended December 31, 2020 were $0 and $2,567,192, respectively.
Derivative Instruments and Hedging Activities
We may enter into derivative contracts as part of our overall financing strategy to manage our exposure to changes in interest rates associated with current and/or future debt issuances. We do not use derivatives for trading or speculative purposes. These derivative instruments are measured on a recurring basis and recorded on the consolidated balance sheets at fair value as either an asset or liability using Level 2 inputs. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
we have elected to apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Hedge accounting generally provides for the matching of the earnings effect of the hedged forecasted transactions in a cash flow hedge. The company entered into twelve derivative contracts as of September 30, 2021 and December 31, 2020, consisting of interest rate swap agreements originally designated by the company as qualifying cash flow hedges.
The changes in the fair value of derivatives that qualify and are designated as cash flow hedges are recorded in accumulated other comprehensive income and are subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During 2021 and 2020, such derivatives were used to hedge the variable cash flows associated with variable-rate debt. During the nine months ended September 30, 2021, the company had one derivative interest rate swap agreement that ceased to provide effective cash flow hedging and was no longer designated as a hedge of qualifying hedging relationships as of September 30, 2021 and $56,888 was reclassified from accumulated other comprehensive income into interest expense during the nine months ended September 30, 2021. As of December 31, 2020, the company did not have any derivatives that were not designated as hedges of qualifying hedging relationships.
The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the company may also have other financial relationships. The company does not anticipate that any of the counterparties will fail to meet their obligations.
The Series A-1 and A-2 preferred shares contain an compound embedded derivative meeting the criteria for a derivative instrument that is bifurcated from the host instrument and recognized at fair value continuously as a compound embedded derivative included in accounts payable, accrued expenses and other liabilities in the consolidated balance sheets.
Lessee Costs and Sublease Revenue
In connection with the company’s ground lease and solar equipment lease, the company, as a lessee, recognizes right-of-use assets and lease obligations for these long-term leases classified as an operating lease. The operating lease assets and corresponding operating lease liabilities are recognized based on the present value of the lease payments. The company uses its estimated incremental borrowing rate, which is the estimated rate at which the company could borrow on a collateralized basis with similar payments over a similar term, in determining the present value of the lease payments. The company recognizes lease expense on the ground lease and solar equipment lease on a straight-line basis included in property operating expense in the consolidated statements of operations. The company, as sublessor, leases the land and solar equipment to tenants of the company. These sublessees are responsible for either reimbursing the company for ground lease payments made by the company or making payments directly to solar equipment lessor. Sublease revenue from the ground lease and solar equipment lease is classified as an operating lease and recognized on a straight-line basis included in rental revenues in the consolidated statements of operations.
Segment Reporting
We operate our business in two segments: the Real Estate Segment and the Investment Management Segment.
Real Estate Segment
Rental revenue from real estate investments generate the vast majority of our earnings. We invest primarily in commercial properties located in the United States that are leased to companies on a net lease basis. We

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
consider all of the company’s assets, liabilities and real estate operational expenses as part of the Real Estate Segment. The Real Estate Segment activities consist of acquiring real estate properties for long-term holding periods, and we actively manage our portfolio. We believe our proactive approach to asset management and property management helps enhance the performance of our portfolio through risk mitigation strategies and opportunistic sales. We seek to reinvest net disposition proceeds in single-tenant net lease properties that improve our portfolio by enhancing diversification and improve key metrics such as tenant credit quality, weighted average remaining lease term and property age.
Investment Management Segment
Through one of our TRSs, we provide investment management services, including (1) sourcing and syndicating investments in net lease properties (the “ Investment Programs”) for third-party investors, including those reinvesting proceeds from the sale of investment properties and are seeking to qualify for tax deferred treatment under Section 1031 of the Code, and (2) managing the Investment Programs, for which we earn acquisition, financing and asset management revenue. At September 30, 2021, the Investment Management Segment manages the Investment Programs’ 27 net leased properties (in all of which we also have an ownership interest) totaling approximately 2.67 million square feet, with an occupancy rate of 100%. Assets, liabilities, rental revenues and property operating expenses of the Investment Programs are included in the Real Estate Segment.
Certain of our intercompany transactions that have been eliminated in consolidation for financial accounting purposes are subject to taxation.
The CODM measures and evaluates the performance of our Real Estate Segment based on the cash net operating income of properties within the segment. The CODM measures and evaluates the performance of our Investment Management Segment based on the recurring and nonrecurring revenues generated by this business segment.
Recently Issued Accounting Pronouncements
During June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires a financial asset measured at amortized cost basis to be presented at the net amount expected to be collected. ASU 2016-13 is effective for interim and annual periods beginning after December 15, 2019 for public reporting entities except for those meeting the definition by the Securities and Exchange Commission (“SEC”) of a smaller reporting company. For other entities, this guidance is effective for fiscal years beginning after December 15, 2022 and interim periods within those fiscal years, as amended by ASU 2019-10. The amendments in ASU 2016-13 replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. Retrospective adjustments shall be applied through a cumulative-effect adjustment to retained earnings. In November 2018, the FASB issued ASU 2018-19, Codification of Topic 326, Financial Instruments—Credit Losses, to amend the effective date requirements and to clarify the scope of the guidance in the ASU 2016-13. ASU 2018-19 clarifies that receivables arising from operating leases are not within the scope of Subtopic 326-20. Instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842, Leases. Management does not believe the guidance will have a significant impact on the company’s consolidated financial statements.
In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting, to expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The amendments in this update are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. An entity should only remeasure liability-classified awards that have not been settled by the date of adoption and equity-classified awards for which a measurement date has not been established through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. Upon transition, the entity is required to measure these nonemployee awards at fair value as of the adoption date. The guidance was adopted in 2020 and did not have an impact on the company’s consolidated financial statements.
In October 2018, the FASB issued ASU 2018-17, Consolidation (Topic 810), Targeted Improvements for Related Party Guidance for Variable Interest Entities, to improve consideration of indirect interests held through related parties under common control in order to align determining whether fees paid to decision makers and service providers are variable interests and determining whether a reporting entity within a related party group is the primary beneficiary of a VIE. ASU 2018-17 is effective for public entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The amendments in this update are effective for a private company or emerging growth company for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The ASU is required to be applied retrospectively with a cumulative-effect adjustment to retained earnings at the beginning of the earliest period presented. We are currently evaluating the impact of the adoption of ASU 2018-17 on our consolidated financial statements, including the timing of adopting this standard.
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848). ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. Election to apply the amendments for contract modifications and eligible hedging relationships may be made as of March 12, 2020 through December 31, 2022. We are currently evaluating the impact of the guidance on our LIBOR-based debt and derivative contracts and the timing of adopting this standard.
In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). The new ASU eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted earnings per share computation. The amendments in the ASU are effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Management does not believe the guidance will have a significant impact on the company’s consolidated financial statements.
Reclassifications
Certain amounts included in 2020 consolidated financial statements have been reclassified to conform to the 2021 presentation. There was no effect on net (loss) income or equity related to these reclassifications.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
3. Real Estate
The company’s held-and-used real estate assets consist of the following as of September 30, 2021 and December 31, 2020:
	September 30, 2021	December 31, 2020
Land	$118,721,918	$84,544,959
Building and improvements	611,630,241	324,583,326
	730,352,159	409,128,285
Accumulated depreciation	(44,135,340)	(34,629,387)
	$686,216,819	$374,498,898
Depreciation expense on building and improvements for the nine months ended September 30, 2021 and 2020, was $11,338,365 and $7,236,418, respectively.
During the nine months ended September 30, 2021, the company purchased forty-two fully occupied, single tenant net-lease properties which were determined to be treated as asset acquisitions. All of these properties were treated as held and used at the time of acquisition. The properties were acquired for $381,442,737 and had a weighted average initial lease term of approximately 11 years.
During the nine months ended September 30, 2020, the company purchased four fully occupied, single tenant net-lease properties which were determined to be treated as asset acquisitions. Of these properties, three properties acquired for $19,641,103 were treated as held and used and one property acquired for $4,701,199 was classified as held for sale at the time of acquisition. The three properties classified as held and used had a weighted average initial lease term of approximately 13 years.
The table below summarizes the allocation of the purchase price and capitalized acquisition costs of properties acquired and classified as held and used during the nine months ended September 30, 2021 and 2020.
	Nine Months Ended September 30,
	2021	2020
Land	$37,417,029	$4,809,623
Building	267,437,376	11,261,755
Site improvements	24,658,375	526,479
Tenant improvements	6,578,417	680,643
Origination value of acquired in-place leases	41,012,983	2,257,029
Acquired favorable in-place leases	7,629,807	105,574
Acquired unfavorable in-place leases	(3,291,250)	—
	$381,442,737	$19,641,103
Asset Sales
Management of the company determined one property met the criteria for held-for-sale treatment as of September 30, 2021 and December 31, 2020, respectively.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
3. Real Estate (Continued)
The table below summaries the assets and liabilities of properties held for sale as of September 30, 2021 and December 31, 2020.
	September 30, 2021	December 31, 2020
Real estate, net	$2,887,996	$726,318
Accounts receivable and other assets	1,862	13,840
Deferred rent receivable	72,181	—
Origination value of acquired in-place leases, net	354,674	—
Total Assets	$3,316,713	$740,158
Accounts payable, accrued expenses and other liabilities	$—	$20,940
Total Liabilities	$—	$20,940
During the nine months ended September 30, 2021, the company sold seven properties recognizing total revenues and net loss before gain on sale on these seven properties of $151,118 and $408,814, respectively, and net income, before gain on sale attributable to Four Springs Capital Trust of $390,171. In connection with the sale of one property there was a loss on extinguishment of debt of $310,619 related to the repayment of the debt and a prepayment penalty.
During the nine months ended September 30, 2020, the company sold one property recognizing total revenues and net income before gain on sale on the property of $45,609 and $18,420, respectively, and net income, before gain on sale, attributable to Four Springs Capital Trust of $18,113.
4. Leases
Lessor
The company has entered into lease agreements with various tenants for real estate. The following are the future minimum rentals to be received under non-cancelable operating leases in effect at September 30, 2021, excluding solar equipment sublease revenue:
Year ending December 31,	Amount
2021 (remainder of the year)	$13,398,887
2022	53,787,622
2023	54,272,742
2024	53,760,126
2025	51,178,239
Thereafter	357,842,462
$584,240,078
The preceding future minimum rental payments do not include option or renewal periods. In addition to the minimum lease payments, leases require tenants to reimburse the company for certain operating expenses, which have been included in rental revenues, and amounted to $5,358,770 and $2,728,247 for the nine months ended September 30, 2021 and 2020, respectively.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
4. Leases (Continued)
The table below summarizes rental revenues from lessees each accounting for more than 10% of total rental revenue for the nine months ended September 30, 2021 and 2020.
	Nine Months Ended September 30,
	2021		2020
Lessee	Dollars	Percent	Dollars	Percent
Amazon.com	$5,790,288	14.9%	$—	—%
	$5,790,288	14.9%	$—	—%
Lessee
In connection with the acquisitions of two industrial properties in 2021, the company assumed two ground leases as lessee. The company’s tenants at the industrial properties are obligated to reimburse the company for ground lease payments made to the ground lessor. The company recognized ground lease expense of $83,729 for the nine months ended September 30, 2021 and sublease revenue of $83,729 for the nine months ended September 30, 2021. The company recognized right-of-use assets of $4,119,567 and related lease obligations of $4,119,567 for the ground leases in accounts receivable and other assets and accounts payable, accrued expenses and other liabilities, respectively, on the consolidated balance sheets as of September 30, 2021.
The following are the future minimum rentals under the non-cancelable operating leases for the ground leases, as lessee, in effect at September 30, 2021:
Year ending December 31,	Amount
2021 (remainder of the year)	$56,118
2022	225,394
2023	227,620
2024	229,913
2025	232,274
Thereafter	8,301,922
Ground lease payments	9,273,241
Less interest	(5,153,674)
Present value of ground operating lease liability	$4,119,567
In connection with an acquisition of an industrial property in 2018, the company assumed a solar equipment lease as the lessee. The company’s tenant at the industrial property is obligated to perform all responsibilities under the solar equipment lease as the sublessee including making solar lease installment payments. The company recognized solar equipment lease expense of $71,580 for each of the nine months ended September 30, 2021 and 2020 and sublease revenue of $71,580 for each of the nine months ended September 30, 2021 and 2020. The company recognized a right-of-use asset and related lease obligation for the solar equipment lease in accounts receivable and other assets and accounts payable, accrued expenses and other liabilities, respectively, on the consolidated balance sheets as of September 30, 2021 and December 31, 2020.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
4. Leases (Continued)
The following are the future minimum rentals under the non-cancelable operating lease for the solar equipment, as lessee, in effect at September 30, 2021:
Year ending December 31,	Amount
2021 (remainder of the year)	$—
2022	84,430
2023	86,118
2024	87,840
2025	89,598
Thereafter	1,203,840
Solar lease payments	1,551,826
Less interest	(428,772)
Present value of solar operating lease liability	$1,123,054
5. Identified Intangible Assets
The following is a summary of the company’s identified intangible assets as of September 30, 2021 and December 31, 2020:
Origination Value of Acquired In-Place Leases
	September 30, 2021	December 31, 2020
Origination value of acquired in-place leases	$94,599,128	$55,288,079
Accumulated amortization	(16,647,625)	(12,951,425)
	77,951,503	42,336,654
Less net origination value of acquired in-place leases of assets classified as held-for-sale	(354,674)	—
	$77,596,829	$42,336,654
The estimated annual amortization of origination value of acquired in-place leases as of September 30, 2021 is as follows:
Year ending December 31,	Amount
2021 (remainder of the year)	$1,905,930
2022	7,611,088
2023	7,569,149
2024	7,416,414
2025	7,145,535
Thereafter	46,303,387
$77,951,503

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
5. Identified Intangible Assets (Continued)
Acquired Favorable In-Place Leases
	September 30, 2021	December 31, 2020
Acquired favorable in-place leases	$15,790,778	$8,357,891
Accumulated amortization	(1,537,716)	(1,296,529)
	$14,253,062	$7,061,362
Acquired Unfavorable In-Place Leases
	September 30, 2021	December 31, 2020
Acquired unfavorable in-place leases	$6,345,510	$3,059,417
Accumulated amortization	(823,617)	(512,975)
	$5,521,893	$2,546,442
Amortization of acquired favorable and unfavorable in-place leases resulted in a net decrease in rental income of $118,093 and $231,182 for the nine months ended September 30, 2021 and 2020, respectively. The estimated net amortization of acquired favorable and unfavorable leases at September 30, 2021 is as follows:
Year ending December 31,	Amount
2021 (remainder of the year)	$119,821
2022	479,285
2023	479,286
2024	482,496
2025	494,790
Thereafter	6,675,491
Net acquired favorable leases	$8,731,169
6. Variable Interest Entity Financial Information
Substantially all of the assets and liabilities of the company are held through the Operating Partnership and DSTs, which have been determined to be VIEs. The Trust and the Operating Partnership provided certain non-recourse carve-out loan guarantees on acts or events that would result in recourse liability only to the extent that a lender suffers a loss from certain carve-out events. The following table presents certain assets and liabilities of the DSTs, which are included in the consolidated balance sheets as of September 30, 2021 and

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
6. Variable Interest Entity Financial Information (Continued)
December 31, 2020. The liabilities in the table below include third-party liabilities of the DSTs only, and exclude intercompany balances that are eliminated in consolidation.
	September 30, 2021	December 31, 2020
Assets of the DSTs that can only be used to settle obligations of the DSTs:
Real estate, net	$336,311,315	$129,255,112
Cash and cash equivalents	11,241,439	4,753,467
Accounts receivable and other assets	7,934,819	1,895,787
Deferred rent receivable	2,914,093	1,871,615
Origination value of acquired in-place leases, net	34,268,517	13,747,713
Acquired favorable leases, net	5,908,768	164,592
	$398,578,951	$151,688,286
	September 30, 2021	December 31, 2020
Liabilities of the DSTs for which creditors or beneficial interest holders do not have recourse to the general credit of the company:
Notes payable, net	$201,345,334	$74,990,519
Accounts payable	9,144,185	2,022,613
Acquired unfavorable leases, net	2,054,854	225,810
	$212,544,373	$77,238,942
7. Accounts Receivable and Other Assets
Accounts receivable and other assets in the consolidated balance sheets as of September 30, 2021 and December 31, 2020 consist of the following:
	September 30, 2021	December 31, 2020
Accounts receivable, net	$4,074,966	$2,487,730
Prepaid expenses, deferred costs and deposits	4,341,466	1,787,644
Escrows	3,780,434	2,154,979
Right-of-use assets	5,242,621	1,171,096
Furniture, fixtures and equipment, net	135,067	74,050
Deferred tax asset	64,743	482,626
	17,639,297	8,158,125
Less accounts receivable and other assets of real estate assets classified as held-for-sale	(1,862)	(13,840)
	$17,637,435	$8,144,285

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
8. Notes Payable
The following is a summary of the terms of the company’s mortgage notes payable as of September 30, 2021 and December 31, 2020 included in notes payable, net on the consolidated balance sheets:
Entity	Lender	Date of Loan	Maturity Date(2)	Periodic Payment	Interest Rate	Balloon Payment Amount	Carrying Value(1) at:
							9/30/2021	12/31/2020
FSC MON Morton IL, LLC	Heartland Bank & Trust Co.	12/26/2013	2/8/2022	Principal and Interest	4.15%	$2,615,441	$2,639,086	$2,691,722
FSC BJ Tilton NH, DST	Deutsche Mortgage & Asset Receiving Corp.	1/4/2013	1/6/2023	Interest Only	4.75%	4,440,000	4,444,102	4,446,562
FSC AS Jonesboro AR, DST	J.P. Morgan Chase Comm. Mortgage Securities Trust	10/26/2012	11/6/2022	Interest Only	4.85%	5,460,000	5,492,332	5,516,583
FSC AS Mt Juliet TN, DST	Deutsche Mortgage & Asset Receiving Corp.	11/29/2012	12/6/2022	Interest Only	5.00%	6,000,000	6,046,948	6,079,449
FSC DG Middleburg FL, LLC	J.P. Morgan Chase Comm. Mortgage Securities Trust	4/19/2012	5/6/2022	Interest Only	5.35%	773,500	865,701	870,162
FSC DG Yulee FL, LLC	Ladder Capital Finance, LLC	7/9/2012	8/6/2022	Interest Only	5.25%	875,000	881,244	887,489
FSC GM Lebanon IN DST, LLC	J.P. Morgan Chase Bank	10/20/2014	11/1/2024	Interest Only	4.30%	6,228,750	6,228,750	6,228,750
FSC Care Mt. Prospect IL, LLC	UBS Real Estate Securities Inc.	12/31/2014	1/6/2025	Interest Only	4.15%	8,580,000	8,580,000	8,580,000
FSC DOM Odenton MD, LLC	J.P. Morgan Chase Bank	5/22/2015	6/1/2025	Interest Only	3.77%	6,215,000	6,215,000	6,215,000
FSC CES Oklahoma City OK, LLC	J.P. Morgan Chase Bank	5/29/2015	6/1/2025	Interest Only First 5 Years	4.02%	1,979,802	—	2,158,674
FSC MRC Odessa TX, DST	Deutsche Mortgage & Asset Receiving Corp.	9/4/2015	9/6/2025	Principal and Interest	4.74%	5,418,478	6,265,810	6,410,543
FSC ITW St. Charles MO, LLC	Simmons Bank	10/28/2015	11/5/2022	Principal and Interest	4.25%	3,484,424	3,608,486	3,691,840
FSC FMC Lubbock TX, DST	KeyBank National Assoc.	7/28/2016	8/1/2026	Interest Only First 3 Years	4.60%	2,514,151	2,767,690	2,802,080
FSC FMC Carbondale IL, DST	KeyBank National Assoc.	7/28/2016	8/1/2026	Interest Only First 3 Years	4.60%	2,057,033	2,264,474	2,292,611
FSC HBCBS Mt. Laurel NJ, LLC	Wells Fargo Bank Northwest N.A.	9/29/2016	12/15/2026	Interest Only First 5 Years	3.41%	9,569,348	11,750,000	11,750,000
FSC Healthcare III, DST	UBS AG	10/19/2017	11/6/2027	Interest Only First 5 Years	4.96%	3,969,393	4,300,000	4,300,000
FSC Healthcare IV, DST	GreenState Credit Union	6/1/2018	7/15/2028	Interest Only First 2 Years	4.70%	11,328,472	13,052,425	13,184,690
GPM Properties(3)	Capital One, N.A.	5/17/2019	5/17/2024	Interest Only First 2 Years	L + 2.15%	10,537,133	11,264,476	11,352,001
FSC Industrial II DST, LLC	Provident Bank	6/11/2019	6/1/2026	Interest Only First 4 Years	4.16%	3,322,182	3,575,000	3,575,000
FSC Plattsburgh NY, LLC(4)	People’s United Bank, N.A.	9/18/2019	9/18/2029	Interest Only First 5 Years	L + 1.70%	2,216,478	2,567,777	2,567,777
FSC Industrial III, DST	Provident Bank	7/12/2019	8/1/2026	Interest Only First 4 Years	3.98%	4,493,944	4,753,650	4,753,650
FSC AB Blaine MN, LLC(5)	M&T Bank	8/22/2019	8/1/2024	Interest Only First 2 Years	L + 1.90%	2,479,584	2,691,392	2,691,392
FSC AB Brighton CO, LLC(5)	M&T Bank	8/22/2019	8/1/2024	Interest Only First 2 Years	L + 1.90%	2,779,381	3,010,232	3,016,798
FSC AB Middleton WI, LLC (5)	M&T Bank	8/22/2019	8/1/2024	Interest Only First 2 Years	L + 1.90%	2,533,717	2,744,163	2,750,149

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
8. Notes Payable (Continued)
Entity	Lender	Date of Loan	Maturity Date(2)	Periodic Payment	Interest Rate	Balloon Payment Amount	Carrying Value(1) at:
							9/30/2021	12/31/2020
FSC STU North Canton OH, LLC(6)	Chemical Bank	8/23/2019	8/22/2024	Interest Only First 3 Years	L + 2.10%	4,600,679	4,839,175	4,839,175
FSC AB Bordentown NJ, LLC(7)	M&T Bank	9/20/2019	8/1/2024	Interest Only First 2 Years	L + 1.90%	2,852,937	3,084,098	3,090,661
FSC FE Cincinnati OH, LLC	Provident Bank	2/20/2020	2/1/2027	Interest Only First 3 Years	3.60%	2,311,598	2,500,000	2,500,000
FSC GW Muncie IN, LLC(8)	OceanFirst Bank N.A.	3/18/2020	3/1/2030	Interest Only First 5 Years	L + 2%	1,304,631	1,468,500	1,468,500
FSC GW Greenwood IN, LLC(8)	OceanFirst Bank N.A.	3/18/2020	3/1/2030	Interest Only First 5 Years	L + 2%	1,138,499	1,281,500	1,281,500
FSC Healthcare V, DST	Provident Bank	6/9/2020	7/1/2027	Interest Only First 4 Years	3.50%	3,123,363	3,320,000	3,320,000
FSC Industrial IV, DST	OceanFirst Bank N.A.	11/10/2020	11/10/2027	Interest Only First 5 Years	3.05%	21,688,354	22,550,000	22,550,000
FSC Industrial V, DST	Provident Bank	12/22/2020	1/1/2028	Interest Only First 2 Years	3.50%	4,947,378	5,500,000	5,500,000
FSC Industrial 6, DST	OceanFirst Bank N.A.	3/12/2020	3/12/2028	Interest Only First 5 Years	3.10%	19,584,521	20,392,475	—
FSC Industrial 7, DST	OceanFirst Bank N.A.	3/12/2020	3/12/2028	Interest Only First 5 Years	3.15%	23,402,609	24,359,651	—
FSC Industrial 8, DST	Sun Life Assurance Company of Canada	5/14/2021	6/10/2026	Interest Only	2.31%	37,100,000	37,100,000	—
FSC FMC Houston, TX DST	Provident Bank	5/28/2021	5/1/2028	Interest Only First 5 Years	3.25%	2,701,611	2,810,000	—
FSC FMC Albany OR, DST	Provident Bank	5/28/2021	5/1/2028	Interest Only First 5 Years	3.25%	4,759,066	4,950,000	—
FSC UNCHCS Chapel Hill NC, DST	Provident Bank	5/28/2021	5/1/2028	Interest Only First 5 Years	3.25%	7,662,577	7,970,000	—
FSC BKI Conyers GA, DST	Provident Bank	9/24/2021	10/1/2028	Interest Only First 5 Years	2.95%	8,366,432	8,720,000	—
FSC BPS Dallas TX, DST	Provident Bank	9/24/2021	10/1/2028	Interest Only First 5 Years	2.95%	4,173,621	4,350,000	—
FSC CSL Allentown PA, DST	Provident Bank	9/24/2021	10/1/2028	Interest Only First 5 Years	2.95%	2,389,039	2,490,000	—
FSC FMC Baton Rouge LA, DST	Provident Bank	9/24/2021	10/1/2028	Interest Only First 5 Years	2.95%	3,007,886	3,135,000	—
FSC HFO Southfield MI, DST	Provident Bank	9/24/2021	10/1/2028	Interest Only First 5 Years	2.95%	6,049,352	6,305,000	—
Subtotal							283,134,137	163,362,758
Deferred financing costs, net of accumulated amortization							(2,846,133)	(1,771,905)
							$280,288,004	$161,590,853

(1)
Carrying value represents principal outstanding plus unamortized debt premiums. Debt premium amortization of $69,918 and $68,585 is included as a reduction of interest expense in the consolidated statements of operations for the nine months ended September 30, 2021 and 2020, respectively.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
8. Notes Payable (Continued)
(2)
Reflected is the earlier of the stated maturity dates as defined in the respective loan agreements. Should the loan not be repaid at the anticipated repayment date, the loan will require monthly principal and interest and the applicable interest rate would increase as specified in the respective loan agreement until the extended maturity date.

(3)
Capital One, N.A.’s loan is cross collateralized with FSC EPP Colony TX, LLC; FSC EPP Elkhart IN, LLC; FSC EPP Eufaula OK, LLC; FSC EPP Granger IL, LLC; FSC EPP Irving TX, LLC; FSC EPP Mishawaka IN, LLC; FSC EPP Richland Hills TX, LLC; FSC EPP Utica MI, LLC (collectively, the “GPM Properties”). The GPM Properties’ loan requires interest at LIBOR plus 2.15% per annum. In connection with this loan, the company entered into an interest rate swap agreement to fix LIBOR at 1.855% on the loan at notional values equivalent to the loan’s scheduled amortized principal balance through the loan’s maturity date. The effective interest rate on the loan is 4.005% per annum.

(4)
FSC Plattsburgh NY, LLC’s loan with People’s United Bank, N.A. requires interest at LIBOR plus 1.70%. In connection with this loan, the company entered into an interest rate swap agreement to fix LIBOR at 1.66% on this loan at notional values equivalent to the loan’s scheduled amortized principal balance through the loan’s maturity date. The effective interest rate on the loan is 3.36% per annum.

(5)
FSC AB Blaine MN, LLC’s, FSC AB Brighton CO, LLC’s and FSC AB Middletown WI, LLC’s loans with M&T Bank require interest at LIBOR plus 1.90%. In connection with these loans, the company entered into interest rate swap agreements to fix LIBOR at 1.443% on these loans at notional values equivalent to the loans’ scheduled amortized principal balances through the loans’ maturity dates. The effective interest rate on the loans is 3.343% per annum.

(6)
FSC STU North Canton OH, LLC’s loan with Chemical Bank require interest at LIBOR plus 2.10%. In connection with this loan, the company entered into an interest rate swap agreement to fix LIBOR at 1.40% on this loan at notional values equivalent to the loan’s scheduled amortized principal balance through the loan’s maturity date. The effective interest rate on the loan is 3.50% per annum.

(7)
FSC AB Bordentown NJ, LLC’s loan with M&T Bank requires interest at LIBOR plus 1.90%. In connection with this loan, the company entered into an interest rate swap agreement to fix LIBOR at 1.54% on this loan at notional values equivalent to the loan’s scheduled amortized principal balance through the loan’s maturity date. The effective interest rate on the loan is 3.44% per annum.

(8)
FSC GW Muncie IN, LLC and FSC GW Greenwood IN, LLC’s loans with OceanFirst Bank N.A. requires interest at LIBOR plus 2%. In connection with these loans, the company entered into interest rate swap agreements to fix LIBOR at 0.84% for the first five year of the loans at notional values equal to each loan’s scheduled principal balance for the first five years. The effective interest rate on the loans is 2.84% per annum.

The above notes are secured by the related mortgage/deed of trust and assignment of rents and leases on real estate having a carrying value of $434,831,398 and $242,926,828 as of September 30, 2021 and December 31, 2020, respectively, and are subject to prepayment penalties as defined in the related loan agreements.
The weighted average interest rate pursuant to fixed effective rates via interest swap agreements (see “Note 2. Summary of Significant Accounting Policies—Derivative Instruments and Hedging Activities”) on the above notes payable was 3.71% and 4.20% as of September 30, 2021 and September 30, 2020, respectively.
The company is subject to certain loan covenants per the mortgage notes payable agreements, which require a debt service coverage ratio of 1.50 to 1.00 or lower, determined quarterly. As of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020, the company was compliant with the mortgage notes payable covenants.
The following are the future principal payments on the mortgage notes payable as of September 30, 2021 (including principal amortization and balloon payments):
Year ending December 31,	Amount
2021 (remainder of the year)	$404,398
2022	20,803,578
2023	6,343,610
2024	33,776,067
2025	21,742,059
Thereafter	199,882,598
Total principal payments	282,952,310
Unamortized debt premiums, net	181,827
Total notes payable before deferred financing costs, net	$283,134,137

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
8. Notes Payable (Continued)
The estimated amortization of the debt premiums as of September 30, 2021 is as follows:
Year ending December 31,	Amount
2021 (remainder of the year)	$23,306
2022	73,756
2023	5,949
2024	5,948
2025	5,948
Thereafter	66,920
$181,827
9. Line of Credit, Net
The company’s revolving credit facility with Citizens Bank, National Association (“Citizens”) and other participating lenders (the “Citizens Facility”) originally provided the company with up to a $125 million borrowing capacity with an additional $75 million expansion feature. The Citizens Facility bore interest based on the company’s option of LIBOR plus 2.5% to 3% per annum or the base rate plus 1.50% to 2% per annum, with the interest rate spread determined based on the company’s election of LIBOR or base rate borrowings and the ratio of debt to value. The base rate was the greater of Citizens’ prime rate, the average Federal Reserve Bank of Cleveland’s overnight rate, or the one-month LIBOR plus 1%. The Citizens Facility also required an unused fee of 0.25% per annum and was scheduled to mature on October 23, 2021. Pursuant to the terms of the Citizens Facility, the company was required to comply with covenants including those to maintain a minimum fixed charge coverage ratio of 1.50 to 1.00, maintain minimum borrowing base and net worth, limit debt to value, maintain a net operating income to debt ratio, maintain a minimum debt yield, maintain a diversified portfolio, and maintain distribution rates.
On October 30, 2020, the company amended and restated the Citizens Facility with M&T Bank, a participating lender under the former-Citizens Facility. Citizens resigned as agent and lender and M&T Bank replaced Citizens as the agent on the facility. The amended and restated borrowing facility (the “M&T Credit Facility”) provides the company with a $100,000,000 borrowing capacity with an additional $50,000,000 expansion feature. The M&T Credit Facility redefined certain terms and covenants including providing for covenants relating to a mezzanine loan of up to $100,000,000. The M&T Credit Facility bears interest based on the company’s option of LIBOR, with a LIBOR floor of 1% on unhedged LIBOR, plus 2.50% to 2.75% per annum or the base rate plus 1.50% to 1.75% per annum, with the interest rate spread determined based on the company’s election of LIBOR or base rate borrowings and the ratio of debt to value (2.86% as of September 30, 2021, inclusive of the credit facility interest rate swaps; see “Note 2. Summary of Significant Accounting Policies—Derivative Instruments and Hedging Activities”). The base rate is the greater of M&T Bank’s prime rate, the Federal Funds Effective Rate plus 0.5%, or 1% plus the greater of one-month LIBOR or 1% on the unhedged borrowing.The M&T Credit Facility matures on October 30, 2022 and maturity may be extended to October 30, 2023 with a 0.25% extension fee on the total commitment and the company meeting certain conditions including completing a qualified listing event. Pursuant to the terms of the M&T Credit Facility, the company shall comply with covenants including those to maintain a minimum fixed charge coverage ratio, maintain minimum borrowing base and net worth, limit debt to value, maintain a net operating income to debt ratio, maintain a minimum debt yield, maintain a diversified portfolio, and maintain distribution rates. The M&T Credit Facility is secured by mortgages/deeds of trust and assignments of rents and leases on 52 properties having real estate net book value of approximately $123.7 million as of September 30, 2021 and 50 properties having real estate book value of approximately $96.4 million as of December 31, 2020. As a result of Citizens National Association exiting the credit facility, the company exited its interest rate swap with Citizens National Association with a payment of $1,281,000 recognized in other

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
9. Line of Credit, Net (Continued)
comprehensive loss of which $880,688 and $213,500 was reclassified from other comprehensive loss as an increase to interest expense during the nine months ended September 30, 2021 and year ended December 31, 2020, respectively. As of and for the nine months ended September 30, 2021 and year ended December 31, 2020, the company was compliant with the credit facility covenants.
The outstanding balance of the M&T Credit Facility as of September 30, 2021 and December 31, 2020 was $45,000,000 and $17,380,953, respectively.
Deferred financing costs, net of accumulated amortization, of $2,192,977 and $3,200,651 are presented as deductions of the lines of credit balances as of September 30, 2021 and December 31, 2020, respectively, in the consolidated balance sheets. The credit facility weighted average interest rate during the nine months ended September 30, 2021 and 2020 is 3.15% and 3.56%, respectively.
10. Mezzanine Note Payable, Net
On October 30, 2020, the company entered into a $100,000,000 loan agreement (the “Mezzanine Loan”) secured by a pledge of the company’s equity interest in the Operating Partnership. The loan requires (1) monthly interest only payments at 7% per annum plus (2) interest capitalized quarterly as additional principal at a rate of 4.5% per annum. The Mezzanine Loan provides that upon repayment a minimum of $23,000,000 in aggregate interest through the earlier of the loan’s full satisfaction or maturity on October 30, 2025 is payable. However, from and after the date of the initial public offering, the additional amount payable shall be equal to the lesser of (1) the yield maintenance amount and (2) if prior to the second anniversary of the initial public offering date, 2% of the prepaid amount, and if at any time thereafter, 1% of the prepaid amount. The Mezzanine Loan provides for adjustments to interest payments due in order to not be treated as an applicable high yield discount obligation under the Code. A portion of the Mezzanine Loan may be prepaid with a minimum principal payment of $10,000,000. Pursuant to the terms of Mezzanine Loan, the company shall comply with covenants including those to maintain a minimum fixed charge coverage ratio of 1.50 to 1.00, maintain net worth, limit debt to value, maintain a net operating income to debt ratio, maintain a minimum debt yield of 9%, and maintain a diversified portfolio. The Mezzanine Loan is subordinate to the M&T Credit Facility. The company borrowed $85,000,000 at closing of the Mezzanine Loan. As of September 30, 2021 and December 31, 2020 the Mezzanine Loan had an outstanding balance of $88,638,917 and $85,670,693, respectively. Deferred financing costs, net of accumulated amortization, of $2,227,003 and $2,602,900 are presented as deductions of the Mezzanine Loan as of September 30, 2021 and December 31, 2020 in the consolidated balance sheets.
11. Contingently Redeemable Series A-1 and A-2 Preferred Shares
On November 20, 2020, we issued 2,500,000 convertible Series A-1 preferred shares, $0.001 par value per share, resulting in $49.3 million in gross proceeds at a 1.5% discount from the $20.00 per share initial stated value. On May 4, 2021, the terms of the Series A-1 preferred shares were amended to replace the paid-in-kind dividends with accretion dividends that are no longer issued in the form of additional Series A-1 preferred shares and instead added to the Series A-1 preferred shares’ stated value at the same yield terms as the former paid-in-kind dividends and to revise the certain other terms. The Series A-1 preferred shares rank senior to our common shares and non-participating common shares with respect to payment of dividends and distributions upon our liquidation. The Series A-1 preferred shares’ liquidation value as of September 30, 2021 and December 31, 2020 was $53,138,191 and $50,256,500, respectively.
The Series A-1 preferred shares automatically convert upon a qualifying listing event into a number of common shares based on our option of either (1) the Series A-1 preferred shares’ stated value divided by 90% of the per common share listing event price or (2) the Series A-1 preferred shares’ stated value divided by the undiscounted price per common share at the listing event plus a cash fee to holders of Series A-1 preferred

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
11. Contingently Redeemable Series A-1 and A-2 Preferred Shares (Continued)
shares at 10% of the Series A-1 preferred shares’ stated value. In the event that the holders of Series A-1 preferred shares would own 20% or more of our outstanding shares of beneficial interest following a qualifying listing event, the holders of the Series A-1 preferred shares may elect to cause the company to either (1) redeem from the holders of Series A-1 preferred shares, concurrently with the closing of the qualifying listing event, such number of Series A-1 preferred shares so that the holders of the Series A-1 preferred shares hold 19.9% of our outstanding shares of beneficial interest following the qualifying listing event or (2) permit the holders of Series A-1 preferred shares to include in the qualifying listing event a number of common shares (into which the Series A-1 preferred shares convert) for sale so that the holders of the Series A-1 preferred shares hold 19.9% of our outstanding shares of beneficial interest following the qualifying listing event; provided, however, that if the holders of the Series A-1 preferred shares elect pursuant to clause (2) above to cause the company to permit the holders of the Series A-1 preferred shares to include in the qualifying listing event any common shares for sale, then the company, in its sole discretion, will have the right to redeem from the holders of the Series A-1 preferred shares, concurrently with the closing of the qualifying listing event, such number of Series A-1 preferred shares so that the holders of the Series A-1 preferred shares hold less than 19.9% of our outstanding shares of beneficial interest following a qualifying listing event. The Series A-1 preferred shares redeemed in this event will be redeemed in cash at a per share price equal to the greater of (a) the amount such holders of Series A-1 preferred shares would have received as if such Series A-1 preferred shares were automatically converted in connection with a qualifying listing event (with such amount determined at the fair market value as determined by our board of trustees and the holders of Series A-1 preferred shares or, in certain cases, an independent expert) or (b) the Series A-1 Trust Redemption Price (as defined below).
We have an option to redeem all of the Series A-1 preferred shares with a payment providing the holders with an amount equal to the greater of (1) a 15% internal rate of return on such holder’s Series A-1 preferred shares and (2) the amount the holders of the Series A-1 preferred shares would have received as if such Series A-1 preferred shares were converted into a number of common shares based on the stated value of $20.00 per share, adjusted for additional issuances of common shares and instruments convertible into common shares of the company, plus accretion dividends and unpaid dividends (with such amount determined at the fair market value as determined by our board of trustees and the holders of Series A-1 preferred shares or, in certain cases, an independent expert) (the “Series A-1 Trust Redemption Price” and such option to redeem, the “Series A-1 preferred share call option”). At any time, including upon the company’s exercise of the Series A-1 preferred share call option, (1) any holder of Series A-1 preferred shares may elect to convert all or any portion of such holder’s Series A-1 preferred shares into common shares and (2) the majority of holders of Series A-1 preferred shares may elect to convert all of the Series A-1 preferred shares into common shares of the company.
Holders of Series A-1 preferred shares are entitled to the number of votes on an as converted basis as to any matters together as a single class with holders of common shares. Dividends on Series A-1 preferred shares are cumulative at 11.5% per annum (7% cash, 4.5% accretion dividend added to the Series A-1 preferred shares’ stated value) on the stated value per share through April 19, 2022, 12% (7% cash, 5% accretion dividend) commencing on April 20, 2022, 13% (8% cash, 5% accretion dividend) commencing on November 20, 2022 and 15% (9% cash, 6% accretion dividend) commencing on November 20, 2023.
There were no unpaid cash dividends on Series A-1 preferred shares as of September 30, 2021 and December 31, 2020. The outstanding balance of contingently redeemable Series A-1 preferred shares of $53,138,191 and $50,256,500 as of September 30, 2021 and December 31, 2020, respectively, less the bifurcated conversion feature liability of $1,768,959 and $1,699,274, respectively, and unaccreted offering costs and unaccreted issuance discount of $787,595 and $924,488, respectively, is presented as temporary equity in the consolidated balance sheets.
The holders of a majority of the outstanding Series A-1 preferred shares have the right to designate a trustee to the board of trustees. The holders of Series A-1 preferred shares have designated an observer to the

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
11. Contingently Redeemable Series A-1 and A-2 Preferred Shares (Continued)
company’s board of trustees. The holders of Series A-1 preferred shares have the right to approve certain of the company’s actions.
On May 4, 2021 and August 11, 2021, we issued an aggregate of 7,500,000 convertible Series A-2 preferred shares, $0.001 par value per share, resulting in $147,750,000 in gross proceeds at a 1.5% discount to the $20.00 per share initial stated value. The Series A-2 preferred shares rank senior to our common shares and non-participating common shares with respect to payment of dividends and distributions upon our liquidation. The Series A-2 preferred shares’ liquidation value as of September 30, 2021 was $153,013,603.
The Series A-2 preferred shares automatically convert upon a qualifying listing event into a number of common shares based on our option of either (1) the Series A-2 preferred shares’ stated value, including accretion dividends and unpaid dividends, divided by 90% of the per common share listing event price or (2) the Series A-2 preferred shares’ stated value, including accretion dividends and unpaid dividends, divided by the undiscounted price per common share at the listing event plus a cash fee to holders of Series A-2 preferred shares at 10% of the Series A-2 preferred shares’ stated value. In the event that the holders of Series A-2 preferred shares would own 25% or more of our outstanding shares of beneficial interest following a qualifying listing event, the holders of the Series A-2 preferred shares may elect to cause the company to either (1) redeem from the holders of Series A-2 preferred shares, concurrently with the closing of the qualifying listing event, such number of Series A-2 preferred shares so that the holders of the Series A-2 preferred shares hold less than 25% of our outstanding shares of beneficial interest following the qualifying listing event or (2) permit the holders of Series A-2 preferred shares to include in the qualifying listing event a number of common shares (into which the Series A-2 preferred shares convert) for sale so that the holders of the Series A-2 preferred shares hold less than 25% of our outstanding shares of beneficial interest following the qualifying listing event, provided, however, that if the holders of the Series A-2 preferred shares elect pursuant to clause (2) above to cause the company to permit the holders of the Series A-2 preferred shares to include in the qualifying listing event any common shares for sale, then the company, in its sole discretion, will have the right to redeem from the holders of the Series A-2 preferred shares, concurrently with the closing of the qualifying listing event, such number of Series A-2 preferred shares so that the holders of the Series A-2 preferred shares hold less than 25% of our outstanding shares of beneficial interest following a qualifying listing event. The Series A-2 preferred shares redeemed be redeemed in cash at a per share price equal to the greater of (a) the amount such holders of Series A-2 preferred shares would have received as if such Series A-2 preferred shares were automatically converted in connection with a qualifying listing event (with such amount determined at the fair market value as determined by our board of trustees and the holders of Series A-2 preferred shares or, in certain cases, an independent expert) or (b) the Series A-2 Trust Redemption Price (as defined below).
We have an option to redeem all of the Series A-2 preferred shares with a payment providing the holders with an amount equal to the greater of (1) a 15% internal rate of return on such holder’s Series A-2 preferred shares and (2) the amount the holders of the Series A-2 preferred shares would have received as if such Series A-2 preferred shares were converted into a number of common shares based on the stated value of $20.00 per share, adjusted for additional issuances of common shares and instruments convertible into common shares of the company, plus accretion dividends and unpaid dividends (with such amount determined at the fair market value as determined by our board of trustees and the holders of Series A-2 preferred shares or, in certain cases, an independent expert) (the “Series A-2 Trust Redemption Price” and such option to redeem, the “Series A-2 preferred share call option”). At any time, including upon the company’s exercise of the Series A-2 preferred share call option, (1) any holder of Series A-2 preferred shares may elect to convert all or any portion of such holder’s Series A-2 preferred shares into common shares and (2) the majority of holders of Series A-2 preferred shares may elect to convert all of the Series A-2 preferred shares into common shares of the company.
Holders of Series A-2 preferred shares are entitled to the number of votes on an as converted basis as to any matters together as a single class with holders of common shares. Dividends on Series A-2 preferred shares are

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
11. Contingently Redeemable Series A-1 and A-2 Preferred Shares (Continued)
cumulative at 11.5% per annum (7% cash, 4.5% accretion dividend added to the Series A-2 preferred shares’ stated value) on the stated value per share through April 19, 2022, 12% (7% cash, 5% accretion dividend) commencing on April 20, 2022, 13% (8% cash, 5% accretion dividend) commencing on November 20, 2022 and 15% (9% cash, 6% accretion dividend) commencing on November 20, 2023.
There were no unpaid cash dividends on Series A-2 preferred shares as of September 30, 2021 and December 31, 2020. The outstanding balance of contingently redeemable Series A-2 preferred shares of $153,013,603 as of September 30, 2021, reduced by the initial fair value of the compound embedded derivative of $9,969,378 and unaccreted offering costs and unaccreted issuance discount of $3,050,292, is presented as temporary equity in the consolidated balance sheets.
The holders of a majority of the outstanding Series A-2 preferred shares designated a trustee to the board of trustees. The holders of Series A-2 preferred shares have the right to designate an observer to the company’s board of trustees. The holders of Series A-2 preferred shares have the right to approve certain of the company’s actions.
12. Derivatives and Hedging Activities
The company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the company uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.
The changes in the fair value of derivatives designated and that qualify as cash flow hedges are recorded in accumulated other comprehensive loss or income and are subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During 2021 and 2020, such derivatives were used to hedge the variable cash flows associated with variable-rate debt.
Amounts reported in accumulated other comprehensive loss or income related to derivatives will be reclassified to interest expense as interest payments are made on the company’s variable-rate debt. During the next twelve months ending September 30, 2022, the company estimates that $471,915 and $195,210 will be reclassified from other comprehensive income as increases to interest expense for the swaps on the mortgage rate payable and M&T Credit Facility, respectively.
As of September 30, 2021 and December 31, 2020, the company’s interest rate derivatives and their respective cash flow interest rate hedge designations are as follows:
	September 30, 2021		December 31, 2020
Interest Rate Derivatives	Number of Instruments	Notional Amounts	Number of Instruments	Notional Amounts
Designated as cash flow hedges
Mortgage notes payable swaps	9	$32,945,452	9	$33,057,952
M&T Credit Facility swaps	2	$37,500,000	3	$50,000,000
Not designated as qualifying hedges
M&T Credit Facility swap	1	$12,500,000	—	$—
As of September 30, 2021 and December 31, 2020, the compound embedded derivative in the Series A-1 and A-2 preferred shares was not designated as a qualifying hedge.
The table below presents the fair value of the company’s derivative financial instruments as well as their classification on the consolidated balance sheets as of September 30, 2021 and December 31, 2020.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
12. Derivatives and Hedging Activities (Continued)
	September 30, 2021		December 31, 2020
	Asset Derivatives	Liability Derivatives	Asset Derivatives	Liability Derivatives
Derivatives designated as hedging instruments:
Mortgage notes payable swaps	$—	$915,114	$—	$1,606,611
M&T Credit Facility swaps	—	90,594	—	185,346
Interest rate hedges included in accounts payable, accrued expenses and other liabilities in the consolidated balance sheets	—	1,005,708	—	1,791,957
Derivatives not designated as hedging instruments:
M&T Credit Facility swap included in accounts payable, accrued expenses and other liabilities in the consolidated balance sheets	—	30,200	—	—
Series A-1 and A-2 preferred share compound embedded derivative included in accounts payable, accrued expenses and other liabilities in the consolidated balance sheets	—	12,297,132	—	1,741,694
	$—	$13,333,040	$—	$3,533,651
The table below details the location in the consolidated financial statements of the gain or loss recognized on interest rate derivatives designated as cash flow hedges for the nine months ended September 30, 2021 and 2020 for the interest rate swaps on the mortgage notes payable and the M&T Credit Facility.
	Nine months ended September 30, 2021		Nine months ended September 30, 2020
	Mortgage notes payable swaps	M&T Credit Facility swaps	Mortgage notes payable swaps	M&T Credit Facility swaps
Designated interest rate swaps
Amount of gain (loss) recognized in accumulated other comprehensive income on interest rate derivatives	$337,312	$(27,199)	$(1,984,677)	$(1,064,374)
Amount of (loss) gain reclassified from accumulated other comprehensive income into income as (increase) decrease in interest expense	$(354,184)	$(1,052,501)	$(204,510)	$(658,330)
Non-designated interest rate swaps
Amount of (loss) gain reclassified from accumulated other comprehensive income into income as (increase) decrease in interest expense	—	(56,888)	—	—
The company has agreements with each of its derivative counterparties that contain a provision where if the company either defaults or is capable of being declared in default on any of its indebtedness, then the company could also be declared in default on its derivative obligations.
The interest swap agreements provide for cross default provisions with the company’s other debt obligations. As of September 30, 2021 and December 31, 2020, the fair value of derivatives in a net liability position

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
12. Derivatives and Hedging Activities (Continued)
including accrued interest but excluding any adjustment for nonperformance risk related to these agreements was $1,079,111 and $1,838,582, respectively. As of September 30, 2021 and December 31, 2020, the company has not posted any collateral related to these agreements and was not in breach of any agreement provisions. If the company had breached any of these provisions, it could have been required to settle its obligations under the agreements at their aggregate termination value of $1,079,111 and $1,838,582 as of September 30, 2021 and December 31, 2020, respectively.
13. Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable, accrued expenses and other liabilities in the consolidated balance sheets as of September 30, 2021 and December 31, 2020 consist of the following:
	September 30, 2021	December 31, 2020
Accounts payable and accrued expenses	$9,790,641	$4,691,921
Prepaid rents	2,029,989	1,850,943
Lease obligations of right-of-use assets	5,719,179	1,171,096
Compound embedded derivative	12,297,132	1,741,694
Accrued distributions	476,558	—
Interest rate hedges	1,035,908	1,791,957
Warrant liability	159,119	259,880
	31,508,526	11,507,491
Less accounts payable, accrued expenses and other liabilities of real estate assets classified as held-for-sale	—	(20,940)
	$31,508,526	$11,486,551
14. Noncontrolling Interests
On December 28, 2012, the Operating Partnership issued 204,500 of Series A preferred OP units (the “UPREIT Series A preferred OP units”; convertible into 102,250 common OP units or 102,250 common shares of the Trust as of December 31, 2019) in connection with the purchase of a property. The UPREIT Series A preferred OP units receive priority distributions on a cumulative basis at a per annum rate of $0.70 per unit. In addition, in the event of the liquidation or dissolution of the Operating Partnership or the company, the holders of the units will be entitled to receive a liquidation preference of $10 per unit plus an amount equal to all accumulated and unpaid distributions whether or not declared. The UPREIT Series A preferred OP unit holders have the right to require the Operating Partnership to redeem the units in whole or in part, at any time and from time to time, by delivering a notice of redemption to the general partner, in an amount equal to the holder’s capital account as adjusted in accordance with and subject to the terms of the partnership agreement. The general partner may, in its sole and absolute discretion, elect to assume the redemption directly and satisfy the UPREIT Series A preferred OP unit redemption right by paying the redeeming partner in cash or in the form of Series A preferred shares of the Trust by issuing one Series A preferred share for each UPREIT Series A preferred OP unit. The company has adopted a policy of issuing shares in exchange for all units submitted for redemption. There have been no UPREIT Series A preferred OP unit redemption requests.
In connection with the Restructuring on October 23, 2020, the 204,500 UPREIT Series A preferred OP units were converted into 65,636 common OP units (the “UPREIT common OP units”). The UPREIT common OP unit holders have the right to require the Operating Partnership to redeem the units in whole or in part, at

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
14. Noncontrolling Interests (Continued)
any time and from time to time, by delivering a notice of redemption to the general partner, in an amount equal to the holder’s capital account as adjusted in accordance with and subject to the terms of the partnership agreement. The general partner may, in its sole and absolute discretion, elect to assume the redemption directly and satisfy the UPREIT common OP unit redemption right by paying the redeeming partner in cash or in the form of common shares of the Trust by issuing one common share for each UPREIT common OP unit. The company has adopted a policy of issuing shares in exchange for all units submitted for redemption. There have been no UPREIT common OP unit redemption requests as of September 30, 2021.
On May 31, 2020, the Operating Partnership issued 181,116 of Series U1 OP units (the “Series U1 OP units”; convertible into 181,116 common shares of the Trust) at $22 per unit in exchange for acquiring 90% of the beneficial ownership interest in FSC GM Lebanon IN, DST (“GMLI DST”) previously held by third party investors thereby wholly-owning GMLI DST. The Operating Partnership retained control of GMLI DST subsequent to this UPREIT transaction. The Series U1 OP units receive cumulative distributions at a per annum rate of $1.10, $1.26, $1.41, $1.57, $1.72 and $1.88 per unit commencing on May 31, 2020 and each anniversary thereof through May 31, 2025. In addition, in the event of the liquidation or dissolution of the Operating Partnership or the company, the holders of Series U1 OP units will be entitled to receive a liquidation amount per unit of $22.00, $23.87, $25.73, $27.60, $29.46 and $31.34 commencing on May 31, 2020 and each anniversary thereof through May 31, 2025. Commencing May 31, 2021, holders of Series U1 OP units have the option to convert the Series U1 OP units for a corresponding number of common shares of the Trust and the general partner of the Operating Partnership may, in its sole and absolute discretion, elect to redeem the partner in cash at the liquidation amount or, if the common shares have been listed on a national securities exchange, the close price per common share. During the period May 31, 2026 through November 30, 2026, the Series U1 OP unit holders have the right to require the Operating Partnership to redeem the units in whole or in part, at the liquidation amount in cash.
With respect to distributions and liquidation rights and prior to the Restructuring, the Series U1 OP units rank (1) junior to the Series D, Series DRIP 1 and Series E preferred OP units and (2) senior to the Series A, Series B and Series C preferred OP units and common OP units. Subsequent to the Restructuring, the Series U1 OP units rank (1) junior to the Series A-1 preferred OP units, (2) on parity with the common OP units and (3) senior to the non-participating common OP units. Any liquidation proceeds remaining shall be distributed on a pro rata and pari passu basis with common OP unit holders, including the Series U1 OP units, and preferred OP units on an as-converted basis.
On April 29, 2021, the company issued 895,500 LTIP OP Units as equity-based compensation. The company did not receive any proceeds from the issuance.
On June 26, 2020, the Operating Partnership acquired 48.6% of the beneficial ownership interest in FSC Industrial II, DST previously held by third party investors for $1,739,402 thereby wholly-owning FSC Industrial II, DST and retaining control of the acquiree subsequent to this acquisition.
The company formed DSTs to offer beneficial ownership interests in the trusts to third-party investors. As of September 30, 2021 and December 31, 2020, third-party beneficial ownership interests in the DSTs are presented below.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
14. Noncontrolling Interests (Continued)
Trust	Year Acquired	September 30, 2021	December 31, 2020
FSC BJ Tilton NH, DST	2014	75.0%	75.0%
FSC AS Mt. Juliet TN, DST	2014	74.4%	74.4%
FSC AS Jonesboro AR, DST	2014	74.4%	74.4%
FSC MRC Odessa TX, DST	2015	90.0%	90.0%
FSC Healthcare I, DST	2014 & 2015	90.0%	90.0%
FSC Healthcare II, DST	2017	95.0%	95.0%
FSC Healthcare III, DST	2016	95.0%	95.0%
FSC Industrial I, DST	2018	95.0%	95.0%
FSC Healthcare IV, DST	2018	95.0%	95.0%
FSC Automotive I, DST	2018	95.0%	95.0%
FSC Industrial III, DST	2019	94.4%	94.4%
FSC Healthcare V, DST	2020	95.0%	95.0%
FSC Industrial IV, DST	2020	95.0%	89.1%
FSC Industrial V, DST	2020	95.0%	—%
FSC Industrial 6, DST	2021	95.0%	—%
FSC Industrial 7, DST	2021	95.0%	—%
FSC Industrial 8, DST	2021	95.0%	—%
FSC Healthcare 6, DST	2021	95.0%	—%
FSC Diversified 1, DST	2021	39.5%	—%
Four Springs TEN31 Xchange, LLC (“TEN31”) and GMLI DST, both consolidated into the Trust, entered into an unsecured loan agreement (the “TEN31-GMLI DST Loan”) with TEN31 as the lender and GMLI DST as the borrower to provide GMLI DST with working capital and releasing reserves after its sole tenant terminated its lease agreement in 2017. The loan provided for up to $1.8 million of advances of which $1.8 million was advanced and outstanding as of January 1, 2020. The loan required monthly interest payments at 9% per annum and the related interest revenue and interest expense were eliminated in consolidation of the Trust. The unsecured loan was subordinate to GMLI DST’s mortgage loan. The TEN31-GMLI DST Loan was satisfied in connection with the Operating Partnership’s UPREIT acquisition of the 90% interest in GMLI DST.
Net (loss) income attributable to noncontrolling interests on the consolidated statements of operations and changes in contingently redeemable preferred shares and OP units and changes in equity consisted of the following:
	Nine Months Ended September 30,
	2021	2020
Holders of Series A preferred OP units	$—	$(1,583)
Holders of Series U1 OP units	17,603	(2,317)
Holders of common OP units	5,111	—
Holders of LTIP OP units	21,174	—
DST beneficial interests	(6,324,141)	762,030
Net (loss) income attributable to noncontrolling interests	$(6,280,253)	$758,130

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
15. Contingently Redeemable Series E Preferred Shares
On January 22, 2018, the board of trustees of the company adopted resolutions to reclassify and redesignate 5,750,000 preferred shares as Series E preferred shares authorized for issuance. The company issued 2,000,000 Series E preferred shares (convertible into 2,222,222 common shares) in a private offering for $39.4 million in gross proceeds on January 22, 2018 at a discount from the $20.00 per share offering price. The company incurred approximately $3.1 million in costs in connection with this offering. The issuance discount and issuance costs are accreted to the carrying value of the Series E preferred shares over the 6.5 year redemption period.
Ranking
The Series E preferred shares ranked senior to the Series A, B, C, D, and DRIP 1 preferred shares and common shares with respect to the payment of dividends and distributions upon liquidation of the company. All Series E preferred shares had equal dividend, distribution, liquidation and other rights.
Redemption
Holders of Series E preferred shares had no exchange or redemption rights or preemptive rights to subscribe to any of our securities. The company may offer Series E preferred shareholders an option to redeem their shares on January 22, 2021. If a majority of Series E preferred shareholders (the “Series E Majority”) accepted a redemption offer by us, we would redeem the shares at the Series E preferred shares’ liquidation value calculated at $20.00 per Series E preferred share plus accumulated and unpaid dividends. If the Series E Majority rejected our redemption offer, the dividend rate on the Series E preferred shares would have adjusted to 8%. At any time after January 22, 2023, we may have exercised an option to redeem all of the Series E preferred shares outstanding and the redemption price would have been the greater of the liquidation value and the fair market value of such Series E preferred shares.
From and after July 22, 2024, the Series E Majority may have required us to redeem all of the Series E preferred shares. Under certain circumstances of noncompliance with the terms of the Series E preferred shares, the company would have been obligated to redeem all of the Series E preferred shares at the liquidation value.
On October 30, 2020, the company redeemed all 3,150,943 Series E preferred shares issued and outstanding plus unissued paid-in-kind shares accruing for the period October 1, 2020 through October 30, 2020 for $63,018,847 utilizing a portion of the proceeds of the Mezzanine Loan. Unaccreted Series E preferred share offering costs and issue discount of $2,133,504 were accelerated at redemption and are recognized in accretion on contingently redeemable preferred shares and OP units in the consolidated statements of operations for the year ended December 31, 2020.
Conversion
The Series E preferred shares were convertible into common shares at any time at the option of the holder. The Series E preferred shares were to automatically convert into common shares upon a qualified listing event of the company or upon the election of the Series E Majority to convert into common shares. The Series E preferred shares were to be converted into a number of common shares computed by multiplying the number of Series E preferred shares to be converted by the Series E preferred share liquidation value and dividing such result by the Series E preferred share conversion price of $18.00 per share, subject to adjustment.
Dividends
Dividends on the Series E preferred shares compounded quarterly on a cumulative basis at an initial annual rate of 17% of the liquidation value. The dividend rate was to be adjusted downward upon raising additional equity or if the company calls the Series E preferred shares and such call notice is rejected. The dividend rate may have increased upon the occurrence of an event of noncompliance under the terms of the Series E

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
15. Contingently Redeemable Series E Preferred Shares (Continued)
preferred shares. As of September 28, 2018, the dividend rate was reduced to 16.75% per annum. As of October 25, 2019, the dividend rate was reduced to 16.5% per annum. The company had the option to pay any dividends accruing on the Series E preferred shares in-kind by issuing additional Series E preferred shares that have an aggregate liquidation value equal to the amount of dividend to be paid in complete or partial satisfaction of the accrued dividend. We were required to pay to the holders of Series E preferred shares an amount in cash or in-kind shares, with the form of payment at the holder’s option, equal to the amount of the accrued and unpaid dividends on the Series E preferred shares if the company had free cash flow in excess of $5 million per calendar year.
Prior to the Series E redemption, 354,444 Series E preferred shares (convertible into 393,827 common shares) were issued as dividend shares paid in-kind for the period from January 1, 2020 through September 30, 2020 and 42,047 Series E preferred shares (convertible into 46,718 common shares) were accrued for the period as dividend shares for the period October 1, 2020 through October 23, 2020.
In the event that the company did not have funds sufficient to make a full distribution of the respective prescribed preferential dividend to the holders of Series E preferred shares and other series of Preferred Shares ranked on parity with the Series E preferred shares, then holders of such shares shall share ratably in such distributions based on the number of common shares into which such shares are then convertible. Subject to such preferential rights as may be granted by the board of trustees in future issuances of one or more series of preferred shares, cumulative dividends were to be payable (1) on a date each month set by the board of trustees (subject to each such dividend payment being authorized and declared), (2) upon the liquidation, dissolution or winding-up of the company, or (3) upon a qualified listing event.
Voting
Each outstanding Series E preferred share entitled the holder to a number of votes equal to the number of common shares into which each preferred share was convertible. The Series E preferred shareholders voted as a single class with the Series A, Series B, Series C, Series D, and Series DRIP 1 preferred shares and common shares. The holders of Series E preferred shares elected one trustee to serve on the company’s board of trustees (the “Series E Trustee”). The Series E Trustee may only be removed by the holders of Series E preferred shares. The Series E Majority had the right to appoint an observer to the board of trustees. The holders of Series E preferred shares had the right to approve certain of the company’s actions.
Liquidation
In the event of any liquidation, dissolution or winding-up of our affairs, subject to such preferential rights as may be granted by the board of trustees in future issuances of one or more series of preferred shares and subject to the rights of holders of any preferred shares on a parity with Series E preferred shares, holders of Series E preferred shares were entitled to receive, in priority to any shares that rank junior to the Series E preferred shares, an amount equal to the liquidation value. After the holders of the Series A, B, C, D, DRIP 1 and E preferred shares have each received their full respective liquidation preference, the holders of common shares were entitled to receive a common share participation amount. If any liquidation distribution proceeds remained after making such distributions, the remaining proceeds were to be distributed on a pro rata basis and pari passu to the holders of Series A, B, C, D, DRIP 1 and E preferred shares, any other series of preferred shares entitled to participate in any such liquidation proceeds and common shares on a pro rata basis.
16. Equity
On October 23, 2020, in connection with and as a result of the Restructuring, the company (1) adopted resolutions to reclassify and designated 223,203 common shares as non-participating common shares authorized for issuance, (2) exchanged 1,861,833 previously issued and then-outstanding common shares for

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
16. Equity (Continued)
non-participating common shares, (3) exchanged 12,452,690 previously issued and then-outstanding Series A, B, C, D and DRIP 1 preferred shares for common shares, (4) redesignated and reclassified 37,747,309 unissued Series A, B, C, D, and DRIP 1 preferred shares as preferred shares made available for future issuance or designation and (5) authorized an additional 6,533,284 common shares for issuance. On October 30, 2020, in connection with the redemption of the outstanding Series E preferred shares, 5,750,000 previously issued and unissued Series E preferred shares were redesignated and reclassified as preferred shares made available for future issuance or designation. The company adopted resolutions in November 2020 and May 2021 to designate and classify 10,000,000 preferred shares as Series A-1 preferred shares and 15,000,000 preferred shares as Series A-2 authorized for issuance; see “Note 11. Contingently Redeemable Series A-1 Preferred Shares” above.
Series A, B, C, D and DRIP 1 Preferred Shares
The company’s Series A, B, C, D and DRIP 1 preferred shares had the following characteristics:
Ranking
Prior to the Restructuring, the Series A, B, C, D and DRIP 1 preferred shares ranked junior to Series E preferred shares and senior to the common shares with respect to the payment of dividends and distributions upon liquidation of the company while the Series D preferred shares and Series DRIP 1 preferred shares ranked senior to the Series A, B and C preferred shares.
Redemption
Holders of Series A, B and C preferred shares had no exchange or redemption rights or preemptive rights to subscribe to any of the company’s securities. Series D and DRIP 1 preferred shares were redeemable subject to certain restrictions and limitations, including a one-year holding period for redemptions unrelated to the death of a shareholder, a declining redemption fee, a cap on the maximum number of Series D preferred shares and Series DRIP 1 preferred shares that may have been redeemed in any quarter and year, and the availability of cash to fund such redemptions.
Conversion
The Series A, B and C preferred shares were convertible into common shares at an amended conversion rate of one common share for two Series A, B and C preferred shares at any time at the option of the holder. The Series D and DRIP 1 preferred shares were convertible into common shares at a conversion rate of one common share for one Series D or DRIP 1 preferred share at any time at the option of the holder. Upon the occurrence of the following events, the Series A, B, C, D and DRIP 1 preferred shares were to automatically convert into common shares, without any further action of the holder: (1) upon a listing of the common shares on a national security exchange (a “Listing Event”) or (2) upon the election of holders of a majority of the then outstanding preferred shares to convert into common shares.
Dividends
Dividends on preferred shares accrued on the Series A and B preferred shares at an annual rate of $0.70 per share and on Series C preferred shares at an annual rate of $0.77 per share. Dividends on the Series D preferred shares accrued at an annual rate of $1.40 per share plus dividend shares paid in-kind at a rate of 3% per annum. Dividends on the Series D preferred shares accrued at an annual rate of $1.365 per share. During the year ended December 31, 2020 and nine months ended September 30, 2020, 84,105 and 75,367 Series D preferred shares (convertible into 84,105 and 49,284 common shares before the Restructuring), respectively, were issued as dividend shares paid in-kind.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
16. Equity (Continued)
The dividends were cumulative and were payable monthly, if authorized and declared by the board of trustees. Upon conversion of the Series A, B, C, D and DRIP 1 preferred shares to common shares (other than pursuant to a Listing Event), all rights to accumulated and unpaid dividends on such preferred shares were cancelled and terminated.
Liquidation
Prior to the Restructuring, Series A, B, C, D and DRIP 1 preferred shares ranked junior to Series E preferred shares and any other class or series of our capital stock, the terms of which expressly provided that it ranked senior to the preferred shares, and subject to payment of or provision for our debts and other liabilities, the Series D preferred shares and Series DRIP 1 preferred shares ranked senior to the Series A, B and C preferred shares and the Series A, B and C preferred shares had parity with respect to the payment of dividends and distributions upon liquidation of the company. All outstanding Series A, B, C, D and DRIP 1 preferred shares were fully paid and non-assessable. After preferred shareholders were to receive their respective liquidation preference amount, common shareholders would receive a common share participation amount. If any liquidation proceeds remained after making both of these distributions, the remaining proceeds were to be distributed to the preferred shareholders and any other series of preferred shares and common shares on a pro rata, as if converted basis.
Transactions related to Series A, B, C, D and DRIP 1 preferred shares: During the year ended December 31, 2020 and the nine months ended September 30, 2020, the company issued 523,209 Series D preferred shares (convertible into 523,209 common shares) for gross proceeds of $10,324,264 not including Series D preferred shares issued as paid in-kind dividend shares. Each Series D preferred share had a price of $20.00 with a par value of $0.001.
Under the company’s Distribution Reinvestment Program (“DRIP”), as described below, the company issued 21,288 Series DRIP 1 preferred shares (convertible into 21,288 common shares) for gross proceeds of $415,112 during the year ended December 31, 2020 and the nine months ended September 30, 2020. Each Series DRIP 1 preferred share had a price of $19.50 with a par value of $0.001.
Non-participating Common Shares
The non-participating common shares, $0.001 par value per share, have no right to participate in any distributions, including any distributions upon liquidation of the company, and will automatically convert into common shares on a one-for-one basis upon a qualified listing event of the company.
Voting
Holders of Series A-1 and A-2 preferred shares, Series A, B, C, D and DRIP 1 preferred shares, Series E preferred shares and non-participating common shares vote as a single class with holders of common shares. Each outstanding preferred share entitles the holder to a number of votes equal to the number of common shares into which each preferred share is convertible. Subsequent to the Restructuring and as of December 31, 2020, each outstanding non-participating common share entitles the holder to 9.33091650 votes. Prior to the Restructuring, each Series A, B and C preferred share was convertible into one-half of a common share and each Series D preferred share and Series DRIP 1 preferred share was convertible into one common share.
Warrants
Warrants to purchase Series A, B and C preferred shares were issued with the Series A, B and C preferred shares, respectively. Each of these warrants gave the record holder the right to purchase one Series A, B or C preferred share at the strike price of $10.00, $10.75, or $11.00 per preferred share, respectively. The warrants for Series A, B and C preferred shares were classified in liabilities and presented at fair value in the consolidated

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
16. Equity (Continued)
balance sheets. In connection with the issuance of the Series E preferred shares, the company issued warrants to the procuring broker which are classified in equity. Each warrant gave the record holder the right to purchase one common share at an exercise price of $20.00 per preferred share. As a result of the Restructuring, (1) warrants to purchase Series A, B and C preferred shares prior to the Restructuring were converted into warrants to purchase common shares at $31.16 per common share and (2) warrants to purchase common shares prior to the Restructuring were converted into warrants to purchase non-participating common shares at $186.18 per common share. The Restructuring did not affect these warrants’ classifications. Subsequent to the Restructuring, in October 2020, the company issued warrants, classified in equity, to purchase 333,873 common shares at an exercise price of $20.00 per share to procuring brokers of the Series D preferred share offering at a fair value of $1,481,357 which was estimated using the Black-Scholes Model based on an expected life of 5.5 years, risk-free rate of 0.35% and expected share price volatility of 50%. The exercise period for the warrants shall expire on the earlier to occur of: (1) the third anniversary date of the closing of the listing event and (2) seven years from the date of issuance of the original warrants.
The fair value of the warrant liability included in accounts payable, accrued expenses and other liabilities in the consolidated balances sheets was estimated as of September 30, 2021 based on a hybrid model with Black-Scholes Model inputs based on a weighted average life of 2.06 years, risk-free rate of 0.24% and expected share price volatility of 68%. The fair value of the warrant liability was estimated as of December 31, 2020 based on a hybrid model with Black-Scholes Model inputs based on a weighted average life of 1.2 years, risk-free rate of 0.11% and expected share price volatility of 88.2%.
As of September 30, 2021, warrants to purchase 474,851 common shares and 10,743 non-participating common shares were outstanding. As of December 31, 2020, warrants to purchase 650,183 common shares and 10,743 non-participating common shares were outstanding.
Dividend Reinvestment Program (DRIP)
The board of trustees of the company authorized and approved the DRIP for the Company relating to the sale and issuance of the Series B preferred shares, Series C preferred shares, and Series DRIP 1 preferred shares. The DRIP has been designed to provide shareholders in the company a convenient way of investing in additional shares of beneficial interest of the company without incurring transaction costs such as commissions, service charges or brokerage fees. Shareholders may elect to reinvest either their full dividend or half of their dividend. The board of trustees shall determine, in its sole discretion, which class and/or series of shares will be made available for purchase pursuant to the DRIP, as well as the price at which the DRIP shares will be sold.
Share Repurchase Program
On March 19, 2014, the board of trustees of the company authorized and approved the Share Repurchase Program (the “SRP”) of the company whereby upon death, disability or other involuntary exigent circumstances of a shareholder, the shareholder may request that the company repurchase his or her shares. Shares that qualify for repurchase are subject to timing and percentage limitations, minimum repurchase, priority of requests and SRP share price calculations based upon the length of time the shareholder has continually held the applicable shares. During the year ended December 31, 2020, the company repurchased 2,500 Series A preferred shares and 100,000 Series C preferred shares for $768,000 under the SRP. During the nine months ended September 30, 2020, the company repurchased 2,500 Series A preferred shares and 100,000 Series C preferred shares for $768,000 under the SRP.
The board of trustees may also amend, suspend or terminate the program upon 30 days’ notice or reject any request for repurchase if it determines that the funds allocated to the SRP are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
16. Equity (Continued)
Additionally, the board of trustees reserves the right, in its sole discretion, at any time and from time to time, to reject any request for repurchase, change the purchase price for repurchases, or otherwise amend, suspend or terminate the terms of our share repurchase program.
17. Earnings Per Share
Basic earnings (loss) per common share is computed by dividing net income attributable to participating securities by the weighted average common shares outstanding. During the nine months ended September 30, 2021, the company had unvested LTIP OP units which provide for non-forfeitable rights to dividend equivalent payments. Accordingly, these unvested LTIP OP units are considered participating securities and are included in the computation of basic earnings per Common Share pursuant to the two-class method. The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations:
	Nine Months Ended September 30,
	2021	2020
Basic and Diluted:
Net loss attributable to common shareholders	$(21,010,286)	$(15,582,732)
Less: net income attributable to participating securities	(176,503)	—
Net loss attributable to attributable to participating securities	$(21,186,789)	$(15,582,732)
Weighted average common shares outstanding	6,533,284	1,861,833
Net loss per common share:
Net loss attributable to common shareholders	$(3.24)	$(8.37)
For per common share amounts, all incremental shares are considered anti-dilutive for periods that have a loss from continuing operations attributable to common shareholders. In addition, other common share equivalents may be anti-dilutive in certain periods. The weighted average number of potentially dilutive securities excluded from the earnings per share computation consist of the following:
	Nine Months Ended September 30,
	2021	2020
Pre-Restructuring convertible Series A preferred shares; 0 and 5,769,304 for the nine months ended September 30, 2021 and 2020, respectively	—	2,884,652
Post-Restructuring convertible Series A-1 preferred shares; 2,540,297, and 0 for the nine months ended September 30, 2021 and 2020, respectively	2,540,297	—
Post-Restructuring convertible Series A-2 preferred shares; 3,186,813, and 0 for the nine months ended September 30, 2021 and 2020, respectively	3,186,813	—
Pre-Restructuring convertible Series B preferred shares; 0 and 1,275,848 for the nine months ended September 30, 2021 and 2020, respectively	—	637,924
Pre-Restructuring convertible Series C preferred shares; 0 and 1,867,346 for the nine months ended September 30, 2021 and 2020, respectively	—	933,673
Pre-Restructuring convertible Series D preferred shares; 0 and 3,365,073 for the nine months ended September 30, 2021 and 2020, respectively	—	3,365,073
Pre-Restructuring convertible Series DRIP 1 preferred shares; 0 and 100,225 for the nine months ended September 30, 2021 and 2020, respectively	—	100,225
Pre-Restructuring convertible Series E preferred shares; 0 and 2,869,421 for the nine months ended September 30, 2021 and 2020, respectively	—	3,188,246

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
17. Earnings Per Share (Continued)
	Nine Months Ended September 30,
	2021	2020
Post-Restructuring convertible non-participating common shares; 200,015, and 0 for the nine months ended September 30, 2021 and 2020, respectively	200,015	—
Pre-Restructuring warrants exercisable for convertible Series A preferred shares; 0 and 696,337 for the nine months ended September 30, 2021 and 2020, respectively	—	348,169
Pre-Restructuring warrants exercisable for convertible Series B preferred shares; 0 and 155,314 for the nine months ended September 30, 2021 and 2020, respectively	—	77,657
Pre-Restructuring warrants exercisable for convertible Series C preferred shares; 0 and 279,930 for the nine months ended September 30, 2021 and 2020, respectively	—	139,965
Post-Restructuring warrants exercisable for common shares; 535,052, and 0 for the nine months ended September 30, 2021 and 2020, respectively	535,052	—
Pre-Restructuring options for common shares – convertible at 1:2; 0 and 40,000 for the nine months ended September 30, 2021 and 2020, respectively	—	20,000
Pre-Restructuring options for common shares – convertible at 1:1	—	95,730
Pre-Restructuring warrants for common shares at 1:1	—	100,000
Post-Restructuring options for convertible non-participating common shares at 1:1	11,783	—
Post-Restructuring warrants for convertible non-participating common shares at 1:1	10,743	—
Pre-Restructuring Series A preferred OP units exchangeable for common shares at 1:2; 0 and 204,500 for the nine months ended September 30, 2021 and 2020, respectively	—	102,250
Pre-Restructuring Series U1 OP units exchangeable for common shares at 1:1; 181,116 and 80,643 for the nine months ended September 30, 2021 and 2020, respectively	181,116	80,643
Post-Restructuring common OP units exchangeable for common shares at 1:1	65,636	—
Post-Restructuring LTIP OP units exchangeable for common shares at 1:1	505,154	—
Post-Restructuring non-participating common OP units convertible into common shares at 1:1	19	—
18. Share-Based Compensation and Employee Benefits
The board of trustees of the company adopted a resolution to authorize and approve the Equity Incentive Plans designed to promote the success and enhance the value of the company by linking the personal interests of the employees, officers, trustees and consultants of the company and its subsidiaries to those of the company shareholders and by providing such persons with an incentive for outstanding performance. The Equity Incentive Plans are further intended to provide flexibility to the company in its ability to motivate, attract and retain the services of employees, officers, trustees and consultants upon whose judgment, interest and special effort the successful conduct of the company’s operation is largely dependent. Accordingly, the Equity Incentive Plans permit the grant of share options, share appreciation rights, restricted shares, restricted

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
18. Share-Based Compensation and Employee Benefits (Continued)
share units, LTIP OP unit awards, performance awards and other awards from time to time to selected employees, officers, trustees and consultants of the company and its subsidiaries. The trustees reserved 3,000,000 and 500,000 shares of previously authorized but unissued common shares to be available to the 2021 Equity Incentive Plan and 2014 Equity Plan, respectively. As a result of the Restructuring, 53,711 shares are authorized under the 2014 Equity Plan. Share-based compensation granted to trustees of the board, officers and employees as part of their performance bonuses and in connection with an employment agreement pursuant to the Equity Incentive Plans are subject to time-based and performance-based vesting provisions.
The company uses the Black-Scholes option pricing model to estimate the fair value of a share-based award. This model requires inputs such as expected term, expected volatility, and risk-free interest rate, which are highly complex and subjective and generally require significant analysis and judgment to develop. The company does not estimate a forfeiture rate for unvested shares. Accordingly, forfeitures will lower share-based compensation expense as they occur during the applicable period.
The total fair value of share-based awards vested during the nine months ended September 30, 2021 and 2020 is $6,659,712 and $30,706, respectively, and is included in general and administrative expenses in the consolidated statements of operations.
On April 29, 2021, the company granted 895,500 LTIP OP units to executive officers and non-employee trustees of the board of trustees under the 2021 Equity Incentive Plan. Two-thirds of these grants (597,002 units) vested at the grant date, with a weighted average grant date fair value of $10.24, one-sixth vests over a period of two years and one-sixth vests over three years. There were 298,498 unvested LTIP OP units as of September 30, 2021. The LTIP OP units granted in the nine months ended September 30, 2021 have grant date fair values of $9,172,694, with a weighted average grant date fair value of $10.24, which are being amortized into expense on a straight-line basis over the respective tranche’s vesting period. The fair value of these grants was estimated based on a hybrid option pricing model with inputs based on a weighted average life of 1.4 years, risk-free rate of 0.1% and expected share price volatility of 82.8%. As of September 30, 2021, there was $2,519,660 of total unrecognized compensation cost related to unvested LTIP OP units, with a weighted average grant date fair value of $10.24, which is expected to be recognized over a weighted-average period of 2.1 years. The LTIP OP units are entitled to receive distributions per unit equal to the common OP unit distributions declared per unit. The company has elected to defer 90% of distributions to be paid at closing of an initial public offering of the company. As of September 30, 2021, $476,558 of distributions declared on LTIP OP units is unpaid.
During the nine months ended September 30, 2021, 448 non-participating common shares vested. No common shares or non-participating common shares vested during the year ended December 31, 2020. There were no common share forfeitures during the nine months ended September 30, 2021 and the year ended December 31, 2020. As of September 30, 2021, all non-participating common shares are vested. As of December 31, 2020, 448 convertible non-participating common shares issued under the 2014 Equity Plan were unvested.
The company granted non-qualified stock options to certain members of the board of trustees, officers and employees under the 2014 Equity Plan to purchase common shares at a conversion rate of 1:1 for options granted in 2019 and 2018 and at a conversion rate of 1:2 for options granted prior to 2017 pursuant to the reverse share split. Each option is subject to time-based vesting on or before June 7, 2029. As a result of the Restructuring, each option for one common share converted into an option for 0.10742102 convertible non-participating common shares, with an exercise price equal to the options’ original exercise price multiplied by 9.3091650.
No common share options or non-participating common share options were awarded during the nine months ended September 30, 2021. During the nine months ended September 30, 2021, 1,557 non-participating common share options vested (convertible into 1,557 common shares) with a weighted average exercise price of $46.44 per share and options for 82 non-participating common share were forfeited.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
18. Share-Based Compensation and Employee Benefits (Continued)
During the nine months ended September 30, 2020, 23,086 common share options with a conversion rate of 1:1 (exercisable for 23,086 common shares prior to the Restructuring) vested with a weighted average exercise price of $5 per common share. During the nine months ended September 30, 2020, 2,915 common share options with a conversion rate of 1:1 were forfeited prior to the Restructuring.
As of September 30, 2021, there are options outstanding for 11,747 non-participating common shares that have vested or are expected to vest with a weighted average remaining contractual term of approximately six years and a weighted average exercise price of $37.94 per non-participating common share.
As of September 30, 2021 and December 31, 2020, there was $13,570 and $21,234, respectively, of total unrecognized compensation cost related to unvested share-based compensation granted under the Equity Incentive Plans excluding LTIP OP units. As of September 30, 2021 and December 31, 2020, the weighted average period over which the unrecognized compensation expense will be recorded is approximately one year.
The company made $65,342 and $68,158 in gross contributions to a company-sponsored 401(k) post-retirement plan for eligible employees during the nine months ended September 30, 2021 and 2020, respectively.
19. Related Party Transactions
The company entered into an operating lease for its corporate office space commencing October 1, 2012 with a related party. The lease requires monthly rent of $6,500. The lease term continues on a year-to-year basis and can be terminated by either party with 30 days’ notice. Lease expense incurred from the related party during each of the nine months ended September 30, 2021 and 2020 of $58,500 is included in general and administrative expenses in the consolidated statements of operations.
Pursuant to an amended and restated marketing agreement, effective January 1, 2018, the company advances an affiliate up to $25,000 per month. The advances are reconciled based on the earnings of the affiliate wherein the affiliate’s net earnings in excess of $0, if any, are repaid up to the amount advanced by the company. The agreement has an indefinite term; provided, however, that the agreement may be terminated by either party upon 30 days written notice. Certain of the company’s officers and trustees are principals and officers in the affiliate. During the year ended December 31, 2020, the board of trustees approved an increase in the monthly advance to $80,000 for a period of up to three months with such increase fully utilized during the period April 2020 to June 2020. During the nine months ended September 30, 2021 and 2020, the company incurred expenses of $0 and $240,000, respectively, pursuant to the marketing agreement, included in general and administrative expenses within the consolidated statements of operations. The company reimbursed the affiliate $86,696 and $15,903 during the nine months ended September 30, 2021 and 2020, respectively, for the affiliate’s expenditures.
The company was owed $1,388 and $50,429 from the affiliate entity as of September 30, 2021 and December 31, 2020. The short-term balances relate to various operating activities including advanced marketing fees.
In connection with private placement offerings of its securities, the company paid a registered broker-dealer selling commissions and dealer manager fees of $3,843,599 and $390,241 during the nine months ended September 30, 2021 and 2020, respectively. Pursuant to a broker-dealer agreement, the registered broker-dealer further passes these amounts as payments to brokers overseen by an affiliate of the company as their Office of Supervisory Jurisdiction. Certain of the company’s officers and employees are registered representatives of the broker-dealer.
20. Segments
We evaluate our results from operations by our two business segments: the Real Estate Segment and the Investment Management Segment.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
20. Segments (Continued)
Real Estate Segment
Rental revenue from real estate investments generate the vast majority of our earnings. We invest primarily in commercial properties located in the United States that are leased to companies on a net lease basis. We consider all of the company’s assets, liabilities and real estate operational expenses as part of the Real Estate Segment. The Real Estate Segment activities consist of acquiring real estate properties for long-term holding periods, and we actively manage our portfolio. We believe our proactive approach to asset management and property management helps enhance the performance of our portfolio through risk mitigation strategies and opportunistic sales. We seek to reinvest net disposition proceeds in single-tenant net lease properties that improve our portfolio by enhancing diversification and improve key metrics such as tenant credit quality, weighted average remaining lease term and property age. The Real Estate Segment includes rental revenues from real estate investments in the Investment Programs.
Investment Management Segment
We earn revenue for investment services that we provide related to the Investment Programs. For the periods presented, we provided investment management services, including structuring, syndicating and managing various Investment Programs. As of September 30, 2021 and December 31, 2020, we managed total assets of $398,578,951 and $161,840,666, respectively, on behalf of the Investment Programs.
Acquisition Fee Revenue
We earn acquisition fees for sourcing and syndicating new investments on behalf of the Investment Programs. During the periods presented, we earned acquisition fees from various Investment Programs based on the purchase price of the net lease properties acquired by each Investment Program. For the nine months ended September 30, 2021, acquisition fees were (1) $6,105,879 for structuring and syndicating Investment Programs to third-party beneficial owners for an aggregate property purchase price of $202,077,370 and (2) $363,075 for the Operating Partnership’s ownership interest in the Investment Programs. For the nine months ended September 30, 2020, acquisition fees were (1) $114,697 for structuring and syndicating Investment Programs to third-party beneficial owners for an aggregate property purchase price of $5,734,827 and (2) $6,037 for the Operating Partnership's ownership interest in the Investment Programs. We earn acquisition fees when and as the Investment Programs are syndicated to the investors.
Financing Fee Revenue
We earn financing fees for sourcing and arranging debt financing on behalf of the Investment Programs. During the periods presented, we earned financing fees from various Investment Programs based on the principal amount of mortgage loans sourced and arranged for each Investment Program. For the nine months ended September 30, 2021, financing fees were (1) $1,014,384 for sourcing and arranging $129,221,598 of mortgage loans for various Investment Programs syndicated to third-party investors and (2) $62,616 for the Operating Partnership’s ownership percentage of syndicated properties. We earn financing fees when and as the Investment Programs are syndicated to investors.
Asset Management Revenue
We earn asset management revenue from the Investment Programs based on the purchase price of the managed property owned by each Investment Program. Asset management revenue from an Investment Program may decrease depending upon changes in such Investment Program’s asset base as a result of sales of assets owned by such Investment Program. For the nine months ended September 30, 2021, asset management fees were (1) $541,173 for managing Investment Programs that owned assets with an aggregate purchase price to syndicated third-party investors of $341,872,256 as of September 30, 2021 and (2) $124,337 for managing the

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
20. Segments (Continued)
Operating Partnership’s ownership interest in these Investment Programs. For the nine months ended September 30, 2020, asset management fees were (a) $286,173 for managing Investment Programs that owned assets with an aggregate purchase price to syndicated third-party investors of $116,597,935 as of September 30, 2020 and (b) $43,032 for managing the Operating Partnership’s ownership interest in these Investment Programs.
The following table presents a summary of revenue and expenses in our reportable segments:
	Nine Months Ended September 30, 2021
	Real Estate Segment	Investment Management Segment	Unallocated	Eliminations in Consolidation	Total
Revenues:
Rental	$38,761,145	$—	$—	$—	$38,761,145
Less: Straight-line rent adjustment and amortization of acquired favorable leases, net	(1,681,989)	—	—	—	(1,681,989)
Acquisition fees and finance fees earned by the Investment Management Segment incurred by the Real Estate Segment(a)	—	7,545,954	—	(7,545,954)	—
Other syndication revenue earned by the Investment Management Segment incurred by the Real Estate Segment(a)	—	720,305	—	(720,305)	—
Asset management fees earned by the Investment Management Segment incurred by the Real Estate Segment	—	665,510	—	(665,510)	—
Other	205,692	—	—	—	205,692
Total cash Revenues by Segment	37,284,848	8,931,769	—	(8,931,769)	37,284,848
Property Operating Expenses:
Property operating – asset management fee incurred by the Real Estate Segment and earned by the Investment Management Segment	665,510	—	—	(665,510)	—
Property operating – other	5,458,319	—	—	—	5,458,319
Total Property Operating Expenses	6,123,829	—	—	(665,510)	5,458,319
Cash Net Operating Income by Segment	$31,161,019	$8,931,769	$—	$(8,266,259)	$31,826,529
Reconciliation of Cash Net Operating Income to reported net income (loss) attributable to Four Springs Capital Trust
Cash Net Operating Income by Segment	$31,161,019	$8,931,769	$—	$(8,266,259)	$31,826,529

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
20. Segments (Continued)
	Nine Months Ended September 30, 2021
	Real Estate Segment	Investment Management Segment	Unallocated	Eliminations in Consolidation	Total
Straight-line rent adjustment and amortization of acquired favorable leases, net	1,681,989	—	—	—	1,681,989
General and administrative – directly attributable to segment	(150,838)	(186,815)	—	—	(337,653)
General and administrative – unallocated(b)	—	—	(11,391,022)	—	(11,391,022)
Professional fees – directly attributable to segment	(178,716)	(801,698)	—	—	(980,414)
Professional fees – unallocated(b)	—	—	(1,140,114)	—	(1,140,114)
Depreciation and amortization	(15,724,741)	—	—	—	(15,724,741)
Interest – mortgages notes payable	(6,460,799)	—	—	—	(6,460,799)
Interest – unallocated(c)	—	—	(11,417,528)	—	(11,417,528)
Acqusition costs	(40,787)	—	—	—	(40,787)
Provision for impairment	(335,000)	—	—	—	(335,000)
Change in fair value of warrant liability	—	—	(415,614)	—	(415,614)
Loss on extinguishment of debt	(310,619)	—			(310,619)
Gain on sale of real estate	2,431,142	—	—	—	2,431,142
Provision for income taxes – unallocated	—	—	(1,995,759)	—	(1,995,759)
Net Income (Loss) by Segment	12,072,650	7,943,256	(26,360,037)	(8,266,259)	(14,610,390)
Net (Income) Loss by Segment Attributable to Noncontrolling Interests	6,595,612	(315,359)	—	—	6,280,253
Net Income (Loss) by Segment Attributable to Four Springs Capital Trust	$18,668,262	$7,627,897	$(26,360,037)	$(8,266,259)	$(8,330,137)
Real Estate Segment’s acquisition fee and finance fee capitalized and other syndication costs recognized as reduction of equity proceeds in the balance sheet and eliminated in consolidation:
Acquisition and finance fee(a)	$7,545,954
Other syndication costs(a)	720,305
	$8,266,259

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
20. Segments (Continued)
	Nine Months Ended September 30, 2020
	Real Estate Segment	Investment Management Segment	Unallocated	Eliminations in Consolidation	Total
Revenues:
Rental	$25,826,350	$—	$—	$—	$25,826,350
Less: Straight-line rent adjustment and amortization of acquired favorable leases, net	(984,041)	—	—	—	(984,041)
Acquisition fees earned by the Investment Management Segment incurred by the Real Estate Segment(a)	—	120,734	—	(120,734)	—
Other syndication revenue earned by the Investment Management Segment incurred by the Real Estate Segment(a)	—	111,145	—	(111,145)	—
Asset management fees earned by the Investment Management Segment incurred by the Real Estate Segment	—	329,205	—	(329,205)	—
Other	128,507	—	—	—	128,507
Total Revenues by Segment	24,970,816	561,084	—	(561,084)	24,970,816
Property Operating Expenses:
Property operating – asset management fee incurred by the Real Estate Segment and earned by the Investment Management Segment	329,205	—	—	(329,205)	—
Property operating – other	3,144,193	—	—	—	3,144,193
Total Property Operating Expenses	3,473,398	—	—	(329,205)	3,144,193
Cash Net Operating Income by Segment	$21,497,418	$561,084	$—	$(231,879)	$21,826,623
Reconciliation of Cash Net Operating Income to reported net income (loss) attributable to Four Springs Capital Trust
Cash Net Operating Income by Segment	$21,497,418	$561,084	$—	$(231,879)	$21,826,623
Straight-line rent adjustment and amortization of acquired favorable leases, net	984,041	—	—	—	984,041
General and administrative – directly attributable to segment	(156,580)	(268,752)	—	—	(425,332)

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
20. Segments (Continued)
	Nine Months Ended September 30, 2020
	Real Estate Segment	Investment Management Segment	Unallocated	Eliminations in Consolidation	Total
General and administrative – unallocated(b)	—	—	(3,417,990)	—	(3,417,990)
Professional fees – directly attributable to segment	(54,063)	(12,187)	—	—	(66,250)
Professional fees – unallocated(b)	—	—	(323,780)	—	(323,780)
Depreciation and amortization	(10,059,232)	—	—	—	(10,059,232)
Interest – mortgages notes payable	(4,338,155)	—	—	—	(4,338,155)
Interest – unallocated(c)	—	—	(3,259,561)	—	(3,259,561)
Acqusition costs	(181,194)	(14,258)	—	—	(195,452)
Provision for impairment	(535,000)	—	—	—	(535,000)
Change in fair value of warrant liability	—	—	(208,757)	—	(208,757)
Gain on sale of real estate	401,431	—	—	—	401,431
Provision for income taxes − unallocated	—	—	(47,653)	—	(47,653)
Net Income (Loss) by Segment	7,558,666	265,887	(7,257,741)	(231,879)	334,933
Net (Income) Loss by Segment Attributable to Noncontrolling Interests	(748,918)	(9,212)	—	—	(758,130)
Net Income (Loss) by Segment Attributable to Four Springs Capital Trust	$6,809,748	$256,675	$(7,257,741)	$(231,879)	$(423,197)
Real Estate Segment’s acquisition fee capitalized and other syndication costs recognized as reduction of equity proceeds in the balance sheet and eliminated in consolidation:
Acquisition fee(a)	$120,734
Other syndication costs(a)	111,145
	$231,879

(a)
The Real Estate Segment capitalizes the acquisition fee expended as direct costs of property acquisition, recognizes finance fees expended as deductions from the carrying value of the related debt obligation and recognizes other syndication-related costs incurred and paid to the Investment Management Segment as cost of issuing equity in the DSTs.

These fees are eliminated in the company’s consolidation.
(b)
Unallocated expenses consist of general and administrative expenses and professional fees not directly attributable to a segment.

(c)
Unallocated interest expense consists of interest on the M&T Credit Facility and Mezzanine Loan.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Unaudited Consolidated Financial Statements (Continued)
21. Commitments and Contingencies
The company entered into employment agreements with senior executives of the company. The employment agreements provide for minimum annual base salaries, severance payments ranging from 6 months to 2.5 years of base salary and bonuses and up to 2.5 years of continued health and insurance coverage, employment periods, and incentive compensation. The employment agreements contain standard confidentiality provisions, which apply indefinitely and noncompetition and non-solicitation provisions for one year following termination under certain circumstances.
The company entered into purchase agreements to acquire twenty-two single-tenant occupied, net lease real estate properties for approximately $92.7 million as of September 30, 2021. Consummation of these acquisitions is subject to customary closing conditions, including completion of our due diligence, and no assurance can be given that we will complete these acquisitions on these terms or at all. The company deposited approximately $0.9 million pursuant to these purchase agreements.
The company is periodically subject to claims or litigation in the ordinary course of business, including claims generated from business conducted by tenants and/or accidents occurring on real estate owned by the company. In these instances, the company is typically indemnified by the tenant against any losses that might be suffered, and the company and/or the tenant are insured against such claim.
22. Subsequent Events
The following events occurred subsequent to September 30, 2021:
The company repaid $35.0 million on the M&T Credit Facility and borrowed $60.0 million. The outstanding balance of the M&T Credit Facility was $70.0 million.
The company issued a 53.5% beneficial interest in FSC Diversified 1, DST for gross proceeds of $15.7 million resulting in 95% third-party ownership interest in this DST.
The company issued a 95% beneficial interest in FSC Healthcare 7, DST for gross proceeds of $18.7 million resulting in 95% third-party ownership interest in this DST.
Pursuant to purchase agreements entered into as of September 30, 2021, the company acquired 21 single-tenant occupied, net lease properties for approximately $75,177,000 to which $704,000 in deposits were applied. Of these, seven properties were acquired by the company with an entity formed as a DST, FSC Healthcare 7, DST, for approximately $33,037,000. In connection with this acquisition, FSC Healthcare 7, DST entered into a mortgage note payable for an aggregate of $18,170,561 in loan proceeds. The note requires monthly interest-only payments at a rate of 2.95% for the first five years and monthly principal and interest thereafter based on a thirty year amortization period until maturity in 2028.
The company sold one real estate property for approximately $3,612,000 for a gain on sale of approximately $171,000.
On December 20, 2021, the holders of the Series A-2 preferred shares and the company entered into an agreement to, among other things, increase the redemption threshold to 35% and grant additional demand registration rights. In connection with such agreement we paid to the holders of Series A-2 preferred shares a fee equal to $3.8 million.

Report of Independent Registered Public Accounting Firm
Shareholders and Board of Trustees
Four Springs Capital Trust
Lake Como, New Jersey
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Four Springs Capital Trust (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, comprehensive (loss) income, changes in contingently redeemable preferred shares and OP units and changes in equity, and cash flows for the years then ended, and the related notes and schedule (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
We have served as the Company’s auditor since 2014.
/s/ BDO USA, LLP
New York, New York
August 24, 2021

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Consolidated Balance Sheets
	December 31,
	2020	2019
Assets:
Real estate, net	$374,498,898	$316,221,143
Cash and cash equivalents	10,323,785	11,360,542
Accounts receivable and other assets	8,144,285	7,473,262
Receivable from affiliate	50,429	50,393
Deferred rent receivable	6,238,440	4,629,793
Origination value of acquired in-place leases, net	42,336,654	37,343,732
Acquired favorable leases, net	7,061,362	7,280,466
Real estate and other assets classified as held for sale	740,158	—
Total Assets	$449,394,011	$384,359,331
Liabilities and Equity
Liabilities:
Notes payable, net	$161,590,853	$125,725,718
Line of credit, net	14,180,302	66,180,350
Mezzanine note payable, net	83,067,793	—
Accounts payable, accrued expenses and other liabilities	11,486,551	8,163,424
Acquired unfavorable leases, net	2,546,442	2,141,651
Liabilities related to assets classified as held for sale	20,940	—
Total Liabilities	272,892,881	202,211,143
Commitments and Contingencies – See note 21
Temporary Equity:
Contingently redeemable Series E preferred shares, $0.001 par value, $0 and $55,089,037 liquidation preference, 0 and 5,750,000 shares designated, 0 and 2,754,452 shares issued and outstanding (convertible to 0 and 3,060,502 common shares) at December 31, 2020 and 2019, respectively.	—	52,478,008
Contingently redeemable Series A-1 preferred shares, $0.001 par value, 10,000,000 and 0 shares designated, 2,512,825 and 0 shares issued and outstanding (convertible to common shares) at December 31, 2020 and 2019, respectively.	47,632,738	—
Contingently redeemable Series U1 OP units, $4,147,805 and $0 liquidation preference; 181,116 and 0 units issued and outstanding (convertible to 181,116 and 0 common shares) at December 31, 2020 and 2019, respectively.	4,147,805	—
Total Temporary Equity	51,780,543	52,478,008
Permanent Equity:
Shareholders’ Equity:
Preferred shares, $0.001 par value, 87,547,309 and 100,000,000 shares authorized, 10,000,000 and 55,950,000 of which have been designated, at December 31, 2020 and 2019, respectively.	—	—
See accompanying notes to consolidated financial statements.

	December 31,
	2020	2019
Series A preferred shares, $0.001 par value, $0 and $57,713,480 liquidation preference, 0 and 8,200,000 shares designated, 0 and 5,771,348 shares issued and outstanding (convertible to 0 and 2,885,674 common shares) at December 31, 2020 and 2019, respectively.	—	5,771
Series B preferred shares, $0.001 par value, $0 and $13,715,366 liquidation preference, 0 and 7,000,000 shares designated, 0 and 1,275,848 shares issued and outstanding (convertible to 0 and 637,924 common shares) at December 31, 2020 and 2019, respectively.	—	1,276
Series C preferred shares, $0.001 par value, $0 and $20,902,123 liquidation preference, 0 and 12,000,000 shares designated, 0 and 1,900,193 shares issued and outstanding (convertible to 0 and 950,097 common shares) at December 31, 2020 and 2019, respectively.	—	1,900
Series D preferred shares, $0.001 par value, $0 and $57,933,790 liquidation preference, 0 and 20,000,000 shares designated, 0 and 2,896,689 shares issued and outstanding (convertible to 0 and 2,896,689 common shares) at December 31, 2020 and 2019, respectively.	—	2,897
Series DRIP 1 preferred shares, $0.001 par value, $0 and $1,608,945 liquidation preference, 0 and 3,000,000 shares designated, 0 and 82,510 shares issued and outstanding (convertible to 0 and 82,510 common shares) at December 31, 2020 and 2019, respectively.	—	82
Common shares, $0.001 par value, 504,671,451 and 500,000,000 shares authorized, 223,203 and 0 of which have been designated, 6,533,284 and 1,861,833 shares issued and outstanding at December 31, 2020 and 2019, respectively.	6,533	1,863
Non-participating common shares, $0.001 par value, 223,203 and 0 shares designated, 200,015 and 0 shares issued and outstanding (convertible to 200,015 and 0 common shares) at December 31, 2020 and 2019, respectively.	200	—
Additional paid-in capital	140,127,691	133,600,773
Accumulated other comprehensive loss	(2,670,745)	(836,257)
Cumulative dividends in excess of net income	(83,375,057)	(60,237,242)
Total shareholders’ equity	54,088,622	72,541,063
Noncontrolling Interests	70,631,965	57,129,117
Total Equity	124,720,587	129,670,180
Total Liabilities, Contingently Redeemable Interests and Equity	$449,394,011	$384,359,331

See accompanying notes to consolidated financial statements.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Consolidated Statements of Operations
	Year Ended December 31,
	2020	2019
Revenues:
Rental	$35,605,378	$30,711,465
Other	131,933	32,723
Total Revenues	35,737,311	30,744,188
Expenses:
Property operating	4,704,960	3,557,428
General and administrative	5,150,505	5,362,898
Professional fees	901,842	626,962
Depreciation and amortization	13,562,035	10,630,039
Interest	12,597,272	9,567,761
Acquisition costs	236,324	55,633
Provision for impairment	535,000	—
Total Expenses	37,687,938	29,800,721
Change in fair value of conversion feature liability and warrant liability	354,898	(97,939)
Gain on sale of real estate	408,820	2,698,228
Provision for income taxes	(28,954)	(307,935)
Net (Loss) Income	(1,215,863)	3,235,821
Net Loss (Income) Attributable to Noncontrolling Interests	75,741	(948,836)
Net (Loss) Income Attributable to Four Springs Capital Trust	(1,140,122)	2,286,985
Preferred Share Dividends and Series U1 OP Unit Distributions	(19,705,449)	(19,247,257)
Accretion on Contingently Redeemable Preferred Shares and OP Units	(2,789,949)	(572,773)
Net Loss Attributable to Common Shareholders	$(23,635,520)	$(17,533,045)
Loss Per Common Share–Basic and Diluted:
Net loss per common share	$(8.58)	$(9.42)
Weighted average shares	2,755,280	1,861,833
See accompanying notes to consolidated financial statements.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Consolidated Statements of Comprehensive (Loss) Income
	Year Ended December 31,
	2020	2019
Net (Loss) Income	$(1,215,863)	$3,235,821
Other comprehensive loss
Change in net realized and unrealized loss on hedging instruments	(1,970,564)	(888,893)
Income tax benefit related to other comprehensive loss	98,528	44,445
Other comprehensive loss, net of tax	(1,872,036)	(844,448)
Comprehensive (Loss) Income	(3,087,899)	2,391,373
Loss (Income) Attributable to Noncontrolling Interests	75,741	(948,836)
Other Comprehensive Loss Attributable to Noncontrolling Interests	37,548	8,191
Comprehensive (Loss) Income Attributable to Four Springs Capital Trust	$(2,974,610)	$1,450,728
See accompanying notes to consolidated financial statements.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Consolidated Statements of Changes in Contingently Redeemable Preferred Shares and OP Units
and Changes in Equity
	Contingently Redeemable Preferred Shares and OP Units		Series A, Series B, Series C, Series D and Series DRIP 1 Preferred Shares		Common Shares and non - participating common shares		Additional Paid-In Capital	Cumulative Dividends and Net Losses	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity	Noncontrolling Interests	Total Equity
	Shares / Units	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2018	2,338,659	$43,597,770	10,556,693	$10,557	1,861,833	$1,863	$109,633,128	$(43,233,227)	$—	$66,412,321	$49,065,320	$115,477,641
Gross proceeds from issuance of Series D preferred shares	—	—	1,244,099	1,244	—	—	24,472,258	—	—	24,473,502	—	24,473,502
Dividend shares issued in-kind to Series D preferred shareholders	—	—	67,160	67	—	—	1,343,133	(1,343,200)	—	—	—	—
Gross proceeds from issuance of Series DRIP 1 preferred shares	—	—	64,886	65	—	—	1,265,218	—	—	1,265,283	—	1,265,283
Dividend shares issued in-kind to contingently redeemable Series E preferred shareholders	415,793	8,315,851	—	—	—	—	—	(8,315,851)	—	(8,315,851)	—	(8,315,851)
Cost of issuing contingently redeemable Series E preferred shares	—	(8,386)	—	—	—	—	—	—	—	—	—	—
Accretion of contingently redeemable Series E preferred shares	—	572,773	—	—	—	—	(572,773)	—	—	(572,773)	—	(572,773)
Repurchase of Series A preferred shares	—	—	(6,250)	(7)	—	—	—	(43,743)	—	(43,750)	—	(43,750)
Share-based compensation	—	—	—	—	—	—	54,312	—	—	54,312	—	54,312
Proceeds from issuing DST beneficial interests	—	—	—	—	—	—	—	—	—	—	11,840,340	11,840,340
Cost of issuing Series D preferred shares and DST beneficial interests	—	—	—	—	—	—	(2,594,503)	—	—	(2,594,503)	(1,101,923)	(3,696,426)
Net income	—	—	—	—	—	—	—	2,286,985	—	2,286,985	948,836	3,235,821
Other comprehensive loss	—	—	—	—	—	—	—	—	(836,257)	(836,257)	(8,191)	(844,448)
See accompanying notes to consolidated financial statements.

	Contingently Redeemable Preferred Shares and OP Units		Series A, Series B, Series C, Series D and Series DRIP 1 Preferred Shares		Common Shares and non - participating common shares		Additional Paid-In Capital	Cumulative Dividends and Net Losses	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity	Noncontrolling Interests	Total Equity
	Shares / Units	Amount	Shares	Amount	Shares	Amount
Dividends on Series A, B, C, D and DRIP 1 preferred shares and OP units	—	—	—	—	—	—	—	(9,588,206)	—	(9,588,206)	(143,068)	(9,731,274)
Distributions on DSTs beneficial interests	—	—	—	—	—	—	—	—	—	—	(3,472,197)	(3,472,197)
Balance, December 31, 2019	2,754,452	$52,478,008	11,926,588	$11,926	1,861,833	$1,863	$133,600,773	$(60,237,242)	$(836,257)	$72,541,063	$57,129,117	$129,670,180
Gross proceeds from issuance of Series D preferred shares	—	—	523,209	524	—	—	10,323,740	—	—	10,324,264	—	10,324,264
Dividend shares issued in-kind to Series D preferred shareholders	—	—	84,105	84	—	—	1,682,016	(1,682,100)	—	—	—	—
Gross proceeds from issuance of Series DRIP 1 preferred shares	—	—	21,288	21	—	—	415,091	—	—	415,112	—	415,112
Dividend shares issued in-kind to contingently redeemable Series E preferred shareholders	396,491	7,929,812	—	—	—	—	—	(7,929,812)	—	(7,929,812)	—	(7,929,812)
Accretion of contingently redeemable Series E preferred shares	—	2,611,027	—	—	—	—	(2,611,027)	—	—	(2,611,027)	—	(2,611,027)
Redemption of contingently redeemable Series E preferred shares	(3,150,943)	(63,018,847)	—	—	—	—	—	—	—	—	—	—
Bifurcated proceeds from issuance of contingently redeemable Series A-1 preferred shares	2,500,000	47,559,399	—	—	—	—	—	—	—	—	—	—
Cost of issuing contingently redeemable Series A-1 preferred shares	—	(190,158)	—	—	—	—	—	—	—	—	—	—
Dividends paid on contingently redeemable Series A-1 preferred shareholders	—	—	—	—	—	—	—	(399,012)	—	(399,012)	—	(399,012)
See accompanying notes to consolidated financial statements.

	Contingently Redeemable Preferred Shares and OP Units		Series A, Series B, Series C, Series D and Series DRIP 1 Preferred Shares		Common Shares and non - participating common shares		Additional Paid-In Capital	Cumulative Dividends and Net Losses	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity	Noncontrolling Interests	Total Equity
	Shares / Units	Amount	Shares	Amount	Shares	Amount
Bifurcated dividend shares issued in-kind of contingently redeemable Series A-1 preferred shares	12,825	247,828	—	—	—	—	—	(256,501)	—	(256,501)	—	(256,501)
Accretion of contingently redeemable Series A-1 preferred shares	—	15,669	—	—	—	—	(15,669)	—	—	(15,669)	—	(15,669)
Gross proceeds from issuance of contingently redeemable Series U1 OP units	181,116	3,984,552	—	—	—	—	—	—	—	—	—	—
Distributions on contingently redeemable Series U1 OP units	—	—	—	—	—	—	—	(116,220)	—	(116,220)	—	(116,220)
Accretion of contingently redeemable Series U1 OP units	—	163,253	—	—	—	—	(163,253)	—	—	(163,253)	—	(163,253)
OP acquisition of net assets of noncontrolling interests in DSTs	—	—	—	—	—	—	—	—	—	—	(3,980,536)	(3,980,536)
Consideration in excess of net assets acquired from noncontrolling interests in DSTs	—	—	—	—	—	—	(1,743,418)	—	—	(1,743,418)	—	(1,743,418)
Repurchase of Series A preferred shares	—	—	(2,500)	(2)	—	—	—	(17,998)	—	(18,000)	—	(18,000)
Repurchase of Series C preferred shares	—	—	(100,000)	(100)	—	—	—	(749,900)	—	(750,000)	—	(750,000)
Share-based compensation	—	—	—	—	—	—	29,066	—	—	29,066	—	29,066
Restructuring	—	—	(12,452,690)	(12,453)	4,871,466	4,870	7,583	—	—	—	—	—
Cost of restructuring	—	—	—	—	—	—	(800,073)	—	—	(800,073)	—	(800,073)
Proceeds from issuing DST beneficial interests	—	—	—	—	—	—	—	—	—	—	23,775,438	23,775,438
Cost of issuing Series D preferred shares and DST beneficial interests	—	—	—	—	—	—	(597,138)	—	—	(597,138)	(2,268,108)	(2,865,246)
Net loss	—	—	—	—	—	—	—	(1,140,122)	—	(1,140,122)	(75,741)	(1,215,863)
Other comprehensive loss	—	—	—	—	—	—	—	—	(1,834,488)	(1,834,488)	(37,548)	(1,872,036)
See accompanying notes to consolidated financial statements.

	Contingently Redeemable Preferred Shares and OP Units		Series A, Series B, Series C, Series D and Series DRIP 1 Preferred Shares		Common Shares and non - participating common shares		Additional Paid-In Capital	Cumulative Dividends and Net Losses	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity	Noncontrolling Interests	Total Equity
	Shares / Units	Amount	Shares	Amount	Shares	Amount
Dividends on Series A, B, C, D and DRIP 1 preferred shares and OP units and Series A preferred OP units	—	—	—	—	—	—	—	(9,321,804)	—	(9,321,804)	(119,224)	(9,441,028)
Dividends on common shares and common OP units	—	—	—	—	—	—	—	(1,524,346)	—	(1,524,346)	(15,314)	(1,539,660)
Distributions on DSTs beneficial interests	—	—	—	—	—	—	—	—	—	—	(3,776,119)	(3,776,119)
Balance, December 31, 2020	2,693,941	$51,780,543	—	$—	6,733,299	$6,733	$140,127,691	$(83,375,057)	$(2,670,745)	$54,088,622	$70,631,965	$124,720,587

See accompanying notes to consolidated financial statements.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Consolidated Statements of Cash Flows
	Year Ended December 31,
	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(1,215,863)	$3,235,821
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Impairment loss	535,000	—
Gain from sale of real estate	(408,820)	(2,698,228)
Depreciation	9,768,020	7,555,816
Amortization of deferred financing costs	2,193,493	1,219,074
Change in fair value of conversion feature liability and warrant liability	(354,898)	97,939
Amortization of interest rate hedge payoff	213,500	—
Capitalized interest on mezzanine note payable	670,693	—
Amortization of origination value of acquired in-place leases	3,761,412	3,074,223
Amortization of acquired favorable (unfavorable) leases, net	292,129	286,289
Amortization of leasing commissions	32,606	—
Amortization of mortgage premium	(91,891)	(91,446)
Share-based compensation	29,066	54,312
Write-off of deferred costs	59,869	—
Changes in operating assets and liabilities:
Accounts receivable and other assets	(1,904,795)	(649,386)
Deferred rent receivable	(1,608,647)	(1,335,716)
Accounts payable, accrued expenses and other liabilities	1,215,348	917,016
Receivable from affiliate	(36)	42,586
Net Cash Provided by Operating Activities	13,186,186	11,708,300
Cash Flows from Investing Activities:
Acquisitions and additions to real estate	(85,196,774)	(94,494,637)
Equipment additions	(28,716)	(43,495)
Proceeds from sale of real estate	7,857,173	19,815,010
Net Cash Used in Investing Activities	(77,368,317)	(74,723,122)
Cash Flows from Financing Activities:
Proceeds from notes payable	36,620,000	38,636,602
Principal repayments of notes payable	(556,225)	(369,391)
Proceeds from line of credit	99,380,953	25,500,000
Repayments on line of credit	(150,130,953)	(13,000,000)
Proceeds from mezzanine note payable	85,000,000	—
Proceeds from issuance of Series A-1 preferred shares	49,250,000	—
Cost of issuing Series A-1 preferred shares	(190,158)	—
Redemption Series E preferred shares	(63,018,847)	—
Payments on deferred equity costs	(66,818)	(160,966)
See accompanying notes to consolidated financial statements.

	Year Ended December 31,
	2020	2019
Debt issuance costs	(6,153,192)	(1,739,878)
Interest rate hedge payoff	(1,281,000)	—
Payments to acquire beneficial interest from noncontrolling interests	(1,739,402)	—
Proceeds from issuance of Series D and Series DRIP 1 preferred shares	10,739,376	25,738,785
Proceeds from issuing DST beneficial interests	23,775,438	11,840,340
Cost of restructuring	(800,073)	—
Cost of issuing Series D and Series E preferred shares	(597,138)	(2,602,889)
Cost of issuing DST beneficial interests	(2,268,108)	(1,101,923)
Repurchase of preferred shares	(768,000)	(43,750)
Dividends paid on Series A, B, C, D and DRIP 1 preferred shares and OP units	(9,441,028)	(9,731,274)
Dividends paid on Series A-1 preferred shares	(399,012)	—
Dividends paid on common shares and common OP units	(1,539,660)	—
Distributions paid on Series U1 OP units	(116,220)	—
Distributions paid on DST beneficial interests	(3,776,119)	(3,472,197)
Net Cash Provided by Financing Activities	61,923,814	69,493,459
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(2,258,317)	6,478,637
Cash, Cash Equivalents and Restricted Cash, Beginning of Year	14,737,081	8,258,444
Cash, Cash Equivalents and Restricted Cash, End of Year	$12,478,764	$14,737,081
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$8,868,574	$8,522,780
Cash paid for income taxes (net of refunds)	$375,397	$261,860
Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Series U1 OP units issued in UPREIT to acquire noncontrolling interests in real estate	$3,984,552	$—
Series U1 OP units accretion	$163,253	$—
Discount on Series A-1 preferred shares	$750,000	$—
Series A-1 preferred share dividends paid in-kind	$256,501	$—
Series A-1 preferred share accretion	$15,669	$—
Series D preferred share dividends paid in-kind	$1,682,100	$1,343,200
Series E preferred share dividends paid in-kind	$7,929,812	$8,315,851
Series E preferred share accretion	$2,611,029	$572,773
Warrants for common shares issued . . . . . . . . . . . . . . . . . . . . . . . . . . .	$1,481,357	$—
See accompanying notes to consolidated financial statements.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements
1. Organization and Business
Four Springs Capital Trust, a Maryland real estate investment trust (the “Trust”), is a real estate investment trust (“REIT”) which was formed on July 5, 2012. The Trust is the sole general partner of and owned 97.34% of Four Springs Capital Trust Operating Partnership, L.P. (the “Operating Partnership” or “OP”) as of December 31, 2020 and 99.16% as of December 31, 2019. The principal business of the Trust and the Operating Partnership (collectively, the “company,” “we,” “our,” or “us”) is the ownership, acquisition and management of net leased real estate.
The company owns substantially all of its real estate properties through the Operating Partnership and Delaware Statutory Trusts (“DSTs”). However, properties may be owned directly, through other subsidiaries of the Operating Partnership, or through other entities. FSCT OP, LLC is the initial limited partner of the Operating Partnership. The company’s ownership of properties through the Operating Partnership is referred to as an “UPREIT” structure. An UPREIT structure may enable sellers of properties to transfer their properties to the Operating Partnership in exchange for limited partnership units of the Operating Partnership (“OP units”) and defer potential gain recognition for tax purposes with respect to such transfers of properties.
Beginning in July 2012, the company commenced a private placement of Series A preferred shares at a price of $10 per share that also included a quarter of one warrant. The Series A preferred shares offering ended in February 2014. From March 2014 through December 2014, the company offered a private placement of Series B preferred shares at a price of $10.75 per share that also included fifteen-hundredths of one warrant. The company commenced an offering of Series C preferred shares at $11 per share in November 2015 that also included warrants on a discretionary basis. The Series C preferred shares offering ended in March 2017.
On June 21, 2017, the company amended its declaration of trust to effect a one-for-two reverse split of the company’s common shares (the “Reverse Share Split”). In connection with the Reverse Share Split, the Operating Partnership effected a one-for-two reverse split on the common OP units (the “Reverse Common OP Unit Split,” and together with the Reverse Share Split, the “Reverse Split”). The number of authorized common shares were not adjusted as a result of the Reverse Share Split. As a result of the Reverse Split, the Series A, B and C preferred share conversion rate, the Series A, B and C preferred OP unit conversion rate, and the warrant and option prices and ratios likewise, as applicable to the Series A, B and C preferred shares, were adjusted, as follows:
•
upon a conversion, every two outstanding Series A, B or C preferred shares converts into one common share;

•
upon a conversion, every two outstanding Series A, B or C preferred OP units converts into one OP unit;

•
the exercise price per share of each outstanding warrant to purchase Series A, B or C preferred shares increased to twice its original exercise price per share and the number of common shares issuable upon conversion of each Series A, B or C preferred share issued in connection with a warrant exercise decreased by one-half; and

•
the exercise price per share of each option, outstanding as of June 21, 2017, to purchase common shares increased to twice its original exercise price per share and the number of common shares issuable upon exercise of each outstanding option decreased by one-half.

In January 2018, the company completed a private placement of Series E preferred shares at an offering price of $20.00 per share. In May 2018, the company commenced a private placement offering of Series D preferred shares at $20.00 per share. The Series D preferred shares offering ended in October 2020.
On October 23, 2020, the Trust amended its declaration of trust to effect a restructuring of its outstanding common shares and OP units and certain of its preferred shares (the “Restructuring”) such that the following occurred:
•
each common share outstanding immediately before the Restructuring was exchanged for 0.10742102 of a non-participating common share;

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
1. Organization and Business (Continued)
•
each Series A, B, C, D and DRIP 1 preferred share was exchanged for 0.3209537, 0.3450252, 0.3530491, 1.0000000, and 0.9750000 of a common share, respectively;

•
options and warrants outstanding immediately before the Restructuring exercisable for common shares were adjusted as follows: (1) the class of shares issuable upon exercise of such options and warrants will be non-participating common shares; (2) the number of non-participating common shares will be determined by multiplying the original number of shares issuable upon exercise of such instruments by 0.10742102; and (3) the exercise price per non-participating common share will be determined by multiplying the original exercise price per share as set forth in such instruments by 9.3091650; and

•
warrants outstanding immediately before the Restructuring exercisable for Series A, B and C preferred shares were adjusted as follows: (1) the class of shares issuable upon exercise of such warrants will be common shares; (2) the number of shares issuable upon exercise of such warrants will be determined by multiplying the original number of shares issuable upon exercise of such instruments by 0.3209537, 0.3450252, 0.3530491, respectively; and (3) the exercise price per common share will be $31.1571429.

In connection with the Restructuring, the Operating Partnership effected a similar exchange of its common OP units, Series A, B, C, D and DRIP 1 preferred OP units outstanding immediately before the Restructuring.
The company commenced a private placement offering of Series A-1 preferred shares at $20 per share in November 2020.
Summary of Activity
We operate our business in two segments: the real estate ownership and operating segment (the “Real Estate Segment”) and the real estate investment syndication and management segment (the “Investment Management Segment”). We define our reportable segments to be aligned with our method of internal reporting and the way our Chief Executive Officer, who is also our Chief Operating Decision Maker (“CODM”), makes key operating decisions, evaluates financial results, allocates resources and manages our business. Accordingly, we aggregate our operating segments into these two reportable segments based on the economic characteristics and nature of our assets and services.
In the Real Estate Segment, during the year ended December 31, 2020, the company acquired eight properties and sold three properties. During the year ended December 31, 2019, the company acquired twenty properties and sold eleven properties. As of December 31, 2020, the company wholly owns or has an ownership interest in 101 properties which are located in twenty eight states and leased to forty nine tenants operating in thirty seven different industries. As of December 31, 2020, the weighted average remaining lease term of the properties in the company’s portfolio is approximately 10 years. The properties in the portfolio are 100% leased as of December 31, 2020 and 2019.
In the Investment Management Segment, the company commenced or completed syndicating two properties during the year ended December 31, 2020 and four properties during the year ended December 31, 2019.
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (“COVID-19”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic based on the rapid increase in exposure globally. One of the most significant risks and uncertainties is the potential adverse effect of COVID-19. The COVID-19 pandemic has had repercussions across regional and global economies and financial markets. The outbreak of COVID-19 in many countries, including the United States, has significantly adversely impacted economic activity and has contributed to significant volatility and negative pressure in financial markets.
The COVID-19 pandemic could have material and adverse effects on our financial condition, results of operations and cash flows in the near term due to, but not limited to the following:

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
1. Organization and Business (Continued)
•
reduced economic activity severely impacts our tenants’ businesses, financial condition and liquidity and may cause tenants to be unable to fully meet their obligations to us;

•
the negative financial impact of the pandemic could impact our future compliance with financial covenants of our credit facility and other debt agreements; and

•
weaker economic conditions could cause us to recognize impairment in value of our tangible or intangible assets.

As of December 31, 2020, the company has not granted any requests for rent deferral or rent abatement during this pandemic. The company has collected 100% of base rent originally contracted for the year ended December 31, 2020.
The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the company’s financial condition, liquidity and future results of operations. Management is actively monitoring the global situation on its financial condition, liquidity, operations, suppliers, industry and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, the company is not able to estimate the effects of the COVID-19 outbreak on its results of operations, financial condition, and cash flows.
2. Summary of Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Application of these estimates and assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from those estimates.
The accompanying consolidated financial statements include the accounts of the company and its controlling investments in subsidiaries. Results of operations of properties acquired are included in the consolidated statements of operations from the date of acquisition. All intercompany transactions, balances and accounts have been eliminated in consolidation. The company determines whether it has a controlling interest in an entity by first evaluating whether the entity is a voting interest entity or a variable interest entity (“VIE”) under GAAP.
Voting interest entities are entities in which the total equity investment at risk is sufficient to enable the entity to finance itself independently and which provide the equity holders with the obligation to absorb losses, the right to receive residual returns and the right or power to make decisions about or direct the entity’s activities that most significantly impact the entity’s economic performance. Voting interest entities, where the company has a majority interest, are consolidated in accordance with GAAP. The guidance states that the usual condition for a controlling financial interest in an entity is ownership of a majority voting interest. Accordingly, the company consolidates voting interest entities in which it has a majority of the voting interests.
VIEs are entities that lack one or more of the characteristics of a voting interest entity. The primary beneficiary of a VIE is required to consolidate the VIE. The company determines whether it is the primary beneficiary of a VIE by performing a qualitative analysis of the VIE that includes, among other factors, an evaluation of which enterprise has the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits of the VIE that could be significant to the VIE. The company identified the Operating Partnership as a VIE that continues to be

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
consolidated by the company as the primary beneficiary because the company has a controlling financial interest in this VIE. We evaluated the DSTs and determined they are VIEs. We evaluated the company’s interests in the DSTs and determined we have the power to direct activities that most significantly impact these VIEs and are the primary beneficiary of these VIEs.
A noncontrolling interest in a consolidated subsidiary is defined as the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to us. Noncontrolling interests are required to be presented as a separate component of equity in the consolidated balance sheets and the presentation of net income was modified to present earnings and other comprehensive income attributed to controlling and noncontrolling interests.
Square footage, acreage, occupancy and other measures used to describe real estate included in these notes to the consolidated financial statements are presented on an unaudited basis.
Contingently Redeemable Series A-1 Preferred Shares
The Series A-1 preferred shares provide for contingent conversion and redemption features that may be exercisable by either the company or the holder, may result in conversion into a variable number of common shares upon a qualified listing event or may result in conversion or redemption at a fixed date should an earlier conversion or redemption not occur. The Series A-1 preferred shares are presented as temporary equity in an account presented between liabilities and equity on the consolidated balance sheets because they contain redemption and conversion features outside of the company’s control. This accounting treatment is in accordance with Accounting Standards Codification (“ASC”) 480-10-S99, “Distinguishing Liabilities from Equity.” The issuance costs and discount are being accreted to the carrying value of the Series A-1 preferred shares over the redemption period. The conversion feature is bifurcated from the Series A-1 preferred share host instrument and included in accounts payable, accrued expenses and other liabilities in the consolidated balance sheets. Cumulative dividends are accrued as change in value and recognized as part of preferred share dividends and Series U1 OP Unit distributions in the consolidated statements of operations.
Contingently Redeemable Series E Preferred Shares
In connection with the private placement offering of the Series E preferred shares, we entered into put and call arrangements wherein we may be required or elect to redeem the shares for cash at a later date. In accounting for these arrangements we are required to make estimates with regard to the final amount we will eventually pay for the shares that we may redeem. In the put arrangements, the final settlement values are based on liquidation preferences as an estimate for the final value that will eventually be paid to settle the arrangement. We account for the put arrangement as temporary equity in an account presented between liabilities and equity on the consolidated balance sheets. This classification is appropriate because the instruments are contingently redeemable based on events outside the company’s control. This accounting treatment is in accordance with ASC 480-10-S99, “Distinguishing Liabilities from Equity.” Redeemable noncontrolling interests are accreted to their redemption value over the period from the date of issuance to the first date on which the put option is exercisable. The issuance costs and discount are being accreted to the carrying value of the Series E preferred shares over the redemption period. Cumulative dividends are accrued as change in value and recognized as part of preferred share dividends and Series U1 OP Unit distributions in the consolidated statements of operations. The Series E preferred shares were fully redeemed in the year ended December 31, 2020.
Accounting for Real Estate Investments
Real estate properties comprise all tangible assets we hold for rent or for administrative purposes. Real property is recognized at cost less accumulated depreciation. Betterments, major renovations and certain costs directly

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
related to the improvement of real properties are capitalized. Direct costs incurred in acquiring completed properties that meet the classification of a business for accounting purposes are charged to expense as incurred. Acquired completed properties that do not meet the classification of a business are accounted for as asset acquisitions with direct costs of the acquisitions capitalized and allocated to acquired tangible and intangible assets on a relative fair value basis. Accordingly, asset acquisitions are recorded on a relative fair value basis. Maintenance and repair expenses are charged to expense as incurred.
Depreciation of an asset begins when it is available for use and is calculated using the straight-line method over the estimated useful lives. Each period, depreciation is charged to expense and credited to the related accumulated depreciation account. A used asset acquired is depreciated over its estimated remaining useful life, not to exceed the life of a new asset. The range of useful lives for depreciable assets are as follows:
Category	Term
Buildings	19 – 50 years
Building and site improvements	5 – 40 years
Tenant improvements	Shorter of remaining life of the lease or useful life
Furniture and equipment	3 – 20 years
Tenant improvements are capitalized in real property when we own the improvement. If the improvements are deemed to be owned by the tenant and we assume its payments (such as an upfront cash payment to the lessee or by assuming the payment or reimbursement of all or part of those costs) then we recognize the inducements as a deferred lease incentive.
Assets and liabilities of properties that meet various held-for-sale criteria, including that it is probable that a sale will occur within 12 months, are presented separately in the consolidated balance sheets, with assets and liabilities being separately stated. Properties that the company has determined are held for sale cease depreciating and are also required to be simultaneously reviewed for impairment and carried on the company’s consolidated balance sheets at the lower of net carrying value or estimated fair value less costs to sell.
Acquisitions of rental real estate that meet the definition of a business are accounted for as business combinations and the purchase price is allocated among the above components based on their estimated fair values at the date of acquisition and all transaction costs are expensed as incurred. Acquisitions of rental real estate not meeting the definition of a business are accounted for as asset acquisitions and the purchase price and direct costs are allocated among the below components based on their relative fair values at the date of acquisition. The company’s acquisitions of rental real estate are generally accounted for as asset acquisitions. Subsequent to the company’s adoption of ASC 842 effective on January 1, 2019, for real estate assets acquired through a sale-leaseback transaction and subject to a lease contract which contains a purchase option, the company will account for such acquisition as a financing arrangement and record the investment in the consolidated balance sheets.
The company allocates the purchase price of rental real estate acquired to the following:
•
acquired tangible assets, consisting of land, building and improvements; and

•
identified intangible assets and liabilities, consisting of favorable and unfavorable leases, in-place leases, tenant relationships and debt premiums and discounts

In estimating the fair value of the tangible and intangible assets acquired, the company considers information obtained about each property as a result of its due diligence activities and other market data, and utilizes various valuation methods, such as estimated cash flow projections utilizing appropriate discount and capitalization rates, estimates of replacement costs, and available market information. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
Lease intangibles, if any, acquired in conjunction with the purchase of real estate represent the value of in-place leases and the value of favorable and unfavorable leases. For real estate acquired subject to existing leases, in-place lease values are based on our estimate of costs related to tenant acquisition and carrying costs during the time it would take to locate a tenant if the property were vacant, considering current market conditions and costs to execute similar leases at the time of acquisition. The value assigned to in-place leases is amortized as a component of depreciation and amortization in the accompanying consolidated statements of operations on a straight-line basis over the remaining initial term of the related lease. Factors considered by us in our analysis of in-place lease intangibles include market rents, real estate taxes, insurance, and other operating expenses and costs to execute similar leases during the expected lease-up period. The value of tenant relationship intangibles, if any, is amortized as a component of depreciation and amortization expense over the anticipated life of the relationships.
Favorable lease values, including premium on at-the-money contracts, and unfavorable lease values are recorded based on the present value of the difference between the contractual amounts to be paid pursuant to in-place leases at the time of acquisition and our estimate of current market lease rates for each corresponding in-place lease or the estimated return on cost for at-market leases, measured over a period equal to the remaining initial term of the lease. Capitalized favorable lease values are amortized over the remaining term of the respective leases as a decrease to rental revenue. Unfavorable lease values are amortized as an increase in rental revenue over the remaining term of the respective leases.
Assessment of the recoverability of lease intangibles must be made when we have reason to believe that a tenant might not be able to perform under the terms of the lease as originally expected. This requires us to make estimates as to the recoverability of such amounts. Should a lease terminate early, the unamortized portion of any related lease intangible is immediately recognized in our consolidated statements of operations.
For property acquisitions where the company assumes existing mortgage debt, the debt is recorded at its estimated fair value, based on management’s estimate of current borrowing rates available to the company for comparable financing. The company amortizes any discount or premium as part of interest expense on the related debt using the effective interest method.
Impairment
The company reviews its owned real properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If impairment indicators are present, the evaluation may include estimating and reviewing anticipated future undiscounted cash flows to be derived from the asset. Estimating future cash flows is highly subjective and includes an evaluation of factors such as the anticipated cash flows from the property, which may include rent from current leases in place and projected future leases, estimated capital expenditures, and an estimate of proceeds to be realized upon sale of the property. If such cash flows are less than the asset’s net carrying value, an impairment charge is recognized to earnings to the extent by which the asset’s carrying value exceeds the estimated fair value. The company’s estimates could differ materially from actual results. The company recognized $535,000 in impairment loss on one property during the year ended December 31, 2020 in order to reduce the carrying value of the property to its estimated fair value minus cost to sell. The fair value measurement for this property approximated its estimated selling price; the property sold in December 2020. The company did not recognize any impairment losses on long-lived assets during the year ended December 31, 2019.
Revenue Recognition
Rental revenues are recorded as income when earned and when they can be reasonably estimated. The company recognizes the effects of any scheduled rent increases and rent abatements on a straight-line basis over the term of the lease. This requires that rental income be recognized in equal annual amounts over the term of the

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
lease. Deferred rent receivable represents the cumulative effect of straight-lining leases and is computed as the difference between income accrued on a straight-line basis and contractual rent payments. The company reviews its straight-line operating lease receivables for collectability on a contract by contract basis and any amounts not considered substantially collectible are written off against rental revenues and the tenant revenues are recorded on a cash basis. Leases generally require tenants to reimburse the company for certain operating expenses applicable to their leased premises. These lessee-reimbursed costs and lessee reimbursements are recorded as incurred and earned, respectively, and have been included in property operating expenses and rental revenues, respectively, in the accompanying consolidated statements of operations. Lessor costs paid by lessees directly to third parties are not recognized in the consolidated statements of operations. Rental income also includes the amortization of favorable and unfavorable leases as an adjustment to rental income over the terms of the respective leases.
Offering Costs
During the years ended December 31, 2020 and 2019, the company incurred offering costs consisting primarily of issuing equity-based warrants, legal costs and sales commissions related to prospective equity offerings and the private placements of the company’s preferred shares and DSTs formed by the company to offer beneficial ownership interests in the trusts to unrelated third party investors. The costs of future offerings are deferred and included in accounts receivable and other assets in the consolidated balance sheets. Deferred offering costs are recognized as either a reduction of future equity offering proceeds or expensed if such costs no longer provide a future benefit or if such respective future offering is aborted. Offering costs of beneficial interests in DSTs are recorded as reductions of the equity proceeds from the sale of beneficial interests in the consolidated statements of changes in contingently redeemable preferred shares and OP units and changes in equity. Offering costs of the Series D preferred share private placement offering are recognized as a reduction of the related equity proceeds. Offering costs of the Series A-1 preferred share and Series E preferred share offerings are recognized as a reduction of the related equity proceeds received and are accreted to the carrying value of the preferred shares, recognized as temporary equity in the consolidated balance sheets.
Warrant Liability
The Company accounts for warrants on preferred shares and common shares with staggered expiration provisions contingent upon a qualified listing event as liability-classified instruments based on an assessment of the warrants’ specific terms and applicable authoritative guidance. Warrants that are required to be classified as a liability are recorded at their initial fair value on the date of issuance and are valued at each balance sheet date thereafter. Changes in the estimated fair value of liability-classified warrants are recognized as a non-cash gain or loss on the accompanying consolidated statements of operations.
Noncontrolling Interests
Due to the company’s control through its general partner interest in the Operating Partnership and the limited rights of the limited partners, the Operating Partnership, including its wholly-owned subsidiaries, is consolidated with the company and the limited partner interests, other than those held by the company, are reflected as noncontrolling interests on the accompanying consolidated balance sheets.
The beneficial ownership interests in the DSTs, excluding beneficial ownership by the company’s wholly-owned subsidiaries and the Operating Partnership, are reflected as noncontrolling interests on the accompanying consolidated balance sheets.
The company evaluates individual noncontrolling interests for the ability to recognize the noncontrolling interests as permanent equity on the consolidated balance sheets at the time such interests are issued and on a continual basis. We report such noncontrolling interests within equity in the consolidated balance sheets, but

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
separate from total shareholders’ equity. Any noncontrolling interests that fail to qualify as permanent equity will be reclassified as temporary equity and adjusted to the greater of (1) the carrying amount or (2) its redemption value as of the end of the period in which the determination is made.
The limited partners of the Operating Partnership that held Series A preferred OP units, other than the company, had the right to cause the Operating Partnership to redeem their OP units for cash or, at the sole option of the company, the company exchanged the OP units by issuing one share of the company’s Series A preferred shares for each Series A preferred OP unit. These redemption rights were not exercised under certain circumstances which would have caused the company to lose its REIT status. The Series A preferred OP units, other than those held by the company, were included in noncontrolling interests in the accompanying consolidated balance sheets, and statements of changes in contingently redeemable preferred shares and OP units and changes in equity.
The limited partners of the Operating Partnership holding Series U1 OP units have the right to cause the Operating Partnership to redeem their OP units for cash. This redemption right may be exercised only from May 31, 2026 through November 30, 2026. The Series U1 OP units are classified as temporary equity in the accompanying consolidated balance sheets. This classification is appropriate because the instruments are contingently redeemable based on events outside the company’s control. This accounting treatment is in accordance with ASC 480-10-S99, “Distinguishing Liabilities from Equity.” Redeemable noncontrolling interests are accreted for the excess of accreted redemption value over the initial carrying value adjusted for distributions and their allocable share of net income and other comprehensive losses over the period from the date of issuance to the first date on which the put option is exercisable.
Share-Based Compensation
Our 2014 Equity Incentive Plan (the “2014 Equity Plan”) is designed to promote the success and enhance the value of the company by linking the personal interests of the employees, officers, trustees and consultants of the company and its subsidiaries to those of the company shareholders and by providing such persons with an incentive for outstanding performance. The 2014 Equity Plan is further intended to provide flexibility to the company in its ability to motivate, attract and retain the services of employees, officers, trustees and consultants upon whose judgment, interest and special effort the successful conduct of the company’s operation is largely dependent. Accordingly, the 2014 Equity Plan permits the grant of options, share appreciation rights, restricted shares, restricted share units, long term incentive unit awards, performance awards and other awards from time to time to selected employees, officers, trustees and consultants of the company and its subsidiaries.
Income Taxes
The company has made an election to qualify, and believes it is operating so as to qualify, as a REIT for federal income tax purposes. As such, we will generally not be subject to federal income tax on that portion of our taxable income that is distributed to shareholders if we distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain to our shareholders by prescribed dates and comply with various other requirements of the Internal Revenue Code of 1986, as amended (the “Code”). If the company fails to qualify as a REIT in any taxable year, we will be subject to federal income tax on the company’s taxable income at regular corporate rates.
The company, excluding the company’s taxable REIT subsidiaries, recognized certain state, local and franchise tax expense of $344,044 and tax benefit of $10,064 included in provision for income taxes in the accompanying consolidated statements of operations for the years ended December 31, 2020 and 2019, respectively. Under certain circumstances, federal income and excise taxes may be due with respect to certain portions of the company’s net income and/or undistributed taxable income.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
The company has elected, and may elect in the future, to treat certain of its existing or newly created corporate subsidiaries as taxable REIT subsidiaries (“TRSs”). In general, a TRS may perform non-customary services for the tenants of the company, hold assets that the company cannot hold directly and generally may engage in any real estate or non-real estate related business. The TRSs generate income, resulting in federal and state income tax liability for these entities. The company does not expect to incur any corporate federal income tax liability outside of the TRSs, as we believe we have maintained our qualification as a REIT. During the year ended December 31, 2020, the company’s TRSs recognized federal income tax benefit of $161,136 and state, local and franchise tax benefit of $153,954 which are included as reductions to provision for income taxes on the accompanying consolidated statements of operations of the company. During year ended December 31, 2019, the company’s TRSs recognized provisions for federal income tax of $133,943 and provisions for state, local and franchise tax of $184,056 which are included in provisions for income taxes on the accompanying consolidated statements of operations of the company.
Uncertain tax positions are assessed by the company to determine whether a tax position of the company is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more-likely-than-not threshold, the tax amount recognized in the consolidated financial statements is reduced by the largest benefit with a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. We have assessed the federal and state tax positions and have concluded that we have no material uncertain tax liabilities to be recognized or disclosed.
The company’s federal income tax returns are subject to examination by the Internal Revenue Service, generally for three years after they are filed. The company’s state tax returns are subject to examination by state tax authorities depending upon the statute of limitations for tax audit in the respective states. The related state tax returns are subject to examination by state tax authorities depending upon the statute of limitations for tax audit in the respective states.
The components of our income tax provision are as follows:
	Year Ended December 31,
	2020	2019
Current income tax provision:
Federal	$121,909	$133,943
State and local	196,277	288,197
	318,186	422,140
Deferred income tax benefit:
Federal	(283,045)	—
State and local	(6,187)	(114,205)
	(289,232)	(114,205)
Total income tax provision	$28,954	$307,935

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
The income tax provision for the company differs from the amount computed from applying the statutory federal income tax rate to income before income taxes as follows:
	Year Ended December 31,
	2020	2019
Federal tax (benefit) provision at statutory tax rate	$(329,860)	$700,090
Non-taxable REIT loss (income)	106,788	(415,079)
Noncontrolling interests in DSTs	(1,131)	(272,514)
State and local tax	190,090	173,992
Permanent differences	104,603	31,411
Other	(41,536)	90,035
Total income tax provision	$28,954	$307,935
Deferred income taxes consist of the following:
	December 31,
	2020	2019
Deferred Tax Assets
Net operating losses	$306,681	$120,028
Basis differences–real estate properties	121,237	17,448
Basis differences–interest rate hedges	80,331	50,098
	$508,249	$187,574
Deferred Tax Liabilities
Basis differences–interest rate hedges	$—	$5,653
Deferred charges	24,481	11,530
Other temporary differences	1,142	5,918
	$25,623	$23,101
Our deferred tax assets and liabilities are primarily the result of temporary differences related to net operating losses; basis differences between tax and GAAP for certain real estate investments generated by differences in capitalized acquisition costs, allocated purchase price and terms of depreciable lives, basis differences between tax and GAAP for unrealized gains or losses on interest rate hedges; and timing differences generated by differences in the GAAP basis and the tax basis of assets such as those related to straight-lined rents, deferred charges and unearned revenue.
Cash and Cash Equivalents
The company defines cash equivalents as highly liquid investments purchased with maturities of three months or less at date of purchase. From time to time, the company’s account balance held at financial institutions exceeds Federal Deposit Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to the balance on deposit in excess of FDIC insurance coverage. We believe that the risk of loss is not significant and we have never experienced any losses related to these balances.
Accounts Receivable
The company's rental revenues are recognized based on contractual arrangements with its tenants. From the inception of a lease, if collection of substantially all of the lease payments is probable for a tenant, then rental

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
revenue is recognized as earned over the life of the lease agreement on a straight-line basis. If management determines that collection of substantially all of a lease’s payments is not probable, it will revert to recognizing such lease payments on a cash basis and will reverse any recorded receivables related to that lease. In the event that management subsequently determines collection of substantially all of that lease’s receivable is probable, management will reinstate and record all such receivables for the lease in accordance with the lease.
Restricted Cash
Pursuant to certain debt agreements, the company maintains escrows for real estate taxes, insurance and other reserves. Restricted cash is included in accounts receivable and other assets in the consolidated balance sheets. Restricted cash is included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown in the consolidated statements of cash flows. The following is a reconciliation of cash, cash equivalents, and restricted cash as presented in the consolidated statements of cash flows:
	2020	2019
As of January 1,
Cash and cash equivalents	$11,360,542	$6,524,880
Escrows and certificate of deposit	3,376,539	1,733,564
Cash, cash equivalents, and restricted cash	$14,737,081	$8,258,444
As of December 31,
Cash and cash equivalents	$10,323,785	$11,360,542
Escrows and certificate of deposit	2,154,979	3,376,539
Cash, cash equivalents, and restricted cash	$12,478,764	$14,737,081
Fair Value Measurements
Fair value is defined by ASC 820, “Fair Value Measurement,” as the exit price, which is the amount that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three levels. Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the company has the ability to access; Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as interest rates and yield curves that are observable at commonly quoted intervals; Level 3 inputs are unobservable inputs for the asset or liability that are typically based on an entity’s own assumptions as there is little, if any, related market activity.
Financial and non-financial assets and liabilities measured at fair value on a nonrecurring basis in the consolidated financial statements consist of real estate and related assets acquired and liabilities assumed related to acquisitions and assets classified as held for sale. The fair values of these assets and liabilities were determined as of the acquisition dates using widely accepted valuation techniques, including (1) discounted cash flow analysis, which considers, among other things, leasing assumptions, growth rates, discount rates and terminal capitalization rates, (2) income capitalization approach, which considers prevailing market capitalization rates, and (3) comparable sales activity. In general, multiple valuation techniques were considered when measuring fair values. However, in certain circumstances, a single valuation technique may be appropriate. All of the fair values of the assets and liabilities as of the acquisition dates were derived using Level 3 inputs.
We are also required by GAAP to disclose fair value information about financial instruments, which are not otherwise reported at fair value in our consolidated balance sheet, to the extent it is practicable to estimate a

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
fair value for those instruments. These disclosure requirements exclude certain financial instruments and all non-financial instruments. Cash and cash equivalents represent a Level 1 measurement due to their liquidity. The company believes that the fair value of the financial instruments consisting of accounts receivable, accounts payable and accrued expenses approximates their carrying value due to their short-term nature. The company believes that the fair value of the line of credit approximates the carrying value due to the variable rate basis of the instrument. The financial instruments for which it is practicable to estimate fair value include the company’s nonrecourse mortgage notes payable and mezzanine note payable. The fair value of the notes payable and mezzanine note payable are estimated by discounting future cash flows utilizing a discount rate equivalent to the estimated market interest rates as of the reporting date. The company has determined this is a Level 3 measurement due to the significant unobservable inputs.
The interest rate swaps are derivative instruments whose fair values are measured on a recurring basis using market-standard valuation models. Such models involve using market-based observable inputs, including interest rate curves. We incorporate credit valuation adjustments to appropriately reflect both our nonperformance risk and respective counterparty’s nonperformance risk in the fair value measurements, which we have concluded are not material to the valuation. Due to these derivative instruments being custom, over-the-counter contracts with various bank counterparties that are not traded in an active market, the fair value is classified as Level 2.
The conversion feature liability and warrant liability are instruments measured at fair value on a recurring basis using valuation models that incorporate significant unobservable inputs. The conversion feature fair value is calculated based on the discounted difference of probable host instrument outcomes with and without the conversion feature utilizing discount rates ranging from 16.6% to 16.7%. The warrant liability fair value is calculated using an option pricing model (refer to “Note 16. Equity” for unobservable inputs). We classified these fair values as Level 3 because of significant unobservable inputs.
The following table presents the company’s financial instruments measured at fair value on a recurring basis:
	As of December 31, 2020			As of December 31, 2019
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Assets
Derivative hedging instruments	$—	$—	$—	$—	$113,066	$—
Liabilities
Derivative hedging instruments	$—	$1,791,957	$—	$—	$1,001,959	$—
Conversion feature liability	$—	$—	$1,741,694	$—	$—	$—
Warrant liability	$—	$—	$259,880	$—	$—	$657,198

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
The following table reconciles the beginning and end of period balances of financial instruments measured on a recurring basis categorized as Level 3 in the fair value hierarchy:
	Year Ended December 31, 2020	Year Ended December 31, 2019
Conversion feature liability
Balance at beginning of year	$—	$—
Bifurcated original issuance	1,690,601	—
Bifurcated PIK Issuances	8,673	—
Change in fair value	42,420	—
Balance at end of year	$1,741,694	$—
Warrant liability
Balance at beginning of year	$657,198	$559,259
Change in fair value	(397,318)	97,939
Balance at end of year	$259,880	$657,198
The table below presents fair values measured on a nonrecurring basis for certain of our financial instruments for which it is practicable to estimate fair value. The carrying values and fair values of these financial instruments were as follows:
		As of December 31, 2020		As of December 31, 2019
	Level	Face Value	Fair Value	Face Value	Fair Value
Liabilities:
Nonrecourse mortgage notes payable	3	$163,111,013	$171,694,374	$127,047,236	$128,902,905
Mezzanine note payable	3	$85,670,693	$85,670,693	$—	$—
Deferred Financing Costs
The company defers costs incurred associated with the issuance of its debt obligations. Deferred financing costs are presented as deductions from the carrying value of the related debt obligation in the consolidated balance sheets and are amortized as a component of interest expense using the straight-line method, which approximates the effective interest method, over the terms of the respective financing agreements. As of December 31, 2020 and 2019, accumulated amortization of deferred financing costs totaled $1,376,340 and $1,734,370, respectively. During the years ended December 31, 2020 and 2019, $2,567,192 and $46,109, respectively, in fully-amortized deferred financing costs were written-off.
Derivative Instruments and Hedging Activities
We may enter into derivative contracts as part of our overall financing strategy to manage our exposure to changes in interest rates associated with current and/or future debt issuances. We do not use derivatives for trading or speculative purposes. These derivative instruments are measured on a recurring basis and recorded on the consolidated balance sheets at fair value as either an asset or liability using Level 2 inputs. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Hedge

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
accounting generally provides for the matching of the earnings effect of the hedged forecasted transactions in a cash flow hedge. The company entered into twelve and eight derivative contracts as of December 31, 2020 and 2019, respectively, consisting of interest rate swap agreements designated by the company as qualifying cash flow hedges.
The changes in the fair value of derivatives that qualify and are designated as cash flow hedges are recorded in accumulated other comprehensive income and are subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During 2020 and 2019, such derivatives were used to hedge the variable cash flows associated with variable-rate debt. As of December 31, 2020 and 2019, the Company did not have any derivatives that were not designated as hedges of qualifying hedging relationships.
The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the company may also have other financial relationships. The company does not anticipate that any of the counterparties will fail to meet their obligations.
The Series A-1 preferred shares contain an embedded conversion feature meeting the criteria for a derivative instrument that is bifurcated from the host instrument and recognized at fair value continuously as a conversion feature liability included in accounts payable, accrued expenses and other liabilities in the consolidated balance sheets.
Lessee Costs and Sublease Revenue
In connection with the company’s solar equipment lease, the company, as a lessee, recognizes a right-of-use asset and a lease obligation for this long-term lease classified as an operating lease. The operating lease asset and corresponding operating lease liability is recognized based on the present value of the lease payments. The company uses its estimated incremental borrowing rate, which is the estimated rate at which the company could borrow on a collateralized basis with similar payments over a similar term, in determining the present value of the lease payments. The company recognizes lease expense on the solar equipment lease on a straight-line basis included in property operating expense in the consolidated statements of operations. The company, as sublessor, leases the solar equipment to a tenant of the company, the sublessee, that is responsible for making payments directly to solar equipment lessors. Sublease revenue from the solar equipment lease is classified as an operating lease and recognized on a straight-line basis included in rental revenues in the consolidated statements of operations.
Segment Reporting
We operate our business in two segments: the Real Estate Segment and the Investment Management Segment.
Real Estate Segment
Rental revenue from real estate investments generate the vast majority of our earnings. We invest primarily in commercial properties located in the United States that are leased to companies on a net lease basis. We consider all of the company’s assets, liabilities and real estate operational expenses as part of the Real Estate Segment. The Real Estate Segment activities consist of acquiring real estate properties for long-term holding periods, and we actively manage our portfolio. We believe our proactive approach to asset management and property management helps enhance the performance of our portfolio through risk mitigation strategies and opportunistic sales. We seek to reinvest net disposition proceeds in single-tenant net lease properties that improve our portfolio by enhancing diversification and improve key metrics such as tenant credit quality, weighted average remaining lease term and property age.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
Investment Management Segment
Through one of our TRSs, we provide investment management services, including (1) sourcing and syndicating investments in net lease properties (the “ Investment Programs”) for third-party investors, including those reinvesting proceeds from the sale of investment properties and are seeking to qualify for tax deferred treatment under Section 1031 of the Code, and (2) managing the Investment Programs, for which we earn acquisition, financing and asset management revenue. At December 31, 2020, the Investment Management Segment manages the Investment Programs’ 16 net leased properties (all of which we also have an ownership interest) totaling approximately 1.8 million square feet, with an occupancy rate of 100.0%. Assets, liabilities, rental revenues and property operating expenses of the Investment Programs are included in the Real Estate Segment.
Certain of our intercompany transactions that have been eliminated in consolidation for financial accounting purposes are subject to taxation.
The CODM measures and evaluates the performance of our Real Estate Segment based on the cash net operating income of properties within the segment. The CODM measures and evaluates the performance of our Investment Management Segment based on the recurring and nonrecurring revenues generated by this business segment.
Recently Issued Accounting Pronouncements
During June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires a financial asset measured at amortized cost basis to be presented at the net amount expected to be collected. ASU 2016-13 is effective for interim and annual periods beginning after December 15, 2019 for public reporting entities except for those meeting the definition by the Securities and Exchange Commission (“SEC”) of a smaller reporting company. For other entities, this guidance is effective for fiscal years beginning after December 15, 2022 and interim periods within those fiscal years, as amended by ASU 2019-10. The amendments in ASU 2016-13 replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. Retrospective adjustments shall be applied through a cumulative-effect adjustment to retained earnings. In November 2018, the FASB issued ASU 2018-19, Codification of Topic 326, Financial Instruments—Credit Losses, to amend the effective date requirements and to clarify the scope of the guidance in the ASU 2016-13. ASU 2018-19 clarifies that receivables arising from operating leases are not within the scope of Subtopic 326-20. Instead, impairment of receivables arising from operating leases should be accounted for in accordance with Topic 842, Leases. Management does not believe the guidance will have a significant impact on the company’s consolidated financial statements.
In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting, to expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The amendments in this update are effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. An entity should only remeasure liability-classified awards that have not been settled by the date of adoption and equity-classified awards for which a measurement date has not been established through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. Upon transition, the entity is required to measure these nonemployee awards at fair value as of the adoption date. The guidance was adopted in 2020 and did not have an impact on the company’s consolidated financial statements.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
2. Summary of Significant Accounting Policies (Continued)
In October 2018, the FASB issued ASU 2018-17, Consolidation (Topic 810), Targeted Improvements for Related Party Guidance for Variable Interest Entities, to improve consideration of indirect interests held through related parties under common control in order to align determining whether fees paid to decision makers and service providers are variable interests and determining whether a reporting entity within a related party group is the primary beneficiary of a VIE. ASU 2018-17 is effective for public entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The amendments in this update are effective for a private company for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The ASU is required to be applied retrospectively with a cumulative-effect adjustment to retained earnings at the beginning of the earliest period presented. We are currently evaluating the impact of the adoption of ASU 2018-17 on our consolidated financial statements, including the timing of adopting this standard.
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848). ASU 2020-04 contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance in ASU 2020-04 is optional and may be elected over time as reference rate reform activities occur. Election to apply the amendments for contract modifications and eligible hedging relationships may be made as of March 12, 2020 through December 31, 2022. We are currently evaluating the impact of the guidance on our LIBOR-based debt and derivative contracts and the timing of adopting this standard.
In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). The new ASU eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. The amendments in the ASU are effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the effect the adoption will have on the company’s consolidated financial statements.
Reclassifications
Certain amounts included in the December 31, 2019 consolidated financial statements have been reclassified to conform to the December 31, 2020 presentation. There was no effect on net (loss)/income or equity related to these reclassifications.
3. Real Estate
The company’s held-and-used real estate assets consist of the following as of December 31, 2020 and 2019:
	December 31,
	2020	2019
Land	$84,544,959	$76,987,456
Building and improvements	324,583,326	264,726,194
	409,128,285	341,713,650
Accumulated depreciation	(34,629,387)	(25,492,507)
	$374,498,898	$316,221,143

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
3. Real Estate (Continued)
Depreciation expense on building and improvements for the years ended December 31, 2020 and 2019 was $9,726,799 and $7,520,100, respectively.
During the year ended December 31, 2020, the company purchased eight fully occupied, single tenant net-lease properties which were determined to be treated as asset acquisitions. Of these properties, seven properties acquired for $78,100,294 were treated as held and used and one property acquired for $4,701,199 was classified as held for sale at the time of acquisition. The seven properties classified as held and used had a weighted average initial lease term of approximately 11 years.
During the year ended December 31, 2019, the company purchased twenty fully occupied, single tenant net-lease properties which were determined to be treated as asset acquisitions. Of these properties, eighteen properties acquired for $79,204,961 were treated as held and used and two properties acquired for $3,877,755 were classified as held for sale at the time of acquisition. The eighteen properties classified as held and used had a weighted average initial lease term of 14 years.
The table below summarizes the allocation of the purchase price and capitalized acquisition costs of properties acquired and classified as held and used during the years ended December 31, 2020 and 2019.
	Year Ended December 31,
	2020	2019
Land	$11,108,965	$14,681,101
Building	52,306,930	42,990,543
Site improvements	4,525,969	4,612,620
Tenant improvements	2,116,046	3,373,106
Equipment	—	1,098,787
Origination value of acquired in-place leases	8,526,685	10,646,975
Acquired favorable in-place leases	105,574	2,672,385
Acquired unfavorable in-place leases	(589,875)	(919,351)
Indemnity Asset	—	48,795
	$78,100,294	$79,204,961
Asset Sales
Management of the company determined that one property met the criteria for held-for-sale treatment as of December 31, 2020.
The table below summaries the assets and liabilities of the property held for sale as of December 31, 2020.
December 31, 2020
Real estate, net	$726,318
Accounts receivable and other assets	13,840
Total Assets	$740,158
Accounts payable, accrued expenses and other liabilities	$20,940
Total Liabilities	$20,940
During the year ended December 31, 2020 the company sold three properties recognizing, total revenues and net loss before gain on sale on these three properties of $442,779 and $427,262, respectively and net loss before gain on sale attributable to Four Springs Capital Trust of $418,759. One of the three properties sold in 2020 was also acquired in 2020. During the year ended December 31, 2019, the company recognized total revenues

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
3. Real Estate (Continued)
and net income from these two properties sold in 2020 of $435,338 and $227,866, respectively, and net income attributable to Four Springs Capital Trust of $225,656.
During the year ended December 31, 2019, the company sold eleven properties recognizing total revenues and net income before gain on sale on these eleven properties of $318,745 and $235,922, respectively, and net income, before gain on sale, attributable to Four Springs Capital Trust of $233,633. Two of the eleven properties sold in 2019 were also acquired in 2019.
4. Leases
Lessor
The company has entered into lease agreements with various tenants for real estate. The following are the future minimum rentals to be received under non-cancelable operating leases in effect at December 31, 2020, excluding solar equipment sublease revenue:
Year ending December 31,	Amount
2021	$33,202,493
2022	33,609,410
2023	33,719,527
2024	32,730,723
2025	29,685,328
Thereafter	192,260,752
$355,208,233
The preceding future minimum rental payments do not include option or renewal periods. In addition to the minimum lease payments, leases require tenants to reimburse the company for certain operating expenses, which have been included in rental revenues, and amounted to $4,282,190 and $2,819,219 for the years ended December 31, 2020 and 2019, respectively.
Lessee
In connection with an acquisition of an industrial property in 2018, the company assumed a solar equipment lease as the lessee. The company’s tenant at the industrial property is obligated to perform all responsibilities under the solar equipment lease as the sublessee including making solar lease installment payments. The company recognized solar equipment lease expense of $95,440 for both years ended December 31, 2020 and 2019 and sublease revenue of $95,440 for each of the years ended December 31, 2020 and 2019. The company recognized a right-of-use asset and related lease obligation for the solar equipment lease in accounts receivable and other assets and accounts payable, accrued expenses and other liabilities, respectively, on the consolidated balance sheets as of December 31, 2020 and 2019.
The following are the future minimum rentals under the non-cancelable operating lease for the solar equipment, as lessee, in effect at December 31, 2020:

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
4. Leases (Continued)
Year ending December 31,	Amount
2021	$82,774
2022	84,430
2023	86,118
2024	87,840
2025	89,598
Thereafter	1,225,723
Solar lease payments	1,656,483
Less interest	(485,387)
Present value of solar operating lease liability	$1,171,096
5. Identified Intangible Assets
The following is a summary of the company’s identified intangible assets as of December 31, 2020 and 2019:
Origination Value of Acquired In-Place Leases
	December 31,
	2020	2019
Origination value of acquired in-place leases	$55,288,079	$46,737,882
Accumulated amortization	(12,951,425)	(9,394,150)
	$42,336,654	$37,343,732
The estimated annual amortization of origination value of acquired in-place leases as of December 31, 2020 is as follows:
Year ending December 31,	Amount
2021	$4,222,712
2022	4,194,183
2023	4,151,573
2024	3,995,472
2025	3,754,249
Thereafter	22,018,465
$42,336,654
Acquired Favorable In-Place Leases
	December 31,
	2020	2019
Acquired favorable in-place leases	$8,357,891	$8,099,782
Accumulated amortization	(1,296,529)	(819,316)
	$7,061,362	$7,280,466

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
5. Identified Intangible Assets (Continued)
Acquired Unfavorable In-Place Leases
	December 31,
	2020	2019
Acquired unfavorable in-place leases	$3,059,417	$2,469,542
Accumulated amortization	(512,975)	(327,891)
	$2,546,442	$2,141,651
Amortization of acquired favorable and unfavorable in-place leases resulted in a net decrease in rental income of $292,129 and $286,289 for the years ended December 31, 2020 and 2019, respectively. The estimated net amortization of acquired favorable and unfavorable leases at December 31, 2020 is as follows:
Year ending December 31,	Amount
2021	$198,072
2022	198,072
2023	198,072
2024	201,284
2025	211,428
Thereafter	3,507,992
Net acquired favorable leases	$4,514,920
6. Variable Interest Entity Financial Information
Substantially all of the assets and liabilities of the company are held through the Operating Partnership and DSTs, which have been determined to be VIEs. The Trust and the Operating Partnership provided certain non-recourse carve-out loan guarantees on acts or events that would result in recourse liability only to the extent that a lender suffers a loss from certain carve-out events. The following table presents certain assets and liabilities of the DSTs, which are included in the consolidated balance sheets as of December 31, 2020 and 2019. The liabilities in the table below include third-party liabilities of the DSTs only, and exclude intercompany balances that are eliminated in consolidation.
	December 31,
	2020	2019
Assets of the DSTs that can only be used to settle obligations of the DSTs:
Real estate, net	$129,255,112	$104,186,784
Cash and cash equivalents	4,753,467	4,197,715
Accounts receivable and other assets	1,895,787	3,826,809
Deferred rent receivable	1,871,615	1,550,416
Origination value of acquired in-place leases, net	13,747,713	10,439,200
Acquired favorable leases, net	164,592	240,286
	$151,688,286	$124,441,210

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
6. Variable Interest Entity Financial Information (Continued)
	December 31,
	2020	2019
Liabilities of the DSTs for which creditors or beneficial interest holders do not have recourse to the general credit of the company:
Notes payable, net	$74,990,519	$59,316,046
Accounts payable	2,022,613	2,567,090
Acquired unfavorable leases, net	225,810	—
	$77,238,942	$61,883,136
7. Accounts Receivable and Other Assets
Accounts receivable and other assets in the consolidated balance sheets as of December 31, 2020 and 2019 consist of the following:
	December 31,
	2020	2019
Accounts receivable, net	$2,487,730	$1,204,907
Prepaid expenses, deferred costs and deposits	1,787,644	1,317,404
Escrows and certificate of deposit	2,154,979	3,376,539
Right-of-use asset	1,171,096	1,204,646
Furniture, fixtures and equipment, net	74,050	86,574
Deferred tax asset	482,626	170,126
Interest rate hedge	—	113,066
	8,158,125	7,473,262
Less accounts receivable and other assets of real estate assets classified as held-for-sale	(13,840)	—
	$8,144,285	$7,473,262

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
8. Notes Payable
The following is a summary of the terms of the company’s mortgage notes payable as of December 31, 2020 and 2019 included in notes payable, net on the consolidated balance sheets:
Entity	Lender	Date of Loan	Maturity Date(2)	Periodic Payment	Interest Rate	Balloon Payment Amount	Carrying Value(1) at:
							12/31/2020	12/31/19
FSC MON Morton IL, LLC	Heartland Bank & Trust Co.	12/26/2013	2/8/2022	Principal and Interest	4.15%	$2,615,441	$2,691,722	$2,757,743
FSC BJ Tilton NH, DST	Deutsche Mortgage & Asset Receiving Corp.	1/4/2013	1/6/2023	Interest Only	4.75%	4,440,000	4,446,562	4,449,799
FSC AS Jonesboro AR, DST	J.P. Morgan Chase Comm. Mortgage Securities Trust	10/26/2012	11/6/2022	Interest Only	4.85%	5,460,000	5,516,583	5,548,421
FSC AS Mt Juliet TN, DST	Deutsche Mortgage & Asset Receiving Corp.	11/29/2012	12/6/2022	Interest Only	5.00%	6,000,000	6,079,449	6,122,147
FSC DG Middleburg FL, LLC	J.P. Morgan Chase Comm. Mortgage Securities Trust	4/19/2012	5/6/2022	Interest Only	5.35%	773,500	870,162	876,099
FSC DG Yulee FL, LLC	Ladder Capital Finance, LLC	7/9/2012	8/6/2022	Interest Only	5.25%	875,000	887,489	895,670
FSC GM Lebanon IN DST, LLC	J.P. Morgan Chase Bank	10/20/2014	11/1/2024	Interest Only	4.30%	6,228,750	6,228,750	6,228,750
FSC Care Mt. Prospect IL, LLC	UBS Real Estate Securities Inc.	12/31/2014	1/6/2025	Interest Only	4.15%	8,580,000	8,580,000	8,580,000
FSC DOM Odenton MD, LLC	J.P. Morgan Chase Bank	5/22/2015	6/1/2025	Interest Only	3.77%	6,215,000	6,215,000	6,215,000
FSC CES Oklahoma City OK, LLC	J.P. Morgan Chase Bank	5/29/2015	6/1/2025	Interest Only First 5 Years	4.02%	1,979,802	2,158,674	2,176,850
FSC MRC Odessa TX, DST	Deutsche Mortgage & Asset Receiving Corp.	9/4/2015	9/6/2025	Principal and Interest	4.74%	5,418,478	6,410,543	6,595,000
FSC ITW St. Charles MO, LLC	Simmons Bank	10/28/2015	11/5/2022	Principal and Interest	4.25%	3,484,424	3,691,840	3,798,470
FSC FMC Lubbock TX, DST	KeyBank National Assoc.	7/28/2016	8/1/2026	Interest Only First 3 Years	4.60%	2,514,151	2,802,080	2,845,857
FSC FMC Carbondale IL, DST	KeyBank National Assoc.	7/28/2016	8/1/2026	Interest Only First 3 Years	4.60%	2,057,033	2,292,611	2,328,429
FSC HBCBS Mt. Laurel NJ, LLC	Wells Fargo Bank Northwest N.A.	9/29/2016	12/15/2026	Interest Only First 5 Years	3.41%	9,569,348	11,750,000	11,750,000
FSC Healthcare III, DST	UBS AG	10/19/2017	11/6/2027	Interest Only First 5 Years	4.96%	3,969,393	4,300,000	4,300,000
FSC Healthcare IV, DST	GreenState Credit Union	6/1/2018	7/15/2028	Interest Only First 2 Years	4.70%	11,328,472	13,184,690	13,286,035
GPM Properties(3)	Capital One, N.A.	5/17/2019	5/17/2024	Interest Only First 2 Years	L + 2.15%	10,537,133	11,352,001	11,352,000
FSC Industrial II DST, LLC	Provident Bank	6/11/2019	6/1/2026	Interest Only First 4 Years	4.16%	3,322,182	3,575,000	3,575,000
FSC Plattsburgh NY, LLC(4)	People’s United Bank, N.A.	9/18/2019	9/18/2029	Interest Only First 5 Years	L + 1.70%	2,216,478	2,567,777	2,567,777
FSC Industrial III, DST	Provident Bank	7/12/2019	8/1/2026	Interest Only First 4 Years	3.98%	4,493,944	4,753,650	4,753,650
FSC AB Blaine MN, LLC(5)	M&T Bank	8/22/2019	8/1/2024	Interest Only First 2 Years	L + 1.90%	2,479,584	2,691,392	2,691,392
FSC AB Brighton CO, LLC(5)	M&T Bank	8/22/2019	8/1/2024	Interest Only First 2 Years	L + 1.90%	2,779,381	3,016,798	3,016,798
FSC AB Middleton WI, LLC(5)	M&T Bank	8/22/2019	8/1/2024	Interest Only First 2 Years	L + 1.90%	2,533,717	2,750,149	2,750,149
FSC STU North Canton OH, LLC(6)	Chemical Bank	8/23/2019	8/22/2024	Interest Only First 3 Years	L + 2.10%	4,600,679	4,839,175	4,839,175

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
8. Notes Payable (Continued)
Entity	Lender	Date of Loan	Maturity Date(2)	Periodic Payment	Interest Rate	Balloon Payment Amount	Carrying Value(1) at:
							12/31/2020	12/31/19
FSC AB Bordentown NJ, LLC(7)	M&T Bank	9/20/2019	8/1/2024	Interest Only First 2 Years	L + 1.90%	2,852,937	3,090,661	3,090,661
FSC FE Cincinnati OH, LLC	Provident Bank	2/20/2020	2/1/2027	Interest Only First 3 Years	3.60%	2,311,598	2,500,000	—
FSC GW Muncie IN, LLC(8)	OceanFirst Bank N.A.	3/18/2020	3/1/2030	Interest Only First 5 Years	L + 2%	1,304,631	1,468,500	—
FSC GW Greenwood IN, LLC(8)	OceanFirst Bank N.A.	3/18/2020	3/1/2030	Interest Only First 5 Years	L + 2%	1,138,499	1,281,500	—
FSC Healthcare V, DST	Provident Bank	6/9/2020	7/1/2027	Interest Only First 4 Years	3.50%	3,123,363	3,320,000	—
FSC Industrial IV, DST	OceanFirst Bank N.A.	11/10/2020	11/10/2027	Interest Only First 5 Years	3.05%	21,688,354	22,550,000	—
FSC Industrial V, DST	Provident Bank	12/22/2020	1/1/2028	Interest Only First 2 Years	3.50%	4,947,378	5,500,000	—
Subtotal							163,362,758	127,390,872
Deferred Financing Costs, Net							(1,771,905)	(1,665,154)
							$161,590,853	$125,725,718

(1)
Carrying value represents principal outstanding plus unamortized debt premiums. Debt premium amortization of $91,891 and $91,446 is included as a reduction of interest expense in the consolidated statements of operations for the years ended December 31, 2020 and 2019, respectively.

(2)
Reflected is the earlier of the stated maturity dates as defined in the respective loan agreements. Should the loan not be repaid at the anticipated repayment date, the loan will require monthly principal and interest and the applicable interest rate would increase as specified in the respective loan agreement until the extended maturity date.

(3)
Capital One, N.A.’s loan is cross collateralized with FSC EPP Colony TX, LLC; FSC EPP Elkhart IN, LLC; FSC EPP Eufaula OK, LLC; FSC EPP Granger IL, LLC; FSC EPP Irving TX, LLC; FSC EPP Mishawaka IN, LLC; FSC EPP Richland Hills TX, LLC; FSC EPP Utica MI, LLC (collectively, the “GPM Properties”). The GPM Properties’ loan requires interest at LIBOR plus 2.15% per annum. In connection with this loan, the company entered into an interest rate swap agreement to fix LIBOR at 1.855% on the loan at notional values equivalent to the loan’s scheduled amortized principal balance through the loan’s maturity date. The effective interest rate on the loan is 4.005% per annum.

(4)
FSC Plattsburgh NY, LLC with People’s United Bank, N.A. requires interest at LIBOR plus 1.70%. In connection with this loan, the company entered into an interest rate swap agreement to fix LIBOR at 1.66% on this loan at notional values equivalent to the loan’s scheduled amortized principal balance through the loan’s maturity date. The effective interest rate on the loan is 3.36% per annum.

(5)
FSC AB Blaine MN, LLC, FSC AB Brighton CO, LLC and FSC AB Middletown WI, LLC’s loans with M&T Bank require interest at LIBOR plus 1.90%. In connection with these loans, the company entered into interest rate swap agreements to fix LIBOR at 1.443% on these loans at notional values equivalent to the loans’ scheduled amortized principal balances through the loans’ maturity dates. The effective interest rate on the loans is 3.343% per annum.

(6)
FSC STU North Canton OH, LLC’s loans with Chemical Bank require interest at LIBOR plus 2.10%. In connection with this loan, the company entered into an interest rate swap agreement to fix LIBOR at 1.40% on these loans at notional values equivalent to the loan’s scheduled amortized principal balance through the loan’s maturity date. The effective interest rate on the loans is 3.50% per annum.

(7)
FSC AB Bordentown NJ, LLC’s loan with M&T Bank requires interest at LIBOR plus 1.90%. In connection with this loan, the company entered into an interest rate swap agreement to fix LIBOR at 1.54% on this loan at notional values equivalent to the loan’s scheduled amortized principal balance through the loan’s maturity date. The effective interest rate on the loan is 3.44% per annum.

(8)
FSC GW Muncie IN, LLC and FSC GW Greenwood IN, LLC’s loan with OceanFirst Bank N.A. requires interest at LIBOR plus 2%. In connection with these loans, the company entered into interest rate swap agreements to fix LIBOR at 0.84% for the first five year of these loans at notional values equal to each loan’s scheduled principal balance for the first five years. The effective interest rate on the loan is 2.84% per annum

The above notes are secured by the related mortgage/deed of trust and assignment of rents and leases on real estate having a carrying value of $242,926,828 and $186,295,048 as of December 31, 2020 and 2019, respectively, and are subject to prepayment penalties as defined in the related loan agreements.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
8. Notes Payable (Continued)
The weighted average interest rate pursuant to fixed effective rates via interest swap agreements (see “Note 2. Summary of Significant Accounting Policies—Derivative Instruments and Hedging Activities”) on the above notes payable was 4.08% and 4.20% as of December 31, 2020 and 2019, respectively.
The company is subject to certain loan covenants per the mortgage notes payable agreements, which require a debt service coverage ratio of 1.50 to 1.00 or lower, determined quarterly. As of and for the years ended December 31, 2020 and 2019, the company was compliant with the mortgage notes payable covenants.
The following are the future principal payments on the mortgage notes payable as of December 31, 2020 (including principal amortization and balloon payments):
Year ending December 31,	Amount
2021	$1,049,631
2022	20,844,104
2023	6,385,827
2024	33,819,814
2025	23,741,789
Thereafter	77,269,848
Total principal payments	163,111,013
Unamortized debt premiums, net	251,745
Total notes payable before deferred financing costs, net	$163,362,758
The estimated amortization of the debt premiums as of December 31, 2020 is as follows:
Year ending December 31,	Amount
2021	$93,216
2022	73,748
2023	5,952
2024	5,952
2025	5,952
Thereafter	66,925
$251,745
9. Line of Credit, Net
The company’s revolving credit facility with Citizens Bank, National Association (“Citizens”) and other participating lenders (the “Citizens Facility”) originally provided the company with up to a $125 million borrowing capacity with an additional $75 million expansion feature. The Citizens Facility bore interest based on the company’s option of LIBOR plus 2.5% to 3% per annum or the base rate plus 1.50% to 2% per annum, with the interest rate spread determined based on the company’s election of LIBOR or base rate borrowings and the ratio of debt to value. The base rate was the greater of Citizens’ prime rate, the average Federal Reserve Bank of Cleveland’s overnight rate, or the one-month LIBOR plus 1%. The Credit Facility also required an unused fee of 0.25% per annum and was scheduled to mature on October 23, 2021. Pursuant to the terms of the Citizens Facility, the company was required to comply with covenants including those to maintain a minimum fixed charge coverage ratio of 1.50 to 1.00, maintain minimum borrowing base and net worth, limit debt to value, maintain a net operating income to debt ratio, maintain a minimum debt yield, maintain a diversified portfolio, and maintain distribution rates.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
9. Line of Credit, Net (Continued)
On October 30, 2020, the company amended and restated the Citizens Facility with M&T Bank, a participating lender under the former-Citizens Facility. Citizens resigned as agent and lender and M&T Bank replaced Citizens as the agent on the facility. The amended and restated borrowing facility (the “M&T Credit Facility”) provides the company with a $100,000,000 borrowing capacity with an additional $50,000,000 expansion feature. The M&T Credit Facility redefined certain terms and covenants including providing for covenants relating to a mezzanine loan of up to $100,000,000. The M&T Credit Facility bears interest based on the company’s option of LIBOR, with a LIBOR floor of 1% on unhedged LIBOR, plus 2.50% to 2.75% per annum or the base rate plus 1.50% to 1.75% per annum, with the interest rate spread determined based on the company’s election of LIBOR or base rate borrowings and the ratio of debt to value (2.69% as of December 31, 2020, inclusive of the credit facility interest rate swaps; see “Note 2. Summary of Significant Accounting Policies—Derivative Instruments and Hedging Activities”). The base rate is the greater of M&T Bank’s prime rate, the Federal Funds Effective Rate plus 0.5%, or 1% plus the greater of one-month LIBOR or 1% on the unhedged borrowing. The M&T Credit Facility matures on October 30, 2022 and maturity may be extended to October 30, 2023 with a 0.25% extension fee on the total commitment and the company meeting certain conditions including completing a qualified listing event. Pursuant to the terms of the M&T Credit Facility, the company shall comply with covenants including those to maintain a minimum fixed charge coverage ratio, maintain minimum borrowing base and net worth, limit debt to value, maintain a net operating income to debt ratio, maintain a minimum debt yield, maintain a diversified portfolio, and maintain distribution rates. The M&T Credit Facility is secured by mortgages/deeds of trust and assignments of rents and leases on 50 properties having real estate net book value of approximately $96.4 million as of December 31, 2020 and 50 properties having real estate book value of approximately $99.3 million as of December 31, 2019. As a result of Citizens National Association exiting the credit facility, the company exited its interest rate swap with Citizens National Association with a payment of $1,281,000 recognized in other comprehensive loss of which $213,500 was reclassified from other comprehensive loss as an increase to interest expense during the year ended December 31, 2020. As of and for the years ended December 31, 2020 and 2019, the company was compliant with the credit facility covenants.
The outstanding balance of the M&T Credit Facility as of December 31, 2020 and 2019 was $17,380,953 and $68,130,953, respectively. Deferred financing costs, net of accumulated amortization, of $3,200,651 and $1,950,603 are presented as deductions of the lines of credit balances as of December 31, 2020 and 2019, respectively, in the consolidated balance sheets. The credit facility weighted average interest rate during the years ended December 31, 2020 and 2019 is 3.47% and 5.01%, respectively
10. Mezzanine Note Payable, Net
On October 30, 2020, the company entered into a $100,000,000 loan agreement (the “Mezzanine Loan”) secured by a pledge of the company’s equity interest in the Operating Partnership. The loan requires (1) monthly interest only payments at 7% per annum plus (2) interest capitalized quarterly as additional principal at a rate of 4.5% per annum. The Mezzanine Loan provides that upon repayment a minimum of $23,000,000 in aggregate interest through the earlier of the loan’s full satisfaction or maturity on October 30, 2025 is payable, provided, however, the company is not subject to such minimum interest provision if the Mezzanine Loan is repaid in connection with the initial public offering of the company’s common shares. The Mezzanine Loan provides for adjustments to interest payments due in order to not be treated as an applicable high yield discount obligation under the Code. A portion of the Mezzanine Loan may be prepaid with a minimum principal payment of $10,000,000. Pursuant to the terms of Mezzanine Loan, the company shall comply with covenants including those to maintain a minimum fixed charge coverage ratio of 1.50 to 1.00, maintain net worth, limit debt to value, maintain a net operating income to debt ratio, maintain a minimum debt yield of 9%, and maintain a diversified portfolio. The Mezzanine Loan is subordinate to the M&T Credit Facility. The company borrowed $85,000,000 at closing of the Mezzanine Loan. As of December 31, 2020 the Mezzanine Loan had an outstanding balance of $85,670,693. Deferred financing costs, net of accumulated

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
10. Mezzanine Note Payable, Net (Continued)
amortization, of $2,602,900 are presented as deductions of the Mezzanine Loan as of December 31, 2020 in the consolidated balance sheets.
11. Contingently Redeemable Series A-1 Preferred Shares
On November 20, 2020, the company issued 2,500,000 convertible Series A-1 preferred shares, $0.001 par value per share, in a private offering for $49,250,000 in proceeds at a 1.5% discount from the $20.00 per share offering price’s stated value. The Series A-1 preferred shares rank senior to the company’s common shares and non-participating common shares with respect to payment of dividends and distributions upon liquidation of the company. The Series A-1 preferred shares’ liquidation value as of December 31, 2020 is $50,392,144 based on the greater of $20.00 per share or payment providing for the holders a 15% internal rate of return. Upon a qualifying listing event of the company, the Series A-1 preferred shares automatically convert into a number of common shares based on the company’s option of either (1) the Series A-1 preferred shares’ stated value divided by 90% of the per common share listing event price or (2) the Series A-1 preferred shares’ stated value divided by the undiscounted price per common share at the listing event plus a cash fee to holders of Series A-1 preferred shares equal to 10% of the Series A-1 preferred shares’ stated value. The company has an option to redeem all of the Series A-1 preferred shares prior to November 20, 2025 with a payment providing the holders with a 15% internal rate of return (the “Series A-1 preferred share call option”). The company is required to redeem the Series A-1 preferred shares on November 20, 2025 at $19.70 per share. At any time, including upon the company’s exercise of the Series A-1 preferred share call option, the majority holders of Series A-1 preferred share have the option to convert their shares into common shares of the company at the lower of the stated value per Series A-1 preferred share or the stated value adjusted for additional issuances of common shares and instruments convertible into common shares of the company. In the event that the holders of Series A-1 preferred shares would own greater than 20.0% of the float following a qualifying listing event, the company may either, in its sole and absolute discretion, (1) redeem for cash the excess shares so that such holders hold 19.9% of the outstanding shares, at the greater of the offering price in such qualifying listing event or the liquidation preference of the Series A-1 preferred shares, or (2) permit such holders to include for sale in such qualifying listing event a number of shares so that such holders will hold 19.9% of the outstanding common shares following such qualifying listing event. Holders of Series A-1 preferred shares are entitled to vote on any matters together as a single class with holders of common shares with the number of Series A-1 preferred shareholder votes calculated on an as-converted basis. Dividends on Series A-1 preferred shares are cumulative at 11.5% per annum (7% cash, 4.5% paid-in-kind) on the stated value per share through April 19, 2022, 12% (7% cash, 5% paid-in-kind) commencing on April 20, 2022, 13% (8% cash, 5% paid-in-kind) commencing on November 20, 2022 and 15% (9% cash, 6% paid-in-kind) commencing on November 20, 2023 and are included as interest expense in the consolidated statement of operations. There were no unpaid dividends on Series A-1 preferred shares as of December 31, 2020. The outstanding balance of contingently redeemable Series A-1 preferred shares of $50,256,500 as of December 31, 2020, reduced by the initial fair value of bifurcated conversion feature of $1,699,274 and unaccreted offering costs and unaccreted issuance discount of $924,488, is presented as temporary equity in the consolidated balance sheets.
The holders of a majority of the outstanding Series A-1 preferred shares have the right to designate a trustee to the board of trustees. The holders of Series A-1 preferred shares have designated an observer to the company’s board of trustees. The holders of Series A-1 preferred shares have the right to approve certain of the company’s actions.
12. Derivatives and Hedging Activities
The company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the company uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
12. Derivatives and Hedging Activities (Continued)
the receipt of variable-rate amounts from a counterparty in exchange for the company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.
The changes in the fair value of derivatives designated and that qualify as cash flow hedges are recorded in accumulated other comprehensive loss or income and are subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During 2020 and 2019, such derivatives were used to hedge the variable cash flows associated with variable-rate debt.
Amounts reported in accumulated other comprehensive loss or income related to derivatives will be reclassified to interest expense as interest payments are made on the company’s variable-rate debt. During the next twelve months ending December 31, 2021 and 2020, the company estimates that $475,903 and $1,186,102 will be reclassified from other comprehensive income as increases to interest expense for the swaps on the mortgage rate payable and M&T Credit Facility, respectively.
As of December 31, 2020 and 2019, the company had the following derivatives that were designated as cash flow hedges of interest rate risk.
	December 31,
	2020		2019
Interest Rate Derivative	Number of Instruments	Notional Amounts	Number of Instruments	Notional Amounts
Mortgage notes payable swaps	9	$33,057,952	7	$30,307,952
M&T Credit Facility swaps	3	$50,000,000	1	$50,000,000
As of December 31, 2020, the conversion feature embedded in the Series A-1 preferred shares was not designated as a qualifying hedge. As of December 31, 2019, the company did not have any derivatives that were not designated as hedges in qualifying hedging relationships.
The table below presents the fair value of the company’s derivative financial instruments as well as their classification on the consolidated balance sheets as of December 31, 2020 and 2019.
	December 31, 2020		December 31, 2019
	Asset Derivatives	Liability	Asset Derivatives	Liability Derivatives
Derivatives designated as hedging instruments:
Mortgage notes payable swaps	$—	$1,606,611	$113,066	$132,322
M&T Credit Facility swaps	—	185,346	—	869,637
Interest rate hedge liability included in accounts payable, accrued expenses and other liabilities in the consolidated balance sheets	—	1,791,957	113,066	1,001,959
Derivatives not designated as hedging instruments:
Series A-1 preferred share conversion feature included in accounts payable, accrued expense and other liabilities in the consolidated balance sheets	—	1,741,694	—	—
	$—	$3,533,651	$113,066	$1,001,959
The table below details the location in the consolidated financial statements of the gain or loss recognized on interest rate derivatives designated as cash flow hedges for the years ended December 31, 2020 and 2019 for the interest rate swaps on the mortgage notes payable and the M&T Credit Facility.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
12. Derivatives and Hedging Activities (Continued)
	December 31, 2020		December 31, 2019
	Mortgage notes payable swaps	M&T Credit Facility swaps	Mortgage notes payable swaps	M&T Credit Facility swaps
Mortgage notes payable swaps
Amount of (loss) gain recognized in accumulated other comprehensive income on interest rate derivatives	$(1,910,627)	$(1,272,619)	$19,904	$(993,502)
Amount of (loss) gain reclassified from accumulated other comprehensive income as (increase) decrease in interest expense	$(323,272)	$(889,410)	$39,159	$(123,865)
The company has agreements with each of its derivative counterparties that contain a provision where if the company either defaults or is capable of being declared in default on any of its indebtedness, then the company could also be declared in default on its derivative obligations.
The interest swap agreements provide for cross default provisions with the company’s other debt obligations. As of December 31, 2020 and 2019, the fair value of derivatives in a net liability position including accrued interest but excluding any adjustment for nonperformance risk related to these agreements was $1,838,582 and $919,082, respectively. As of December 31, 2020 and 2019, the company has not posted any collateral related to these agreements and was not in breach of any agreement provisions. If the company had breached any of these provisions, it could have been required to settle its obligations under the agreements at their aggregate termination value of $1,838,582 and $919,082 as of December 31, 2020 and 2019, respectively.
13. Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable, accrued expenses and other liabilities in the consolidated balance sheets as of December 31, 2020 and 2019 consist of the following:
	December 31,
	2020	2019
Accounts payable and accrued expenses	$4,691,921	$3,767,154
Prepaid rents	1,850,943	1,532,467
Lease obligation of right-of-use asset	1,171,096	1,204,646
Conversion feature liability	1,741,694	—
Interest rate hedges	1,791,957	1,001,959
Warrant liability	259,880	657,198
	11,507,491	8,163,424
Less accounts payable, accrued expenses and other liabilities of real estate assets classified as held-for-sale	(20,940)	—
	$11,486,551	$8,163,424
14. Noncontrolling Interests
On December 28, 2012, the Operating Partnership issued 204,500 of Series A preferred OP units (the “UPREIT Series A preferred OP units”; convertible into 102,250 common OP units or 102,250 common shares of the Trust as of December 31, 2019) in connection with the purchase of a property. The UPREIT

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
14. Noncontrolling Interests (Continued)
Series A preferred OP units receive priority distributions on a cumulative basis at a per annum rate of $0.70 per unit. In addition, in the event of the liquidation or dissolution of the Operating Partnership or the company, the holders of the units will be entitled to receive a liquidation preference of $10 per unit plus an amount equal to all accumulated and unpaid distributions whether or not declared. The UPREIT Series A preferred OP unit holders have the right to require the Operating Partnership to redeem the units in whole or in part, at any time and from time to time, by delivering a notice of redemption to the general partner, in an amount equal to the holder’s capital account as adjusted in accordance with and subject to the terms of the partnership agreement. The general partner may, in its sole and absolute discretion, elect to assume the redemption directly and satisfy the UPREIT Series A preferred OP unit redemption right by paying the redeeming partner in cash or in the form of Series A preferred shares of the Trust by issuing one Series A preferred share for each UPREIT Series A preferred OP unit. The company has adopted a policy of issuing shares in exchange for all units submitted for redemption. There have been no UPREIT Series A preferred OP unit redemption requests.
In connection with the Restructuring on October 23, 2020, the 204,500 UPREIT Series A preferred OP units were converted into 65,636 common OP units (the “UPREIT common OP units”). The UPREIT common OP unit holders have the right to require the Operating Partnership to redeem the units in whole or in part, at any time and from time to time, by delivering a notice of redemption to the general partner, in an amount equal to the holder’s capital account as adjusted in accordance with and subject to the terms of the partnership agreement. The general partner may, in its sole and absolute discretion, elect to assume the redemption directly and satisfy the UPREIT common OP unit redemption right by paying the redeeming partner in cash or in the form of common shares of the Trust by issuing one common share for each UPREIT common OP unit. The company has adopted a policy of issuing shares in exchange for all units submitted for redemption. There have been no UPREIT common OP unit redemption requests as of December 31, 2020.
On May 31, 2020, the Operating Partnership issued 181,116 of Series U1 OP units (the “Series U1 OP units”; convertible into 181,116 common shares of the Trust) at $22 per unit in exchange for acquiring 90% of the beneficial ownership interest in FSC GM Lebanon IN, DST (“GMLI DST”) previously held by third party investors thereby wholly-owning GMLI DST. The Operating Partnership retained control of GMLI DST subsequent to this UPREIT transaction. The Series U1 OP units receive cumulative distributions at a per annum rate of $1.10, $1.26, $1.41, $1.57, $1.72 and $1.88 per unit commencing on May 31, 2020 and each anniversary thereof through May 31, 2025. In addition, in the event of the liquidation or dissolution of the Operating Partnership or the company, the holders of Series U1 OP units will be entitled to receive a liquidation amount per unit of $22.00, $23.87, $25.73, $27.60, $29.46 and $31.34 commencing on May 31, 2020 and each anniversary thereof through May 31, 2025. Commencing May 31, 2021, holders of Series U1 OP units have the option to convert the Series U1 OP units for a corresponding number of common shares of the Trust and the general partner of the Operating Partnership may, in its sole and absolute discretion, elect to redeem the partner in cash at the liquidation amount or, if the common shares have been listed on a national securities exchange, the close price per common share. During the period May 31, 2026 through November 30, 2026, the Series U1 OP unit holders have the right to require the Operating Partnership to redeem the units in whole or in part, at the liquidation amount in cash.
With respect to distributions and liquidation rights and prior to the Restructuring, the Series U1 OP units rank (1) junior to the Series D, Series DRIP 1 and Series E preferred OP units and (2) senior to the Series A, Series B and Series C preferred OP units and common OP units. Subsequent to the Restructuring, the Series U1 OP units rank (1) junior to the Series A-1 preferred OP units, (2) on parity with the common OP units and (3) senior to the non-participating common OP units. Any liquidation proceeds remaining shall be distributed on a pro rata and pari passu basis with common OP unit holders, including the Series U1 OP units, and preferred OP units on an as-converted basis.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
14. Noncontrolling Interests (Continued)
On June 26, 2020, the Operating Partnership acquired 48.6% of the beneficial ownership interest in FSC Industrial II, DST previously held by third party investors for $1,739,402 thereby wholly-owning FSC Industrial II, DST and retaining control of the acquiree subsequent to this acquisition.
The company formed DSTs to offer beneficial ownership interests in the trusts to third-party investors. As of December 31, 2020 and 2019, third-party beneficial ownership interests in the DSTs are presented below.
	Year Acquired	December 31,
Trust		2020	2019
FSC BJ Tilton NH, DST	2014	75.0%	75.0%
FSC GM Lebanon IN DST, LLC (formerly FSC GM Lebanon IN, DST)	2014	—	90.0%
FSC AS Mt. Juliet TN, DST	2014	74.4%	74.4%
FSC AS Jonesboro AR, DST	2014	74.4%	74.4%
FSC MRC Odessa TX, DST	2015	90.0%	90.0%
FSC Healthcare I, DST	2014 & 2015	90.0%	90.0%
FSC Healthcare II, DST	2017	95.0%	95.0%
FSC Healthcare III, DST	2016	95.0%	95.0%
FSC Industrial I, DST	2018	95.0%	95.0%
FSC Healthcare IV, DST	2018	95.0%	95.0%
FSC Automotive I, DST	2018	95.0%	95.0%
FSC Industrial II DST, LLC (formerly FSC Industrial II, DST)	2019	—	48.6%
FSC Industrial III, DST	2019	94.4%	94.4%
FSC Healthcare V, DST	2020	95.0%	—%
FSC Industrial IV, DST	2020	89.1%	—%
Four Springs TEN31 Xchange, LLC (“TEN31”) and GMLI DST, both consolidated into the Trust, entered into an unsecured loan agreement (the “TEN31-GMLI DST Loan”) with TEN31 as the lender and GMLI DST as the borrower to provide GMLI DST with working capital and releasing reserves after its sole tenant terminated its lease agreement in 2017. The loan provided for up to $1.8 million of advances of which $1.8 million was advanced and outstanding as of December 31, 2019. The loan required monthly interest payments at 9% per annum and the related interest revenue and interest expense were eliminated in consolidation of the Trust. The unsecured loan was subordinate to GMLI DST’s mortgage loan. The TEN31-GMLI DST Loan was satisfied in connection with the Operating Partnership’s UPREIT acquisition of the 90% interest in GMLI DST.
Net (loss) income attributable to noncontrolling interests on the consolidated statements of operations and changes in contingently redeemable preferred shares and OP units and changes in equity consisted of the following:
	Year Ended December 31,
	2020	2019
Holders of Series A preferred OP units	$5,514	$23,525
Holders of Series U1 OP units	13,806	—
Holders of common OP units	1,380	—
DST beneficial interests	(96,441)	925,311
Net (loss) income attributable to noncontrolling interests	$(75,741)	$948,836
15. Contingently Redeemable Series E Preferred Shares
On January 22, 2018, the board of trustees of the company adopted resolutions to reclassify and redesignate 5,750,000 preferred shares as Series E preferred shares authorized for issuance. The company issued 2,000,000

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
15. Contingently Redeemable Series E Preferred Shares (Continued)
Series E preferred shares (convertible into 2,222,222 common shares) in a private offering for $39.4 million in gross proceeds on January 22, 2018 at a discount from the $20.00 per share offering price. The company incurred approximately $3.1 million in costs in connection with this offering. The issuance discount and issuance costs are accreted to the carrying value of the Series E preferred shares over the 6.5 year redemption period.
Ranking
The Series E preferred shares ranked senior to the Series A, B, C, D and DRIP 1 preferred shares and common shares with respect to the payment of dividends and distributions upon liquidation of the company. All Series E preferred shares had equal dividend, distribution, liquidation and other rights.
Redemption
Holders of Series E preferred shares had no exchange or redemption rights or preemptive rights to subscribe to any of our securities. The company may offer Series E preferred shareholders an option to redeem their shares on January 22, 2021. If a majority of Series E preferred shareholders (the “Series E Majority”) accepted a redemption offer by us, we would redeem the shares at the Series E preferred shares’ liquidation value calculated at $20.00 per Series E preferred share plus accumulated and unpaid dividends. If the Series E Majority rejected our redemption offer, the dividend rate on the Series E preferred shares would have adjusted to 8%. At any time after January 22, 2023, we may have exercised an option to redeem all of the Series E preferred shares outstanding and the redemption price would have been the greater of the liquidation value and the fair market value of such Series E preferred shares.
From and after July 22, 2024, the Series E Majority may have required us to redeem all of the Series E preferred shares. Under certain circumstances of noncompliance with the terms of the Series E preferred shares, the company would have been obligated to redeem all of the Series E preferred shares at the liquidation value. As of December 31,2019, the Series E preferred shares redemption amount is the liquidation value.
On October 30, 2020, the company redeemed all 3,150,943 Series E preferred shares issued and outstanding plus unissued paid-in-kind shares accruing for the period October 1, 2020 through October 30, 2020 for $63,018,847 utilizing a portion of the proceeds of the Mezzanine Loan. Unaccreted Series E preferred share offering costs and issue discount of $2,133,504 were accelerated at redemption and are recognized in accretion on contingently redeemable preferred shares and OP units in the consolidated statements of operations for the year ended December 31, 2020.
Conversion
The Series E preferred shares were convertible into common shares at any time at the option of the holder. The Series E preferred shares were to automatically convert into common shares upon a qualified listing event of the company or upon the election of the Series E Majority to convert into common shares. The Series E preferred shares were to be converted into a number of common shares computed by multiplying the number of Series E preferred shares to be converted by the Series E preferred share liquidation value and dividing such result by the Series E preferred share conversion price of $18.00 per share, subject to adjustment. As of December 31, 2019, 2,754,452 Series E preferred shares were issued and outstanding (convertible into 3,060,502 common shares).
Dividends
Dividends on the Series E preferred shares compounded quarterly on a cumulative basis at an initial annual rate of 17% of the liquidation value. The dividend rate was to be adjusted downward upon raising additional equity or if the company calls the Series E preferred shares and such call notice is rejected. The dividend rate

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
15. Contingently Redeemable Series E Preferred Shares (Continued)
may have increased upon the occurrence of an event of noncompliance under the terms of the Series E preferred shares. As of September 28, 2018, the dividend rate was reduced to 16.75% per annum. As of October 25, 2019, the dividend rate was reduced to 16.5% per annum. The company had the option to pay any dividends accruing on the Series E preferred shares in-kind by issuing additional Series E preferred shares that have an aggregate liquidation value equal to the amount of dividend to be paid in complete or partial satisfaction of the accrued dividend. We were required to pay to the holders of Series E preferred shares an amount in cash or in-kind shares, with the form of payment at the holder’s option, equal to the amount of the accrued and unpaid dividends on the Series E preferred shares if the company had free cash flow in excess of $5 million per calendar year.
Prior to the Series E redemption, 354,444 Series E preferred shares (convertible into 393,827 common shares) were issued as dividend shares paid in-kind for the nine months ended September 30, 2020 and 42,047 Series E preferred shares (convertible into 46,718 common shares) were accrued for the period as dividend shares for the period October 1, 2020 through October 23, 2020. During the year ended December 31, 2019, 415,793 Series E preferred shares (convertible into 461,992 common shares) were issued as dividend shares paid in-kind. As of December 31, 2019, there were no unpaid dividends on Series E preferred shares.
In the event that the company did not have funds sufficient to make a full distribution of the respective prescribed preferential dividend to the holders of Series E preferred shares and other series of Preferred Shares ranked on parity with the Series E preferred shares, then holders of such shares shall share ratably in such distributions based on the number of common shares into which such shares are then convertible. Subject to such preferential rights as may be granted by the board of trustees in future issuances of one or more series of preferred shares, cumulative dividends were to be payable (1) on a date each month set by the board of trustees (subject to each such dividend payment being authorized and declared), (2) upon the liquidation, dissolution or winding-up of the company, or (3) upon a qualified listing event.
Voting
Each outstanding Series E preferred share entitled the holder to a number of votes equal to the number of common shares into which each preferred share was convertible. The Series E preferred shareholders voted as a single class with the Series A, Series B, Series C, Series D, and Series DRIP 1 preferred shares and common shares. The holders of Series E preferred shares elected one trustee to serve on the company’s board of trustees (the “Series E Trustee”). The Series E Trustee may only be removed by the holders of Series E preferred shares. The Series E Majority had the right to appoint an observer to the board of trustees. The holders of Series E preferred shares had the right to approve certain of the company’s actions.
Liquidation
In the event of any liquidation, dissolution or winding-up of our affairs, subject to such preferential rights as may be granted by the board of trustees in future issuances of one or more series of preferred shares and subject to the rights of holders of any preferred shares on a parity with Series E preferred shares, holders of Series E preferred shares were entitled to receive, in priority to any shares that rank junior to the Series E preferred shares, an amount equal to the liquidation value. After the holders of the Series A, B, C, D, DRIP 1 and E preferred shares have each received their full respective liquidation preference, the holders of common shares were entitled to receive a common share participation amount. If any liquidation distribution proceeds remained after making such distributions, the remaining proceeds were to be distributed on a pro rata basis and pari passu to the holders of Series A, B, C, D, DRIP 1 and E preferred shares, any other series of preferred shares entitled to participate in any such liquidation proceeds and common shares on a pro rata basis.
16. Equity
On October 23, 2020, in connection with and as a result of the Restructuring, the company (1) adopted resolutions to reclassify and designated 223,203 common shares as non-participating common shares

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
16. Equity (Continued)
authorized for issuance, (2) exchanged 1,861,833 previously issued and then-outstanding common shares for non-participating common shares, (3) exchanged 12,452,690 previously issued and then-outstanding Series A, B, C, D and DRIP 1 preferred shares for common shares, (4) redesignated and reclassified 37,747,309 unissued Series A, B, C, D and DRIP 1 preferred shares as preferred shares made available for future issuance or designation and (5) authorized an additional 6,533,284 common shares for issuance. On October 30, 2020, in connection with the redemption of the outstanding Series E preferred shares, 5,750,000 previously issued and unissued Series E preferred shares were redesignated and reclassified as preferred shares made available for future issuance or designation. On November 19, 2020, the board of trustees of the company adopted a resolution to designate and classify 10,000,000 preferred shares as Series A-1 preferred shares authorized for issuance; see “Note 11. Contingently Redeemable Series A-1 Preferred Shares” above.
Series A, B, C, D and DRIP 1 Preferred Shares
The company’s Series A, B, C, D and DRIP 1 preferred shares had the following characteristics:
Ranking
Prior to the Restructuring, the Series A, B, C, D and DRIP 1 preferred shares ranked junior to Series E preferred shares and senior to the common shares with respect to the payment of dividends and distributions upon liquidation of the company while the Series D preferred shares and Series DRIP 1 preferred shares ranked senior to the Series A, B and C preferred shares.
Redemption
Holders of Series A, B and C preferred shares had no exchange or redemption rights or preemptive rights to subscribe to any of the company’s securities. Series D and DRIP 1 preferred shares were redeemable subject to certain restrictions and limitations, including a one-year holding period for redemptions unrelated to the death of a shareholder, a declining redemption fee, a cap on the maximum number of Series D preferred shares and Series DRIP 1 preferred shares that may have been redeemed in any quarter and year, and the availability of cash to fund such redemptions.
Conversion
The Series A, B and C preferred shares were convertible into common shares at an amended conversion rate of one common share for two Series A, B and C preferred shares at any time at the option of the holder. The Series D and DRIP 1 preferred shares were convertible into common shares at a conversion rate of one common share for one Series D or DRIP 1 preferred share at any time at the option of the holder. Upon the occurrence of the following events, the Series A, B, C, D and DRIP 1 preferred shares were to automatically convert into common shares, without any further action of the holder: (1) upon a listing of the common shares on a national security exchange (a “Listing Event”) or (2) upon the election of holders of a majority of the then outstanding preferred shares to convert into common shares.
Dividends
Dividends on preferred shares accrued on the Series A and B preferred shares at an annual rate of $0.70 per share and on Series C preferred shares at an annual rate of $0.77 per share. Dividends on the Series D preferred shares accrued at an annual rate of $1.40 per share plus dividend shares paid in-kind at a rate of 3% per annum. Dividends on the Series D preferred shares accrued at an annual rate of $1.365 per share. During the year ended December 31, 2020 and 2019, 84,105 and 67,160 Series D preferred shares (convertible into 84,105 and 67,160 common shares), respectively, were issued as dividend shares paid in-kind.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
16. Equity (Continued)
The dividends were cumulative and were payable monthly, if authorized and declared by the board of trustees. There were no unpaid dividends on Series A, B, C, D and DRIP 1 preferred shares as of December 31, 2019. Upon conversion of the Series A, B, C, D and DRIP 1 preferred shares to common shares (other than pursuant to a Listing Event), all rights to accumulated and unpaid dividends on such preferred shares were to be cancelled and terminated.
Liquidation
Prior to the Restructuring, Series A, B, C, D and DRIP 1 preferred shares ranked junior to Series E preferred shares and any other class or series of our capital stock, the terms of which expressly provided that it ranked senior to the preferred shares, and subject to payment of or provision for our debts and other liabilities, the Series D preferred shares and Series DRIP 1 preferred shares ranked senior to the Series A, B and C preferred shares and the Series A, B and C preferred shares had parity with respect to the payment of dividends and distributions upon liquidation of the company. All outstanding Series A, B, C, D and DRIP 1 preferred shares were fully paid and non-assessable. After preferred shareholders were to receive their respective liquidation preference amount, common shareholders would receive a common share participation amount. If any liquidation proceeds remained after making both of these distributions, the remaining proceeds were to be distributed to the preferred shareholders and any other series of preferred shares and common shares on a pro rata, as if converted basis.
Transactions related to Series A, B, C, D and DRIP 1 preferred shares: During the year ended December 31, 2020, the company issued 523,209 Series D preferred shares (convertible into 523,209 common shares) for gross proceeds of $10,324,264 not including 84,105 Series D preferred shares (convertible into 84,105 common shares) issued as paid in-kind dividend shares. During the year ended December 31, 2019, the company issued 1,244,099 Series D preferred shares (convertible into 1,244,099 common shares) for gross proceeds of $24,473,502 not including 67,160 Series D preferred shares (convertible into 67,160 common shares) issued as paid in-kind dividend shares. Each Series D preferred share had a price of $20.00 with a par value of $0.001.
Under the company’s Distribution Reinvestment Program (“DRIP”), as described below, the company issued 21,288 Series DRIP 1 preferred shares (convertible into 21,288 common shares) for gross proceeds of $415,112 during the year ended December 31, 2020; the company issued 64,886 Series DRIP 1 preferred shares (convertible into 64,886 common shares) for gross proceeds of $1,265,283 during the year ended December 31, 2019. Each Series DRIP 1 preferred share had a price of $19.50 with a par value of $0.001.
Non-participating Common Shares
The non-participating common shares, $0.001 par value per share, have no right to participate in any distributions, including any distributions upon liquidation of the company, and will automatically convert into common shares on a one-for-one basis upon a qualified listing event of the company.
Voting
Holders of Series A-1 preferred shares, Series A, B, C, D and DRIP 1 preferred shares, Series E preferred shares and non-participating common shares vote as a single class with holders of common shares. Each outstanding preferred share entitles the holder to a number of votes equal to the number of common shares into which each preferred share is convertible. Subsequent to the Restructuring and as of December 31, 2020, each outstanding non-participating common share entitles the holder to 9.33091650 votes. Prior to the Restructuring and as of December 30, 2019, each Series A, B and C preferred share is convertible into one-half of a common share and each Series D preferred share and Series DRIP 1 preferred share is convertible into one common share.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
16. Equity (Continued)
Warrants
Warrants to purchase Series A, B and C preferred shares were issued with the Series A, B and C preferred shares, respectively. Each of these warrants gave the record holder the right to purchase one Series A, B or C preferred share at the strike price of $10.00, $10.75 or $11.00 per preferred share, respectively. The warrants for Series A, B and C preferred shares were classified in liabilities and presented at fair value in the consolidated balance sheets. In connection with the issuance of the Series E preferred shares, the company issued warrants to the procuring broker which are classified in equity. Each warrant gave the record holder the right to purchase one common share at an exercise price of $20.00 per preferred share. As a result of the Restructuring, (1) warrants to purchase Series A, B and C preferred shares prior to the Restructuring were converted into warrants to purchase common shares at $31.16 per common share and (2) warrants to purchase common shares prior to the Restructuring were converted into warrants to purchase non-participating common shares at $186.18 per common share. The Restructuring did not affect these warrants’ classifications. Subsequent to the Restructuring, in October 2020, the company issued warrants, classified in equity, to purchase 333,873 common shares at an exercise price of $20.00 per share to procuring brokers of the Series D preferred share offering at a fair value of $1,481,357 which was estimated using the Black-Scholes Model based on an expected life of 5.5 years, risk-free rate of 0.35% and expected share price volatility of 50%. The exercise period for the warrants shall expire on the earlier to occur of: (1) the third anniversary date of the closing of the listing event and (2) seven years from the date of issuance of the original warrants.
The fair value of the warrant liability included in accounts payable, accrued expenses and other liabilities in the consolidated balances sheets was estimated as of December 31, 2020 based on a hybrid model with Black-Scholes Model inputs based on a weighted average life of 1.2 years, risk-free rate of 0.11% and expected share price volatility of 88.2%. The fair value of the warrant liability was estimated as of December 31, 2019 based on an option-pricing method with Black-Scholes Model inputs based on expected lives of 3 years, risk free rate of 1.6% and expected share price volatility of 31%.
As of December 31, 2020, warrants to purchase 650,183 common shares and 10,743 non-participating common shares were outstanding. As of December 31, 2019, warrants to purchase 779,901 Series A preferred shares (convertible into 389,951 common shares), 155,314 Series B preferred shares (convertible into 77,657 common shares), 279,930 Series C preferred shares (convertible into 139,965 common shares) and 100,000 common shares were outstanding.
Dividend Reinvestment Program (DRIP)
The board of trustees of the company authorized and approved the DRIP for the Company relating to the sale and issuance of the Series B preferred shares, Series C preferred shares, and Series DRIP 1 preferred shares. The DRIP has been designed to provide shareholders in the company a convenient way of investing in additional shares of beneficial interest of the company without incurring transaction costs such as commissions, service charges or brokerage fees. Shareholders may elect to reinvest either their full dividend or half of their dividend. The board of trustees shall determine, in its sole discretion, which class and/or series of shares will be made available for purchase pursuant to the DRIP, as well as the price at which the DRIP shares will be sold.
Share Repurchase Program
On March 19, 2014, the board of trustees of the company authorized and approved the Share Repurchase Program (the “SRP”) of the company whereby upon death, disability or other involuntary exigent circumstances of a shareholder, the shareholder may request that the company repurchase his or her shares. Shares that qualify for repurchase are subject to timing and percentage limitations, minimum repurchase, priority of requests and SRP share price calculations based upon the length of time the shareholder has

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
16. Equity (Continued)
continually held the applicable shares. During the year ended December 31, 2020, the company repurchased 2,500 Series A preferred shares and 100,000 Series C preferred shares for $768,000 under the SRP. During the year ended December 31, 2019, the company repurchased 6,250 Series A preferred shares for $43,750 under the SRP.
The board of trustees may also amend, suspend or terminate the program upon 30 days’ notice or reject any request for repurchase if it determines that the funds allocated to the SRP are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. Additionally, the board of trustees reserves the right, in its sole discretion, at any time and from time to time, to reject any request for repurchase, change the purchase price for repurchases, or otherwise amend, suspend or terminate the terms of our share repurchase program.
17. Earnings Per Share
The following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations:
	Year Ended December 31,
	2020	2019
Basic and Diluted:
Net loss attributable to common shareholders	$(23,635,520)	$(17,533,045)
Weighted-average number of common shares outstanding	2,755,280	1,861,833
Net loss per common share:
Net loss attributable to common shareholders	$(8.58)	$(9.42)
For per common share amounts, all incremental shares are considered anti-dilutive for periods that have a loss from continuing operations attributable to common shareholders. In addition, other common share equivalents may be anti-dilutive in certain periods. The weighted average number of potentially dilutive securities excluded from the EPS computation consist of the following:
	Year Ended December 31,
	2020	2019
Pre-Restructuring convertible Series A preferred shares; 4,681,620, and 5,771,588 for the years ended December 31, 2020 and 2019, respectively	2,340,810	2,885,794
Post-Restructuring convertible Series A-1 preferred shares; 471,311 and 0 for the years ended December 31, 2020 and 2019, respectively	471,311	—
Pre-Restructuring convertible Series B preferred shares; 1,035,319, and 1,275,848 for the years ended December 31, 2020 and 2019, respectively	517,660	637,924
Pre-Restructuring convertible Series C preferred shares; 1,511,086, and 1,900,193 for the years ended December 31, 2020 and 2019, respectively	755,543	950,097
Pre-Restructuring convertible Series D preferred shares; 2,738,855, and 2,248,105 for the years ended December 31, 2020 and 2019, respectively	2,738,855	2,248,105
Pre-Restructuring convertible Series DRIP 1 preferred shares; 81,555, and 47,302 for the years ended December 31, 2020 and 2019, respectively	81,555	47,302
Pre-Restructuring convertible Series E preferred shares; 2,402,973, and 2,489,696 for the years ended December 31, 2020 and 2019, respectively	2,669,970	2,766,329

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
17. Earnings Per Share (Continued)
	Year Ended December 31,
	2020	2019
Post-Restructuring convertible non-participating common shares; 37,708, and 0 for the years ended December 31, 2020 and 2019, respectively	37,708	—
Pre-Restructuring warrants exercisable for convertible Series A preferred shares; 559,322, and 1,294,329 for the years ended December 31, 2020 and 2019, respectively	279,661	647,165
Pre-Restructuring warrants exercisable for convertible Series B preferred shares; 126,033, and 151,543 for the years ended December 31, 2020 and 2019, respectively	63,017	75,772
Pre-Restructuring warrants exercisable for convertible Series C preferred shares; 227,156, and 279,930 for the years ended December 31, 2020 and 2019, respectively	113,578	139,965
Post-Restructuring warrants exercisable for common shares; 122,477, and 0 for the years ended December 31, 2020 and 2019, respectively	122,477	—
Pre-Restructuring options for common shares–convertible at 1:2; 32,459, and 40,000 for the years ended December 31, 2020 and 2019, respectively	16,230	20,000
Pre-Restructuring options for common shares–convertible at 1:1	77,532	89,956
Pre-Restructuring warrants for common shares at 1:1	81,148	100,000
Post-Restructuring options for convertible non-participating common shares at 1:1	2,264	—
Post-Restructuring warrants for convertible non-participating common shares at 1:1	2,025	—
Pre-Restructuring Series A preferred OP units exchangeable for common shares at 1:2; 165,947, and 204,500 for the years ended December 31, 2020 and 2019, respectively	82,973	102,250
Pre-Restructuring Series U1 OP units exchangeable for common shares at 1:1	105,898	—
Post-Restructuring common OP units exchangeable for common shares at 1:1	12,374	—
Post-Restructuring non-participating common OP units convertible into common shares at 1:1	4	—
18. Share-Based Compensation and Employee Benefits
On March 19, 2014, the board of trustees of the company adopted a resolution to authorize and approve the 2014 Equity Plan designed to promote the success and enhance the value of the company by linking the personal interests of the employees, officers, trustees and consultants of the company and its subsidiaries to those of the company shareholders and by providing such persons with an incentive for outstanding performance. The 2014 Equity Plan is further intended to provide flexibility to the company in its ability to motivate, attract and retain the services of employees, officers, trustees and consultants upon whose judgment, interest and special effort the successful conduct of the company’s operation is largely dependent. Accordingly, the 2014 Equity Plan permits the grant of share options, share appreciation rights, restricted shares, restricted share units, LTIP Unit awards, performance awards and other awards from time to time to selected employees, officers, trustees and consultants of the company and its subsidiaries. The trustees have reserved 500,000 shares of previously authorized but unissued common shares to be available to the 2014 Equity Plan. As a result of the Restructuring, the number of common shares authorized under the 2014 Equity Plan is 53,711.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
18. Share-Based Compensation and Employee Benefits (Continued)
The company uses the Black-Scholes option pricing model to estimate the fair value of a share-based award. This model requires inputs such as expected term, expected volatility, and risk-free interest rate, which are highly complex and subjective and generally require significant analysis and judgment to develop. The company does not estimate a forfeiture rate for unvested shares. Accordingly, forfeitures will lower share-based compensation expense as they occur during the applicable period.
The following weighted average assumptions were used for common shares options granted as share-based compensation during the year ended December 31, 2019: expected life of option of 10 years, risk-free interest rate of 2.09% and 2.64%, and expected share price volatility of 21% and 24.4%. The weighted average grant date fair values of share-based awards issued during the year ended December 31, 2019 was determined to be $0.69 and $0.94 per common share option.
The total fair value of share-based awards vested during the years ended December 31, 2020 and 2019 is $29,066 and $54,312, respectively, and is included in general and administrative expenses in the consolidated statements of operations.
Common shares granted to officers and employees as part of their performance bonuses and in connection with an employment agreement pursuant to the 2014 Equity Plan are subject to time-based and performance-based vesting provisions. No common shares or non-participating common shares vested during the year ended December 31, 2020. During the year ended December 31, 2019, 15,752 common shares vested under the 2014 Equity Plan. There were no common share forfeitures during the year ended December 31, 2020 and 2019. As of December 31, 2020, as a result of the Restructuring, 448 convertible non-participating common shares issued under the 2014 Equity Plan are unvested. As of December 31, 2019, 4,167 common shares issued under the 2014 Equity Plan before the Restructuring are unvested.
The company granted non-qualified stock options to certain members of the board of trustees, officers and employees under the 2014 Equity Plan to purchase common shares at a conversion rate of 1:1 for options granted in 2019 and 2018 and at a conversion rate of 1:2 for options granted prior to 2017 pursuant to the reverse share split. Each option is subject to time-based vesting and expires on June 7, 2029. As a result of the Restructuring, each option for one common share converted into an option for 0.10742102 convertible non-participating common shares, with an exercise price equal to the options’ original exercise price multiplied by 9.3091650.
No common share options or non-participating common share options were awarded during the year ended December 31, 2020. During the year ended December 31, 2019, 24,875 common share options with conversion rates of 1:1 (exercisable for 24,875 common shares before the Restructuring) were granted with a vesting period of 3 years. During the years ended December 31, 2020 and 2019, 23,086 and 15,918 common share options with a conversion rate of 1:1 (exercisable for 23,086 and 15,918 common shares) vested, respectively, and are exercisable with a weighted average exercise price of $5 per common share. During the year ended December 31, 2019, 5,001 common share options with conversion rates of 1:2 (exercisable for 2,500 common shares) vested and are exercisable with a weighted average exercise price of $0.002 per share. During the year ended December 31, 2020, 2,998 common share options with a conversion rate of 1:1 were forfeited prior to the Restructuring and 362 non-participating common share options were forfeited subsequent to the restructuring. During the year ended December 31, 2019, 1,375 common share options with a conversion rate of 1:1 were forfeited.
As of December 31, 2020, there are options outstanding, for 11,829 non-participating common shares, that have vested or are expected to vest with a weighted average remaining contractual term of approximately seven years and a weighted average exercise price of $38.87 per non-participating common share.
As of December 31, 2019, there were 96,250 and 40,000 common share options outstanding with conversion rates of 1:1 and 1:2 (exercisable for 96,250 and 20,000 common shares) that have vested or are expected to vest

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
18. Share-Based Compensation and Employee Benefits (Continued)
with a weighted average remaining contractual term of eight years and six years and a weighted average exercise price of $5.00 and $0.002 per common share, respectively.
As of December 31, 2020 and 2019, there was $21,234 and $58,957, respectively, of total unrecognized compensation cost related to unvested share-based compensation granted under the 2014 Equity Plan. As of December 31, 2020 and 2019, the weighted average period over which the unrecognized compensation expense will be recorded is approximately one year.
The company made $85,515 and $90,704 in gross contributions to a company-sponsored 401(k) post-retirement plan for eligible employees during the years ended December 31, 2020 and 2019, respectively.
19. Related Party Transactions
The company entered into an operating lease for its corporate office space commencing October 1, 2012 with a related party. The lease requires monthly rent of $6,500. The lease term continues on a year-to-year basis and can be terminated by either party with 30 days’ notice. Lease expense incurred from the related party during the years ended December 31, 2020 and 2019 of $78,000 is included in general and administrative expenses in the consolidated statements of operations.
Pursuant to an amended and restated marketing agreement, effective January 1, 2018, the company advances an affiliate up to $25,000 per month. The advances are reconciled based on the earnings of the affiliate wherein the affiliate’s net earnings in excess of $0, if any, are repaid up to the amount advanced by the company. The agreement has an indefinite term; provided, however, that the agreement may be terminated by either party upon 30 days written notice. Certain of the company’s officers and trustees are principals and officers in the affiliate. During the year ended December 31, 2020, the board of trustees approved an increase in the monthly advance to $80,000 for a period of up to three months with such increase fully utilized during the three months ended June 30, 2020. During the years ended December 31, 2020 and 2019, the company incurred expenses of $315,000 and $75,595, respectively, pursuant to the marketing agreement, included in general and administrative expenses within the consolidated statements of operations.
The company was owed $50,429 and $50,393 from the affiliate entity as of December 31, 2020 and 2019. The short-term balances relate to various operating activities including advanced marketing fees. Reconciled marketing fees advanced to the affiliate of $32,450 is included in receivable from affiliate in the consolidated balance sheets as of December 31, 2020 and 2019.
In connection with private placement offerings of its securities, the company paid a registered broker-dealer selling commissions and dealer manager fees of $929,669 and $1,256,340 during the years ended December 31, 2020 and 2019, respectively. Pursuant to a broker-dealer agreement, the registered broker-dealer further passes these amounts as payments to brokers overseen by an affiliate of the company as their Office of Supervisory Jurisdiction. Certain of the company’s officers and employees are registered representatives of the broker-dealer.
20. Segments
We evaluate our results from operations by our two business segments: the Real Estate Segment and the Investment Management Segment.
Real Estate Segment
Rental revenue from real estate investments generate the vast majority of our earnings. We invest primarily in commercial properties located in the United States that are leased to companies on a net lease basis. We consider all of the company’s assets, liabilities and real estate operational expenses as part of the Real Estate Segment.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
20. Segments (Continued)
The Real Estate Segment activities consist of acquiring real estate properties for long-term holding periods, and we actively manage our portfolio. We believe our proactive approach to asset management and property management helps enhance the performance of our portfolio through risk mitigation strategies and opportunistic sales. We seek to reinvest net disposition proceeds in single-tenant net lease properties that improve our portfolio by enhancing diversification and improve key metrics such as tenant credit quality, weighted average remaining lease term and property age. The Real Estate Segment includes rental revenues from real estate investments in the Investment Programs.
Investment Management Segment
We earn revenue for investment services that we provide related to the Investment Programs. For the periods presented, we provided investment management services, including structuring, syndicating and managing various Investment Programs. As of December 31, 2020, we managed total assets of $161,840,666 on behalf of the Investment Programs.
Acquisition Fee Revenue
We earn acquisition fees for sourcing and syndicating new investments on behalf of the Investment Programs. During the periods presented, we earned acquisition fees from various Investment Programs based on the purchase price of the net lease properties acquired by each Investment Program. For the year ended December 31, 2020, acquisition fees were (1) $1,330,737 for structuring and syndicating Investment Programs to third-party beneficial owners for an aggregate property purchase price of $39,124,278 and (2) $141,000 for the Operating Partnership’s ownership interest in the Investment Programs. For the year ended December 31, 2019, acquisition fees were (1) $397,500 for structuring and syndicating Investment Programs to third-party beneficial owners for an aggregate property purchase price of $15,797,088 and (2) $21,116 for the Operating Partnership’s ownership interest in the Investment Programs. We earn acquisition fees when and as the Investment Programs are syndicated to the investors.
Asset Management Revenue
We earn asset management revenue from the Investment Programs based on the purchase price of the managed property owned by each Investment Program. Asset management revenue from an Investment Program may decrease depending upon changes in such Investment Program’s asset base as a result of sales of assets owned by such Investment Program. For the year ended December 31, 2020, asset management fees were (1) $387,777 for managing Investment Programs that owned assets with an aggregate purchase price to syndicated third-party investors of $139,794,886 as of December 31, 2020 and (2) $63,770 for managing the Operating Partnership’s ownership interest in these Investment Programs. For the year ended December 31, 2019, asset management fees were (1) $369,806 for managing Investment Programs that owned assets with an aggregate purchase price to syndicated third-party investors of $110,863,108 as of December 31, 2019 and (2) $69,353 for managing the Operating Partnership’s ownership interest in these Investment Programs.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
20. Segments (Continued)
The following table presents a summary of revenue and expenses in our reportable segments:
	Year Ended December 31, 2020
	Real Estate Segment	Investment Management Segment	Unallocated	Eliminations in Consolidation	Total
Revenues:
Rental	$35,605,378	$—	$—	$—	$35,605,378
Less: Straight-line rent adjustment and amortization of acquired favorable leases, net	(1,316,518)	—	—	—	(1,316,518)
Acquisition fees earned by the Investment Management Segment incurred by the Real Estate Segment(a)	—	1,471,737	—	(1,471,737)	—
Other syndication revenue earned by the Investment Management Segment incurred by the Real Estate Segment(a)	—	111,145	—	(111,145)	—
Asset management fees earned by the Investment Management Segment incurred by the Real Estate Segment	—	451,547	—	(451,547)	—
Other	131,933	—	—	—	131,933
Total Revenues by Segment	34,420,793	2,034,429	—	(2,034,429)	34,420,793
Property Operating Expenses:
Property operating–asset management fee incurred by Real Estate Segment and earned by the Investment Management Segment	451,547	—	—	(451,547)	—
Property operating–other	4,704,960	—	—	—	4,704,960
Total Property Operating Expenses	5,156,507	—	—	(451,547)	4,704,960
Cash Net Operating Income by Segment	$29,264,286	$2,034,429	$—	$(1,582,882)	$29,715,833
Reconciliation of Cash Net Operating Income to reported net income (loss) attributable to Four Springs Capital Trust
Cash Net Operating Income by Segment	$29,264,286	$2,034,429	$—	$(1,582,882)	$29,715,833
Straight-line rent adjustment and amortization of acquired favorable leases, net	1,316,518	—	—	—	1,316,518

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
20. Segments (Continued)
	Year Ended December 31, 2020
	Real Estate Segment	Investment Management Segment	Unallocated	Eliminations in Consolidation	Total
General and administrative–directly attributable to segment	(185,565)	(382,937)	—	—	(568,502)
General and administrative–unallocated(b)	—	—	(4,582,003)	—	(4,582,003)
Professional fees–directly attributable to segment	(122,518)	(317,763)	—	—	(440,281)
Professional fees–unallocated(b)	—	—	(461,561)	—	(461,561)
Depreciation and amortization	(13,562,035)	—	—	—	(13,562,035)
Interest–mortgages notes payable	(5,926,528)	—	—	—	(5,926,528)
Interest–unallocated(c)	—	—	(6,670,744)	—	(6,670,744)
Acquisition costs	(222,066)	(14,258)	—	—	(236,324)
Provision for impairment	(535,000)	—	—	—	(535,000)
Change in fair value of conversion feature liability and warrant liability	—	—	354,898	—	354,898
Gain on sale of real estate	408,820	—	—	—	408,820
Provision for income taxes–unallocated	—	—	(28,954)	—	(28,954)
Net (Loss) Income by Segment	10,435,912	1,319,471	(11,388,364)	(1,582,882)	(1,215,863)
Net (Income) Loss by Segment Attributable to Noncontrolling Interests	93,112	(10,253)	(7,118)	—	75,741
Net Income (Loss) by Segment Attributable to Four Springs Capital Trust	$10,529,024	$1,309,218	$(11,395,482)	$(1,582,882)	$(1,140,122)
Real Estate Segment’s acquisition fee capitalized and other syndication costs recognized as reduction of equity proceeds in the balance sheet and eliminated in consolidation:
Acquisition fee(a)	$1,471,737
Other syndication costs(a)	111,145
	$1,582,882

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
20. Segments (Continued)
	Year Ended December 31, 2019
	Real Estate Segment	Investment Management Segment	Unallocated	Eliminations in Consolidation	Total
Revenues:
Rental	$30,711,465	$—	$—	$—	$30,711,465
Less: Straight-line rent adjustment and amortization of acquired favorable leases, net	(1,049,427)	—	—	—	(1,049,427)
Acquisition fees earned by the Investment Management Segment Incurred by the Real Estate Segment(a)	—	418,616	—	(418,616)	—
Other syndication revenue earned by the Investment Management Segment incurred by the Real Estate Segment(a)	—	279,317	—	(279,317)	—
Asset management fees earned by the Investment Management Segment incurred by the Real Estate Segment	—	439,159	—	(439,159)	—
Other	32,723	—	—	—	32,723
Total Revenues by Segment	29,694,761	1,137,092	—	(1,137,092)	29,694,761
Property Operating Expenses:
Property operating–asset management fee incurred by the Real Estate Segment and earned by the Investment Management Segment	439,159	—	—	(439,159)	—
Property operating–other	3,557,428	—	—	—	3,557,428
Total Property Operating Expenses	3,996,587	—	—	(439,159)	3,557,428
Cash Net Operating Income by Segment	$25,698,174	$1,137,092	$—	$(697,933)	$26,137,333
Reconciliation of Cash Net Operating Income to reported net income (loss) attributable to Four Springs Capital Trust
Cash Net Operating Income by Segment	$25,698,174	$1,137,092	$—	$(697,933)	$26,137,333
Straight-line rent adjustment and amortization of acquired favorable leases, net	1,049,427	—	—	—	1,049,427

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
20. Segments (Continued)
	Year Ended December 31, 2019
	Real Estate Segment	Investment Management Segment	Unallocated	Eliminations in Consolidation	Total
General and administrative– directly attributable to segment	(234,555)	(213,637)	—	—	(448,192)
General and administrative–unallocated(b)	—	—	(4,914,706)	—	(4,914,706)
Professional fees–directly attributable to segment	(136,283)	(173,140)	—	—	(309,423)
Professional fees–unallocated(b)	—	—	(317,539)	—	(317,539)
Depreciation and amortization	(10,630,039)	—	—	—	(10,630,039)
Interest–mortgages notes payable	(5,055,898)	—	—	—	(5,055,898)
Interest–unallocated(c)	—	—	(4,511,863)	—	(4,511,863)
Acquisition costs	(55,633)	—	—	—	(55,633)
Change in fair value of conversion feature liability and warrant liability			(97,939)		(97,939)
Gain on sale of real estate	2,698,228	—	—	—	2,698,228
Provision for income taxes–unallocated	—	—	(307,935)	—	(307,935)
Net (Loss) Income by Segment	13,333,421	750,315	(10,149,982)	(697,933)	3,235,821
Net (Income) Loss by Segment Attributable to Noncontrolling Interests	(951,579)	1,793	950	—	(948,836)
Net Income (Loss) by Segment Attributable to Four Springs Capital Trust	$12,381,842	$752,108	$(10,149,032)	$(697,933)	$2,286,985
Real Estate Program’s acquisition fee capitalized and other syndication costs recognized as reduction of equity proceeds in the balance sheet and eliminated in consolidation:
Acquisition fee(a)	$418,616
Other syndication costs(a)	279,317
	$697,933

(a)
The Real Estate Segment capitalizes the acquisition fee expended as direct costs of property acquisition and recognizes other syndication-related costs incurred and paid to the Investment Management Segment as cost of issuing equity in the DSTs. These fees are eliminated in the company’s consolidation.

(b)
Unallocated expenses consist of general and administrative expenses and professional fees not directly attributable to a segment.

(c)
Unallocated interest expense consists of interest on the M&T Credit Facility and Mezzanine Loan.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
21. Commitments and Contingencies
The company entered into employment agreements with senior executives of the company. The employment agreements provide for minimum annual base salaries, severance payments ranging from 6 months to 2.5 years of base salary and bonuses and up to 2.5 years of continued health and insurance coverage, employment periods, and incentive compensation. The employment agreements contain standard confidentiality provisions, which apply indefinitely and noncompetition and non-solicitation provisions for one year following termination under certain circumstances.
The company entered into purchase agreements to acquire three single-tenant occupied, net lease real estate properties for approximately $18.7 million as of December 31, 2020. Consummation of these acquisitions is subject to customary closing conditions, including completion of our due diligence, and no assurance can be given that we will complete these acquisitions on these terms or at all. The company deposited $500,000 pursuant to these purchase agreements.
The company is periodically subject to claims or litigation in the ordinary course of business, including claims generated from business conducted by tenants and/or accidents occurring on real estate owned by the company. In these instances, the company is typically indemnified by the tenant against any losses that might be suffered, and the company and/or the tenant are insured against such claim.
22. Subsequent Events
The following events occurred subsequent to December 31, 2020:
On May 4, 2021 and August 11, 2021, the company issued an aggregate of 7,500,000 convertible Series A-2 preferred shares, $0.001 par value per share, resulting in for $147.8 million in gross proceeds at a 1.5% discount to the $20.00 per share stated value. The Series A-2 shares rank senior to the company’s common shares and non-participating common shares with respect to payment of dividends and distributions upon liquidation of the company. The Series A-2 preferred shares automatically convert upon a qualifying listing event of the company into a number of common shares based on the company’s option of either (1) the Series A-2 preferred shares’ stated value divided by 90% of the per common share listing event price or (2) the Series A-2 preferred shares’ stated value divided by the undiscounted price per common share at the listing event plus a cash fee to holders of Series A-2 preferred share at 10% of the Series A-2 preferred shares’ stated value. Holders also have the option to convert their shares into common shares at the lower of the stated value per Series A-2 preferred share or the stated value adjusted for additional issuances of common shares and instruments convertible into common shares of the company. The company may not redeem the Series A-2 preferred shares before May 4, 2026. The company has an option to redeem all of the Series A-2 preferred shares with a payment providing the holders with the greater of (1) a 15% internal rate of return (the “Series A-2 preferred share call option”) and (2) the amount the holders of the Series A-2 preferred Shares would have received as if such Series A-2 preferred Shares were converted. The company has an option to limit the holders of Series A-2 preferred shares to less than 25% of the float following a qualifying listing event by the company by redeeming the excess for cash at the greater of the offering price following a qualifying listing event or the liquidation preference. Holders of Series A-2 preferred shares are entitled to the number of votes on an as converted basis as to any matters together as a single class with holders of common shares. Dividends on Series A-2 preferred shares are cumulative at 11.5% per annum (7% cash, 4.5% accretion dividend added to the Series A-2 preferred shares’ stated value) on the stated value per share through April 19, 2022, 12% (7% cash, 5% accretion dividend) commencing on April 20, 2022, 13% (8% cash, 5% accretion dividend) commencing on November 20, 2022 and 15% (9% cash, 6% accretion dividend) commencing on November 20, 2023.
On May 4, 2021, the terms of the Series A-1 preferred shares were amended to replace the paid-in-kind dividends with accretion dividends that are added to the Series A-1 preferred shares’ stated value at the same yields terms as the former paid-in-kind dividends.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
22. Subsequent Events (Continued)
The board of trustees of the company adopted a resolution to authorize and approve the 2021 Equity Incentive Plan and reserved 3,000,000 shares of previously authorized but unissued common shares to be available to the 2021 Equity Incentive Plan. The board of trustees granted to executives and employees of the company 895,500 of LTIP Units profits interests in the Operating Partnership that provide for the following: two-thirds vested upon granting, one-sixth vests over two years from the grant date, and one-sixth vests over three years from grant date. Holders of vested and unvested LTIP Units will receive, prior to a qualified listing event of the company, 10% of the dividends in cash and 90% of the dividends will accrue until payout upon a qualified listing event, and subsequent to a qualified listing event, holders will receive 100% of dividends in cash. Each LTIP Unit is convertible into one common share of the Trust.
Pursuant to the three purchase agreements entered into as of December 31, 2020, the company acquired three net lease properties for $18,670,710. Subsequent to December 31, 2020, the company entered into purchase agreements to acquire thirty-eight net lease properties for an aggregate purchase price of approximately $359.9 million subject to customary closing conditions and review prior to consummation. Of these, we completed acquisitions on 26 properties for approximately $296.3 million in purchase price. The company deposited $1.8 million pursuant to these purchase agreements not yet consummated. Of these properties acquired by the company, ten properties were acquired under the company’s Delaware Statutory Trusts:
•
FSC Industrial 6, DST acquired one property for $37,077,227. In connection with this acquisition, the company entered into a note payable for $20,392,475 maturing March 2028 and requiring monthly interest-only payments at 3.10% for the first five years and monthly principal and interest thereafter;

•
FSC Industrial 7, DST acquired one property for $44,290,278. In connection with this acquisition, the company entered into a note payable for $24,359,653 maturing March 2028 and requiring monthly interest-only payments at 3.15% for the first five years and monthly principal and interest thereafter;

•
FSC Industrial 8, DST acquired one property for $70,000,000. In connection with this acquisition, the company entered into a note payable for $37,100,000 maturing June 2026 and requiring monthly interest-only payments at 2.31%;

•
FSC Healthcare 6, DST that acquired three properties for $29,401,941. In connection with this acquisition, the company entered into notes payable for $15,730,000 maturing May 2028 and requiring monthly interest-only payments at 3.25% for the first five years and monthly principal and interest thereafter; and

•
FSC Diversified 1, DST that acquired four properties for $37,981,200.

The company borrowed $157,000,000 on the M&T Credit Facility to acquire real estate properties and repaid $174,380,953 utilizing proceeds from the issuance of Series of A-2 preferred shares and DST syndications. There is no outstanding balance on the M&T Credit Facility as of August 24, 2021.
We sold six real estate properties for $11,882,375 resulting in net gain on sale of approximately $1,610,000. One of the sold properties was classified as held-for-sale as of December 31, 2020.
We issued beneficial interests in our DSTs:
•
5.9% beneficial interest in FSC Industrial 4, DST for gross proceeds of $1,357,684 resulting in 95% third-party ownership interest in this DST.

•
95% beneficial interest in FSC Industrial 5, DST for gross proceeds of $5,466,000 resulting in 95% third-party ownership interest in this DST.

•
95% beneficial interest in FSC Industrial 6, DST for gross proceeds of $20,084,000 resulting in 95% third-party ownership interest in this DST.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Notes to Consolidated Financial Statements (Continued)
22. Subsequent Events (Continued)
•
95% beneficial interest in FSC Industrial 7, DST for gross proceeds of $23,532,000 resulting in 95% third-party ownership interest in this DST.

•
92.1% beneficial interest in FSC Industrial 8, DST for gross proceeds of 36,978,248 resulting in 92.1% third-party ownership interest in this DST.

•
95% beneficial interest in FSC Healthcare 6, DST for gross proceeds of $16,620,000 resulting in 95% third-party ownership interest in this DST.

The company paid dividends of $6,097,385 to holders of common shares and $3,773,170 to holders of Series A-1 and A-2 preferred shares, made distributions of $243,823 to holders of OP units and $5,026,363 to third-party beneficial interest owners of DSTs, and issued 37,905 Series A-1 preferred shares as dividends paid-in-kind.

Four Springs Capital Trust
(A Maryland Real Estate Investment Trust)
Schedule III—Real Estate and Accumulated Depreciation
Description(a)			Encumbrances		Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amounts at December 31, 2020(b)(c)(g)			Accumulated Depreciation(d)(e)(g)	Year Constructed/ Renovated	Date of Acquisition
Tenant Industry	City	St			Land	Building and Improvements		Land	Building and Improvements	Total
Retail	Midway	GA	$	—(f)	$314,600	$749,757	$—	$314,600	$749,757	$1,064,357	$223,810	2010	Jul-10
Retail	Charlotte	NC		—(f)	568,265	772,547	—	568,265	772,547	1,340,812	294,092	2010	Nov-10
Retail	Winter Haven	FL		—(f)	113,944	1,257,442	—	113,944	1,257,442	1,371,386	408,116	2010	Dec-10
Retail	Elizabeth City	NC		—(f)	212,768	867,847	—	212,768	867,847	1,080,615	321,265	2010	Jan-11
Retail	Eden	NC		—(f)	113,394	800,717	—	113,394	800,717	914,111	281,803	2011	Mar-11
Retail	Garner	NC		—(f)	350,000	995,352	—	350,000	995,352	1,345,352	335,310	2011	Mar-11
Retail	Savannah	GA		—(f)	304,040	799,491	—	304,040	799,491	1,103,531	210,600	2011	Jun-11
Retail	Fort Braden	FL		—(f)	149,925	769,598	—	149,925	769,598	919,523	313,490	2011	Sep-11
Retail	Pensacola	FL		—(f)	133,267	893,055	—	133,267	893,055	1,026,322	313,998	2008	Nov-11
Retail	Atmore	AL		—(f)	60,233	566,903	—	60,233	566,903	627,136	163,779	2006	Mar-12
Retail	Milledgeville	GA		—(f)	135,692	1,018,205	—	135,692	1,018,205	1,153,897	286,071	1994/2011	Mar-12
Retail	Memphis	TN		—(f)	279,910	920,681	—	279,910	920,681	1,200,591	277,555	2012	May-12
Retail	Wichita	KS		—(f)	190,413	749,059	—	190,413	749,059	939,472	205,850	2012	Oct-12
Industrial	Alamosa	CO		—(f)	64,993	1,047,935	—	64,993	1,047,935	1,112,928	288,689	2012	Nov-12
Retail	Wichita	KS		—(f)	311,054	781,731	—	311,054	781,731	1,092,785	221,718	2012	Dec-12
Retail	Burlington	NC		—(f)	1,316,590	531,939	—	1,316,590	531,939	1,848,529	155,833	1999	Dec-12
Retail	Tyler	GA		—(f)	151,455	885,211	—	151,455	885,211	1,036,666	222,454	2012	Dec-12
Medical	Mentor	OH		—(f)	275,000	1,100,274	94,682	275,000	1,194,956	1,469,956	236,724	1990/2008	Feb-13
Retail	Aurora	IL		—(f)	213,883	1,169,817	—	213,883	1,169,817	1,383,700	237,403	2005	May-13
Retail	Bloomington	IL		—(f)	169,964	707,320	—	169,964	707,320	877,284(g)	150,965	1967/2012	May-13
Industrial	Jackson	MI		—(f)	29,897	1,321,687	—	29,897	1,321,687	1,351,584	267,818	1998/2013	Jul-13
Retail	Lisle	IL		—(f)	995,184	671,382	—	995,184	671,382	1,666,566	173,278	2001/2011	Aug-13
Industrial	Morton	IL		2,691,722	995,548	4,690,720	—	995,548	4,690,720	5,686,268	972,795	2013	Dec-13
Retail	Snyder	TX		—(f)	99,438	896,873	—	99,438	896,873	996,311	200,002	2013	Feb-14
Retail	Tilton	NH		4,440,000	732,338	7,196,477	—	732,338	7,196,477	7,928,815	1,537,285	1996	May-14
Retail	Brooksville	FL		—(f)	544,463	2,142,787	—	544,463	2,142,787	2,687,250	500,755	2002	Jun-14
Industrial	Lebanon	IN		6,228,750	1,689,603	8,871,249	1,291,975	1,689,603	10,163,224	11,852,827	1,612,392	2000	Sep-14
Retail	Jonesboro	AR		5,460,000	2,590,251	6,305,975	—	2,590,251	6,305,975	8,896,226	1,114,915	2012	Sep-14
Retail	Mt. Juliet	TN		6,000,000	2,813,757	6,884,811	—	2,813,757	6,884,811	9,698,568	1,251,714	2012	Sep-14
Retail	Middleburg	FL		773,500	195,389	1,144,376	—	195,389	1,144,376	1,339,765	281,368	2011	Sep-14
Retail	Yulee	FL		875,000	329,432	1,105,661	—	329,432	1,105,661	1,435,093	268,704	2012	Sep-14
Office	Mt. Prospect	IL		8,580,000	5,438,643	8,790,781	604,212	5,438,643	9,394,993	14,833,636	1,930,013	1980/2014	Dec-14
Industrial	Oklahoma City	OK		2,158,674	400,156	4,178,693	—	400,156	4,178,693	4,578,849	728,930	2015	Mar-15
Industrial	Odenton	MD		6,215,000	1,251,211	9,282,662	—	1,251,211	9,282,662	10,533,873	1,357,518	2001	Apr-15
Industrial	St. Charles	MO		3,691,840	1,675,540	4,785,379	113,927	1,675,540	4,899,306	6,574,846	875,661	1994	Jun-15
Industrial	Odessa	TX		6,410,543	597,925	10,168,346	—	597,925	10,168,346	10,766,271	1,426,086	1981/2015	Jul-15
Medical	Lubbock	TX		2,802,080	266,524	3,864,063	—	266,524	3,864,063	4,130,587	729,226	1966/2013	Jul-16
Medical	Carbondale	IL		2,292,611	1,294,874	2,165,842	—	1,294,874	2,165,842	3,460,716	415,566	1999/2013	Jul-16
Office	Mt. Laurel	NJ		11,750,000	3,107,502	11,213,763	—	3,107,502	11,213,763	14,321,265	1,369,449	2001	Aug-16
Medical	Longmont	CO		—(f)	1,712,763	6,356,501	—	1,712,763	6,356,501	8,069,264	862,302	2015	Sep-16
Medical	American Fork	UT		—(f)	2,016,308	5,507,134	—	2,016,308	5,507,134	7,523,442	737,195	2015	Sep-16
Medical	Riverton	UT		4,300,000	1,412,079	5,653,216	—	1,412,079	5,653,216	7,065,295	772,899	2015	Sep-16
Medical	Baton Rouge	LA		—(f)	1,108,802	2,098,156	—	1,108,802	2,098,156	3,206,958	264,150	1991/2017	Sep-17

Description(a)			Encumbrances	Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amounts at December 31, 2020(b)(c)(g)			Accumulated Depreciation(d)(e)(g)	Year Constructed/ Renovated	Date of Acquisition
Tenant Industry	City	St		Land	Building and Improvements		Land	Building and Improvements	Total
Retail	Mentor	OH	—(f)	561,332	—	—	561,332	—	561,332	—	N/A	Dec-17
Industrial	Sterling Hts.	MI	—(f)	430,003	2,687,316	—	430,003	2,687,316	3,117,319	246,089	2000	Jan-18
Industrial	Van Buren	MI	—(f)	191,198	4,481,130	—	191,198	4,481,130	4,672,328	364,025	1994/2018	Jan-18
Industrial	Manchester	CT	—(f)	2,012,112	5,669,390	—	2,012,112	5,669,390	7,681,503	557,298	1980/1984/ 2002/2011	Feb-18
Medical	Iowa City	IA	13,184,690	2,365,020	19,205,346	—	2,365,020	19,205,346	21,570,366	1,605,046	2017	May-18
Retail	N. Syracuse	NY	—(f)	482,055	2,246,045	—	482,055	2,246,045	2,728,100	374,193	1989	Jun-18
Retail	Milford	OH	—(f)	662,127	1,159,722	—	662,127	1,159,722	1,821,849	89,203	2009	Jul-18
Medical	Waukesha	WI	—(f)	547,917	3,667,268	—	547,917	3,667,268	4,215,185	257,642	2016	Aug-18
Retail	Bloomington	MN	—(f)	878,308	2,391,320	—	878,308	2,391,320	3,269,628	214,145	1967/2012	Aug-18
Retail	Chandler	AZ	—(f)	1,312,382	4,183,127	—	1,312,382	4,183,127	5,495,509	333,544	1997	Aug-18
Industrial	Seabrook	NH	—(f)	1,073,657	2,108,530	—	1,073,657	2,108,530	3,182,187	152,517	1997	Sep-18
Retail	Nacogdoches	TX	—(f)	1,038,136	510,503	—	1,038,136	510,503	1,548,639	41,420	1998	Oct-18
Retail	Lufkin	TX	—(f)	1,011,234	2,068,506	—	1,011,234	2,068,506	3,079,740	143,079	2009	Oct-18
Retail	Nacogdoches	TX	—(f)	188,247	960,710	—	188,247	960,710	1,148,957	66,484	1998	Oct-18
Retail	Lufkin	TX	—(f)	176,627	446,388	—	176,627	446,388	623,015	31,152	1999	Oct-18
Retail	Jasper	TX	—(f)	335,895	1,478,926	—	335,895	1,478,926	1,814,821	102,321	1998	Oct-18
Retail	Woodville	TX	—(f)	83,973	573,200	—	83,973	573,200	657,173	49,483	2000	Oct-18
Retail	Lufkin	TX	—(f)	654,894	655,102	—	654,894	655,102	1,309,996	50,410	2011	Oct-18
Retail	Tyler	TX	—(f)	341,521	424,284	—	341,521	424,284	765,805	33,082	2015	Oct-18
Retail	Minneapolis	MN	—(f)	976,103	2,621,236	—	976,103	2,621,236	3,597,339	194,171	2011	Oct-18
Retail	Minneapolis	MN	—(f)	817,366	837,586	—	817,366	837,586	1,654,952	65,573	1947	Oct-18
Industrial	St. Louis	MO	—(f)	728,631	2,546,964	—	728,631	2,546,964	3,275,595	192,181	1997/2016	Oct-18
Retail	Lynchburg	VA	—(f)	467,310	2,571,264	—	467,310	2,571,264	3,038,574	251,952	2015	Nov-18
Retail	Roanoke	VA	—(f)	431,058	2,196,942	—	431,058	2,196,942	2,628,000	198,659	2009	Nov-18
Retail	Troy	NY	—(f)	401,987	573,607	—	401,987	573,607	975,594	52,900	2012	Dec-18
Retail	Eufaula	OK	1,259,461	547,113	1,039,868	—	547,113	1,039,868	1,586,981	102,313	1998	Dec-18
Retail	Mishawaka	IN	2,029,774	592,711	2,531,411	—	592,711	2,531,411	3,124,122	179,584	1990	Dec-18
Retail	Elkhart	IN	1,490,966	598,910	1,752,691	—	598,910	1,752,691	2,351,601	129,411	1996	Dec-18
Retail	Irving	TX	1,257,119	456,740	1,347,798	—	456,740	1,347,798	1,804,538	153,945	1983	Dec-18
Retail	The Colony	TX	2,168,360	980,165	2,155,195	—	980,165	2,155,195	3,135,360	185,711	1999	Dec-18
Retail	Utica	MI	988,850	405,045	1,068,486	—	405,045	1,068,486	1,473,531	92,953	2007	Dec-18
Retail	Richland Hills	TX	810,164	113,573	1,071,758	—	113,573	1,071,758	1,185,331	127,156	1981	Dec-18
Retail	Granger	IN	1,347,304	332,618	1,572,370	—	332,618	1,572,370	1,904,988	109,814	1984	Dec-18
Retail	Birmingham	AL	—(f)	979,848	1,276,599	—	979,848	1,276,599	2,256,447	81,889	2014	Jan-19
Retail	Whitmore Lake	MI	—(f)	1,170,654	2,638,719	—	1,170,654	2,638,719	3,809,373	172,119	2007	Feb-19
Retail	Escanaba	MI	—(f)	1,028,919	1,649,350	—	1,028,919	1,649,350	2,678,269	106,854	2008	Feb-19
Retail	St. Charles	MO	—(f)	505,105	746,871	—	505,105	746,871	1,251,976	71,249	2005	Apr-19
Retail	St. Peters	MO	—(f)	525,824	1,453,997	—	525,824	1,453,997	1,979,821	107,991	2004	Apr-19
Retail	Charlotte	NC	—(f)	896,495	2,069,294	—	896,495	2,069,294	2,965,789	150,164	2012	May-19
Retail	Charlotte	NC	—(f)	1,099,385	2,316,349	—	1,099,385	2,316,349	3,415,734	165,770	2014	May-19
Industrial	Omaha	NE	3,575,000	1,513,143	4,028,652	870,373	1,513,143	4,899,025	6,412,167	353,940	1964	May-19
Industrial	Plattsburgh	NY	2,567,777	724,699	3,429,463	—	724,699	3,429,463	4,154,162	311,501	1980	Jun-19
Retail	Muncie	IN	1,468,500	346,739	2,234,058	—	346,739	2,234,058	2,580,797	102,671	2009	Jul-19
Industrial	Greenwood	IN	4,753,650	1,267,276	6,386,193	—	1,267,276	6,386,193	7,653,469	295,874	2019	Jul-19
Retail	Blaine	MN	2,691,392	656,622	3,332,572	—	656,622	3,332,572	3,989,194	136,890	2018	Jul-19
Retail	Brighton	CO	3,016,798	943,793	3,528,393	—	943,793	3,528,393	4,472,186	132,854	2019	Aug-19
Retail	Middleton	WI	2,750,149	844,936	3,249,716	—	844,936	3,249,716	4,094,652	115,885	2018	Aug-19

Description(a)			Encumbrances	Initial Costs		Costs Capitalized Subsequent to Acquisition	Gross Amounts at December 31, 2020(b)(c)(g)			Accumulated Depreciation(d)(e)(g)	Year Constructed/ Renovated	Date of Acquisition
Tenant Industry	City	St		Land	Building and Improvements		Land	Building and Improvements	Total
Industrial	North Canton	OH	4,839,175	528,362	6,946,340	—	528,362	6,946,340	7,474,702	262,293	2019	Aug-19
Retail	Greenwood	IN	1,281,500	384,610	1,762,254	—	384,610	1,762,254	2,146,864	62,415	2016	Sep-19
Retail	Bordentown	NJ	3,090,661	997,194	3,546,213	—	997,194	3,546,213	4,543,407	124,768	2019	Sep-19
Retail	Edwardsville	IL	—(f)	269,369	1,286,094	—	269,369	1,286,094	1,555,463	89,106	1991	Oct-19
Retail	Cincinnati	OH	2,500,000	1,899,081	2,108,442	—	1,899,081	2,108,442	4,007,523	67,004	2019	Feb-20
Medical	Brownsville	TX	3,320,000	830,679	4,571,080	—	830,679	4,571,080	5,401,759	76,283	1998/2019	Jun-20
Medical	Tucson	AZ	—(f)	2,079,863	5,789,355	—	2,079,863	5,789,355	7,869,218	61,079	2020	Aug-20
Industrial	Grand Rapids	MI	22,550,000	2,023,595	35,204,827	—	2,023,595	35,204,827	37,228,422	175,627	1974/2020	Nov-20
Industrial	Athens	OH	—(f)	712,210	2,185,793	—	712,210	2,185,793	2,898,003	9,122	2019	Dec-20
Medical	Jackson	TN	—(f)	890,025	2,686,696	—	890,025	2,686,696	3,576,721	—	2018/2020	Dec-20
Industrial	Clearwater	FL	5,500,000	2,673,512	6,402,752	—	2,673,512	6,402,752	9,076,264	—	1994	Dec-20
Total			$163,111,013	$84,714,923	$322,315,475	$2,975,169	$84,714,923	$325,290,644	$410,005,567	$34,780,352

(a)
As of December 31, 2020, we had investments in 101 net leased real estate property locations accounted for as operating leases. Initial costs exclude intangible lease assets totaling $1.9 million and liabilities totaling 3.1 million.

(b)
The aggregate cost basis for federal income tax purposes was approximately $434.7 million at December 31, 2020.

(c)
The following is a reconciliation of total real estate carrying value for the years ended December 31, 2020 and 2019:

	Year ended December 31,
	2020	2019
Balance, beginning of year	$338,967,942	$287,958,220
Add: Acquisitions	74,759,110	64,296,719
Add: Improvements	4,493,448	—
Less: Cost of real estate sold	(8,214,933)	(13,286,997)
Balance, end of year	$410,005,567	$338,967,942

(d)
The following is a reconciliation of accumulated depreciation for the years ended December 31, 2020 and 2019:

	Year ended December 31,
	2020	2019
Balance, beginning of year	$25,492,508	$18,940,912
Add: Depreciation expense	9,726,779	7,520,101
Less: Accumulated depreciation associated with real estate sold	(438,935)	(968,505)
Balance, end of year	$34,780,352	$25,492,508

(e)
The company’s real estate assets are depreciated using the straight-line method over the estimated useful lives of the properties—19 to 50 years for buildings and from 5 to 40 years for improvements.

(f)
Property was collateral for non-recourse debt obligations totaling $17.4 million issued under the credit facility.

(g)
Property held for sale as of December 31, 2020.

Independent Auditor’s Report
Shareholders and Board of Trustees
Four Springs Capital Trust
Lake Como, New Jersey
Opinion
We have audited the Statement of Revenues and Certain Operating Expenses (the “Statement”) of the property located at 7000 Metropolis Drive, Austin, TX 78744 (the “Amazon Property”) for the year end December 31, 2020, and the related notes to the Statement.
In our opinion, the accompanying Statement presents fairly, in all material respects, the revenues and certain operating expenses of the Amazon Property for the year ended December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Emphasis of Matter
The accompanying Statement of Revenues and Certain Operating Expenses was prepared for the purpose of complying with rules and regulations of the U.S. Securities and Exchange Commission, as described in Note 2 to the Statement and is not intended to be a complete presentation of the Amazon Property’s revenues and expenses. Our opinion is not modified in this respect.
Responsibilities of Management for the Statement
Management is responsible for the preparation and fair presentation of the Statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statement that is free from material misstatement, whether due to fraud or error.
Auditor’s Responsibilities for the Audit of the Statement
Our objectives are to obtain reasonable assurance about whether the Statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Statement.
In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the Statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the Statement.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Amazon Property’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Statement.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ BDO USA, LLP
New York, New York
August 24, 2021

AMAZON PROPERTY
AUSTIN, TX
Statements of Revenues and Certain Operating Expenses
	Three Months Ended March 31, 2021 (Unaudited)	Year Ended December 31, 2020
Revenues:
Rental income	$648,516	$2,080,580
Expenses:
Property operating expenses	284,596	1,122,164
Revenues and Certain Operating Expenses	$363,920	$958,416

AMAZON PROPERTY
AUSTIN, TX
Notes to Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2021 (Unaudited) and the
Year Ended December 31, 2020
1. Description of Real Estate Property
Four Springs Capital Trust (“FSCT”) is a Maryland real estate investment trust formed to invest in, manage and operate net-leased real estate. On May 18, 2021, FSCT, through its subsidiary Four Springs Capital Trust Operating Partnership, L.P. (“FSCTOP”), acquired from Mohr Met Center, LLC and Mohr Met Land, LLC (collectively, the “Seller”), a one-story industrial building containing approximately 160,000 rentable square feet and an adjacent parking lot in Austin, Texas (the “Amazon Property”). The Seller is not affiliated with FSCT. The purchase price of the Amazon Property was $70 million plus closing costs.
2. Basis of Presentation
The accompanying statements of revenues and certain operating expenses have been prepared to comply with the rules and regulations of the Securities and Exchange Commission (“SEC”) including the instructions to Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended (“Rule 3-14”).
The Amazon Property is not a legal entity and the accompanying statements of revenues and certain operating expenses are not representative of the actual operations for the periods presented, as certain revenues and expenses have been excluded that may not be comparable to the revenues and expenses FSCT expects to incur in the future operations of the Amazon Property. Excluded items include depreciation and amortization expense, interest expense and interest income not directly comparable to the future operations of the Amazon Property.
The accompanying statements of revenues and certain operating expenses have been prepared for the purpose of complying with Rule 3-14. In the opinion of management, the statement of revenues and certain operating expenses for the unaudited interim period presented includes all adjustments, which are of a normal and recurring nature, necessary for a fair and consistent presentation of the results for such period. Operating results for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021.
Square footage, acreage, occupancy and other measures used to describe real estate included in these notes to the statements of revenues and certain operating expenses are presented on an unaudited basis.
3. Significant Accounting Policies
Rental Revenues
Minimum rent, including rental abatements, lease incentives and contractual fixed increases attributable to operating leases, is recognized on a straight-line basis over the term of the related lease and amounts expected to be received in later years are recorded as deferred rent. The adjustment to record deferred rent increased rental revenue by approximately $26,000 for the three months ended March 31, 2021 (unaudited) and increased rental revenue by $115,000 for the year ended December 31, 2020. Rental income includes $179,366 (unaudited) and $588,329 in tenant reimbursements received for the three months ended March 31, 2021 and year ended December 31, 2020, respectively.
Certain Property Operating Expenses
Certain property operating expenses include only those costs expected to be comparable to the proposed future operations of the Amazon Property. Certain property operating expenses include real estate taxes, insurance, utilities, janitorial, repairs and maintenance, landscaping, management fees and other expenses which are charged to operations as incurred. For the three months ended March 31, 2021 and the year ended December 31, 2020, real estate tax expense was $168,953 (unaudited) and $675,810, respectively. Insurance

AMAZON PROPERTY
AUSTIN, TX
Notes to Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2021 (Unaudited) and the
Year Ended December 31, 2020 (Continued)
3. Significant Accounting Policies (Continued)
expense for the three months ended March 31, 2021 and the year ended December 31, 2020 was $18,643 (unaudited) and $51,687, respectively.
Use of Estimates
The preparation of the statements of revenue and certain operating expenses, as described in Note 2 and in accordance with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from those estimates.
4. Description of Leasing Arrangements
As of March 31, 2021 and December 31, 2020, the Amazon Property’s building was 60% leased to one tenant, Amazon.com Services LLC (“Amazon”), that also leased a portion of the Amazon Property’s parking lot. The original building and parking lot lease agreements were to expire on April 30, 2029. Amazon leased approximately 96,000 square feet of the 160,000 square foot building from January 2020 through March 2021. In April 2021, the building lease was modified such that Amazon will lease the entire 160,000 square feet and extend the term of the building lease to April 30, 2031 (see Note 7). Additionally, through March 2021, the Amazon Property’s parking lot was under construction and had two completion phases. Phase one was completed in June 2020 with a portion of the parking lot leased to Amazon. In October 2020, the parking lot lease agreement was amended increasing the base rent per annum upon the date of completion. Phase two of the parking lot construction was completed in March 2021, and the entire parking lot was then leased to Amazon. Both the building and parking lot leases have the option to extend the lease term for three additional terms of five years.
5. Future Minimum Rental Commitments
As of December 31, 2020, the future minimum rental payments due under non-cancelable operating leases of the Amazon Property for the years ending December 31 and thereafter are as follows:
2021	$2,210,376
2022	2,380,433
2023	2,411,598
2024	2,443,698
2025	2,476,761
Thereafter	8,503,457
$20,426,323
Leases generally require reimbursement of the tenant’s proportional share of common area, real estate taxes, insurance and management fees, which are excluded from the amounts above.
6. Commitments and Contingencies
Landlord Contribution
The building lease provides Amazon with a landlord contribution of $1,150,000 to be applied, at Amazon’s option, against (a) the base rent coming due following April 21, 2021, (b) against the cost of any tenant-made

AMAZON PROPERTY
AUSTIN, TX
Notes to Statements of Revenues and Certain Operating Expenses
For the Three Months Ended March 31, 2021 (Unaudited) and the
Year Ended December 31, 2020 (Continued)
6. Commitments and Contingencies (Continued)
alterations and (c) against the cost of furniture, fixtures, and equipment. The allowance is available through February 8, 2022, after which, the landlord will pay the remaining balance to the tenant. As of August 24, 2021, the entire balance is outstanding.
7. Subsequent Events
FSCT evaluated subsequent events up through August 24, 2021 the date the statements of revenues and certain operating expenses were available to be issued.
In April 2021, Amazon amended its building lease agreement to lease the entire 160,000 square feet building increasing base rent by $826,880 per annum with annual increases of approximately 2.4% on the expansion space and extended the building lease expiration to April 30, 2031.

18,000,000 Common Shares
Four Springs Capital Trust

Prospectus

Morgan Stanley
Goldman Sachs & Co. LLC
Wells Fargo Securities
Mizuho Securities
Scotiabank
Wolfe | Nomura Alliance
Berenberg
R. Seelaus & Co., LLC

      , 2022
Until            , 2022 (25 days after the date of this prospectus), all dealers that effect transactions in our common shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31.   Other Expenses of Issuance and Distribution.
The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder (excluding the underwriters’ discount and commission). All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and the NYSE listing fee.
SEC Registration Fee	$28,784
FINRA Filing Fee	43,970
NYSE Listing Fees	132,340
Accounting Fees and Expenses	1,300,000
Legal Fees and Expenses	900,000
Printing Fees and Expenses	275,000
Transfer Agent and Registrar Fees	25,000
Miscellaneous	294,906
Total	$3,000,000
Item 32.   Sales to Special Parties.
None.
Item 33.   Recent Sales of Unregistered Securities.
During the past three years, we have issued and sold the following securities in transactions that were not registered under the Securities Act:
•
On November 20, 2020, we issued an aggregate of 2,500,000 Series A-1 preferred shares in a private placement offering at an offering price of $19.70 per share for aggregate gross proceeds of approximately $49,250,000.

•
On May 4, 2021 and August 11, 2021, we issued an aggregate of 7,500,000 Series A-2 preferred shares in a private placement offering at an offering price of $19.70 per share for aggregate gross proceeds of approximately $147,750,000.

•
From April 1, 2018 through the date of this registration statement, we issued 103,798 Series DRIP 1 shares to certain shareholders pursuant to our DRIP.

•
From April 1, 2018 through March 19, 2020, we issued 3,338,727 Series D preferred shares to certain shareholders pursuant to their terms of our Series D preferred shares in private placement offerings at an offering price of $20.00 per share for aggregate gross proceeds of approximately $66,700,000.

•
From April 1, 2018 through the date of this registration statement, we granted non-qualified share options to purchase 1,076 non-participating common shares at an exercise price of $46.47 per share to certain members of our board of trustees under the 2014 Equity Plan.

•
From April 29, 2021 through the date of this registration statement, we granted 895,500 LTIP Units to senior management and employees under the 2021 Equity Incentive Plan.

The issuances of securities set forth above did not involve a public offering and were made in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act or Rule 506 promulgated thereunder, or pursuant to, Rule 701 promulgated under the Securities Act. All of the persons who purchased securities in the private placements listed above were, at the time of purchase, “accredited investors” as defined under Regulation D of the Securities Act.

Item 34.   Indemnification of Directors and Officers.
The Maryland REIT Law permits a Maryland REIT to include in its charter a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.
The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of a Maryland corporation under the MGCL. In the case of directors and officers of a Maryland corporation, the MGCL permits a Maryland corporation to indemnify present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
Pursuant to our charter, we have the power, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (1) any individual who is a present or former trustee or officer of ours or (2) any individual who, while a trustee or officer of ours and at our request, serves or has served as a director, officer, partner, trustee, employee or agent of another real estate investment trust, corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any of the capacities set forth in clause (1) or (2) above. We have the power, with the approval of our board of trustees, to provide such indemnification and reimbursement of reasonable expenses in advance of final disposition of a proceeding to a person who served a predecessor of ours in any of the capacities described in clause (1) or (2) above and to any employee or agent of ours or a predecessor of ours.
Our bylaws require us to indemnify, without a preliminary determination of the ultimate entitlement to indemnification: (1) any present or former trustee or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding; and (2) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (a) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful.
In addition, our bylaws require us to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of his status as a trustee or officer provided that, in the case of a trustee or officer, we shall have received (1) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by us as authorized by the bylaws and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the applicable standard of conduct was not met. The bylaws also (1) permit us, with the approval of our trustees, to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served our predecessor in such capacity, and to any of our employees or agents of our predecessor, (2) provide that any indemnification or payment or reimbursement of the expenses permitted by our bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations and (3) permit us to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL for directors of Maryland corporations.
The Partnership Agreement also provides that we, as general partner, shall not be liable to the Operating Partnership, its partners or any other person bound by the Partnership Agreement for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Operating Partnership or any limited partners, provided we, as general partner, acted in good faith. Moreover, the Partnership Agreement provides that the Operating Partnership is required to indemnify us, our and the Operating Partnership’s trustees, officers, managers and employees and such others persons (including our and the Operating Partnership’s affiliates) as we may designate from time to time in our sole and absolute discretion from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative that relate to the operations of the Operating Partnership, except (1) if the act or omission of the person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active or deliberate dishonesty, (2) for any transaction for which the indemnified party received an improper personal benefit, in money, property or services or (3) in the case of a criminal proceeding, if the indemnified person had reasonable cause to believe that the act or omission was unlawful.
In addition to the indemnity provided in our charter, our bylaws and under Maryland law, we have entered into an Indemnification Agreement with each of our trustees and executive officers pursuant to which we have agreed to indemnify each trustee and executive officer against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, arbitration, investigation, inquiry or proceeding related to such trustee’s or executive officer’s service as our trustee or executive officer and to advance funds to such trustee or executive officer to pay expenses as they are incurred.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our trustees and officers pursuant to the foregoing provisions or otherwise, we have been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, state securities laws may limit indemnification.
Item 35.   Treatment of Proceeds from Shares Being Registered.
Not applicable.
Item 36.   Financial Statements and Exhibits.
(a)
Financial Statements. See Index to Financial Statements.

(b)
EXHIBIT INDEX
Exhibit
1.1	Form of Underwriting Agreement
3.1	Form of Amended and Restated Declaration of Trust of Four Springs Capital Trust, to be in effect upon completion of this offering
3.2	Form of Second Amended and Restated Bylaws of Four Springs Capital Trust, to be in effect upon completion of this offering
3.3	Form of Third Amended and Restated Agreement of Limited Partnership of Four Springs Capital Trust Operating Partnership, L.P., to be in effect upon completion of this offering
4.1	Form of Common Share Certificate of Four Springs Capital Trust
5.1	Opinion of Duane Morris LLP regarding the legality of the common shares being registered
8.1	Opinion of Duane Morris LLP regarding certain tax matters
10.1†*	Four Springs Capital Trust 2014 Equity Incentive Plan, dated March 19, 2014
10.2†*	Form of Restricted Share Award Certificate for the 2014 Equity Incentive Plan
10.3†*	Four Springs Capital Trust 2021 Equity Incentive Plan

Exhibit
10.4†*	Form of Stock Option Agreement for the 2021 Equity Incentive Plan
10.5†*	Form of LTIP Award Agreement
10.6†*	Nonqualified Option Agreement between Four Springs Capital Trust and James S. Vaccaro, dated March 31, 2014
10.7†*	Nonqualified Option Agreement between Four Springs Capital Trust and Stephen R. Petersen, dated March 31, 2014
10.8†*	Nonqualified Option Agreement between Four Springs Capital Trust and James S. Vaccaro, dated September 17, 2015
10.9†*	Nonqualified Option Agreement between Four Springs Capital Trust and Stephen R. Petersen, dated September 17, 2015
10.10†*	Nonqualified Option Agreement between Four Springs Capital Trust and Peter S. Reinhart, dated October 1, 2015
10.11†*	Amended and Restated Employment Agreement between Four Springs Capital Trust and William Dioguardi, dated May 19, 2017
10.12†*	Amended and Restated Employment Agreement between Four Springs Capital Trust and Coby Johnson, dated May 19, 2017
10.13†*	Employment Agreement between Four Springs Capital Trust and John E. Warch, dated December 3, 2014
10.14†*	Employment Agreement between Four Springs Capital Trust and Cynthia M. Daly, dated December 3, 2014
10.15†*	Employment Agreement between Four Springs Capital Trust and Jared W. Morgan, dated August 1, 2016
10.16†*	Form of Indemnification Agreement between Four Springs Capital Trust and each of its trustees and executive officers
10.17*
Amended and Restated Credit Agreement, dated as of October 30, 2020, by and among Four Springs Capital Trust Operating Partnership, L.P., Four Springs Capital Trust, the other guarantors party thereto, M&T Bank and the other lenders party thereto

10.18*	Amended and Restated Guaranty, dated October 30, 2020, by and among Four Springs Capital Trust and the other guarantors party thereto
10.19*	Credit Agreement, dated October 30, 2020, by and among Four Springs Capital Trust, Magnetar Constellation Master Fund, Ltd, the other lenders party thereto, Magnetar Financial LLC, and U.S. Bank National Association
10.20*	Amended and Restated Series A-1 Preferred Share Investor Rights Agreement, dated May 3, 2021, by and among Four Springs Capital Trust, Goldman Sachs Asset Management, L.P. and the other signatories thereto
10.21*	Series A-2 Preferred Share Investor Rights Agreement, dated May 3, 2021, by and among Four Springs Capital Trust and the signatories thereto
10.22*	Form of Amended and Restated DST Trust Agreement
10.23
Form of Credit Agreement, by and among Four Springs Capital Trust Operating Partnership, L.P., Four Springs Capital Trust, each of the financial institutions initially a signatory thereto and Wells Fargo Bank, National Association, as Administrative Agent

10.24	Amendment No. 1 to Amended and Restated Series A-1 Preferred Share Investor RightsAgreement, dated December 20, 2021, by and among Four Springs Capital Trust and the signatories thereto
10.25	Amendment No. 1 to Series A-2 Preferred Share Investor Rights Agreement, dated December 20, 2021, by and among Four Springs Capital Trust and the signatories thereto
10.26†	Form of LTIP Award Agreement (performance-based vesting)

Exhibit
10.27†	Form of LTIP Award Agreement (time-based vesting)
10.28†	First Amendment to Employment Agreement, effective April 29, 2021, by and between FourSprings Capital Trust and Jared W. Morgan
10.29†	First Amendment to Employment Agreement, effective April 29, 2021, by and between FourSprings Capital Trust and John E. Warch
21.1*	List of Subsidiaries of Four Springs Capital Trust
23.1	Consent of BDO USA, LLP, independent registered public accounting firm
23.2	Consent of Duane Morris LLP (included in Exhibit 5.1)
23.3	Consent of Duane Morris LLP (included in Exhibit 8.1)
23.4*	Consent to be Named as Trustee Nominee (Elizabeth A. Picklo-Smith)
23.5*	Consent of Rosen Consulting Group

*
Previously filed.

†
Indicates management contract or compensatory plan or arrangement.

Item 37.   Undertakings.
The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
1.
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.
For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Como, State of New Jersey, on this 10th day of January, 2022.
FOUR SPRINGS CAPITAL TRUST
By:	/s/ William P. Dioguardi William P. Dioguardi Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ William P. Dioguardi William P. Dioguardi	Chairman of the Board of Trustees and Chief Executive Officer (principal executive officer)	January 10, 2022
* John E. Warch	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	January 10, 2022
* Coby R. Johnson	Trustee, President, Chief Operating Officer and Secretary	January 10, 2022
* Spencer F. Segura	Trustee	January 10, 2022
* Stephen R. Petersen	Trustee	January 10, 2022
* James S. Vaccaro	Trustee	January 10, 2022
* Peter S. Reinhart	Trustee	January 10, 2022
* Michael S. Dana	Trustee	January 10, 2022
* Matthew B. Settle	Trustee	January 10, 2022
*By: /s/ William P. Dioguardi William P. Dioguardi Attorney-in-Fact